Information contained herein is subject to completion. These securities may not be sold nor may offers to buy be accepted prior to the time a final prospectus is delivered. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities of any such State.

                 SUBJECT TO COMPLETION, DATED FEBRUARY 10, 1999

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED OCTOBER 9, 1998)

                           $764,782,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                                  AS DEPOSITOR
                         RESIDENTIAL FUNDING CORPORATION
                    MORGAN STANLEY MORTGAGE CAPITAL INC. AND
                       WACHOVIA BANK, NATIONAL ASSOCIATION
                            AS MORTGAGE LOAN SELLERS

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1999-RM1

                      -------------------------------------

      Morgan Stanley Capital I Inc. is offering certain classes of its Series 1999-RM1 Commercial Mortgage Pass-Through Certificates, which represent beneficial ownership interests in a trust. The trust's assets will primarily be 221 mortgage loans secured by first liens on 235 commercial properties. The Series 1999-RM1 Certificates are not obligations of Morgan Stanley Capital I Inc. or any of its affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency.

                      -------------------------------------

      Morgan Stanley Capital I Inc. will not list the offered certificates on any national securities exchange or on any automated quotation system of any registered securities association such as NASDAQ

                      -------------------------------------

INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-25 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 15 OF THE PROSPECTUS.

                      -------------------------------------

          Certain characteristics of the offered certificates include:

                                                                                                    RATED FINAL
                    APPROXIMATE INITIAL          INITIAL              RATE        EXPECTED RATINGS  DISTRIBUTION
                  CERTIFICATE PRINCIPAL(1)  PASS-THROUGH RATE(2)  DESCRIPTION(3)  (DCR/MOODY'S)(4)     DATE(4)
Class A-1.......       $183,000,000                6.00%              Fixed            AAA/Aaa      Dec 15, 2031
Class A-2.......       $429,255,000                6.31%              Fixed            AAA/Aaa      Dec 15, 2031
Class B.........       $ 42,966,000                6.45%              Fixed             AA/Aa2      Dec 15, 2031
Class C.........       $ 45,133,000                6.70%              Fixed              A/A2       Dec 15, 2031
Class D.........       $ 12,890,000            NWAC - 0.28%         Variable            A-/A3       Dec 15, 2031
Class E.........       $ 34,372,000            NWAC - 0.03%         Variable           BBB/Baa2     Dec 15, 2031
Class F.........       $ 17,186,000            NWAC - 0.03%         Variable           BBB-/NR      Dec 15, 2031

(Footnotes to table on page S-3)

                      -------------------------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this prospectus supplement or the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

Morgan Stanley & Co. Incorporated and Residential Funding Securities Corporation will purchase the offered certificates from Morgan Stanley Capital I Inc. and will offer them to the public at negotiated prices determined at the time of sale. Morgan Stanley & Co. Incorporated and Residential Funding Securities Corporation expect to deliver the offered certificates to purchasers on March , 1999. Morgan Stanley Capital I Inc. expects to receive from this offering
approximately   % of the initial principal amount of the offered certificates, plus accrued interest from March 1, 1999 before deducting expenses payable by Morgan Stanley Capital I Inc.

                      -------------------------------------

MORGAN STANLEY DEAN WITTER
                   RESIDENTIAL FUNDING SECURITIES CORPORATION

          THE DATE OF THIS PROSPECTUS SUPPLEMENT IS FEBRUARY   , 1999

                          MORGAN STANLEY CAPITAL I INC.
--------------------------------------------------------------------------------

         Commercial Mortgage Pass-Through Certificates, Series 1999-RM1
                      Geographic Overview of Mortgage Pool

               [MAP SHOWING GEOGRAPHIC OVERVIEW OF MORTGAGE POOL]

------------------
(1)   Approximate; subject to a variance of plus or minus 5%.
(2) The pass-through rates for the Class A-1, A-2, Class B, Class C, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates for each distribution date will be equal to the fixed rates per annum set forth in the table; provided, in each case, that such pass-through rate will not exceed the WAC Rate (as defined herein) for such distribution date. The initial pass-through rates for the Class X, Class D, Class E and Class F Certificates set forth in the table are the approximate initial pass-through rates. The pass-through rates for the Class X, Class D, Class E and Class F Certificates are variable and, subsequent to the initial distribution date, will be determined as described in "Description of the Certificates--Pass-Through Rates" herein.
(3) "Fixed" and "WAC" are descriptions of the types of pass-through rates borne by the related classes.
(4) See "Ratings" herein. The Rated Final Distribution Date for each class of rated certificates is the distribution date in December 2031.

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

      Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. IF THE TERMS OF THE OFFERED CERTIFICATES VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

      You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information in this prospectus supplement is accurate only as of the date of this prospectus supplement.

      This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

      Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption "Index of Terms for Prospectus Supplement" beginning on page S-105 in this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page 102 in the prospectus.

                          -----------------------------

      In this prospectus supplement, the terms "Depositor," "we," "us" and "our" refer to Morgan Stanley Capital I Inc.

                          -----------------------------

      Until the date that is ninety days from the date of this prospectus supplement, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and the accompanying prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

SUMMARY OF TERMS.............................................................S-8

RISK FACTORS................................................................S-25

DESCRIPTION OF THE CERTIFICATES.............................................S-49
   General..................................................................S-49
   Registration; Denominations..............................................S-49
   Book-Entry Registration..................................................S-49
   Certificate Balances and Notional Amounts................................S-50
   Pass-Through Rates.......................................................S-51
   Distributions............................................................S-52
   Appraisal Reductions.....................................................S-57
   Subordination; Allocation of Losses and Certain Expenses.................S-57
   Prepayment Interest Shortfalls...........................................S-59
   Optional Termination.....................................................S-59
   Advances.................................................................S-59
   Reports to Certificateholders; Available Information.....................S-61
   Book-Entry Certificates..................................................S-64
   Example of Distributions.................................................S-64
   Voting Rights............................................................S-65
   The Trustee and the Fiscal Agent.........................................S-65

MATURITY CONSIDERATIONS.....................................................S-66

YIELD CONSIDERATIONS........................................................S-72
   General..................................................................S-72
   Rate and Timing of Principal Payments....................................S-72
   Losses and Shortfalls....................................................S-73
   Certain Relevant Factors.................................................S-73
   Delay in Payment of Distributions........................................S-73

DESCRIPTION OF THE MORTGAGE POOL............................................S-73
   General..................................................................S-73
   Certain Terms and Characteristics of the Mortgage Loans..................S-75
   Assessments of Property Value and Condition..............................S-79
   Additional Mortgage Loan Information.....................................S-80
   Standard Hazard Insurance................................................S-82
   The Sellers..............................................................S-83
   Assignment of the Mortgage Loans.........................................S-83
   Representations and Warranties...........................................S-84
   Repurchases and Other Remedies...........................................S-86
   Changes in Mortgage Pool Characteristics.................................S-87

SERVICING OF THE MORTGAGE LOANS.............................................S-87
   General..................................................................S-87
   The Master Servicer and the Special Servicer.............................S-90
   Sub-Servicers............................................................S-90
   Servicing and Other Compensation and Payment of Expenses.................S-90
   The Operating Adviser....................................................S-92
   Mortgage Loan Modifications..............................................S-92
   Sale of Defaulted Mortgage Loans and REO Properties......................S-94
   REO Properties...........................................................S-94

   Inspections; Collection of Operating Information.........................S-95
   Maintenance of Master Servicer/Special Servicer Acceptability............S-95

CERTAIN FEDERAL INCOME TAX CONSEQUENCES.....................................S-95
   General..................................................................S-95
   Original Issue Discount and Premium......................................S-96
   Additional Considerations................................................S-98

ERISA CONSIDERATIONS........................................................S-99
   Plan Asset Regulation....................................................S-99
   Individual Exemption.....................................................S-99
   Other Exemptions........................................................S-101
   Insurance Company Purchasers............................................S-101

LEGAL INVESTMENT...........................................................S-102

USE OF PROCEEDS............................................................S-102

PLAN OF DISTRIBUTION.......................................................S-102

LEGAL MATTERS..............................................................S-104

RATINGS....................................................................S-104

INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT...................................S-105

APPENDIX I   - MORTGAGE POOL
  INFORMATION.....................................I-1
APPENDIX II  - CERTAIN
  CHARACTERISTICS OF THE MORTGAGE
  LOANS AND ADDITIONAL
  INFORMATION REGARDING THE
  MULTIFAMILY LOANS..............................II-1
APPENDIX III - LARGEST LOAN
  SUMMARIES.....................................III-1
APPENDIX IV  - FORM OF TRUSTEE
  REPORTS........................................IV-1

TERM SHEET........................................T-1

                                EXECUTIVE SUMMARY

This Executive Summary highlights selected information regarding the offered certificates. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES AND THE UNDERLYING MORTGAGE LOANS, READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                              CERTIFICATE STRUCTURE

Approximate                                                                     Approximate
Credit Support                                                                  Percent of
                                                                                Total
                                                                                Certificates
                                       ---------------------------------------
                                                      INITIAL
                                                    CERTIFICATE    EXPECTED
                                                     PRINCIPAL     RATINGS
                                         CLASS        AMOUNT     (DCR/MOODY'S)
                --------------------------------------------------------------
                CLASS X(2)             CLASS A-1   $183,000,000     AAA/Aaa        21.30%
                $859,306,538
                (Approximate Notional
                Amount)
                                       ---------------------------------------
   28.75(1)%                           CLASS A-2   $429,255,000     AAA/Aaa        49.95%
                                       ---------------------------------------
    23.75%                             CLASS B     $ 42,966,000     AA/Aa2          5.00%
                                       ---------------------------------------
    18.50%                             CLASS C     $ 45,113,000      A/A2           5.25%
                                       ---------------------------------------
    17.00%                             CLASS D     $ 12,890,000      A-/A3          1.50%
                                       ---------------------------------------
    13.00%                             CLASS E     $ 34,372,000    BBB/Baa2         4.00%
                                       ---------------------------------------
    11.00%                             CLASS F     $ 17,186,000     BBB-/NR         2.00%
                                       ---------------------------------------
     9.75%                             CLASS G(2)  $ 10,741,000     BB+/Ba1         1.25%
                                       ---------------------------------------
     7.00%                             CLASS H(2)  $ 23,631,000     BB/Ba2          2.75%
                                       ---------------------------------------
     6.00%                             CLASS J(2)  $  8,593,000     BB-/NR          1.00%
                                       ---------------------------------------
     4.50%                             CLASS K(2)  $ 12,890,000      B+/NR          1.50%
                                       ---------------------------------------
     3.75%                             CLASS L(2)  $  6,445,000      B/Ba2          0.75%
                                       ---------------------------------------
     2.75%                             CLASS M(2)  $  8,593,000     B-/Ba3          1.00%
                                       ---------------------------------------
     1.75%                             CLASS N(2)  $  8,593,000    CCC/Caa2         1.00%
                                       ---------------------------------------
     0.00%                             CLASS O(2)  $ 15,038,538      NR/NR          1.75%
                --------------------------------------------------------------

(1) Represents the approximate credit support for the Class A-1 and Class A-2 Certificates in the aggregate.
(2)   Not offered hereby.

      The Class R-I, R-II and R-III Certificates are not represented in this table.

--------------------------------------------------------------------------------

                               CERTIFICATE SUMMARY

==============================================================================================================
                         APPROXIMATE
                     INITIAL CERTIFICATE                   INITIAL                         WEIGHTED
 APPROXIMATE            PRINCIPAL OR                     PASS-THROUGH        EXPECTED      AVERAGE
   CREDIT                 NOTIONAL        APPROXIMATE    RATE AND RATE       RATINGS        LIFE     PRINCIPAL
   SUPPORT    CLASS       AMOUNT(1)       % OF TOTAL   DESCRIPTION(2)(3)  DCR/MOODY'S(4)  (YRS.)(5)  WINDOW(5)
==============================================================================================================
              Offered Certificates
==============================================================================================================
               A-1       $183,000,000       21.30%      6.00% (fixed)        AAA/Aaa         5.50      1-106
               -----------------------------------------------------------------------------------------------
   28.75%(6)   A-2       $429,255,000       49.95%      6.31% (fixed)        AAA/Aaa         9.44     106-115
--------------------------------------------------------------------------------------------------------------
   23.75%       B        $ 42,966,000        5.00%      6.45% (fixed)         AA/Aa2         9.67     115-116
--------------------------------------------------------------------------------------------------------------
   18.50%       C        $ 45,113,000        5.25%      6.70% (fixed)          A/A2          9.70     116-116
--------------------------------------------------------------------------------------------------------------
   17.00%       D        $ 12,890,000        1.50%      7.13% (NWAC)          A-/A3          9.77     116-117
--------------------------------------------------------------------------------------------------------------
   13.00%       E        $ 34,372,000        4.00%      7.38% (NWAC)         BBB/Baa2        9.78     117-117
--------------------------------------------------------------------------------------------------------------
   11.00%       F        $ 17,186,000        2.00%      7.38% (NWAC)         BBB-/NR         9.95     117-122
==============================================================================================================
              Non-Offered Certificates
==============================================================================================================
                         $859,306,538                  % 1.09 (Variable
    N/A        X(7)     (Notional)           N/A          Rate IO)           AAA/Aaa         9.14       --
--------------------------------------------------------------------------------------------------------------
    9.75%       G        $ 10,741,000        1.25%      6.00% (fixed)        BB+/Ba1        10.39     122-130
--------------------------------------------------------------------------------------------------------------
    7.00%       H        $ 23,631,000        2.75%      6.00% (fixed)         BB/Ba2        12.03     130-157
--------------------------------------------------------------------------------------------------------------
    6.00%       J        $  8,593,000        1.00%      6.00% (fixed)         BB-/NR        13.48     157-168
--------------------------------------------------------------------------------------------------------------
    4.50%       K        $ 12,890,000        1.50%      6.00% (fixed)         B+/NR         14.10     168-171
--------------------------------------------------------------------------------------------------------------
    3.75%       L        $  6,445,000        0.75%      6.00% (fixed)         B/Ba2         14.52     171-175
--------------------------------------------------------------------------------------------------------------
    2.75%       M        $  8,593,000        1.00%      6.00% (fixed)         B-/Ba3        14.61     175-175
--------------------------------------------------------------------------------------------------------------
    1.75%       N        $  8,593,000        1.00%      6.00% (fixed)         CCC/Caa2      14.68     175-177
--------------------------------------------------------------------------------------------------------------
    0.00%      O(8)      $ 15,038,538        1.75%      6.00% (fixed)         NR/NR         17.75     177-234
==============================================================================================================

(1)   Approximate; subject to a variance of plus or minus 5%.
(2) "Fixed" and "NWAC" are descriptions of the types of pass-through rates borne by the related classes. "IO" designates that Class X is entitled only to distributions of interest; it will not receive distributions of principal.
(3) The pass-through rates for the Class A-1, Class A-2, Class B, Class C, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates for each distribution date will be equal to the fixed rates per annum set forth in the table; provided, in each case, that such pass-through rate will not exceed the NWAC Rate (as defined herein) for such distribution date. The initial pass-through rates for the Class X and the Class D, Class E, and Class F Certificates set forth in the table are the approximate initial pass-through rates. The pass-through rates for the Interest Only Certificates and the Class D, Class E, and Class F Certificates are variable and, subsequent to the initial distribution date, will be determined as described in "Description of the Certificates--Pass-Through Rates" herein.
(4)   See "Ratings" herein. "NR" means not rated.
(5) The principal window is expressed in months following the closing date and reflects the period during which distributions of principal would be received. The Weighted Average Life and principal window figures set forth above are based on the following assumptions, among others: (i) no losses on the underlying mortgage loans; (ii) no extensions of maturity dates of mortgage loans that do not have anticipated repayment dates; and (iii) prepayment in full on the "anticipated repayment date" of each mortgage loan having such a date. See the assumptions set forth under "Maturity Considerations" in this prospectus supplement.
(6) Represents the approximate credit support for the Class A-1 and Class A-2 Certificates in the aggregate.
(7) The Class X Certificates will not have a Principal Amount. Interest will accrue on the notional amount thereof, at a rate equal to the NWAC Rate minus the weighted average of the Pass-Through Rates of the classes of certificates that have Principal Amounts.
(8) The Class O Certificates are an investment unit consisting of a REMIC regular interest and beneficial ownership of Excess Interest in respect of mortgage loans having a hyper-amortization feature.

The Class R Certificates are not represented in this table and are not offered hereby.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                SUMMARY OF TERMS

This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY.

                           RELEVANT PARTIES AND DATES

DEPOSITOR...........................   Morgan Stanley Capital I Inc.


MASTER SERVICER.....................   AMRESCO Services, L.P. See "Servicing of
                                       the Mortgage Loans" and "Description of
                                       the Certificates--Advances" in this
                                       prospectus supplement.

SPECIAL SERVICER....................   Banc One Mortgage Capital Markets LLP.
                                       See "Servicing of the Mortgage Loans--The
                                       Operating Adviser" and "--General" in
                                       this prospectus supplement.

TRUSTEE.............................   LaSalle National Bank. See "Description
                                       of the Certificates--The Trustee and the Fiscal Agent" and "--Advances" in this prospectus supplement.

FISCAL AGENT........................   ABN AMRO Bank N.V., a Netherlands banking
                                       corporation and indirect corporate parent of the Trustee. See "Description of the Certificates--The Trustee and the Fiscal
                                       Agent" and "--Advances" in this
                                       prospectus supplement.

OPERATING ADVISER...................   The holders of certificates representing
                                       more than 50% of the aggregate
                                       certificate balance of the most
                                       subordinate class of certificates (with
                                       Principal Amounts) outstanding at any
                                       time of determination (or, if the
                                       aggregate balance of such class of
                                       certificates is less than 25% of the
                                       initial aggregate certificate balance of such class, of the next most subordinate class of certificates (with Principal
                                       Amounts)) may appoint a representative
                                       for the purposes described in this
                                       prospectus supplement. See "Servicing of the Mortgage Loans--The Operating
                                       Adviser" and "--General" in this
                                       prospectus supplement.

MORTGAGE LOAN SELLERS...............   Residential Funding Corporation, as to
                                       103 mortgage loans, representing 46.5% of the aggregate principal balance of the mortgage pool; Wachovia Bank, National
                                       Association, as to 39 mortgage loans,
                                       representing 13.8% of the aggregate
                                       principal balance of the mortgage pool;
                                       and Morgan Stanley Mortgage Capital Inc., as to 87 mortgage loans, representing
                                       39.7% of the aggregate principal balance of the mortgage pool. Although there are 221 mortgage loans secured by 235 properties in the mortgage pool, for the purposes of this prospectus supplement, certain of the multiproperty loans are deemed to be multiple loans each secured by an individual property; hence, in certain instances herein, the total number of loans described will total 229.
                                       See "Description of the Mortgage
                                       Pool--The Sellers" in this prospectus
                                       supplement.

UNDERWRITERS........................   Morgan Stanley & Co. Incorporated and
                                       Residential Funding Securities
                                       Corporation. See "Plan of Distribution"
                                       in this prospectus supplement.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

CUT-OFF DATE........................   March 1, 1999.

CLOSING DATE........................   On or about March _, 1999.

DISTRIBUTION DATE...................   The 15th day of each month, or, if such
                                       15th day is not a business day, the
                                       business day immediately following such
                                       15th day, commencing in April 1999.

RECORD DATE.........................   With respect to each distribution date,
                                       the close of business on the last
                                       business day of the preceding month.

                               OFFERED SECURITIES

GENERAL.............................   The following 7 classes of Commercial
                                       Mortgage Pass-Through Certificates are
                                       being offered by this prospectus
                                       supplement (collectively, the "Offered
                                       Certificates") as part of Series
                                       1999-RM1:

                                             o  Class A-1
                                             o  Class A-2
                                             o  Class B
                                             o  Class C
                                             o  Class D
                                             o  Class E
                                             o  Class F

                                       Series 1999-RM1 will consist of a total
                                       of 19 classes, the following twelve of
                                       which are not being offered through this prospectus supplement and the accompanying prospectus: Class X, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O and Class R-I, Class R-II and Class R-III (collectively, the "Private Certificates").

                                       The Offered Certificates and the Private
                                       Certificates will represent beneficial
                                       ownership interests in a trust created by Morgan Stanley Capital I Inc. The trust's assets will primarily be 221 mortgage loans secured by first liens on 235 commercial and multifamily properties.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

CERTIFICATE PRINCIPAL AMOUNT........   Your certificates will have the
                                       approximate aggregate initial principal
                                       amount set forth below, subject to a
                                       variance of plus or minus 5%:

                                       -----------------------------------------
                                       Class A-1  $183,000,000  Principal Amount
                                       -----------------------------------------
                                       Class A-2  $429,255,000  Principal Amount
                                       -----------------------------------------
                                        Class B   $ 42,966,000  Principal Amount
                                       -----------------------------------------
                                        Class C   $ 45,113,000  Principal Amount
                                       -----------------------------------------
                                        Class D   $ 12,890,000  Principal Amount
                                       -----------------------------------------
                                        Class E   $ 34,372,000  Principal Amount
                                       -----------------------------------------
                                        Class F   $ 17,186,000  Principal Amount
                                       -----------------------------------------

PASS-THROUGH RATES
      A. OFFERED CERTIFICATES.......   Your certificates will accrue interest at
                                       an annual rate called a "Pass-Through
                                       Rate" which is set forth below:

                                             -----------------------------------
                                             Class A-1     6.00%, but not in
                                                           excess of NWAC Rate
                                             -----------------------------------
                                             Class A-2     6.31%, but not in
                                                           excess of NWAC Rate
                                             -----------------------------------
                                             Class B       6.45%, but not in
                                                           excess of NWAC Rate
                                             -----------------------------------
                                             Class C       6.70%, but not in
                                                           excess of NWAC Rate
                                             -----------------------------------
                                             Class D       NWAC Rate minus 0.28%
                                             -----------------------------------
                                             Class E       NWAC Rate minus 0.03%
                                             -----------------------------------
                                             Class F       NWAC Rate minus 0.03%
                                             -----------------------------------

                                       Interest on the Offered Certificates will be calculated based on a 360-day year consisting of twelve 30-day months, or a 30/360 basis.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                       The "NWAC Rate" for a particular
                                       distribution date is a weighted average
                                       of the mortgage loan interest rates in
                                       effect as of the first day of the
                                       preceding month, minus the weighted
                                       average annual administrative cost of
                                       0.1093% (which includes the servicing fee rates, and the Trustee fee rate), and adjusted as set forth herein. The weighting of this average is based upon the respective principal balances of those mortgage loans.

      B. CLASS X CERTIFICATES.......   The Pass-Through Rate on the Class X
                                       Certificates will be equal to the NWAC
                                       Rate minus the weighted average of the
                                       Pass-Through Rates of the classes of
                                       certificates that have principal amounts.
                                       The weighting will be based upon the
                                       respective principal amount of those
                                       classes.

                                       The notional amount of the Class X
                                       Certificates will generally be equal to
                                       100% of the aggregate principal balance
                                       of the mortgage loans outstanding from
                                       time to time. The Class X Certificates
                                       will receive interest only; they will not be entitled to distributions of principal.

                                       For purposes of calculating the Class X
                                       Pass-Through Rates, the mortgage loan
                                       interest rates will not reflect any
                                       default interest rate or any rate
                                       increase occurring after an anticipated
                                       repayment date. The mortgage loan
                                       interest rates will also be determined
                                       without regard to any loan term
                                       modifications agreed to by the Special
                                       Servicer or resulting from the borrower's bankruptcy or insolvency. In addition, if a mortgage loan does not accrue interest on a 30/360 basis, its interest rate for any month that is not a 30-day month will be recalculated so that the amount of interest that would accrue at that rate in such month, calculated on a 30/360 basis, will equal the amount of interest that actually accrues on that loan in that month.

DISTRIBUTIONS

      A. AMOUNT AND ORDER
           OF DISTRIBUTIONS.........   On each distribution date, funds
                                       available for distribution from the
                                       mortgage loans, net of specified trust
                                       expenses, will be distributed in the
                                       following amounts and order of priority:

                                       Step 1/Class A and Class X: To interest
                                       on Classes A-1 and A-2 and Class X, pro
                                       rata, in accordance with their interest
                                       entitlements.

                                       Step 2/Class A: To the extent of funds
                                       available for principal, to principal on Classes A-1 and A-2, in that order, until reduced to zero. If each class of certificates other than Class A has been reduced to zero, funds available for principal will be distributed to Classes A-1 and A-2, pro rata, rather than sequentially.

                                       Step 3/Class A: To reimburse Classes A-1 and A-2, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes.

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                                      S-11
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                                       Step 4/Class B: To Class B as follows:
                                       (a) to interest on Class B in the amount of its interest entitlement; (b) to the extent of funds available for principal, to principal on Class B until reduced to zero; and (c) to reimburse Class B for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class, together with interest.

                                       Step 5/Class C: To Class C in a manner
                                       analogous to the Class B allocations of
                                       Step 4.

                                       Step 6/Class D: To Class D in a manner
                                       analogous to the Class B allocations of
                                       Step 4.

                                       Step 7/Class E: To Class E in a manner
                                       analogous to the Class B allocations of
                                       Step 4.

                                       Step 8/Class F: To Class F in a manner
                                       analogous to the Class B allocations of
                                       Step 4.

                                       Step 9/Subordinate Private Certificates:
                                       In the amounts and order of priority
                                       described in "Description of the
                                       Certificates--Distributions" in this
                                       prospectus supplement.

      B. INTEREST AND PRINCIPAL
           ENTITLEMENTS.............   A description of each class's interest
                                       entitlement can be found in "Description of the Certificates--Distributions" in this prospectus supplement. As described in such section, there are circumstances relating to the timing of prepayments in which your interest entitlement for a distribution date could be less than one full month's interest at the Pass-Through
                                       Rate on your certificate's principal
                                       amount or notional amount.

                                       The amount of principal required to be
                                       distributed to the classes entitled to
                                       principal on a particular distribution
                                       date also can be found in "Description of the Certificates--Distributions" in this prospectus supplement.

      C. PREPAYMENT
           PREMIUMS.................   The manner in which any prepayment
                                       premiums and yield maintenance premiums
                                       received during a particular collection
                                       period will be allocated to the Class X
                                       Certificates, on the one hand, and the
                                       classes of certificates entitled to
                                       principal, on the other hand, is
                                       described in "Description of the
                                       Certificates--Distributions" in this
                                       prospectus supplement.

SUBORDINATION

      A. GENERAL....................   The chart below describes the manner in
                                       which the rights of various classes will be senior to the rights of other classes.
                                       Entitlement to receive principal and
                                       interest on any distribution date is
                                       depicted in descending order. The manner in which mortgage loan losses are allocated is depicted in ascending order.
                                       (However, no principal payments or loan
                                       losses will be allocated to the Class X
                                       Certificates).

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                                      S-12
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                                               ----------------------------
                                                  Class A-1, Class A-2,
                                                         Class X
                                               ----------------------------
                                                            |
                                               ----------------------------
                                                         Class B
                                               ----------------------------
                                                            |
                                               ----------------------------
                                                         Class C
                                               ----------------------------
                                                            |
                                               ----------------------------
                                                         Class D
                                               ----------------------------
                                                            |
                                               ----------------------------
                                                         Class E
                                               ----------------------------
                                                            |
                                               ----------------------------
                                                         Class F
                                               ----------------------------
                                                            |
                                               ----------------------------
                                                         Class G
                                               ----------------------------
                                                            |
                                               ----------------------------
                                                         Class H
                                               ----------------------------
                                                            |
                                               ----------------------------
                                                         Class J
                                               ----------------------------
                                                            |
                                               ----------------------------
                                                         Class K
                                               ----------------------------
                                                            |
                                               ----------------------------
                                                         Class L
                                               ----------------------------
                                                            |
                                               ----------------------------
                                                         Class M
                                               ----------------------------
                                                            |
                                               ----------------------------
                                                         Class N
                                               ----------------------------
                                                            |
                                               ----------------------------
                                                         Class O
                                               ----------------------------

                                       NO OTHER FORM OF CREDIT ENHANCEMENT WILL
                                       BE AVAILABLE FOR THE BENEFIT OF THE
                                       HOLDERS OF THE OFFERED CERTIFICATES.

                                       See "Description of the Certificates" in this prospectus supplement.

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                                      S-13
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      B. SHORTFALLS IN AVAILABLE
           FUNDS....................   The following types of shortfalls in
                                       available funds will be allocated in the same manner as mortgage loan losses: (i) shortfalls resulting from additional compensation (other than the servicing fee) which the Master Servicer or Special
                                       Servicer is entitled to receive; (ii)
                                       shortfalls resulting from interest on
                                       Advances made by the Master Servicer, the Trustee or the Fiscal Agent (to the extent not covered by default interest and late payment charges paid by the borrower); (iii) shortfalls resulting from extraordinary expenses of the trust;
                                       and (iv) shortfalls resulting from a
                                       reduction of a mortgage loan's interest
                                       rate by a bankruptcy court or from other unanticipated or default-related expenses of the trust.

                                       Shortfalls in mortgage loan interest as a result of the timing of prepayments (net of the Master Servicer's servicing fee payable on the related distribution date) will be allocated to each class of certificates, pro rata, based upon their respective interest entitlements.

                                       See "Description of the
                                       Certificates-Distributions" in this
                                       prospectus supplement.

                                THE MORTGAGE POOL

CHARACTERISTICS OF THE
MORTGAGE POOL

      A. GENERAL....................   For a more complete description of the
                                       mortgage loans, see the following
                                       sections in this prospectus supplement:

                                       o  Description of the mortgage pool;

                                       o  Appendix I (characteristics of the
                                          mortgage loans);

                                       o  Appendix II (characteristics of each
                                          mortgage loan on a
                                          property-by-property basis and certain
                                          information regarding the multifamily
                                          loans; and

                                       o  Appendix III (descriptions of the
                                          largest mortgage loans).

                                       All numerical information provided in
                                       this prospectus supplement with respect
                                       to the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects weighting of the mortgage loans by the unpaid principal balance of the mortgage loans as of the Cut-off Date.

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                                      S-14
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      B. PRINCIPAL BALANCES.........   The trust's primary assets will be 221
                                       mortgage loans with an initial principal balance of $859,306,538, subject to a permitted variance of plus or minus 5%.
                                       As of March 1, 1999, the outstanding
                                       principal balances of the mortgage loans in the mortgage pool ranged from $516,977 to $36,790,447 and the mortgage loans had an average balance of $3,752,430. See
                                       "Description of the Mortgage
                                       Pool--Certain Terms and Characteristics
                                       of the Mortgage Loans" in this prospectus supplement.

      C. NON-RECOURSE...............   Substantially all of the mortgage loans
                                       are non-recourse obligations. No mortgage loan will be insured or guaranteed by any governmental entity or private insurer, or by any other person.

      D. FEE SIMPLE/LEASEHOLD.......   Each mortgage loan is secured by a first
                                       mortgage lien on the borrower's fee
                                       simple (or, in 3 cases, which represent
                                       2.3% of the initial outstanding pool
                                       balance, leasehold and in 1 case, which
                                       represents 0.6% of the initial
                                       outstanding pool balance, a leasehold
                                       interest in a portion of the property and a fee interest in the remainder of the property) estate in an income-producing real property.

      E. PROPERTY PURPOSE...........   Set forth below are the number of
                                       mortgage loans, and the approximate
                                       percentage of the initial pool balance
                                       represented by such mortgage loans, that are secured by mortgaged properties operated for each indicated purpose:

                                                        Percentage of  Number of
                                                        Initial Pool   Mortgage
                                      Property Type        Balance      Loans
                                  ----------------------------------------------
                                  Retail                    31.9%         62
                                  ----------------------------------------------
                                  Multifamily               22.9%         64
                                  ----------------------------------------------
                                  Office                    18.4%         43
                                  ----------------------------------------------
                                  Hospitality               10.4%         15
                                  ----------------------------------------------
                                  Industrial                9.3%          27
                                  ----------------------------------------------
                                  Mixed Use                 4.6%          10
                                  ----------------------------------------------
                                  Self-Storage              1.3%           5
                                  ----------------------------------------------
                                  Manufactured Housing      0.9%           2
                                  ----------------------------------------------
                                  Other                     0.3%           1
                                  ----------------------------------------------

      F. PROPERTY LOCATION..........   The number of mortgage loans, and the
                                       approximate percentage of the initial
                                       pool balance represented by such

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                                      S-15

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                                       mortgage loans, that are secured by
                                       mortgaged properties located in the five states with the highest concentrations of mortgaged properties are:

                                                        Percentage of  Number of
                                                        Initial Pool   Mortgage
                                        State              Balance      Loans
                                  ----------------------------------------------
                                  California                25.7%         48
                                  ----------------------------------------------
                                    Southern                14.7%         30
                                    California
                                  ----------------------------------------------
                                    Northern                11.0%         18
                                    California
                                  ----------------------------------------------
                                  Georgia                   11.9%         34
                                  ----------------------------------------------
                                  Florida                    8.4%         10
                                  ----------------------------------------------
                                  Virginia                   7.1%         18
                                  ----------------------------------------------
                                  North Carolina             6.3%         13
                                  ----------------------------------------------

                                       The remaining mortgaged properties are
                                       located throughout 29 other states and
                                       the District of Columbia. No other state has a concentration of mortgaged properties that represents security for more than 4.9% of the initial outstanding pool balance. See Appendix I hereto.

      G. OTHER MORTGAGE LOAN
           FEATURES.................   As of March 1, 1999, the mortgage loans
                                       had the following approximate
                                       characteristics:

                                             o  No scheduled payment of
                                                principal and interest on any
                                                mortgage loan was thirty days or
                                                more past due, and no mortgage
                                                loan has been thirty days or
                                                more delinquent in the past
                                                year.

                                             o  One (1) group of mortgage loans,
                                                which represents 0.2% of the
                                                initial outstanding pool balance
                                                is, within such group,
                                                cross-collateralized with each
                                                other.

                                             o  Seven (7) additional mortgage
                                                loans are, in each case, secured
                                                by one or more mortgages
                                                encumbering multiple real
                                                properties, all such mortgage
                                                loans collectively representing
                                                3.8% of the initial outstanding
                                                pool balance of mortgage loans
                                                and the total number of
                                                properties securing such
                                                multiproperty loans is 21.

                                             o  Twenty (20) groups of mortgage
                                                loans (not including
                                                cross-collateralized or single
                                                note, multiple mortgage property
                                                loans) are made to the same
                                                borrower or have related
                                                borrowers that are

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                                      S-16

--------------------------------------------------------------------------------

                                                affiliated with one another
                                                through partial or complete
                                                direct or indirect common
                                                ownership, the three largest of
                                                these groups representing 5.4%,
                                                3.0% and 2.9%, respectively, of
                                                the initial outstanding pool
                                                balance of mortgage loans.

                                             o  Twenty-three (23) mortgage
                                                loans, representing 9.2% of the
                                                initial outstanding pool balance
                                                of mortgage loans, are secured
                                                by a mortgaged properties which
                                                are 100% leased to a single
                                                tenant.

                                             o  All mortgage loans bear interest
                                                at fixed rates although three
                                                (3) of the mortgage loans
                                                include hyper-amortization
                                                provisions as described below.

                                             o  No mortgage loan permits
                                                negative amortization or the
                                                deferral of accrued interest.

      H. BALLOON LOANS..............   Two hundred and twelve (212) of the
                                       mortgage loans, representing 94.6% of the initial outstanding pool balance, provide for one of the following:

                                             o  Monthly payments based on
                                                amortization schedules
                                                significantly longer than their
                                                respective terms to maturity
                                                (209 of such mortgage loans,
                                                representing 87.1% of the
                                                initial outstanding pool
                                                balance); or

                                             o  Increases in the mortgage rate
                                                and/or principal amortization at
                                                a date prior to stated maturity
                                                that create an incentive for the
                                                related borrower to prepay the
                                                loan (3 of such mortgage loans,
                                                representing 7.5% of the initial
                                                outstanding pool balance) (the
                                                "Hyper-Amortization Loans"); but
                                                balloon payments on such
                                                mortgage loans are anticipated
                                                to be made on the date prior to
                                                stated maturity that these
                                                increases occur (the
                                                "Anticipated Repayment Date")
                                                unless such loans are prepaid.

                                       The remaining 17 mortgage loans,
                                       representing 5.4% of the initial
                                       outstanding pool balance, have an
                                       expected balloon balance equal to less
                                       than 10% of the original principal
                                       balance of each loan.

      I. PREPAYMENT PROVISIONS;
          DEFEASANCE LOANS..........   As of March 1, 1999, all of the mortgage
                                       loans restricted voluntary principal
                                       prepayments as follows:

                                             o  Eighty-eight (88) mortgage
                                                loans, representing 44.0% of the
                                                initial outstanding pool
                                                balance,

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                                      S-17
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--------------------------------------------------------------------------------

                                                contain a defeasance provision,
                                                whereby the related borrower is
                                                permitted (after an initial
                                                lockout period ending on a date
                                                determined by the related
                                                mortgage note during which
                                                voluntary prepayments are
                                                prohibited and until generally
                                                three to six months prior to its
                                                scheduled maturity date or
                                                anticipated repayment date, as
                                                applicable) to substitute
                                                direct, non-callable United
                                                States Treasury obligations for
                                                the mortgaged property securing
                                                the mortgage loan, thereby
                                                releasing the property from the
                                                lien of the mortgage without
                                                prepaying the mortgage loan.

                                             o  One hundred nineteen (119)
                                                mortgage loans, representing
                                                48.0% of the initial outstanding
                                                pool balance, prohibit voluntary
                                                prepayments during an initial
                                                lockout period and thereafter
                                                impose, until generally 3 to 6
                                                months prior to maturity (or
                                                anticipated repayment date, as
                                                applicable), prepayment premiums
                                                calculated (i) in the case of
                                                one hundred-sixteen (116)
                                                mortgage loans representing
                                                46.4% of the initial outstanding
                                                pool balance, on the basis of
                                                the greater of a yield
                                                maintenance formula and 1% of
                                                the amount of principal prepaid,
                                                (ii) in the case of two (2)
                                                mortgage loans, representing
                                                1.4% of the initial outstanding
                                                pool balance, on the basis of a
                                                yield maintenance formula, and
                                                (iii) in the case of one
                                                mortgage loan representing 0.2%
                                                of the initial outstanding pool
                                                balance, on the basis of a
                                                prepayment premium equal to 3%
                                                of the amount of principal
                                                prepaid.

                                             o  Five (5) mortgage loans
                                                representing 1.9% of the initial
                                                outstanding pool balance, at the
                                                borrower's option, either (i)
                                                prohibit voluntary prepayments
                                                during an initial lockout period
                                                as determined in the related
                                                note and, thereafter until 3
                                                months prior to maturity, allow
                                                the related borrower to impose a
                                                prepayment premium calculated on
                                                the basis of the greater of a
                                                yield maintenance formula and 1%
                                                of the amount prepaid, or (ii)
                                                prohibit voluntary payments
                                                during an initial lockout period
                                                as determined in the related
                                                note and then allow the borrower
                                                to defease the loan by
                                                substituting direct,
                                                non-callable United States
                                                Treasury obligations for the
                                                mortgaged property, thereby
                                                releasing the property from the
                                                lien of the mortgage without
                                                prepaying the mortgage loan.

                                             o  Seventeen (17) mortgage loans,
                                                representing 6.1% of the initial
                                                outstanding pool balance, do not
                                                provide for a lockout period,
                                                but impose, until

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                                      S-18
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--------------------------------------------------------------------------------

                                                0 to 6 months prior to maturity,
                                                a prepayment premium calculated
                                                (i) on the basis of the greater
                                                of a yield maintenance formula
                                                and 1% of the amount prepaid in
                                                the case of eight (8) mortgage
                                                loans representing 4.2% of the
                                                initial outstanding pool
                                                balance, (ii) on the basis of a
                                                declining percentage of the
                                                amount prepaid in the case of
                                                four (4) mortgage loans
                                                representing 1.0% of the initial
                                                outstanding pool balance, and
                                                (iii) on the basis of the
                                                greater of a yield maintenance
                                                formula and 3% of the amount
                                                prepaid for a period of 30 to 60
                                                months, and thereafter on the
                                                basis of a declining percentage
                                                of the amount prepaid, in the
                                                case of five (5) mortgage loans,
                                                representing 1.0% of the initial
                                                outstanding pool balance.

                                             o  Notwithstanding the foregoing,
                                                three mortgage loans,
                                                representing 0.7% of the initial
                                                outstanding pool balance, permit
                                                voluntary principal prepayments
                                                of up to 10% of the original
                                                principal balance of the
                                                mortgage loan in any calendar
                                                year without the imposition of a
                                                prepayment premium (the "10%
                                                Free Prepayment Loans").

      J. MORTGAGE LOAN RANGES AND
          WEIGHTED AVERAGES.........   As of March 1, 1999, the mortgage loans
                                       will have the following additional
                                       characteristics:

            I. MORTGAGE RATES                Mortgage rates ranging from 6.160%
                                             per annum to 9.125% per annum, and
                                             a weighted average mortgage rate of
                                             7.198% per annum;

            II. REMAINING TERMS              Remaining terms to scheduled
                                             maturity ranging from 22 months to
                                             234 months, and a weighted average
                                             remaining term to scheduled
                                             maturity of 122 months;

            III. REMAINING                   Remaining amortization terms
                 AMORTIZATION TERMS          ranging from 148 months to 357
                                             months, and a weighted average
                                             remaining amortization term of 320
                                             months;

            IV. LOAN-TO-VALUE RATIOS         Loan-to-value ratios ranging from
                                             26.1% to 81.1% and a weighted
                                             average loan-to-value ratio
                                             (calculated as described in this
                                             prospectus supplement under
                                             "Description of the Mortgage
                                             Pool--Additional Mortgage Loan
                                             Information") of 70.8%; and

            V. DEBT SERVICE COVERAGE         Debt service coverage ratios
               RATIOS                        ranging from 1.03x to 2.23x and a
                                             weighted average debt service
                                             coverage ratio (calculated as
                                             described in this prospectus
                                             supplement under "Description of
                                             the Mortgage Pool --Additional
                                             Mortgage Loan Information") of
                                             1.42x.

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                                      S-19
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                                       See "Description of the Mortgage
                                       Pool--Representations and Warranties" and
                                       "--Repurchases and Other Remedies" in
                                       this prospectus supplement.

                                       The mortgage loans are more particularly described herein under "Description of the Mortgage Pool," in the tables in Appendix I and in "Certain
                                       Characteristics of the Mortgage Loans" in Appendix II. In addition, certain information with respect to mortgage loans secured by mortgages on multifamily properties is also set forth in Appendix II and a brief summary of the material terms of the largest mortgage loans in the mortgage pool is set forth in Appendix III.

ADVANCES OF PRINCIPAL AND INTEREST

      A. GENERAL....................   The Master Servicer is required to
                                       advance (each, a "P&I Advance")
                                       delinquent monthly mortgage loan
                                       payments, if it determines that the
                                       advance will be recoverable. P&I Advances will generally equal the delinquent portion of the monthly mortgage loan payment. The Master Servicer will not be required to advance interest in excess of a loan's regular interest rate (not including any default rate or any rate increase after an anticipated repayment date). The Master Servicer also is not
                                       required to advance prepayment or yield
                                       maintenance premiums, or balloon
                                       payments. If an advance is made, the
                                       Master Servicer will defer rather than
                                       advance its servicing fee, but will
                                       advance the Trustee's fee.

                                       If a borrower fails to pay amounts due on the maturity date of the related mortgage loan, the Servicer will be required on and after such date and until final liquidation thereof, to advance only an amount equal to the interest and principal portion of the constant mortgage loan payment due immediately prior to the maturity date, with interest adjusted to the mortgage pass-through rate (less the master servicing fee) to the extent not received.

                                       If the Master Servicer fails to make a
                                       required P&I Advance, the Trustee will be required to make the P&I Advance. If the Trustee fails to make a required P & I Advance, the Fiscal Agent -- ABN AMRO Bank N.V., the indirect corporate parent of the Trustee -- will be required to make such P&I Advance. In both cases, the obligation to make an Advance will also be subject to a determination of recoverability.

                                       P&I Advances are intended to maintain a
                                       regular flow of scheduled interest and
                                       principal payments to the
                                       certificateholders and are not intended
                                       to guarantee or insure against losses.
                                       Advances which cannot be

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                                      S-20
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                                       reimbursed out of collections on, or in
                                       respect of, the related mortgage loans
                                       will be reimbursed directly from any
                                       other collections on the mortgage loans
                                       as provided in this prospectus supplement and this will cause losses to be borne by certificateholders in the priority specified in this prospectus supplement.
                                       The Servicer, the Trustee and the Fiscal
                                       Agent, as the case may be, will be
                                       entitled to interest on any advances
                                       made, such interest accruing at the rate and payable under the circumstances described herein. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates.

                                       See "The Pooling and Servicing Agreement
                                       -- Advances" in this prospectus
                                       supplement.

      B. APPRAISAL REDUCTION
          EVENT ADVANCES............   Certain adverse events affecting a
                                       mortgage loan, called "Appraisal
                                       Reduction Events," will require the
                                       Special Servicer to obtain a new
                                       appraisal on the related mortgaged
                                       property. Based on the appraised value in such appraisal, it may be necessary to calculate an "Appraisal Reduction
                                       Amount." The amount required to be
                                       advanced in respect of a mortgage loan
                                       that has been subject to an Appraisal
                                       Reduction Event will be reduced so that
                                       the Master Servicer will not be required to advance interest on the Appraisal
                                       Reduction Amount (as described in this
                                       prospectus supplement). Due to the
                                       payment priorities described above, this will reduce the funds available to pay interest on the most subordinate class or classes of certificates then outstanding.

                                       See "Description of the Certificates --
                                       Appraisal Reductions" in this prospectus supplement.

                       ADDITIONAL ASPECTS OF CERTIFICATES


RATINGS.............................   The Offered Certificates will not be
                                       issued unless each of the offered classes receives the following ratings from Duff
                                       & Phelps Credit Rating Co. and Moody's
                                       Investors Service, Inc.:

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                                      S-21

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                                            ---------------------------------
                                                                    Ratings
                                                   Class          DCR/Moody's
                                            ---------------------------------
                                            Class A-1 and A-2      AAA/Aaa
                                            ---------------------------------
                                            Class B                AA/Aa2
                                            ---------------------------------
                                            Class C                A/A2
                                            ---------------------------------
                                            Class D                A-/A3
                                            ---------------------------------
                                            Class E                BBB/Baa2
                                            ---------------------------------
                                            Class F                BBB-/NR
                                            ---------------------------------

                                       A rating agency may lower or withdraw a
                                       security rating at any time.

                                       See "Ratings" in this prospectus
                                       supplement and the prospectus for a
                                       discussion of the basis upon which
                                       ratings are given, the limitations of and restrictions on the ratings, and the conclusions that should not be drawn from a rating.

OPTIONAL TERMINATION................   On any distribution date on which the
                                       aggregate principal balance of the
                                       mortgage loans remaining in the trust is less than 1% of the aggregate unpaid balance of the mortgage loans as of the Cut-off Date, the Depositor, the Master
                                       Servicer, the Special Servicer, the
                                       majority holders of the Controlling Class and any holder of a majority interest in the Class R-I Certificates will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan), at the price specified in this prospectus supplement.
                                       Exercise of this option will terminate
                                       the trust and retire the then-outstanding certificates.

                                       See "Description of the
                                       Certificates--Optional Termination" in
                                       this prospectus supplement.

DENOMINATIONS.......................   The Class A-1 and Class A-2 Certificates
                                       will be offered in minimum denominations of $25,000. The Class B Certificates will be offered in minimum denominations of $50,000. The remaining Offered
                                       Certificates will be offered in minimum
                                       denominations of $100,000. Investments in excess of the minimum denominations may be made in multiples of $1.

REGISTRATION, CLEARANCE AND
SETTLEMENT..........................   Your certificates will be registered in
                                       the name of CEDE & Co., as nominee of The
                                       Depository Trust Company, and will not be registered in your name. You will not receive a definitive certificate representing your interest, except in very limited circumstances described in this

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                       prospectus supplement. As a result, you
                                       will not be a certificateholder of
                                       record, and you will receive
                                       distributions on your certificates and
                                       reports relating to distributions only
                                       through DTC, Cedelbank ("Cedel") or
                                       Euroclear or through participants in DTC, Cedel or Euroclear.

                                       You may hold your Offered Certificates
                                       through: (i) The Depository Trust Company
                                       ("DTC") in the United States; or (ii)
                                       Cedel or The Euroclear System
                                       ("Euroclear") in Europe. Transfers within
                                       DTC, Cedel or Euroclear will be made in
                                       accordance with the usual rules and
                                       operating procedures of those systems.
                                       Cross-market transfers between persons
                                       holding directly through DTC, Cedel or
                                       Euroclear will be effected in DTC through the relevant depositories of Cedel or Euroclear.

                                       The Depositor may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of the Offered Certificates.

                                       See "Description of the
                                       Certificates--Book-Entry Registration"
                                       and "-Definitive Certificates" in this
                                       prospectus supplement and "Description of the Certificates-General" in the prospectus.

                                       We expect that the Offered Certificates
                                       will be delivered in book-entry form
                                       through the facilities of DTC, Cedel or
                                       Euroclear on or about March __, 1999.

TAX STATUS..........................   An election will be made to treat the
                                       Trust as three separate REMICs - - a
                                       Lower-Tier REMIC, a Middle-Tier REMIC,
                                       and an Upper-Tier REMIC - - for federal
                                       income tax purposes. In the opinion of
                                       counsel, the Trust will qualify for this treatment.

                                       Pertinent federal income tax consequences of an investment in the Offered Certificates include:

                                             o  Each class of Offered
                                                Certificates will constitute
                                                "regular interests" in the
                                                Upper-Tier REMIC.

                                             o  The regular interests will be
                                                treated as newly originated debt
                                                instruments for federal income
                                                tax purposes.

                                             o  Beneficial owners will be
                                                required to report income
                                                thereon in accordance with the
                                                accrual method of accounting.

                                             o  One or more classes of Offered
                                                Certificates may be issued with
                                                original issue discount.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                       See "Certain Federal Income Tax
                                       Consequences" in this prospectus
                                       supplement and "Certain Federal Income
                                       Tax Consequences-REMICs-Taxation of
                                       Owners of REMIC Regular Certificates" in the prospectus.

ERISA CONSIDERATIONS................   Subject to the satisfaction of important
                                       conditions described under "ERISA
                                       Considerations" in this prospectus
                                       supplement and in the accompanying
                                       prospectus, the Class A and Class X
                                       Certificates may be purchased by persons investing assets of employee benefit plans or individual retirement accounts.

                                       THE CLASS B, CLASS C, CLASS D, CLASS E
                                       AND CLASS F CERTIFICATES MAY NOT BE
                                       PURCHASED BY, OR TRANSFERRED TO AN
                                       EMPLOYEE BENEFIT PLAN OR INDIVIDUAL
                                       RETIREMENT ACCOUNT OR ANY PERSON
                                       INVESTING THE ASSETS OF AN EMPLOYEE
                                       BENEFIT PLAN OR INDIVIDUAL RETIREMENT
                                       ACCOUNT, UNLESS SUCH TRANSACTION IS
                                       COVERED BY A PROHIBITED TRANSACTION CLASS
                                       EXEMPTION ISSUED BY THE U.S. DEPARTMENT
                                       OF LABOR.

LEGAL INVESTMENTS...................   The Offered Certificates will not
                                       constitute "mortgage related securities" for purposes of the Secondary Mortgage
                                       Market Enhancement Act of 1984, as
                                       amended ("SMMEA").

                                       No representation is made regarding the
                                       proper characterization of the Offered
                                       Certificates for purposes of any
                                       applicable legal investment restrictions, regulatory capital requirements or other similar purposes. Regulated entities should consult with their own advisors regarding these matters.

                                       See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

--------------------------------------------------------------------------------

                                  RISK FACTORS

      You should carefully consider the risks before making an investment decision. In particular, the timing and amount of distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

      The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial or unlikely to occur may also impair your investment.

      If any of the following risks actually occur, your investment could be materially and adversely affected.

      This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

MORTGAGE LOANS ARE                     Payments under the mortgage loans are not
NONRECOURSE AND ARE NOT                insured or guaranteed by any person or
INSURED OR GUARANTEED                  entity.

                                       Substantially all of the mortgage loans
                                       are nonrecourse loans. If a default
                                       occurs, the lender's remedies generally
                                       are limited to foreclosing against the
                                       specific properties and other assets that have been pledged to secure the loan. Payment of amounts due under the mortgage loan prior to maturity is consequently dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment of the mortgage loan at maturity is primarily dependent upon the borrower's ability to sell or refinance the property for an amount sufficient to repay the loan.

                                       Two hundred and nineteen (219) of the
                                       mortgage loans, representing 96.1% of the initial outstanding pool balance, were originated within 24 months prior to the Cut-off Date and all mortgage loans were originated within 60 months prior to the Cut-off Date. Consequently, the mortgage loans do not have a long standing payment history.

COMMERCIAL LENDING IS                  The mortgage loans are secured by various
DEPENDENT UPON NET                     types of income-producing commercial
OPERATING INCOME                       properties. Commercial lending is
                                       generally thought to expose a lender to
                                       greater risk than one-to-four family
                                       residential lending because it typically involves larger loans to a single borrower.

                                       The repayment of a commercial loan is
                                       typically dependent upon the ability of
                                       the applicable property to produce cash
                                       flow. Even the liquidation value of a
                                       commercial property is determined, in
                                       substantial part, by the amount of the
                                       property's cash flow (or its potential to generate cash flow). However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time.

                                       The net operating income, cash flow and
                                       property value of the mortgaged
                                       properties may be adversely affected by a large number of factors. Some of these factors relate to the property itself, such as:

                                             o  the age, design and construction
                                                quality of the property;

                                             o  perceptions regarding the
                                                safety, convenience and
                                                attractiveness of the property;

                                             o  the proximity and attractiveness
                                                of competing properties;

                                             o  the adequacy of the property's
                                                management and maintenance;

                                             o  increases in operating expenses
                                                at the property and in relation
                                                to competing properties;

                                             o  an increase in the capital
                                                expenditures needed to maintain
                                                the property or make
                                                improvements;

                                             o  the dependence upon a single
                                                tenant, or a concentration of
                                                tenants in a particular business
                                                or industry;

                                             o  a decline in the financial
                                                condition of a major tenant;

                                             o  an increase in vacancy rates;
                                                and

                                             o  a decline in rental rates as
                                                leases are renewed or entered
                                                into with new tenants.

                                       Others factors are more general in
                                       nature, such as:

                                             o  national, regional or local
                                                economic conditions (including
                                                plant closings, industry
                                                slowdowns and unemployment
                                                rates);

                                             o  local real estate conditions
                                                (such as an oversupply of
                                                competing properties, space or
                                                multifamily housing);

                                             o  demographic factors;

                                             o  decreases in consumer
                                                confidence;

                                             o  changes in consumer tastes and
                                                preferences; and

                                             o  retroactive changes in building
                                                codes.

                                       The volatility of net operating income
                                       will be influenced by many of the
                                       foregoing factors, as well as by:

                                             o  the length of tenant leases;

                                             o  the creditworthiness of tenants;

                                             o  tenant defaults;

                                             o  in the case of rental
                                                properties, the rate at which
                                                new rentals occur; and

                                             o  the property's "operating
                                                leverage" (i.e., the percentage
                                                of total property expenses in
                                                relation to revenue, the ratio
                                                of fixed operating
                                                expenses to those that vary with
                                                revenues, and the level of
                                                capital expenditures required to
                                                maintain the property and to
                                                retain or replace tenants).

                                       A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources and may lead to higher rates of delinquency or defaults under mortgage loans.

SOME MORTGAGED                         Some of the mortgaged properties may not
PROPERTIES MAY NOT BE                  be readily convertible to alternative
READILY CONVERTIBLE TO                 uses if those properties were to become
ALTERNATIVE USES                       unprofitable for any reason. Converting
                                       commercial properties to alternate uses
                                       generally requires substantial capital
                                       expenditures. In addition, zoning or
                                       other restrictions also may prevent
                                       alternative uses. The liquidation value
                                       of any such mortgaged property
                                       consequently may be substantially less
                                       than would be the case if the property
                                       were readily adaptable to other uses.

PROPERTY VALUE MAY BE                  Various factors may adversely affect the
ADVERSELY AFFECTED EVEN                value of the mortgaged properties without
WHEN CURRENT OPERATING                 affecting the properties' current net
INCOME IS NOT                          operating income. These factors include,
                                       among others:

                                             o  changes in governmental
                                                regulations, fiscal policy,
                                                zoning or tax laws;

                                             o  potential environmental
                                                legislation or liabilities or
                                                other legal liabilities;

                                             o  the availability of refinancing;
                                                and

                                             o  changes in interest rate levels.

TENANT CONCENTRATION ENTAILS           A deterioration in the financial
RISK                                   condition of a tenant can be particularly
                                       significant if a mortgaged property is
                                       leased to a single tenant, or a small
                                       number of tenants. Mortgaged properties
                                       leased to a single tenant, or a small
                                       number of tenants, also are more
                                       susceptible to interruptions of cash flow if a tenant fails to renew its lease.
                                       This is so because: (i) the financial
                                       effect of the absence of rental income
                                       may be severe; (ii) more time may be
                                       required to re-lease the space; and (iii) substantial capital costs may be incurred to make the space appropriate for replacement tenants.

                                       Twenty-three (23) mortgage loans
                                       (representing 9.2% of the initial
                                       outstanding pool balance) are secured by mortgaged properties leased to single tenants, some of which are borrower related.

                                       Retail, office and industrial properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry.

MORTGAGED PROPERTIES                   If a mortgaged property has multiple
LEASED TO MULTIPLE                     tenants, re-leasing expenditures may be
TENANTS ALSO HAVE RISKS                more frequent than in the case of
                                       mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

RISKS RELATING TO LOAN                 The effect of mortgage pool loan losses
CONCENTRATION                          will be more severe: (i) if the pool is
                                       comprised of a small number of loans,
                                       each with a relatively large principal
                                       amount; or (ii) if the losses relate to
                                       loans that account for a
                                       disproportionately large percentage of
                                       the pool's aggregate principal balance.
                                       The 10 largest loans equal 20.3% of the
                                       mortgage pool. Losses on any of these
                                       loans may have a particularly adverse
                                       effect on the Offered Certificates.

                                       Each of the other mortgage loans
                                       represents less than 1.1% of the Cut-off
                                       Date aggregate principal balance.

                                       A concentration of mortgaged property
                                       types or of mortgage loans with the same borrower or related borrowers also can pose increased risks. As to property types:

                                             o  retail properties represent
                                                31.9% of the aggregate principal
                                                balance of the mortgage pool as
                                                of the Cut-off Date;

                                             o  multifamily properties represent
                                                22.9%;

                                             o  office properties represent
                                                18.4%;

                                             o  hospitality properties represent
                                                10.4%;

                                             o  industrial properties represent
                                                9.3%;

                                             o  mixed use properties represent
                                                4.6%;

                                             o  self storage properties
                                                represent 1.3%;

                                             o  manufactured housing properties
                                                represent 0.9%; and

                                             o  other use properties represent
                                                0.3%.

                                       With respect to concentration of
                                       borrowers, twenty groups of mortgage
                                       loans (not including cross-collateralized or single note multiple property loans) are made to the same borrower or borrowers related through common ownership and where, in general, the related mortgaged properties are commonly managed. The three largest of these groups represent 5.4%, 3.0%, and 2.9% respectively of the mortgage pool.

GEOGRAPHIC
CONCENTRATION ENTAILS                  Concentrations of mortgaged properties in
RISKS                                  geographic areas may increase the risk
                                       that adverse economic or other
                                       developments or a natural disaster
                                       affecting a particular region of the
                                       country could increase the frequency and severity of losses on mortgage loans secured by the properties. In recent periods, several regions of the United
                                       States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors - - e.g., earthquakes, floods or hurricanes or changes in governmental rules or fiscal policies - - also may adversely affect the mortgaged properties. For example, mortgaged properties located in California may be more susceptible to certain hazards (such as earthquakes) than properties in other parts of the country.

                                       The mortgaged properties are located in
                                       34 states and the District of Columbia.
                                       Approximately 25.7% of the mortgaged
                                       properties (based on the Cut-off Date
                                       principal amount) are located in
                                       California, and there are 4 other states in which 5% or more of the mortgaged properties (based on the initial outstanding pool balance) are located. See "Description of the Mortgage Pool" in this prospectus supplement.

RETAIL PROPERTIES HAVE                 Retail properties secure 62 of the
SPECIAL RISKS                          underlying mortgage loans (representing
                                       31.9% of the initial outstanding pool
                                       balance). The quality and success of a
                                       retail property's tenants significantly
                                       affect the property's value. For example, if the sales of retail tenants were to decline, rents tied to a percentage of gross sales may decline and those tenants may be unable to pay their rent or other occupancy costs.

                                       The presence or absence of an "anchor
                                       tenant" in a shopping center also can be
                                       important, because anchors play a key
                                       role in generating customer traffic and
                                       making a center desirable for other
                                       tenants. The economic performance of an
                                       anchored retail property will
                                       consequently be adversely affected by:

                                             o  an anchor tenant's failure to
                                                renew its lease;

                                             o  termination of an anchor
                                                tenant's lease;

                                             o  the bankruptcy or economic
                                                decline of an anchor tenant or
                                                self-owned anchor; or

                                             o  the cessation of the business of
                                                a self-owned anchor or of an
                                                anchor tenant (notwithstanding
                                                its continued payment of rent).

                                       If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences.
                                       Furthermore, certain of the anchor stores at the retail properties have co-tenancy clauses in their leases or operating agreements which permit those anchors to cease operating if certain other stores are not operated at those locations. The breach of various other covenants in anchor store leases or operating agreements also may permit those stores to cease operating. Certain non-anchor tenants at retail properties also may be permitted to terminate their leases if certain other stores are not operated or if those tenants fail to meet certain business objectives.

                                       Retail properties also face competition
                                       from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers; discount shopping centers and clubs; catalogue retailers; home shopping networks; Internet web sites; and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties.

                                       Moreover, additional competing retail
                                       properties may be built in the areas
                                       where the retail properties are located.

MULTIFAMILY PROPERTIES                 Multifamily properties secure 64 of the
HAVE                                   underlying mortgage loans (representing
SPECIAL RISKS                          22.9% of the initial outstanding pool
                                       balance).

                                       A large number of factors may adversely
                                       affect the value and successful operation of a multifamily property, including:

                                             o  the physical attributes of the
                                                apartment building (e.g., its
                                                age, appearance and construction
                                                quality);

                                             o  the location of the property
                                                (e.g., a change in the
                                                neighborhood over time);

                                             o  the ability of management to
                                                provide adequate maintenance and
                                                insurance;

                                             o  the types of services the
                                                property provides;

                                             o  the property's reputation;

                                             o  the level of mortgage interest
                                                rates (which may encourage
                                                tenants to purchase rather than
                                                rent housing);

                                             o  the presence of competing
                                                properties;

                                             o  adverse local or national
                                                economic conditions;

                                             o  state and local regulations;
                                                 and

                                             o  reductions in government
                                                assistance/rent subsidy
                                                programs.

OFFICE PROPERTIES HAVE                 Office properties secure 43 of the
SPECIAL RISKS                          underlying mortgage loans (representing
                                       18.4% of the initial outstanding pool
                                       balance).

                                       A large number of factors may adversely
                                       affect the value of office properties,
                                       including:

                                             o  the quality of an office
                                                building's tenants;

                                             o  the diversity of an office
                                                building's tenants (or reliance
                                                on a single or dominant tenant);

                                             o  the physical attributes of the
                                                building in relation to
                                                competing buildings (e.g., age,
                                                condition, design, location,
                                                access to transportation and
                                                ability to offer certain
                                                amenities, such as sophisticated
                                                building systems);

                                             o  the desirability of the area as
                                                a business location; and

                                             o  the strength and nature of the
                                                local economy (including labor
                                                costs and quality, tax
                                                environment and quality of life
                                                for employees).

                                       Moreover, the cost of refitting office
                                       space for a new tenant is often higher
                                       than the cost of refitting other types of property.

HOSPITALITY PROPERTIES            Hospitality properties secure 15 of the
HAVE SPECIAL RISKS                underlying mortgage loans (representing
                                  10.4% of the initial outstanding pool
                                  balance). Various factors may adversely
                                  affect the economic performance of a
                                  hotel, including:

                                             o  adverse economic and social
                                                conditions, either local,
                                                regional or national (which may
                                                limit the amount that can be
                                                charged for a room and reduce
                                                occupancy levels);

                                             o  the construction of competing
                                                hotels or resorts;

                                             o  continuing expenditures for
                                                modernizing, refurbishing, and
                                                maintaining existing facilities
                                                prior to the expiration of their
                                                anticipated useful lives;

                                             o  a deterioration in the financial
                                                strength or managerial
                                                capabilities of the owner and
                                                operator of a hotel; and

                                             o  changes in travel patterns
                                                caused by changes in access,
                                                energy prices, strikes,
                                                relocation of highways, the
                                                construction of additional
                                                highways or other factors.

                                       Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other types of commercial properties.

                                       Moreover, the hotel and lodging industry is generally seasonal in nature. This seasonality can be expected to cause periodic fluctuations in a hotel property's revenues, occupancy levels, room rates and operating expenses.

RISKS RELATING TO                      Certain of the hospitality properties are
AFFILIATION WITH A                     franchises of national hotel chains or
FRANCHISE OR HOTEL                     managed by a hotel management company.
MANAGEMENT COMPANY                     The performance of a hotel property
                                       affiliated with a franchise or hotel
                                       management company depends in part on:

                                                (i)  the continued existence and
                                                     financial strength of the
                                                     franchisor or hotel
                                                     management company;

                                                (ii) the public perception of
                                                     the franchise or hotel
                                                     chain service mark; and

                                               (iii) the duration and terms of
                                                     the franchise licensing or
                                                     agreements.

                                       Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

                                       The transferability of franchise license agreements may be restricted. In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor's consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

                                       Further, in the event of a foreclosure,
                                       the Trustee or a purchaser of such
                                       mortgaged property probably would not be entitled to the rights under any liquor license for the mortgaged property. Such party would be required to apply in its own right for such a license, and we cannot assure you that a new license could be obtained.

                                       The largest concentration of hospitality properties which are managed by the same hotel management company or affiliated companies consists of two mortgage loans (representing 5.4% of the initial outstanding pool balance) secured by two mortgaged properties which are managed by Ocean Properties, Ltd., or affiliates thereof.

HOTEL AFFILIATION                      The economic decline of a particular
CONCENTRATION ENTAILS                  hotel chain generally may have an adverse
RISKS                                  effect on all hotels operated by that
                                       chain. In this regard, the largest
                                       concentration of any hotel chain in the
                                       mortgage loan pool consists of one
                                       mortgage loan (representing 4.3% of the
                                       initial outstanding pool balance) secured by a mortgaged property that is operated as a Hilton hotel.

INDUSTRIAL PROPERTIES                  Industrial properties secure 27 of the
HAVE SPECIAL RISKS                     underlying mortgage loans (representing
                                       9.3% of the initial outstanding pool
                                       balance). Various factors may adversely
                                       affect the economic performance of an
                                       industrial property including:

                                             o  reduced demand for industrial
                                                space because of a decline in a
                                                particular industry segment;

                                             o  a property becoming functionally
                                                obsolete;

                                             o  the unavailability of labor
                                                sources;

                                             o  changes in access, energy
                                                prices, strikes, relocation of
                                                highways, the construction of
                                                additional highways or other
                                                factors;

                                             o  a change in the proximity of
                                                supply sources; and

                                             o  environmental hazards.

SELF-STORAGE FACILITIES                Self-storage facilities secure 5 of the
HAVE SPECIAL RISKS                     underlying mortgage loans (representing
                                       1.3% of the initial outstanding pool
                                       balance). Various factors may adversely
                                       affect the value and successful operation of a self-storage facility:

                                             o  competition because both
                                                acquisition and development
                                                costs and break-even occupancy
                                                are relatively low;

                                             o  conversion of a self-storage
                                                facility to an alternative use
                                                generally requires substantial
                                                capital expenditures;

                                             o  security concerns; and

                                             o  user privacy and ease of access
                                                to individual storage space may
                                                increase environmental risks
                                                (although lease agreements
                                                generally prohibit users from
                                                storing hazardous substances in
                                                the units).

                                       The environmental assessments discussed
                                       herein did not include an inspection of
                                       the contents of the self-storage units of the self-storage properties. Accordingly, there is no assurance that all of the units included in the self-storage properties are free from hazardous substances or will remain so in the future.

MANUFACTURED HOUSING                   Manufactured Housing Communities secure 2
COMMUNITIES HAVE                       of the underlying mortgage loans
SPECIAL RISKS                          (representing 0.9% of the initial
                                       outstanding pool balance). Loans secured by liens on properties of these types pose risks not associated with loans secured by liens on other types of income-producing real estate, including:

                                             o  the number of competing
                                                manufactured housing communities
                                                and other residential
                                                developments (such as apartment
                                                buildings and single family
                                                homes) in the local market;

                                             o  the age, appearance and
                                                reputation of the community;

                                             o  the ability of management to
                                                provide adequate maintenance and
                                                insurance; and

                                             o  the types of services and
                                                amenities it provides.

                                       The Manufactured Housing Communities are
                                       "special purpose" properties that could
                                       not be readily converted to general
                                       residential, retail or office use.

                                       Some properties within the Manufactured
                                       Housing Communities may lease sites to
                                       non-permanent recreational vehicles,
                                       which occupancy is often very seasonal in nature.

CERTAIN ADDITIONAL RISKS               The income from, and market value of, the
RELATING TO TENANTS                    mortgaged properties leased to various
                                       tenants would be adversely affected if:

                                             o  space in the mortgaged
                                                properties could not be leased
                                                or re-leased;

                                             o  tenants were unable to meet
                                                their lease obligations;

                                             o  a significant tenant were to
                                                become a debtor in a bankruptcy
                                                case; or

                                             o  rental payments could not be
                                                collected for any other reason.

                                       Repayment of the mortgage loans secured
                                       by retail and office properties will be
                                       affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms.

                                       Even if vacated space is successfully
                                       relet, the costs associated with
                                       reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

TENANT BANKRUPTCY                      The bankruptcy or insolvency of a major
ENTAILS RISKS                          tenant, or a number of smaller tenants,
                                       in retail, industrial and office
                                       properties may adversely affect the
                                       income produced by a mortgaged property.
                                       Under the Bankruptcy Code, a tenant has
                                       the option of assuming or rejecting any
                                       unexpired lease. If the tenant rejects
                                       the lease, the landlord's claim for
                                       breach of the lease would be a general
                                       unsecured claim against the tenant
                                       (absent collateral securing the claim).
                                       The claim would be limited to the unpaid rent under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises), plus the rent under the lease for the greater of one year, or 15% (not to exceed three years), of the remaining term of such lease.

                                       With respect to a loan which represents
                                       1.2% of the initial outstanding pool
                                       balance, the parent of the tenant which
                                       leases 100% of the property is currently operating under Chapter 11. The tenant is not in bankruptcy but if it were it would have the right to reject the lease and the related borrower would have an unsecured claim in an amount that is prescribed by law. See "Appendix II--Significant Loan Summaries--Four
                                       Alleghany Office Center Loan and
                                       Property" in this prospectus supplement.

RISKS RELATING TO                      Three (3) of the mortgage loans
GOVERNMENT ASSISTED                    (representing 1.3% of the initial
PROPERTIES                             outstanding pool balance) are known to
                                       have tenants eligible for rental subsidy payments under certain federal housing assistance payment programs, including
                                       Section 8 of United States Housing Act of
                                       1937, as amended ("Section 8") or are
                                       secured by multifamily properties subject to rental restrictions. Under the Section
                                       8 program, a mortgaged property must
                                       satisfy certain requirements to qualify
                                       for inclusion in the program. These
                                       requirements relate to, among other
                                       things, income limitations on tenants in the mortgaged property. The borrower under these mortgage loans may be adversely affected if it or the mortgaged property fails to qualify for inclusion in the program, if subsidies thereunder are reduced, or if the programs are otherwise terminated.

ENVIRONMENTAL LAWS                     Various environmental laws may make a
ENTAIL RISKS                           current or previous owner or operator of
                                       real property liable for the costs of
                                       removal or remediation of hazardous or
                                       toxic substances on, under, adjacent to, or in such property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials ("ACMs") into the air or require the removal or containment of ACMs. In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage.
                                       Additionally, third parties may seek
                                       recovery from owners or operators of real properties for personal injury associated with ACMs or other exposure to hazardous substances related to the properties.

                                       The owner's liability for any required
                                       remediation generally is not limited by
                                       law and could accordingly exceed the
                                       value of the property and/or the
                                       aggregate assets of the owner. The
                                       presence of hazardous or toxic substances also may adversely affect the owner's ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the property and a borrower's ability to repay its mortgage loan.

                                       In addition, under certain circumstances, a lender (such as the trust) could be liable for the costs of responding to an environmental hazard. See "Legal Matters" in the prospectus.

ENVIRONMENTAL RISKS                    All of the mortgaged properties securing
RELATING TO SPECIFIC                   the mortgage loans have been subject to
MORTGAGED PROPERTIES                   environmental site assessments in
                                       connection with the origination or
                                       acquisition of the loans. In certain
                                       cases, the assessment disclosed the
                                       existence of or potential for adverse
                                       environmental conditions, such as the
                                       existence of, among other things, ACMs,
                                       underground storage tanks and soil
                                       contamination. We cannot assure you,
                                       however, that the environmental
                                       assessments revealed all existing or
                                       potential environmental risks or that all adverse environmental conditions have been completely remediated. Furthermore, environmental assessments on properties securing 43 of the underlying mortgage loans (representing 21.0% of the initial outstanding pool balance) are, as of the Cut-off Date, more than a year old, but in no event more than 25 months old. In certain cases, Phase II site assessments also have been performed.

                                       ACMs have been detected through sampling by environmental consultants at several mortgaged properties and suspected at others. ACMs found or suspected at these mortgaged properties are not expected to present a significant risk as long as the property continues to be properly managed. Nonetheless, the value of a mortgaged property as collateral for the mortgage loan could be adversely affected.

                                       The environmental assessments have not
                                       revealed any environmental liability that the Depositor believes would have a material adverse effect on the borrowers' businesses, assets or results of operations taken as a whole.
                                       Nevertheless, there may be material
                                       environmental liabilities of which the
                                       Depositor is unaware. Moreover, there is no assurance that: (i) future laws, ordinances or regulations will not impose any material environmental liability; or
                                       (ii) the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

                                       Before the Special Servicer acquires
                                       title to a property on behalf of the
                                       trust or assumes operation of the
                                       property, it must obtain an environmental assessment of the property. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained (or until any required remedial action is thereafter taken). There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained. Moreover, there is no assurance this requirement will effectively insulate the trust from potential liability under environmental laws.

BORROWER MAY BE UNABLE                 Two-hundred and twelve (212) of the
TO REPAY REMAINING                     mortgage loans, representing 94.6% of the
PRINCIPAL BALANCE ON                   initial outstanding pool balance, are
MATURITY DATE                          expected to have substantial remaining
                                       principal balances (equal to greater than 10% of the original principal balance of each respective mortgage loan) as of their respective anticipated repayment dates or stated maturity dates. We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the pertinent date. Mortgage loans with substantial remaining principal balances at their stated maturity (i.e., "balloon loans") involve greater risk than fully amortizing loans.

                                       A borrower's ability to repay a loan on
                                       its anticipated repayment date or stated maturity date typically will depend upon its ability either to refinance the loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

                                             o  the availability of, and
                                                competition for, credit for
                                                commercial real estate projects;

                                             o  the prevailing interest rates;

                                             o  the fair market value of the
                                                related properties;

                                             o  the borrower's equity in the
                                                related properties;

                                             o  the borrower's financial
                                                condition;

                                             o  the operating history and
                                                occupancy level of the property;

                                             o  the tax laws; and

                                             o  prevailing general and regional
                                                economic conditions.

                                       The availability of funds in the credit
                                       markets fluctuates over time.

                                       We cannot assure you that each borrower
                                       will have the ability to repay the
                                       remaining principal balances on the
                                       pertinent date. See "Mortgage Pool
                                       Characteristics--Certain Characteristics
                                       of the Mortgage Loans" in this prospectus supplement.

RISKS RELATING TO                      The mortgage loan documents typically
BORROWERS THAT ARE NOT                 contain a borrower covenant that for so
SPECIAL-PURPOSE ENTITIES               long as the related mortgage loan is
                                       outstanding, the borrower will, among
                                       other things, (i) not own any asset other than the real property and incidental personal property covered by the mortgage, (ii) not incur any indebtedness other than the mortgage loan and trade payables related to the operation of the mortgaged property and (iii) perform such further acts as may be necessary to distinguish its business activities from those of its affiliates.

                                       Most of the borrowers (and any
                                       special-purpose entity having an interest in any such borrowers) do not have an independent director whose consent would be required to file a voluntary bankruptcy petition on behalf of such borrower. One of the purposes of an independent director (or of a special-purpose entity having an interest in the borrower) is to avoid a bankruptcy petition filing which is intended solely to benefit an affiliate and is not justified by the borrower's own economic circumstances.

AUTHORITY TO EFFECT OTHER              Eleven (11) of the mortgage loans
BORROWINGS ENTAILS RISKS               (representing 4.4% of the initial
                                       outstanding pool balance) permit the
                                       borrower to utilize the mortgaged
                                       property as collateral for subordinated
                                       loans. See "Description of the Mortgage
                                       Pool--Certain Terms and Characteristics
                                       of the Mortgage Loans--

                                       Subordinate Financing" in this prospectus supplement. Generally, prior to any subordinate loan being allowed, certain conditions must be satisfied.
                                       Substantially all of the mortgage loans
                                       also permit the related borrower to incur indebtedness in the ordinary course of business, subject to certain conditions.

                                       When a mortgage loan borrower (or its
                                       constituent members) also has one or more other outstanding loans (even if subordinated or mezzanine loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan generally also will make it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property. See "Description of the Mortgage Pool--Certain Terms and Characteristics to the Mortgage Loans--Subordinate Financing" in this prospectus supplement.

                                       Additionally, if the borrower (or its
                                       constituent members) defaults on the
                                       mortgage loan and/or any other loan,
                                       actions taken by other lenders could
                                       impair the security available to the
                                       trust. If a junior lender files an
                                       involuntary petition for bankruptcy
                                       against the borrower (or the borrower
                                       files a voluntary petition to stay
                                       enforcement by a junior lender), the
                                       trust's ability to foreclose on the
                                       property would be automatically stayed,
                                       and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust.

                                       Further, if another loan secured by the
                                       mortgaged property is in default, the
                                       other lender may foreclose on the
                                       mortgaged property, absent an agreement
                                       to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

BANKRUPTCY PROCEEDINGS                 Under the Bankruptcy Code, the filing of
ENTAILS CERTAIN RISKS                  a petition in bankruptcy by or against a
                                       borrower will stay the sale of the real
                                       property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the then-value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (i) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (ii) reduce monthly payments due under a mortgage loan; (iii) change the rate of interest due on a mortgage loan;
                                       or (iv) otherwise alter the mortgage
                                       loan's repayment schedule.

                                       Moreover, the filing of a petition in
                                       bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

                                       Under the Bankruptcy Code, the lender
                                       will be stayed from enforcing a
                                       borrower's assignment of rents and
                                       leases. The Bankruptcy Code also may
                                       interfere with the Trustee's ability to
                                       enforce any lockbox requirements. The
                                       legal proceedings necessary to resolve
                                       these issues can be time consuming and
                                       may significantly delay the lender's
                                       receipt of rents. Rents also may escape
                                       an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

                                       As a result of the foregoing, the
                                       Trustee's recovery with respect to
                                       borrowers in bankruptcy proceedings may
                                       be significantly delayed, and the
                                       aggregate amount ultimately collected may be substantially less than the amount owed.

LACK OF SKILLFUL PROPERTY              The successful operation of a real estate
MANAGEMENT ENTAILS RISKS               project depends upon the property
                                       manager's performance and viability. The property manager is generally responsible for:

                                             o  responding to changes in the
                                                local market;

                                             o  planning and implementing the
                                                rental structure;

                                             o  operating the property and
                                                providing building services;

                                             o  managing operating expenses; and

                                             o  assuring that maintenance and
                                                capital improvements are carried
                                                out in a timely fashion.

                                       Properties deriving revenues primarily
                                       from short-term sources are generally
                                       more management intensive than properties leased to creditworthy tenants under long-term leases.

                                       A good property manager, by controlling
                                       costs, providing appropriate service to
                                       tenants and seeing to the maintenance of improvements, can, in some cases, improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long term viability of an income producing property.

                                       We make no representation or warranty as to the skills of any present or future managers. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

RISKS OF INSPECTIONS                   Licensed engineers or consultants
RELATING TO PROPERTY                   inspected the mortgaged properties in
                                       connection with the origination of the
                                       mortgage loans to assess items such as
                                       structure, exterior walls, roofing,
                                       interior construction, mechanical and
                                       electrical systems and general condition of the site, buildings and other improvements. However, there is no assurance that all conditions requiring repair or replacement were identified.

ABSENCE OR INADEQUACY OF               The mortgaged properties may suffer
INSURANCE COVERAGE                     casualty losses due to risks which were
ENTAILS RISKS                          not covered by insurance or for which
                                       insurance coverage is inadequate. In
                                       addition, certain of the mortgaged
                                       properties are located in California and Texas and in coastal areas of Florida, states that have historically been at greater risk regarding acts of nature
                                       (such as hurricanes, floods and
                                       earthquakes) than other states. There is no assurance borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

                                       As a result of any of the foregoing, the amount available to make distributions on the Offered Certificates could be reduced.

APPRAISALS AND MARKET                  An appraisal or other market analysis was
STUDIES HAVE CERTAIN                   conducted in respect of the mortgaged
LIMITATIONS                            properties in connection with the
                                       origination or acquisition of the related mortgage loan. The resulting estimates of value are the basis of the Cut-off Date
                                       LTV Ratios referred to herein. Those
                                       estimates represent the analysis and
                                       opinion of the person performing the
                                       appraisal or market analysis and are not guarantees of present or future values.
                                       Moreover, the values of the mortgaged
                                       properties may have fluctuated
                                       significantly since the appraisal or
                                       market study was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of mortgaged properties available to the Depositor as of the Cut-off Date is presented in Appendix I and Appendix II hereto for illustrative purposes only. See "Description of the Mortgage Pool--Assessments of Property
                                       Value and Condition--Appraisals" in this prospectus supplement.

DIFFERENT TIMING OF                    As principal payments or prepayments are
MORTGAGE LOAN                          made on a mortgage loan that is part of a
AMORTIZATION POSES                     pool of loans, the pool may be subject to
CERTAIN RISKS                          more risk with respect to the decreased
                                       diversity of mortgaged properties, types of mortgaged properties, geographic location and number of borrowers and affiliated borrowers, as described above.
                                       Classes that have a later sequential
                                       designation or a lower payment priority
                                       are more likely to be exposed to this
                                       concentration risk than are classes with an earlier sequential designation or higher priority. This is so because principal on the Offered Certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the principal amount of the preceding class or classes entitled to receive principal have been reduced to zero.

SUBORDINATION OF                       As described in this prospectus
SUBORDINATE OFFERED                    supplement, unless your certificates are
CERTIFICATES                           Class A-1, Class A-2 or Class X
                                       Certificates, your rights to receive
                                       distributions of amounts collected or
                                       advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier alphabetical designation.
                                       See "Description of the
                                       Certificates--Distributions" and
                                       "--Subordination; Allocation of Losses
                                       and Certain Expenses" in this prospectus supplement and "Risk
                                       Factors--Subordination of the Subordinate
                                       Certificates; Effect of Losses on the
                                       Assets" in the prospectus.

TAX CONSIDERATIONS                     If the trust acquires a mortgaged
RELATING TO FORECLOSURE                property pursuant to a foreclosure or
                                       deed in lieu of foreclosure, the Special
                                       Servicer will generally retain an
                                       independent contractor to operate the
                                       property. Any net income from such
                                       operation (other than qualifying "rents
                                       from real property" as defined in Section
                                       856(d) of the Code), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service which is not provided through an independent contractor, will subject the Lower-Tier
                                       REMIC to federal tax on such income at
                                       the highest marginal corporate tax rate
                                       (currently 35%) and possibly state or
                                       local tax. In such event, the net
                                       proceeds available for distribution to
                                       certificateholders will be reduced. The
                                       Special Servicer may permit the
                                       Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property.

RISKS RELATING TO                      All of the mortgages permit the lender to
ENFORCEABILITY                         accelerate the debt upon default by the
                                       borrower. The courts of all states will
                                       enforce acceleration clauses in the event of a material payment default. State equity courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable.

                                       If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property's cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property and secures the appointment of a receiver. In addition, as previously discussed, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender's ability to collect the rents may be adversely affected.

STATE LAW LIMITATIONS                  Some states (including California) have
ENTAIL CERTAIN RISKS                   laws prohibiting more than one "judicial
                                       action" to enforce a mortgage obligation.
                                       Some courts have construed the term
                                       "judicial action" broadly. In the case of a pool loan secured by mortgaged properties located in multiple states, the Special Servicer may be required to foreclose first on mortgaged properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. As a result, the ability to realize upon the mortgage loans may be limited by the application of state laws. Foreclosure actions may also, in certain circumstances, subject the trust to liability as a "lender-in-possession" or result in the equitable subordination of the claims of the trustee to the claims of other creditors of the borrower. The
                                       Special Servicer may take these state
                                       laws into consideration in deciding which remedy to choose following a default by a borrower.

LEASEHOLD INTERESTS ENTAIL             Three (3) of the mortgage loans
CERTAIN RISKS                          (representing 2.3% of the initial
                                       outstanding pool balance) are secured
                                       solely by mortgages on borrowers'
                                       leasehold interests under ground leases.
                                       In addition, one mortgage loan
                                       (representing 0.6% of the initial
                                       outstanding pool balance), is secured by a mortgage on both the borrower's leasehold interest in a portion of the related mortgaged property and the borrower's fee simple interest in the remainder of the related mortgaged property. See "Description of the
                                       Mortgage Pool--Certain Terms and
                                       Characteristics of the Mortgage
                                       Loans--Ground Leases".

                                       Leasehold mortgage loans are subject to
                                       certain risks not associated with
                                       mortgage loans secured by a lien on the
                                       fee estate of the borrower. The most
                                       significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. Generally, the related ground lease requires the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

                                       Upon the bankruptcy of a lessor or a
                                       lessee under a ground lease, the debtor
                                       entity has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises under the rent under the lease for the term of the lease (including renewals). If a debtor lessee/borrower rejects any or all of its leases, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

                                       Most of the ground leases securing the
                                       mortgaged properties provide that the
                                       ground rent payable thereunder increases during the term of the lease. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

RISKS RELATING TO                      The Mortgage Pool includes one set of
ENFORCEABILITY OF                      cross-collateralized mortgage loans,
CROSS-COLLATERALIZATION                representing 0.2% of the initial
                                       outstanding pool balance. See Appendix II hereto. Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if such borrower were to become a debtor in a bankruptcy case, by the borrower's representative. A lien granted by a borrower entity could be avoided if a court were to determine that: (i) such borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien or was left with inadequate capital, or was not able to pay its debts as they matured; and (ii) such borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by such borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower. The court also could recover payments made under that mortgage loan or take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the loan or the mortgages securing such cross-collateralization.

POTENTIAL ABSENCE OF                   In some jurisdictions, if tenant leases
ATTORNMENT PROVISIONS                  are subordinate to the liens created by
ENTAILS RISKS                          the mortgage and do not contain
                                       attornment provisions (i.e. provisions
                                       requiring the tenant to recognize a
                                       successor owner following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

                                       If a lease is not subordinate to a
                                       mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless it has otherwise agreed with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g. provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender's rights (e.g. a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Certain of the leases at the retail properties included in the trust may not be subordinate to the related Mortgage.

RISKS RELATING TO                      There may be pending or threatened legal
LITIGATION                             proceedings against the borrowers and
                                       managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. We cannot assure you that any such litigation would not have a material adverse effect on distributions to your investment.

RISKS RELATING TO                      Under the Americans with Disabilities Act
COMPLIANCE WITH                        of 1990 ("ADA"), all public
AMERICANS WITH                         accommodations are required to meet
DISABILITIES ACT                       certain federal requirements related to
                                       access and use by disabled persons.
                                       Borrowers may incur costs complying with the ADA. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

RISKS RELATING TO                      Conflicts Between Various Classes of
CONFLICTS OF INTEREST                  Certificateholders. The Special Servicer
                                       is given considerable latitude in
                                       determining whether and in what manner to liquidate or modify defaulted mortgage loans. The Operating Adviser will be empowered to replace the Special
                                       Servicer. At any given time, the
                                       Operating Adviser will be controlled
                                       generally by the holders of the most
                                       subordinated (or, under certain
                                       circumstances, the next most
                                       subordinated) class of certificates (that is, the Controlling Class) outstanding from time to time, and such holders may have interests in conflict with those of the holders of the other certificates.
                                       For instance, the holders of certificates of the Controlling Class might desire to mitigate the potential for loss to that Class from a troubled mortgage loan by deferring enforcement in the hope of maximizing future proceeds. However, the interests of the trust may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the trust than would have been realized if earlier action had been taken.

                                       The Special Servicer or an affiliate may acquire certain of the most subordinated certificates (including those of the initial Controlling Class). Under such circumstances, the Special Servicer itself may have interests that conflict with the interests of the other holders of the certificates.

                                       Conflicts Between Trustee and Affiliates of each of Residential Funding Corporation, Wachovia Bank and Morgan Stanley Mortgage Capital Inc. Conflicts of interest may arise between the trust and affiliates of each of Residential Funding Corporation, Wachovia Bank, and Morgan Stanley Mortgage Capital Inc. that engage in the acquisition, development, operation, financing and disposition of real estate.

                                       Those conflicts may arise because
                                       affiliates of each of Residential Funding
                                       Corporation, Wachovia Bank, and Morgan
                                       Stanley Mortgage Capital Inc. intend to
                                       continue to actively acquire, develop,
                                       operate, finance and dispose of real
                                       estate-related assets in the ordinary
                                       course of their business. During the
                                       course of their business activities,
                                       those affiliates may acquire or sell
                                       properties, or finance mortgage loans
                                       secured by properties which may include
                                       the mortgaged properties or properties
                                       which are in the same markets as the
                                       mortgaged properties. In such case, the
                                       interests of those affiliates may differ from, and compete with, the interests of the trust, and decisions made with respect to those assets may adversely affect the amount and timing of distributions with respect to the certificates.

                                       Conflicts Between Managers and the
                                       Mortgage Loan Borrowers. Substantially
                                       all of the property managers for the
                                       mortgaged properties (or their
                                       affiliates) manage additional properties, including properties that may compete with the mortgaged properties. Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties may accordingly experience conflicts of interest in the management of such mortgaged properties.

                                       Conflicts Between Sellers of Mortgage
                                       Loans and Classes of Certificateholders.
                                       Affiliates of Residential Funding
                                       Corporation, Wachovia Bank, and Morgan
                                       Stanley Mortgage Capital Inc. may acquire certain of the Offered Certificates. Under such circumstances, they may become the

                                       Controlling Class, and as such have
                                       interests that may conflict with their
                                       interests as Sellers of the Mortgage
                                       Loans.

RISKS RELATING TO                      The yield to maturity on your
PREPAYMENTS AND                        certificates will depend, in significant
REPURCHASES                            part, upon the rate and timing of
                                       principal payments on the mortgage loans.
                                       For this purpose, principal payments
                                       include both voluntary prepayments, if
                                       permitted, and involuntary prepayments,
                                       such as prepayments resulting from
                                       casualty or condemnation of mortgaged
                                       properties, defaults and liquidations by borrowers, or repurchases upon a Seller's breaches of representations and warranties. Because the Notional Amount of the Class X Certificates is based upon the Principal Amounts of the certificates with principal amounts, the yield to maturity on the Class X Certificates will be extremely sensitive to the rate and timing of prepayments of principal.

                                       The investment performance of your
                                       certificates may vary materially and
                                       adversely from your expectations if the
                                       actual rate of prepayment is higher or
                                       lower than you anticipate.

                                       Voluntary prepayments under certain of
                                       the mortgage loans require payment of a
                                       yield maintenance premium unless the loan is within a specified number of days of the anticipated repayment date or stated maturity date, as the case may be. See "Description of the Mortgage
                                       Pool--Certain Terms and Characteristics
                                       of the Mortgage Loans--Prepayment
                                       Restrictions." Nevertheless, we cannot
                                       assure you that the related borrowers
                                       will refrain from prepaying their
                                       mortgage loans due to the existence of a prepayment premium. We also cannot assure you that involuntary prepayments will not occur. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

                                             o  the terms of the mortgage loans;

                                             o  the length of any prepayment
                                                lockout period;

                                             o  the level of prevailing interest
                                                rates;

                                             o  the availability of mortgage
                                                credit;

                                             o  the applicable yield maintenance
                                                charges or prepayment premiums;

                                             o  the Master Servicer's or Special
                                                Servicer's ability to enforce
                                                those charges or premiums;

                                             o  the occurrence of casualties or
                                                natural disasters; and

                                             o  economic, demographic, tax,
                                                legal or other factors.

                                       Generally, no yield maintenance charge or prepayment premium will be required for prepayments in connection with a casualty or condemnation unless, in the case of most of the mortgage loans, an event of default has occurred and is continuing. In addition, if a Seller repurchases any mortgage from the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable.

                                       Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

RISKS RELATING TO                      Provisions requiring yield maintenance
ENFORCEABILITY OF                      charges, prepayment premiums and lockout
PREPAYMENT PREMIUMS                    periods may not be enforceable in some
                                       states and under federal bankruptcy law.
                                       Those provisions for charges and premiums also may constitute interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium or to prohibit prepayments will be enforceable. We also cannot assure you that the foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.
                                       Additionally, although the collateral
                                       substitution provisions related to
                                       defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable under applicable law, or usurious.

YIELD CONSIDERATIONS                   The yield on any certificate will depend
                                       on (i) the price at which such
                                       certificate is purchased by an investor
                                       and (ii) the rate, timing and amount of
                                       distributions on such certificate. The
                                       rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

                                             o  the interest rate for such
                                                certificate;

                                             o  the rate and timing of principal
                                                payments (including principal
                                                prepayments) and other principal
                                                collections on or in respect of
                                                the mortgage loans and the
                                                extent to which such amounts are
                                                to be applied or otherwise
                                                result in a reduction of the
                                                balance or Notional Amount of
                                                such certificate;

                                             o  the rate, timing and severity of
                                                losses on or in respect of the
                                                mortgage loans or unanticipated
                                                expenses of the trust;

                                             o  the timing and severity of any
                                                interest shortfalls resulting
                                                from prepayments;

                                             o  the timing and severity of any
                                                Appraisal Reductions; and

                                             o  the extent to which prepayment
                                                premiums are collected and, in
                                                turn, distributed on such
                                                certificate.

RISKS RELATING TO BORROWER DEFAULT     The rate and timing of delinquencies or
                                       defaults on the mortgage loans will
                                       affect:

                                             o  the aggregate amount of
                                                distributions on the Offered
                                                Certificates;

                                             o  their yield to maturity;

                                             o  the rate of principal payments;
                                                and

                                             o  their weighted average life.

                                       The rights of holders of each class of
                                       subordinate certificates to receive
                                       certain payments of principal and
                                       interest otherwise payable on their
                                       certificates will be subordinated to such rights of the holders of the more senior certificates having an earlier alphabetical class designation. See "Description of the
                                       Certificates--Distributions" in this
                                       prospectus supplement. Losses on the
                                       mortgage loans will be allocated to the
                                       Class O, Class N, Class M, Class L, Class
                                       K, Class J, Class H, Class G, Class F,
                                       Class E, Class D, Class C and Class B
                                       Certificates, in that order, reducing
                                       amounts otherwise payable to each class.
                                       Any remaining losses would then be
                                       allocated to the Class A Certificates.

                                       If losses on the mortgage loans exceed
                                       the aggregate principal amount of the
                                       classes of certificates subordinated to a particular class, such class will suffer a loss equal to the full amount of such excess (up to the outstanding principal amount of such class).

                                       If you calculate your anticipated yield
                                       based on assumed rates of default and
                                       losses that are lower than the default
                                       rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, such yield could be negative. In general, the earlier a loss borne by your certificates occurs, the greater the effect on your yield to maturity.

                                       Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so because those losses cause your certificates to have a higher percentage ownership interest in the trust (and therefore related distributions of principal payments on the mortgage loans) than would otherwise have been the case. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

                                       Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless P&I Advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

                                       Also, if the related borrower does not
                                       repay a mortgage loan with a
                                       hyper-amortization feature by its
                                       anticipated repayment date, the effect
                                       will be to increase the weighted average life of your certificates and may reduce your yield to maturity.

RISKS RELATING TO CERTAIN              To the extent described in this
PAYMENTS                               prospectus supplement, the Master
                                       Servicer, the Special Servicer, the
                                       Trustee or the Fiscal Agent, as
                                       applicable, will be entitled to receive
                                       interest on unreimbursed Advances. This
                                       interest will generally accrue from the
                                       date on which the related Advance is made or the related expense is incurred through the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced, and the Special Servicer is entitled to compensation for special servicing activities. The right to receive interest on Advances or special servicing compensation is senior to the rights of certificateholders to receive distributions.

RISKS OF LIMITED                       Your certificates will not be listed on
LIQUIDITY AND MARKET                   any securities exchange, and there is
VALUE                                  currently no secondary market for the
                                       Offered Certificates. While Morgan
                                       Stanley & Co. Incorporated and
                                       Residential Funding Securities
                                       Corporation each currently intends to
                                       make a secondary market in the Offered
                                       Certificates, it is not obligated to do
                                       so. Accordingly, you may not have an
                                       active or liquid secondary market for
                                       your certificates. Lack of liquidity
                                       could result in a substantial decrease in the market value of your certificates.
                                       The market value of your certificates
                                       also may be affected by many other
                                       factors, including the then-prevailing
                                       interest rates. Furthermore, you should
                                       be aware that the market for securities
                                       of the same type as the certificates has recently been volatile and offered very limited liquidity. Finally, affiliates of
                                       Residential Funding Corporation, Wachovia
                                       Bank and Morgan Stanley Mortgage Capital
                                       Inc. may acquire certain classes of
                                       Offered Certificates in which case the
                                       market for those classes of Offered
                                       Certificates may not be as liquid as if
                                       third parties had acquired such
                                       certificates.

RISK OF PASS-THROUGH                   The interest rate of the Class X
RATE VARIABILITY                       Certificates is based on the WAC Rate of
CONSIDERATIONS                         the mortgage loans. In general, mortgage
                                       loans with relatively high mortgage
                                       interest rates are more likely to prepay than mortgage loans with relatively low mortgage interest rates. Varying rates of principal payments on mortgage loans having mortgage interest rates above the weighted average of such rates of the mortgage loans will have the effect of reducing the interest rate of such certificates.

RISK OF LIMITED ASSETS                 The Offered Certificates will represent
                                       interests solely in the assets of the
                                       trust and will not represent an interest in or an obligation of any other entity or person. Distributions on any of the certificates will depend solely on the amount and timing of payments on the mortgage loans.

RISKS ASSOCIATED WITH                  We are aware of the issues associated
YEAR 2000 COMPLIANCE                   with the programming code in existing
                                       computer systems as the millennium (year
                                       2000) approaches. The "year 2000 problem" is pervasive and complex; virtually every computer operation will be affected in some way by the rollover of the two digit year value to 00. The issue is whether computer systems will properly recognize date-sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or otherwise fail.

                                       We have been advised by each of the
                                       Master Servicer and the Special Servicer that they are committed either to (i) implement modifications to their respective existing systems to the extent required to cause them to be year 2000 compliant or (ii) acquire computer systems that are year 2000 compliant in each case prior to August 31, 1999. Furthermore, we have been advised by the Trustee that it will use reasonable commercial efforts to cure (by August
                                       1999) any deficiencies with regard to the manipulation or calculation of dates beyond December 31, 1999 in the internally maintained computer software systems used by the Trustee in the conduct of its trust business which would materially and adversely affect its ability to perform its obligations under the Pooling and Servicing Agreement. However, we have not made any independent investigation of the computer systems of the Master Servicer, the Special Servicer or the Trustee. In the event that computer problems arise out of a failure of such efforts to be completed on time, or in the event that the computer systems of the Master Servicer, the Special Servicer or the Trustee are not fully year 2000 compliant, the resulting disruptions in the collection or distribution of receipts on the mortgage loans could materially adversely affect your investment.

OTHER RISKS                            See "Risk Factors" in the prospectus for
                                       a description of certain other risks and special considerations that may be applicable to your certificates.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

      The Series 1999-RM1 Commercial Mortgage Pass-Through Certificates (the "Certificates") will be issued on or about March __, 1999 (the "Closing Date") pursuant to a Pooling and Servicing Agreement to be dated as of the Cut-off Date (the "Pooling and Servicing Agreement"), among the Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent. Registered holders of the Certificates are herein referred to as "Certificateholders". The Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of principal prepayments received prior to the Cut-off Date and scheduled payments of principal and interest due on or before the Cut-off Date); (ii) any Mortgaged Property acquired on behalf of the Certificateholders in respect of a defaulted Mortgage Loan through foreclosure, deed in lieu of foreclosure or otherwise (any such Mortgaged Property, upon acquisition, an "REO Property"; and (iii) certain rights of the Depositor under, or assigned to the Depositor pursuant to, each of the Mortgage Loan Purchase Agreements relating to Mortgage Loan document delivery requirements and the representations and warranties of the related Seller regarding its Mortgage Loans.

      The Certificates will consist of 19 classes (each, a "Class") thereof, to be designated as: (i) the Class A-1 Certificates and the Class A-2 Certificates (collectively, the "Class A Certificates"); (ii) the Class X Certificates (the "Interest Only Certificates" or the "Class X Certificates" and, collectively with the Class A Certificates, the "Senior Certificates"); (iii) the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, the Class N Certificates and the Class O Certificates (collectively, the "Subordinate Certificates" and, collectively with the Senior Certificates, the "REMIC Regular Certificates"); and (iv) the Class R-I Certificates, the Class R-II Certificates and the Class R-III Certificates (collectively, the "REMIC Residual Certificates").

      Only the Class A, Class B, Class C, Class D, Class E and Class F Certificates (the "Offered Certificates") are offered hereby. The Class X, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates and the REMIC Residual Certificates (collectively, the "Private Certificates") have not been registered under the Securities Act of 1933, as amended, and are not offered hereby. The Private Certificates other than the Class X Certificates are referred to collectively as the "Subordinate Private Certificates."

REGISTRATION; DENOMINATIONS

      The Offered Certificates will initially be issued in book-entry format (the "Book-Entry Certificates"). The Class A-1 and Class A-2 Certificates will be offered in minimum denominations of $25,000. The Class B Certificates will be offered in minimum denominations of $50,000. The remaining Certificates will be issued in denominations of $100,000 and in any whole dollar denomination in excess thereof.

BOOK-ENTRY REGISTRATION

      Each Class of Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee initially will be Cede & Co. No person acquiring an interest in such an Offered Certificate (any such person, a "Certificate Owner") will be entitled to receive a fully registered physical certificate (a "Definitive Certificate") representing such interest, except as set forth in the Prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates". Unless and until Definitive Certificates are issued in respect of any Class of Offered Certificates, all references to actions by holders of such Offered Certificates will refer to actions taken by DTC upon instructions received from the related Certificate Owners through DTC's participating organizations ("Participants"), and all references herein to payments, notices, reports and statements to holders of such Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to the related Certificate Owners through DTC's Participants in accordance with DTC procedures.

      Until Definitive Certificates are issued in respect of any Class of Offered Certificates, interests in such Certificates will be transferred on the book-entry records of DTC (and its Participants). See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the Prospectus.

      Certificateholders must elect to hold their Offered Certificates through any of DTC (in the United States) or Cedelbank or Euroclear (in Europe). Transfers within DTC, Cedel or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Cedel or Euroclear, on the other, will be effected in DTC through Citibank, N.A. ("Citibank") or The Chase Manhattan Bank ("Chase"), the relevant depositories of Cedel and Euroclear, respectively.

      Because of time-zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

CERTIFICATE BALANCES AND NOTIONAL AMOUNTS

      Upon initial issuance, the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates (collectively, the "Principal Balance Certificates") will have the following aggregate Certificate Balances (in each case, subject to a variance of plus or minus 5%):

                                              APPROXIMATE       APPROXIMATE
                      INITIAL AGGREGATE   PERCENT OF INITIAL    PERCENT OF
            CLASS    CERTIFICATE BALANCE     POOL BALANCE     CREDIT SUPPORT
      --------------------------------------------------------------------------
          Class A-1     $183,000,000            21.30%            28.75%
          Class A-2     $429,255,000            49.95%            28.75%
           Class B      $ 42,966,000             5.00%            23.75%
           Class C      $ 45,113,000             5.25%            18.50%
           Class D      $ 12,890,000             1.50%            17.00%
           Class E      $ 34,372,000             4.00%            13.00%
           Class F      $ 17,186,000             2.00%            11.00%
           Class G      $ 10,741,000             1.25%             9.75%
           Class H      $ 23,631,000             2.75%             7.00%
           Class J      $  8,593,000             1.00%             6.00%
           Class K      $ 12,890,000             1.50%             4.50%
           Class L      $  6,445,000             0.75%             3.75%
           Class M      $  8,593,000             1.00%             2.75%
           Class N      $  8,593,000             1.00%             1.75%
           Class O      $ 15,038,538             1.75%             0.00%

      The "Certificate Balance" of any Principal Balance Certificate outstanding at any time will equal the then-maximum amount that the holder thereof will be entitled to receive in respect of principal out of future cash flow on the Mortgage Loans and other assets included in the Trust Fund. The initial Certificate Balance of any Principal Balance Certificate will be set forth on the face thereof. On each Distribution Date, the Certificate Balance of each Principal Balance Certificate will be reduced by any distributions of principal actually made on such Certificate on such Distribution Date, and will be further reduced by any Realized Losses and Expense Losses allocated to such Certificate on such Distribution Date. See "--Distributions" and "--Subordination; Allocation of Losses and Certain Expenses" below.

      The Interest Only Certificates will not have Certificate Balances. Each such Certificate will represent the right to receive distributions of interest accrued as described herein on a notional principal amount (a "Notional Amount"). The aggregate Notional Amount of the Interest Only Certificates will equal 100% of the aggregate Stated Principal Balance of the REMIC II Regular Interests, which will be the same as the aggregate Stated Principal Balance of the Mortgage Loans. The Interest Only Certificates will have an initial aggregate Notional Amount of $859,306,538 (subject to a variance of plus or minus 5%).

      The REMIC Residual Certificates will not have Certificate Balances or Notional Amounts.

      The "Stated Principal Balance" of each Mortgage Loan will generally equal the unpaid principal balance thereof as of the Cut-off Date (or, in the case of a Qualifying Substitute Mortgage Loan (as defined herein), as of the date of substitution), after application of all payments due on or before such date (whether or not received), reduced (to not less than zero) on each subsequent Distribution Date by (i) any payments or other collections (or advances in lieu thereof) of principal of such Mortgage Loan that have been or, if they had not been applied to cover Additional Trust Fund Expenses, would have been distributed on the Certificates on such date, and (ii) the principal portion of any Realized Loss incurred in respect of or allocable to such Mortgage Loan during the related Collection Period. Notwithstanding the foregoing, but subject to the discussion under "--Distribution--Treatment of REO Properties" below, if any Mortgage Loan is paid in full, liquidated or otherwise removed from the Trust Fund, then, commencing as of the first Distribution Date following the Collection Period during which such event occurred, the Stated Principal Balance of such Mortgage Loan will be zero.

PASS-THROUGH RATES

      The rate per annum at which any Class of Certificates accrues interest from time to time is herein referred to as its "Pass-Through Rate."

      The Pass-Through Rates applicable to the Class A-1, Class A-2, Class B, Class C, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates will, at all times, be equal to 6.00%, 6.31%, 6.45%, 6.70%, 6.00%, 6.00%, 6.00%, 6.00%, 6.00%, 6.00%, 6.00% and 6.00% per annum, respectively; provided, however, that each such Pass-Through Rate will not exceed the WAC Rate for such Distribution Date.

      The Pass-Through Rates applicable to Class D, Class E and Class F Certificates will, at all times, be equal to the NWAC Rate minus 0.28%, 0.03% and 0.03%, respectively.

      The Pass-Through Rate applicable to the Interest Only Certificates for the initial Distribution Date will equal approximately 1.09% per annum. The Pass-Through Rate applicable to the Interest Only Certificates for each subsequent Distribution Date will, in general, equal the excess, if any, of (i) the NWAC Rate, over (ii) the weighted average of the Pass-Though Rates applicable to the respective Classes of Principal Balance Certificates for such Distribution Date, the relevant weighting to be on the basis of the respective aggregate Certificate Balances of such Classes of Certificates immediately prior to such Distribution Date.

      The "WAC Rate" for any Distribution Date is the weighted average of the Net Mortgage Rates in effect for the Mortgage Loans as of their Due Dates in the month preceding the month in which such Distribution Date occurs weighted on the basis of their respective Stated Principal Balances on such Due Date.

      The "NWAC Rate" with respect to any Mortgage Loan will, in general, be a per annum rate equal to the related Mortgage Rate in effect from time to time, minus the applicable Administrative Cost Rate. However, for purposes of calculating the Class X Pass-Through Rates, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any post-Closing Date modification, waiver or amendment of the terms of such Mortgage Loan. In addition, because the Certificates accrue interest on the basis of a 360-day year consisting of twelve 30-day months, when calculating the Pass-Through Rate for each Class of Certificates for each Distribution Date, the Net Mortgage Rate of the Mortgage Loan that accrues interest other than on the basis of a 360-day year consisting of twelve 30-day months (a "Non-30/360 Loan") will be appropriately adjusted to reflect such difference. See "SERVICING OF THE MORTGAGE LOANS--Servicing and Other Compensation and Payment of Expenses" herein.

      The "Collection Period" related to each Distribution Date will begin on the day after the Determination Date in the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, the day after the Cut-off Date) and will end on the Determination Date in the month in which the Distribution Date occurs.

      The "Determination Date" related to each Distribution Date is the fifth day of the month in which such Distribution Date occurs (or if such date is not a business day, then the next preceding business day).

DISTRIBUTIONS

General.

      Distributions on or with respect to the Certificates will be made by the Trustee, to the extent of available funds, and in accordance with the manner and priority set forth herein, on the 15th day of each month, or if any such 15th day is not a business day, on the next succeeding business day (each, a "Distribution Date"), commencing in April, 1999. Except as otherwise described below, all such distributions will be made to the persons in whose names the Certificates are registered at the close of business on the related Record Date and, as to each such person, will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions on or before the related Record Date, or otherwise by check mailed to such Certificateholder. The final distribution on any Certificate (determined without regard to any possible future reimbursement of any Realized Losses or Expense Losses previously allocated to such Certificate) will be made in a like manner, but only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or Expense Loss previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence (the likelihood of any such distribution being remote), will be made by check mailed to the Certificateholder that surrendered such Certificate. All distributions made on or with respect to a Class of Certificates will be allocated pro rata among such Certificates based on their respective Percentage Interests in such Class.

      The "Record Date" with respect to each Class of Offered Certificates for each Distribution Date will be the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs. The "Percentage Interest" evidenced by any Offered Certificate in the Class to which it belongs will be a fraction, expressed as a percentage, the numerator of which is equal to the initial Certificate Balance or Notional Amount, as the case may be, of such Certificate as set forth on the face thereof, and the denominator of which is equal to the initial aggregate Certificate Balance or Notional Amount, as the case may be, of such Class.

The Available Distribution Amount.

      With respect to any Distribution Date, distributions of interest on and principal of the Certificates will be made from the Available Distribution Amount for such Distribution Date. The "Available Distribution Amount" for any Distribution Date will, in general, equal (a) all amounts on deposit in the Certificate Account (as described in the Prospectus) as of the close of business on the related Determination Date, exclusive of any portion thereof that represents one or more of the following:

            (i) Monthly Payments collected but due on a Due Date subsequent to the related Collection Period;

            (ii) Prepayment Premiums (which are separately distributable on the Certificates as hereinafter described);

            (iii) amounts that are payable or reimbursable to any person other than the Certificateholders (including amounts payable to the Master Servicer, the Special Servicer or the Trustee as compensation or in reimbursement of outstanding Advances and amounts payable in respect of Additional Trust Fund Expenses); and

            (iv) amounts deposited in the Certificate Account in error;

      plus (b) to the extent not already included in clause (a), any P&I Advances and Compensating Interest Payments made with respect to such Distribution Date.

      As used herein, "Certificate Account" includes, on a collective basis, each collection account established and maintained by the Master Servicer for the retention of payments and other collections of principal and interest in respect of the Mortgage Loans (other than Excess Interest in respect of Hyper-Amortization Loans, which will be deposited to the Excess Interest Distribution Account and paid to the Class O Certificates) and each distribution account established and maintained by the Trustee for the retention of funds pending distribution on the Certificates. See "Description of the Agreements--Certificate Account and Other Collection Accounts" in the Prospectus.

Application of the Available Distribution Amount.

      On each Distribution Date, the Trustee will apply the Available Distribution Amount for such date for the following purposes and in the following order of priority:

            (1) to pay interest to the holders of the respective Classes of Senior Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date;

            (2) to pay principal from the Principal Distribution Amount for such Distribution Date, first to the holders of the Class A-1 Certificates and second to the holders of the Class A-2 Certificates, in each case, up to an amount equal to the lesser of (i) the then-outstanding aggregate Certificate Balance of such Class of Certificates and (ii) the remaining portion of such Principal Distribution Amount;

            (3) to reimburse the holders of the respective Classes of Class A Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, (a) the respective amounts of Realized Losses and Expense Losses, if any, previously allocated to such Classes of Certificates and for which no reimbursement has previously been paid, plus
      (b) all unpaid interest on such amounts (compounded monthly) at the respective Pass-Through Rates of such Classes; and

            (4) to make payments on the Subordinate Certificates and the REMIC Residual Certificates as contemplated below;

provided that, on each Distribution Date after the aggregate Certificate Balance of the Subordinate Certificates has been reduced to zero, and in any event on the final Distribution Date in connection with a termination of the Trust Fund (see "--Optional Termination" below), the payments of principal to be made as contemplated by clause (2) above with respect to the Class A Certificates, will be so made to the holders of the respective Classes of such

Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with the respective then-outstanding aggregate Certificate Balances of such Classes of Certificates.

      On each Distribution Date, following the above-described distributions on the Senior Certificates, the Trustee will apply the remaining portion, if any, of the Available Distribution Amount for such date to make payments on the respective Classes of Subordinate Certificates in alphabetical order of Class designation. On each Distribution Date, the holders of each Class of Subordinate Certificates will be entitled, to the extent of the Available Distribution Amount remaining after all required distributions to be made therefrom on the Senior Certificates (as described under this "--Distribution--Application of the Available Distribution Amount" section) and each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation: first, to distributions of interest, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date; second, if the aggregate Certificate Balance of the Class A Certificates and each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation has been reduced to zero, to distributions of principal, up to an amount equal to the lesser of (a) the then-outstanding aggregate Certificate Balance of such Class of Certificates and
(b) the aggregate of the remaining Principal Distribution Amounts for such Distribution Date (or, on the final Distribution Date in connection with the termination of the Trust Fund, up to an amount equal to the then-outstanding aggregate Certificate Balance of such Class of Certificates); and, third, to distributions for purposes of reimbursement, up to an amount equal to (a) all Realized Losses and Expense Losses, if any, previously allocated to such Class of Certificates and for which no reimbursement has previously been paid, plus
(b) all unpaid interest on such amounts (compounded monthly) at the Pass-Through Rate for such Class of Certificates.

      On each Distribution Date, following the above-described distributions on the REMIC Regular Certificates, the Trustee will pay the remaining portion, if any, of the Available Distribution Amounts for such date to the holders of the Class R-I Certificates, and shall pay any amount of Excess Interest on deposit in the Excess Interest Distribution Account for the related Collection Period to the holders of the Class O Certificates.

      The "Excess Interest" in respect of each Hyper-Amortization Loan that does not repay on its Anticipated Repayment Date is the excess, if any, of interest accrued at the rate of interest applicable to such loan after the Anticipated Repayment Date ("the "Revised Rate") over interest accrued at the rate of interest applicable to such loan before the Anticipated Repayment Date, together with interest thereon at the Revised Rate from the date accrued to the date such interest is payable (generally, after payment in full of the outstanding principal balance of such loan).

Distributable Certificate Interest.

      The "Distributable Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date will be equal to the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (to not less than zero) by such Class of Certificates' allocable share (calculated as described below) of any Net Aggregate Prepayment Interest Shortfall for such Distribution Date, and increased by any Class Interest Shortfall in respect of such Class of Certificates for such Distribution Date. See "--Prepayment Interest Shortfalls" below.

      The "Accrued Certificate Interest" in respect of each Class of REMIC Regular Certificates for each Distribution Date will equal the amount of interest for the applicable Interest Accrual Period accrued at the applicable Pass-Through Rate on the aggregate Certificate Balance or Notional Amount, as the case may be, of such Class of Certificates outstanding immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

      The "Class Interest Shortfall" with respect to any Class of REMIC Regular Certificates for any Distribution Date, will equal: (a) in the case of the initial Distribution Date, zero; and (b) in the case of any subsequent Distribution Date, the sum of (i) the excess, if any, of (A) all Distributable Certificate Interest in respect of such Class of Certificates for the immediately preceding Distribution Date, over (B) all distributions of interest made with respect to such Class of Certificates on the immediately preceding Distribution Date, plus (ii) to the extent permitted by applicable law, other than in the case of the Interest Only Certificates, one month's interest on any such excess at the Pass-Through Rate applicable to such Class of Certificates.

      The "Interest Accrual Period" for each Class of REMIC Regular Certificates and each Distribution Date will be the calendar month immediately preceding the month in which such Distribution Date occurs.

Principal Distribution Amount.

      The "Principal Distribution Amount" for any Distribution Date will, in general, equal the aggregate of the following:

            (a) the principal portions of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period; and

            (b) all payments (including voluntary principal prepayments and Balloon Payments) and other collections received on the Mortgage Loans during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any portion of such amounts that represents a payment or other recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously paid or recovered.

      If on any Distribution Date the aggregate amount of distributions of principal made on the Principal Balance Certificates is less than such Principal Distribution Amount, then the amount of such shortfall will be included in the Principal Distribution Amount (if available) for the next succeeding Distribution Date.

      The "Monthly Payment" for any Mortgage Loan will, in general, be the scheduled payment of principal and/or interest due thereon from time to time (taking into account any waiver, modification or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or Special Servicer or in connection with a bankruptcy or similar proceeding involving the related borrower).

      An "Assumed Monthly Payment" is an amount deemed due in respect of: (i) any Balloon Loan that is delinquent in respect of its Balloon Payment beyond the end of the Collection Period in which its stated maturity date occurs; or (ii) any Mortgage Loan as to which the related Mortgaged Property has become an REO Property. The Assumed Monthly Payment for any such Balloon Loan deemed due on its stated maturity date and on each successive Due Date that it remains or is deemed to remain outstanding shall equal the Monthly Payment that would have been due thereon on such date if the related Balloon Payment had not come due, but rather such Mortgage Loan had continued to amortize in accordance with such loan's amortization schedule, if any, in effect immediately prior to maturity and had continued to accrue interest in accordance with its terms in effect immediately prior to maturity. The Assumed Monthly Payment for any such Mortgage Loan as to which the related Mortgaged Property has become an REO Property, deemed due on each Due Date for so long as such REO Property remains part of the Trust Fund, will equal the Monthly Payment (or, in the case of a Balloon Loan described in the prior sentence, the Assumed Monthly Payment) due on the last Due Date prior to the acquisition of such REO Property.

Distributions of Prepayment Premiums.

      Any Prepayment Premium collected with respect to a Mortgage Loan during any particular Collection Period will be distributed on the following Distribution Date as follows: The holders of the respective Classes of Principal Balance Certificates (other than the Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class O Certificates) then entitled to distributions of principal from the Principal Distribution Amount for such Distribution Date, will be entitled to an aggregate amount (allocable among such Classes, if more than one, as described below) equal to the lesser of (a) such Prepayment Premium, and (b) such Prepayment Premium multiplied by a fraction, the numerator of which is equal to the excess, if any, of the Pass-Through Rate applicable to the most senior of such Classes of Certificates then outstanding (or, in the case of two Classes of Class A Certificates, the one with the earlier payment priority), over the relevant Discount Rate (as defined herein), and the denominator of which is equal to the excess, if any, of the Mortgage Rate for the prepaid Mortgage Loan, over the relevant Discount Rate. If there is more than one Class of Principal Balance Certificates entitled to distributions of principal from the Principal Distribution Amount for such Distribution Date, the aggregate amount described in the preceding sentence shall be allocated among such Classes on a pro rata basis in accordance with the relative amounts of such distributions of principal. Any portion of such Prepayment Premium that is not so distributed to the holders of such Principal Balance Certificates will be distributed to the holders of the Interest Only Certificates.

      For purposes of the foregoing, the "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually. The "Treasury Rate" is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15--Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date (one longer and one shorter) most nearly approximating the maturity date (or Anticipated Repayment Date, if applicable) of the Mortgage Loan prepaid. If Release H.15 is no longer published, the Trustee will select a comparable publication to determine the Treasury Rate.

      Any Prepayment Premiums distributed to the holders of a Class of Certificates may not be sufficient to fully compensate such Certificateholders for any loss in yield attributable to the related Principal Prepayments.

Treatment of REO Properties.

      Notwithstanding that any Mortgaged Property may be acquired as part of the Trust Fund through foreclosure, deed in lieu of foreclosure or otherwise, the related Mortgage Loan will be treated, for purposes of, among other things, determining distributions on the Certificates, allocations of Realized Losses and Expense Losses to the Certificates, and the amount of Master Servicing Fees, Special Servicing Fees and Trustee Fees payable under the Pooling and Servicing Agreement, as having remained outstanding until such REO Property is liquidated. Among other things, such Mortgage Loan will be taken into account when determining Pass-Through Rates and the Principal Distribution Amount. In connection therewith, operating revenues and other proceeds derived from such REO Property (after application thereof to pay certain costs and taxes, including certain reimbursements payable to the Master Servicer, the Special Servicer and/or the Trustee, incurred in connection with the operation and disposition of such REO Property) will be "applied" by the Master Servicer as principal, interest and other amounts "due" on such Mortgage Loan, and, subject to the applicable limitations described under "--Advances" below, the Master Servicer, the Trustee and the Fiscal Agent will each be required, to the extent such proceeds are less than the monthly payments due under such Mortgage Loan, to make P&I Advances in respect of such Mortgage Loan, in all cases as if such Mortgage Loan had remained outstanding.

APPRAISAL REDUCTIONS

      Not later than the earliest of (i) the date 120 days after the occurrence of any delinquency in payment with respect to a Mortgage Loan if such delinquency remains uncured, (ii) the date 60 days after receipt of notice that the related borrower has filed a bankruptcy petition or a receiver is appointed in respect of the related Mortgaged Property, provided such petition or appointment is still in effect, (iii) the effective date of any modification to the maturity date, Mortgage Rate, principal balance, amortization term or payment frequency (each, a "Money Term") of a Mortgage Loan, other than the extension of the date that a Balloon Payment is due for a period of less than six months from the initial maturity date, and (iv) the date 30 days following the date a Mortgaged Property becomes an REO Property (each of (i), (ii), (iii) and (iv), an "Appraisal Event" and the affected Mortgage Loan, a "Required Appraisal Loan"), the Special Servicer is required to have obtained an MAI appraisal of the related Mortgaged Property or REO Property, as the case may be (or, at its discretion, if the Stated Principal Balance of the particular Required Appraisal Loan is less than or equal to $1,000,000, to perform an internal valuation of such property) unless such an appraisal or valuation had been obtained within the prior twelve months. As a result of such appraisal or internal valuation, an "Appraisal Reduction" may be created.

      The Appraisal Reduction for any Required Appraisal Loan will be an amount, calculated as of the first Determination Date that is at least fifteen days after the date on which an appraisal report or internal valuation is completed, equal to the excess, if any, of (a) the sum of (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by the Master Servicer, the Trustee or the Fiscal Agent, all unpaid interest on the Required Appraisal Loan, (iii) all related unreimbursed Advances and interest on such Advances at the Advance Rate (as defined herein) and (iv) to the extent not previously advanced by the Master Servicer, the Trustee or the Fiscal Agent, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property or REO Property, as the case may be (in each case, net of any amounts escrowed for such item), over (b) 90% of the value (net of any prior mortgage liens) of the related Mortgaged Property or REO Property as determined by such appraisal or internal valuation. Notwithstanding the foregoing, if an internal valuation of the Mortgaged Property is performed, the Appraisal Reduction will equal the greater of (A) the amount calculated above and (B) 25% of the Stated Principal Balance of the Mortgage Loan. Furthermore, if an appraisal is not obtained from an MAI appraiser following the earliest of the dates described in clauses
(i)-(iv) in the preceding paragraph, then until such an appraisal is obtained the Appraisal Reduction will equal 25% of the Stated Principal Balance of the Mortgage Loan. An Appraisal Reduction will be reduced to zero as of the date the related Mortgage Loan is brought current under the then-current terms of the Mortgage Loan for at least three consecutive months or is paid in full, liquidated, repurchased, replaced or otherwise disposed of. An appraisal for any Required Appraisal Loan that has not been brought current for at least three consecutive months (or paid in full, liquidated, repurchased or otherwise disposed of) will be updated annually, with corresponding adjustments to the amount of the related Appraisal Reduction.

      The existence of an Appraisal Reduction reduces the Master Servicer's, the Trustee's or the Fiscal Agent's, as the case may be, advancing obligation in respect of delinquent principal and interest on the related Mortgage Loan, which may result in a reduction in distributions in respect of the then-most subordinate Class of Certificates. See "--Advances--P&I Advances" below.

SUBORDINATION; ALLOCATION OF LOSSES AND CERTAIN EXPENSES

      As and to the extent described herein, the rights of holders of Subordinate Certificates to receive distributions of amounts collected or advanced on the Mortgage Loans will, in the case of each Class thereof, be subordinated to the rights of holders of the Senior Certificates and, further, to the rights of holders of each other Class of Subordinate Certificates, if any, with an earlier alphabetical Class designation. This subordination is intended to enhance the likelihood of timely receipt by holders of the respective Classes of Senior Certificates of the full amount of Distributable Certificate Interest payable in respect of their Certificates on each Distribution Date, and the ultimate receipt by holders of the respective Classes of Class A Certificates of principal equal to, in each such case, the entire aggregate Certificate Balance of such Class of Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by holders of the other Classes of Offered Certificates of the full amount of Distributable Certificate Interest payable in respect of their

Certificates on each Distribution Date, and the ultimate receipt by holders of such other Classes of Offered Certificates of principal equal to, in each such case, the entire aggregate Certificate Balance of such Class of Certificates. The subordination of each Class of Subordinate Certificates will be accomplished by, among other things, the application of the Available Distribution Amount on each Distribution Date in the order of priority described under "--Distributions--Application of the Available Distribution Amount" above. No other form of credit support will be available for the benefit of holders of Certificates.

      If, following the distributions to be made in respect of the Certificates on any Distribution Date, the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date is less than the then-aggregate Certificate Balance of the Principal Balance Certificates, the respective aggregate Certificate Balances of the Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates will be reduced, sequentially in that order, in the case of each such Class until such deficit (or the related aggregate Certificate Balance) is reduced to zero (whichever occurs first). If any portion of such deficit remains at such time as the aggregate Certificate Balance of all such Classes of Certificates is reduced to zero, then the respective aggregate Certificate Balances of the Class A-1 and Class A-2 Certificates will be reduced, pro rata in accordance with the relative sizes of the remaining aggregate Certificate Balances of such Classes of Certificates, until such deficit (or the aggregate Certificate Balance of each such Class of Certificates) is reduced to zero. In general, any such deficit will be the result of Realized Losses incurred in respect of the Mortgage Loans and/or Expense Losses. Accordingly, the foregoing reductions in the aggregate Certificate Balances of the respective Classes of Principal Balance Certificates will constitute an allocation of any such Realized Losses and Expense Losses. Any such allocation of Realized Losses and/or Expense Losses to a particular Class of Principal Balance Certificates will be allocated among the Certificates of such Class in proportion to their respective Percentage Interests in such Class.

      "Realized Losses" are losses on or in respect of the Mortgage Loans arising from the inability of the Master Servicer or Special Servicer, as applicable, to collect all amounts due and owing under any such Mortgage Loan, including by reason of the fraud or bankruptcy of a borrower or a casualty of any nature at a Mortgaged Property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated Mortgage Loan (or related REO Property) is an amount generally equal to the excess, if any, of (a) the outstanding principal balance of such Mortgage Loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon at the related Mortgage Rate to but not including the Due Date in the Collection Period in which the liquidation occurred and (ii) all related unreimbursed Servicing Advances (including interest on any outstanding Advances at the Advance Rate) and outstanding liquidation expenses, over (b) the aggregate amount of Liquidation Proceeds (as defined in the Prospectus), if any, recovered in connection with such liquidation. If any portion of the debt due under a Mortgage Loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the Special Servicer or in connection with the bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss.

      "Expense Losses" are losses incurred by the Trust Fund by reason of Additional Trust Fund Expenses being paid out of the Trust Fund that were not of the type typically subject to a Servicing Advance or were of such type but were the subject of a determination that such Servicing Advance, if made, would be nonrecoverable. "Additional Trust Fund Expenses" include, among other things,
(i) Special Servicing Fees, Workout Fees and Liquidation Fees, (ii) interest in respect of Advances not paid out of default interest and late payment charges,
(iii) the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the Mortgage Loans and the administration of the Trust Fund, (iv) certain unanticipated, non-Mortgage Loan specific expenses of the Trust Fund, including certain indemnities and reimbursements to the Trustee (and certain indemnities and reimbursements to the Fiscal Agent comparable to those for the Trustee) as described under "Description of the Agreements--The Trustee" in the Prospectus, certain indemnities and reimbursements to the Master Servicer and the Depositor (and certain indemnities and reimbursements to the Special Servicer comparable to those for the Master Servicer) as described under "Description of the Agreements--Certain Matters Regarding a Master Servicer and the Depositor" in the Prospectus and certain federal, state and local taxes, and certain tax-related expenses, payable out of the Trust Fund as described under "Servicing of the Mortgage Loans--REO Properties" herein and "Certain Federal Income Tax Consequences--Prohibited Transactions and Other Taxes" in the Prospectus, (v) any amounts expended on behalf of the Trust Fund to remediate an adverse environmental condition at any Mortgaged Property securing a defaulted Mortgage Loan (see "Description of the Agreements--Realization Upon Defaulted Whole Loans" in the Prospectus), and (vi) any other expense of the Trust Fund not specifically included in the calculation of Realized Loss for which there is no corresponding collection from a borrower.

PREPAYMENT INTEREST SHORTFALLS

      If a borrower prepays a Mortgage Loan, in whole or in part, prior to the Determination Date in any calendar month, the amount of interest (net of related Master Servicing Fees and Trustee Fees) accrued on such prepayment, in general, from the beginning of such calendar month to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess". Conversely, if a borrower prepays a Mortgage Loan, in whole or in part, after the Determination Date in any calendar month and does not pay interest on such prepayment through, in general, the end of such calendar month, then the shortfall in a full month's interest (net of related Master Servicing Fees and Trustee Fees) on such prepayment will constitute a "Prepayment Interest Shortfall". Prepayment Interest Excesses collected on the Mortgage Loans during any Collection Period will first be applied to offset Prepayment Interest Shortfalls incurred in respect of the Mortgage Loans during such Collection Period and, to the extent not needed for such purposes, will be retained by the Master Servicer as additional servicing compensation. The Master Servicer will be obligated to cover, out of its own funds, without right of reimbursement, to the extent of that portion of its Master Servicing Fees for the related Collection Period calculated in respect of all the Mortgage Loans at a rate of 0.02% per annum, any Prepayment Interest Shortfalls in respect of the Mortgage Loans that are not so offset by Prepayment Interest Excesses. Any payment so made by the Master Servicer to cover such shortfalls will constitute a "Compensating Interest Payment". The aggregate of all Prepayment Interest Shortfalls incurred in respect of the Mortgage Loans during any Collection Period that are neither offset by Prepayment Interest Excesses collected on the Mortgage Loans during such Collection Period nor covered by a Compensating Interest Payment made by the Master Servicer, shall constitute the "Net Aggregate Prepayment Interest Shortfall" for the related Distribution Date.

      Any Net Aggregate Prepayment Interest Shortfall for a Distribution Date will be allocated among the respective Classes of REMIC Regular Certificates, on a pro rata basis, in the ratio that the Accrued Certificate Interest with respect to any such Class of Certificates for such Distribution Date, bears to the total of the Accrued Certificate Interest with respect to all Classes of REMIC Regular Certificates for such Distribution Date. The Distributable Certificate Interest in respect of any Class of REMIC Regular Certificates will be reduced to the extent any Net Aggregate Prepayment Interest Shortfalls are allocated to such Class of Certificates. See "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expense" herein.

OPTIONAL TERMINATION

      The Depositor, the Master Servicer, the Special Servicer, majority holders of the Controlling Class and any holder of a majority interest in the Class R-I Certificate, will each have the option to purchase, in whole but not in part, the Mortgage Loans and any other property remaining in the Trust Fund on any Distribution Date as of which the aggregate Certificate Balance of all Classes of Principal Balance Certificates then outstanding is less than or equal to 1% of the Initial Pool Balance. Such purchase will be at a price (the "Termination Price") generally equal to 100% of the aggregate unpaid principal balance of the Mortgage Loans (other than any Mortgage Loans as to which the Special Servicer has determined that all payments or recoveries with respect thereto have been made and other than any Mortgage Loans as to which the related Mortgaged Property has become an REO Property), plus accrued and unpaid interest on each such Mortgage Loan at the related Mortgage Rate to the Due Date for such Mortgage Loan in the Collection Period with respect to which such purchase occurs, plus related unreimbursed Servicing Advances, plus interest on any related Advances at the Advance Rate, plus the fair market value of any other property (including REO Property) remaining in the Trust Fund. The Termination Price, net of any portion thereof payable to persons other than the Certificateholders, will constitute part of the Available Distribution Amount for the final Distribution Date.

ADVANCES

P&I Advances.

      With respect to each Distribution Date, the Master Servicer will be obligated to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement thereof as provided in the Pooling and Servicing Agreement, funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for such Distribution Date, in an amount generally equal to the aggregate of all Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments, in each case net of any related Master Servicing Fee and Workout Fee, that were due or deemed due, as the case may be, in respect of the Mortgage Loans during the related Collection Period and that were not paid by or on behalf of the related borrowers or otherwise collected as of the close of business on the last day of the related Collection Period or other specified date prior to such Distribution Date. The Master Servicer will not be required to make a P&I Advance if it, in its reasonable discretion, determines that the funds therefor plus interest thereon at the Advance Rate would not be recoverable from subsequent payments or other collections (including Insurance Proceeds (as defined in the Prospectus), condemnation proceeds and Liquidation Proceeds) in respect of the related Mortgage Loan (such payments and other collections, "Related Proceeds") as described in the Prospectus. The Master Servicer will also not be required to advance prepayment or yield maintenance premiums. The Master Servicer's obligations to make P&I Advances (unless the Master Servicer shall determine that any such Advance would be nonrecoverable) in respect of any Mortgage Loan will continue through liquidation of such Mortgage Loan or disposition of any REO Property acquired in respect thereof. Notwithstanding the foregoing, if an Appraisal Reduction exists with respect to any Mortgage Loan, then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent Distribution Date for so long as such Appraisal Reduction exists, in the event of subsequent delinquencies on such Mortgage Loan, the amount of the P&I Advance in respect of such Mortgage Loan will be reduced to equal to the product of (i) the amount of such P&I Advance that would otherwise be required to be made for such Distribution Date without regard to this sentence, multiplied by (ii) a fraction (expressed as a percentage), the numerator of which is equal to the Stated Principal Balance of such Mortgage Loan, net of the amount of such Appraisal Reduction, and the denominator of which is equal to the Stated Principal Balance of such Mortgage Loan. See "Appraisal Reductions" above. The Master Servicer will make only one P&I Advance in respect of each Mortgage Loan for the benefit of the most subordinate Class of Certificates then outstanding unless the related defaulted Monthly Payment is cured prior to the following Due Date on any Mortgage Loan. If the Master Servicer fails to make a required P&I Advance, the Trustee will be obligated to make such P&I Advance; and, if the Trustee fails to make a required P&I Advance, the Fiscal Agent will be obligated to make such P&I Advance. See "--The Trustee and the Fiscal Agent" below.

      The Master Servicer, the Trustee and the Fiscal Agent will each be entitled to recover any P&I Advance made by it from Related Proceeds collected in respect of the Mortgage Loan as to which such P&I Advance was made. Notwithstanding the foregoing, none of the Master Servicer, the Trustee or the Fiscal Agent will be obligated to make a P&I Advance that would, if made, constitute a Nonrecoverable Advance (as defined below). The Master Servicer, the Trustee and the Fiscal Agent will each be entitled to recover any P&I Advance previously made by it that is, at any time, determined to be a Nonrecoverable Advance, out of general funds on deposit in the Certificate Account. See "Description of the Certificates--Advances in Respect of Delinquencies" and "Description of the Agreements--Certificate Account and Other Collection Accounts" in the Prospectus.

Servicing Advances.

      In general, customary, reasonable and necessary "out-of-pocket" costs and expenses required to be incurred by the Master Servicer or the Special Servicer, as applicable, in connection with the servicing of a Mortgage Loan, a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, will constitute "Servicing Advances" (Servicing Advances and P&I Advances, collectively, "Advances") and, in all cases will be reimbursable, as and to the extent described in the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Master Servicer and the Special Servicer will each be permitted to pay, or to direct the payment of, certain servicing expenses directly out of the Certificate Account and at times without regard to the relationship between the expense and the funds from which it is being paid. Furthermore, if the Special Servicer is required under the Pooling and Servicing Agreement to make any Servicing Advance but does not desire to do so, and if the Special Servicer and the Master Servicer are not the same person, then the

Special Servicer may, in its sole discretion, with limited exception, request that the Master Servicer make such Advance, such request to be made in writing and in a timely manner that does not adversely affect the interests of any Certificateholder. The Master Servicer will be obligated to make any such Servicing Advance that it is requested by the Special Servicer to so make (unless the Master Servicer shall determine that any such Advance would be nonrecoverable) within ten (10) days of the Master Servicer's receipt of such request.

      If the Master Servicer or the Special Servicer is required under the Pooling and Servicing Agreement to make a Servicing Advance, but does not do so within 15 days after such Servicing Advance is required to be made, then the Trustee will, if it has actual knowledge of such failure, be required to give the defaulting party notice of such failure and, if such failure continues for three more business days, the Trustee will be obligated to make such Servicing Advance (and, if the Trustee fails to make any Servicing Advance required under the Pooling and Servicing Agreement, the Fiscal Agent will be obligated to make such Servicing Advance on behalf of the Trustee).

      The Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent will each be obligated to make Servicing Advances only to the extent that such Servicing Advances are, in the reasonable and good faith judgment of such party, ultimately recoverable from Related Proceeds.

Nonrecoverable Advances.

      The determination by the Master Servicer, the Special Servicer (or, if applicable, the Trustee or Fiscal Agent) that any P&I Advance or Servicing Advance previously made or proposed to be made would not be recoverable from Related Proceeds, is to be made in the reasonable and good faith discretion of such party and is to be accompanied by an officer's certificate delivered to the Trustee and setting forth the reasons for such determination, together with copies of appraisals, if any, or other information relevant thereto which supports such determination. The Master Servicer's or Special Servicer's determination of nonrecoverability will be conclusive and binding upon the Certificateholders, the Trustee and the Fiscal Agent with respect to the obligation of the Trustee or the Fiscal Agent to make any Advance. The Trustee and the Fiscal Agent shall be entitled to rely conclusively on any determination by the Master Servicer or Special Servicer of nonrecoverability with respect to such Advance and shall have no obligation to make a separate determination of recoverability. The Master Servicer shall be entitled to rely conclusively on any determination by the Special Servicer of non-recoverability with respect to such Advance, and shall have no obligation to make a separate determination of recoverability.

Interest on Advances.

      The Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent will each be entitled, with respect to any Advance made thereby, to receive interest accrued on the amount of such Advance for so long as it is outstanding at a rate per annum (the "Advance Rate") equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. Such interest on any Advance will be payable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, first out of default interest and late payment charges actually collected by the Master Servicer or the Special Servicer (and not retainable by any Sub-Servicer) in respect of the related Mortgage Loan or, if such amounts are insufficient, out of any amounts then on deposit in the Certificate Account. To the extent not offset by default interest and late payment charges actually collected in respect of any defaulted Mortgage Loan, interest accrued on outstanding Advances made in respect thereof will result in a reduction in amounts payable on the Certificates.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

Trustee Reports.

      1. Based on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered by the Master Servicer to the Trustee, the Trustee will prepare and forward on each Distribution Date to each Certificateholder:

            (a)   A statement generally setting forth, to the extent applicable:

                        (i) the amount, if any, of the distributions to the
                  holders of each Class of Principal Balance Certificates on such Distribution Date applied to reduce the aggregate Certificate Balance thereof;

                        (ii) the amount of the distributions to holders of each
                  Class of REMIC Regular Certificates on such Distribution Date allocable to (A) interest and (B) Prepayment Premiums;

                        (iii) the number and aggregate Stated Principal Balance
                  of outstanding Mortgage Loans in the Mortgage Pool;

                        (iv) the number and aggregate Stated Principal Balance
                  of Mortgage Loans in the Mortgage Pool (A) delinquent one month, (B) delinquent two months, (C) delinquent three or more months or (D) as to which foreclosure proceedings have been commenced;

                        (v) with respect to any REO Property acquired during the
                  related Collection Period, the Stated Principal Balance of the related Mortgage Loan as of the date of acquisition of the REO Property;

                        (vi) (A) the most recent appraised value of any REO
                  Property as of the related Determination Date, (B) as to any REO Property sold during the related Collection Period, the date of the related determination by the Special Servicer that it has recovered all Related Proceeds that it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the Certificate Account, and (C) the aggregate amount of other revenues collected by the Special Servicer with respect to each REO Property during the related Collection Period and credited to the Certificate Account, in each case identifying such REO Property by the loan number of the related Mortgage Loan;

                        (vii) the aggregate Certificate Balance or Notional
                  Amount of each Class of REMIC Regular Certificates before and after giving effect to the distributions, and any allocations of Realized Losses and Expense Losses, made on such Distribution Date;

                        (viii) the aggregate amount of principal prepayments
                  made during the related Collection Period;

                        (ix) the Pass-Through Rate applicable to the Interest
                  Only Certificates for such Distribution Date;

                        (x) the aggregate amount of servicing fees retained by
                  or paid to the Master Servicer and the Special Servicer;

                        (xi) the amount of Realized Losses or Expense Losses, if
                  any, incurred with respect to the Mortgage Loans during the related Collection Period;

                        (xii) the aggregate amount of Servicing Advances and P&I
                  Advances outstanding as of the end of the prior calendar month that have been made by the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, separately stated;

                        (xiii) the amount of any Appraisal Reductions effected
                  during the related Collection Period on a loan-by-loan basis and the total Appraisal Reductions as of such Distribution Date; and

                        (xiv) such other information and in such form as shall
                  be specified in the Pooling and Servicing Agreement.

                  In the case of information furnished pursuant to subclauses
            (i) and (ii) above, the amounts shall be expressed as a dollar amount per $1,000 of original actual or notional principal amount of the Certificates for all Certificates of each applicable Class.

            (b) A report containing information regarding the Mortgage Loans as of the end of the related Collection Period, which report will contain substantially the categories of information regarding the Mortgage Loans set forth in Appendix IV and will be presented in a tabular format substantially similar to the respective format utilized in Appendix IV, which shall be in standard CSSA format.

      2. For those who have obtained an account number on the Trustee's ASAP (Automatic Statements Accessed by Phone) System, the foregoing report or a summary report of bond factors may be obtained from the Trustee via automated facsimile by placing a telephone call to (714) 282-5518 and following the voice prompts to request "Statement Number 387." Account numbers on the Trustee's ASAP System may be obtained by calling the same telephone number and following the voice prompts for obtaining account numbers. Separately, bond factor information may be obtained from the Trustee by calling (800) 246-5761. In addition, if the Depositor so directs the Trustee and on terms acceptable to the Trustee, the Trustee will make available through its electronic bulletin board system certain information related to the Mortgage Loans (as presented in the standard CSSA format) as provided for in the Pooling and Servicing Agreement. The bulletin board is located at (714) 282-3990. A directory has been set up on the bulletin board in which an electronic file is stored containing monthly servicer data. All files are password protected. Passwords to each file will be released by the Trustee in accordance with the terms of the Pooling and Servicing Agreement. Those who have an account on the bulletin board may retrieve the loan level data file for each transaction in the directory. An account number may be obtained by typing "NEW" upon logging into the bulletin board. The Trustee also intends to make certain information relating to the Certificates and the Mortgage Loans available on the Internet at www.lnbabs.com. Such Internet access may require the use of a password which can be obtained from the Trustee. The Master Servicer will also make certain information available on the Internet at its Website at www.amresco.com.

      3. Unless otherwise reported pursuant to 1(b) above, on an annual basis, the Master Servicer is required to deliver to the Trustee, who will deliver, upon written request (which may be in the form of a standing request), such report to the Underwriters, the Certificateholders, the Depositor and anyone else the Depositor or the Underwriters reasonably designate, a report setting forth the debt service coverage ratio (and the calculation thereof) with respect to each Mortgage Loan for which the Master Servicer obtains operating statements, and such other information, including occupancy, to the extent available, and substantially in the form set forth in the Pooling and Servicing Agreement. In addition, upon request from the Underwriters, the Certificateholders or the Depositor, the Master Servicer will make available, in accordance with the terms of the Pooling and Servicing Agreement, the most recent annual operating statements and rent rolls for each Mortgaged Property (to the extent available to the Master Servicer).

Special Servicer Reports.

      No later than one business day following each Determination Date, the Special Servicer will prepare and provide the Master Servicer with reports with respect to Specially Serviced Mortgage Loans substantially in the form set forth in the Pooling and Servicing Agreement. Such reports generally will include, among other things, a report showing loan-by-loan detail on each Specially Serviced Mortgage Loan that is 60 days delinquent, 90 days delinquent, or in the process of foreclosure, an REO status report for each REO Property and a modification report showing loan-by-loan detail for each modification closed during the most recent reporting period. Such reports will be delivered by the Trustee, no later than the Distribution Date, to the Underwriters, the Rating Agencies and the Depositor. Provided however that such information may be provided as part of another CSSA report in lieu of these separate reports.

Other Information.

      The Pooling and Servicing Agreement requires that the Trustee make available, at its offices primarily responsible for administering the Trust Fund or at such other office as it may reasonably designate, during normal business hours, upon reasonable advance notice for review by any holder or prospective purchaser of a Certificate, originals or copies of, among other things, the following items (except to the extent not permitted by applicable law or under any of the Mortgage Loan documents):

            (i) the Pooling and Servicing Agreement and any amendments thereto,

            (ii) all reports or statements delivered by the Trustee to holders of the relevant Class of Certificates since the Closing Date,

            (iii) all accountants' reports delivered to the Trustee since the Closing Date,

            (iv) the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer in respect of each Mortgaged Property and delivered to the Trustee,

            (v) the most recent Mortgaged Property annual operating statements and rent rolls, if any, collected by or on behalf of the Master Servicer or the Special Servicer and delivered to the Trustee,

            (vi) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer and/or the Special Servicer and delivered to the Trustee, and

            (vii) any and all officers' certificates and other evidence delivered to the Trustee to support the Master Servicer's determination that any Advance was not or, if made, would not be, recoverable from Related Proceeds.

            Copies of any and all of the foregoing items and any Special Servicer Reports delivered to the Trustee will be available from the Trustee upon request; provided that the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies; and provided further that certain limitations will be imposed on the recipients with respect to the use and further dissemination of the information to the extent described in the Pooling and Servicing Agreement.

BOOK-ENTRY CERTIFICATES

      Until such time, if any, as Definitive Certificates are issued in respect of the Offered Certificates, the foregoing information and access will be available to the related Certificate Owners only to the extent it is forwarded by, or otherwise available through, DTC and its Participants. The manner in which notices and other communications are conveyed by DTC to its Participants, and by such Participants to the Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The Master Servicer, the Special Servicer, the Trustee and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Trustee; however, any Certificate Owner that has delivered to the Trustee a written certification, in form and substance satisfactory to the Trustee, regarding such Certificate Owner's beneficial ownership of Offered Certificates will be recognized as a Certificateholder for purposes of obtaining the foregoing information and access.

EXAMPLE OF DISTRIBUTIONS

      The following chart sets forth an example of distributions on the Certificates for the first month of the Trust Fund's existence, assuming the Certificates are issued during March 1999:

            The close of business on
            March 1....................  (A)  Cut-off Date.
            March 31...................  (B)  Record Date for all Classes of
                                              Certificates.
            March  2 - April 5.........  (C)  The Collection Period. The Master
                                              Servicer receives Monthly Payments
                                              due after the Cut-off Date and on
                                              or prior to April 5, the last day
                                              of the Collection Period for
                                              scheduled payments due and
                                              received, and any principal
                                              prepayments made, after the
                                              Cut-off Date and on or prior to
                                              April 5, the last day of the
                                              Collection Period for unscheduled
                                              payments.
            April 5....................  (D)  Determination Date.
            April 12...................  (E)  Master Servicer Remittance Date.
            April 15...................  (F)  Distribution Date.

      Succeeding monthly periods follow the pattern of (B) through (F) (except as described below).

      (A) The outstanding principal balance of the Mortgage Loans will be the aggregate principal balance of the Mortgage Loans at the close of business on March 1, 1999 (after deducting principal payments due on or before such date). Those principal payments due on or before such date, and the accompanying interest payments, are not part of the Trust Fund.

      (B) Distributions on the next Distribution Date will be made to those persons that are Certificateholders of record on this date. Each subsequent Record Date will be the last business day of the month preceding the related Distribution Date.

      (C) Any Monthly Payments due and collected and Principal Prepayments collected, after the Cut-off Date and on or prior to the dates set forth above will be deposited in the Certificate Account. Each subsequent Collection Period will begin on the day after the Determination Date in the month preceding the month of the related Distribution Date and will end on the Determination Date in the month in which the related Distribution Date occurs.

      (D) As of the close of business on the Determination Date, the Master Servicer will have determined the amounts of principal and interest due and payable on the Mortgage Loans with respect to the related Collection Period. The Determination Date related to each Distribution Date is the fifth day of the month in which such Distribution Date occurs (or if such date is not a business day, then the next preceding business day).

      (E) The Master Servicer will remit to the Trustee on the business day preceding the related Distribution Date all amounts held by the Master Servicer that are payable to Certificateholders on such Distribution Date.

      (F) The Trustee will make distributions to Certificateholders on the 15th day of each month or, if any such 15th day is not a business day, the next succeeding business day.

VOTING RIGHTS

      At all times during the term of the Pooling and Servicing Agreement, 97% of the voting rights for the Certificates (the "Voting Rights") are to be allocated among the holders of the respective Classes of Principal Balance Certificates in proportion to the aggregate Certificate Balances of such Classes, 2% of the Voting Rights are to be allocated among the holders of the Class of Interest Only Certificates, and the remaining Voting Rights are to be allocated among the holders of the respective Classes of REMIC Residual Certificates in three equal shares. Voting Rights allocated to a Class of Certificateholders will be allocated among Certificateholders of such Class in proportion to the Percentage Interests in such Class evidenced by their respective Certificates.

THE TRUSTEE AND THE FISCAL AGENT

The Trustee

      LaSalle National Bank ("LaSalle") will act as Trustee (the "Trustee"). LaSalle is a subsidiary of LaSalle National Corporation which is a subsidiary of the Fiscal Agent. The Trustee is at all times required to be, and will be required to resign if it fails to be, (i) an institution insured by the FDIC,
(ii) a corporation, national bank or national banking association, organized and doing business under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) an institution whose long-term senior unsecured debt (or that of its Fiscal Agent, if applicable) is rated not less than "A" by DCR and "Aa" by Moody's (or such lower ratings as the Rating Agencies would permit without an adverse effect on any of the then-current ratings of the Certificates). The corporate trust office of the Trustee responsible for administration of the Trust Fund (the "Corporate Trust Office") is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60674, Attention: Asset-Backed Securities Trust Services Group - Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-RM1. As of June 30, 1998, the Trustee had assets of approximately $19 billion. See "Servicing of the Mortgage Loans--Duties of the Trustee", "Servicing of the Mortgage Loans--Certain Matters Regarding the Trustee" and "Servicing of the Mortgage Loans--Resignation and Removal of the Trustee" in the Prospectus.

      The principal compensation to be paid to the Trustee in respect of its activities as the trustee under the Pooling and Servicing Agreement will be the Trustee Fee. The "Trustee Fee" will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan (including Specially Serviced Mortgage Loans and Mortgage Loans as to which the related Mortgaged Property has become an REO Property) and will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment on the related Mortgage Loan is computed.

The Fiscal Agent

      ABN AMRO Bank N.V., a Netherlands banking corporation and the indirect corporate parent of the Trustee, will act as Fiscal Agent (the "Fiscal Agent") for the Trust Fund and will be obligated to make any Advance required to be made, and not made, by the Master Servicer and the Trustee under the Pooling and Servicing Agreement, provided that the Fiscal Agent will not be obligated to make any Advance that it deems to be a Nonrecoverable Advance. The Fiscal Agent will be entitled (but not obligated) to rely conclusively on any determination by the Master Servicer, the Special Servicer (solely in the case of Servicing Advances) or the Trustee that an Advance, if made, would be a Nonrecoverable Advance. The Fiscal Agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the Master Servicer and the Trustee. See "--Advances" above. The Fiscal Agent will be entitled to various rights, protections and indemnities similar to those afforded the Trustee. The Trustee will be responsible for payment of the compensation of the Fiscal Agent. As of June 30, 1998, the Fiscal Agent had consolidated assets of approximately $491 billion. In the event that LaSalle shall, for any reason, cease to act as Trustee under the Pooling and Servicing Agreement, ABN AMRO Bank N.V. likewise shall no longer serve in the capacity of Fiscal Agent thereunder.

                             MATURITY CONSIDERATIONS

      The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificate is distributed to the investor. For purposes of this Prospectus Supplement, the weighted average life of a Principal Balance Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the Closing Date to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of such Certificate. Accordingly, the weighted average life of any such Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections and/or advances of principal are in turn applied in reduction of the Certificate Balance of such Certificate.

      Prepayments on mortgage loans may be measured by a prepayment standard or model ("Prepayment Assumptions"). The model used in this Prospectus Supplement is the CPR prepayment model (as described under "Yield
Considerations--Prepayments--Maturity and Weighted Average Life" in the Prospectus).

      As used in each of the following tables, the column headed "0%" assumes that none of the Mortgage Loans is prepaid before maturity, or in the case of an Anticipated Repayment Date Loan, the Anticipated Repayment Date. The columns headed "3%", "5%", "7%", "10%" and "15%" assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan's Lockout Period, if any, or during such Mortgage Loan's yield maintenance period (unless the prepayment penalty for such Mortgage Loan is calculated as the lesser of yield maintenance or a fixed percentage), if any, and are otherwise made on each of the Mortgage Loans at the indicated CPRs. Such tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Certificates to various prepayment rates and are not intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Certificates. There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a Lockout Period or a yield maintenance period) will conform to any particular CPR, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions at any of the CPRs shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage Loans that are in a Lockout Period or a yield maintenance period will not prepay as a result of involuntary liquidations upon default or otherwise. A "yield maintenance period" is any period during which a Mortgage Loan provides that voluntary prepayments be accompanied by a Yield Maintenance Premium.

      The following tables indicate the percentage of the initial aggregate Certificate Balance of each Class of Offered Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each such Class of Certificates. The tables have been prepared on the basis of the following assumptions (collectively, the "Maturity Assumptions"):

            (i) the Initial Pool Balance is approximately $859,306,538,

            (ii) the initial aggregate Certificate Balance or Notional Amount, as the case may be, for each Class of Offered Certificates is as set forth on the cover page hereof, and the Pass-Through Rate for each Class of Offered Certificates is as set forth or otherwise described herein,

            (iii) the scheduled Monthly Payments for each Mortgage Loan are as set forth in Appendix II,

            (iv) all Monthly Payments are due and timely received on the first day of each month,

            (v) there are no delinquencies or losses in respect of the Mortgage Loans, there are no extensions of maturity in respect of the Mortgage Loans, there are no Appraisal Reductions with respect to the Mortgage Loans and there are no casualties or condemnations affecting the Mortgaged Properties,

            (vi) (A) prepayments are made on each of the Mortgage Loans at the indicated CPRs (except that prepayments are assumed not to be received as to any Mortgage Loan during such Mortgage Loan's Lockout Period ("LOP"), if any, or yield maintenance period ("YMP"), if any, unless the prepayment penalty for such Mortgage Loan is calculated as the lesser of yield maintenance or a fixed percentage) and (B) Mortgage Loans that provide for an increase in the respective Mortgage Rate and/or principal amortization on a specified date prior to stated maturity are prepaid in full on their respective Anticipated Repayment Dates,

            (vii) Mortgage Loans with holdback provisions are assumed to meet their Release Conditions and the Escrowed Holdback Amounts are assumed released to the respective borrowers,

            (viii) (A) Mortgage Loans that are silent as to the methodology of interest accrual on such loans are assumed to accrue on the basis of a 360-day year consisting of twelve 30-day months (a "30/360 basis") and (B) Mortgage Loans that accrue interest on the basis of the actual number of days elapsed each month in a 360-day year pay principal based on monthly payments that are calculated on an actual/360 basis,

            (ix) no party entitled thereto exercises its right of optional termination described herein under "Description of the Certificates--Optional Termination",

            (x) no Mortgage Loan is required to be repurchased or replaced by a Seller or other party,

            (xi) no Prepayment Interest Shortfalls are incurred,

            (xii) there are no Additional Trust Fund Expenses,

            (xiii) distributions on the Certificates are made on the 15th day of each month, commencing in April 1999,

            (xiv) the Certificates are issued on the Closing Date,

            (xv) the prepayment provisions for each Mortgage Loan are assumed to begin on the first payment date of such Mortgage Loan and any resulting Prepayment Premiums are allocated as described under "Description of the Certificates--Distributions--Distributions of Prepayment Premiums", and

            (xvi) the open prepayment period, if any, is assumed to begin on the first day of the respective month prior to the maturity date.

            To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, the Offered Certificates may mature earlier or later than indicated by the tables. The "Final Scheduled Distribution Date" for each Class of Offered Certificates is the Distribution Date on which the related aggregate Certificate Balance or Notional Amount, as the case may be, would be reduced to zero based upon the Maturity Assumptions and a 0% CPR. It is highly unlikely that the Mortgage Loans will prepay in accordance with the Maturity Assumptions at any constant rate until maturity or that all the Mortgage Loans will prepay in accordance with the Maturity Assumptions at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial aggregate Certificate Balances (and weighted average lives) shown in the following tables. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to reflect the Maturity Assumptions and any of the specified CPR percentages.

      Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

      Based on the Maturity Assumptions, the following tables indicate the resulting weighted average lives of the Offered Certificates and set forth the percentage of the initial Certificate Balance of each Class of such Certificates that would be outstanding after each of the dates shown under the applicable assumptions at the indicated CPRs.

           PERCENTAGES OF THE INITIAL AGGREGATE CERTIFICATE BALANCE OF
                THE CLASS A-1 CERTIFICATES AT THE SPECIFIED CPRS

                                          PREPAYMENT ASSUMPTION (CPR)
                            ----------------------------------------------------
          Date               0%       3%       5%       7%      10%      15%
--------------------------   --       --       --       --      ---      ---
Closing Date..............   100%     100%     100%     100%     100%    100%
March 2000................    94       94       94       93       93      93
March 2001................    86       86       85       85       85      84
March 2002................    78       77       77       77       76      75
March 2003................    68       67       67       66       66      65
March 2004................    60       59       59       58       58      57
March 2005................    51       50       50       49       49      48
March 2006................    41       41       40       40       39      39
March 2007................    18       17       16       16       15      15
March 2008................     0        0        0        0        0       0
Weighted Average
Life (years)..............  5.50     5.45     5.43     5.40     5.37    5.32

            PERCENTAGES OF THE INITIAL AGGREGATE CERTIFICATE BALANCE
               OF THE CLASS A-2 CERTIFICATES AT THE SPECIFIED CPRS

                                          PREPAYMENT ASSUMPTION (CPR)
                            ----------------------------------------------------
          Date               0%       3%       5%       7%      10%      15%
--------------------------   --       --       --       --      ---      ---
Closing Date..............   100%     100%     100%     100%     100%    100%
March 2000................   100      100      100      100      100     100
March 2001................   100      100      100      100      100     100
March 2002................   100      100      100      100      100     100
March 2003................   100      100      100      100      100     100
March 2004................   100      100      100      100      100     100
March 2005................   100      100      100      100      100     100
March 2006................   100      100      100      100      100     100
March 2007................   100      100      100      100      100     100
March 2008................    95       95       95       95       95      94
March 2009................     0        0        0        0        0       0
Weighted Average
Life (years)..............  9.44     9.44     9.44     9.43     9.43    9.43

           PERCENTAGES OF THE INITIAL AGGREGATE CERTIFICATE BALANCE OF
                 THE CLASS B CERTIFICATES AT THE SPECIFIED CPRS

                                          PREPAYMENT ASSUMPTION (CPR)
                            ----------------------------------------------------
          Date               0%       3%       5%       7%      10%      15%
--------------------------   --       --       --       --      ---      ---
Closing Date..............   100%     100%     100%     100%     100%    100%
March 2000................   100      100      100      100      100     100
March 2001................   100      100      100      100      100     100
March 2002................   100      100      100      100      100     100
March 2003................   100      100      100      100      100     100
March 2004................   100      100      100      100      100     100
March 2005................   100      100      100      100      100     100
March 2006................   100      100      100      100      100     100
March 2007................   100      100      100      100      100     100
March 2008................   100      100      100      100      100     100
March 2009................     0        0        0        0        0       0
Weighted Average
Life (years)..............  9.67     9.66     9.66     9.66     9.66    9.66

           PERCENTAGES OF THE INITIAL AGGREGATE CERTIFICATE BALANCE OF
                 THE CLASS C CERTIFICATES AT THE SPECIFIED CPRS

                                          PREPAYMENT ASSUMPTION (CPR)
                            ----------------------------------------------------
          Date               0%       3%       5%       7%      10%      15%
--------------------------   --       --       --       --      ---      ---
Closing Date..............   100%     100%     100%     100%     100%    100%
March 2000................   100      100      100      100      100     100
March 2001................   100      100      100      100      100     100
March 2002................   100      100      100      100      100     100
March 2003................   100      100      100      100      100     100
March 2004................   100      100      100      100      100     100
March 2005................   100      100      100      100      100     100
March 2006................   100      100      100      100      100     100
March 2007................   100      100      100      100      100     100
March 2008................   100      100      100      100      100     100
March 2009................     0        0        0        0        0       0
Weighted Average
Life (years)..............  9.70     9.70     9.70     9.70     9.70    9.70

           PERCENTAGES OF THE INITIAL AGGREGATE CERTIFICATE BALANCE OF
                 THE CLASS D CERTIFICATES AT THE SPECIFIED CPRS

                                          PREPAYMENT ASSUMPTION (CPR)
                            ----------------------------------------------------
          Date               0%       3%       5%       7%      10%      15%
--------------------------   --       --       --       --      ---      ---
Closing Date..............   100%     100%     100%     100%     100%    100%
March 2000................   100      100      100      100      100     100
March 2001................   100      100      100      100      100     100
March 2002................   100      100      100      100      100     100
March 2003................   100      100      100      100      100     100
March 2004................   100      100      100      100      100     100
March 2005................   100      100      100      100      100     100
March 2006................   100      100      100      100      100     100
March 2007................   100      100      100      100      100     100
March 2008................   100      100      100      100      100     100
March 2009................     0        0        0        0        0       0
Weighted Average
Life (years)..............  9.77     9.77     9.76     9.76     9.76    9.75

           PERCENTAGES OF THE INITIAL AGGREGATE CERTIFICATE BALANCE OF
                 THE CLASS E CERTIFICATES AT THE SPECIFIED CPRS

                                          PREPAYMENT ASSUMPTION (CPR)
                            ----------------------------------------------------
          Date               0%       3%       5%       7%      10%      15%
--------------------------   --       --       --       --      ---      ---
Closing Date..............   100%     100%     100%     100%     100%    100%
March 2000................   100      100      100      100      100     100
March 2001................   100      100      100      100      100     100
March 2002................   100      100      100      100      100     100
March 2003................   100      100      100      100      100     100
March 2004................   100      100      100      100      100     100
March 2005................   100      100      100      100      100     100
March 2006................   100      100      100      100      100     100
March 2007................   100      100      100      100      100     100
March 2008................   100      100      100      100      100     100
March 2009................     0        0        0        0        0       0
Weighted Average
Life (years)..............  9.78     9.78     9.78     9.78     9.78    9.78

           PERCENTAGES OF THE INITIAL AGGREGATE CERTIFICATE BALANCE OF
                 THE CLASS F CERTIFICATES AT THE SPECIFIED CPRS

                                          PREPAYMENT ASSUMPTION (CPR)
                            ----------------------------------------------------
          Date               0%       3%       5%       7%      10%      15%
--------------------------   --       --       --       --      ---      ---
Closing Date..............   100%     100%     100%     100%     100%    100%
March 2000................   100      100      100      100      100     100
March 2001................   100      100      100      100      100     100
March 2002................   100      100      100      100      100     100
March 2003................   100      100      100      100      100     100
March 2004................   100      100      100      100      100     100
March 2005................   100      100      100      100      100     100
March 2006................   100      100      100      100      100     100
March 2007................   100      100      100      100      100     100
March 2008................   100      100      100      100      100     100
March 2009................    35       32       31       29       28      26
March 2010................     0        0        0        0        0       0
Weighted Average
Life (years)..............  9.95     9.94     9.93     9.93     9.92    9.92

                              YIELD CONSIDERATIONS

GENERAL

      The yield on any Offered Certificate will depend on: (i) the Pass-Through Rate in effect from time to time for such Certificate; (ii) the price paid for such Certificate and, if the price was other than par, the rate and timing of payments of principal on such Certificate; and (iii) the aggregate amount of distributions on such Certificate.

RATE AND TIMING OF PRINCIPAL PAYMENTS

      The yield to holders of the Interest Only Certificates and any other Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the Mortgage Loans (including principal prepayments on the Mortgage Loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). The rate and timing of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or repurchases of Mortgage Loans out of the Trust Fund). Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations and repurchases of the Mortgage Loans, will result in distributions on the Principal Balance Certificates of amounts that otherwise would have been distributed (and reductions in the Notional Amounts of the Interest Only Certificates that would otherwise have occurred) over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Principal Balance Certificates) while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" and "Servicing of the Mortgage Loans--Sale of Defaulted Mortgage Loans" herein and "Description Of The Agreements--Realization Upon Defaulted Whole Loans" and "Certain Legal Aspects Of The Mortgage Loans And Leases--Foreclosure" in the Prospectus. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate or the rate of principal prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

      The extent to which the yield to maturity of an Offered Certificate may vary from the anticipated yield will depend upon the degree to which such Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on or otherwise result in the reduction of the Certificate Balance or Notional Amount, as the case may be, of such Certificate. An investor should consider, in the case of any Principal Balance Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Principal Balance Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal is made on a Principal Balance Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on such investor's Principal Balance Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments. The yield to maturity of each Class of Interest Only Certificates will be highly sensitive to the rate and timing of principal payments (including by reason of prepayments, repurchases, extensions, defaults and liquidations) on or in respect of the Mortgage Loans. Investors in the Interest Only Certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization and prepayment of the Notional Amounts of their Certificates could result in the failure of such investors to recoup their initial investments.

      An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the principal balance of the Offered Certificates entitled to distributions of principal may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest amounts distributed in reduction of the principal balance of such investor's Offered Certificate may be lower than the Pass-Through Rate applicable thereto. Conversely, slower rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of principal balance of the Offered Certificates entitled to distributions of principal, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions resulting from prepayments available to an investor in such Certificates for reinvestment at such high prevailing interest rates may be relatively small.

LOSSES AND SHORTFALLS

      The yield to holders of the Offered Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Losses and other shortfalls on the Mortgage Loans (other than Net Aggregate Prepayment Interest Shortfalls) will generally be borne: first, by the holders of the respective Classes of Subordinate Certificates, in reverse alphabetical order of Class designation, to the extent of amounts otherwise distributable in respect of their Certificates; and then, by the holders of the Senior Certificates. Net Aggregate Prepayment Interest Shortfalls will be borne by the holders of the respective Classes of REMIC Regular Certificates on a pro rata basis as described herein.

CERTAIN RELEVANT FACTORS

      The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment Premiums, Lockout Periods and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for comparable residential and/or commercial space in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors and Other Special Considerations" and "Description of the Mortgage Pool" herein and "Risk Factors" and "Yield Considerations" in the Prospectus.

      The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. If a Mortgage Loan is not in a Lockout Period, the Prepayment Premium, if any, in respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the loan as part of a refinancing thereof. See "Description of the Mortgage Pool--Certain Terms and Characteristics of the Mortgage Loans" herein.

DELAY IN PAYMENT OF DISTRIBUTIONS

      Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be at least 15 days following the end of the related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

      The mortgage pool (the "Mortgage Pool") will consist of 229 mortgage loans (each, a "Mortgage Loan") with an Initial Pool Balance of $859,306,538 equal to the aggregate Cut-off Date Balance (the "Initial Pool Balance") of the Mortgage Loans, subject to a permitted variance of plus or minus 5%. The "Cut-off Date Balance" with respect to any Mortgage Loan is the unpaid principal balance thereof as of the Cut-off Date.

      All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis.

      A brief summary of the material terms of the ten significant Mortgage Loans in the Mortgage Pool is set forth on Appendix III attached hereto.

Principal Balances

      The Mortgage Loans have an Initial Pool Balance of $859,306,538 (subject to a variance of plus or minus 5%). The Cut-off Date Balances of the Mortgage Loans range from $516,977 to $36,790,447, and the Mortgage Loans have an average Cut-off Date Balance of $3,752,430.

Balloon Loans

      Two hundred and twelve (212) of the Mortgage Loans, representing 94.6% of the Initial Pool Balance, are Balloon Loans or provide for increases in the mortgage rate and/or principal amortization at a date prior to the stated maturity date.

Fee/Leasehold

      Each Mortgage Loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") that creates a first mortgage lien on a fee (or, in 3 cases, or 2.3% of the Initial Pool Balance, a leasehold estate and in one case, or 0.6% of the Initial Pool Balance, a leasehold interest in a portion of the property and a fee interest in the remainder of the property) in income-producing real property (a "Mortgaged Property").

Property Type

      o Sixty-two (62) of the Mortgaged Properties, which represent security for 31.9% of the Initial Pool Balance, are retail properties;

      o Sixty-four (64) of the Mortgaged Properties, which represent security for 22.9% of the Initial Pool Balance, are multifamily apartment properties;

      o Forty-three (43) of the Mortgaged Properties, which represent security for 18.4% of the Initial Pool Balance, are office properties;

      o Fifteen (15) of the Mortgaged Properties, which represent security for 10.4% of the Initial Pool Balance, are hospitality properties;

      o Twenty-seven (27) of the Mortgaged Properties, which represent security for 9.3% of the Initial Pool Balance, are industrial/warehouse properties, including multi-tenant industrial properties;

      o Ten (10) of the Mortgaged Properties, which represent security for 4.6% of the Initial Pool Balance, are mixed use properties;

      o Five (5) of the Mortgaged Properties, which represent security for 1.3% of the Initial Pool Balance, are self-storage facilities;

      o Two (2) of the Mortgaged Properties, which represent security for 0.9% of the Initial Pool Balance, are manufactured housing communities; and

      o One (1) of the Mortgaged Properties, which represents security for 0.3% of the Initial Pool Balance, is an "other" type of property, a cinema property.

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Geographic Location

      The Mortgaged Properties are located throughout 34 states and the District of Columbia with the largest concentration in the California (48) Mortgaged Properties, which represent security for 25.7% of the Initial Pool Balance). Of the Mortgaged Properties located in the State of California, 30 Mortgaged Properties, which represent 14.7% of the Initial Pool Balance are located in Southern California, and 18 Mortgaged Properties, representing 11.0% of the Initial Pool Balance are located in Northern California. No other state has a concentration of Mortgaged Properties that represents security for more than 11.9% of the Initial Pool Balance. See Appendix II for a more detailed description of the Mortgage Loans and additional information with respect to those Mortgage Loans secured by Mortgages on multifamily apartment properties.

Delinquency

      As of the Cut-off Date, none of the Mortgage Loans was 30 days or more delinquent, or had been 30 days or more delinquent during the 12 calendar months preceding the Cut-off Date.

Sellers

      One hundred three (103) of the Mortgage Loans (the "Residential Funding Loans"), which represent 46.5% of the Initial Pool Balance will, immediately prior to the issuance of the Certificates, be held by RFC. The Residential Funding Loans were all originated by Residential Funding Corporation. Thirty-nine (39) of the Mortgage Loans (the "Wachovia Loans"), which represent 13.8% of the Initial Pool Balance, are currently held by Wachovia. The Wachovia Loans were all originated by Wachovia, or an affiliate. Eighty-seven (87) of the Mortgage Loans (the "Morgan Stanley Loans"), which represent 39.7% of the Initial Pool Balance, are currently held by MSMC. RFC, Wachovia and MSMC will each be referred to herein as a "Seller" and will collectively be referred to herein as the "Sellers."

      On or prior to the Closing Date, the Depositor will acquire the Mortgage Loans from the Sellers, in each case pursuant to a mortgage loan purchase agreement to be entered into between the Depositor and the particular Seller (each, a "Mortgage Loan Purchase Agreement"). The Depositor will thereupon assign its interests in the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. See "--The Sellers" and "--Assignment of Mortgage Loans; Repurchases" below.

Origination Dates

      Mortgage Loans were originated between March 1, 1994 and January 7, 1999.

CERTAIN TERMS AND CHARACTERISTICS OF THE MORTGAGE LOANS

Mortgage Rates; Calculations of Interest

      All of the Mortgage Loans bear interest at annualized rates ("Mortgage Rates") that will remain fixed for the remaining terms of the Mortgage Loans. No Mortgage Loan permits negative amortization or the deferral of accrued interest.

      Twenty-five (25) of the Mortgage Loans representing 11.1% of the Initial Pool Balance, accrue interest on the basis of a 360-day year consisting of twelve 30-day months, and two hundred and four (204) Mortgage Loans, representing 88.9% of the Initial Pool Balance are Actual/360 Mortgage Loans (the "Interest Accrual Method").

      As of the Cut-off Date, the Mortgage Rates of the Mortgage Loans range from 6.160% to 9.125% per annum, and the weighted average Mortgage Rate of the Mortgage Loans is 7.198% per annum.

Due Dates

      All of the Mortgage Loans have "Due Dates" (that is, the dates upon which the related Monthly Payments are due) that occur on the first day of each month.

Amortization

      Two hundred-nine (209) of the Mortgage Loans, representing 87.1% the Initial Pool Balance, provide for Monthly Payments of principal and interest based on amortization schedules significantly longer than their terms to maturity. Three (3) additional Mortgage Loans, representing 7.5% of the Initial Pool Balance, are Hyper-Amortization Loans. As a result, such Mortgage Loans (the "Balloon Loans") will have substantial payments (each such payment, a "Balloon Payment") payable on their respective maturity dates or anticipated to be paid on their Anticipated Repayment Dates, as the case may be, unless prepaid prior thereto. See "Risk Factors and Other Special Considerations--The Mortgage Loans--Balloon Payments" herein. The remaining 17 Mortgage Loans, representing 5.4% of the Initial Pool Balance, have an expected balloon balance equal to less than 10% of the original principal balance of each loan.

Defeasance; Prepayment Restrictions

      Eighty-eight (88) of the Mortgage Loans (the "Defeasance Loans"), representing 44.0% of the Initial Pool Balance, prohibit voluntary prepayment from the origination of the Mortgage Loan until a date that is generally up to three to six months prior to its scheduled maturity date or Anticipated Repayment Date, as applicable, but, in lieu of prepayment, the borrower may, after a period of no fewer than two years from the Closing Date, obtain a release of the related Mortgaged Property from the lien of such Mortgage Loan by pledging "Defeasance Collateral" to the holder of the Mortgage Note. In general, "Defeasance Collateral" is required to consist of direct, non-callable United States Treasury obligations that provide for payments prior, but as close as possible, to all successive dates on which a Monthly Payment is due (including the scheduled maturity date), with each such payment being equal to or greater than (with any excess to be returned to the borrower) the Monthly Payment (including, in the case of the scheduled maturity date, any Balloon Payment), due on such date (or with respect to Cross-Collateralized Mortgage Loans which permit defeasance, an amount equal to not less than the monthly payment and any Balloon Payment relating to the principal portion of the Mortgage Loan allocable to the released Mortgaged Property. A borrower's ability to defease is in each case subject to certain conditions, including reasonable assurance that acceptance of a pledge of the Defeasance Collateral in lieu of a full prepayment will not result in a qualification, downgrade or withdrawal of the rating then assigned by each Rating Agency to any Class of Certificates.

      One hundred-nineteen (119) Mortgage Loans, representing 48.0% of the Initial Pool Balance, prohibit voluntary prepayments for a period (a "Lockout Period") ending on a date determined by the related Mortgage Note and, thereafter impose, until generally 3 to 6 months prior to maturity (or Anticipated Repayment Date, as applicable), prepayment premiums calculated (i) in the case of one hundred-sixteen (116) Mortgage Loans, representing 46.4% of the Initial Pool Balance, on the basis of the greater of a yield maintenance formula and 1% of the amount of principal prepaid; (ii) in the case of two (2) Mortgage Loans, representing 1.4% of the Initial Pool Balance, on the basis of a yield maintenance formula and (iii) in the case of one (1) Mortgage Loan, representing 0.2% of the Initial Pool Balance, on the basis of a prepayment premium equal to 3% of the amount of principal prepaid.

      Five (5) Mortgage Loans, representing 1.9% of the Initial Pool Balance, provide, at the borrower's option, until 3 months before maturity, either (i) a Lockout Period as determined in the related Mortgage Note, followed by a period during which borrower may pay a prepayment premium calculated on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid or (ii) a Lockout Period as determined in the related Mortgage Note, followed by a period during which borrower may defease the loan by substituting direct, non-callable United States Treasury obligations for the Mortgaged Property, thereby releasing the property from the lien of the mortgage without prepaying the mortgage loans.

      Seventeen (17) Mortgage Loans, representing 6.1% of the Initial Pool Balance, do not provide for a lockout period, but impose, until 0 to 6 months prior to maturity, a prepayment premium calculated (i) on the basis of the greater of a yield maintenance formula and 1% of the amount prepaid in the case of eight (8) Mortgage Loans representing 4.2% of the Initial Pool Balance, (ii) on the basis of a declining percentage of the amount prepaid in the case of four
(4) Mortgage Loans Representing 1.0% of the Initial Pool Balance, and (iii) on the basis of the greater of a yield maintenance formula and 3% of the amount prepaid for a period of 30 to 60 months, and thereafter on the basis of a declining percentage of the amount prepaid, in the case of five (5) Mortgage Loans, representing 1.0% of the Initial Pool Balance.

      Notwithstanding the foregoing, three Mortgage Loans, representing 0.7% of the Initial Pool Balance, permit, in each such case, voluntary principal prepayments of up to 10% of the original principal balance of the Mortgage Loan in any calendar year without the imposition of a Prepayment Premium (the "10% Free Prepayment Loans").

      Yield Maintenance Premiums and Percentage Premiums, if and to the extent collected, will be distributed to the holders of the Certificates as described herein under "Description of the Certificates--Distributions--Distributions of Prepayment Premiums" herein. The Master Servicer may not waive the imposition of a Prepayment Premium or reduce the amount thereof. The Special Servicer may waive the imposition of a Prepayment Premium, or reduce the amount thereof, with respect to a Specially Serviced Mortgage Loan if such waiver or reduction is consistent with the Servicing Standard. Neither the Depositor nor any Seller can provide any assurance as to the enforceability of any Mortgage Loan provisions barring prepayment or requiring the payment of a Prepayment Premium or of the collectibility of any Prepayment Premium.

Non-recourse Obligations

      Substantially all of the Mortgage Loans are non-recourse obligations of the related borrowers and, upon any such borrower's default in the payment of any amount due under the related Mortgage Loan, the holder thereof may look only to the related Mortgaged Property for satisfaction of the borrower's obligations. In those cases where the loan documents permit recourse to the borrower or a guarantor, the Depositor has not evaluated the financial condition of any such person, and prospective investors should thus consider all of the Mortgage Loans to be non-recourse. None of the Mortgage Loans is insured or guaranteed by the United States, any government entity or instrumentality or any other person.

"Due-on-Sale" and "Due-on-Encumbrance" Provisions

      The Mortgages contain "Due-on-sale" and "Due-on-encumbrance" clauses that, in general, permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or that prohibit the borrower from doing so without the consent of the holder of the Mortgage. Generally, the Mortgage Loans permit a transfer of the related Mortgaged Property, subject to the satisfaction of certain conditions, including, in some cases, approval of the proposed transferee by the Special Servicer. In addition, certain Mortgage Loans permit the borrower to transfer the related Mortgaged Property to an affiliate or subsidiary of the borrower, or an entity of which the borrower is the controlling beneficial owner, upon the satisfaction of certain limited conditions as determined by the Master Servicer or Special Servicer, as applicable.

Borrower Concentrations

      Twenty groups of Mortgage Loans (not including cross-collateralized or single note, multiple mortgage property loan) are made to the same borrower or have related borrowers ("Related Borrower Loan Groups") that are affiliated with one another through partial or complete direct or indirect common ownership. The three largest of these groups represent 5.4%, 3.0%, and 2.9%, respectively, of the Initial Pool Balance.

Cross-Collateralized Mortgage Loans

      The Mortgage Pool includes one set of Cross-Collateralized Mortgage Loans, representing 0.2% of the Initial Pool Balance. See Appendix II hereto.

Multiple Mortgaged Properties

      In seven cases, or 3.8% of the Initial Pool Balance (not including the one cross-collateralized and cross-defaulted Mortgage Loan group referred to above in "--Cross-Collateralized Mortgage Loans"), a single Mortgage Note is secured by a Mortgage or Mortgages on two or more Mortgaged Properties. Accordingly, the total number of Mortgaged Properties secured by such multi-property loans is 21. In Appendix II the Mortgaged Properties are collectively considered to constitute one Mortgaged Property for purposes of presenting numerical information herein. In all cases the Debt Service Coverage Ratios were determined on the basis of the aggregate Underwritable Cash Flow of all the related Mortgaged Properties, the Cut-off Date Balance per unit or square foot were determined based on the aggregate number of square feet or units, and the Cut-off Date LTVs and the Balloon LTVs were determined on the basis of the aggregate of the appraised values of the related Mortgaged Properties.

Single-Tenant Mortgage Loans

      In the case of twenty-three (23) Mortgage Loans, representing 9.2% of the Initial Pool Balance, the related Mortgaged Property is 100% leased to a single tenant (each such Mortgage Loan, a "Single-Tenant Mortgage Loan"). The Mortgaged Property securing each such Mortgage Loan is generally subject to a single space lease, which generally have a primary lease term that expires on or after the scheduled maturity date or Anticipated Repayment Date of the related Mortgage Loan and the remainder of which have shorter primary lease terms. The amount of the monthly rental payments payable by the tenant under the lease is equal to or greater than the scheduled payment of all principal, interest and other amounts (other than any Balloon Payment) due each month on the related Mortgage Loan.

      The underwriting of the Single-Tenant Mortgage Loans is based primarily upon the monthly rental payments due from the tenant under the lease of the related Mortgaged Property, and where the primary lease term expires before the scheduled maturity date of the related Mortgage Loan, the underwriting considered the incentives for the primary tenant to re-lease the premises and the anticipated rental value of the premises at the end of the primary lease term. In addition, the loan underwriting for certain of the Single-Tenant Mortgage Loans takes into account the creditworthiness of the tenants under the applicable leases. Accordingly, such Single-Tenant Mortgage Loans may have higher loan-to-value ratios and lower debt-service-coverage ratios than other types of Mortgage Loans.

      Each lease generally provides that the related tenant must pay all real property taxes and assessments levied or assessed against the related Mortgaged Property and all charges for utility services, insurance and other operating expenses incurred in connection with the operation of the related Mortgaged Property. Generally, the tenants under such leases are required, at their expense, to maintain the related Mortgaged Properties in good order and repair.

Release Provisions

      Several Mortgage Loans secured by multiple properties described under "--Borrower Concentrations" and "--Multiple Mortgaged Properties", respectively, above, permit the release of individual real properties from the lien of the related Mortgage(s), subject to the satisfaction of certain specified conditions.

Ground Leases

      Three (3) of the Mortgage Loans, representing 2.3% of the Initial Pool Balance, are secured solely by a Mortgage on the borrower's leasehold interest in the related Mortgaged Property. One (1) of the Mortgage Loans, representing 0.6% of the Initial Pool Balance, is secured by a leasehold interest in a portion of the Mortgaged Property and a fee interest in the remainder of the related Mortgaged Property. Each of the ground leases (including renewed options) expires at least ten years after the stated maturity of the related Mortgage Loan. In each such case, the related ground lessor has agreed to give the holder of the Mortgage Loan notice of, and has granted such holder the right to cure, any default by the borrower/lessee. See "Risk Factors and Other Special Considerations--The Mortgage Loans--Leasehold Considerations" herein.

Subordinate Financing

      With respect to 11 Mortgage Loans, representing approximately 4.4% of the Initial Pool Balance, in general, the related Mortgage Loan documents allow the borrower to grant a subordinate mortgage in the future, subject in each case to certain loan to value and debt service coverage ratios. Generally, prior to any such subordinate mortgage being allowed, certain conditions specified in the related Mortgage Loan documents must be satisfied. The existence of secured subordinate indebtedness may increase the difficulty of refinancing the related Mortgage Loan at maturity. Also, if the holder of the secured subordinated debt becomes a debtor in a bankruptcy proceeding, foreclosure of the Mortgage Loan could be delayed. See "Risk Factors and Other Special Considerations--The Mortgage Loans--Risks of Subordinate Financing" herein and "Certain Legal Aspects of Mortgage Loans and The Leases--Subordinate Financing" in the Prospectus.

ASSESSMENTS OF PROPERTY VALUE AND CONDITION

Appraisals

      In connection with the origination or acquisition of most of the Mortgage Loans, the related Mortgaged Property was appraised by an independent appraiser who belonged to the Appraisal Institute. In certain cases, however, the values of the related Mortgaged Properties were estimated internally on the basis of an analysis of net operating income generated by the applicable property as well as on the basis of sales and rental information with respect to comparable properties. The purpose of each appraisal or other estimate of value was to provide an opinion as to the fair market value of the related Mortgaged Property as of the date thereof. There can be no assurance that such opinion represents a reasonable approximation of the amount that could actually be realized from a sale of the Mortgaged Property. None of the Depositor, any Seller, the Underwriters, the Trustee, the Master Servicer or the Special Servicer or any of their respective affiliates has prepared or conducted its own separate appraisal or reappraisal of any Mortgaged Property. See "Risk Factors and Other Special Considerations--The Mortgage Loans--Limitations of Appraisal" herein. Not all of the above-described appraisals, and none of the market value estimates, conformed to the appraisal guidelines set forth in Title XI of the Federal Financial Institutions Reform, Recovery and Enforcement Act of 1989.

Environmental Assessments

      An environmental site assessment (or an update to a previously performed environmental site assessment) was performed with respect to Mortgaged Properties securing 186 Mortgage Loans, representing 79.0% of the Initial Pool Balance, within one-year of the Cut-off Date in connection with the origination of the related Mortgage Loan. With respect to Mortgaged Properties securing 228 Mortgage Loans, representing 99.8% of the Initial Pool Balance, such assessments were prepared within two years of the Cut-off Date, and all of the Mortgaged Properties were assessed within 25 months of the Cut-off Date. In all cases, the environmental site assessment was a "Phase I" environmental assessment. In certain cases, the assessment disclosed the existence of or potential for adverse environmental conditions, such as the existence of, among other things, asbestos-containing materials, underground storage tanks and soil contamination. In certain cases, the related borrowers were required to establish operations and maintenance plans, monitor the Mortgaged Property or nearby properties, abate or remediate the condition and/or provide additional security. See "Risk Factors and Other Special Considerations--The Mortgage Loans--Environmental Considerations" herein.

Property Condition Assessments

      Most of the Mortgaged Properties were inspected, in connection with the origination or acquisition of the related Mortgage Loan, by an employee of the related Seller or by a third party professional engaged by the Seller. Furthermore, in each case, a licensed engineer or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of the related Mortgage Loan, to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. In general, where material deficiencies were observed, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

      With respect to the Spanish Trace East Loan, representing 1.3% of the Initial Pool Balance, two fires occurred at the property, one during the last week of December, 1998 (the "First Fire") and the other during the first week of January, 1999 (the "Second Fire"). The First Fire resulted in damage to six (6) units, which damage is estimated to be between $100,000 and $150,000. The tenants residing in the six units were relocated to other vacant units at the property. The cost to repair the First Fire damage will be covered by the party responsible (a roofing company) and its insurer. Repair work has commenced and should take approximately two months to complete. The Second Fire resulted in damage to the leasing office and four (4) units, which damage is estimated to be between $250,000 and $300,000. The tenants residing in the four units were relocated to other vacant units at the property and the leasing office been relocated to a room within the clubhouse. Repair work has commenced and should take approximately four months to complete. No one was injured in either fire. As the property was 95% occupied at the time of both fires neither casualty caused an interruption of cashflow.

Seismic Review Process

      In general, the underwriting guidelines applicable to the origination of the Mortgage Loans required that prospective borrowers seeking loans secured by properties located in California obtain a seismic engineering report of the building and, based thereon and on certain statistical information, an estimate of probable maximum loss ("PML"), that is, an estimate of the loss that the property would sustain in a "worst case" earthquake scenario. Generally, any proposed loan as to which the property was estimated to have a PML in excess of 20% of the estimated replacement cost of the improvements would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading of the Mortgaged Property, be conditioned on receipt of satisfactory earthquake insurance or be declined.

Zoning and Building Code Compliance.

      Each Seller took steps to establish that the use and operation of the Mortgaged Properties that represent security for its Mortgage Loans were, at their respective dates of origination, in compliance in all material respects with applicable zoning, land-use and similar laws and ordinances, but no assurance can be made that such steps revealed all possible violations. Evidence of such compliance may have been in the form of legal opinions, certifications from government officials and/or representations by the related borrower contained in the related Mortgage Loan documents. Certain violations may exist at any particular Mortgaged Property, but the related Seller does not consider any such violations known to it to be material.

ADDITIONAL MORTGAGE LOAN INFORMATION

      Each of the tables set forth in Appendix I sets forth certain characteristics of the Mortgage Pool presented, where applicable, as of the Cut-off Date. For a detailed presentation of certain of the characteristics of the Mortgage Loans and the Mortgaged Properties, on an individual basis, see Appendix II hereto. Certain additional information regarding the Mortgage Loans is contained herein under "Risk Factors and Other Special Considerations--The Mortgage Loans", elsewhere in this "Description of Mortgage Pool" section and under "Certain Legal Aspects Of Mortgage Loans And The Leases" in the Prospectus.

      For purposes of this Prospectus Supplement, including for the tables in Appendix I and the information set forth in Appendix II:

      (1) The "Debt Service Coverage Ratio" or "DSCR" for any Mortgage Loan (or group of Cross-Collateralized Mortgage Loans) is the ratio of "Underwritable Cash Flow" estimated to be produced by the related Mortgaged Property or Properties to the annualized amount of debt service payable under that Mortgage Loan (or those Mortgage Loans). "Underwritable Cash Flow" in each case is an estimate of annual cash flow available for debt service based generally on the most recently available property statements. In general, it is the estimated revenue derived from the use and operation of a Mortgaged Property (consisting primarily of rental income) less the sum of (a) estimated operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising), (b) fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and (c) reserves for capital expenditures, including tenant improvement costs and leasing commissions, where appropriate. Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization. In general, debt service coverage ratios are used by income property lenders to measure the ratio of
            (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term.

            In determining Underwritable Cash Flow for a Mortgaged Property, the Sellers generally relied on rent rolls and other generally unaudited financial information provided by the respective borrowers. From that information, the Sellers generally calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of a Mortgaged Property of which the applicable Seller was aware (e.g., newly signed leases, expirations of "free rent" periods and market rent and market vacancy data), and estimated capital expenditures, including leasing commission and tenant improvement reserves, where appropriate. In certain cases, the applicable Seller's estimate of Underwritable Cash Flows reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease in the estimate of Underwritable Cash Flow derived therefrom) based upon the Seller's own analysis of such operating statements and the assumptions applied by the respective borrowers in preparing such statements and information. In certain instances, for example, property management fees and other expenses may have been included in the calculation of Underwritable Cash Flow even though such expense may not have been reflected in actual historic operating statements. In certain cases, only partial year operating income information was available. In most of those cases, the information was annualized, with certain adjustments for items deemed not appropriate to be annualized, before using it as a basis for the determination of Underwritable Cash Flow. No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the Sellers in determining the presented operating information.

            The Debt Service Coverage Ratios are presented herein for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan. Accordingly, no assurance can be given, and no representation is made, that the Debt Service Coverage Ratios accurately reflect that ability.

      (2) References to "Loan-to-Value Ratio" or "Cut-off Date LTV" or "Cut-off Date LTV Ratio" are references to the ratio, expressed as a percentage, of the Cut-off Date Balance of a Mortgage Loan (or the aggregate Cut-off Date Balance of a group of Cross-Collateralized Mortgage Loans) to the value of the related Mortgaged Property or Properties as determined by the appraisal or market valuation of such Mortgaged Property or Properties conducted in connection with the origination of the Mortgage Loan. References to "Balloon LTV" or "Balloon LTV Ratio" are references to the ratio, expressed as a percentage of the principal balance of a Balloon Loan (or the aggregate principal balance of a group of cross-collateralized Balloon Loans) anticipated to be outstanding at the date on which the related Balloon Payment(s) are scheduled to be due (the "Scheduled Balloon Balance") (calculated based on the Maturity Assumptions and a 0% CPR) to the value of the related Mortgaged Property or Properties as determined by the most recent appraisal or market valuation of such Mortgaged Property or Properties available to the Depositor. No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale.

      (3) References to "Year Built" and "Year Renovated" are references to the year or years in which a Mortgaged Property was constructed and the year or years in which such Mortgaged Property was substantially renovated, respectively.

      (4) References to "weighted averages" are references to averages weighted on the basis of the Cut-off Date Balances of the related Mortgage Loans.

      The sum in any column of any of the tables in Appendix I may not equal the indicated total due to rounding.

STANDARD HAZARD INSURANCE

      The Pooling and Servicing Agreement will provide that the Master Servicer or the Special Servicer, as applicable, shall use reasonable efforts to cause each mortgagor to maintain in respect of the related Mortgaged Property all insurance coverage (other than earthquake insurance) as is required under the related Mortgage; provided that if any Mortgage permits the holder thereof to dictate to the mortgagor the insurance coverage to be maintained on such Mortgaged Property, the Master Servicer or the Special Servicer, as applicable, shall impose such insurance requirements as are consistent with the Servicing Standard. If at any time a Mortgaged Property is located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards or it becomes located in such area by virtue of remapping conducted by such agency (and flood insurance has been made available), then upon the Master Servicer or the Special Servicer becoming aware of such fact (using efforts in accordance with the Servicing Standard), the Master Servicer or the Special Servicer, as applicable, shall if and to the extent that the Mortgage Loan requires the related mortgagor or permits the related mortgagee to require such mortgagor to do so, use efforts consistent with the Servicing Standard to cause such mortgagor to maintain a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage of not less than the least of
(i) the unpaid principal balance of the related Mortgage Loan, (ii) the full insurable value of such Mortgaged Property, (iii) the maximum amount of insurance coverage available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as amended, and (iv) 100% of the replacement cost of the improvements on such Mortgaged Property. Any losses incurred with respect to Mortgage Loans due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. If a borrower fails to maintain the foregoing insurance, the Master Servicer (or, with respect to REO Properties, the Special Servicer) will be required to obtain such insurance (to the extent available at commercially reasonable rates) and the cost thereof will be a Servicing Advance.

      If the Master Servicer or the Special Servicer, as applicable, causes any Mortgaged Property or REO Property to be covered by a master force placed insurance policy, which provides protection equivalent to the individual policies otherwise required, the Master Servicer or Special Servicer will conclusively be deemed to have satisfied its respective obligations to cause hazard insurance to be maintained on such Mortgaged Properties or REO Properties. Such policy may contain a deductible clause, in which case the Master Servicer or the Special Servicer, as applicable, will in the event that
(i) there shall not have been maintained on the related Mortgaged Property or REO Property a policy otherwise complying with the provisions set forth above, and (ii) a loss occurs that would have been covered by such a policy had it been maintained, be required to pay the amount not otherwise payable under such policy because such deductible exceeds the deductible of an individual policy otherwise complying with the provisions set forth above.

      Each Mortgage generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount customarily required by commercial mortgage lenders.

      Each Mortgage other than those relating to Manufactured Housing Communities generally further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related Mortgaged Property for not less than six months.

      In general, the Mortgaged Properties are not insured for earthquake risk.

THE SELLERS

Residential Funding Corporation.

      Residential Funding Corporation ("RFC") is an indirect wholly-owned subsidiary of GMAC Mortgage Group, Inc. and was formed as a Delaware corporation. RFC Commercial is a division of RFC which originates and acquires loans secured by mortgages on commercial and multifamily real estate. Prior to origination or acquisition, RFC Commercial's staff underwrites all the loans. RFC maintains its principal office at 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437. Its telephone number is (612) 832-7000. RFC Commercial's offices are located at 4800 Montgomery Lane, Suite 300, Bethesda, Maryland 20814 and its telephone number is (301) 215-6200. RFSC is an affiliate of RFC.

Wachovia Bank

      Wachovia Bank, National Association ("Wachovia") is a national banking association headquartered in Winston-Salem, North Carolina, and is a wholly owned subsidiary of Wachovia Corporation. Wachovia currently offers credit and deposit services and investment and trust services to consumers primarily located in Georgia, North Carolina, South Carolina, Virginia and Florida and to corporations located both inside and outside of the United States. Consumer products and services are provided through a network of retail branches and ATMs, 1-800-WACHOVIA On-Call 24 hour telephone banking, automated Phone Access, and internet-based investing and banking at www.wachovia.com. Wachovia originated and performed the underwriting of the Wachovia loans covered in this prospectus supplement. Wacovia's executive office is located at 100 North Main Street, Winston-Salem, North Carolina 27101. Its telephone number is (336) 770-5000.

Morgan Stanley Mortgage Capital Inc.

      Morgan Stanley Mortgage Capital Inc. ("MSMC") is a subsidiary of Morgan Stanley & Co. Incorporated formed as a New York corporation to originate and acquire loans secured by mortgages on commercial and multifamily real estate. Each of MSMC's Mortgage Loans was originated by one of the participants in MSMC's commercial and multifamily mortgage loan conduit program, was originated directly by MSMC or was purchased in the secondary market. All loans were underwritten by MSMC underwriters. The principal offices of MSMC are located at 1585 Broadway, New York, New York 10036. Its telephone number is (212) 761-4700.

Acquisition of Certificates

      Affiliates of RFC, Wachovia and MSMC may acquire a significant portion of certain Classes of the Certificates.

ASSIGNMENT OF THE MORTGAGE LOANS

      On or prior to the Closing Date, each Seller will assign its Mortgage Loans, without recourse, to the Depositor, and the Depositor will assign all the Mortgage Loans, without recourse, to the Trustee for the benefit of the Certificateholders. In connection with the foregoing, each Seller is required in accordance with the related Mortgage Loan Purchase Agreement to deliver the following documents, among others, with respect to each Mortgage Loan so assigned by it (such documents, collectively as to any Mortgage Loan, a "Mortgage File") to the Trustee:

            (a) the original Mortgage Note, endorsed (without recourse) to the order of Trustee;

            (b) the original or a certified copy of the related recorded Mortgage(s), together with originals or certified copies of intervening assignments of such document(s) conveying the Mortgage to the last assignee of record prior to the Trustee, in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

            (c) the original or a copy of any related recorded assignment(s) of rents and leases (if any such item is a document separate from the Mortgage), together with originals or copies of intervening assignments of such document(s) conveying the assignment(s) of rents and leases to the last assignee of record prior to the Trustee, in each case with evidence of recording thereon (unless such document(s) have not been returned by the applicable recorder's office);

            (d) an assignment of each related Mortgage in favor of the Trustee, in recordable form;

            (e) an assignment of any related assignment(s) of rents and leases (if any such item is a document separate from the Mortgage) in favor of the Trustee, in recordable form;

            (f) an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a commitment for title insurance);

            (g) when applicable, the related ground lease or a certified copy thereof; and

            (h) when relevant, the loan agreement and the lockbox agreement.

            The Trustee will be required to review the documents delivered by each Seller with respect to its Mortgage Loans within 90 days following the Closing Date, and the Trustee will hold the related documents in trust.

      Within 45 days following the Closing Date, pursuant to the Pooling and Servicing Agreement, the assignments with respect to each Mortgage Loan described in clauses (d) and (e) of the preceding paragraph are to be submitted for recording in the real property records of the appropriate jurisdictions.

REPRESENTATIONS AND WARRANTIES

      In each Mortgage Loan Purchase Agreement, the related Seller has represented and warranted with respect to each of its Mortgage Loans, as of the Closing Date, or as of such other date specifically provided in the representation and warranty, among other things, generally (subject to certain exceptions) to the effect that:

            (1) the information set forth in the schedule of the mortgage loans attached to the related Mortgage Loan Purchase Agreement (which contains certain of the information set forth in Appendix II) is true and correct in all material respects;

            (2) such Seller owns the Mortgage Loan free and clear of any and all pledges, liens and/or other encumbrances;

            (3) no scheduled payment of principal and interest under the Mortgage Loan was 30 days or more past due as of the Cut-off Date, and the Mortgage Loan has not been 30 days or more delinquent in the twelve-month period immediately preceding the Cut-off Date;

            (4) the related Mortgage constitutes a valid and, subject to certain creditors' rights exceptions, enforceable first priority mortgage lien (subject to certain permitted encumbrances) upon the related Mortgaged Property;

            (5) the assignment of the related Mortgage in favor of the Trustee constitutes a legal, valid and binding assignment;

            (6) the related assignment of leases establishes and creates a valid and, subject to certain creditors' rights exceptions, enforceable first priority lien (subject to certain permitted encumbrances) in the related borrower's interest in all leases of the Mortgaged Property;

            (7) the Mortgage has not been satisfied, canceled, rescinded or subordinated in whole or in material part, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in material part;

            (8) except as set forth in a property inspection report prepared in connection with the origination of the Mortgage Loan, the related Mortgaged Property is, to the Seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for the Mortgage Loan (normal wear and tear excepted);

            (9) to the Seller's knowledge, there is no proceeding pending for the condemnation of all or any material portion of any Mortgaged Property;

            (10) the related Mortgaged Property is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy that insures that the related Mortgage is a valid, first priority lien on such Mortgaged Property, subject only to the exceptions stated therein;

            (11) the proceeds of the Mortgage Loan have been fully disbursed and there is no obligation for future advances with respect thereto;

            (12) an environmental site assessment was performed with respect to the Mortgaged Property in connection with the origination of the related Mortgage Loan, a report of each such assessment has been delivered to the Depositor, and such Seller has no knowledge of any material and adverse environmental condition or circumstance affecting such Mortgaged Property that was not disclosed in such report;

            (13) each Mortgage Note, Mortgage and other agreement that evidences or secures the Mortgage Loan is, subject to certain creditors' rights exceptions and other exceptions of general application, the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, and there is no valid defense, counterclaim or right of offset or rescission available to the related borrower with respect to such Mortgage Note, Mortgage or other agreement;

            (14) the related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by casualty and liability insurance policies of a type specified in the related Mortgage Loan Purchase Agreement;

            (15) there are no delinquent or unpaid taxes, assessments or other outstanding charges affecting the related Mortgaged Property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage;

            (16) the related borrower is not, to the Seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding;

            (17) the related Mortgaged Property consists of the related borrower's fee simple estate in real estate or, if the related Mortgage encumbers the interest of a borrower as a lessee under a ground lease of the Mortgaged Property (a) such ground lease or a memorandum thereof has been or will be duly recorded and permits the interest of the lessee thereunder to be encumbered by the related Mortgage; (b) the borrower's interest in such ground lease is assignable to the Depositor and its successors and assigns upon notice to, but without the consent of, the lessor thereunder; (c) such ground lease is in full force and effect and, to the knowledge of the Seller, no material default has occurred thereunder; (d) such ground lease, or an estoppel letter related thereto, requires the lessor under such ground lease to give notice of any default by the lessee to the holder of the Mortgage (provided any required notice of the lien is given to lessor), and further provides that no notice of termination given under such ground lease is effective against such holder unless a copy has been delivered to such holder; (e) the holder of the Mortgage is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease) to cure any default under such ground lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such ground lease; and (f) such ground lease has an original term (including any extension options set forth therein) which extends not less than ten years beyond the scheduled maturity date of the Mortgage Loan;

            (18) the Mortgage Loan is not cross-collateralized or cross-defaulted with any loan other than one or more other Mortgage Loans;

            (19) no Mortgage requires the holder thereof to release all or any material portion of the related Mortgaged Property from the lien thereof except upon payment in full of the Mortgage Loan or defeaseance (in the case of the Defeasance Loans), or in certain cases, upon (a) the satisfaction of certain legal and underwriting requirements and (b) except where the portion of the Mortgaged Property permitted to be released was not considered by the Seller in underwriting the Mortgage Loan, the payment of a release price and prepayment consideration in connection therewith; and

            (20) to such Seller's knowledge, there exists no material default, breach, violation or event of acceleration (and no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the related Mortgage Note or Mortgage in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and the related Mortgaged Property.

REPURCHASES AND OTHER REMEDIES

      If any Mortgage Loan document required to be delivered to the Trustee by a Seller as described under "--Assignment of the Mortgage Loans" above is not delivered as and when required, contains information that does not conform to the corresponding information in the Mortgage Loan Schedule attached to the related Mortgage Loan Purchase Agreement, is not properly executed or is defective on its face (any such omission, nonconformity or other defect, a "Document Defect"), or if there is a breach of any of the representations and warranties required to be made by a Seller regarding the characteristics of its Mortgage Loans and/or the related Mortgaged Properties as described under "--Representations and Warranties" above, and in either case such Document Defect or breach materially and adversely affects the interests of the holders of the Certificates (a "Material Document Defect" and a "Material Breach", respectively), then the Seller will be obligated to cure such Material Document Defect or Material Breach within the applicable Permitted Cure Period. If any such Material Document Defect or Material Breach cannot be corrected or cured within the applicable Permitted Cure Period, the Seller will be obligated, not later than the last day of such Permitted Cure Period, to (i) repurchase the affected Mortgage Loan from the Purchaser or its assignee at a price (the "Purchase Price") at least equal to the unpaid principal balance of such Mortgage Loan, together with accrued but unpaid interest thereon to but not including the Due Date in the Collection Period of the repurchase, any related unreimbursed Servicing Advances, together with interest on all Advances, and generally, all expenses reasonably incurred in respect of the Material Document Defect or the

Material Breach giving rise to such repurchase, or (ii) if within the three-month period commencing on the Closing Date (or within the two-year period commencing on the Closing Date if the related Mortgage Loan is a "defective obligation" within the meaning of Section 860G(a)(4)(B)(ii) of the Code and Treasury Regulation Section 1.860G-2(f)), at its option, (A) replace such Mortgage Loan with a mortgage loan having certain payment terms comparable to the Mortgage Loan to be replaced and that is acceptable to each Rating Agency (a "Qualifying Substitute Mortgage Loan") (and in the case of a "defective obligation", satisfying the requirements of a "qualified replacement mortgage" within the meaning of Section 860G(a)(4)(B) of the Code) and (B) pay an amount (a "Substitution Shortfall Amount") generally equal to the excess of the applicable Purchase Price for the Mortgage Loan to be replaced (calculated as if it were to be repurchased instead of replaced), over the unpaid principal balance of the applicable Qualifying Substitute Mortgage Loan as of the date of substitution, after application of all payments due on or before such date, whether or not received.

      For purposes of the foregoing, the "Permitted Cure Period" applicable to any Material Document Defect or Material Breach in respect of any Mortgage Loan will generally be the 90-day period immediately following the earlier of the discovery by the related Seller or receipt by the related Seller of notice of such Material Document Defect or Material Breach, as the case may be. However, if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured within such 90-day period, but it is susceptible of cure within 180 days of the earlier of discovery by the related Seller and receipt by the related Seller of notice of such Material Document Defect or Material Breach, as the case may be, and the related Seller is diligently attempting to effect such correction or cure, then the applicable Permitted Cure Period will, with the consent of the Trustee (which consent may not be unreasonably withheld), be extended for an additional 90 days.

      The foregoing obligations of each Seller to cure a Material Document Defect or a Material Breach in respect of any of its Mortgage Loans or repurchase or replace the defective Mortgage Loan, will constitute the sole remedies of the Trustee and the Certificateholders with respect to such Material Document Defect or Material Breach; and none of the Depositor, either of the other Sellers or any other person or entity will be obligated to repurchase or replace the affected Mortgage Loan if the related Seller defaults on its obligation to do so.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

      The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the time the Offered Certificates are issued, as adjusted for the scheduled principal payments due on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the Offered Certificates, unless including such Mortgage Loans would materially alter the characteristics of the Mortgage Pool as described herein. The information set forth herein is representative of the characteristics of the Mortgage Pool as it will be constituted at the time the Offered Certificates are issued, although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans in the Mortgage Pool may vary.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

      The Master Servicer and the Special Servicer, either directly or through sub-servicers, will each be required to service and administer the Mortgage Loans on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders (as determined by the Master Servicer or Special Servicer, as applicable, in its good faith and reasonable judgment), in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, as follows: (i) with the same skill, care and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans that are comparable to the Mortgage Loans; (ii) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans or, if a Mortgage Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Mortgage Loan to the Certificateholders (as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate); and (iii) without regard to (A) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof may have with the related borrower; (B) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or any affiliate thereof; (C) the Master Servicer's obligation to make Advances; (D) the Special Servicer's obligation to make (or to direct the Master Servicer to make) Servicing Advances; and (E) the right of the Master Servicer or the Special Servicer, as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it under the Pooling and Servicing Agreement or with respect to any particular transaction.

      In general, the Master Servicer will be responsible for the servicing and administration of all the Mortgage Loans as to which no Servicing Transfer Event has occurred and all Corrected Mortgage Loans, and the Special Servicer will be obligated to service and administer each Mortgage Loan (other than a Corrected Mortgage Loan) as to which a Servicing Transfer Event has occurred (each, a "Specially Serviced Mortgage Loan") and each Mortgaged Property acquired in respect of a defaulted Mortgage Loan on behalf of the Certificateholders through foreclosure, deed-in-lieu of foreclosure or otherwise. A "Servicing Transfer Event" with respect to any Mortgage Loan consists of any of the following events:

            (i) the related borrower has failed to make when due a Balloon Payment, which failure has continued unremedied for 30 days;

            (ii) the related borrower has failed to make when due any Monthly Payment (other than a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage(s), which failure has continued unremedied for 60 days;

            (iii) the Master Servicer has determined, in accordance with the Servicing Standard, that a default in the making of a Monthly Payment or any other payment required under the related Mortgage Note or the related Mortgage(s) is likely to occur within 30 days and is likely to remain unremedied for at least 60 days or, in the case of a Balloon Payment, for at least 30 days;

            (iv) there shall have occurred a default under the related loan documents, other than as described in clause (i) or (ii) above, that (in the Master Servicer's judgment in accordance with the Servicing Standard) materially impairs the value of the related Mortgaged Property as security for the Mortgage Loan or otherwise materially and adversely affects the interests of Certificateholders, which default has continued unremedied for the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, 60 days);

            (v) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related borrower and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

            (vi) the related borrower shall have consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower or of or relating to all or substantially all of its property;

            (vii) the related borrower shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; and

            (viii) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property.

      The Master Servicer will continue to collect certain information and prepare and remit all reports to the Trustee as provided in the Pooling and Servicing Agreement with respect to any Specially Serviced Mortgage Loans and REO Properties, and to render incidental services with respect to any Specially Serviced Mortgage Loans and REO Properties as are specifically provided for in the Pooling and Servicing Agreement. Neither the Master Servicer nor the Special Servicer shall have any responsibility for the performance by the other of its duties under the Pooling and Servicing Agreement.

      A Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (and will become a "Corrected Mortgage Loan" as to which the Master Servicer will re-assume servicing responsibilities) at such time as such of the following as are applicable occur with respect to the circumstances identified above that caused the Mortgage Loan to be characterized as a Specially Serviced Mortgage Loan (and provided that no other Servicing Transfer Event then exists):

            (w)   with respect to the circumstances described in clauses (i) and
                  (ii) of the preceding paragraph, the related borrower has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer);

            (x)   with respect to the circumstances described in clauses (iii),
                  (v), (vi) and (vii) of the preceding paragraph, such circumstances cease to exist in the good faith and reasonable judgment of the Special Servicer;

            (y) with respect to the circumstances described in clause (iv) of the preceding paragraph, such default is cured; and

            (z) with respect to the circumstances described in clause (viii) of the preceding paragraph, such proceedings are terminated.

      The Special Servicer will prepare a report (an "Asset Status Report") for each Mortgage Loan which becomes a Specially Serviced Mortgage Loan not later than 30 days after the Servicing Transfer Event for such Mortgage Loan. Each Asset Status Report will be delivered in accordance with the Pooling and Servicing Agreement.

      The Master Servicer and Special Servicer will each be required to service and administer the respective groups of Cross-Collateralized Mortgage Loans as a single Mortgage Loan as and when it deems necessary and appropriate, consistent with the Servicing Standard. If any Cross-Collateralized Mortgage Loan becomes a Specially Serviced Mortgage Loan, then each other Mortgage Loan with which it is cross-collateralized shall also become a Specially Serviced Mortgage Loan. Similarly, no Cross-Collateralized Mortgage Loan may subsequently become a Corrected Mortgage Loan, unless and until all Servicing Transfer Events in respect of each other Mortgage Loan in the group are remediated or otherwise addressed as contemplated above.

THE MASTER SERVICER AND THE SPECIAL SERVICER

      AMRESCO Services, L.P., a Delaware limited partnership, will serve as master servicer (the "Master Servicer") and in such capacity will be responsible for servicing the Mortgage Loans (other than Specially Serviced Mortgage Loans and REO Properties). The Master Servicer is a wholly-owned subsidiary of AMRESCO, INC. ("AMRESCO"), a diversified financial services company which is publicly traded on NASDAQ. The Master Servicer's principal offices are located at 235 Peachtree Street, NE, Suite 900, Atlanta, Georgia 30303.

      As of December 31, 1998, AMRESCO serviced approximately 18,830 commercial and multifamily loans, totaling approximately $41.8 billion in aggregate outstanding principal amount. Within this servicing portfolio are loans that have been securitized in a total of 88 transactions with an aggregate principal balance of approximately $34.2 billion. The portfolio is significantly diversified both geographically and by product type.

      Banc One Mortgage Capital Markets, LLC ("Banc One"), a Delaware limited liability company, will be the Special Servicer (the "Special Servicer") and in such capacity will be responsible for servicing any Specially Serviced Mortgage Loans and REO Properties. The Special Servicer's offices are located at 1717 Main Street, Dallas, Texas 75201.

      As of December 31, 1998, Banc One and its affiliates were responsible for servicing approximately 7,058 commercial and multifamily loans with an aggregate principal balance of approximately $22,287,101,048, the collateral for which is located in 49 states, Mexico, Puerto Rico, Virgin Islands and the District of Columbia. With respect to such loans, approximately 6,180 loans with an aggregate principal balance of approximately $17,946,030,189 pertain to commercial and multifamily mortgage-backed securities.

      The information set forth herein concerning the Master Servicer and the Special Servicer has been provided by it, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of such information.

SUB-SERVICERS

      The Master Servicer and Special Servicer may each delegate its servicing obligations in respect of the Mortgage Loans serviced thereby to one or more third-party servicers (each, a "Sub-Servicer"); provided that the Master Servicer or Special Servicer, as the case may be, will remain obligated under the Pooling and Servicing Agreement for such delegated duties. Fifty-three (53) Mortgage Loans, representing 23.40% of the Initial Pool Balance, are currently directly serviced by third-party servicers that are entitled to and will become Sub-Servicers of such loans on behalf of the Master Servicer. Each sub-servicing agreement between the Master Servicer or Special Servicer, as the case may be, and a Sub-Servicer (each, a "Sub-Servicing Agreement") must provide that, if for any reason the Master Servicer or Special Servicer, as the case may be, is no longer acting in such capacity, the Trustee or any successor to such Master Servicer or Special Servicer may assume such party's rights and obligations under such Sub-Servicing Agreement or, in some circumstances, may terminate such Sub-Servicer. The Master Servicer and Special Servicer will each be required to monitor the performance of Sub-Servicers retained by it.

      The Master Servicer and Special Servicer will each be solely liable for all fees owed by it to any Sub-Servicer retained thereby, irrespective of whether its compensation pursuant to the Pooling and Servicing Agreement is sufficient to pay such fees. Each Sub-Servicer retained thereby will be reimbursed by the Master Servicer or Special Servicer, as the case may be, for certain expenditures which it makes, only to the extent the Master Servicer or Special Servicer would be reimbursed under the Pooling and Servicing Agreement. See "--Servicing and Other Compensation and Payment of Expenses" herein.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

      The principal compensation to be paid to the Master Servicer in respect of its master servicing activities will be the Master Servicing Fee. The "Master Servicing Fee" will be payable monthly on a loan-by-loan basis from amounts received in respect of interest on each Mortgage Loan (including Specially Serviced Mortgage Loans and Mortgage Loans as to which the related Mortgaged Property has become an REO Property) and will be computed on the basis of the same principal amount and for the same period respecting which any related interest payment on the related Mortgage Loan is computed. The administrative costs on each Mortgage Loan will equal the sum of the related Master Servicing Fee and the Trustee Fee (collectively, expressed as a per annum rate, the "Administrative Cost Rate"). The Administrative Cost Rate for each Mortgage Loan will range from 0.0537% to 0.1787% per annum, as set forth in Appendix II. As of the Cut-off Date, the weighted average Administrative Cost Rate for the Mortgage Loans was 0.1093% per annum. As additional servicing compensation, the Master Servicer will be entitled to retain 50% of all assumption fees and modification fees and 100% of any available similar or ancillary fees, in each case to the extent actually paid by a borrower with respect to a Mortgage Loan that is not a Specially Serviced Mortgage Loan. The Master Servicer will also be entitled to: (a) Prepayment Interest Excesses collected on the Mortgage Loans and not otherwise applied to cover Prepayment Interest Shortfalls; and (b) any default interest and late payment charges actually collected on the Mortgage Loans (other than Specially Serviced Mortgage Loans and certain sub-serviced Mortgage Loans), but only to the extent that such default interest and late payment charges are not allocable to cover interest payable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent with respect to any Advances made in respect of the related Mortgage Loan. In addition, the Master Servicer will be authorized to invest or direct the investment of funds held in any and all accounts maintained by it or the Trustee that constitute part of the Certificate Account, in certain government securities and other investment grade obligations specified in the Pooling and Servicing Agreement ("Permitted Investments"), and the Master Servicer will be entitled to retain any interest or other income earned on such funds, but will be required to cover any investment losses on such funds from its own funds without any right to reimbursement. Furthermore, the Master Servicer will also be entitled to any interest earned on escrow accounts and reserve accounts maintained in respect of the Mortgage Loans (to the extent not otherwise payable to the borrowers).

      The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The "Special Servicing Fee" will accrue with respect to each Specially Serviced Mortgage Loan and each Mortgage Loan as to which the related Mortgaged Property has become an REO Property, at a rate equal to 0.25% per annum (the "Special Servicing Fee Rate"), on the basis of the same principal amount and for the same period respecting which any related interest payment due or deemed due on such Mortgage Loan is computed, and will be payable monthly from general collections on the Mortgage Loans and any REO Properties held by the Master Servicer from time to time. A "Workout Fee" will in general be payable with respect to each Corrected Mortgage Loan. As to each Corrected Mortgage Loan, the Workout Fee will be payable out of, and will be calculated by application of a "Workout Fee Rate" of 1.00% to, each collection of interest and principal (including scheduled payments, prepayments, Balloon Payments and payments at maturity) received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated (other than for cause) or resigns with respect to any or all of its servicing duties, it shall retain the right to receive any and all Workout Fees payable with respect to Mortgage Loans that became Corrected Mortgage Loans during the period that it had responsibility for servicing Specially Serviced Mortgage Loans and that were still Corrected Mortgage Loans at the time of such termination or resignation (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence. A "Liquidation Fee" will be payable in an amount equal to the product of (x) 1.00%, and (y) the related Liquidation Proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with the repurchase or replacement of any Mortgage Loan by a Seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation or in connection with the purchase of all of the Mortgage Loans and REO Properties by any person entitled to effect an optional termination of the Trust Fund. If, however, Liquidation Proceeds are received with respect to any Corrected Mortgage Loan and the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest. The Special Servicer will be entitled to additional servicing compensation in the form of 100% of all assumption fees and modification fees received on or with respect to Specially Serviced Mortgage Loans and 50% of all assumption fees and modification fees received on or with respect to Mortgage Loans that are not Specially Serviced Mortgage

Loans. The Special Servicer will also be entitled to any default interest and late payment charges actually collected on the Specially Serviced Mortgage Loans.

      The Master Servicer and the Special Servicer will, in general, each be required to pay all ordinary expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and will not be entitled to reimbursement therefor except as expressly provided in the Pooling and Servicing Agreement.

THE OPERATING ADVISER

      The Pooling and Servicing Agreement will permit the holder (or holders) of Certificates representing more than 50% of the aggregate Certificate Balance of the most subordinate Class of Principal Balance Certificates at any time of determination (or, if the aggregate Certificate Balance of such Class of Certificates is less than 25% of the original aggregate Certificate Balance thereof, of the next most subordinate Class of Principal Balance Certificates) (in any event, the "Controlling Class") to appoint any person or entity to act as the representative of the Controlling Class to the extent described below (such person or entity, in such capacity, the "Operating Adviser").

      If the Special Servicer is not the Operating Adviser, the Special Servicer will notify the Operating Adviser prior to the Special Servicer's taking any of the following actions: (i) any foreclosure or comparable conversion (which may include acquisition of an REO Property) of any Mortgaged Property; (ii) any modification of a Money Term of a Mortgage Loan other than a modification consisting of the extension of the original maturity of the Mortgage Loan for two years or less; (iii) any proposed sale of a Defaulted Mortgage Loan or REO Property (other than upon termination of the Trust Fund pursuant to the Pooling and Servicing Agreement); (iv) any determination to bring an REO Property into compliance with applicable environmental laws; and (v) any acceptance of substitute or additional collateral for a Mortgage Loan. See "Servicing of the Mortgage Loans-- General" herein.

      The Operating Adviser may replace the Special Servicer, provided that such replacement will be subject to, among other things, receipt from the Rating Agencies of written confirmation that such replacement will not result in a qualification, downgrade or withdrawal of any of the then-current ratings assigned to any Class of Certificates.

MORTGAGE LOAN MODIFICATIONS

      Subject to any restrictions applicable to REMICs, and to certain limitations imposed by the Pooling and Servicing Agreement, the Special Servicer may amend any term, other than a Money Term, of a Mortgage Loan that is not a Specially Serviced Mortgage Loan. Subject to any restrictions applicable to REMICs, the Special Servicer will be permitted to enter into a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to:

            (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium,

            (ii) reduce the amount of the Monthly Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate,

            (iii) forebear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan,

            (iv) extend the maturity date of any Specially Serviced Mortgage Loan, and/or

            (v) accept a principal prepayment during any Lockout Period;

            provided in each case that (x) the related borrower is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the Special Servicer, such default is reasonably foreseeable and (y) in the reasonable judgment of the Special Servicer, such modification, waiver or amendment would increase the recovery to Certificateholders on a net present value basis documented to the Trustee.

      In no event, however, will the Special Servicer be permitted to:

            (i) extend the maturity date of a Specially Serviced Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date,

            (ii) extend the maturity date of a Specially Serviced Mortgage Loan at an interest rate below the then-prevailing interest rate for comparable loans, as determined by the Special Servicer (such limitation of extensions made at a below market rate shall not limit the ability of the Special Servicer to extend the maturity date of any Specially Serviced Mortgage Loan at an interest rate at or in excess of the prevailing rate for comparable loans at the time of such modification),

            (iii) if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the maturity date of such Specially Serviced Mortgage Loan beyond a date that is ten (10) years prior to the expiration of the term of such ground lease,

            (iv) reduce the Mortgage Rate to a rate below the then-prevailing interest rate for comparable loans, as determined by the Special Servicer, or

            (v) defer interest due on any Specially Serviced Mortgage Loan in excess of 10% of the Stated Principal Balance of such Specially Serviced Mortgage Loan or defer the collection of interest on any Specially Serviced Mortgage Loan without accruing interest on such deferred interest at a rate at least equal to the Mortgage Rate of such Specially Serviced Mortgage Loan.

      Notwithstanding the foregoing, if a Mortgage Loan is a Balloon Loan that has failed to make the Balloon Payment at its scheduled maturity, and such Balloon Loan is not a Specially Serviced Mortgage Loan (other than by reason of failure to make the Balloon Payment) and has not been delinquent in the preceding 12 months (other than with respect to the Balloon Payment), then in addition to the other alternatives specified above, the Special Servicer may make up to three one-year extensions at the existing Mortgage Rate for such Mortgage Loan; provided that in no event shall any such extension extend beyond the date that is two years prior to the Rated Final Distribution Date.

      Modifications of a Mortgage Loan that forgive principal or interest will result in Realized Losses on such Mortgage Loan and such realized losses will be allocated among the various Classes of Certificates in the manner described under "Description of the Certificates --Distributions--Subordination; Allocation of Losses and Certain Expenses."

      The modification of a Mortgage Loan may tend to reduce prepayments by avoiding liquidations and therefore may extend the weighted average life of the Certificates beyond that which might otherwise be the case. See "Yield Considerations" and "Maturity Considerations."

SALE OF DEFAULTED MORTGAGE LOANS AND REO PROPERTIES

      The Special Servicer may offer to sell for cash to any person, for an amount equal to the Purchase Price, any REO Property or any Mortgage Loan that is in Default or as to which the Special Servicer has made a determination that Default is imminent (any such Mortgage Loan, a "Defaulted Mortgage Loan"). For this purpose, "Default" means a default in payment that continues for at least 60 days. The Special Servicer is required (i) to give the Operating Adviser and the Trustee not less than five days' prior written notice of its intention to sell any such Defaulted Mortgage Loan or REO Property, (ii) to offer such Defaulted Mortgage Loan or REO Property for sale in a fair auction or other manner as is consistent with the Servicing Standard, and (iii) to accept the highest cash bid received in such auction or other procedures from any person other than an interested person (as described in the Pooling and Servicing Agreement) for any Defaulted Mortgage Loan or REO Property in an amount, except as otherwise provided in the Pooling and Servicing Agreement in the case of REO Property, at least equal to the Purchase Price.

      In the absence of any bid in the amount of the Purchase Price, the Special Servicer may accept the highest cash bid, if the Special Servicer determines, consistent with the Servicing Standard, that such sale at such price is in the best interest of Certificateholders; provided that the Special Servicer's ability to accept such bid made by certain interested persons is limited, as described in the Pooling and Servicing Agreement.

REO PROPERTIES

      If title to any Mortgaged Property is acquired by the Special Servicer on behalf of the Certificateholders, the Special Servicer, on behalf of such holders, will be required to attempt to sell the Mortgaged Property for cash by the close of the third taxable year of the REMIC following the taxable year in which the Mortgaged Property was acquired (such date, the "REO Sale Deadline"), unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) the Special Servicer obtains an opinion of independent counsel generally to the effect that the holding of the property beyond the REO Sale Deadline will not result in the imposition of a tax on the Trust Fund, or cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code. Subject to the foregoing, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. The Special Servicer may retain an independent contractor to operate and manage any REO Property; however, the retention of an independent contractor will not relieve the Special Servicer of its obligations with respect to such REO Property.

      In general, the Special Servicer will be obligated to, or may contract with a third party to, operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the Trust Fund's net after-tax proceeds from such property. After the Special Servicer reviews the operation of such property and consults with the Trustee to determine the Trust Fund's federal income tax reporting position with respect to income it is anticipated that the Trust Fund would derive from such property, the Special Servicer could determine that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property" within the meaning of the REMIC Provisions or a tax on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"). To the extent that income the Trust Fund receives from an REO Property is subject to a tax on (i) "net income from foreclosure property", such income would be subject to federal tax at the highest marginal corporate tax rate (currently 35%) and (ii) "prohibited transactions", such income would be subject to federal tax at a 100% rate. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the Special Servicer would be apportioned and classified as "service" or "non-service" income. The "service" portion of such income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate on "prohibited transactions," and the "non-service" portion of such income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate applicable to "prohibited transactions". Any REO Tax imposed on the Trust Fund's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their own tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

      The Master Servicer is required to, or may contract with a third party to, perform physical inspections of each Mortgaged Property at least once every two years (or, if the related Mortgage Loan has a then-current balance greater than $2,000,000, at least once every year), provided that the Master Servicer will have no obligation to inspect a Mortgaged Property inspected by the Special Servicer during such period. In addition, the Special Servicer, subject to limitations set forth in the related loan documents and the Pooling and Servicing Agreement, is required to perform a physical inspection of each Mortgaged Property as soon as practicable after servicing of the related Mortgage Loan is transferred thereto, and annually thereafter for so long as it remains a Specially Serviced Mortgage Loan or if such Mortgaged Property becomes REO Property, the cost of which will be a Servicing Advance. The Special Servicer and the Master Servicer will each be required to prepare or to contract with a third party to prepare a written report of each such inspection performed thereby describing the condition of the Mortgaged Property.

      With respect to each Mortgage Loan that requires the borrower to deliver annual operating statements with respect to the related Mortgaged Property, the Master Servicer or the Special Servicer, depending on which is obligated to service such Mortgage Loan, is also required to make reasonable efforts to collect and review such statements. However, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor is the Master Servicer or the Special Servicer likely to have any practical means of compelling such delivery in the case of an otherwise performing Mortgage Loan.

MAINTENANCE OF MASTER SERVICER/SPECIAL SERVICER ACCEPTABILITY

      It will be an event of default in respect of the Master Servicer or the Special Servicer, as applicable, if the Trustee receives written notice from either Rating Agency that the continuation of the then-current Master Servicer or Special Servicer, as the case may be, in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by such Rating Agency to any Class of Certificates.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      The following discussion, when read in conjunction with the discussion of "Certain Federal Income Tax Consequences" in the Prospectus, describes the material federal income tax considerations for investors in the Offered Certificates. However, these two discussions do not purport to deal with all federal tax consequences applicable to all categories of investors some of which may be subject to special rules, and do not address state and local tax considerations. Prospective purchasers should consult their own tax advisers in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates.

GENERAL

      For United States federal income tax purposes, the Trust Fund will be a "tiered REMIC structure" described in the Prospectus. See "Certain Federal Income Tax Consequences--REMICs--Tiered REMIC Structures" in the Prospectus. Three separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to the Trust Fund, other than that portion of the Trust Fund consisting of the rights to Excess Interest and the Excess Interest Distribution Account. The assets of "REMIC I" or the "Lower-Tier REMIC" will consist of the mortgage loans and any properties acquired on behalf of the Certificateholders. The assets of "REMIC II" or the "Middle-Tier REMIC" will consist of the separate uncertificated REMIC I regular interests, and the assets of "REMIC III" or the "Upper-Tier REMIC" will consist of the separate uncertificated REMIC II regular interests. Upon the issuance of the Offered Certificates, Latham & Watkins, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming (i) the making of proper elections, (ii) ongoing compliance with all provisions of the Pooling and Servicing Agreement and (iii) continuing compliance with applicable provisions of the Code, as it may be amended from time to time, and applicable Treasury Regulations adopted thereunder, for federal income tax purposes, each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Internal Revenue Code of 1986, as amended (the "Code"). For federal income tax purposes, the Class R-I, R-II and R-III Certificates will represent three separate classes of REMIC residual interests evidencing the sole class of "residual interests" in each of REMIC I, REMIC II and REMIC III, respectively; and the REMIC Regular Certificates will evidence the "regular interests" in, and will be treated as debt instruments of, REMIC III. See "Certain Federal Income Tax Consequences--REMICs" in the Prospectus. The Offered Certificates will be REMIC Regular Certificates issued by REMIC III. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of Regular Certificates" in the Prospectus for a discussion of the principal federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates. The Class X Certificates will be an investment unit comprised of 15 separate "regular interests" issued by REMIC III, each of which represents a right to receive a "specified portion" of interest payable on the uncertificated REMIC II regular interests. The portion of the Trust Fund consisting of the right to Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust for federal income tax purposes, and the Class O Certificates will represent both a REMIC regular interest and beneficial ownership of the assets of the grantor trust. References in the Prospectus to the Master REMIC should be read as references to REMIC III. Each of REMIC I and REMIC II will be a Subsidiary REMIC as such term is used in the Prospectus.

      The Offered Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) and 856(c)(5)(B) of the Code in the same proportion that the assets of the Trust Fund underlying such Certificates would be so treated. However, if 95% or more of the REMICs' assets (treating REMIC I, REMIC II and REMIC III as if they were a single REMIC) during a calendar quarter, then the Offered Certificates will be considered "real estate assets" in their entirety for that quarter. In addition, interest (including original issue discount, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such Certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code. Moreover, the Offered Certificates will be "qualified mortgages" under Section 860G(a)(3) of the Code if transferred to another REMIC on its start-up day in exchange for regular or residual interests therein. Offered Certificates also will qualify for treatment as "permitted assets," within the meaning of Section 860L(c)(1)(G) of the Code, of a financial asset securitization investment trust (a "FASIT") generally in the same proportion as the assets of the Trust Fund would be so treated, and those Offered Certificates held by certain financial institutions will constitute "evidence of indebtedness" within the meaning of Section 582(c)(1) of the Code.

      The Offered Certificates will be treated as assets described in Section 7701(a)(19)(C)(v) of the Code generally only to the extent that the Mortgage Loans secured by mortgages on multifamily properties are a percentage of the principal balance of the Mortgage Pool. The percentage of such Mortgage Loans included in the initial principal balance of the Mortgage Pool (which is subject to change due to changes in principal balances and prepayments) is initially approximately 22.9%. The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Section 593(d) to any taxable year beginning after December 31, 1995. See "Description of the Mortgage Pool" herein and "Certain Federal Income Tax Consequences--REMICs" in the Prospectus.

ORIGINAL ISSUE DISCOUNT AND PREMIUM

      The Classes of Offered Certificates may be treated for Federal income tax reporting purposes as having been issued with "original issue discount" ("OID"). Certain Classes of Offered Certificates may be treated as issued with OID not exceeding a de minimis amount, and certain other Classes of Offered Certificates are expected to be issued with premium, depending on the price at which such Classes of Certificates are sold. Whether the Offered Certificates are treated as issued with OID depends, in part, on whether the Offered Certificates are considered to bear interest at a single fixed rate, an objective rate or a qualified floating rate. Moreover, Classes of Offered Certificates other than the Senior Certificates may be treated as issued with OID due to the possibility that defaults or delinquencies on the Mortgage Loans may result in reduced distributions on such Certificate, in order to effect their subordination to the Senior Certificates. Although unclear under present law, the Depositor intends to treat stated interest on the Offered Certificates, including stated interest on Offered Certificates that bear interest based on a weighted average of net interest rates on qualified mortgages, as qualified stated interest. See "Certain Federal

Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Variable Rate REMIC Regular Certificates" in the Prospectus. The weighted average rate used to compute the initial pass-through rate will be deemed to be the index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on such Certificates under the rules relating to obligations that provide for contingent payments. These rules, by their terms, do not apply to debt instruments, such as the Offered Certificates, which are subject to prepayment based on prepayments on underlying mortgages. Application of these rules to the Offered Certificates may affect the timing of income accruals on REMIC Regular Certificates. The prepayment assumption that will be used in determining the rate of accrual of original issue discount and amortizable premium, if any, for federal income tax purposes will be a 0% CPR (as described in the Prospectus) applied to each Mortgage Loan during any period that voluntary principal prepayments may be made thereon without a Yield Maintenance Premium being required. In addition, for purposes of calculating OID, the Hyper-Amortization Loans are assumed to prepay in full on the Anticipated Repayment Date. For a description of CPR, see "Yield Considerations" and "Maturity Considerations" in this Prospectus Supplement. However, the Depositor makes no representation that the Mortgage Loans or any Class of Certificates will only prepay during any such period or that they will prepay at any particular rate before or during any such period.

      The IRS has issued OID Regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount and Premium" in the Prospectus. Purchasers of the Offered Certificates should be aware that the OID Regulations and Section 1272(a)(6) of the Code do not adequately address certain issues relevant to prepayable securities such as the Offered Certificates. Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of applicable statutory provisions. No assurance can be given that the Internal Revenue Service will not take a different position as to matters respecting accrual of original issue discount in respect of Offered Certificates than that taken by the Depositor. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount and Premium" in the Prospectus. Prospective purchasers of the Offered Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates, and the appropriate method of reporting interest and original issue discount with respect to Offered Certificates.

      If the method for computing OID described in the Prospectus results in a negative amount for any period with respect to a holder of a Certificate, the amount of original issue discount allocable to such period would be zero and such Certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such Certificate. Although the matter is not free from doubt, a holder may be permitted to deduct a loss to the extent that his or her respective remaining basis in such Certificate exceeds the maximum amount of future payments to which such Certificateholder is entitled, assuming no further prepayments of the Mortgage Loans. Any such loss might be treated as a capital loss.

      Certain Classes of Offered Certificates may be treated for Federal income tax purposes as having been issued at a premium. Whether any holder of any such Class of Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such Certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. On December 31, 1997, the IRS published in the Federal Register final regulations on the amortization of bond premium. Those regulations (a) do not apply to regular interests in a REMIC (such as the Offered Certificates), and (b) state that they are intended to create no inference concerning the amortization of premium on such interests. Holders of each such Class of Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the Prospectus.

      To the extent that any Offered Certificate is purchased in this offering or in the secondary market at not more than a de minimis discount, as defined in the Prospectus, a holder who receives a payment that is included in the stated redemption price at maturity (generally, the principal amount) of such Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the Offered Certificate. Such allocable portion of the holder's adjusted basis will be based upon the proportion that such payment of stated redemption price bears to the total remaining stated redemption price at maturity, immediately before such payment is made, of such Certificate. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount and Premium" and "--Sale, Exchange or Redemption" in the Prospectus.

      The current administration's budget proposal for the fiscal year 2000, released February 1, 1999, proposes legislation that would amend the market discount provisions of the Code described in the Prospectus (see "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of Regular Certificates--Market Discount" in the Prospectus) to require holders of debt instruments, such as REMIC Regular Certificates, that use an accrual method of accounting to include market discount in income as it accrues. For purposes of determining and accruing market discount, the proposed legislation would provide that a Certificateholder's yield can not exceed 5 percentage points over the greater of (1) the original yield-to-maturity of the Certificate, or (2) the applicable Federal rate in effect at the time the Certificateholder acquired the Certificate. It is unclear how this proposal would apply to instruments, such as the REMIC Regular Certificates, which have uncertain yields to maturity attributable to possible prepayments on an underlying pool of prepayable securities. This proposal is intended to be effective for debt instruments acquired on or after the date the proposed legislation is enacted.

      The OID Regulations in some circumstances permit the holder of a debt instrument to recognize OID under a method that differs from that of the issuer. Accordingly, it is possible that holders of Offered Certificates issued with OID may be able to select a method for recognizing original issue discount that differs from that used by the Trustee in preparing reports to Certificateholders and the IRS. Prospective purchasers of Offered Certificates issued with OID are advised to consult their tax advisors concerning the treatment of such Certificates.

      Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the holders of each Class of Certificates entitled thereto as described herein. It is not entirely clear under the Code when the amount of a Prepayment Premium should be taxed to the holder of a Class of Certificates entitled to a Prepayment Premium. For federal income tax information reporting purposes, Prepayment Premiums will be treated as income to the holders of a Class of Certificates entitled to Prepayment Premiums only after the Master Servicer's actual receipt of a Prepayment Premium to which such Class of Certificates is entitled under the terms of the Pooling and Servicing Agreement, rather than including projected Prepayment Premiums in the determination of a Certificateholder's projected constant yield to maturity. It appears that Prepayment Premiums are treated as ordinary income rather than capital gain. However, the timing and characterization of such income is not entirely clear and Certificateholders should consult their tax advisors concerning the treatment of Prepayment Premiums.

ADDITIONAL CONSIDERATIONS

      Gain or loss on the sale, exchange, redemption or retirement of an Offered Certificate may be a capital gain or loss, subject to certain restrictions and provided the Offered Certificate is held as a capital asset. See "Certain Federal Income Tax Consequences ---REMICs---Sale, Exchange or Redemption" in the Prospectus. Any such capital gain or loss will be a long-term capital gain or loss if the Offered Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates, while capital gains recognized by individuals on capital assets held for twelve months or less are generally taxed at ordinary income rates. The use of capital losses is limited.

      The Special Servicer is authorized under certain circumstances in which doing so is consistent with maximizing the Trust Fund's net after-tax proceeds from an REO Property, to incur taxes on the Trust Fund in connection with the operation of such REO Property. Any such taxes imposed on the Trust Fund would reduce the amount distributable to Certificateholders. See "Servicing of the Mortgage Loans--REO Properties" herein.

      Federal income tax information reporting duties with respect to the Offered Certificates and REMIC I, REMIC II and REMIC III will be the obligation of the Trustee, and not of the Master Servicer. See "Certain Federal Income Tax Consequences--REMICs--Information Reporting and Backup Withholding" in the Prospectus.

      For further information regarding the tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Consequences--REMICs" and "State Tax Considerations" in the Prospectus.

                              ERISA CONSIDERATIONS

      A fiduciary of any employee benefit plan or other retirement plan or arrangement, including individual retirement accounts, annuities, Keogh plans, and collective investment funds, separate accounts and general accounts in which such plans, accounts or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
Section 4975 of the Code (each, a "Plan") and any entity whose assets include assets of such a Plan should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Code or whether there exists any statutory or administrative exemption applicable thereto.

      Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Offered Certificates without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

PLAN ASSET REGULATION

      The United States Department of Labor (the "DOL") has issued a final regulation (the "Final Regulation") determining when assets of an entity in which a Plan makes an equity investment will be treated as assets of the investing Plan. If the Certificates are treated as debt with no substantial equity features under applicable local law, the assets of the Trust Fund would not be treated as assets of the Plans that become Certificateholders. In the absence of treatment of the Certificates as debt, and unless the Final Regulation provides an exemption from this "plan asset" treatment, an undivided portion of the assets of the Trust Fund will be treated, for purposes of applying the fiduciary standards and prohibited transactions rules of ERISA and
Section 4975 of the Code, as an asset of each Plan that acquires and holds the Offered Certificates.

      The Final Regulation provides an exemption from "plan asset" treatment for securities issued by an entity if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the value of each Class of equity interests in the entity, excluding interests held by any person who has discretionary authority or control with respect to the assets of the entity (or any affiliate of such a person), are held by "benefit plan investors" (e.g., Plans, governmental, foreign and other plans not subject to ERISA and entities holding assets deemed to be "plan assets"). Because the availability of this exemption to the Trust Fund depends upon the identity of the holders of the Offered Certificates at any time, there can be no assurance that any Class of the Offered Certificates will qualify for this exemption.

INDIVIDUAL EXEMPTION

      The U.S. Department of Labor has issued to Morgan Stanley an individual prohibited transaction exemption, Prohibited Transaction Exemption No. 90-24 (the "Exemption"), which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Sections 4975(a) and (b) of the Code and Section 502(i) of ERISA, certain transactions, among others, relating to the servicing and operation of mortgage loans, such as the Mortgage Loans, and the purchase, sale and holding of mortgage pass-through certificates, such as the Senior Certificates, underwritten by an "underwriter," provided that certain conditions set forth in the Exemption are satisfied. For purposes of this discussion, the term "underwriter" shall include (a) Morgan Stanley & Co. Incorporated, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Morgan Stanley & Co. Incorporated, and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to the Senior Certificates, including Residential Funding Securities Corporation.

      The Exemption sets forth six general conditions that must be satisfied for a transaction involving the purchase, sale and holding of Senior Certificates to be eligible for exemptive relief thereunder. First, the acquisition of such Certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the rights and interests evidenced by the Senior Certificates must not be subordinated to the rights and interests evidenced by the other certificates of the same trust. Third, the Senior Certificates at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's Ratings Services ("S&P"), DCR, Moody's or Fitch IBCA, Inc. ("Fitch"). Fourth, the Trustee cannot be an affiliate of any other member of the "Restricted Group", which consists of the Underwriters, the Depositor, the Master Servicer, the Special Servicer, the Trustee, any sub-servicer, and any mortgagor with respect to a Mortgage Loan constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the Senior Certificates. Fifth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Senior Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Master Servicer, the Special Servicer or any sub-servicer must represent not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

      Because the Senior Certificates are not subordinate to any other Class of Certificates, the second general condition set forth above is satisfied with respect to such Certificates. It is a condition of the issuance of the Senior Certificates that they be rated not lower than "AAA" and "Aaa" by each of DCR and Moody's, respectively; thus, the third general condition set forth above is satisfied with respect to the Senior Certificates as of the Closing Date. In addition, the fourth general condition set forth above is also satisfied as of the Closing Date. A fiduciary of a Plan contemplating purchasing a Senior Certificate in the secondary market also must make its own determination that, at the time of such purchase, the Senior Certificates continue to satisfy the third and fourth general conditions set forth above. A fiduciary of a Plan contemplating the purchase of a Senior Certificate also must make its own determination that the first, fifth and sixth general conditions set forth above will be satisfied with respect to such Senior Certificate as of the date of such purchase.

      The Exemption also requires that the Trust Fund meet the following requirements: (i) the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) certificates in such other investment pools must have been rated in one of the three highest categories of Fitch, DCR, Moody's or S&P for at least one year prior to the Plan's acquisition of Senior Certificates; and (iii) certificates in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Senior Certificates.

      Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes a Plan to acquire Senior Certificates, provided that, among other requirements: (i) such person (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the trust; (ii) the Plan is not a plan with respect to which any member of the Restricted Group is the "plan sponsor" (as defined in Section 3(16)(B) of ERISA); (iii) in the case of an acquisition in connection with the initial issuance of Senior Certificates, at least fifty percent of such class is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group; (iv) the Plan's investment in Senior Certificates does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and (v) immediately after the acquisition, no more than twenty-five percent of the assets of the Plan with respect to which such person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

      Finally, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the Mortgage Loan. The Depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Senior Certificates.

      A purchaser of a Senior Certificate should be aware, however, that even if the conditions specified in one or more parts of the Exemption are satisfied, the scope of relief provided by the Exemption may not cover all acts that may be considered prohibited transactions.

      Before purchasing a Senior Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions of the Exemption and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions.

OTHER EXEMPTIONS

      The characteristics of each Class of the Subordinate Certificates do not meet the requirements of the Exemption. Accordingly, Certificates of those Classes may not be acquired by, on behalf of or with assets of a Plan, unless such transaction is covered by a Prohibited Transaction Class Exemption ("PTCE") issued by the U.S. Department of Labor, such as: PTCE 95-60, regarding investments by insurance company general accounts; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding transactions effected by "qualified professional asset managers;" and PTCE 96-23, regarding transactions effected by "in-house asset managers." There can be no assurance that any of these exemptions will apply with respect to any particular Plan's investment in Offered Certificates or, even if an exemption were deemed to apply, that any exemption would apply to all prohibited transactions that may occur in connection with such investment. Before purchasing Subordinate Certificates based on the availability of any such exemption, a Plan fiduciary should itself confirm that all applicable conditions and other requirements set forth in such exemption have been satisfied. Any such Plan or person to whom a transfer of any such Certificate or interest therein is made shall be deemed to have represented to the Depositor, the Master Servicer, the Special Servicer, the Trustee and any sub-servicer that the purchase and holding of such Certificate is so exempt on the basis of the availability of a PTCE.

INSURANCE COMPANY PURCHASERS

      Purchasers that are insurance companies should consult their legal advisors with respect to the applicability of PTCE 95-60, regarding transactions by insurance company general accounts. In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of Certificates by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. The DOL issued proposed regulations under
Section 401(c) on December 22, 1997, but the required final regulations have not been issued as of the date hereof. Section 401(c) of ERISA required the DOL to issue final regulations ("401(c) Regulations") no later than December 31, 1997 to provide guidance for the purpose of determining, in cases where insurance policies or annuity contracts supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute plan assets. Section 401(c) of ERISA generally provides that, until the date that is 18 months after the 401(c) Regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute plan assets of any plan, unless (i) as otherwise provided by the Secretary of Labor in the 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account that support insurance policies or annuity contracts issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as plan assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Certificates should consult their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold the Certificates after the date which is 18 months after the date the 401(c) Regulations become final.

                                LEGAL INVESTMENT

      The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). The appropriate characterization of a Class of Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Offered Certificates will constitute legal investments for them.

      The Depositor makes no representations as to the proper characterization of the Offered Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties referred to above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates. See "Legal Investment" in the Prospectus.

                                 USE OF PROCEEDS

      The Depositor will apply the net proceeds of the offering of the Certificates towards the simultaneous purchase of the Mortgage Loans.

                              PLAN OF DISTRIBUTION

      The Depositor has entered into an underwriting agreement (the "Underwriting Agreement") with Morgan Stanley & Co. Incorporated ("Morgan Stanley"), an affiliate of the Depositor, and Residential Funding Securities Corporation ("RFSC", and together with Morgan Stanley the "Underwriters").

      Subject to the terms and conditions set forth in the Underwriting Agreement, the Underwriters have severally agreed to purchase the respective aggregate principal or notional amount of each Class of the Offered Certificates, in each case as set forth opposite its name below:

UNDERWRITER                   CLASS A-1          CLASS A-2         CLASS B
-----------                   ---------          ---------         -------

Morgan Stanley & Co.          $                  $                 $
  Incorporated

Residential Funding           _________          _________         _______
  Securities Corporation

         Total                $                  $                 $
                              =========          =========         =======

UNDERWRITER                   CLASS C       CLASS D       CLASS E        CLASS F
-----------                   -------       -------       -------        -------

Morgan Stanley & Co.          $             $             $              $
  Incorporated

Residential Funding           _________     _________     _______        _______
  Securities Corporation

         Total                $             $             $              $
                              =========     =========     =======        =======

      It is not anticipated that Residential Funding Securities Corporation will be obligated to purchase more than $100,000,000 aggregate principal amount of the Offered Certificates.

      The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent, and that the Underwriters will be obligated to purchase all of the Offered Certificates if any are purchased.

      The Underwriters have advised the Depositor that they propose to offer the Offered Certificates from time to time for sale in one or more negotiated transactions or otherwise at prices to be determined at the time of sale. The Underwriters may effect such transactions by selling such Classes of Offered Certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of such Classes of Offered Certificates for whom it may act as agent.

      The Offered Certificates are offered by the Underwriters when, as and if issued by the Depositor, delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Offered Certificates will be made in book-entry form through the facilities of DTC against payment therefor on or about March __, 1999, which is the fifth business day following the date of pricing of the Certificates. Under Rule 15c6-1 recently adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

      The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such Classes of Offered Certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933, as amended.

      Affiliates of RFC, Wachovia and MSMC may acquire certain of the Offered Certificates.

      The Depositor has agreed to indemnify the Underwriters against civil liabilities, including liabilities under the Securities Act of 1933, as amended or contribute to payments the Underwriters may be required to make in respect thereof.

      The Underwriters intend to make a secondary market in the Offered Certificates, but they are not obligated to do so.

                                  LEGAL MATTERS

      The legality of the Offered Certificates and the material federal income tax consequences of investing in the Offered Certificates will be passed upon for the Depositor by Latham & Watkins, New York, New York. Certain legal matters with respect to the Offered Certificates will be passed upon for the Underwriters by Latham & Watkins, New York, New York.

                                     RATINGS

      It is a condition of the issuance of the Offered Certificates that they receive the following credit ratings from Duff & Phelps Credit Rating Co. ("DCR") and Moody's Investors Service, Inc. ("Moody's", and together with DCR, the "Rating Agencies"):

         CLASS                                             DCR         MOODY'S
         -----                                             ---         -------
         Class A-1....................................     AAA           Aaa
         Class A-2....................................     AAA           Aaa
         Class B......................................      AA           Aa2
         Class C......................................      A             A2
         Class D......................................      A-            A3
         Class E......................................     BBB           Baa2
         Class F......................................     BBB-           NR

      The ratings of the Offered Certificates address the likelihood of the timely receipt by holders thereof of all payments of interest to which they are entitled and the ultimate receipt by holders thereof of all payments of principal to which they are entitled, if any, by the Distribution Date in December 2031 (the "Rated Final Distribution Date"). The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

      The ratings of the Certificates do not represent any assessment of (i) the likelihood or frequency of principal prepayments, voluntary or involuntary, on the Mortgage Loans, (ii) the degree to which such prepayments might differ from those originally anticipated or (iii) whether and to what extent Prepayment Premiums or default interest will be received. A security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Interest Only Certificates might not fully recover their investment in the event of rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). In general, the ratings thus address credit risk and not prepayment risk. As described herein, the amounts payable with respect to the Interest Only Certificates consist only of interest. If all of the Mortgage Loans were to prepay in the initial month, with the result that the Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such Certificateholders would nevertheless have been paid, and such result will be consistent with the "AAA/Aaa" ratings received on the Interest Only Certificates. The respective aggregate Notional Amounts upon which interest in respect of the Interest Only Certificates are calculated is reduced by the allocation of Realized Losses, Expense Losses and prepayments of principal, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such aggregate Notional Amounts, but only the obligation to pay interest timely on such aggregate Notional Amounts as so reduced from time to time. Accordingly, the rating of the Interest Only Certificates should be evaluated independently from similar ratings on other types of securities.

      There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class thereof and, if so, what such rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the ratings assigned thereto at the request of the Depositor.

                    INDEX OF TERMS FOR PROSPECTUS SUPPLEMENT

10% Free Prepayment Loans...................................................S-77
30/360 basis................................................................S-67
Accrued Certificate Interest................................................S-54
Additional Trust Fund Expenses..............................................S-58
Administrative Cost Rate....................................................S-91
Advance Rate................................................................S-61
Advances....................................................................S-60
Appraisal Event.............................................................S-57
Appraisal Reduction.........................................................S-57
Asset Status Report.........................................................S-89
Assumed Monthly Payment.....................................................S-55
Available Distribution Amount...............................................S-52
Balloon Loans...............................................................S-76
Balloon LTV.................................................................S-81
Balloon LTV Ratio...........................................................S-81
Balloon Payment.............................................................S-76
Book-Entry Certificates.....................................................S-49
Certificate Account.........................................................S-53
Certificate Balance.........................................................S-51
Certificate Owner...........................................................S-49
Certificateholders..........................................................S-49
Certificates................................................................S-49
Chase.......................................................................S-50
Citibank....................................................................S-50
Class.......................................................................S-49
Class A Certificates........................................................S-49
Class Interest Shortfall....................................................S-54
Class X Certificates........................................................S-49
Closing Date................................................................S-49
Collection Period...........................................................S-52
Compensating Interest Payment...............................................S-59
Controlling Class...........................................................S-92
Corporate Trust Office......................................................S-66
Corrected Mortgage Loan.....................................................S-89
Cross-Collateralized Mortgage Loans.........................................S-76
Cut-off Date.................................................................S-9
Cut-off Date Balance........................................................S-73
Cut-off Date LTV............................................................S-81
Cut-off Date LTV Ratio......................................................S-81
DCR........................................................................S-104
Debt Service Coverage Ratio.................................................S-81
Default.....................................................................S-94
Defaulted Mortgage Loan.....................................................S-94
Defeasance Collateral.......................................................S-76
Defeasance Loans............................................................S-76
Definitive Certificate......................................................S-49
Depositor....................................................................S-3
Determination Date..........................................................S-52
Discount Rate...............................................................S-56
Distributable Certificate Interest..........................................S-54
Distribution Date...........................................................S-52
Document Defect.............................................................S-86
DOL.........................................................................S-99
DSCR........................................................................S-81
DTC.........................................................................S-49
ERISA.......................................................................S-99

Exemption...................................................................S-99
Expense Losses..............................................................S-58
FASIT.......................................................................S-96
Final Regulation............................................................S-99
Final Scheduled Distribution Date...........................................S-68
Fiscal Agent................................................................S-66
Fitch......................................................................S-104
Initial Pool Balance........................................................S-73
Interest Accrual Method.....................................................S-75
Interest Accrual Period.....................................................S-55
Interest Only Certificates..................................................S-49
LaSalle.....................................................................S-65
Liquidation Fee.............................................................S-91
Loan-to-Value Ratio.........................................................S-81
LOP.........................................................................S-67
Lower-Tier REMIC............................................................S-95
Master Servicing Fee........................................................S-90
Material Breach.............................................................S-86
Material Document Defect....................................................S-86
Maturity Assumptions........................................................S-67
Middle-Tier REMIC...........................................................S-95
Money Term..................................................................S-57
Monthly Payment.............................................................S-55
Morgan Stanley.............................................................S-102
Morgan Stanley Loans........................................................S-75
Mortgage....................................................................S-74
Mortgage File...............................................................S-84
Mortgage Loan...............................................................S-73
Mortgage Loan Purchase Agreement............................................S-75
Mortgage Note...............................................................S-74
Mortgage Pool...............................................................S-73
Mortgaged Property..........................................................S-74
MSMC........................................................................S-83
Net Aggregate Prepayment Interest Shortfall.................................S-59
Net income from foreclosure property........................................S-94
Non-30/360 Loan.............................................................S-52
Notional Amount.............................................................S-51
NWAC Rate.............................................................S-11, S-52
Offered Certificates........................................................S-49
OID.........................................................................S-96
Operating Adviser...........................................................S-92
P&I Advance.................................................................S-60
Participants................................................................S-49
Pass-Through Rate...........................................................S-51
Percentage Interest.........................................................S-52
Permitted Cure Period.......................................................S-87
Permitted Investments.......................................................S-91
Phase I.....................................................................S-79
Plan........................................................................S-99
Pooling and Servicing Agreement.............................................S-49
Prepayment Assumptions......................................................S-66
Prepayment Interest Excess..................................................S-59
Prepayment Interest Shortfall...............................................S-59
Principal Balance Certificates..............................................S-50
Principal Distribution Amount...............................................S-55
Private Certificates........................................................S-49
PTCE.......................................................................S-101
Purchase Price..............................................................S-86
Qualifying Substitute Mortgage Loan.........................................S-87
Rated Final Distribution Date..............................................S-104

Rating Agencies............................................................S-104
Realized Losses.............................................................S-58
Record Date.................................................................S-52
Related Borrower Loan Groups................................................S-77
Related Proceeds............................................................S-60
Remaining Amortization Terms................................................S-19
REMIC.......................................................................S-95
REMIC I.....................................................................S-95
REMIC II....................................................................S-95
REMIC III...................................................................S-95
REMIC Regular Certificates..................................................S-49
REMIC Residual Certificates.................................................S-49
REO Extension...............................................................S-94
REO Property................................................................S-49
REO Sale Deadline...........................................................S-94
REO Tax.....................................................................S-94
Required Appraisal Loan.....................................................S-57
Residential Funding Loans...................................................S-75
Restricted Group...........................................................S-100
RFSC.......................................................................S-102
Scheduled Balloon Balance...................................................S-82
Seller......................................................................S-75
Sellers.....................................................................S-75
Senior Certificates.........................................................S-49
Servicing Advance...........................................................S-60
Servicing Standard..........................................................S-88
Servicing Transfer Event....................................................S-88
Single-Tenant Mortgage Loan.................................................S-78
SMMEA................................................................S-24, S-102
Special Servicing Fee.......................................................S-91
Special Servicing Fee Rate..................................................S-91
Specially Serviced Mortgage Loan............................................S-88
Stated Principal Balance....................................................S-51
Subordinate Certificates....................................................S-49
Subordinate Private Certificates............................................S-49
Sub-Servicer................................................................S-90
Sub-Servicing Agreement.....................................................S-90
Substitution Shortfall Amount...............................................S-87
Termination Price...........................................................S-59
Trust Fund..................................................................S-49
Trustee.....................................................................S-65
Trustee Fee.................................................................S-66
Underwritable Cash Flow.....................................................S-81
Underwriters...............................................................S-102
Underwriting Agreement.....................................................S-102
Upper-Tier REMIC............................................................S-95
Voting Rights...............................................................S-65
WAC Rate....................................................................S-51
Wachovia....................................................................S-83
Workout Fee.................................................................S-91
Workout Fee Rate............................................................S-91
Year Built..................................................................S-82
Year Renovated..............................................................S-82
YMP.........................................................................S-67

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

                              CUT-OFF DATE BALANCES

------------------------------------------------------------------------------------------------------------------------------------
                                                                                   WEIGHTED
                              NUMBER                   PERCENT BY     WEIGHTED      AVERAGE                   WEIGHTED      WEIGHTED
                                OF       AGGREGATE      AGGREGATE     AVERAGE      REMAINING      WEIGHTED   AVERAGE CUT-    AVERAGE
                             MORTGAGE   CUT-OFF DATE   CUT-OFF DATE   MORTGAGE      TERM TO       AVERAGE     OFF DATE       BALLOON
CUT-OFF DATE BALANCE ($)       LOANS    BALANCE ($)     BALANCE (%)   RATE (%)   MATURITY (MOS)   DSCR (X)     LTV (%)       LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
1 to 1,000,000                  20        15,634,021       1.82         7.322         122           1.41        68.5          51.9
1,000,001 to 2,000,000          62        96,314,163      11.21         7.268         122           1.48        68.0          50.4
2,000,001 to 3,000,000          51       128,069,100      14.90         7.271         123           1.47        68.8          52.4
3,000,001 to 4,000,000          25        88,174,514      10.26         7.080         118           1.46        69.6          57.3
4,000,001 to 5,000,000          22        97,628,653      11.36         7.207         136           1.44        70.3          52.8
5,000,001 to 6,000,000          17        94,772,803      11.03         7.294         126           1.37        72.9          60.0
6,000,001 to 7,000,000          10        65,846,343       7.66         7.142         123           1.41        70.7          56.7
7,000,001 to 8,000,000           5        37,920,340       4.41         7.121         109           1.33        69.0          59.5
8,000,001 to 9,000,000           6        51,183,059       5.96         7.002         114           1.32        75.7          64.5
9,000,001 to 10,000,000          1         9,426,129       1.10         7.505         111           1.57        69.3          56.9
10,000,001 to 15,000,000         6        72,369,597       8.42         7.169         127           1.45        72.3          55.6
15,000,001 to 20,000,000         1        15,140,544       1.76         7.400         112           1.27        74.2          65.9
20,000,001 to 25,000,000         1        21,152,666       2.46         7.210         116           1.29        74.4          65.3
25,000,001 and above             2        65,674,607       7.64         7.116         112           1.41        72.3          61.1
------------------------------------------------------------------------------------------------------------------------------------
TOTAL OR WEIGHTED AVERAGE:     229      $859,306,538     100.00%        7.198%        122           1.42X       70.8%         56.5%
====================================================================================================================================

      Min:             $516,977
      Max:          $36,790,447
      Average:       $3,752,430

                                   APPENDIX I
                           MORTGAGE POOL INFORMATION

                                     STATES

====================================================================================================================================
                                                                                WEIGHTED
                       NUMBER                      PERCENT BY     WEIGHTED       AVERAGE                      WEIGHTED      WEIGHTED
                         OF         AGGREGATE       AGGREGATE     AVERAGE       REMAINING       WEIGHTED    AVERAGE CUT-     AVERAGE
                      MORTGAGE    CUT-OFF DATE    CUT-OFF DATE    MORTGAGE       TERM TO         AVERAGE      OFF DATE       BALLOON
STATE                  LOANS       BALANCE ($)     BALANCE (%)    RATE (%)    MATURITY (MOS)    DSCR (X)      LTV (%)        LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
California              48         220,969,222        25.71        7.273           116            1.42          67.3          55.2
  Southern (1)          30         126,529,593        14.72        7.200           115            1.46          68.7          57.5
  Northern (1)          18          94,439,629        10.99        7.370           117            1.35          65.3          52.1
Georgia                 34         102,020,276        11.87        7.130           121            1.44          74.0          61.0
Florida                 10          71,954,176         8.37        7.141           113            1.45          69.7          56.7
Virginia                18          60,766,272         7.07        7.352           135            1.48          69.9          48.1
North Carolina          13          53,752,139         6.26        7.123           126            1.43          72.6          59.0
Ohio                    13          41,484,561         4.83        7.003           135            1.35          76.0          59.8
Maryland                 8          41,116,659         4.78        7.299           120            1.30          74.6          62.2
Pennsylvania            10          33,294,170         3.87        7.351           126            1.53          66.9          54.2
Colorado                 7          28,757,204         3.35        7.136           142            1.33          74.2          49.1
Texas                    7          24,398,620         2.84        7.132           129            1.28          73.3          55.7
New Jersey               9          23,286,457         2.71        7.058           120            1.42          71.5          60.4
Washington               6          17,009,548         1.98        7.347           120            1.48          64.6          55.1
Arizona                  6          14,901,197         1.73        7.325           106            1.48          72.3          63.8
Tennessee                2          13,700,243         1.59        7.085            83            1.36          78.6          71.7
Indiana                  6          11,884,492         1.38        7.116           114            1.46          73.3          62.2
Illinois                 5          11,460,913         1.33        7.049           103            1.47          77.5          66.8
Delaware                 3          10,071,611         1.17        6.838           123            1.43          73.0          61.2
Missouri                 2          10,058,792         1.17        7.184           115            1.30          74.4          59.3
Michigan                 3           9,510,572         1.11        6.745           194            1.90          55.6          25.9

                                   APPENDIX I
                           MORTGAGE POOL INFORMATION

                                     STATES

                                  (continued)

====================================================================================================================================
                                                                                WEIGHTED
                       NUMBER                      PERCENT BY     WEIGHTED       AVERAGE                      WEIGHTED      WEIGHTED
                         OF         AGGREGATE       AGGREGATE     AVERAGE       REMAINING       WEIGHTED    AVERAGE CUT-     AVERAGE
                      MORTGAGE    CUT-OFF DATE    CUT-OFF DATE    MORTGAGE       TERM TO         AVERAGE      OFF DATE       BALLOON
STATE                  LOANS       BALANCE ($)     BALANCE (%)    RATE (%)    MATURITY (MOS)    DSCR (X)      LTV (%)        LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
Maine                     1           9,426,129         1.10       7.505           111            1.57          69.3          56.9
Wisconsin                 1           5,472,161         0.64       7.320           113            1.32          73.5          64.9
Massachusetts             3           5,404,129         0.63       6.930           116            1.66          63.8          55.2
Vermont                   1           5,352,191         0.62       7.430           115            1.27          74.7          66.1
South Carolina            1           4,596,794         0.53       7.250           177            1.25          68.1           0.0
Minnesota                 1           4,274,865         0.50       7.750           111            1.32          78.4          70.2
Louisiana                 1           4,251,651         0.49       7.170           234            1.20          73.9           3.1
District of Columbia      1           3,982,835         0.46       6.600           115            1.60          66.4          57.6
Utah                      1           3,488,993         0.41       7.250           116            1.22          70.5          62.1
New York                  2           3,230,776         0.38       7.071           114            1.32          70.3          60.2
Alabama                   1           2,626,656         0.31       6.740           114            1.51          79.6          69.4
New Mexico                1           2,042,934         0.24       7.220           107            1.35          58.1          47.5
Connecticut               1           1,261,355         0.15       7.090           111            1.43          78.8          69.5
Kentucky                  1           1,219,019         0.14       7.450           105            1.54          78.6          64.9
Iowa                      1           1,193,947         0.14       6.750           114            1.60          79.6          69.4
Montana                   1           1,084,978         0.13       7.750           112            2.10          58.6          41.6
------------------------------------------------------------------------------------------------------------------------------------
TOTAL OR WEIGHTED
  AVERAGE:              229        $859,306,538       100.00%      7.198%          122            1.42X         70.8%         56.5%
====================================================================================================================================

(1) Southern California consists of loans in California zip codes less than or equal to 93600. Northern California consists of loans in California zip codes greater than 93600.

                                   APPENDIX I
                           MORTGAGE POOL INFORMATION

                                 PROPERTY TYPES

====================================================================================================================================
                                                                                WEIGHTED
                       NUMBER                      PERCENT BY     WEIGHTED       AVERAGE                      WEIGHTED      WEIGHTED
                         OF         AGGREGATE       AGGREGATE     AVERAGE       REMAINING       WEIGHTED    AVERAGE CUT-     AVERAGE
                      MORTGAGE    CUT-OFF DATE    CUT-OFF DATE    MORTGAGE       TERM TO         AVERAGE      OFF DATE       BALLOON
PROPERTY TYPE          LOANS       BALANCE ($)     BALANCE (%)    RATE (%)    MATURITY (MOS)    DSCR (X)      LTV (%)        LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
Retail                   62         274,151,700        31.90       7.248           118            1.34          73.4          61.7
  Anchored               32         164,504,712        19.14       7.215           118            1.35          73.1          62.1
  Unanchored             23          70,722,986         8.23       7.442           119            1.35          72.7          59.5
  Shadow Anchored         5          34,652,409         4.03       7.018           118            1.28          77.6          65.1
  Big Box                 2           4,271,592         0.50       7.191           114            1.42          66.6          56.5
------------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:            62        $ 74,151,700        31.90%      7.248%          118            1.34X         73.4%         61.7%

Multifamily              64         196,774,257        22.90       6.938           117            1.45          73.8          61.3
  Garden                 61         185,990,583        21.64       6.924           116            1.45          74.1          61.7
  High-Rise               2           8,377,279         0.97       6.934           158            1.49          73.3          57.0
  Mid-Rise                1           2,406,395         0.28       8.050            22            1.26          51.8          50.3
------------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:            64        $196,774,257        22.90%      6.938%          117            1.45X         73.8%         61.3%

Office                   43         157,810,158        18.36       7.193           126            1.40          70.9          55.8
  Suburban               26          87,413,197        10.17       7.127           125            1.35          72.8          56.9
  Urban                  11          43,290,382         5.04       7.316           135            1.54          65.0          48.5
  Medical                 6          27,106,579         3.15       7.211           114            1.35          74.3          63.6
------------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:            43        $157,810,158        18.36%      7.193%          126            1.40X         70.9%         55.8%

Hospitality              15          89,184,584        10.38       7.499           118            1.57          66.9          51.4
  Resort                  1          36,790,447         4.28       7.255           109            1.52          67.5          55.1
  Full Service            2          22,136,292         2.58       7.841           114            1.51          67.9          56.1
  Limited Service         6          19,862,289         2.31       7.299           141            1.58          67.9          39.7
  Extended Stay           6          10,395,557         1.21       8.020           114            1.82          60.6          50.3
------------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:            15        $ 89,184,584        10.38%      7.499%          118            1.57X         66.9%         51.4%

                                   APPENDIX I
                           MORTGAGE POOL INFORMATION

====================================================================================================================================
                                                                                WEIGHTED
                       NUMBER                      PERCENT BY     WEIGHTED       AVERAGE                      WEIGHTED      WEIGHTED
                         OF         AGGREGATE       AGGREGATE     AVERAGE       REMAINING       WEIGHTED    AVERAGE CUT-     AVERAGE
                      MORTGAGE    CUT-OFF DATE    CUT-OFF DATE    MORTGAGE       TERM TO         AVERAGE      OFF DATE       BALLOON
PROPERTY TYPE          LOANS       BALANCE ($)     BALANCE (%)    RATE (%)    MATURITY (MOS)    DSCR (X)      LTV (%)        LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
Industrial               27          80,089,833         9.32       7.285           130            1.43          62.8          42.8
  Light                  14          37,753,500         4.39       7.155           123            1.38          68.8          51.9
  Flex                    6          20,754,838         2.42       7.732           128            1.45          49.4          28.5
  Warehouse               6          17,301,906         2.01       7.029           136            1.58          62.8          38.6
  Manufacturing           1           4,279,589         0.50       7.300           176            1.25          74.4          48.0
------------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:            27        $ 80,089,833         9.32%      7.285%          130            1.43X         62.8%         42.8%

Mixed Use                10          39,561,336         4.60       7.355           133            1.41          67.4          47.8
  Retail/Office           7          29,816,891         3.47       7.466           131            1.42          68.3          49.0
  Office/Industrial       1           5,975,312         0.70       6.800           115            1.27          66.4          57.8
  Self Storage/
    Unanchored
    Retail                1           1,981,554         0.23       7.360           177            1.80          50.8           0.0
  Retail/Whse             1           1,787,579         0.21       7.350           174            1.30          74.5          48.3
------------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:            10        $ 39,561,336         4.60%      7.355%          133            1.41X         67.4%         47.8%

Self Storage              5          11,125,915         1.29       7.141           124            1.77          62.7          50.4
------------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:             5        $ 11,125,915         1.29%      7.141%          124            1.77X         62.7%         50.4%

Mobile Home Park          2           7,625,562         0.89       6.961           192            1.99          52.2          22.2
------------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:             2        $  7,625,562         0.89%      6.961%          192            1.99X         52.2%         22.2%

Other                     1           2,983,195         0.35       7.270           177            1.27          72.8          30.8
------------------------------------------------------------------------------------------------------------------------------------
    SUBTOTAL:             1        $  2,983,195         0.35%      7.270%          177            1.27X         72.8%         30.8%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL OR WEIGHTED
  AVERAGE:              229        $859,306,538       100.00%      7.198%         122             1.42X         70.8%         56.5%
====================================================================================================================================

                                   APPENDIX I
                           MORTGAGE POOL INFORMATION

                                 MORTGAGE RATES

====================================================================================================================================
                                                                                WEIGHTED
                       NUMBER                      PERCENT BY     WEIGHTED       AVERAGE                      WEIGHTED      WEIGHTED
                         OF         AGGREGATE       AGGREGATE     AVERAGE       REMAINING       WEIGHTED    AVERAGE CUT-     AVERAGE
                      MORTGAGE    CUT-OFF DATE    CUT-OFF DATE    MORTGAGE       TERM TO         AVERAGE      OFF DATE       BALLOON
MORTGAGE RATE (%)      LOANS       BALANCE ($)     BALANCE (%)    RATE (%)    MATURITY (MOS)    DSCR (X)      LTV (%)        LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
6.001 to 6.500            8          28,452,839         3.31       6.356           119            1.48          76.3          64.9
6.501 to 7.000           72         288,989,531        33.63       6.821           119            1.48          72.3          61.0
7.001 to 7.500          101         394,284,218        45.88       7.225           125            1.37          71.8          55.7
7.501 to 8.000           24          76,283,899         8.88       7.658           128            1.45          68.2          52.6
8.001 to 8.500           16          45,716,974         5.32       8.159           108            1.52          60.7          47.2
8.501 to 9.000            6          18,211,574         2.12       8.788           115            1.23          59.9          32.9
9.000 to 9.500            2           7,367,503         0.86       9.121            81            1.35          52.6          40.1
------------------------------------------------------------------------------------------------------------------------------------
TOTAL OR WEIGHTED
  AVERAGE:              229        $859,306,538       100.00%      7.198%          122            1.42X         70.8%         56.5%
====================================================================================================================================

      Min:                   6.160%
      Max:                   9.125%
      Weighted Average:      7.198%

                                   APPENDIX I
                           MORTGAGE POOL INFORMATION

                        ORIGINAL TERMS TO STATED MATURITY

====================================================================================================================================
                                                                                WEIGHTED
                       NUMBER                      PERCENT BY     WEIGHTED       AVERAGE                      WEIGHTED      WEIGHTED
ORIGINAL TERM            OF         AGGREGATE       AGGREGATE     AVERAGE       REMAINING       WEIGHTED    AVERAGE CUT-     AVERAGE
TO STATED MATURITY    MORTGAGE    CUT-OFF DATE    CUT-OFF DATE    MORTGAGE       TERM TO         AVERAGE      OFF DATE       BALLOON
(MOS)                  LOANS       BALANCE ($)     BALANCE (%)    RATE (%)    MATURITY (MOS)    DSCR (X)      LTV (%)        LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
1 to 60                   2           3,894,265         0.45       7.848            32            1.32          58.6          56.6
61 to 120               184         682,356,043        79.41       7.162           112            1.42          71.8          61.2
121 to 180               32         142,524,864        16.59       7.309           151            1.44          67.3          42.8
181 to 240               11          30,531,366         3.55       7.380           227            1.43          66.8          13.5
------------------------------------------------------------------------------------------------------------------------------------
TOTAL OR WEIGHTED
  AVERAGE:              229        $859,306,538       100.00%      7.198%          122            1.42X         70.8%         56.5%
====================================================================================================================================

      Min:                    60
      Max:                   240
      Weighted Average:      130

                                   APPENDIX I
                           MORTGAGE POOL INFORMATION

                       REMAINING TERMS TO STATED MATURITY

====================================================================================================================================
                                                                                WEIGHTED
                       NUMBER                      PERCENT BY     WEIGHTED       AVERAGE                      WEIGHTED      WEIGHTED
REMAINING TERM           OF         AGGREGATE       AGGREGATE     AVERAGE       REMAINING       WEIGHTED    AVERAGE CUT-     AVERAGE
TO STATED MATURITY    MORTGAGE    CUT-OFF DATE    CUT-OFF DATE    MORTGAGE       TERM TO         AVERAGE      OFF DATE       BALLOON
(MOS)                  LOANS       BALANCE ($)     BALANCE (%)    RATE (%)    MATURITY (MOS)    DSCR (X)      LTV (%)        LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
1 to 60                   6           9,711,303         1.13       8.305            34            1.33          61.3          58.7
61 to 120               184         708,470,456        82.45       7.160           112            1.42          71.9          61.4
121 to 180               29         112,881,126        13.14       7.317           162            1.47          65.6          36.0
181 to 240               10          28,243,653         3.29       7.284           231            1.45          67.0          14.6
------------------------------------------------------------------------------------------------------------------------------------
TOTAL OR WEIGHTED
  AVERAGE:              229        $859,306,538       100.00%      7.198%          122            1.42X         70.8%         56.5%
====================================================================================================================================

      Min:                    22
      Max:                   234
      Weighted Average:      122

                                   APPENDIX I
                           MORTGAGE POOL INFORMATION

                           ORIGINAL AMORTIZATION TERMS

====================================================================================================================================
                                                                                WEIGHTED
                       NUMBER                      PERCENT BY     WEIGHTED       AVERAGE                      WEIGHTED      WEIGHTED
ORIGINAL                 OF         AGGREGATE       AGGREGATE     AVERAGE       REMAINING       WEIGHTED    AVERAGE CUT-     AVERAGE
AMORTIZATION          MORTGAGE    CUT-OFF DATE    CUT-OFF DATE    MORTGAGE       TERM TO         AVERAGE      OFF DATE       BALLOON
TERM (MOS)             LOANS       BALANCE ($)     BALANCE (%)    RATE (%)    MATURITY (MOS)    DSCR (X)      LTV (%)        LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
BALLOON LOAN            212        $  13,271,573       94.64%      7.175%          118            1.42X         71.5%         59.6%
  240                    19           55,482,256        6.46       7.607           129            1.34          67.6          40.8
  264                     1            2,007,045        0.23       8.890            88            1.34          59.0          47.1
  300                    67          218,093,585       25.38       7.357           117            1.51          67.3          53.7
  312                     1            4,764,177        0.55       7.160           113            1.43          67.5          56.0
  324                     1            2,406,395        0.28       8.050            22            1.26          51.8          50.3
  336                     1            7,461,619        0.87       6.520           115            1.25          70.1          59.0
  343                     1            3,477,262        0.40       6.710           113            1.26          79.0          67.6
  346                     1            4,609,876        0.54       8.900           103            1.22          73.2          66.3
  354                     1            3,566,062        0.41       7.600           118            1.60          65.7          57.7
  360                   119          511,403,296       59.51       7.034           117            1.40          73.8          64.2

FULLY-AMORTIZING
  LOAN                   17        $  6,034,966         5.36%      7.597%          196            1.42X         58.6%          0.9%
  180                     8          23,191,192         2.70       7.846           166            1.36          54.7           0.1
  192                     1           2,287,713         0.27       8.570           174            1.19          64.4           0.0
  240                     8          20,556,060         2.39       7.208           233            1.50          62.4           1.9
------------------------------------------------------------------------------------------------------------------------------------
TOTAL OR WEIGHTED
  AVERAGE:              229        $859,306,538       100.00%      7.198%          122            1.42X         70.8%         56.5%
====================================================================================================================================

      Min:                   180
      Max:                   360
      Weighted Average:      328

                                   APPENDIX I
                           MORTGAGE POOL INFORMATION

                          DEBT SERVICE COVERAGE RATIOS

====================================================================================================================================
                                                                                WEIGHTED
                       NUMBER                      PERCENT BY     WEIGHTED       AVERAGE                      WEIGHTED      WEIGHTED
                         OF         AGGREGATE       AGGREGATE     AVERAGE       REMAINING       WEIGHTED    AVERAGE CUT-     AVERAGE
DEBT SERVICE          MORTGAGE    CUT-OFF DATE    CUT-OFF DATE    MORTGAGE       TERM TO         AVERAGE      OFF DATE       BALLOON
COVERAGE RATIO (X)     LOANS       BALANCE ($)     BALANCE (%)    RATE (%)    MATURITY (MOS)    DSCR (X)      LTV (%)        LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
1.01 to 1.15              2          10,010,854         1.16       7.240            99            1.05          76.5          68.4
1.16 to 1.25             22          79,624,501         9.27       7.556           145            1.23          69.3          38.5
1.26 to 1.35             65         284,217,638        33.08       7.288           119            1.30          73.6          60.8
1.36 to 1.50             78         271,174,736        31.56       7.051           118            1.43          72.9          61.3
1.51 to 1.75             39         146,997,446        17.11       7.087           118            1.57          69.2          55.4
1.76 to 2.00             17          52,005,452         6.05       7.339           131            1.81          56.4          44.1
2.01 and above            6          15,275,912         1.78       6.807           153            2.17          47.4          29.2
------------------------------------------------------------------------------------------------------------------------------------
TOTAL OR WEIGHTED
  AVERAGE:              229        $859,306,538       100.00%      7.198%          122            1.42X         70.8%         56.5%
====================================================================================================================================

      Min:                   1.03x
      Max:                   2.23x
      Weighted Average:      1.42x

                                   APPENDIX I
                           MORTGAGE POOL INFORMATION

                        CUT-OFF DATE LOAN-TO-VALUE RATIOS

====================================================================================================================================
                                                                                WEIGHTED
                       NUMBER                      PERCENT BY     WEIGHTED       AVERAGE                      WEIGHTED      WEIGHTED
CUT-OFF DATE             OF         AGGREGATE       AGGREGATE     AVERAGE       REMAINING       WEIGHTED    AVERAGE CUT-     AVERAGE
LOAN-TO-VALUE         MORTGAGE    CUT-OFF DATE    CUT-OFF DATE    MORTGAGE       TERM TO         AVERAGE      OFF DATE       BALLOON
RATIO (%)              LOANS       BALANCE ($)     BALANCE (%)    RATE (%)    MATURITY (MOS)    DSCR (X)      LTV (%)        LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
20.1 to 30.0              1           1,381,921         0.16       9.125            39            1.68          26.1          23.4
30.1 to 40.0              1           1,193,582         0.14       6.540           116            2.23          39.8          31.6
40.1 to 50.0              8          31,632,770         3.68       7.484           157            1.81          45.6          22.2
50.1 to 60.0             25          68,196,632         7.94       7.566           112            1.54          55.9          40.9
60.1 to 70.0             51         193,661,678        22.54       7.335           122            1.50          66.5          50.2
70.1 to 80.0            142         561,942,557        65.39       7.082           121            1.36          75.6          62.5
80.1 to 90.0              1           1,297,399         0.15       8.750            25            1.15          81.1          79.0
------------------------------------------------------------------------------------------------------------------------------------
TOTAL OR WEIGHTED
  AVERAGE:              229        $859,306,538       100.00%      7.198%          122            1.42X         70.8%         56.5%
====================================================================================================================================

      Min:                   26.1%
      Max:                   81.1%
      Weighted Average:      70.8%

                                   APPENDIX I
                           MORTGAGE POOL INFORMATION

                          BALLOON LOAN-TO-VALUE RATIOS

====================================================================================================================================
                                                                                WEIGHTED
                       NUMBER                      PERCENT BY     WEIGHTED       AVERAGE                      WEIGHTED      WEIGHTED
BALLOON                  OF         AGGREGATE       AGGREGATE     AVERAGE       REMAINING       WEIGHTED    AVERAGE CUT-     AVERAGE
LOAN-TO-VALUE         MORTGAGE    CUT-OFF DATE    CUT-OFF DATE    MORTGAGE       TERM TO         AVERAGE      OFF DATE       BALLOON
RATIO (%)              LOANS       BALANCE ($)     BALANCE (%)    RATE (%)    MATURITY (MOS)    DSCR (X)      LTV (%)        LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
0.0                      11          28,905,312         3.36       7.885           179            1.32          58.2           0.0
0.1 to 10.0               6          17,129,654         1.99       7.110           226            1.57          59.2           2.4
20.1 to 30.0              2           2,873,870         0.33       8.344           111            1.50          47.0          26.2
30.1 to 40.0              8          36,066,041         4.20       7.174           156            1.61          60.6          33.6
40.1 to 50.0             33          96,688,886        11.25       7.500           132            1.49          63.2          46.2
50.1 to 60.0             57         218,657,635        25.45       7.195           115            1.50          67.7          56.1
60.1 to 70.0            103         426,982,619        49.69       7.070           114            1.36          75.8          66.0
70.1 to 80.0              9          32,002,523         3.72       7.360            97            1.34          79.2          71.5
------------------------------------------------------------------------------------------------------------------------------------
TOTAL OR WEIGHTED
  AVERAGE:              229        $859,306,538       100.00%      7.198%          122            1.42X         70.8%         56.5%
====================================================================================================================================

      Min:                    0.0%
      Max:                   79.0%
      Weighted Average:      56.5%

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION - I

-----------------------------------------------------------------------------------------------------------------------------------

                                                                     Original
                                                                    Principal     Cut-Off Date     Cut-Off Date Bal./
Loan No.  Seller(1)              Property Name(2)                    Balance       Balance(3)        Unit or NSF(4)     Note Date
-----------------------------------------------------------------------------------------------------------------------------------
      1   MS        Key West Hilton Resort                         $37,260,000     $36,790,447         $206,687.90      10-Mar-98
-----------------------------------------------------------------------------------------------------------------------------------
      2   RFC       Lancaster Commerce Center                      $29,000,000     $28,884,160              $96.28      14-Sep-98
-----------------------------------------------------------------------------------------------------------------------------------
      3   MS        Cupertino Village Shopping Center              $21,250,000     $21,152,666             $193.68       4-Aug-98
-----------------------------------------------------------------------------------------------------------------------------------
      4   RFC       Metro Pike Center                              $15,225,000     $15,140,544             $236.25      12-Jun-98
-----------------------------------------------------------------------------------------------------------------------------------
      5   RFC       Hawthorne Woods                                $13,000,000     $12,927,771          $37,471.80      20-Jul-98
-----------------------------------------------------------------------------------------------------------------------------------
      6   RFC       Sybase Building                                $13,000,000     $12,878,713             $133.65      24-Sep-98
-----------------------------------------------------------------------------------------------------------------------------------
      7   MS        Alexandria Courtyard Marriott Hotel            $12,750,000     $12,710,162          $72,216.83       2-Nov-98
-----------------------------------------------------------------------------------------------------------------------------------
      8   RFC       Heritage House                                 $12,000,000     $11,934,054          $34,293.26       9-Jul-98
-----------------------------------------------------------------------------------------------------------------------------------
      9   RFC       Spanish Trace East Apartments                  $11,500,000     $11,448,025          $22,100.43       2-Sep-98
-----------------------------------------------------------------------------------------------------------------------------------
     10   MS        Four Allegheny Office Center                   $10,556,023     $10,470,872              $45.25       1-Aug-98
-----------------------------------------------------------------------------------------------------------------------------------
     11   MS        Town Center Lodge Motel  (I)                    $2,210,000      $2,196,384          $15,632.42      17-Aug-98
     12   MS        Decatur Lodge Motel (I)                         $2,200,000      $2,186,446          $15,632.42      17-Aug-98
     13   MS        Fulton Lodge Motel (I)                          $2,080,000      $2,067,185          $15,632.42      17-Aug-98
     14   MS        Douglasville Lodge Motel (I)                    $1,950,000      $1,937,986          $15,632.42      17-Aug-98
     15   MS        West Georgia Lodge Motel (I)                    $1,440,000      $1,431,128          $15,632.42      17-Aug-98
     16   MS        East Point Lodge Motel (I)                        $580,000        $576,427          $15,632.42      17-Aug-98
-----------------------------------------------------------------------------------------------------------------------------------
     17   MS        Holiday Inn Hotel- Bar Harbor                   $9,520,000      $9,426,129          $42,269.64      14-May-98
-----------------------------------------------------------------------------------------------------------------------------------
     18   MS        Kirkwood Crossings Office and Retail Building   $9,000,000      $8,945,963             $115.25      22-Sep-98
-----------------------------------------------------------------------------------------------------------------------------------
     19   RFC       North Salado Village Shopping Center            $8,780,000      $8,713,455              $50.46      15-Apr-98
-----------------------------------------------------------------------------------------------------------------------------------
     20   RFC       Golden Miles Market Place                       $8,600,000      $8,579,786              $88.20       4-Nov-98
-----------------------------------------------------------------------------------------------------------------------------------
     21   WACH      New Market Madison                              $8,480,000      $8,445,547              $50.02       1-Oct-98
-----------------------------------------------------------------------------------------------------------------------------------
     22   RFC       Valencia Apartments                             $8,500,000      $8,425,975          $17,554.12      22-Jul-98
-----------------------------------------------------------------------------------------------------------------------------------
     23   RFC       Rollingwood Shopping Center                     $8,100,000      $8,072,332             $109.38      29-Oct-98
-----------------------------------------------------------------------------------------------------------------------------------
     24   MS        525 Almanor Industrial Building                 $8,000,000      $7,961,041              $92.92       4-Aug-98
-----------------------------------------------------------------------------------------------------------------------------------
     25   WACH      Town Country S C                                $7,900,000      $7,875,515              $25.91       7-Oct-98
-----------------------------------------------------------------------------------------------------------------------------------
     26   MS        Lucky/Long's Plaza Shopping Center              $7,900,000      $7,556,516              $89.23       1-Mar-96
-----------------------------------------------------------------------------------------------------------------------------------
     27   RFC       Koret Distribution Center                       $7,500,000      $7,461,619              $18.76       9-Sep-98
-----------------------------------------------------------------------------------------------------------------------------------
     28   RFC       Colony By The Mall Apartments                   $7,100,000      $7,065,649          $28,839.38      27-Aug-98
-----------------------------------------------------------------------------------------------------------------------------------
     29   MS        Manekin Industrial Portfolio                    $7,050,000      $6,977,644              $29.08      30-Jan-98
-----------------------------------------------------------------------------------------------------------------------------------
     30   RFC       St. Andrews Professional Center                 $6,825,000      $6,775,172             $115.39      10-Aug-98
-----------------------------------------------------------------------------------------------------------------------------------
     31   RFC       Green Ridge Heights Apartments                  $6,800,000      $6,740,657          $21,814.42      30-Mar-98
-----------------------------------------------------------------------------------------------------------------------------------
     32   RFC       Cove Center                                     $6,750,000      $6,711,669              $44.53      24-Jul-98
-----------------------------------------------------------------------------------------------------------------------------------
     33   RFC       Golden Isle Plaza                               $6,710,000      $6,692,595              $68.57      12-Nov-98
-----------------------------------------------------------------------------------------------------------------------------------
     34   MS        2040-2060 Corporate Court Industrial            $7,350,000      $6,638,012              $50.61      12-Jun-96
-----------------------------------------------------------------------------------------------------------------------------------
     35   RFC       Miami Lakes Corporate Center                    $6,500,000      $6,469,269              $87.71       4-Aug-98
-----------------------------------------------------------------------------------------------------------------------------------
     36   MS        Bon Air Professional Center                     $6,450,000      $6,425,893             $233.16      11-Sep-98
-----------------------------------------------------------------------------------------------------------------------------------
     37   MS        Woodside Apartments                             $6,400,000      $6,345,884          $35,254.91      10-Mar-98
-----------------------------------------------------------------------------------------------------------------------------------
     38   RFC       Cambridge Commons Apartments                    $6,100,000      $6,069,549          $31,612.24      27-Aug-98
-----------------------------------------------------------------------------------------------------------------------------------
     39   MS        Alicia Valencia Plaza Shopping Center           $6,285,000      $5,985,583              $97.00       9-Sep-96
-----------------------------------------------------------------------------------------------------------------------------------
     40   RFC       Willow Tree                                     $6,000,000      $5,978,315              $88.18       1-Oct-98
-----------------------------------------------------------------------------------------------------------------------------------
     41   MS        Bayport Marina Plaza Industrial                 $6,000,000      $5,975,312              $71.81       2-Sep-98
-----------------------------------------------------------------------------------------------------------------------------------
     42   RFC       New Market Square                               $6,000,000      $5,969,295              $47.93      14-Aug-98
-----------------------------------------------------------------------------------------------------------------------------------
     43   WACH      Shoppes at Cresthaven                           $5,850,000      $5,828,877              $32.84      17-Nov-98
-----------------------------------------------------------------------------------------------------------------------------------
     44   WACH      Southport Centre                                $5,840,000      $5,818,314              $94.46      21-Sep-98
-----------------------------------------------------------------------------------------------------------------------------------
     45   RFC       Half-A-Car                                      $5,700,000      $5,668,331             $104.97       7-Jul-98
-----------------------------------------------------------------------------------------------------------------------------------
     46   MS        Merchants Centre                                $5,600,000      $5,578,009              $87.66      29-Sep-98
-----------------------------------------------------------------------------------------------------------------------------------
     47   RFC       Plaza K Shopping Center                         $5,600,000      $5,576,860             $196.15      25-Sep-98
-----------------------------------------------------------------------------------------------------------------------------------
     48   RFC       Parkway Shopping Center                         $5,600,000      $5,547,313              $41.09      11-Dec-97
-----------------------------------------------------------------------------------------------------------------------------------
     49   MS        788 North Jefferson Office Building             $5,500,000      $5,472,161              $54.18       1-Jul-98
-----------------------------------------------------------------------------------------------------------------------------------
     50   WACH      Comfort Suites                                  $5,400,000      $5,369,395          $44,744.96      14-Sep-98
-----------------------------------------------------------------------------------------------------------------------------------
     51   MS        Taft Corners Shopping Center                    $5,371,500      $5,352,191              $81.59      14-Sep-98

-----------------------------------------------------------------------------------------
          Maturity Date    Original    Original                Remaining
          or Anticipated    Term to     Amort.    Remaining     Term to
          Repayment Date  Maturity or   Term        Amort.    Maturity or
Loan No.      (ARD)(5)     ARD (mos)   (mos)(6)      Term      ARD (mos)    Security Type
-----------------------------------------------------------------------------------------
      1       1-Apr-08        120         300         289         109       Fee
-----------------------------------------------------------------------------------------
      2       1-Oct-08        120         360         355         115       Fee
-----------------------------------------------------------------------------------------
      3       1-Nov-08        122         360         354         116       Fee
-----------------------------------------------------------------------------------------
      4       1-Jul-08        120         360         352         112       Fee
-----------------------------------------------------------------------------------------
      5       1-Aug-08        120         360         353         113       Fee
-----------------------------------------------------------------------------------------
      6       1-Oct-13        180         240         235         175       Leasehold
-----------------------------------------------------------------------------------------
      7       1-Dec-08        120         300         297         117       Fee
-----------------------------------------------------------------------------------------
      8       1-Aug-06         96         360         353          89       Fee
-----------------------------------------------------------------------------------------
      9       1-Oct-08        120         360         355         115       Fee
-----------------------------------------------------------------------------------------
     10       1-Apr-12        164         300         293         157       Fee
-----------------------------------------------------------------------------------------
     11       1-Sep-08        120         300         294         114       Fee
     12       1-Sep-08        120         300         294         114       Fee
     13       1-Sep-08        120         300         294         114       Fee
     14       1-Sep-08        120         300         294         114       Fee
     15       1-Sep-08        120         300         294         114       Fee
     16       1-Sep-08        120         300         294         114       Fee
-----------------------------------------------------------------------------------------
     17       1-Jun-08        120         300         291         111       Fee
-----------------------------------------------------------------------------------------
     18       1-Oct-08        120         300         295         115       Fee
-----------------------------------------------------------------------------------------
     19       1-May-08        120         360         350         110       Fee
-----------------------------------------------------------------------------------------
     20       1-Dec-08        120         360         357         117       Fee
-----------------------------------------------------------------------------------------
     21       1-Oct-08        120         360         355         115       Fee
-----------------------------------------------------------------------------------------
     22       1-Aug-08        120         300         293         113       Fee
-----------------------------------------------------------------------------------------
     23       1-Nov-08        120         360         356         116       Fee
-----------------------------------------------------------------------------------------
     24       1-Sep-08        120         360         354         114       Fee
-----------------------------------------------------------------------------------------
     25       1-Nov-08        120         360         356         116       Fee
-----------------------------------------------------------------------------------------
     26       1-Apr-06        120         300         265          85       Fee
-----------------------------------------------------------------------------------------
     27       1-Oct-08        120         336         331         115       Fee
-----------------------------------------------------------------------------------------
     28       1-Sep-08        120         360         354         114       Fee
-----------------------------------------------------------------------------------------
     29       1-Feb-08        120         360         347         107       Fee
-----------------------------------------------------------------------------------------
     30       1-Sep-08        120         300         294         114       Fee
-----------------------------------------------------------------------------------------
     31       1-Apr-13        180         360         349         169       Fee
-----------------------------------------------------------------------------------------
     32       1-Aug-08        120         360         353         113       Fee
-----------------------------------------------------------------------------------------
     33       1-Dec-08        120         360         357         117       Fee
-----------------------------------------------------------------------------------------
     34       1-Jul-11        180         180         148         148       Fee
-----------------------------------------------------------------------------------------
     35       1-Sep-08        120         360         354         114       Fee
-----------------------------------------------------------------------------------------
     36       1-Oct-08        120         360         355         115       Fee
-----------------------------------------------------------------------------------------
     37       1-Apr-09        132         360         349         121       Fee
-----------------------------------------------------------------------------------------
     38       1-Sep-08        120         360         354         114       Fee
-----------------------------------------------------------------------------------------
     39       1-Oct-06        120         240         211          91       Fee
-----------------------------------------------------------------------------------------
     40       1-Nov-08        120         360         356         116       Fee
-----------------------------------------------------------------------------------------
     41       1-Oct-08        120         360         355         115       Fee
-----------------------------------------------------------------------------------------
     42       1-Sep-08        120         360         354         114       Fee
-----------------------------------------------------------------------------------------
     43       1-Dec-08        120         300         297         117       Fee
-----------------------------------------------------------------------------------------
     44       1-Oct-08        120         360         355         115       Fee
-----------------------------------------------------------------------------------------
     45       1-Aug-08        120         360         353         113       Fee
-----------------------------------------------------------------------------------------
     46       1-Oct-08        120         360         355         115       Fee
-----------------------------------------------------------------------------------------
     47       1-Oct-13        180         360         355         175       Fee
-----------------------------------------------------------------------------------------
     48       1-Jan-08        120         360         346         106       Fee
-----------------------------------------------------------------------------------------
     49       1-Aug-08        120         360         353         113       Fee
-----------------------------------------------------------------------------------------
     50       1-Oct-13        180         300         295         175       Fee
-----------------------------------------------------------------------------------------
     51       1-Oct-08        120         360         355         115       Fee / Leasehold

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION - I

-----------------------------------------------------------------------------------------------------------------------------------

                                                                     Original
                                                                    Principal     Cut-Off Date    Cut-Off Date Bal./
Loan No.  Seller(1)              Property Name(2)                    Balance       Balance(3)       Unit or NSF(4)      Note Date
-----------------------------------------------------------------------------------------------------------------------------------
     52   MS        Mickelberry Shopping Center                     $5,358,306      $5,332,111              $80.88       1-Aug-98
-----------------------------------------------------------------------------------------------------------------------------------
     53   RFC       Cottonwood Corners Shopping Center              $5,200,000      $5,183,452              $64.59      14-Oct-98
-----------------------------------------------------------------------------------------------------------------------------------
     54   WACH      Comfort Inn & Comfort Suites                    $5,140,000      $5,110,784          $45,228.18      20-Nov-98
-----------------------------------------------------------------------------------------------------------------------------------
     55   RFC       Dalton Place Shopping Center                    $5,080,000      $5,026,502              $68.89      17-Dec-97
-----------------------------------------------------------------------------------------------------------------------------------
     56   RFC       Showcase Plaza Shopping Center                  $5,000,000      $4,981,312              $67.47       1-Oct-98
-----------------------------------------------------------------------------------------------------------------------------------
     57   RFC       Springrove Mobile Home Park                     $5,000,000      $4,941,284          $11,653.97      17-Aug-98
-----------------------------------------------------------------------------------------------------------------------------------
     58   RFC       Gateway/Lombardi (II)                           $4,800,000      $4,764,177              $68.61      16-Jul-98
-----------------------------------------------------------------------------------------------------------------------------------
     59   RFC       Arbors of Wooster Apartments                    $4,800,000      $4,757,522          $40,317.98      20-Feb-98
-----------------------------------------------------------------------------------------------------------------------------------
     60   MS        Sunset Plaza Shopping Center                    $4,655,405      $4,609,876              $44.09      15-Sep-97
-----------------------------------------------------------------------------------------------------------------------------------
     61   WACH      Blackstock Warehouse                            $4,640,000      $4,596,794              $10.63      30-Nov-98
-----------------------------------------------------------------------------------------------------------------------------------
     62   RFC       Augusta at Gruene                               $4,600,000      $4,571,095          $49,685.82      23-Jun-98
-----------------------------------------------------------------------------------------------------------------------------------
     63   MS        Commerce Office Building (III)                  $2,962,050      $2,947,599              $34.32      25-Aug-98
     64   MS        Medical & Professional Office Building (III)    $1,587,950      $1,580,202              $34.32      25-Aug-98
-----------------------------------------------------------------------------------------------------------------------------------
     65   RFC       Southside Square Shopping Center                $4,500,000      $4,477,443              $28.31      14-Aug-98
-----------------------------------------------------------------------------------------------------------------------------------
     66   RFC       Saratoga Square Apartments                      $4,500,000      $4,473,773          $44,737.73      13-Jul-98
-----------------------------------------------------------------------------------------------------------------------------------
     67   MS        Minaret Village Retail and Office Center        $4,500,000      $4,463,560              $63.90      20-Mar-98
-----------------------------------------------------------------------------------------------------------------------------------
     68   WACH      Redland Crest Apartments                        $4,450,000      $4,434,859          $28,428.58      27-Oct-98
-----------------------------------------------------------------------------------------------------------------------------------
     69   RFC       Village of Westover Apartments                  $4,350,000      $4,324,538          $40,042.02      15-Jul-98
-----------------------------------------------------------------------------------------------------------------------------------
     70   MS        499 University Avenue                           $4,400,000      $4,314,934             $222.37       4-Aug-97
-----------------------------------------------------------------------------------------------------------------------------------
     71   RFC       Manufacturers Bank Building                     $4,300,000      $4,286,504             $112.10      20-Oct-98
-----------------------------------------------------------------------------------------------------------------------------------
     72   WACH      Print Pack Buildings                            $4,300,000      $4,279,589              $28.66      15-Oct-98
-----------------------------------------------------------------------------------------------------------------------------------
     73   MS        Hennepin Square Office Building                 $4,300,000      $4,274,865              $44.13      26-May-98
-----------------------------------------------------------------------------------------------------------------------------------
     74   MS        Brandywine III Apartments                       $4,275,000      $4,255,336          $27,277.79      31-Aug-98
-----------------------------------------------------------------------------------------------------------------------------------
     75   RFC       V United Plaza                                  $4,300,000      $4,251,651              $72.85      27-Aug-98
-----------------------------------------------------------------------------------------------------------------------------------
     76   WACH      South Park Shopping Center                      $4,250,000      $4,233,203              $37.65      25-Sep-98
-----------------------------------------------------------------------------------------------------------------------------------
     77   RFC       Pineville Towne Market                          $4,200,000      $4,178,507              $60.38      14-Aug-98
-----------------------------------------------------------------------------------------------------------------------------------
     78   WACH      555 & 565 Old Norcross Rd                       $4,150,000      $4,130,297             $113.43      21-Aug-98
-----------------------------------------------------------------------------------------------------------------------------------
     79   MS        Lake Union Office Building                      $4,050,000      $4,027,534             $145.66      29-Jun-98
-----------------------------------------------------------------------------------------------------------------------------------
     80   MS        Via Alamos Apartments                           $4,000,000      $3,986,523          $24,915.77       2-Oct-98
-----------------------------------------------------------------------------------------------------------------------------------
     81   RFC       Gallery Row                                     $4,000,000      $3,982,835             $104.70      24-Sep-98
-----------------------------------------------------------------------------------------------------------------------------------
     82   RFC       Arbour Walk Village Apartments                  $3,900,000      $3,881,673          $57,083.43      24-Sep-98
-----------------------------------------------------------------------------------------------------------------------------------
     83   MS        San Fernando Industrial Building                $3,900,000      $3,871,428              $21.39       4-May-98
-----------------------------------------------------------------------------------------------------------------------------------
     84   WACH      Village at Cedar Shoals                         $3,840,000      $3,810,745              $66.89      28-Aug-98
-----------------------------------------------------------------------------------------------------------------------------------
     85   MS        Kirby Plaza Office Building                     $3,775,000      $3,756,066             $102.27      18-Jun-98
-----------------------------------------------------------------------------------------------------------------------------------
     86   MS        800 South Broadway Office Building              $3,700,000      $3,680,285             $114.74       2-Jul-98
-----------------------------------------------------------------------------------------------------------------------------------
     87   RFC       Polifly Plaza                                   $3,675,000      $3,656,398              $79.70      10-Jul-98
-----------------------------------------------------------------------------------------------------------------------------------
     88   MS        Summit Apartments                               $3,600,000      $3,581,539          $39,794.88       6-Aug-98
-----------------------------------------------------------------------------------------------------------------------------------
     89   RFC       Villa Fontana                                   $3,600,000      $3,576,550          $99,348.62      12-Jun-98
-----------------------------------------------------------------------------------------------------------------------------------
     90   MS        Laguna Self Storage                             $3,585,824      $3,566,062              $37.59       9-Jul-98
-----------------------------------------------------------------------------------------------------------------------------------
     91   MS        Hughes Towers Apartments                        $3,577,500      $3,563,391          $56,561.76      28-Sep-98
-----------------------------------------------------------------------------------------------------------------------------------
     92   WACH      Roswell Oaks                                    $3,500,000      $3,490,394              $81.01       3-Nov-98
-----------------------------------------------------------------------------------------------------------------------------------
     93   MS        Temple Medical Office Building                  $3,500,000      $3,488,993              $69.73       2-Oct-98
-----------------------------------------------------------------------------------------------------------------------------------
     94   RFC       Victoria Square Apartments                      $3,500,000      $3,477,262          $33,435.21      14-Jul-98
-----------------------------------------------------------------------------------------------------------------------------------
     95   RFC       Kmart                                           $3,500,000      $3,454,547              $49.27      22-Jul-98
-----------------------------------------------------------------------------------------------------------------------------------
     96   MS        Strathmore Towers Apartments                    $3,450,000      $3,434,884          $54,521.97       8-Sep-98
-----------------------------------------------------------------------------------------------------------------------------------
     97   MS        69 Hickory Drive Office Building                $3,400,000      $3,389,094             $151.03      14-Oct-98
-----------------------------------------------------------------------------------------------------------------------------------
     98   MS        Rancho Broadway Shopping Center                 $3,500,000      $3,310,157              $72.35      30-Jul-96
-----------------------------------------------------------------------------------------------------------------------------------
     99   MS        Union Bank Office Building                      $3,350,000      $3,287,109              $93.99      18-Aug-97
-----------------------------------------------------------------------------------------------------------------------------------
    100   RFC       Northampton Apartments                          $3,325,000      $3,269,819          $21,945.10      29-May-98
-----------------------------------------------------------------------------------------------------------------------------------
    101   MS        2424 Babcock Office and Medical Building        $3,225,000      $3,213,833              $64.18      22-Sep-98
-----------------------------------------------------------------------------------------------------------------------------------
    102   MS        Casa Grande Retail Center                       $3,200,000      $3,188,673              $81.42       1-Sep-98

-----------------------------------------------------------------------------------------
          Maturity Date    Original    Original                Remaining
          or Anticipated    Term to     Amort.    Remaining     Term to
          Repayment Date  Maturity or   Term        Amort.    Maturity or
Loan No.      (ARD)(5)     ARD (mos)   (mos)(6)      Term      ARD (mos)    Security Type
-----------------------------------------------------------------------------------------
     52       1-Sep-08        121         360         353         114       Fee
-----------------------------------------------------------------------------------------
     53       1-Nov-08        120         360         356         116       Fee
-----------------------------------------------------------------------------------------
     54       1-Dec-08        120         240         237         117       Fee
-----------------------------------------------------------------------------------------
     55       1-Jan-18        240         360         346         226       Fee
-----------------------------------------------------------------------------------------
     56       1-Oct-08        120         360         355         115       Fee
-----------------------------------------------------------------------------------------
     57       1-Sep-18        240         240         234         234       Fee
-----------------------------------------------------------------------------------------
     58       1-Aug-08        120         312         305         113       Fee
-----------------------------------------------------------------------------------------
     59       1-Mar-13        180         360         348         168       Fee
-----------------------------------------------------------------------------------------
     60       1-Oct-07        120         346         329         103       Fee
-----------------------------------------------------------------------------------------
     61       1-Dec-13        180         180         177         177       Fee
-----------------------------------------------------------------------------------------
     62       1-Jul-08        120         360         352         112       Fee
-----------------------------------------------------------------------------------------
     63       1-Sep-08        120         360         354         114       Fee
     64       1-Sep-08        120         360         354         114       Fee
-----------------------------------------------------------------------------------------
     65       1-Sep-08        120         360         354         114       Fee
-----------------------------------------------------------------------------------------
     66       1-Aug-08        120         360         353         113       Fee
-----------------------------------------------------------------------------------------
     67       1-Apr-13        180         360         349         169       Fee
-----------------------------------------------------------------------------------------
     68       1-Nov-08        120         360         356         116       Fee
-----------------------------------------------------------------------------------------
     69       1-Aug-08        120         360         353         113       Fee
-----------------------------------------------------------------------------------------
     70       1-Sep-07        120         300         282         102       Fee
-----------------------------------------------------------------------------------------
     71       1-Nov-08        120         360         356         116       Fee
-----------------------------------------------------------------------------------------
     72       1-Nov-13        180         300         296         176       Fee
-----------------------------------------------------------------------------------------
     73       1-Jun-08        120         360         351         111       Fee
-----------------------------------------------------------------------------------------
     74       1-Sep-08        120         360         354         114       Fee
-----------------------------------------------------------------------------------------
     75       1-Sep-18        240         240         234         234       Fee
-----------------------------------------------------------------------------------------
     76       1-Oct-08        120         360         355         115       Fee
-----------------------------------------------------------------------------------------
     77       1-Sep-08        120         360         354         114       Fee
-----------------------------------------------------------------------------------------
     78       1-Sep-08        120         360         354         114       Fee
-----------------------------------------------------------------------------------------
     79       1-Jul-10        144         360         352         136       Fee
-----------------------------------------------------------------------------------------
     80       1-Nov-08        120         360         356         116       Fee
-----------------------------------------------------------------------------------------
     81       1-Oct-08        120         360         355         115       Leasehold
-----------------------------------------------------------------------------------------
     82       1-Oct-08        120         360         355         115       Fee
-----------------------------------------------------------------------------------------
     83       1-Jun-09        132         360         351         123       Fee
-----------------------------------------------------------------------------------------
     84       1-Sep-08        120         300         294         114       Fee
-----------------------------------------------------------------------------------------
     85       1-Jul-08        120         360         352         112       Fee
-----------------------------------------------------------------------------------------
     86       1-Aug-08        120         360         353         113       Fee
-----------------------------------------------------------------------------------------
     87       1-Aug-08        120         360         353         113       Fee
-----------------------------------------------------------------------------------------
     88       1-Sep-08        120         360         354         114       Fee
-----------------------------------------------------------------------------------------
     89       1-Jul-08        120         360         352         112       Fee
-----------------------------------------------------------------------------------------
     90       1-Jan-09        125         354         347         118       Fee
-----------------------------------------------------------------------------------------
     91       1-Oct-08        120         360         355         115       Fee
-----------------------------------------------------------------------------------------
     92       1-Dec-08        120         360         357         117       Fee
-----------------------------------------------------------------------------------------
     93       1-Nov-08        120         360         356         116       Fee
-----------------------------------------------------------------------------------------
     94       1-Aug-08        120         343         336         113       Fee
-----------------------------------------------------------------------------------------
     95       1-Aug-08        120         240         233         113       Fee
-----------------------------------------------------------------------------------------
     96       1-Oct-08        120         360         355         115       Fee
-----------------------------------------------------------------------------------------
     97       1-Nov-08        120         360         356         116       Fee
-----------------------------------------------------------------------------------------
     98       1-Sep-06        120         240         210          90       Fee
-----------------------------------------------------------------------------------------
     99       1-Oct-07        120         300         283         103       Fee
-----------------------------------------------------------------------------------------
    100       1-Jun-18        240         240         231         231       Fee
-----------------------------------------------------------------------------------------
    101       1-Oct-08        120         360         355         115       Fee
-----------------------------------------------------------------------------------------
    102       1-Oct-08        120         360         355         115       Fee

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION - I

-----------------------------------------------------------------------------------------------------------------------------------

                                                                     Original
                                                                    Principal     Cut-Off Date    Cut-Off Date Bal./
Loan No.  Seller(1)              Property Name(2)                    Balance       Balance(3)       Unit or NSF(4)      Note Date
-----------------------------------------------------------------------------------------------------------------------------------
    103   RFC       The Vineyards Apartments                        $3,200,000      $3,183,859          $33,165.20      25-Aug-98
-----------------------------------------------------------------------------------------------------------------------------------
    104   RFC       Dunwoody Shallowford Office Park                $3,100,000      $3,072,391              $70.45      18-Jun-98
-----------------------------------------------------------------------------------------------------------------------------------
    105   WACH      Best Western                                    $3,020,000      $2,997,150          $30,274.24      14-Oct-98
-----------------------------------------------------------------------------------------------------------------------------------
    106   MS        Kenyon Place Apartments                         $3,000,000      $2,992,807          $26,721.49      18-Nov-98
-----------------------------------------------------------------------------------------------------------------------------------
    107   MS        College Square Shopping Center                  $3,000,000      $2,988,567             $201.86       2-Sep-98
-----------------------------------------------------------------------------------------------------------------------------------
    108   WACH      Americana Self Storage                          $3,000,000      $2,987,287              $41.24      22-Sep-98
-----------------------------------------------------------------------------------------------------------------------------------
    109   WACH      Regal Cinemas                                   $3,000,000      $2,983,195             $143.80       2-Nov-98
-----------------------------------------------------------------------------------------------------------------------------------
    110   MS        Mission Plaza Shopping Center                   $3,000,000      $2,982,964             $119.79      13-Jul-98
-----------------------------------------------------------------------------------------------------------------------------------
    111   WACH      Collier & Piedmont Rd. Apts. (IV)               $3,000,000      $2,972,464          $35,812.82       3-Jun-98
-----------------------------------------------------------------------------------------------------------------------------------
    112   WACH      Canteberi Place Apartments                      $3,000,000      $2,966,629          $22,820.23       1-Jun-98
-----------------------------------------------------------------------------------------------------------------------------------
    113   WACH      Holiday Inn Express                             $3,000,000      $2,963,339          $35,277.85      22-Oct-98
-----------------------------------------------------------------------------------------------------------------------------------
    114   RFC       Pacifica Hampden Industrial Park                $2,900,000      $2,873,240              $23.63       3-Jun-98
-----------------------------------------------------------------------------------------------------------------------------------
    115   RFC       Atlantic Plaza II                               $2,820,000      $2,800,082              $63.68       7-Aug-98
-----------------------------------------------------------------------------------------------------------------------------------
    116   RFC       Bath Street Partners                            $2,800,000      $2,793,353             $165.44      17-Nov-98
-----------------------------------------------------------------------------------------------------------------------------------
    117   RFC       JM Industrial                                   $2,800,000      $2,776,102              $26.22       1-Jul-98
-----------------------------------------------------------------------------------------------------------------------------------
    118   RFC       Sargent Road Shopping Center.                   $2,800,000      $2,771,478              $49.86      20-May-98
-----------------------------------------------------------------------------------------------------------------------------------
    119   RFC       Little Brook Apartments                         $2,760,000      $2,744,932          $29,201.41      29-Jul-98
-----------------------------------------------------------------------------------------------------------------------------------
    120   MS        Courtside Office Building (V)                   $1,932,432      $1,923,004              $40.20      25-Aug-98
-----------------------------------------------------------------------------------------------------------------------------------
    121   MS        Murphy Office Building  (V)                       $817,568        $813,579              $40.20      25-Aug-98
-----------------------------------------------------------------------------------------------------------------------------------
    122   RFC       North Oaks Plaza                                $2,750,000      $2,727,551              $57.07      20-Jul-98
-----------------------------------------------------------------------------------------------------------------------------------
    123   MS        Ohlone Village Shopping and Office Center       $2,750,000      $2,703,285              $68.76       9-Dec-97
-----------------------------------------------------------------------------------------------------------------------------------
    124   RFC       Palms Plaza                                     $2,700,000      $2,688,890              $82.13      30-Sep-98
-----------------------------------------------------------------------------------------------------------------------------------
    125   RFC       St. Clair Mobile Home Parks                     $2,700,000      $2,684,278           $8,414.66      29-Sep-98
-----------------------------------------------------------------------------------------------------------------------------------
    126   WACH      Claremont Commons                               $2,675,000      $2,661,091              $71.88      14-Jul-98
-----------------------------------------------------------------------------------------------------------------------------------
    127   RFC       Guilford Street Center                          $2,650,000      $2,633,648              $49.11      30-Jun-98
-----------------------------------------------------------------------------------------------------------------------------------
    128   RFC       Ski Lodge Apartments                            $2,640,000      $2,626,656          $27,649.01      10-Aug-98
-----------------------------------------------------------------------------------------------------------------------------------
    129   MS        Maxwell Labs Industrial Building                $2,750,000      $2,604,622              $38.33      25-Aug-97
-----------------------------------------------------------------------------------------------------------------------------------
    130   RFC       Lakeshore Apartments                            $2,550,000      $2,537,208          $21,143.40      14-Oct-98
-----------------------------------------------------------------------------------------------------------------------------------
    131   WACH      Vidalia Food Lion                               $2,500,000      $2,493,524              $63.94      30-Dec-98
-----------------------------------------------------------------------------------------------------------------------------------
    132   MS        Rosecrans Avenue Warehouse                      $2,500,000      $2,477,891              $22.53      19-Mar-98
-----------------------------------------------------------------------------------------------------------------------------------
    133   MS        4800 Santa Fe Industrial Building               $2,450,000      $2,435,626              $25.17      15-Jun-98
-----------------------------------------------------------------------------------------------------------------------------------
    134   MS        Century Warehouse                               $2,450,000      $2,429,096              $35.35       9-Mar-98
-----------------------------------------------------------------------------------------------------------------------------------
    135   MS        Pingry Arms and Cornell Arms Apartments         $2,500,000      $2,406,395          $21,108.73      28-Dec-95
-----------------------------------------------------------------------------------------------------------------------------------
    136   MS        20195 Stevens Creek Boulevard Office Building   $2,400,000      $2,363,264             $133.68      25-Jun-98
-----------------------------------------------------------------------------------------------------------------------------------
    137   RFC       Maple Run Apartments                            $2,350,000      $2,338,415          $27,838.27      25-Aug-98
-----------------------------------------------------------------------------------------------------------------------------------
    138   WACH      Comfort Inn Laurinburg                          $2,350,000      $2,336,643          $29,208.03      20-Nov-98
-----------------------------------------------------------------------------------------------------------------------------------
    139   MS        Blockbuster - Westwood Shopping Center          $2,300,000      $2,291,441             $297.74      11-Sep-98
-----------------------------------------------------------------------------------------------------------------------------------
    140   MS        Clock Tower Office and Retail Building          $2,400,000      $2,287,713              $99.31      25-Jul-97
-----------------------------------------------------------------------------------------------------------------------------------
    141   RFC       One Bank Street                                 $2,200,000      $2,190,446              $67.33       5-Aug-98
-----------------------------------------------------------------------------------------------------------------------------------
    142   MS        Shoppes of Deerfield                            $2,200,000      $2,189,794             $166.64      13-Aug-98
-----------------------------------------------------------------------------------------------------------------------------------
    143   RFC       Dartmoor Apartments                             $2,200,000      $2,185,656          $30,356.33      14-May-98
-----------------------------------------------------------------------------------------------------------------------------------
    144   WACH      Lavender Lakes                                  $2,175,000      $2,163,916          $37,308.90      15-Jul-98
-----------------------------------------------------------------------------------------------------------------------------------
    145   RFC       Sunshine Office Building                        $2,150,000      $2,139,771              $91.25      12-Aug-98
-----------------------------------------------------------------------------------------------------------------------------------
    146   MS        Underwood Gartland Industrial Building          $2,144,000      $2,137,258              $47.18      30-Oct-98
-----------------------------------------------------------------------------------------------------------------------------------
    147   WACH      Washington Square                               $2,100,000      $2,087,771              $77.04       6-Nov-98
-----------------------------------------------------------------------------------------------------------------------------------
    148   RFC       Eastlake Business Park                          $2,100,000      $2,084,209              $34.99       4-Aug-98
-----------------------------------------------------------------------------------------------------------------------------------
    149   MS        Lindsay Marketplace Shopping Center             $2,100,000      $2,061,084              $23.91      25-Jul-97
-----------------------------------------------------------------------------------------------------------------------------------
    150   MS        Sierra Meadows Apartments                       $2,075,000      $2,042,934          $17,024.45      28-Jan-98
-----------------------------------------------------------------------------------------------------------------------------------
    151   MS        4700 Santa Fe Industrial Building               $2,050,000      $2,039,221              $24.23       7-Jul-98
-----------------------------------------------------------------------------------------------------------------------------------
    152   RFC       Georgetown Plaza                                $2,050,000      $2,021,554              $54.36      11-Jun-98
-----------------------------------------------------------------------------------------------------------------------------------
    153   MS        Itasca Business Park                            $2,100,000      $2,007,045              $29.39      24-May-96

-----------------------------------------------------------------------------------------
          Maturity Date    Original    Original                Remaining
          or Anticipated    Term to     Amort.    Remaining     Term to
          Repayment Date  Maturity or   Term        Amort.    Maturity or
Loan No.      (ARD)(5)     ARD (mos)   (mos)(6)      Term      ARD (mos)    Security Type
-----------------------------------------------------------------------------------------
    103       1-Sep-08        120         360         354         114       Fee
-----------------------------------------------------------------------------------------
    104       1-Jul-08        120         300         292         112       Fee
-----------------------------------------------------------------------------------------
    105       1-Nov-08        120         240         236         116       Fee
-----------------------------------------------------------------------------------------
    106       1-Dec-08        120         360         357         117       Fee
-----------------------------------------------------------------------------------------
    107       1-Oct-08        120         360         355         115       Fee
-----------------------------------------------------------------------------------------
    108       1-Oct-08        120         360         355         115       Fee
-----------------------------------------------------------------------------------------
    109       1-Dec-13        180         240         237         177       Fee
-----------------------------------------------------------------------------------------
    110       1-Aug-08        120         360         353         113       Fee
-----------------------------------------------------------------------------------------
    111       1-Jul-08        120         300         292         112       Fee
-----------------------------------------------------------------------------------------
    112       1-Jun-08        120         300         291         111       Fee
-----------------------------------------------------------------------------------------
    113       1-Nov-13        180         180         176         176       Fee
-----------------------------------------------------------------------------------------
    114       1-Jul-08        120         300         292         112       Fee
-----------------------------------------------------------------------------------------
    115       1-Sep-08        120         300         294         114       Fee
-----------------------------------------------------------------------------------------
    116       1-Dec-08        120         360         357         117       Fee
-----------------------------------------------------------------------------------------
    117       1-Aug-13        180         300         293         173       Fee
-----------------------------------------------------------------------------------------
    118       1-Jun-08        120         300         291         111       Fee
-----------------------------------------------------------------------------------------
    119       1-Aug-08        120         360         353         113       Fee
-----------------------------------------------------------------------------------------
    120       1-Sep-08        120         360         354         114       Fee
-----------------------------------------------------------------------------------------
    121       1-Sep-08        120         360         354         114       Fee
-----------------------------------------------------------------------------------------
    122       1-Aug-08        120         300         293         113       Fee
-----------------------------------------------------------------------------------------
    123       1-Jan-08        120         300         286         106       Fee
-----------------------------------------------------------------------------------------
    124       1-Oct-08        120         360         355         115       Leasehold
-----------------------------------------------------------------------------------------
    125       1-Oct-08        120         300         295         115       Fee
-----------------------------------------------------------------------------------------
    126       1-Aug-18        240         360         353         233       Fee
-----------------------------------------------------------------------------------------
    127       1-Jul-08        120         360         352         112       Fee
-----------------------------------------------------------------------------------------
    128       1-Sep-08        120         360         354         114       Fee
-----------------------------------------------------------------------------------------
    129       1-Sep-12        180         180         162         162       Fee
-----------------------------------------------------------------------------------------
    130       1-Nov-08        120         300         296         116       Fee
-----------------------------------------------------------------------------------------
    131       1-Jan-09        120         300         298         118       Fee
-----------------------------------------------------------------------------------------
    132       1-Apr-10        144         360         349         133       Fee
-----------------------------------------------------------------------------------------
    133       1-Jul-09        132         360         352         124       Fee
-----------------------------------------------------------------------------------------
    134       1-Apr-08        120         360         349         109       Fee
-----------------------------------------------------------------------------------------
    135       1-Jan-01         60         324         286          22       Fee
-----------------------------------------------------------------------------------------
    136       1-Jul-08        120         240         232         112       Fee
-----------------------------------------------------------------------------------------
    137       1-Sep-08        120         360         354         114       Fee
-----------------------------------------------------------------------------------------
    138       1-Dec-08        120         240         237         117       Fee
-----------------------------------------------------------------------------------------
    139       1-Oct-08        120         360         355         115       Fee
-----------------------------------------------------------------------------------------
    140       1-Sep-13        192         192         174         174       Fee
-----------------------------------------------------------------------------------------
    141       1-Sep-08        120         360         354         114       Fee
-----------------------------------------------------------------------------------------
    142       1-Sep-08        120         360         354         114       Fee
-----------------------------------------------------------------------------------------
    143       1-Jun-08        120         360         351         111       Fee
-----------------------------------------------------------------------------------------
    144       1-Aug-08        120         360         353         113       Fee
-----------------------------------------------------------------------------------------
    145       1-Sep-08        120         360         354         114       Fee
-----------------------------------------------------------------------------------------
    146       1-Nov-08        120         360         356         116       Fee
-----------------------------------------------------------------------------------------
    147       1-Dec-08        120         240         237         117       Fee
-----------------------------------------------------------------------------------------
    148       1-Sep-08        120         300         294         114       Fee
-----------------------------------------------------------------------------------------
    149       1-Sep-07        120         300         282         102       Fee
-----------------------------------------------------------------------------------------
    150       1-Feb-08        120         300         287         107       Fee
-----------------------------------------------------------------------------------------
    151       1-Aug-08        120         360         353         113       Fee
-----------------------------------------------------------------------------------------
    152       1-Jul-18        240         240         232         232       Fee
-----------------------------------------------------------------------------------------
    153       1-Jul-06        120         264         232          88       Fee

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION - I

-----------------------------------------------------------------------------------------------------------------------------------

                                                                     Original
                                                                    Principal     Cut-Off Date    Cut-Off Date Bal./
Loan No.  Seller(1)              Property Name(2)                    Balance       Balance(3)       Unit or NSF(4)      Note Date
-----------------------------------------------------------------------------------------------------------------------------------
    154   WACH      Shoal Creek  Apartments                         $2,025,000      $1,998,601          $41,637.52      22-Jul-98
-----------------------------------------------------------------------------------------------------------------------------------
    155   RFC       Pinnacle Peak Office Building                   $2,000,000      $1,991,391             $171.41       4-Sep-98
-----------------------------------------------------------------------------------------------------------------------------------
    156   MS        Fishers Crossing Shoppes                        $2,000,000      $1,986,461              $85.62      30-Oct-98
-----------------------------------------------------------------------------------------------------------------------------------
    157   WACH      Great Neck Shops & Potter Self Storage          $2,000,000      $1,981,554              $26.76       6-Nov-98
-----------------------------------------------------------------------------------------------------------------------------------
    158   MS        Computer City Store                             $2,000,000      $1,980,152              $79.56       4-Jun-98
-----------------------------------------------------------------------------------------------------------------------------------
    159   RFC       Seaboard Industrial                             $2,000,000      $1,955,071              $12.41      17-Jul-98
-----------------------------------------------------------------------------------------------------------------------------------
    160   MS        Tire Discounters - Dayton (VI)                  $1,050,000      $1,042,170             $132.75      10-Jul-98
    161   MS        Tire Discounters - Cincinnati (VI)                $900,000        $893,288             $132.75      10-Jul-98
-----------------------------------------------------------------------------------------------------------------------------------
    162   RFC       Interstate West Office Park                     $1,930,000      $1,919,369              $35.36       3-Jun-98
-----------------------------------------------------------------------------------------------------------------------------------
    163   RFC       North Center Office Building                    $1,900,000      $1,880,612              $39.98       1-Jun-98
-----------------------------------------------------------------------------------------------------------------------------------
    164   MS        Westchase Apartments                            $1,900,000      $1,859,449          $11,621.56      20-Feb-98
-----------------------------------------------------------------------------------------------------------------------------------
    165   MS        Ashewood Apartments                             $1,850,000      $1,845,538          $18,093.51      18-Nov-98
-----------------------------------------------------------------------------------------------------------------------------------
    166   RFC       Oakland Drive Apartments                        $1,800,000      $1,793,186          $17,931.86      23-Oct-98
-----------------------------------------------------------------------------------------------------------------------------------
    167   RFC       Victoria Street Offices                         $1,800,000      $1,790,152             $151.64      24-Jul-98
-----------------------------------------------------------------------------------------------------------------------------------
    168   MS        Montague Industrial Building                    $1,800,000      $1,789,439              $31.92       5-Jun-98
-----------------------------------------------------------------------------------------------------------------------------------
    169   RFC       Sunrise Square Shopping Center                  $1,800,000      $1,789,177              $58.14      12-May-98
-----------------------------------------------------------------------------------------------------------------------------------
    170   WACH      Berkmar Park                                    $1,800,000      $1,787,579              $40.09       1-Sep-98
-----------------------------------------------------------------------------------------------------------------------------------
    171   MS        Crest Ridge Apartments                          $1,850,000      $1,766,189          $15,095.63      28-Dec-95
-----------------------------------------------------------------------------------------------------------------------------------
    172   RFC       British Petroleum - Westlake                    $1,750,000      $1,740,901              $45.84      31-Jul-98
-----------------------------------------------------------------------------------------------------------------------------------
    173   RFC       Kirkland Way Building                           $1,750,000      $1,739,339              $20.87      22-Sep-98
-----------------------------------------------------------------------------------------------------------------------------------
    174   WACH      Willow Tree and Coastal Court Apartments (VII)  $1,740,000      $1,731,216          $26,230.55      20-Oct-98
-----------------------------------------------------------------------------------------------------------------------------------
    175   RFC       Eagle Watch Apartments                          $1,700,000      $1,691,461          $17,619.38      25-Aug-98
-----------------------------------------------------------------------------------------------------------------------------------
    176   RFC       Post Alley Market Building                      $1,700,000      $1,689,098              $91.52       4-Sep-98
-----------------------------------------------------------------------------------------------------------------------------------
    177   WACH      Cramer Marketplace Shopping Center              $1,657,000      $1,652,826              $39.45      24-Nov-98
-----------------------------------------------------------------------------------------------------------------------------------
    178   WACH      Penn Forest Executive Building                  $1,670,000      $1,644,831              $48.38      24-Sep-98
-----------------------------------------------------------------------------------------------------------------------------------
    179   MS        460 Valley Drive Industrial Building            $1,700,000      $1,641,964              $32.81      10-Jul-97
-----------------------------------------------------------------------------------------------------------------------------------
    180   RFC       Bradley Smith Apartments (VIII)                 $1,650,000      $1,636,623          $24,427.20      30-Jul-98
-----------------------------------------------------------------------------------------------------------------------------------
    181   MS        A Storage Place                                 $1,600,000      $1,593,374              $22.15      15-Sep-98
-----------------------------------------------------------------------------------------------------------------------------------
    182   RFC       Tallmadge Towne Apartments                      $1,575,000      $1,568,099          $26,577.95      25-Sep-98
-----------------------------------------------------------------------------------------------------------------------------------
    183   MS        Garden Ridge I & II Shopping and Office Center  $1,540,000      $1,523,427              $74.31       1-Sep-98
-----------------------------------------------------------------------------------------------------------------------------------
    184   WACH      Greenbriar Village Shopping Center              $1,500,000      $1,494,333             $108.28      17-Sep-98
-----------------------------------------------------------------------------------------------------------------------------------
    185   RFC       Chapel Centre                                   $1,500,000      $1,492,543              $19.38      21-Aug-98
-----------------------------------------------------------------------------------------------------------------------------------
    186   RFC       Laurel Manor Apartments                         $1,500,000      $1,492,201          $30,453.07      24-Jul-98
-----------------------------------------------------------------------------------------------------------------------------------
    187   WACH      Potter Self Storage                             $1,500,000      $1,491,949              $26.45       9-Nov-98
-----------------------------------------------------------------------------------------------------------------------------------
    188   RFC       Dorjul Apartments                               $1,500,000      $1,491,738          $20,718.58       2-Oct-98
-----------------------------------------------------------------------------------------------------------------------------------
    189   RFC       Orange Industrial Park                          $1,500,000      $1,488,211              $34.96      10-Jul-98
-----------------------------------------------------------------------------------------------------------------------------------
    190   RFC       Fiesta Palms II Retail Center                   $1,500,000      $1,487,870              $52.42      27-Feb-98
-----------------------------------------------------------------------------------------------------------------------------------
    191   RFC       Newport Mesa Self Storage                       $1,500,000      $1,487,243              $39.61      14-Jul-98
-----------------------------------------------------------------------------------------------------------------------------------
    192   MS        Brunswick Apartments                            $1,432,000      $1,407,768          $17,597.11       6-Nov-97
-----------------------------------------------------------------------------------------------------------------------------------
    193   RFC       Canyon Professional Center                      $1,400,000      $1,390,079              $75.04      28-Aug-98
-----------------------------------------------------------------------------------------------------------------------------------
    194   WACH      Madison Heights Square                          $1,400,000      $1,386,690              $69.68      28-Sep-98
-----------------------------------------------------------------------------------------------------------------------------------
    195   MS        Lexington Apartments                            $1,500,000      $1,381,921           $6,549.39      15-May-95
-----------------------------------------------------------------------------------------------------------------------------------
    196   MS        Heritage Green Apartments                       $1,432,000      $1,371,530          $10,632.01       1-Mar-94
-----------------------------------------------------------------------------------------------------------------------------------
    197   RFC       Aaron Center                                    $1,365,000      $1,356,332              $31.81      21-Sep-98
-----------------------------------------------------------------------------------------------------------------------------------
    198   RFC       Carlton Way Apartments                          $1,350,000      $1,344,840          $26,369.42       9-Oct-98
-----------------------------------------------------------------------------------------------------------------------------------
    199   WACH      Creekview Townhouse Apartments                  $1,340,000      $1,333,001          $31,738.13      17-Jul-98
-----------------------------------------------------------------------------------------------------------------------------------
    200   MS        Country Village Apartments                      $1,354,600      $1,297,399          $17,298.65      15-Mar-94
-----------------------------------------------------------------------------------------------------------------------------------
    201   WACH      Blackstone Square                               $1,300,000      $1,295,259              $62.03      30-Dec-98
-----------------------------------------------------------------------------------------------------------------------------------
    202   RFC       Pizza Hut / 7-Eleven (A)                          $671,000        $667,080             $154.13      21-Sep-98
-----------------------------------------------------------------------------------------------------------------------------------
    203   RFC       Quick Chek (A)                                    $629,000        $625,325             $154.13      21-Sep-98
-----------------------------------------------------------------------------------------------------------------------------------
    204   WACH      Holcomb Place III                               $1,297,500      $1,288,426              $90.99       4-Aug-98
-----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
           Maturity Date    Original    Original                Remaining
           or Anticipated    Term to     Amort.    Remaining     Term to
           Repayment Date  Maturity or   Term        Amort.    Maturity or
Loan No.       (ARD)(5)     ARD (mos)   (mos)(6)      Term      ARD (mos)    Security Type
------------------------------------------------------------------------------------------
    154        1-Aug-18        240         240         233         233       Fee
------------------------------------------------------------------------------------------
    155        1-Oct-08        120         360         355         115       Fee
------------------------------------------------------------------------------------------
    156        1-Nov-08        120         240         236         116       Fee
------------------------------------------------------------------------------------------
    157        1-Dec-13        180         180         177         177       Fee
------------------------------------------------------------------------------------------
    158        1-Jul-08        120         300         292         112       Fee
------------------------------------------------------------------------------------------
    159        1-Aug-13        180         180         173         173       Fee
------------------------------------------------------------------------------------------
    160        1-Aug-08        120         300         293         113       Fee
    161        1-Aug-08        120         300         293         113       Fee
------------------------------------------------------------------------------------------
    162        1-Jul-08        120         360         352         112       Fee
------------------------------------------------------------------------------------------
    163        1-Jul-08        121         300         291         112       Fee
------------------------------------------------------------------------------------------
    164        1-Mar-18        240         240         228         228       Fee
------------------------------------------------------------------------------------------
    165        1-Dec-08        120         360         357         117       Fee
------------------------------------------------------------------------------------------
    166        1-Nov-08        120         360         356         116       Fee
------------------------------------------------------------------------------------------
    167        1-Aug-08        120         360         353         113       Fee
------------------------------------------------------------------------------------------
    168        1-Jul-09        132         360         352         124       Fee
------------------------------------------------------------------------------------------
    169        1-Jun-08        120         360         351         111       Fee
------------------------------------------------------------------------------------------
    170        1-Sep-13        180         300         294         174       Fee
------------------------------------------------------------------------------------------
    171        1-Jan-03         84         300         262          46       Fee
------------------------------------------------------------------------------------------
    172        1-Aug-08        120         360         353         113       Fee
------------------------------------------------------------------------------------------
    173        1-Oct-08        120         300         295         115       Fee
------------------------------------------------------------------------------------------
    174        1-Nov-08        120         300         296         116       Fee
------------------------------------------------------------------------------------------
    175        1-Sep-08        120         360         354         114       Fee
------------------------------------------------------------------------------------------
    176        1-Oct-08        120         300         295         115       Fee
------------------------------------------------------------------------------------------
    177        1-Dec-08        120         360         357         117       Fee
------------------------------------------------------------------------------------------
    178        1-Oct-13        180         180         175         175       Fee
------------------------------------------------------------------------------------------
    179        1-Jul-07        120         240         220         100       Fee
------------------------------------------------------------------------------------------
    180        1-Aug-08        120         300         293         113       Fee
------------------------------------------------------------------------------------------
    181        1-Oct-08        120         360         355         115       Fee
------------------------------------------------------------------------------------------
    182        1-Oct-08        120         360         355         115       Fee
------------------------------------------------------------------------------------------
    183        1-Sep-18        240         240         234         234       Fee
------------------------------------------------------------------------------------------
    184        1-Oct-08        120         360         355         115       Fee
------------------------------------------------------------------------------------------
    185        1-Sep-08        120         360         354         114       Fee
------------------------------------------------------------------------------------------
    186        1-Aug-08        120         360         353         113       Fee
------------------------------------------------------------------------------------------
    187        1-Dec-13        180         240         237         177       Fee
------------------------------------------------------------------------------------------
    188        1-Nov-13        180         300         296         176       Fee
------------------------------------------------------------------------------------------
    189        1-Aug-08        120         300         293         113       Fee
------------------------------------------------------------------------------------------
    190        1-Mar-03         60         360         348          48       Fee
------------------------------------------------------------------------------------------
    191        1-Aug-08        120         300         293         113       Fee
------------------------------------------------------------------------------------------
    192        1-Dec-07        120         300         285         105       Fee
------------------------------------------------------------------------------------------
    193        1-Sep-08        120         300         294         114       Fee
------------------------------------------------------------------------------------------
    194        1-Oct-13        180         240         235         175       Fee
------------------------------------------------------------------------------------------
    195        1-Jun-02         84         240         195          39       Fee
------------------------------------------------------------------------------------------
    196        1-Apr-01         84         360         301          25       Fee
------------------------------------------------------------------------------------------
    197        1-Oct-08        120         300         295         115       Fee
------------------------------------------------------------------------------------------
    198        1-Nov-08        120         360         356         116       Fee
------------------------------------------------------------------------------------------
    199        1-Aug-08        120         360         353         113       Fee
------------------------------------------------------------------------------------------
    200        1-Apr-01         84         360         301          25       Fee
------------------------------------------------------------------------------------------
    201        1-Jan-09        120         240         238         118       Fee
------------------------------------------------------------------------------------------
    202        1-Oct-08        120         300         295         115       Fee
------------------------------------------------------------------------------------------
    203        1-Oct-08        120         300         295         115       Fee
------------------------------------------------------------------------------------------
    204        1-Sep-08        120         300         294         114       Fee
------------------------------------------------------------------------------------------

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION - I

-----------------------------------------------------------------------------------------------------------------------------------

                                                                     Original
                                                                    Principal     Cut-Off Date    Cut-Off Date Bal./
Loan No.  Seller(1)              Property Name(2)                    Balance       Balance(3)       Unit or NSF(4)      Note Date
-----------------------------------------------------------------------------------------------------------------------------------
    205   RFC       New Hope Commons                                $1,270,000      $1,261,355         $105,112.91      21-May-98
-----------------------------------------------------------------------------------------------------------------------------------
    206   RFC       Union Avenue Plaza                              $1,250,000      $1,247,260              $75.94       2-Nov-98
-----------------------------------------------------------------------------------------------------------------------------------
    207   MS        Cedargate Apartments                            $1,240,000      $1,219,019          $21,017.55       6-Nov-97
-----------------------------------------------------------------------------------------------------------------------------------
    208   RFC       Oakcrest Apartments                             $1,200,000      $1,193,947          $33,165.20      25-Aug-98
-----------------------------------------------------------------------------------------------------------------------------------
    209   RFC       City Sports                                     $1,200,000      $1,193,582              $69.84      30-Oct-98
-----------------------------------------------------------------------------------------------------------------------------------
    210   MS        Glenarm Manor Apartments                        $1,200,000      $1,179,694          $16,852.78       6-Nov-97
-----------------------------------------------------------------------------------------------------------------------------------
    211   RFC       Lin-Valle Center                                $1,120,000      $1,112,829              $26.06      18-Sep-98
-----------------------------------------------------------------------------------------------------------------------------------
    212   RFC       Cramer Woods Apartments                         $1,100,000      $1,091,005          $34,093.90      30-Jul-98
-----------------------------------------------------------------------------------------------------------------------------------
    213   MS        Great Falls Days Inn                            $1,100,000      $1,084,978          $17,499.65      16-Jun-98
-----------------------------------------------------------------------------------------------------------------------------------
    214   MS        Hillside Trace Apartments                       $1,088,000      $1,069,589          $16,712.34       6-Nov-97
-----------------------------------------------------------------------------------------------------------------------------------
    215   WACH      Pearisburg Square                               $1,000,000        $998,529              $55.66       7-Jan-99
-----------------------------------------------------------------------------------------------------------------------------------
    216   RFC       3180 Presidential Drive                         $1,000,000        $991,408              $39.91      29-Jun-98
-----------------------------------------------------------------------------------------------------------------------------------
    217   MS        Villa Seville Apartments                          $975,000        $971,155          $53,953.05      28-Sep-98
-----------------------------------------------------------------------------------------------------------------------------------
    218   RFC       Montreal Station                                  $925,000        $917,868              $46.41      17-Jul-98
-----------------------------------------------------------------------------------------------------------------------------------
    219   WACH      Dunwoody Springs Building                         $925,000        $916,403              $59.36      25-Sep-98
-----------------------------------------------------------------------------------------------------------------------------------
    220   RFC       Spring House Office Park                          $914,000        $907,360              $43.53       1-Sep-98
-----------------------------------------------------------------------------------------------------------------------------------
    221   MS        Sutton Place Apartments                           $880,000        $865,109          $15,729.26       6-Nov-97
-----------------------------------------------------------------------------------------------------------------------------------
    222   RFC       Garrison Street Apartments                        $825,000        $821,452         $102,681.55      14-Sep-98
-----------------------------------------------------------------------------------------------------------------------------------
    223   WACH      Airport Drive Shops                               $825,000        $806,969              $44.83       8-Jul-98
-----------------------------------------------------------------------------------------------------------------------------------
    224   RFC       2755 Philmont Ave.                                $800,000        $788,826              $17.83       9-Jun-98
-----------------------------------------------------------------------------------------------------------------------------------
    225   RFC       9107 Gaither Rd.                                  $700,000        $690,274              $22.58       8-Jun-98
-----------------------------------------------------------------------------------------------------------------------------------
    226   RFC       Tulwane Apartments                                $675,000        $672,420          $19,777.06       2-Nov-98
-----------------------------------------------------------------------------------------------------------------------------------
    227   RFC       900-902 Pine Street Apartments                    $624,000        $620,770          $51,730.82      10-Jul-98
-----------------------------------------------------------------------------------------------------------------------------------
    228   RFC       Rochelle Arms                                     $575,000        $572,802          $20,457.23       2-Nov-98
-----------------------------------------------------------------------------------------------------------------------------------
    229   RFC       Pottery Row Apartments                            $520,000        $516,977          $57,441.92      25-Jun-98

                    TOTAL/WEIGHTED AVERAGE                        $867,112,658    $859,306,538

------------------------------------------------------------------------------------------
           Maturity Date    Original    Original                Remaining
           or Anticipated    Term to     Amort.    Remaining     Term to
           Repayment Date  Maturity or   Term        Amort.    Maturity or
Loan No.       (ARD)(5)     ARD (mos)   (mos)(6)      Term      ARD (mos)    Security Type
------------------------------------------------------------------------------------------
    205        1-Jun-08        120         360         351         111       Fee
------------------------------------------------------------------------------------------
    206        1-Dec-08        120         360         357         117       Fee
------------------------------------------------------------------------------------------
    207        1-Dec-07        120         300         285         105       Fee
------------------------------------------------------------------------------------------
    208        1-Sep-08        120         360         354         114       Fee
------------------------------------------------------------------------------------------
    209        1-Nov-08        120         300         296         116       Fee
------------------------------------------------------------------------------------------
    210        1-Dec-07        120         300         285         105       Fee
------------------------------------------------------------------------------------------
    211        1-Oct-08        120         300         295         115       Fee
------------------------------------------------------------------------------------------
    212        1-Aug-08        120         300         293         113       Fee
------------------------------------------------------------------------------------------
    213        1-Jul-08        120         240         232         112       Fee
------------------------------------------------------------------------------------------
    214        1-Dec-07        120         300         285         105       Fee
------------------------------------------------------------------------------------------
    215        1-Feb-09        120         300         299         119       Fee
------------------------------------------------------------------------------------------
    216        1-Jul-08        120         300         292         112       Fee
------------------------------------------------------------------------------------------
    217        1-Oct-08        120         360         355         115       Fee
------------------------------------------------------------------------------------------
    218        1-Aug-08        120         300         293         113       Fee
------------------------------------------------------------------------------------------
    219        1-Oct-08        120         240         235         115       Fee
------------------------------------------------------------------------------------------
    220        1-Sep-08        120         300         294         114       Fee
------------------------------------------------------------------------------------------
    221        1-Dec-07        120         300         285         105       Fee
------------------------------------------------------------------------------------------
    222        1-Oct-08        120         360         355         115       Fee
------------------------------------------------------------------------------------------
    223        1-Aug-13        180         180         173         173       Fee
------------------------------------------------------------------------------------------
    224        1-Jul-08        120         240         232         112       Fee
------------------------------------------------------------------------------------------
    225        1-Jul-18        240         240         232         232       Fee
------------------------------------------------------------------------------------------
    226        1-Dec-08        120         300         297         117       Fee
------------------------------------------------------------------------------------------
    227        1-Aug-08        120         360         353         113       Fee
------------------------------------------------------------------------------------------
    228        1-Dec-08        120         300         297         117       Fee
------------------------------------------------------------------------------------------
    229        1-Jul-08        120         360         352         112       Fee

                               130         328         320         122

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION - II

-----------------------------------------------------------------------------------------------------------------------------------
Loan                                                                                                   Related Borrower Loan Groups
 No.   Seller               Property Name(2)                Interest Rate      InterestAccrualMethod         (by Loan No.)
-----------------------------------------------------------------------------------------------------------------------------------
   1   MS      Key West Hilton Resort                              7.255%      Actual/360              17
-----------------------------------------------------------------------------------------------------------------------------------
   2   RFC     Lancaster Commerce Center                           6.940%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
   3   MS      Cupertino Village Shopping Center                   7.210%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
   4   RFC     Metro Pike Center                                   7.400%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
   5   RFC     Hawthorne Woods                                     6.900%      Actual/360              8
-----------------------------------------------------------------------------------------------------------------------------------
   6   RFC     Sybase Building                                     7.150%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
   7   MS      Alexandria Courtyard Marriott Hotel                 8.090%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
   8   RFC     Heritage House                                      6.950%      Actual/360              5
-----------------------------------------------------------------------------------------------------------------------------------
   9   RFC     Spanish Trace East Apartments                       6.350%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
  10   MS      Four Allegheny Office Center                        7.550%      30/360
-----------------------------------------------------------------------------------------------------------------------------------
  11   MS      Town Center Lodge Motel  (I)                        8.020%      Actual/360
  12   MS      Decatur Lodge Motel (I)                             8.020%      Actual/360
  13   MS      Fulton Lodge Motel (I)                              8.020%      Actual/360
  14   MS      Douglasville Lodge Motel (I)                        8.020%      Actual/360
  15   MS      West Georgia Lodge Motel (I)                        8.020%      Actual/360
  16   MS      East Point Lodge Motel (I)                          8.020%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
  17   MS      Holiday Inn Hotel- Bar Harbor                       7.505%      Actual/360              1
-----------------------------------------------------------------------------------------------------------------------------------
  18   MS      Kirkwood Crossings Office and Retail Building       7.250%      30/360
-----------------------------------------------------------------------------------------------------------------------------------
  19   RFC     North Salado Village Shopping Center                7.015%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
  20   RFC     Golden Miles Market Place                           7.250%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
  21   WACH    New Market Madison                                  6.860%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
  22   RFC     Valencia Apartments                                 6.780%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
  23   RFC     Rollingwood Shopping Center                         6.830%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
  24   MS      525 Almanor Industrial Building                     7.125%      30/360
-----------------------------------------------------------------------------------------------------------------------------------
  25   WACH    Town Country S C                                    7.330%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
  26   MS      Lucky/Long's Plaza Shopping Center                  7.650%      30/360
-----------------------------------------------------------------------------------------------------------------------------------
  27   RFC     Koret Distribution Center                           6.520%      actual/360
-----------------------------------------------------------------------------------------------------------------------------------
  28   RFC     Colony By The Mall Apartments                       6.950%      Actual/360              38,103
-----------------------------------------------------------------------------------------------------------------------------------
  29   MS      Manekin Industrial Portfolio                        7.080%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
  30   RFC     St. Andrews Professional Center                     7.010%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
  31   RFC     Green Ridge Heights Apartments                      6.870%      Actual/360              59
-----------------------------------------------------------------------------------------------------------------------------------
  32   RFC     Cove Center                                         6.800%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
  33   RFC     Golden Isle Plaza                                   6.750%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
  34   MS      2040-2060 Corporate Court Industrial                8.770%      30/360
-----------------------------------------------------------------------------------------------------------------------------------
  35   RFC     Miami Lakes Corporate Center                        7.060%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
  36   MS      Bon Air Professional Center                         7.250%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
  37   MS      Woodside Apartments                                 7.010%      Actual/360              67,83,132,133,134,151,168
-----------------------------------------------------------------------------------------------------------------------------------
  38   RFC     Cambridge Commons Apartments                        6.800%      actual/360              28,103
-----------------------------------------------------------------------------------------------------------------------------------
  39   MS      Alicia Valencia Plaza Shopping Center               9.120%      30/360
-----------------------------------------------------------------------------------------------------------------------------------
  40   RFC     Willow Tree                                         6.540%      Actual/360              45
-----------------------------------------------------------------------------------------------------------------------------------
  41   MS      Bayport Marina Plaza Industrial                     6.800%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
  42   RFC     New Market Square                                   6.680%      Actual/360              65,77
-----------------------------------------------------------------------------------------------------------------------------------
  43   WACH    Shoppes at Cresthaven                               7.190%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
  44   WACH    Southport Centre                                    7.280%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
  45   RFC     Half-A-Car                                          6.900%      actual/360              40
-----------------------------------------------------------------------------------------------------------------------------------
  46   MS      Merchants Centre                                    7.020%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
  47   RFC     Plaza K Shopping Center                             6.780%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
  48   RFC     Parkway Shopping Center                             7.750%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
  49   MS      788 North Jefferson Office Building                 7.320%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
  50   WACH    Comfort Suites                                      7.380%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
  51   MS      Taft Corners Shopping Center                        7.430%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
  52   MS      Mickelberry Shopping Center                         7.900%      30/360
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------
Loan        Scheduled     Balloon
 No.     Balloon Balance  LTV(4)
-----------------------------------
   1       $30,048,330      55.1%
-----------------------------------
   2       $25,299,927      68.7%
-----------------------------------
   3       $18,573,862      65.3%
-----------------------------------
   4       $13,443,596      65.9%
-----------------------------------
   5       $11,327,518      69.7%
-----------------------------------
   6        $5,495,265      32.5%
-----------------------------------
   7       $10,537,775      55.5%
-----------------------------------
   8       $10,868,743      72.5%
-----------------------------------
   9        $9,872,585      68.6%
-----------------------------------
  10        $7,146,415      33.2%
-----------------------------------
  11        $1,822,661      50.3%
  12        $1,814,414      50.3%
  13        $1,715,446      50.3%
  14        $1,608,231      50.3%
  15        $1,187,617      50.3%
  16          $478,346      50.3%
-----------------------------------
  17        $7,735,498      56.9%
-----------------------------------
  18        $7,126,220      59.3%
-----------------------------------
  19        $7,676,464      66.8%
-----------------------------------
  20        $7,563,201      68.0%
-----------------------------------
  21        $7,368,935      67.9%
-----------------------------------
  22        $6,772,953      56.4%
-----------------------------------
  23        $7,043,605      69.1%
-----------------------------------
  24        $6,885,043      47.2%
-----------------------------------
  25        $6,949,101      66.4%
-----------------------------------
  26        $6,322,788      57.5%
-----------------------------------
  27        $6,281,691      59.0%
-----------------------------------
  28        $6,193,881      68.1%
-----------------------------------
  29        $6,158,569      65.5%
-----------------------------------
  30        $5,476,450      60.2%
-----------------------------------
  31        $5,186,912      57.0%
-----------------------------------
  32        $5,865,934      65.9%
-----------------------------------
  33        $5,824,092      63.1%
-----------------------------------
  34                $0       0.0%
-----------------------------------
  35        $5,686,814      65.7%
-----------------------------------
  36        $5,662,861      65.5%
-----------------------------------
  37        $5,465,951      55.5%
-----------------------------------
  38        $5,300,349      69.8%
-----------------------------------
  39        $4,479,343      43.9%
-----------------------------------
  40        $5,176,656      63.9%
-----------------------------------
  41        $5,205,427      57.8%
-----------------------------------
  42        $5,196,631      63.4%
-----------------------------------
  43        $4,707,645      52.9%
-----------------------------------
  44        $5,131,273      70.3%
-----------------------------------
  45        $4,966,681      69.5%
-----------------------------------
  46        $4,887,109      68.4%
-----------------------------------
  47        $4,254,158      59.5%
-----------------------------------
  48        $4,983,136      65.6%
-----------------------------------
  49        $4,837,669      64.9%
-----------------------------------
  50        $3,485,173      45.0%
-----------------------------------
  51        $4,737,651      66.1%
-----------------------------------
  52        $4,682,756      63.7%
-----------------------------------

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION - II

------------------------------------------------------------------------------------------------------------------------------------
Loan                                                                                                   Related Borrower Loan Groups
 No.   Seller               Property Name(2)                Interest Rate      InterestAccrualMethod         (by Loan No.)
------------------------------------------------------------------------------------------------------------------------------------
  53   RFC     Cottonwood Corners Shopping Center                  7.190%      Actual/360
------------------------------------------------------------------------------------------------------------------------------------
  54   WACH    Comfort Inn & Comfort Suites                        7.150%      Actual/360              138
------------------------------------------------------------------------------------------------------------------------------------
  55   RFC     Dalton Place Shopping Center                        7.640%      30/360
------------------------------------------------------------------------------------------------------------------------------------
  56   RFC     Showcase Plaza Shopping Center                      7.250%      Actual/360
------------------------------------------------------------------------------------------------------------------------------------
  57   RFC     Springrove Mobile Home Park                         6.820%      Actual/360
------------------------------------------------------------------------------------------------------------------------------------
  58   RFC     Gateway/Lombardi (II)                               7.160%      Actual/360
------------------------------------------------------------------------------------------------------------------------------------
  59   RFC     Arbors of Wooster Apartments                        7.140%      Actual/360              31
------------------------------------------------------------------------------------------------------------------------------------
  60   MS      Sunset Plaza Shopping Center                        8.900%      Actual/360
------------------------------------------------------------------------------------------------------------------------------------
  61   WACH    Blackstock Warehouse                                7.250%      Actual/360
------------------------------------------------------------------------------------------------------------------------------------
  62   RFC     Augusta at Gruene                                   6.860%      Actual/360
------------------------------------------------------------------------------------------------------------------------------------
  63   MS      Commerce Office Building (III)                      6.910%      Actual/360              120,121
  64   MS      Medical & Professional Office Building (III)        6.910%      Actual/360              120,121
------------------------------------------------------------------------------------------------------------------------------------
  65   RFC     Southside Square Shopping Center                    6.780%      Actual/360              42,77
------------------------------------------------------------------------------------------------------------------------------------
  66   RFC     Saratoga Square Apartments                          6.680%      Actual/360
------------------------------------------------------------------------------------------------------------------------------------
  67   MS      Minaret Village Retail and Office Center            7.200%      Actual/360              37,83,132,133,134,151,168
------------------------------------------------------------------------------------------------------------------------------------
  68   WACH    Redland Crest Apartments                            6.850%      Actual/360
------------------------------------------------------------------------------------------------------------------------------------
  69   RFC     Village of Westover Apartments                      6.660%      Actual/360
------------------------------------------------------------------------------------------------------------------------------------
  70   MS      499 University Avenue                               8.230%      30/360
------------------------------------------------------------------------------------------------------------------------------------
  71   RFC     Manufacturers Bank Building                         7.260%      Actual/360
------------------------------------------------------------------------------------------------------------------------------------
  72   WACH    Print Pack Buildings                                7.300%      Actual/360
------------------------------------------------------------------------------------------------------------------------------------
  73   MS      Hennepin Square Office Building                     7.750%      Actual/360
------------------------------------------------------------------------------------------------------------------------------------
  74   MS      Brandywine III Apartments                           7.190%      Actual/360
------------------------------------------------------------------------------------------------------------------------------------
  75   RFC     V United Plaza                                      7.170%      Actual/360
------------------------------------------------------------------------------------------------------------------------------------
  76   WACH    South Park Shopping Center                          6.990%      Actual/360
------------------------------------------------------------------------------------------------------------------------------------
  77   RFC     Pineville Towne Market                              6.680%      Actual/360              42,65
------------------------------------------------------------------------------------------------------------------------------------
  78   WACH    555 & 565 Old Norcross Rd                           7.040%      Actual/360
------------------------------------------------------------------------------------------------------------------------------------
  79   MS      Lake Union Office Building                          7.400%      Actual/360
------------------------------------------------------------------------------------------------------------------------------------
  80   MS      Via Alamos Apartments                               6.900%      Actual/360
------------------------------------------------------------------------------------------------------------------------------------
  81   RFC     Gallery Row                                         6.600%      Actual/360
------------------------------------------------------------------------------------------------------------------------------------
  82   RFC     Arbour Walk Village Apartments                      6.160%      Actual/360
------------------------------------------------------------------------------------------------------------------------------------
  83   MS      San Fernando Industrial Building                    6.760%      Actual/360              37,67,132,133,134,151,168
------------------------------------------------------------------------------------------------------------------------------------
  84   WACH    Village at Cedar Shoals                             6.750%      Actual/360
------------------------------------------------------------------------------------------------------------------------------------
  85   MS      Kirby Plaza Office Building                         7.820%      Actual/360
------------------------------------------------------------------------------------------------------------------------------------
  86   MS      800 South Broadway Office Building                  7.090%      Actual/360
------------------------------------------------------------------------------------------------------------------------------------
  87   RFC     Polifly Plaza                                       7.320%      actual/360
------------------------------------------------------------------------------------------------------------------------------------
  88   MS      Summit Apartments                                   6.670%      Actual/360
------------------------------------------------------------------------------------------------------------------------------------
  89   RFC     Villa Fontana                                       6.700%      Actual/360
------------------------------------------------------------------------------------------------------------------------------------
  90   MS      Laguna Self Storage                                 7.600%      Actual/360
------------------------------------------------------------------------------------------------------------------------------------
  91   MS      Hughes Towers Apartments                            7.000%      Actual/360              217
------------------------------------------------------------------------------------------------------------------------------------
  92   WACH    Roswell Oaks                                        6.460%      Actual/360
------------------------------------------------------------------------------------------------------------------------------------
  93   MS      Temple Medical Office Building                      7.250%      Actual/360
------------------------------------------------------------------------------------------------------------------------------------
  94   RFC     Victoria Square Apartments                          6.710%      Actual/360
------------------------------------------------------------------------------------------------------------------------------------
  95   RFC     Kmart                                               7.170%      Actual/360
------------------------------------------------------------------------------------------------------------------------------------
  96   MS      Strathmore Towers Apartments                        6.500%      Actual/360
------------------------------------------------------------------------------------------------------------------------------------
  97   MS      69 Hickory Drive Office Building                    7.150%      Actual/360
------------------------------------------------------------------------------------------------------------------------------------
  98   MS      Rancho Broadway Shopping Center                     8.340%      30/360
------------------------------------------------------------------------------------------------------------------------------------
  99   MS      Union Bank Office Building                          8.030%      30/360
------------------------------------------------------------------------------------------------------------------------------------
 100   RFC     Northampton Apartments                              7.225%      Actual/360
------------------------------------------------------------------------------------------------------------------------------------
 101   MS      2424 Babcock Office and Medical Building            7.600%      Actual/360
------------------------------------------------------------------------------------------------------------------------------------
 102   MS      Casa Grande Retail Center                           7.500%      Actual/360
------------------------------------------------------------------------------------------------------------------------------------
 103   RFC     The Vineyards Apartments                            6.750%      Actual/360              28,38
------------------------------------------------------------------------------------------------------------------------------------
 104   RFC     Dunwoody Shallowford Office Park                    7.350%      Actual/360

-----------------------------------
Loan        Scheduled     Balloon
 No.     Balloon Balance  LTV(4)
-----------------------------------
  53        $4,564,621      68.1%
-----------------------------------
  54        $3,518,071      47.9%
-----------------------------------
  55        $3,031,630      47.7%
-----------------------------------
  56        $4,397,356      69.8%
-----------------------------------
  57          $188,880       1.5%
-----------------------------------
  58        $3,951,847      56.0%
-----------------------------------
  59        $3,709,802      61.8%
-----------------------------------
  60        $4,176,835      66.3%
-----------------------------------
  61                $0       0.0%
-----------------------------------
  62        $4,005,246      69.7%
-----------------------------------
  63        $2,577,131      62.8%
  64        $1,381,595      62.8%
-----------------------------------
  65        $3,907,998      53.7%
-----------------------------------
  66        $3,897,984      55.7%
-----------------------------------
  67        $3,475,187      48.9%
-----------------------------------
  68        $3,865,377      69.6%
-----------------------------------
  69        $3,766,003      62.8%
-----------------------------------
  70        $3,574,183      46.7%
-----------------------------------
  71        $3,781,354      60.0%
-----------------------------------
  72        $2,762,391      48.0%
-----------------------------------
  73        $3,823,325      70.2%
-----------------------------------
  74        $3,747,013      65.7%
-----------------------------------
  75          $178,066       3.1%
-----------------------------------
  76        $3,706,017      69.3%
-----------------------------------
  77        $3,637,642      59.6%
-----------------------------------
  78        $3,623,198      67.1%
-----------------------------------
  79        $3,422,633      62.2%
-----------------------------------
  80        $3,479,162      68.2%
-----------------------------------
  81        $3,457,861      57.6%
-----------------------------------
  82        $3,330,066      68.0%
-----------------------------------
  83        $3,305,560      45.3%
-----------------------------------
  84        $3,047,656      61.0%
-----------------------------------
  85        $3,362,747      68.1%
-----------------------------------
  86        $3,235,052      59.1%
-----------------------------------
  87        $3,237,281      63.5%
-----------------------------------
  88        $3,111,877      39.9%
-----------------------------------
  89        $3,121,065      50.1%
-----------------------------------
  90        $3,130,566      57.7%
-----------------------------------
  91        $3,120,423      65.4%
-----------------------------------
  92        $3,008,072      64.0%
-----------------------------------
  93        $3,072,396      62.1%
-----------------------------------
  94        $2,975,468      67.6%
-----------------------------------
  95        $2,410,153      49.2%
-----------------------------------
  96        $2,968,506      61.8%
-----------------------------------
  97        $2,976,884      63.3%
-----------------------------------
  98        $2,437,555      45.1%
-----------------------------------
  99        $2,707,633      41.7%
-----------------------------------
 100          $141,579       3.1%
-----------------------------------
 101        $2,856,678      66.4%
-----------------------------------
 102        $2,827,440      70.7%
-----------------------------------
 103        $2,776,782      69.4%
-----------------------------------
 104        $2,514,723      61.3%

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION - II

-----------------------------------------------------------------------------------------------------------------------------------
Loan                                                                                                   Related Borrower Loan Groups
 No.   Seller               Property Name(2)                Interest Rate      InterestAccrualMethod         (by Loan No.)
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
 105   WACH    Best Western                                        7.190%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
 106   MS      Kenyon Place Apartments                             7.150%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
 107   MS      College Square Shopping Center                      7.160%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
 108   WACH    Americana Self Storage                              6.660%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
 109   WACH    Regal Cinemas                                       7.270%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
 110   MS      Mission Plaza Shopping Center                       6.800%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
 111   WACH    Collier & Piedmont Rd. Apts. (IV)                   7.180%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
 112   WACH    Canteberi Place Apartments                          6.810%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
 113   WACH    Holiday Inn Express                                 7.470%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
 114   RFC     Pacifica Hampden Industrial Park                    7.150%      actual/360
-----------------------------------------------------------------------------------------------------------------------------------
 115   RFC     Atlantic Plaza II                                   7.210%      actual/360
-----------------------------------------------------------------------------------------------------------------------------------
 116   RFC     Bath Street Partners                                7.200%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
 117   RFC     JM Industrial                                       6.900%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
 118   RFC     Sargent Road Shopping Center.                       7.320%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
 119   RFC     Little Brook Apartments                             6.980%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
 120   MS      Courtside Office Building (V)                       6.910%      Actual/360              63,64
 121   MS      Murphy Office Building  (V)                         6.910%      Actual/360              63,64
-----------------------------------------------------------------------------------------------------------------------------------
 122   RFC     North Oaks Plaza                                    7.160%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
 123   MS      Ohlone Village Shopping and Office Center           7.360%      30/360
-----------------------------------------------------------------------------------------------------------------------------------
 124   RFC     Palms Plaza                                         6.800%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
 125   RFC     St. Clair Mobile Home Parks                         7.220%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
 126   WACH    Claremont Commons                                   7.200%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
 127   RFC     Guilford Street Center                              6.940%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
 128   RFC     Ski Lodge Apartments                                6.740%      actual/360
-----------------------------------------------------------------------------------------------------------------------------------
 129   MS      Maxwell Labs Industrial Building                    8.500%      30/360
-----------------------------------------------------------------------------------------------------------------------------------
 130   RFC     Lakeshore Apartments                                6.950%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
 131   WACH    Vidalia Food Lion                                   7.220%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
 132   MS      Rosecrans Avenue Warehouse                          6.810%      Actual/360              37,67,83,133,134,151,168
-----------------------------------------------------------------------------------------------------------------------------------
 133   MS      4800 Santa Fe Industrial Building                   7.160%      Actual/360              37,67,83,132,134,151,168
-----------------------------------------------------------------------------------------------------------------------------------
 134   MS      Century Warehouse                                   6.970%      Actual/360              37,67,83,132,133,151,168
-----------------------------------------------------------------------------------------------------------------------------------
 135   MS      Pingry Arms and Cornell Arms Apartments             8.050%      30/360
-----------------------------------------------------------------------------------------------------------------------------------
 136   MS      20195 Stevens Creek Boulevard Office Building       7.200%      30/360
-----------------------------------------------------------------------------------------------------------------------------------
 137   RFC     Maple Run Apartments                                6.860%      Actual/360              175
-----------------------------------------------------------------------------------------------------------------------------------
 138   WACH    Comfort Inn Laurinburg                              7.150%      Actual/360              54
-----------------------------------------------------------------------------------------------------------------------------------
 139   MS      Blockbuster - Westwood Shopping Center              7.270%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
 140   MS      Clock Tower Office and Retail Building              8.570%      30/360
-----------------------------------------------------------------------------------------------------------------------------------
 141   RFC     One Bank Street                                     7.460%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
 142   MS      Shoppes of Deerfield                                7.150%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
 143   RFC     Dartmoor Apartments                                 7.280%      Actual/360              205
-----------------------------------------------------------------------------------------------------------------------------------
 144   WACH    Lavender Lakes                                      7.290%      Actual/360              154
-----------------------------------------------------------------------------------------------------------------------------------
 145   RFC     Sunshine Office Building                            7.030%      actual/360
-----------------------------------------------------------------------------------------------------------------------------------
 146   MS      Underwood Gartland Industrial Building              7.250%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
 147   WACH    Washington Square                                   6.950%      Actual/360              194,201,215
-----------------------------------------------------------------------------------------------------------------------------------
 148   RFC     Eastlake Business Park                              6.830%      Actual/360              173
-----------------------------------------------------------------------------------------------------------------------------------
 149   MS      Lindsay Marketplace Shopping Center                 8.500%      30/360
-----------------------------------------------------------------------------------------------------------------------------------
 150   MS      Sierra Meadows Apartments                           7.220%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
 151   MS      4700 Santa Fe Industrial Building                   7.150%      Actual/360              37,67,83,132,133,134,168
-----------------------------------------------------------------------------------------------------------------------------------
 152   RFC     Georgetown Plaza                                    7.630%      actual/360
-----------------------------------------------------------------------------------------------------------------------------------
 153   MS      Itasca Business Park                                8.890%      30/360
-----------------------------------------------------------------------------------------------------------------------------------
 154   WACH    Shoal Creek  Apartments                             7.140%      Actual/360              144
-----------------------------------------------------------------------------------------------------------------------------------
 155   RFC     Pinnacle Peak Office Building                       6.585%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
 156   MS      Fishers Crossing Shoppes                            8.100%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------

------------------------------------
Loan         Scheduled     Balloon
 No.      Balloon Balance  LTV(4)
------------------------------------
 105         $2,069,664      49.3%
------------------------------------
 106         $2,626,971      65.7%
------------------------------------
 107         $2,627,742      69.3%
------------------------------------
 108         $2,592,787      51.9%
------------------------------------
 109         $1,261,616      30.8%
------------------------------------
 110         $2,602,790      48.5%
------------------------------------
 111         $2,414,037      61.9%
------------------------------------
 112         $2,385,972      59.6%
------------------------------------
 113                 $0       0.0%
------------------------------------
 114         $2,338,253      60.0%
------------------------------------
 115         $2,276,669      57.3%
------------------------------------
 116         $2,459,283      61.5%
------------------------------------
 117         $1,770,639      47.2%
------------------------------------
 118         $2,268,529      63.0%
------------------------------------
 119         $2,410,006      69.9%
------------------------------------
 120         $1,681,312      64.7%
 121           $711,325      64.7%
------------------------------------
 122         $2,217,169      57.6%
------------------------------------
 123         $2,183,990      47.5%
------------------------------------
 124         $2,346,746      67.0%
------------------------------------
 125         $2,181,184      60.3%
------------------------------------
 126         $1,662,522      49.8%
------------------------------------
 127         $2,312,283      67.0%
------------------------------------
 128         $2,290,228      69.4%
------------------------------------
 129                 $0       0.0%
------------------------------------
 130         $2,042,287      60.1%
------------------------------------
 131         $2,013,310      60.1%
------------------------------------
 132         $2,071,448      51.8%
------------------------------------
 133         $2,101,998      60.1%
------------------------------------
 134         $2,135,463      50.8%
------------------------------------
 135         $2,340,284      50.3%
------------------------------------
 136         $1,613,118      40.5%
------------------------------------
 137         $2,045,209      68.2%
------------------------------------
 138         $1,608,457      46.9%
------------------------------------
 139         $2,020,357      65.2%
------------------------------------
 140                 $0       0.0%
------------------------------------
 141         $1,944,493      65.6%
------------------------------------
 142         $1,926,282      66.4%
------------------------------------
 143         $1,936,055      61.5%
------------------------------------
 144         $1,911,604      70.2%
------------------------------------
 145         $1,879,552      62.7%
------------------------------------
 146         $1,882,062      62.7%
------------------------------------
 147         $1,426,921      51.0%
------------------------------------
 148         $1,675,678      35.7%
------------------------------------
 149         $1,717,182      44.0%
------------------------------------
 150         $1,670,264      47.5%
------------------------------------
 151         $1,795,214      59.8%
------------------------------------
 152            $97,737       3.3%
------------------------------------
 153         $1,602,899      47.1%
------------------------------------
 154                 $0       0.0%
------------------------------------
 155         $1,728,219      64.4%
------------------------------------
 156         $1,415,259      50.9%
------------------------------------

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION - II

-----------------------------------------------------------------------------------------------------------------------------------
Loan                                                                                                   Related Borrower Loan Groups
 No.   Seller               Property Name(2)                Interest Rate      InterestAccrualMethod         (by Loan No.)
-----------------------------------------------------------------------------------------------------------------------------------
 157   WACH    Great Neck Shops & Potter Self Storage              7.360%      Actual/360              187
-----------------------------------------------------------------------------------------------------------------------------------
 158   MS      Computer City Store                                 7.100%      30/360
-----------------------------------------------------------------------------------------------------------------------------------
 159   RFC     Seaboard Industrial                                 6.800%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
 160   MS      Tire Discounters - Dayton (VI)                      7.680%      Actual/360
 161   MS      Tire Discounters - Cincinnati (VI)                  7.680%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
 162   RFC     Interstate West Office Park                         7.430%      Actual/360              163,169
-----------------------------------------------------------------------------------------------------------------------------------
 163   RFC     North Center Office Building                        7.310%      Actual/360              162,169
-----------------------------------------------------------------------------------------------------------------------------------
 164   MS      Westchase Apartments                                7.500%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
 165   MS      Ashewood Apartments                                 7.120%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
 166   RFC     Oakland Drive Apartments                            6.300%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
 167   RFC     Victoria Street Offices                             6.970%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
 168   MS      Montague Industrial Building                        7.160%      Actual/360              37,67,83,132,133,134,151
-----------------------------------------------------------------------------------------------------------------------------------
 169   RFC     Sunrise Square Shopping Center                      7.630%      Actual/360              162,163
-----------------------------------------------------------------------------------------------------------------------------------
 170   WACH    Berkmar Park                                        7.350%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
 171   MS      Crest Ridge Apartments                              8.000%      30/360
-----------------------------------------------------------------------------------------------------------------------------------
 172   RFC     British Petroleum - Westlake                        7.200%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
 173   RFC     Kirkland Way Building                               6.950%      Actual/360              148
-----------------------------------------------------------------------------------------------------------------------------------
 174   WACH    Willow Tree and Coastal Court Apartments (VII)      6.910%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
 175   RFC     Eagle Watch Apartments                              6.770%      Actual/360              137
-----------------------------------------------------------------------------------------------------------------------------------
 176   RFC     Post Alley Market Building                          6.640%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
 177   WACH    Cramer Marketplace Shopping Center                  6.900%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
 178   WACH    Penn Forest Executive Building                      7.500%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
 179   MS      460 Valley Drive Industrial Building                8.500%      30/360
-----------------------------------------------------------------------------------------------------------------------------------
 180   RFC     Bradley Smith Apartments (VIII)                     7.200%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
 181   MS      A Storage Place                                     6.770%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
 182   RFC     Tallmadge Towne Apartments                          6.500%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
 183   MS      Garden Ridge I & II Shopping and Office Center      7.520%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
 184   WACH    Greenbriar Village Shopping Center                  7.200%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
 185   RFC     Chapel Centre                                       6.820%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
 186   RFC     Laurel Manor Apartments                             7.200%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
 187   WACH    Potter Self Storage                                 7.620%      Actual/360              157
-----------------------------------------------------------------------------------------------------------------------------------
 188   RFC     Dorjul Apartments                                   6.350%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
 189   RFC     Orange Industrial Park                              7.380%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
 190   RFC     Fiesta Palms II Retail Center                       7.520%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
 191   RFC     Newport Mesa Self Storage                           6.920%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
 192   MS      Brunswick Apartments                                7.450%      Actual/360              207,210,214,221
-----------------------------------------------------------------------------------------------------------------------------------
 193   RFC     Canyon Professional Center                          7.190%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
 194   WACH    Madison Heights Square                              7.000%      Actual/360              147,201,215
-----------------------------------------------------------------------------------------------------------------------------------
 195   MS      Lexington Apartments                                9.125%      30/360
-----------------------------------------------------------------------------------------------------------------------------------
 196   MS      Heritage Green Apartments                           8.750%      30/360
-----------------------------------------------------------------------------------------------------------------------------------
 197   RFC     Aaron Center                                        6.700%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
 198   RFC     Carlton Way Apartments                              6.250%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
 199   WACH    Creekview Townhouse Apartments                      7.180%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
 200   MS      Country Village Apartments                          8.750%      30/360
-----------------------------------------------------------------------------------------------------------------------------------
 201   WACH    Blackstone Square                                   7.950%      Actual/360              147,194,215
-----------------------------------------------------------------------------------------------------------------------------------
 202   RFC     Pizza Hut / 7-Eleven (A)                            7.200%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
 203   RFC     Quick Chek (A)                                      7.200%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
 204   WACH    Holcomb Place III                                   7.270%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
 205   RFC     New Hope Commons                                    7.090%      Actual/360              143
-----------------------------------------------------------------------------------------------------------------------------------
 206   RFC     Union Avenue Plaza                                  7.600%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
 207   MS      Cedargate Apartments                                7.450%      Actual/360              192,210,214,221
-----------------------------------------------------------------------------------------------------------------------------------
 208   RFC     Oakcrest Apartments                                 6.750%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------
Loan        Scheduled     Balloon
 No.     Balloon Balance  LTV(4)
-----------------------------------
 157                $0       0.0%
-----------------------------------
 158        $1,577,065      46.4%
-----------------------------------
 159           $52,357       1.4%
-----------------------------------
 160          $857,605      58.2%
 161          $735,090      58.2%
-----------------------------------
 162        $1,705,468      63.2%
-----------------------------------
 163        $1,534,776      60.2%
-----------------------------------
 164           $73,281       0.0%
-----------------------------------
 165        $1,618,696      52.2%
-----------------------------------
 166        $1,542,646      59.9%
-----------------------------------
 167        $1,571,329      62.5%
-----------------------------------
 168        $1,544,325      59.4%
-----------------------------------
 169        $1,597,975      66.6%
-----------------------------------
 170        $1,159,506      48.3%
-----------------------------------
 171        $1,631,910      66.6%
-----------------------------------
 172        $1,536,847      69.9%
-----------------------------------
 173        $1,402,068      40.1%
-----------------------------------
 174        $1,387,917      61.0%
-----------------------------------
 175        $1,475,959      65.0%
-----------------------------------
 176        $1,348,817      40.9%
-----------------------------------
 177        $1,441,402      63.6%
-----------------------------------
 178                $0       0.0%
-----------------------------------
 179        $1,189,895      42.1%
-----------------------------------
 180        $1,331,922      57.0%
-----------------------------------
 181        $1,386,984      62.5%
-----------------------------------
 182        $1,357,788      64.7%
-----------------------------------
 183           $57,718       0.0%
-----------------------------------
 184        $1,315,240      65.8%
-----------------------------------
 185        $1,304,062      56.7%
-----------------------------------
 186        $1,317,298      63.2%
-----------------------------------
 187          $644,997      28.7%
-----------------------------------
 188          $920,374      43.8%
-----------------------------------
 189        $1,217,431      60.1%
-----------------------------------
 190        $1,431,509      66.9%
-----------------------------------
 191        $1,200,466      38.6%
-----------------------------------
 192        $1,161,168      64.9%
-----------------------------------
 193        $1,129,576      53.8%
-----------------------------------
 194          $578,741      30.8%
-----------------------------------
 195        $1,241,419      23.4%
-----------------------------------
 196        $1,336,982      70.4%
-----------------------------------
 197        $1,085,083      59.5%
-----------------------------------
 198        $1,155,349      64.2%
-----------------------------------
 199        $1,174,375      70.1%
-----------------------------------
 200        $1,264,718      79.0%
-----------------------------------
 201          $915,118      49.5%
-----------------------------------
 202          $541,735      58.8%
-----------------------------------
 203          $507,827      58.8%
-----------------------------------
 204        $1,046,588      60.5%
-----------------------------------
 205        $1,112,179      69.5%
-----------------------------------
 206        $1,109,001      61.6%
-----------------------------------
 207        $1,005,481      64.9%
-----------------------------------
 208        $1,041,293      69.4%
-----------------------------------

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION - II

-----------------------------------------------------------------------------------------------------------------------------------
Loan                                                                                                   Related Borrower Loan Groups
 No.   Seller               Property Name(2)                Interest Rate      InterestAccrualMethod         (by Loan No.)
-----------------------------------------------------------------------------------------------------------------------------------
 209   RFC     City Sports                                         6.540%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
 210   MS      Glenarm Manor Apartments                            7.450%      Actual/360              192,207,214,221
-----------------------------------------------------------------------------------------------------------------------------------
 211   RFC     Lin-Valle Center                                    6.650%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
 212   RFC     Cramer Woods Apartments                             7.150%      actual/360
-----------------------------------------------------------------------------------------------------------------------------------
 213   MS      Great Falls Days Inn                                7.750%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
 214   MS      Hillside Trace Apartments                           7.450%      Actual/360              192,207,210,221
-----------------------------------------------------------------------------------------------------------------------------------
 215   WACH    Pearisburg Square                                   8.220%      Actual/360              147,194,201
-----------------------------------------------------------------------------------------------------------------------------------
 216   RFC     3180 Presidential Drive                             7.550%      actual/360
-----------------------------------------------------------------------------------------------------------------------------------
 217   MS      Villa Seville Apartments                            7.000%      Actual/360              91
-----------------------------------------------------------------------------------------------------------------------------------
 218   RFC     Montreal Station                                    7.490%      Actual/360              220
-----------------------------------------------------------------------------------------------------------------------------------
 219   WACH    Dunwoody Springs Building                           7.180%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
 220   RFC     Spring House Office Park                            7.040%      Actual/360              218
-----------------------------------------------------------------------------------------------------------------------------------
 221   MS      Sutton Place Apartments                             7.450%      Actual/360              192,207,210,214
-----------------------------------------------------------------------------------------------------------------------------------
 222   RFC     Garrison Street Apartments                          6.590%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
 223   WACH    Airport Drive Shops                                 7.330%      30/360
-----------------------------------------------------------------------------------------------------------------------------------
 224   RFC     2755 Philmont Ave.                                  7.580%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
 225   RFC     9107 Gaither Rd.                                    7.620%      actual/360
-----------------------------------------------------------------------------------------------------------------------------------
 226   RFC     Tulwane Apartments                                  6.830%      Actual/360              228
-----------------------------------------------------------------------------------------------------------------------------------
 227   RFC     900-902 Pine Street Apartments                      7.220%      Actual/360
-----------------------------------------------------------------------------------------------------------------------------------
 228   RFC     Rochelle Arms                                       6.830%      Actual/360              226
-----------------------------------------------------------------------------------------------------------------------------------
 229   RFC     Pottery Row Apartments                              7.200%      Actual/360

               TOTAL/WEIGHTED AVERAGE                              7.198%

-----------------------------------
Loan        Scheduled     Balloon
 No.     Balloon Balance  LTV(4)
-----------------------------------
 209          $948,762      31.6%
-----------------------------------
 210          $973,046      64.0%
-----------------------------------
 211          $888,915      59.3%
-----------------------------------
 212          $886,597      55.4%
-----------------------------------
 213          $769,439      41.6%
-----------------------------------
 214          $882,229      64.9%
-----------------------------------
 215          $829,181      59.2%
-----------------------------------
 216          $816,060      58.7%
-----------------------------------
 217          $850,430      65.4%
-----------------------------------
 218          $753,216      54.6%
-----------------------------------
 219          $633,834      43.0%
-----------------------------------
 220          $734,080      49.6%
-----------------------------------
 221          $713,567      64.9%
-----------------------------------
 222          $712,988      56.1%
-----------------------------------
 223                $0       0.0%
-----------------------------------
 224          $559,197      41.4%
-----------------------------------
 225           $33,289       2.4%
-----------------------------------
 226          $538,761      56.7%
-----------------------------------
 227          $548,277      70.3%
-----------------------------------
 228          $458,944      59.2%
-----------------------------------
 229          $456,822      66.7%

          $677,961,976   56.4554%

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION

------------------------------------------------------------------------------------------------------------------------------
 Loan
  No.    Seller                Property Name(2)                    Address
------------------------------------------------------------------------------------------------------------------------------
    1    MS       Key West Hilton Resort                           245 Front Street
------------------------------------------------------------------------------------------------------------------------------
    2    RFC      Lancaster Commerce Center                        Avenue K & Tenth Street West
------------------------------------------------------------------------------------------------------------------------------
    3    MS       Cupertino Village Shopping Center                10751 N. Wolfe Road
------------------------------------------------------------------------------------------------------------------------------
    4    RFC      Metro Pike Center                                11510A-11560H Rockville Pike
------------------------------------------------------------------------------------------------------------------------------
    5    RFC      Hawthorne Woods                                  2325 Woodcrest Walk
------------------------------------------------------------------------------------------------------------------------------
    6    RFC      Sybase Building                                  3665 Discovery Drive
------------------------------------------------------------------------------------------------------------------------------
    7    MS       Alexandria Courtyard Marriott Hotel              2700 Eisenhower Avenue
------------------------------------------------------------------------------------------------------------------------------
    8    RFC      Heritage House                                   510 Heritage Drive
------------------------------------------------------------------------------------------------------------------------------
    9    RFC      Spanish Trace East Apartments                    2929 Panthersville Rd.
------------------------------------------------------------------------------------------------------------------------------
   10    MS       Four Allegheny Office Center                     4 Allegheny Center
------------------------------------------------------------------------------------------------------------------------------
   11    MS       Town Center Lodge Motel  (I)                     2665 N. Cobb Parkway
   12    MS       Decatur Lodge Motel (I)                          3675 Flat Sholes Road
   13    MS       Fulton Lodge Motel (I)                           4050 Wendell Drive
   14    MS       Douglasville Lodge Motel (I)                     2420 Fairburn Road
   15    MS       West Georgia Lodge Motel (I)                     7801 Bankhead Highway
   16    MS       East Point Lodge Motel (I)                       1295 Norman Berry Drive
------------------------------------------------------------------------------------------------------------------------------
   17    MS       Holiday Inn Hotel- Bar Harbor                    123 Eden Street
------------------------------------------------------------------------------------------------------------------------------
   18    MS       Kirkwood Crossings Office and Retail Building    333-353 South Kirkwood Road
------------------------------------------------------------------------------------------------------------------------------
   19    RFC      North Salado Village Shopping Center             2331 NW Military Highway
------------------------------------------------------------------------------------------------------------------------------
   20    RFC      Golden Miles Market Place                        1300-1312 W. Patrick Street
------------------------------------------------------------------------------------------------------------------------------
   21    WACH     New Market Madison                               U.S. Hwy. 220 (Bus)
------------------------------------------------------------------------------------------------------------------------------
   22    RFC      Valencia Apartments                              555 Ramona Drive
------------------------------------------------------------------------------------------------------------------------------
   23    RFC      Rollingwood Shopping Center                      13851 & 13520 Foulger Square
------------------------------------------------------------------------------------------------------------------------------
   24    MS       525 Almanor Industrial Building                  521-525 Almanor Avenue
------------------------------------------------------------------------------------------------------------------------------
   25    WACH     Town Country S C                                 1255-1355 Roswell Road
------------------------------------------------------------------------------------------------------------------------------
   26    MS       Lucky/Long's Plaza Shopping Center               2080-2170 Newbury Road
------------------------------------------------------------------------------------------------------------------------------
   27    RFC      Koret Distribution Center                        1011 Marauder Street
------------------------------------------------------------------------------------------------------------------------------
   28    RFC      Colony By The Mall Apartments                    8470 Towson Boulevard
------------------------------------------------------------------------------------------------------------------------------
   29    MS       Manekin Industrial Portfolio                     8679 Greenwood Place
------------------------------------------------------------------------------------------------------------------------------
   30    RFC      St. Andrews Professional Center                  2499 Glades Road
------------------------------------------------------------------------------------------------------------------------------
   31    RFC      Green Ridge Heights Apartments                   1929 -1949 Green Road
------------------------------------------------------------------------------------------------------------------------------
   32    RFC      Cove Center                                      5803-5967 SE Federal Hwy
------------------------------------------------------------------------------------------------------------------------------
   33    RFC      Golden Isle Plaza                                SWC of N. Golden Isles Parkway & Scranton Road
------------------------------------------------------------------------------------------------------------------------------
   34    MS       2040-2060 Corporate Court Industrial             2040 - 2060 Corporate Court
------------------------------------------------------------------------------------------------------------------------------
   35    RFC      Miami Lakes Corporate Center                     14750 NW 77 Court
------------------------------------------------------------------------------------------------------------------------------
   36    MS       Bon Air Professional Center                      2 and 20 Bon Air Road
------------------------------------------------------------------------------------------------------------------------------
   37    MS       Woodside Apartments                              12001 Woodside Ave.
------------------------------------------------------------------------------------------------------------------------------
   38    RFC      Cambridge Commons Apartments                     841 Gawain Circle
------------------------------------------------------------------------------------------------------------------------------
   39    MS       Alicia Valencia Plaza Shopping Center            25351-25461 Alicia Parkway
------------------------------------------------------------------------------------------------------------------------------
   40    RFC      Willow Tree                                      400 Willow Tree Road
------------------------------------------------------------------------------------------------------------------------------
   41    MS       Bayport Marina Plaza Industrial                  629-643 Blair Island Road
------------------------------------------------------------------------------------------------------------------------------
   42    RFC      New Market Square                                2700 S. Church Street
------------------------------------------------------------------------------------------------------------------------------
   43    WACH     Shoppes at Cresthaven                            2601 S. Military Trail
------------------------------------------------------------------------------------------------------------------------------
   44    WACH     Southport Centre                                 4525 South Boulevard
------------------------------------------------------------------------------------------------------------------------------
   45    RFC      Half-A-Car                                       308 East Lancaster Avenue
------------------------------------------------------------------------------------------------------------------------------
   46    MS       Merchants Centre                                 1040-1224 E. Katella Avenue
------------------------------------------------------------------------------------------------------------------------------
   47    RFC      Plaza K Shopping Center                          179-185 U.S. Hwy Route 1
------------------------------------------------------------------------------------------------------------------------------
   48    RFC      Parkway Shopping Center                          1471-1523 Lehigh Street
------------------------------------------------------------------------------------------------------------------------------
   49    MS       788 North Jefferson Office Building              788 North Jefferson St.
------------------------------------------------------------------------------------------------------------------------------
   50    WACH     Comfort Suites                                   1620 Cotton Grove Road
------------------------------------------------------------------------------------------------------------------------------
   51    MS       Taft Corners Shopping Center                     299 Williston Rd & 415 Essex Rd
------------------------------------------------------------------------------------------------------------------------------
   52    MS       Mickelberry Shopping Center                      9991 Mickelberry Road NW
------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
 Loan
  No.           City                    County               State        Zipcode        Property Type
-------------------------------------------------------------------------------------------------------------
    1    Key West                   Monroe                     FL          33040       Hospitality
-------------------------------------------------------------------------------------------------------------
    2    Lancaster                  Los Angeles                CA          93534       Retail
-------------------------------------------------------------------------------------------------------------
    3    Cupertino                  Santa Clara                CA          95014       Retail
-------------------------------------------------------------------------------------------------------------
    4    Rockville                  Montgomery                 MD          20852       Retail
-------------------------------------------------------------------------------------------------------------
    5    Lithonia                   Dekalb                     GA          30058       Multifamily
-------------------------------------------------------------------------------------------------------------
    6    Boulder                    Boulder                    CO          80303       Office
-------------------------------------------------------------------------------------------------------------
    7    Alexandria                 Fairfax                    VA          22314       Hospitality
-------------------------------------------------------------------------------------------------------------
    8    Madison                    Davidson                   TN          37115       Multifamily
-------------------------------------------------------------------------------------------------------------
    9    Decatur                    Dekalb                     GA          30034       Multifamily
-------------------------------------------------------------------------------------------------------------
   10    Pittsburgh                 Allegheny                  PA          15212       Office
-------------------------------------------------------------------------------------------------------------
   11    Kennesaw                   Cobb                       GA          30152       Hospitality
   12    Decatur                    DeKalb                     GA          30034       Hospitality
   13    Atlanta                    Fulton County              GA          30336       Hospitality
   14    Douglasville               Douglas                    GA          30135       Hospitality
   15    Carrollton                 Carroll                    GA          30117       Hospitality
   16    East Point                 Fulton                     GA          30344       Hospitality
-------------------------------------------------------------------------------------------------------------
   17    Bar Harbor                 Hancock County             ME          04609       Hospitality
-------------------------------------------------------------------------------------------------------------
   18    Kirkwood                   St. Louis                  MO          63122       Mixed Use
-------------------------------------------------------------------------------------------------------------
   19    San Antonio                Bexar                      TX          78213       Retail
-------------------------------------------------------------------------------------------------------------
   20    Frederick                  Frederick                  MD          21701       Retail
-------------------------------------------------------------------------------------------------------------
   21    Madison                    Rockingham                 NC          27025       Retail
-------------------------------------------------------------------------------------------------------------
   22    San Luis Obispo            San Luis Obispo            CA          93405       Multifamily
-------------------------------------------------------------------------------------------------------------
   23    Woodbridge                 Prince William             VA          22192       Retail
-------------------------------------------------------------------------------------------------------------
   24    Sunnyvale                  Santa Clara                CA          94086       Industrial
-------------------------------------------------------------------------------------------------------------
   25    Atlanta                    Cobb                       GA          30060       Retail
-------------------------------------------------------------------------------------------------------------
   26    Thousand Oaks              Ventura                    CA          91320       Retail
-------------------------------------------------------------------------------------------------------------
   27    Chico                      Butte                      CA          95973       Industrial
-------------------------------------------------------------------------------------------------------------
   28    Miamisburg                 Montgomery                 OH          45342       Multifamily
-------------------------------------------------------------------------------------------------------------
   29    Savage                     Howard                     MD          20763       Industrial
-------------------------------------------------------------------------------------------------------------
   30    Boca Raton                 Palm Beach                 FL          33431       Office
-------------------------------------------------------------------------------------------------------------
   31    Cleveland                  Cuyahoga                   OH          44212       Multifamily
-------------------------------------------------------------------------------------------------------------
   32    Stuart                     Martin                     FL          34997       Retail
-------------------------------------------------------------------------------------------------------------
   33    Brunswick                  Glynn                      GA          31520       Retail
-------------------------------------------------------------------------------------------------------------
   34    San Jose                   Santa Clara                CA          95131       Industrial
-------------------------------------------------------------------------------------------------------------
   35    Miami Lakes                Miami-Dade                 FL          33016       Office
-------------------------------------------------------------------------------------------------------------
   36    Larkspur                   Marin                      CA          94939       Office
-------------------------------------------------------------------------------------------------------------
   37    Lakeside                   San Diego                  CA          92040       Multifamily
-------------------------------------------------------------------------------------------------------------
   38    West Carrollton            Montgomery                 OH          45449       Multifamily
-------------------------------------------------------------------------------------------------------------
   39    Laguna Hills               Orange                     CA          92653       Retail
-------------------------------------------------------------------------------------------------------------
   40    Leonia                     Bergen                     NJ          7605        Office
-------------------------------------------------------------------------------------------------------------
   41    Redwood City               San Mateo                  CA          94063       Mixed Use
-------------------------------------------------------------------------------------------------------------
   42    Burlington                 Alamance                   NC          27215       Retail
-------------------------------------------------------------------------------------------------------------
   43    West Palm Beach            Palm Beach                 FL          33415       Retail
-------------------------------------------------------------------------------------------------------------
   44    Virginia Beach             Virginia Beach             VA          23452       Office
-------------------------------------------------------------------------------------------------------------
   45    Lower Merion Township      Montgomery                 PA          19096       Office
-------------------------------------------------------------------------------------------------------------
   46    Orange                     Orange                     CA          92667       Mixed Use
-------------------------------------------------------------------------------------------------------------
   47    Woodbridge                 Middlesex                  NJ          8863        Retail
-------------------------------------------------------------------------------------------------------------
   48    Allentown                  Lehigh                     PA          18103       Retail
-------------------------------------------------------------------------------------------------------------
   49    Milwaukee                  Milwaukee County           WI          53202       Office
-------------------------------------------------------------------------------------------------------------
   50    Lexington                  Davidson                   NC          27292       Hospitality
-------------------------------------------------------------------------------------------------------------
   51    Williston                  Chittenden                 VT          05495       Retail
-------------------------------------------------------------------------------------------------------------
   52    Silverdale                 Kitsap                     WA          98383       Retail
-------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------
 Loan                                     Units or                    Year
  No.           SubType                      NSF      Year Built    Renovated
-----------------------------------------------------------------------------
    1    Resort                                178    1995          N/A
-----------------------------------------------------------------------------
    2    Shadow Anchored                   300,000    1987/1992     NAP
-----------------------------------------------------------------------------
    3    Anchored                          109,213    1969          1997
-----------------------------------------------------------------------------
    4    Unanchored                         64,087    1990          NAP
-----------------------------------------------------------------------------
    5    Garden                                345    1990          NAP
-----------------------------------------------------------------------------
    6    Suburban                           96,360    1996          NAP
-----------------------------------------------------------------------------
    7    Full Service                          176    1987          1997
-----------------------------------------------------------------------------
    8    Garden                                348    1971          NAP
-----------------------------------------------------------------------------
    9    Garden                                518    1969          1998
-----------------------------------------------------------------------------
   10    Urban                             231,426    1978          N/A
-----------------------------------------------------------------------------
   11    Extended Stay                         119    1987          N/A
   12    Extended Stay                         100    1997          N/A
   13    Extended Stay                         146    1989          N/A
   14    Extended Stay                         142    1988          N/A
   15    Extended Stay                         120    1990          N/A
   16    Extended Stay                          38    1988          N/A
-----------------------------------------------------------------------------
   17    Full Service                          223    1986          1997
-----------------------------------------------------------------------------
   18    Retail/Office                      77,622    1997          N/A
-----------------------------------------------------------------------------
   19    Anchored                          172,677    1980          NAP
-----------------------------------------------------------------------------
   20    Anchored                           97,274    1988          NAP
-----------------------------------------------------------------------------
   21    Anchored                          168,843    1992          N/A
-----------------------------------------------------------------------------
   22    Garden                                480    1971          1997
-----------------------------------------------------------------------------
   23    Anchored                           73,801    1997          NAP
-----------------------------------------------------------------------------
   24    Flex                               85,680    1967          1995
-----------------------------------------------------------------------------
   25    Anchored                          303,957    1954-1984     1984
-----------------------------------------------------------------------------
   26    Anchored                           84,683    1985          N/A
-----------------------------------------------------------------------------
   27    Light                             397,710    1988          NAP
-----------------------------------------------------------------------------
   28    Garden                                245    1972          1997
-----------------------------------------------------------------------------
   29    Light                             239,956    1975          N/A
-----------------------------------------------------------------------------
   30    Medical                            58,717    1986          NAP
-----------------------------------------------------------------------------
   31    High-Rise                             309    1963          1995-1998
-----------------------------------------------------------------------------
   32    Anchored                          150,707    1982          1996
-----------------------------------------------------------------------------
   33    Anchored                           97,604    1998          NAP
-----------------------------------------------------------------------------
   34    Flex                              131,172    1989          N/A
-----------------------------------------------------------------------------
   35    Suburban                           73,759    1985          NAP
-----------------------------------------------------------------------------
   36    Medical                            27,560    1960          1991
-----------------------------------------------------------------------------
   37    Garden                                180    1984          N/A
-----------------------------------------------------------------------------
   38    Garden                                192    1972          1997
-----------------------------------------------------------------------------
   39    Unanchored                         61,706    1979          N/A
-----------------------------------------------------------------------------
   40    Suburban                           67,800    1983          1995
-----------------------------------------------------------------------------
   41    Office/Industrial                  83,209    1979          N/A
-----------------------------------------------------------------------------
   42    Anchored                          124,545    1986          NAP
-----------------------------------------------------------------------------
   43    Anchored                          177,485    1987          1997
-----------------------------------------------------------------------------
   44    Suburban                           61,594    1997          N/A
-----------------------------------------------------------------------------
   45    Suburban                           54,000    1956          1993
-----------------------------------------------------------------------------
   46    Retail/Office                      63,631    1979          1991
-----------------------------------------------------------------------------
   47    Unanchored                         28,432    1992          NAP
-----------------------------------------------------------------------------
   48    Anchored                          135,000    1960          1995
-----------------------------------------------------------------------------
   49    Urban                             100,995    1969          1995
-----------------------------------------------------------------------------
   50    Limited Service                       120    1991          N/A
-----------------------------------------------------------------------------
   51    Unanchored                         65,595    1973          1996
-----------------------------------------------------------------------------
   52    Anchored                           65,927    1994          N/A
-----------------------------------------------------------------------------

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION

------------------------------------------------------------------------------------------------------------------------------
 Loan
  No.    Seller                Property Name(2)                    Address
------------------------------------------------------------------------------------------------------------------------------
   53    RFC      Cottonwood Corners Shopping Center               3669 South Mason Street
------------------------------------------------------------------------------------------------------------------------------
   54    WACH     Comfort Inn & Comfort Suites                     7619 Thorndike Road
------------------------------------------------------------------------------------------------------------------------------
   55    RFC      Dalton Place Shopping Center                     Cleveland Hwy and Pleasant Hills Drive
------------------------------------------------------------------------------------------------------------------------------
   56    RFC      Showcase Plaza Shopping Center                   2838 Street Road
------------------------------------------------------------------------------------------------------------------------------
   57    RFC      Springrove Mobile Home Park                      10771 Dixie Highway
------------------------------------------------------------------------------------------------------------------------------
   58    RFC      Gateway/Lombardi (II)                            1421 Guerneville Rd/789-791 Lombardi Ct.
------------------------------------------------------------------------------------------------------------------------------
   59    RFC      Arbors of Wooster Apartments                     3783 Friendsville Road
------------------------------------------------------------------------------------------------------------------------------
   60    MS       Sunset Plaza Shopping Center                     1300 North Main Street
------------------------------------------------------------------------------------------------------------------------------
   61    WACH     Blackstock Warehouse                             3001 North Blackstock Rd.
------------------------------------------------------------------------------------------------------------------------------
   62    RFC      Augusta at Gruene                                2293 East Common Street
------------------------------------------------------------------------------------------------------------------------------
   63    MS       Commerce Office Building (III)                   127 West Berry Street
------------------------------------------------------------------------------------------------------------------------------
   64    MS       Medical & Professional Office Building (III)     347 West Berry Street
------------------------------------------------------------------------------------------------------------------------------
   65    RFC      Southside Square Shopping Center                 1090 South Main Street
------------------------------------------------------------------------------------------------------------------------------
   66    RFC      Saratoga Square Apartments                       7816 Rolling View Lane
------------------------------------------------------------------------------------------------------------------------------
   67    MS       Minaret Village Retail and Office Center         437 Old Mammoth Road
------------------------------------------------------------------------------------------------------------------------------
   68    WACH     Redland Crest Apartments                         385 Northdale Rd
------------------------------------------------------------------------------------------------------------------------------
   69    RFC      Village of Westover Apartments                   120 Pennington Place
------------------------------------------------------------------------------------------------------------------------------
   70    MS       499 University Avenue                            499 University Avenue
------------------------------------------------------------------------------------------------------------------------------
   71    RFC      Manufacturers Bank Building                      200 South San Pedro Street
------------------------------------------------------------------------------------------------------------------------------
   72    WACH     Print Pack Buildings                             400 Packets Court
------------------------------------------------------------------------------------------------------------------------------
   73    MS       Hennepin Square Office Building                  2021 East Hennepin Avenue
------------------------------------------------------------------------------------------------------------------------------
   74    MS       Brandywine III Apartments                        2524 Jacqueline Drive
------------------------------------------------------------------------------------------------------------------------------
   75    RFC      V United Plaza                                   8591 United Plaza Blvd.
------------------------------------------------------------------------------------------------------------------------------
   76    WACH     South Park Shopping Center                       3193 Peters Creek Parkway
------------------------------------------------------------------------------------------------------------------------------
   77    RFC      Pineville Towne Market                           315 South Polk Street
------------------------------------------------------------------------------------------------------------------------------
   78    WACH     555 & 565 Old Norcross Rd                        555 and 565 Old Norcross Road
------------------------------------------------------------------------------------------------------------------------------
   79    MS       Lake Union Office Building                       1500 Fairview Avenue East
------------------------------------------------------------------------------------------------------------------------------
   80    MS       Via Alamos Apartments                            300 West Via Alamos
------------------------------------------------------------------------------------------------------------------------------
   81    RFC      Gallery Row                                      407-417 7th Street, NW
------------------------------------------------------------------------------------------------------------------------------
   82    RFC      Arbour Walk Village Apartments                   1570 Hunt Street
------------------------------------------------------------------------------------------------------------------------------
   83    MS       San Fernando Industrial Building                 9175 San Fernando Road
------------------------------------------------------------------------------------------------------------------------------
   84    WACH     Village at Cedar Shoals                          1055 Gaines School Road
------------------------------------------------------------------------------------------------------------------------------
   85    MS       Kirby Plaza Office Building                      1280 Civic Drive
------------------------------------------------------------------------------------------------------------------------------
   86    MS       800 South Broadway Office Building               800 South Broadway
------------------------------------------------------------------------------------------------------------------------------
   87    RFC      Polifly Plaza                                    155 Polifly Road
------------------------------------------------------------------------------------------------------------------------------
   88    MS       Summit Apartments                                7266 Franklin Avenue
------------------------------------------------------------------------------------------------------------------------------
   89    RFC      Villa Fontana                                    1150 Coast Village Road
------------------------------------------------------------------------------------------------------------------------------
   90    MS       Laguna Self Storage                              3000 Dwight Road
------------------------------------------------------------------------------------------------------------------------------
   91    MS       Hughes Towers Apartments                         3520 Hughes Avenue
------------------------------------------------------------------------------------------------------------------------------
   92    WACH     Roswell Oaks                                     4840 Roswell Road
------------------------------------------------------------------------------------------------------------------------------
   93    MS       Temple Medical Office Building                   508 East South Temple
------------------------------------------------------------------------------------------------------------------------------
   94    RFC      Victoria Square Apartments                       1550 North Hope Avenue
------------------------------------------------------------------------------------------------------------------------------
   95    RFC      Kmart                                            7101 Roosevelt Boulevard
------------------------------------------------------------------------------------------------------------------------------
   96    MS       Strathmore Towers Apartments                     10941 Strathmore
------------------------------------------------------------------------------------------------------------------------------
   97    MS       69 Hickory Drive Office Building                 69 Hickory Drive
------------------------------------------------------------------------------------------------------------------------------
   98    MS       Rancho Broadway Shopping Center                  1206-1218 Broadway
------------------------------------------------------------------------------------------------------------------------------
   99    MS       Union Bank Office Building                       390 S. El Camino Real
------------------------------------------------------------------------------------------------------------------------------
  100    RFC      Northampton Apartments                           1738 Northampton Road
------------------------------------------------------------------------------------------------------------------------------
  101    MS       2424 Babcock Office and Medical Building         2424 Babcock Road
------------------------------------------------------------------------------------------------------------------------------
  102    MS       Casa Grande Retail Center                        1314 Florence Boulevard
------------------------------------------------------------------------------------------------------------------------------
  103    RFC      The Vineyards Apartments                         800 N. Union Road
------------------------------------------------------------------------------------------------------------------------------
  104    RFC      Dunwoody Shallowford Office Park                 15 & 17 Dunwoody Park Drive

-------------------------------------------------------------------------------------------------------------
 Loan
  No.           City                    County               State        Zipcode        Property Type
-------------------------------------------------------------------------------------------------------------
   53    Fort Collins               Larimer                    CO          80522       Retail
-------------------------------------------------------------------------------------------------------------
   54    Greensboro                 Guilford                   NC          27409       Hospitality
-------------------------------------------------------------------------------------------------------------
   55    Dalton                     Whitfield                  GA          30720       Retail
-------------------------------------------------------------------------------------------------------------
   56    Bensalem                   Bucks                      PA          19020       Retail
-------------------------------------------------------------------------------------------------------------
   57    Springfield Township       Oakland                    MI          48350       Mobile Home Park
-------------------------------------------------------------------------------------------------------------
   58    Santa Rosa                 Sonoma                     CA     95403 and 95407  Office
-------------------------------------------------------------------------------------------------------------
   59    Wooster                    Wayne                      OH          44691       Multifamily
-------------------------------------------------------------------------------------------------------------
   60    Fuquay Varina              Wake                       NC          27526       Retail
-------------------------------------------------------------------------------------------------------------
   61    Spartanburg                Spartanburg                SC          29301       Industrial
-------------------------------------------------------------------------------------------------------------
   62    New Braunfels              Comal                      TX          78130       Multifamily
-------------------------------------------------------------------------------------------------------------
   63    Fort Wayne                 Allen                      IN          46802       Office
-------------------------------------------------------------------------------------------------------------
   64    Fort Wayne                 Allen                      IN          46857       Office
-------------------------------------------------------------------------------------------------------------
   65    Kernersville               Forsyth                    NC          27284       Retail
-------------------------------------------------------------------------------------------------------------
   66    Springfield                Fairfax                    VA          22153       Multifamily
-------------------------------------------------------------------------------------------------------------
   67    Mammoth Lakes              Mono County                CA          93546       Mixed Use
-------------------------------------------------------------------------------------------------------------
   68    Lawrenceville              Gwinnett                   GA          30245       Multifamily
-------------------------------------------------------------------------------------------------------------
   69    Dover                      Kent                       DE          19904       Multifamily
-------------------------------------------------------------------------------------------------------------
   70    Palo Alto                  Santa Clara                CA          94301       Mixed Use
-------------------------------------------------------------------------------------------------------------
   71    Los Angeles                Los Angeles                CA          90012       Office
-------------------------------------------------------------------------------------------------------------
   72    Williamsburg               James City County          VA          23185       Industrial
-------------------------------------------------------------------------------------------------------------
   73    Minneapolis                Hennepin                   MN          55413       Office
-------------------------------------------------------------------------------------------------------------
   74    Wilmington                 New Castle                 DE          19810       Multifamily
-------------------------------------------------------------------------------------------------------------
   75    Baton Rouge                East Parish of Baton Rouge LA          70809       Office
-------------------------------------------------------------------------------------------------------------
   76    Winston-Salem              Forsyth                    NC          27127       Retail
-------------------------------------------------------------------------------------------------------------
   77    Charlotte                  Mecklenburg                NC          28134       Retail
-------------------------------------------------------------------------------------------------------------
   78    Lawrenceville              Gwinnett                   GA          30045       Office
-------------------------------------------------------------------------------------------------------------
   79    Seattle                    King                       WA          98102       Office
-------------------------------------------------------------------------------------------------------------
   80    Green Valley               Pima                       AZ          85614       Multifamily
-------------------------------------------------------------------------------------------------------------
   81    Washington                 District of Columbia       DC          20004       Office
-------------------------------------------------------------------------------------------------------------
   82    Normal                     McLean                     IL          61761       Multifamily
-------------------------------------------------------------------------------------------------------------
   83    Sun Valley                 Los Angeles                CA          91352       Industrial
-------------------------------------------------------------------------------------------------------------
   84    Athens                     Clarke                     GA          30605       Retail
-------------------------------------------------------------------------------------------------------------
   85    Walnut Creek               Contra Costa               CA          94596       Office
-------------------------------------------------------------------------------------------------------------
   86    Walnut Creek               Contra Costa               CA          94596       Office
-------------------------------------------------------------------------------------------------------------
   87    Hackensack                 Bergen                     NJ          7601        Office
-------------------------------------------------------------------------------------------------------------
   88    Los Angeles                Los Angeles                CA          90046       Multifamily
-------------------------------------------------------------------------------------------------------------
   89    Santa Barbara              Santa Barbara              CA          93108       Multifamily
-------------------------------------------------------------------------------------------------------------
   90    Elk Grove                  Sacramento                 CA          95758       Self Storage
-------------------------------------------------------------------------------------------------------------
   91    Los Angeles                Los Angeles                CA          90034       Multifamily
-------------------------------------------------------------------------------------------------------------
   92    Atlanta                    Fulton                     GA          30342       Office
-------------------------------------------------------------------------------------------------------------
   93    Salt Lake City             Salt Lake County           UT          84102       Office
-------------------------------------------------------------------------------------------------------------
   94    Reedley                    Fresno                     CA          93654       Multifamily
-------------------------------------------------------------------------------------------------------------
   95    Philadelphia               Philadelphia               PA          19149       Retail
-------------------------------------------------------------------------------------------------------------
   96    Westwood                   Los Angeles County         CA          90024       Multifamily
-------------------------------------------------------------------------------------------------------------
   97    Waltham                    Middlesex                  MA          02154       Office
-------------------------------------------------------------------------------------------------------------
   98    Chula Vista                San Diego                  CA          91911       Retail
-------------------------------------------------------------------------------------------------------------
   99    San Mateo                  San Mateo                  CA          94402       Office
-------------------------------------------------------------------------------------------------------------
  100    Akron                      Summit                     OH          44313       Multifamily
-------------------------------------------------------------------------------------------------------------
  101    San Antonio                Bexar                      TX          78229       Office
-------------------------------------------------------------------------------------------------------------
  102    Casa Grande                Pinal                      AZ          85222       Retail
-------------------------------------------------------------------------------------------------------------
  103    Englewood                  Montgomery                 OH          45322       Multifamily
-------------------------------------------------------------------------------------------------------------
  104    Atlanta                    Dekalb                     GA          30338       Office

-----------------------------------------------------------------------------
 Loan                                     Units or                    Year
  No.           SubType                      NSF      Year Built    Renovated
-----------------------------------------------------------------------------
   53    Anchored                           80,250    1981          NAP
-----------------------------------------------------------------------------
   54    Limited Service                       113    1997          N/A
-----------------------------------------------------------------------------
   55    Anchored                           72,968    1997          NAP
-----------------------------------------------------------------------------
   56    Unanchored                         73,826    1980          NAP
-----------------------------------------------------------------------------
   57    Mobile Home Park                      424    1973          1997
-----------------------------------------------------------------------------
   58    Suburban                           69,436    1988          NAP
-----------------------------------------------------------------------------
   59    Garden                                118    1997          NAP
-----------------------------------------------------------------------------
   60    Anchored                          104,545    1987          N/A
-----------------------------------------------------------------------------
   61    Warehouse                         432,587    1960-1985     N/A
-----------------------------------------------------------------------------
   62    Garden                                 92    1997          NAP
-----------------------------------------------------------------------------
   63    Urban                              86,891    1923          1995
-----------------------------------------------------------------------------
   64    Urban                              45,057    1920          1995
-----------------------------------------------------------------------------
   65    Anchored                          158,177    1988          NAP
-----------------------------------------------------------------------------
   66    Garden                                100    1986          NAP
-----------------------------------------------------------------------------
   67    Retail/Office                      69,854    1982          N/A
-----------------------------------------------------------------------------
   68    Garden                                156    1987          N/A
-----------------------------------------------------------------------------
   69    Garden                                108    1996          NAP
-----------------------------------------------------------------------------
   70    Retail/Office                      19,404    1996          N/A
-----------------------------------------------------------------------------
   71    Urban                              38,260    1982          NAP
-----------------------------------------------------------------------------
   72    Manufacturing                     149,302    1987          1992/1998
-----------------------------------------------------------------------------
   73    Urban                              96,860    1922          1970
-----------------------------------------------------------------------------
   74    Garden                                156    1978          N/A
-----------------------------------------------------------------------------
   75    Urban                              58,359    1985          1991
-----------------------------------------------------------------------------
   76    Anchored                          112,422    1987          1995/1997
-----------------------------------------------------------------------------
   77    Anchored                           69,199    1988          NAP
-----------------------------------------------------------------------------
   78    Medical                            36,413    1994/1996     N/A
-----------------------------------------------------------------------------
   79    Suburban                           27,651    1998          N/A
-----------------------------------------------------------------------------
   80    Garden                                160    1984          1995
-----------------------------------------------------------------------------
   81    Urban                              38,040    1900          1986
-----------------------------------------------------------------------------
   82    Garden                                 68    1994/1996     NAP
-----------------------------------------------------------------------------
   83    Warehouse                         181,000    1967          1986
-----------------------------------------------------------------------------
   84    Anchored                           56,972    1989          N/A
-----------------------------------------------------------------------------
   85    Suburban                           36,726    1988          N/A
-----------------------------------------------------------------------------
   86    Suburban                           32,075    1975          N/A
-----------------------------------------------------------------------------
   87    Suburban                           45,878    1988          NAP
-----------------------------------------------------------------------------
   88    Garden                                 90    1989          N/A
-----------------------------------------------------------------------------
   89    Garden                                 36    1963          1997
-----------------------------------------------------------------------------
   90    Self Storage                       94,865    1997          N/A
-----------------------------------------------------------------------------
   91    Garden                                 63    1982          N/A
-----------------------------------------------------------------------------
   92    Suburban                           43,084    1984          N/A
-----------------------------------------------------------------------------
   93    Medical                            50,036    1950          1991
-----------------------------------------------------------------------------
   94    Garden                                104    1988          NAP
-----------------------------------------------------------------------------
   95    Anchored                           70,112    1979          1997
-----------------------------------------------------------------------------
   96    Garden                                 63    1957          N/A
-----------------------------------------------------------------------------
   97    Suburban                           22,440    1963          1993
-----------------------------------------------------------------------------
   98    Anchored                           45,750    1971          1987
-----------------------------------------------------------------------------
   99    Urban                              34,973    1960          N/A
-----------------------------------------------------------------------------
  100    Garden                                149    1987          NAP
-----------------------------------------------------------------------------
  101    Medical                            50,072    1984          1997
-----------------------------------------------------------------------------
  102    Unanchored                         39,162    1987          N/A
-----------------------------------------------------------------------------
  103    Garden                                 96    1991          NAP
-----------------------------------------------------------------------------
  104    Medical                            43,610    1972          1991

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION

------------------------------------------------------------------------------------------------------------------------------
 Loan
  No.    Seller                Property Name(2)                    Address
------------------------------------------------------------------------------------------------------------------------------
  105    WACH     Best Western                                     1100 W. Atlantic Street
------------------------------------------------------------------------------------------------------------------------------
  106    MS       Kenyon Place Apartments                          777 East Kenyon Avenue
------------------------------------------------------------------------------------------------------------------------------
  107    MS       College Square Shopping Center                   5131 College Avenue
------------------------------------------------------------------------------------------------------------------------------
  108    WACH     Americana Self Storage                           14518 Lee Road
------------------------------------------------------------------------------------------------------------------------------
  109    WACH     Regal Cinemas                                    941 Laskin Road
------------------------------------------------------------------------------------------------------------------------------
  110    MS       Mission Plaza Shopping Center                    7400-7420 Mission Street
------------------------------------------------------------------------------------------------------------------------------
  111    WACH     Collier & Piedmont Rd. Apts. (IV)                2, 22-24 Collier Road & 278 12th St and 1055 Piedmont Ave
------------------------------------------------------------------------------------------------------------------------------
  112    WACH     Canteberi Place Apartments                       1 Canteberi Court
------------------------------------------------------------------------------------------------------------------------------
  113    WACH     Holiday Inn Express                              2174 Lee Highway South
------------------------------------------------------------------------------------------------------------------------------
  114    RFC      Pacifica Hampden Industrial Park                 2331 West Hampden Ave
------------------------------------------------------------------------------------------------------------------------------
  115    RFC      Atlantic Plaza II                                15200 Jog Road
------------------------------------------------------------------------------------------------------------------------------
  116    RFC      Bath Street Partners                             501-511 Bath Street
------------------------------------------------------------------------------------------------------------------------------
  117    RFC      JM Industrial                                    26300 Bunert Road
------------------------------------------------------------------------------------------------------------------------------
  118    RFC      Sargent Road Shopping Center.                    5601-5615 Sargent Road
------------------------------------------------------------------------------------------------------------------------------
  119    RFC      Little Brook Apartments                          1200-1214 Little Brook Drive
------------------------------------------------------------------------------------------------------------------------------
  120    MS       Courtside Office Building (V)                    803 South Calhoun Street
------------------------------------------------------------------------------------------------------------------------------
  121    MS       Murphy Office Building  (V)                      809 South Calhoun Street
------------------------------------------------------------------------------------------------------------------------------
  122    RFC      North Oaks Plaza                                 950-1086 E. Avenida de los Arboles
------------------------------------------------------------------------------------------------------------------------------
  123    MS       Ohlone Village Shopping and Office Center        1530-1618 Washington Blvd.
------------------------------------------------------------------------------------------------------------------------------
  124    RFC      Palms Plaza                                      1155 S. Dale Mabry Highway
------------------------------------------------------------------------------------------------------------------------------
  125    RFC      St. Clair Mobile Home Parks                      21 Roberta Avenue
------------------------------------------------------------------------------------------------------------------------------
  126    WACH     Claremont Commons                                3027-3035 Centennial Boulevard
------------------------------------------------------------------------------------------------------------------------------
  127    RFC      Guilford Street Center                           2708 Guilford Street
------------------------------------------------------------------------------------------------------------------------------
  128    RFC      Ski Lodge Apartments                             2320 Coleman Road
------------------------------------------------------------------------------------------------------------------------------
  129    MS       Maxwell Labs Industrial Building                 4949 Greencraig Lane
------------------------------------------------------------------------------------------------------------------------------
  130    RFC      Lakeshore Apartments                             1720 South Lakeshore Blvd.
------------------------------------------------------------------------------------------------------------------------------
  131    WACH     Vidalia Food Lion                                300 W. First St. (US 280)
------------------------------------------------------------------------------------------------------------------------------
  132    MS       Rosecrans Avenue Warehouse                       1639 Rosecrans Avenue
------------------------------------------------------------------------------------------------------------------------------
  133    MS       4800 Santa Fe Industrial Building                4800-4820 South Santa Fe Ave.
------------------------------------------------------------------------------------------------------------------------------
  134    MS       Century Warehouse                                3750 Century Blvd.
------------------------------------------------------------------------------------------------------------------------------
  135    MS       Pingry Arms and Cornell Arms Apartments          606 Crescent & 735 Park Avenues
------------------------------------------------------------------------------------------------------------------------------
  136    MS       20195 Stevens Creek Boulevard Office Building    20195 Stevens Creek Blvd.
------------------------------------------------------------------------------------------------------------------------------
  137    RFC      Maple Run Apartments                             1804 Belvo
------------------------------------------------------------------------------------------------------------------------------
  138    WACH     Comfort Inn Laurinburg                           1705 401 By Pass
------------------------------------------------------------------------------------------------------------------------------
  139    MS       Blockbuster - Westwood Shopping Center           1100 Westwood Boulevard
------------------------------------------------------------------------------------------------------------------------------
  140    MS       Clock Tower Office and Retail Building           3569-3581 Mount Diablo Blvd
------------------------------------------------------------------------------------------------------------------------------
  141    RFC      One Bank Street                                  One Bank Street
------------------------------------------------------------------------------------------------------------------------------
  142    MS       Shoppes of Deerfield                             190 Waukegan Road
------------------------------------------------------------------------------------------------------------------------------
  143    RFC      Dartmoor Apartments                              310 N. Alma School Rd
------------------------------------------------------------------------------------------------------------------------------
  144    WACH     Lavender Lakes                                   110-266 Lavender Lakes Drive
------------------------------------------------------------------------------------------------------------------------------
  145    RFC      Sunshine Office Building                         151 North Main Street
------------------------------------------------------------------------------------------------------------------------------
  146    MS       Underwood Gartland Industrial Building           14071 NE 200th Street
------------------------------------------------------------------------------------------------------------------------------
  147    WACH     Washington Square                                Kings Highway (State Route 3)
------------------------------------------------------------------------------------------------------------------------------
  148    RFC      Eastlake Business Park                           18338 Redmond - Fall City Rd
------------------------------------------------------------------------------------------------------------------------------
  149    MS       Lindsay Marketplace Shopping Center              2639-2753 E. Broadway Road
------------------------------------------------------------------------------------------------------------------------------
  150    MS       Sierra Meadows Apartments                        4236 Eubank Boulevard NE
------------------------------------------------------------------------------------------------------------------------------
  151    MS       4700 Santa Fe Industrial Building                4700-4826 South Santa Fe Ave.
------------------------------------------------------------------------------------------------------------------------------
  152    RFC      Georgetown Plaza                                 914 Bay Ridge Road
------------------------------------------------------------------------------------------------------------------------------
  153    MS       Itasca Business Park                             21011-29 Itasca Street
------------------------------------------------------------------------------------------------------------------------------
  154    WACH     Shoal Creek  Apartments                          1090 Barnett Shoals Road
------------------------------------------------------------------------------------------------------------------------------
  155    RFC      Pinnacle Peak Office Building                    23200 N Pima Road
------------------------------------------------------------------------------------------------------------------------------
  156    MS       Fishers Crossing Shoppes                         11840-11976 Allisonville Road
------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
 Loan
  No.           City                    County               State        Zipcode        Property Type
-------------------------------------------------------------------------------------------------------------
  105    Emporia                    Emporia                    VA          23847       Hospitality
-------------------------------------------------------------------------------------------------------------
  106    Englewood                  Arapaho                    CO          80110       Multifamily
-------------------------------------------------------------------------------------------------------------
  107    San Diego                  San Diego                  CA          92115       Retail
-------------------------------------------------------------------------------------------------------------
  108    Chantilly                  Fairfax                    VA          22021       Self Storage
-------------------------------------------------------------------------------------------------------------
  109    Virginia Beach             Virginia Beach             VA          23451       Other
-------------------------------------------------------------------------------------------------------------
  110    Daly City                  San Mateo                  CA          94014       Retail
-------------------------------------------------------------------------------------------------------------
  111    Atlanta                    Fulton                     GA          30309       Multifamily
-------------------------------------------------------------------------------------------------------------
  112    Asheville                  Buncombe                   NC          28806       Multifamily
-------------------------------------------------------------------------------------------------------------
  113    Trouteville                Botetourt                  VA          24175       Hospitality
-------------------------------------------------------------------------------------------------------------
  114    Sheridan                   Arapahoe                   CO          80110       Industrial
-------------------------------------------------------------------------------------------------------------
  115    Delray Beach               Palm Beach                 FL          33446       Retail
-------------------------------------------------------------------------------------------------------------
  116    Santa Barbara              Santa Barbara              CA          93101       Office
-------------------------------------------------------------------------------------------------------------
  117    Warren                     Macomb                     MI          48089       Industrial
-------------------------------------------------------------------------------------------------------------
  118    Hyattsville                Prince George's            MD          20782       Retail
-------------------------------------------------------------------------------------------------------------
  119    Fredrick                   Fredrick                   MD          21702       Multifamily
-------------------------------------------------------------------------------------------------------------
  120    Fort Wayne                 Allen                      IN          46802       Office
-------------------------------------------------------------------------------------------------------------
  121    Fort Wayne                 Allen                      IN          46802       Office
-------------------------------------------------------------------------------------------------------------
  122    Thousand Oaks              Ventura                    CA          91360       Retail
-------------------------------------------------------------------------------------------------------------
  123    Fremont                    Alameda                    CA          94539       Mixed Use
-------------------------------------------------------------------------------------------------------------
  124    Tampa                      Hillsborough               FL          33629       Retail
-------------------------------------------------------------------------------------------------------------
  125    Caseyville                 St. Clair                  IL          62232       Mobile Home Park
-------------------------------------------------------------------------------------------------------------
  126    Claremont                  Catawba                    NC          28610       Retail
-------------------------------------------------------------------------------------------------------------
  127    Huntington                 Huntington                 IN          46750       Retail
-------------------------------------------------------------------------------------------------------------
  128    Anniston                   Calhoun                    AL          36207       Multifamily
-------------------------------------------------------------------------------------------------------------
  129    San Diego                  San Diego                  CA          92123       Industrial
-------------------------------------------------------------------------------------------------------------
  130    Austin                     Travis                     TX          78741       Multifamily
-------------------------------------------------------------------------------------------------------------
  131    Vidalia                    Toombs                     GA          30474       Retail
-------------------------------------------------------------------------------------------------------------
  132    Gardena                    Los Angeles                CA          90249       Industrial
-------------------------------------------------------------------------------------------------------------
  133    Vernon                     Los Angeles                CA          90058       Industrial
-------------------------------------------------------------------------------------------------------------
  134    Inglewood                  Los Angeles                CA          90303       Industrial
-------------------------------------------------------------------------------------------------------------
  135    Plainfield                 Union                      NJ          07060       Multifamily
-------------------------------------------------------------------------------------------------------------
  136    Cupertino                  Santa Clara                CA          95014       Office
-------------------------------------------------------------------------------------------------------------
  137    Miamisburg                 Montgomery                 OH          45342       Multifamily
-------------------------------------------------------------------------------------------------------------
  138    Laurinburg                 Scotland                   NC          28352       Hospitality
-------------------------------------------------------------------------------------------------------------
  139    Los Angeles                Los Angeles                CA          90024       Retail
-------------------------------------------------------------------------------------------------------------
  140    Lafayette                  Contra Costa               CA          94549       Mixed Use
-------------------------------------------------------------------------------------------------------------
  141    Gaithersburg               Montgomery                 MD          20878       Office
-------------------------------------------------------------------------------------------------------------
  142    Deerfield                  Lake                       IL          60015       Retail
-------------------------------------------------------------------------------------------------------------
  143    Mesa                       Maricopa                   AZ          85201       Multifamily
-------------------------------------------------------------------------------------------------------------
  144    Athens                     Clarke                     GA          30606       Multifamily
-------------------------------------------------------------------------------------------------------------
  145    New City                   Rockland                   NY          10956       Office
-------------------------------------------------------------------------------------------------------------
  146    Woodinville                King                       WA          98072       Industrial
-------------------------------------------------------------------------------------------------------------
  147    South Stafford             Stafford                   VA          22405       Retail
-------------------------------------------------------------------------------------------------------------
  148    Redmond                    King                       WA          98052       Industrial
-------------------------------------------------------------------------------------------------------------
  149    Mesa                       Maricopa                   AZ          85204       Retail
-------------------------------------------------------------------------------------------------------------
  150    Albuquerque                Bernalillo                 NM          87111       Multifamily
-------------------------------------------------------------------------------------------------------------
  151    Vernon                     Los Angeles                CA          90058       Industrial
-------------------------------------------------------------------------------------------------------------
  152    Annapolis                  Anne Arundel               MD          21403       Retail
-------------------------------------------------------------------------------------------------------------
  153    Chatsworth                 Los Angeles                CA          91311       Industrial
-------------------------------------------------------------------------------------------------------------
  154    Athens                     Clarke                     GA          30605       Multifamily
-------------------------------------------------------------------------------------------------------------
  155    Scottsdale                 Maricopa                   AZ          85255       Office
-------------------------------------------------------------------------------------------------------------
  156    Fishers                    Hamilton                   IN          46038       Retail
-------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------
 Loan                                      Units or                    Year
  No.            SubType                      NSF      Year Built    Renovated
------------------------------------------------------------------------------
  105     Limited Service                        99    1992          N/A
------------------------------------------------------------------------------
  106     Garden                                112    1972          N/A
------------------------------------------------------------------------------
  107     Unanchored                         14,805    1990          N/A
------------------------------------------------------------------------------
  108     Self Storage                       72,445    1985          N/A
------------------------------------------------------------------------------
  109     Movie Theater                      20,745    1991          N/A
------------------------------------------------------------------------------
  110     Anchored                           24,901    1987          N/A
------------------------------------------------------------------------------
  111     Garden                                 83    1925/1930     1997/1998
------------------------------------------------------------------------------
  112     Garden                                130    1973          1989/1992
------------------------------------------------------------------------------
  113     Limited Service                        84    1995          1997
------------------------------------------------------------------------------
  114     Light                             121,610    1973/1986     NAP
------------------------------------------------------------------------------
  115     Unanchored                         43,970    1985          NAP
------------------------------------------------------------------------------
  116     Suburban                           16,884    1986          1998
------------------------------------------------------------------------------
  117     Light                             105,861    1976/1997     1998
------------------------------------------------------------------------------
  118     Anchored                           55,582    1961          NAP
------------------------------------------------------------------------------
  119     Garden                                 94    1988          1998
------------------------------------------------------------------------------
  120     Urban                              46,839    1908          1995
------------------------------------------------------------------------------
  121     Urban                              21,227    1887          1995
------------------------------------------------------------------------------
  122     Unanchored                         47,795    1960          1995
------------------------------------------------------------------------------
  123     Retail/Office                      39,317    1989          N/A
------------------------------------------------------------------------------
  124     Unanchored                         32,741    1983          NAP
------------------------------------------------------------------------------
  125     Mobile Home Park                      319    1969          NAP
------------------------------------------------------------------------------
  126     Anchored                           37,023    1998          N/A
------------------------------------------------------------------------------
  127     Anchored                           53,630    1984          1994
------------------------------------------------------------------------------
  128     Garden                                 95    1979          1996-1997
------------------------------------------------------------------------------
  129     Light                              67,950    1987          N/A
------------------------------------------------------------------------------
  130     Garden                                120    1972          1997
------------------------------------------------------------------------------
  131     Anchored                           39,000    1998          N/A
------------------------------------------------------------------------------
  132     Warehouse                         110,000    1969          1997
------------------------------------------------------------------------------
  133     Light                              96,786    1968          N/A
------------------------------------------------------------------------------
  134     Warehouse                          68,714    1990          N/A
------------------------------------------------------------------------------
  135     Mid-Rise                              114    1959          N/A
------------------------------------------------------------------------------
  136     Suburban                           17,679    1985          N/A
------------------------------------------------------------------------------
  137     Garden                                 84    1971          1997
------------------------------------------------------------------------------
  138     Limited Service                        80    1989          N/A
------------------------------------------------------------------------------
  139     Big Box                             7,696    1955          1995
------------------------------------------------------------------------------
  140     Retail/Office                      23,035    1945          1985
------------------------------------------------------------------------------
  141     Suburban                           32,531    1970          1988
------------------------------------------------------------------------------
  142     Unanchored                         13,141    1998          N/A
------------------------------------------------------------------------------
  143     Garden                                 72    1981          1996-1998
------------------------------------------------------------------------------
  144     Garden                                 58    1997          N/A
------------------------------------------------------------------------------
  145     Suburban                           23,450    1989          1997
------------------------------------------------------------------------------
  146     Warehouse                          45,300    1998          N/A
------------------------------------------------------------------------------
  147     Shadow Anchored                    27,100    1998          N/A
------------------------------------------------------------------------------
  148     Flex                               59,572    1985          NAP
------------------------------------------------------------------------------
  149     Anchored                           86,205    1987          N/A
------------------------------------------------------------------------------
  150     Garden                                120    1972          1997
------------------------------------------------------------------------------
  151     Light                              84,146    1966          N/A
------------------------------------------------------------------------------
  152     Unanchored                         37,189    1987          NAP
------------------------------------------------------------------------------
  153     Light                              68,296    1976          N/A
------------------------------------------------------------------------------
  154     Garden                                 48    1996          N/A
------------------------------------------------------------------------------
  155     Suburban                           11,618    1998          NAP
------------------------------------------------------------------------------
  156     Unanchored                         23,200    1993          N/A
------------------------------------------------------------------------------

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION

------------------------------------------------------------------------------------------------------------------------------
 Loan
  No.    Seller                Property Name(2)                    Address
------------------------------------------------------------------------------------------------------------------------------
  157    WACH     Great Neck Shops & Potter Self Storage           1328 North Great Neck Road
------------------------------------------------------------------------------------------------------------------------------
  158    MS       Computer City Store                              1600 W. Interstate Highway 20
------------------------------------------------------------------------------------------------------------------------------
  159    RFC      Seaboard Industrial                              3380 North West 114th Street
------------------------------------------------------------------------------------------------------------------------------
  160    MS       Tire Discounters - Dayton (VI)                   8081 Springboro Pike
  161    MS       Tire Discounters - Cincinnati (VI)               2316 Ferguson Road
------------------------------------------------------------------------------------------------------------------------------
  162    RFC      Interstate West Office Park                      1056 & 1058 Claussen Road
------------------------------------------------------------------------------------------------------------------------------
  163    RFC      North Center Office Building                     4319 Covington Highway
------------------------------------------------------------------------------------------------------------------------------
  164    MS       Westchase Apartments                             2900 Gunnison Trail
------------------------------------------------------------------------------------------------------------------------------
  165    MS       Ashewood Apartments                              7251 Samuel Drive
------------------------------------------------------------------------------------------------------------------------------
  166    RFC      Oakland Drive Apartments                         6000 Oakland Drive
------------------------------------------------------------------------------------------------------------------------------
  167    RFC      Victoria Street Offices                          101 E. Victoria Street
------------------------------------------------------------------------------------------------------------------------------
  168    MS       Montague Industrial Building                     12300 Montague Street
------------------------------------------------------------------------------------------------------------------------------
  169    RFC      Sunrise Square Shopping Center                   656 Indian Trail Road
------------------------------------------------------------------------------------------------------------------------------
  170    WACH     Berkmar Park                                     2130, 3000-3600 Berkmar Drive
------------------------------------------------------------------------------------------------------------------------------
  171    MS       Crest Ridge Apartments                           800 Longview Road
------------------------------------------------------------------------------------------------------------------------------
  172    RFC      British Petroleum - Westlake                     10925 Westlake Drive
------------------------------------------------------------------------------------------------------------------------------
  173    RFC      Kirkland Way Building                            11200 Kirkland Way
------------------------------------------------------------------------------------------------------------------------------
  174    WACH     Willow Tree and Coastal Court Apartments (VII)   210 Tibet Avenue and 1 and 4 Coastal Court
------------------------------------------------------------------------------------------------------------------------------
  175    RFC      Eagle Watch Apartments                           1868-1878 Sunset Avenue
------------------------------------------------------------------------------------------------------------------------------
  176    RFC      Post Alley Market Building                       1530 Post Alley and 1525 First Ave.
------------------------------------------------------------------------------------------------------------------------------
  177    WACH     Cramer Marketplace Shopping Center               202 Market Street
------------------------------------------------------------------------------------------------------------------------------
  178    WACH     Penn Forest Executive Building                   5115 Bernard Drive
------------------------------------------------------------------------------------------------------------------------------
  179    MS       460 Valley Drive Industrial Building             460 Valley Drive
------------------------------------------------------------------------------------------------------------------------------
  180    RFC      Bradley Smith Apartments (VIII)                  33-40th, 25-27Linden,385 Stuyvesant, 2680-2682 Kennedy
------------------------------------------------------------------------------------------------------------------------------
  181    MS       A Storage Place                                  2384 Patterson Rd.
------------------------------------------------------------------------------------------------------------------------------
  182    RFC      Tallmadge Towne Apartments                       143-181 Overdale Ave. & 196-232 Northwest Ave.
------------------------------------------------------------------------------------------------------------------------------
  183    MS       Garden Ridge I & II Shopping and Office Center   998 N Garden Ridge Boulevard
------------------------------------------------------------------------------------------------------------------------------
  184    WACH     Greenbriar Village Shopping Center               2740 Greenbriar Parkway
------------------------------------------------------------------------------------------------------------------------------
  185    RFC      Chapel Centre                                    1340-1350 Home Avenue
------------------------------------------------------------------------------------------------------------------------------
  186    RFC      Laurel Manor Apartments                          330 Franklin Avenue
------------------------------------------------------------------------------------------------------------------------------
  187    WACH     Potter Self Storage                              2226 Campostella Road
------------------------------------------------------------------------------------------------------------------------------
  188    RFC      Dorjul Apartments                                3403 Lancaster Pike
------------------------------------------------------------------------------------------------------------------------------
  189    RFC      Orange Industrial Park                           1523 and 1547 West Struck Avenue
------------------------------------------------------------------------------------------------------------------------------
  190    RFC      Fiesta Palms II Retail Center                    2111 South Alma School Road
------------------------------------------------------------------------------------------------------------------------------
  191    RFC      Newport Mesa Self Storage                        2550 Newport Blvd.
------------------------------------------------------------------------------------------------------------------------------
  192    MS       Brunswick Apartments                             3203 Brunswick Street
------------------------------------------------------------------------------------------------------------------------------
  193    RFC      Canyon Professional Center                       2305-2355 Canyon Boulevard.
------------------------------------------------------------------------------------------------------------------------------
  194    WACH     Madison Heights Square                           US Rt. 29 & State Rt. 682
------------------------------------------------------------------------------------------------------------------------------
  195    MS       Lexington Apartments                             3073 Washington Road
------------------------------------------------------------------------------------------------------------------------------
  196    MS       Heritage Green Apartments                        301 Executive Drive
------------------------------------------------------------------------------------------------------------------------------
  197    RFC      Aaron Center                                     1115 Morrow Industrial Blvd
------------------------------------------------------------------------------------------------------------------------------
  198    RFC      Carlton Way Apartments                           5741 Carlton Way
------------------------------------------------------------------------------------------------------------------------------
  199    WACH     Creekview Townhouse Apartments                   437 Creekview Court
------------------------------------------------------------------------------------------------------------------------------
  200    MS       Country Village Apartments                       110 West Lakeland Road
------------------------------------------------------------------------------------------------------------------------------
  201    WACH     Blackstone Square                                1421-1449 South Main St.
------------------------------------------------------------------------------------------------------------------------------
  202    RFC      Pizza Hut / 7-Eleven (A)                         231-233 Main Street
------------------------------------------------------------------------------------------------------------------------------
  203    RFC      Quick Chek (A)                                   354 Kinderkamack Road
------------------------------------------------------------------------------------------------------------------------------
  204    WACH     Holcomb Place III                                1530 Old Alabama Road
------------------------------------------------------------------------------------------------------------------------------
  205    RFC      New Hope Commons                                 60 Crescent Street
------------------------------------------------------------------------------------------------------------------------------
  206    RFC      Union Avenue Plaza                               1602-1618 Union Avenue
------------------------------------------------------------------------------------------------------------------------------
  207    MS       Cedargate Apartments                             310 Midland Boulevard
------------------------------------------------------------------------------------------------------------------------------
  208    RFC      Oakcrest Apartments                              1000 Oakcrest Street
------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
 Loan
  No.           City                    County               State        Zipcode        Property Type
-------------------------------------------------------------------------------------------------------------
  157    Virginia Beach             Virginia Beach             VA          23454       Mixed Use
-------------------------------------------------------------------------------------------------------------
  158    Arlington                  Tarrant County             TX          76017       Retail
-------------------------------------------------------------------------------------------------------------
  159    Miami                      Dade                       FL          33147       Industrial
-------------------------------------------------------------------------------------------------------------
  160    Dayton                     Montgomery                 OH          45458       Retail
  161    Cincinnati                 Hamilton                   OH          45238       Retail
-------------------------------------------------------------------------------------------------------------
  162    Augusta                    Richmond                   GA          30907       Office
-------------------------------------------------------------------------------------------------------------
  163    Decatur                    Dekalb                     GA          30035       Office
-------------------------------------------------------------------------------------------------------------
  164    Fort Worth                 Tarrant                    TX          76116       Multifamily
-------------------------------------------------------------------------------------------------------------
  165    Westminster                Adams                      CO          80221       Multifamily
-------------------------------------------------------------------------------------------------------------
  166    Portage                    Kalamazoo                  MI          49024       Multifamily
-------------------------------------------------------------------------------------------------------------
  167    Santa  Barbara             Santa  Barbara             CA          93101       Office
-------------------------------------------------------------------------------------------------------------
  168    Pacoima                    Los Angeles                CA          91331       Industrial
-------------------------------------------------------------------------------------------------------------
  169    Lilburn                    Gwinnett                   GA          30087       Retail
-------------------------------------------------------------------------------------------------------------
  170    Charlottesville            Albemarle                  VA          22901       Mixed Use
-------------------------------------------------------------------------------------------------------------
  171    Knoxville                  Knox                       TN          37919       Multifamily
-------------------------------------------------------------------------------------------------------------
  172    Charlotte                  Mecklenburg                NC          28273       Industrial
-------------------------------------------------------------------------------------------------------------
  173    Kirkland                   King                       WA          98033       Industrial
-------------------------------------------------------------------------------------------------------------
  174    Savannah                   Chatham                    GA          31406       Multifamily
-------------------------------------------------------------------------------------------------------------
  175    Cincinnati                 Hamilton                   OH          45238       Multifamily
-------------------------------------------------------------------------------------------------------------
  176    Seattle                    King                       WA          98101       Retail
-------------------------------------------------------------------------------------------------------------
  177    Cramerton                  Gaston                     NC          28032       Retail
-------------------------------------------------------------------------------------------------------------
  178    Roanoke                    Roanoke                    VA          24018       Office
-------------------------------------------------------------------------------------------------------------
  179    Brisbane                   San Mateo                  CA          94124       Industrial
-------------------------------------------------------------------------------------------------------------
  180    Irvington, Jersey City     Essex and Hudson           NJ      07111, 07306    Multifamily
-------------------------------------------------------------------------------------------------------------
  181    Grand Junction             Mesa                       CO          81505       Self Storage
-------------------------------------------------------------------------------------------------------------
  182    Tallmadge                  Portage                    OH          44278       Multifamily
-------------------------------------------------------------------------------------------------------------
  183    Lewisville                 Denton                     TX          75067       Mixed Use
-------------------------------------------------------------------------------------------------------------
  184    Atlanta                    Fulton                     GA          30331       Retail
-------------------------------------------------------------------------------------------------------------
  185    Akron                      Summit                     OH          44310       Industrial
-------------------------------------------------------------------------------------------------------------
  186    Rockaway                   Morris                     NJ          7866        Multifamily
-------------------------------------------------------------------------------------------------------------
  187    Chesapeake                 N/A                        VA          23324       Self Storage
-------------------------------------------------------------------------------------------------------------
  188    Wilmington                 New Castle                 DE          19805       Multifamily
-------------------------------------------------------------------------------------------------------------
  189    Orange                     Orange                     CA          92867       Industrial
-------------------------------------------------------------------------------------------------------------
  190    Mesa                       Maricopa                   AZ          85210       Retail
-------------------------------------------------------------------------------------------------------------
  191    Costa Mesa                 Orange                     CA          92626       Self Storage
-------------------------------------------------------------------------------------------------------------
  192    Danville                   Vermillion                 IL          61832       Multifamily
-------------------------------------------------------------------------------------------------------------
  193    Boulder                    Boulder                    CO          80302       Office
-------------------------------------------------------------------------------------------------------------
  194    Madison Heights            Amherst                    VA          24572       Retail
-------------------------------------------------------------------------------------------------------------
  195    East Point                 Fulton                     GA          30344       Multifamily
-------------------------------------------------------------------------------------------------------------
  196    Newark                     Licking                    OH          43055       Multifamily
-------------------------------------------------------------------------------------------------------------
  197    Morrow                     Clayton                    GA          30260       Retail
-------------------------------------------------------------------------------------------------------------
  198    Los Angeles                Los Angeles                CA          90028       Multifamily
-------------------------------------------------------------------------------------------------------------
  199    Decatur                    Dekalb                     GA          30032       Multifamily
-------------------------------------------------------------------------------------------------------------
  200    Morton                     Tazewell                   IL          61550       Multifamily
-------------------------------------------------------------------------------------------------------------
  201    Blackstone                 Nottoway                   VA          23824       Retail
-------------------------------------------------------------------------------------------------------------
  202    Ridgefield Park            Bergen                     NJ          7660        Retail
-------------------------------------------------------------------------------------------------------------
  203    Emerson                    Bergen                     NJ          7630        Retail
-------------------------------------------------------------------------------------------------------------
  204    Roswell                    Fulton                     GA          30076       Retail
-------------------------------------------------------------------------------------------------------------
  205    Stamford                   Fairfield                  CT          6906        Multifamily
-------------------------------------------------------------------------------------------------------------
  206    Hazlet                     Monmouth                   NJ          7730        Retail
-------------------------------------------------------------------------------------------------------------
  207    Shelbyville                Shelby                     KY          40065       Multifamily
-------------------------------------------------------------------------------------------------------------
  208    Iowa City                  Johnson                    IA          52240       Multifamily
-------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------
 Loan                                     Units or                    Year
  No.           SubType                      NSF      Year Built    Renovated
-----------------------------------------------------------------------------
  157    Self Storage/Unanchored Retail     74,057    1986/1989     N/A
-----------------------------------------------------------------------------
  158    Big Box                            24,888    1992          N/A
-----------------------------------------------------------------------------
  159    Light                             157,500    1974          NAP
-----------------------------------------------------------------------------
  160    Unanchored                          8,100    1997          N/A
  161    Unanchored                          6,480    1997          N/A
-----------------------------------------------------------------------------
  162    Suburban                           54,280    1976/1978     1997
-----------------------------------------------------------------------------
  163    Suburban                           47,042    1974          1990
-----------------------------------------------------------------------------
  164    Garden                                160    1984          N/A
-----------------------------------------------------------------------------
  165    Garden                                102    1968          N/A
-----------------------------------------------------------------------------
  166    Garden                                100    1978          NAP
-----------------------------------------------------------------------------
  167    Suburban                           11,805    1950          1997
-----------------------------------------------------------------------------
  168    Warehouse                          56,056    1980          N/A
-----------------------------------------------------------------------------
  169    Unanchored                         30,776    1986          NAP
-----------------------------------------------------------------------------
  170    Retail/Whse                        44,588    1987          N/A
-----------------------------------------------------------------------------
  171    Garden                                117    1963          N/A
-----------------------------------------------------------------------------
  172    Light                              37,979    1997          NAP
-----------------------------------------------------------------------------
  173    Flex                               83,358    1962          1989
-----------------------------------------------------------------------------
  174    Garden                                 66    1969/1985     N/A
-----------------------------------------------------------------------------
  175    Garden                                 96    1971          1997
-----------------------------------------------------------------------------
  176    Unanchored                         18,456    1983          NAP
-----------------------------------------------------------------------------
  177    Anchored                           41,900    1988          N/A
-----------------------------------------------------------------------------
  178    Suburban                           34,000    1984          N/A
-----------------------------------------------------------------------------
  179    Flex                               50,050    1972          N/A
-----------------------------------------------------------------------------
  180    High-Rise                              67    1920/1965     1996
-----------------------------------------------------------------------------
  181    Self Storage                       71,935    1995          N/A
-----------------------------------------------------------------------------
  182    Garden                                 59    1968/1975     1995
-----------------------------------------------------------------------------
  183    Retail/Office                      20,500    1996          N/A
-----------------------------------------------------------------------------
  184    Unanchored                         13,800    1987          N/A
-----------------------------------------------------------------------------
  185    Light                              77,000    1974          NAP
-----------------------------------------------------------------------------
  186    Garden                                 49    1968          NAP
-----------------------------------------------------------------------------
  187    Self Storage                       56,400    1995          N/A
-----------------------------------------------------------------------------
  188    Garden                                 72    1966          1998
-----------------------------------------------------------------------------
  189    Light                              42,568    1976          NAP
-----------------------------------------------------------------------------
  190    Unanchored                         28,383    1986          NAP
-----------------------------------------------------------------------------
  191    Self Storage                       37,546    1984          NAP
-----------------------------------------------------------------------------
  192    Garden                                 80    1986          N/A
-----------------------------------------------------------------------------
  193    Suburban                           18,524    1976          1994
-----------------------------------------------------------------------------
  194    Shadow Anchored                    19,900    1997          N/A
-----------------------------------------------------------------------------
  195    Garden                                211    1964          N/A
-----------------------------------------------------------------------------
  196    Garden                                129    1971          N/A
-----------------------------------------------------------------------------
  197    Unanchored                         42,633    1976          NAP
-----------------------------------------------------------------------------
  198    Garden                                 51    1963          1998
-----------------------------------------------------------------------------
  199    Garden                                 42    1983          N/A
-----------------------------------------------------------------------------
  200    Garden                                 75    1979          N/A
-----------------------------------------------------------------------------
  201    Shadow Anchored                    20,880    1998          N/A
-----------------------------------------------------------------------------
  202    Anchored                            3,685    1968          1994
-----------------------------------------------------------------------------
  203    Anchored                            4,700    1997          NAP
-----------------------------------------------------------------------------
  204    Unanchored                         14,160    1987          N/A
-----------------------------------------------------------------------------
  205    Garden                                 12    1988          NAP
-----------------------------------------------------------------------------
  206    Unanchored                         16,425    1985          NAP
-----------------------------------------------------------------------------
  207    Garden                                 58    1984          N/A
-----------------------------------------------------------------------------
  208    Garden                                 36    1988          NAP
-----------------------------------------------------------------------------

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION

------------------------------------------------------------------------------------------------------------------------------
 Loan
  No.    Seller                Property Name(2)                    Address
------------------------------------------------------------------------------------------------------------------------------
  209    RFC      City Sports                                      11 Bromfield Street
------------------------------------------------------------------------------------------------------------------------------
  210    MS       Glenarm Manor Apartments                         2609 Gillionville Road
------------------------------------------------------------------------------------------------------------------------------
  211    RFC      Lin-Valle Center                                 11012 &11040 Lin-Valle Drive
------------------------------------------------------------------------------------------------------------------------------
  212    RFC      Cramer Woods Apartments                          Cramer Woods Drive
------------------------------------------------------------------------------------------------------------------------------
  213    MS       Great Falls Days Inn                             101 14th  Avenue, NW
------------------------------------------------------------------------------------------------------------------------------
  214    MS       Hillside Trace Apartments                        37975 Hillside Lane
------------------------------------------------------------------------------------------------------------------------------
  215    WACH     Pearisburg Square                                120-154 Kinter Way
------------------------------------------------------------------------------------------------------------------------------
  216    RFC      3180 Presidential Drive                          3180 Presidential Drive
------------------------------------------------------------------------------------------------------------------------------
  217    MS       Villa Seville Apartments                         6050 Cadillac Avenue
------------------------------------------------------------------------------------------------------------------------------
  218    RFC      Montreal Station                                 1841 Montreal Road
------------------------------------------------------------------------------------------------------------------------------
  219    WACH     Dunwoody Springs Building                        6160 Peachtree Dunwoody - "C"
------------------------------------------------------------------------------------------------------------------------------
  220    RFC      Spring House Office Park                         1720, 1750, 1770 Old Springhouse Lane
------------------------------------------------------------------------------------------------------------------------------
  221    MS       Sutton Place Apartments                          3150 Pyramid Parkway #1
------------------------------------------------------------------------------------------------------------------------------
  222    RFC      Garrison Street Apartments                       17 Garrison Street
------------------------------------------------------------------------------------------------------------------------------
  223    WACH     Airport Drive Shops                              51-73 South Airport Drive
------------------------------------------------------------------------------------------------------------------------------
  224    RFC      2755 Philmont Ave.                               2755 Philmont Ave.
------------------------------------------------------------------------------------------------------------------------------
  225    RFC      9107 Gaither Rd.                                 9107 Gaither Rd.
------------------------------------------------------------------------------------------------------------------------------
  226    RFC      Tulwane Apartments                               6214 - 6218 Wayne Ave.
------------------------------------------------------------------------------------------------------------------------------
  227    RFC      900-902 Pine Street Apartments                   900-902 Pine Street
------------------------------------------------------------------------------------------------------------------------------
  228    RFC      Rochelle Arms                                    320 Rochelle Avenue
------------------------------------------------------------------------------------------------------------------------------
  229    RFC      Pottery Row Apartments                           53-55 N 2nd Street

-------------------------------------------------------------------------------------------------------------
 Loan
  No.           City                    County               State        Zipcode        Property Type
-------------------------------------------------------------------------------------------------------------
  209    Boston                     Suffolk                    MA          2108        Retail
-------------------------------------------------------------------------------------------------------------
  210    Albany                     Dougherty                  GA          31707       Multifamily
-------------------------------------------------------------------------------------------------------------
  211    Green Park (St. Louis)     St. Louis                  MO          63123       Industrial
-------------------------------------------------------------------------------------------------------------
  212    Malta                      Saratoga                   NY          12020       Multifamily
-------------------------------------------------------------------------------------------------------------
  213    Great Falls                Cascade                    MT          59404       Hospitality
-------------------------------------------------------------------------------------------------------------
  214    Dade City                  Pasco                      FL          33525       Multifamily
-------------------------------------------------------------------------------------------------------------
  215    Pearisburg                 Giles                      VA          24134       Retail
-------------------------------------------------------------------------------------------------------------
  216    Atlanta                    DeKalb                     GA          30340       Office
-------------------------------------------------------------------------------------------------------------
  217    Los Angeles                Los Angeles                CA          90034       Multifamily
-------------------------------------------------------------------------------------------------------------
  218    Tucker                     Dekalb                     GA          30084       Office
-------------------------------------------------------------------------------------------------------------
  219    Atlanta                    Fulton                     GA          30346       Office
-------------------------------------------------------------------------------------------------------------
  220    Atlanta                    Dekalb                     GA          30338       Office
-------------------------------------------------------------------------------------------------------------
  221    Lakeland                   Polk                       FL          33805       Multifamily
-------------------------------------------------------------------------------------------------------------
  222    Boston                     Suffolk                    MA          2116        Multifamily
-------------------------------------------------------------------------------------------------------------
  223    Richmond                   Henrico                    VA          23075       Retail
-------------------------------------------------------------------------------------------------------------
  224    Huntingdon Valley          Montgomery                 PA          19006       Industrial
-------------------------------------------------------------------------------------------------------------
  225    Gaithersburg               Montgomery                 MD          20877       Industrial
-------------------------------------------------------------------------------------------------------------
  226    Philadelphia               Philadelphia               PA          19144       Multifamily
-------------------------------------------------------------------------------------------------------------
  227    Philadelphia               Philadelphia               PA          19107       Multifamily
-------------------------------------------------------------------------------------------------------------
  228    Philadelphia               Philadelphia               PA          19128       Multifamily
-------------------------------------------------------------------------------------------------------------
  229    Philadelphia               Philadelphia               PA          19106       Multifamily

-----------------------------------------------------------------------------
 Loan                                     Units or                    Year
  No.           SubType                      NSF      Year Built    Renovated
-----------------------------------------------------------------------------
  209    Anchored                           17,090    1920          1997
-----------------------------------------------------------------------------
  210    Garden                                 70    1986          N/A
-----------------------------------------------------------------------------
  211    Light                              42,709    1988          NAP
-----------------------------------------------------------------------------
  212    Garden                                 32    1987          NAP
-----------------------------------------------------------------------------
  213    Limited Service                        62    1992          N/A
-----------------------------------------------------------------------------
  214    Garden                                 64    1987          N/A
-----------------------------------------------------------------------------
  215    Shadow Anchored                    17,940    1998          N/A
-----------------------------------------------------------------------------
  216    Suburban                           24,841    1986          NAP
-----------------------------------------------------------------------------
  217    Garden                                 18    1990          N/A
-----------------------------------------------------------------------------
  218    Suburban                           19,778    1986          NAP
-----------------------------------------------------------------------------
  219    Suburban                           15,438    1984          N/A
-----------------------------------------------------------------------------
  220    Suburban                           20,844    1971          1992
-----------------------------------------------------------------------------
  221    Garden                                 55    1984          N/A
-----------------------------------------------------------------------------
  222    Garden                                  8    1890          1998
-----------------------------------------------------------------------------
  223    Unanchored                         18,000    1990          N/A
-----------------------------------------------------------------------------
  224    Light                              44,250    1957-1973     1996
-----------------------------------------------------------------------------
  225    Flex                               30,565    1968          1997
-----------------------------------------------------------------------------
  226    Garden                                 34    1939          1997
-----------------------------------------------------------------------------
  227    Garden                                 12    1870          1981
-----------------------------------------------------------------------------
  228    Garden                                 28    1934          1996
-----------------------------------------------------------------------------
  229    Garden                                  9    1880          1984

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

--------------------------------------------------------------------------------------------------------------------------------
Loan                                                    Underwritable                                                Value as
 No.                Property Name(2)                      Cash Flow    Monthly Payment   DSCR(4)   Appraised Value   of Date
--------------------------------------------------------------------------------------------------------------------------------
   1   Key West Hilton Resort                            $4,910,251     $269,437.88        1.52      $54,500,000     10/29/97
--------------------------------------------------------------------------------------------------------------------------------
   2   Lancaster Commerce Center                         $2,919,008     $191,770.56        1.27      $36,800,000      8/3/98
--------------------------------------------------------------------------------------------------------------------------------
   3   Cupertino Village Shopping Center                 $2,231,084     $144,386.38        1.29      $28,450,000      4/16/98
--------------------------------------------------------------------------------------------------------------------------------
   4   Metro Pike Center                                 $1,607,352     $105,414.82        1.27      $20,400,000      2/25/98
--------------------------------------------------------------------------------------------------------------------------------
   5   Hawthorne Woods                                   $1,459,883     $85,618.02         1.42      $16,250,000      5/21/98
--------------------------------------------------------------------------------------------------------------------------------
   6   Sybase Building                                   $1,464,514     $101,962.67        1.20      $16,900,000      8/17/98
--------------------------------------------------------------------------------------------------------------------------------
   7   Alexandria Courtyard Marriott Hotel               $1,746,939     $99,167.94         1.47      $19,000,000      8/24/98
--------------------------------------------------------------------------------------------------------------------------------
   8   Heritage House                                    $1,312,278     $79,433.75         1.38      $15,000,000      5/14/98
--------------------------------------------------------------------------------------------------------------------------------
   9   Spanish Trace East Apartments                     $1,305,243     $71,557.11         1.52      $14,400,000      6/25/98
--------------------------------------------------------------------------------------------------------------------------------
  10   Four Allegheny Office Center                      $1,695,031     $78,351.72         1.80      $21,500,000      7/9/98
--------------------------------------------------------------------------------------------------------------------------------
  11   Town Center Lodge Motel  (I)                       $305,528      $17,086.43         1.82       $3,650,000      1/4/98
  12   Decatur Lodge Motel (I)                            $379,591      $17,009.12         1.82       $3,600,000     12/22/97
  13   Fulton Lodge Motel (I)                             $366,710      $16,081.34         1.82       $3,400,000     12/22/97
  14   Douglasville Lodge Motel (I)                       $390,368      $15,076.26         1.82       $3,200,000      1/4/98
  15   West Georgia Lodge Motel (I)                       $261,870      $11,133.24         1.82       $2,350,000      1/4/98
  16   East Point Lodge Motel (I)                          $61,400      $4,484.22          1.82         $950,000      1/4/98
--------------------------------------------------------------------------------------------------------------------------------
  17   Holiday Inn Hotel- Bar Harbor                     $1,323,343     $70,382.92         1.57      $13,600,000      2/1/98
--------------------------------------------------------------------------------------------------------------------------------
  18   Kirkwood Crossings Office and Retail Building     $1,006,799     $65,052.62         1.29      $12,025,000      4/17/98
--------------------------------------------------------------------------------------------------------------------------------
  19   North Salado Village Shopping Center               $720,736      $58,502.04         1.03      $11,500,000      2/24/98
--------------------------------------------------------------------------------------------------------------------------------
  20   Golden Miles Market Place                          $916,349      $58,667.16         1.30      $11,130,000      7/1/98
--------------------------------------------------------------------------------------------------------------------------------
  21   New Market Madison                                 $920,637      $55,622.60         1.38      $10,850,000      7/9/98
--------------------------------------------------------------------------------------------------------------------------------
  22   Valencia Apartments                               $1,058,337     $58,888.60         1.50      $12,000,000      5/13/98
--------------------------------------------------------------------------------------------------------------------------------
  23   Rollingwood Shopping Center                        $924,357      $52,967.91         1.45      $10,200,000      1/1/99
--------------------------------------------------------------------------------------------------------------------------------
  24   525 Almanor Industrial Building                    $914,630      $53,897.48         1.41      $14,600,000      3/27/98
--------------------------------------------------------------------------------------------------------------------------------
  25   Town Country S C                                   $880,852      $54,321.26         1.35      $10,470,000      9/5/98
--------------------------------------------------------------------------------------------------------------------------------
  26   Lucky/Long's Plaza Shopping Center                 $955,453      $59,153.27         1.35      $11,000,000      4/28/98
--------------------------------------------------------------------------------------------------------------------------------
  27   Koret Distribution Center                          $728,865      $48,623.00         1.25      $10,650,000      4/21/98
--------------------------------------------------------------------------------------------------------------------------------
  28   Colony By The Mall Apartments                      $734,344      $46,998.30         1.30       $9,100,000      5/28/98
--------------------------------------------------------------------------------------------------------------------------------
  29   Manekin Industrial Portfolio                       $750,646      $47,283.22         1.32       $9,400,000     11/17/97
--------------------------------------------------------------------------------------------------------------------------------
  30   St. Andrews Professional Center                    $818,617      $48,281.23         1.41       $9,100,000      4/28/98
--------------------------------------------------------------------------------------------------------------------------------
  31   Green Ridge Heights Apartments                     $769,488      $44,649.00         1.44       $9,100,000      1/7/98
--------------------------------------------------------------------------------------------------------------------------------
  32   Cove Center                                        $743,503      $44,004.95         1.41       $8,900,000      4/15/98
--------------------------------------------------------------------------------------------------------------------------------
  33   Golden Isle Plaza                                  $769,895      $43,520.93         1.47       $9,230,000      9/1/98
--------------------------------------------------------------------------------------------------------------------------------
  34   2040-2060 Corporate Court Industrial              $1,090,075     $73,546.31         1.24      $15,500,000      5/4/98
--------------------------------------------------------------------------------------------------------------------------------
  35   Miami Lakes Corporate Center                       $681,732      $43,506.90         1.31       $8,650,000      6/3/98
--------------------------------------------------------------------------------------------------------------------------------
  36   Bon Air Professional Center                        $727,747      $44,000.37         1.38       $8,650,000      7/28/98
--------------------------------------------------------------------------------------------------------------------------------
  37   Woodside Apartments                                $905,821      $42,622.35         1.77       $9,850,000     11/14/97
--------------------------------------------------------------------------------------------------------------------------------
  38   Cambridge Commons Apartments                       $631,839      $39,767.44         1.32       $7,590,000      5/27/98
--------------------------------------------------------------------------------------------------------------------------------
  39   Alicia Valencia Plaza Shopping Center              $869,353      $57,033.74         1.27      $10,200,000      5/1/98
--------------------------------------------------------------------------------------------------------------------------------
  40   Willow Tree                                        $687,646      $38,082.06         1.50       $8,100,000      6/12/98
--------------------------------------------------------------------------------------------------------------------------------
  41   Bayport Marina Plaza Industrial                    $595,196      $39,115.51         1.27       $9,000,000      5/20/98
--------------------------------------------------------------------------------------------------------------------------------
  42   New Market Square                                  $695,509      $38,637.12         1.50       $8,200,000      7/1/98
--------------------------------------------------------------------------------------------------------------------------------
  43   Shoppes at Cresthaven                              $672,960      $42,058.33         1.33       $8,900,000      8/31/98
--------------------------------------------------------------------------------------------------------------------------------
  44   Southport Centre                                   $602,170      $39,958.00         1.26       $7,300,000      6/12/98
--------------------------------------------------------------------------------------------------------------------------------
  45   Half-A-Car                                         $708,183      $37,540.21         1.57       $7,150,000      4/7/98
--------------------------------------------------------------------------------------------------------------------------------
  46   Merchants Centre                                   $627,832      $37,332.19         1.40       $7,150,000      6/1/98
--------------------------------------------------------------------------------------------------------------------------------
  47   Plaza K Shopping Center                            $619,206      $36,433.24         1.42       $7,150,000      6/2/98
--------------------------------------------------------------------------------------------------------------------------------
  48   Parkway Shopping Center                            $643,967      $40,119.09         1.34       $7,600,000     10/28/97
--------------------------------------------------------------------------------------------------------------------------------
  49   788 North Jefferson Office Building                $597,632      $37,781.18         1.32       $7,450,000      5/1/98
--------------------------------------------------------------------------------------------------------------------------------
  50   Comfort Suites                                     $779,538      $39,484.98         1.65       $7,737,000      6/10/98
--------------------------------------------------------------------------------------------------------------------------------
  51   Taft Corners Shopping Center                       $569,558      $37,301.77         1.27       $7,162,000      5/22/98
--------------------------------------------------------------------------------------------------------------------------------
  52   Mickelberry Shopping Center                        $600,517      $38,944.46         1.28       $7,350,000      3/5/97
--------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
Loan     Cut-Off       Percent     Percent Leased                                           Square Footage
 No.   Date LTV(4)    Leased(7)     as of Date(7)         LargestTenant(8)                  Largest Tenant
----------------------------------------------------------------------------------------------------------
   1      67.5%         81.2%        10/31/98
----------------------------------------------------------------------------------------------------------
   2      78.5%         86.2%        08/14/98              Ross Store #158                     24,968 sf
----------------------------------------------------------------------------------------------------------
   3      74.4%         94.8%        06/01/98             A-99 Ranch Market                    29,657 sf
----------------------------------------------------------------------------------------------------------
   4      74.2%        100.0%        09/22/98            Southland - 7-Eleven                   3,816 sf
----------------------------------------------------------------------------------------------------------
   5      79.6%         97.4%        09/23/98
----------------------------------------------------------------------------------------------------------
   6      76.2%        100.0%        09/24/98                Sybase, Inc.                      96,360 sf
----------------------------------------------------------------------------------------------------------
   7      66.9%         77.8%        06/30/98
----------------------------------------------------------------------------------------------------------
   8      79.6%         97.4%        09/23/98
----------------------------------------------------------------------------------------------------------
   9      79.5%         98.3%        08/24/98
----------------------------------------------------------------------------------------------------------
  10      48.7%        100.0%        04/08/98         Allegheny General Hospital               231,426 sf
----------------------------------------------------------------------------------------------------------
  11      60.6%         96.0%        06/30/98
  12      60.6%         97.0%        06/30/98
  13      60.6%         78.0%        06/30/98
  14      60.6%         78.0%        06/30/98
  15      60.6%         74.0%        06/30/98
  16      60.6%         97.0%        06/30/98
----------------------------------------------------------------------------------------------------------
  17      69.3%         73.3%        06/30/98
----------------------------------------------------------------------------------------------------------
  18      74.4%        100.0%        07/21/98           Barnes-Jewish Hospital                 17,064 sf
----------------------------------------------------------------------------------------------------------
  19      75.8%         76.4%        11/01/98                  Michaels                        42,130 sf
----------------------------------------------------------------------------------------------------------
  20      77.1%         99.1%        08/15/98                 Toys R Us                        45,000 sf
----------------------------------------------------------------------------------------------------------
  21      77.8%        100.0%        08/25/98                   K-Mart                         91,266 sf
----------------------------------------------------------------------------------------------------------
  22      70.2%         78.1%        06/16/98
----------------------------------------------------------------------------------------------------------
  23      79.1%        100.0%        10/01/98                 SuperFresh                       56,301 sf
----------------------------------------------------------------------------------------------------------
  24      54.5%        100.0%        03/10/98           Phoenix American Inc.                  56,340 sf
----------------------------------------------------------------------------------------------------------
  25      75.2%         96.0%        09/30/98          Burlington Coat Factory                 105,405 sf
----------------------------------------------------------------------------------------------------------
  26      68.7%         96.5%        09/25/98            Lucky's Stores, Inc.                  33,564 sf
----------------------------------------------------------------------------------------------------------
  27      70.1%        100.0%        09/09/98         Koret of California, Inc.                397,710 sf
----------------------------------------------------------------------------------------------------------
  28      77.6%         86.9%        08/25/98
----------------------------------------------------------------------------------------------------------
  29      74.2%         91.1%        11/23/98              Pierce Archives                     50,960 sf
----------------------------------------------------------------------------------------------------------
  30      74.5%        100.0%        07/29/98            Mudrick, Witt, Levy                    2,323 sf
----------------------------------------------------------------------------------------------------------
  31      74.1%         92.2%        10/01/98
----------------------------------------------------------------------------------------------------------
  32      75.4%        100.0%        07/02/98                  Beall's                         55,552 sf
----------------------------------------------------------------------------------------------------------
  33      72.5%        100.0%        11/04/98                  TJ Maxx                         28,000 sf
----------------------------------------------------------------------------------------------------------
  34      42.8%        100.0%        03/11/98                   Therma                         71,566 sf
----------------------------------------------------------------------------------------------------------
  35      74.8%        100.0%        09/23/98                 Multi-Care                       17,899 sf
----------------------------------------------------------------------------------------------------------
  36      74.3%        100.0%        08/26/98     Marin General Hospital (Medical Offices)     23,560 sf
----------------------------------------------------------------------------------------------------------
  37      64.4%         99.4%        10/05/98
----------------------------------------------------------------------------------------------------------
  38      80.0%         89.1%        08/21/98
----------------------------------------------------------------------------------------------------------
  39      58.7%         96.4%        09/24/98               Dan W. Hauben                       3,600 sf
----------------------------------------------------------------------------------------------------------
  40      73.8%        100.0%        06/01/98          Equitable Life Assurance                67,800 sf
----------------------------------------------------------------------------------------------------------
  41      66.4%        100.0%        10/27/98                   BBG&S                           6,576 sf
----------------------------------------------------------------------------------------------------------
  42      72.8%         96.0%        07/31/98                 Winn-Dixie                       54,000 sf
----------------------------------------------------------------------------------------------------------
  43      65.5%         74.0%        11/12/98           Winn Dixie Marketpalce                 66,000 sf
----------------------------------------------------------------------------------------------------------
  44      79.7%        100.0%        10/01/98                JDR Recovery                      20,464 sf
----------------------------------------------------------------------------------------------------------
  45      79.3%        100.0%        07/06/98                 Half-A-Car                       54,000 sf
----------------------------------------------------------------------------------------------------------
  46      78.0%         95.0%        09/17/98             Pacific Wilderness                    4,500 sf
----------------------------------------------------------------------------------------------------------
  47      78.0%        100.0%        09/01/98           Lucille Roberts Health                  7,802 sf
----------------------------------------------------------------------------------------------------------
  48      73.0%         97.4%        08/24/98             Allentown Business                   30,000 sf
----------------------------------------------------------------------------------------------------------
  49      73.5%         98.7%        07/01/98               Allen Bradley                      36,893 sf
----------------------------------------------------------------------------------------------------------
  50      69.4%         67.0%        09/30/98                    N/A                              N/A
----------------------------------------------------------------------------------------------------------
  51      74.7%         79.1%        11/15/98           Lenny's Shoe & Apparel                  5,100 sf
----------------------------------------------------------------------------------------------------------
  52      72.5%        100.0%        08/31/98                Office Depot                      28,900 sf
----------------------------------------------------------------------------------------------------------

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

--------------------------------------------------------------------------------------------------------------------------------
Loan                                                    Underwritable                                                Value as
 No.                Property Name(2)                      Cash Flow    Monthly Payment   DSCR(4)   Appraised Value   of Date
--------------------------------------------------------------------------------------------------------------------------------
  53   Cottonwood Corners Shopping Center                 $556,840      $35,261.79         1.32       $6,700,000      8/1/98
--------------------------------------------------------------------------------------------------------------------------------
  54   Comfort Inn & Comfort Suites                       $671,322      $40,314.47         1.39       $7,350,000      9/29/98
--------------------------------------------------------------------------------------------------------------------------------
  55   Dalton Place Shopping Center                       $542,631      $36,008.36         1.26       $6,350,000      2/1/98
--------------------------------------------------------------------------------------------------------------------------------
  56   Showcase Plaza Shopping Center                     $556,485      $34,108.82         1.36       $6,300,000      8/11/98
--------------------------------------------------------------------------------------------------------------------------------
  57   Springrove Mobile Home Park                       $1,004,036     $38,227.00         2.19      $12,300,000      4/16/98
--------------------------------------------------------------------------------------------------------------------------------
  58   Gateway/Lombardi (II)                              $580,899      $33,945.15         1.43       $7,060,000     11/3/97
--------------------------------------------------------------------------------------------------------------------------------
  59   Arbors of Wooster Apartments                       $521,766      $32,387.10         1.34       $6,000,000     12/30/97
--------------------------------------------------------------------------------------------------------------------------------
  60   Sunset Plaza Shopping Center                       $546,178      $37,427.48         1.22       $6,300,000     12/22/98
--------------------------------------------------------------------------------------------------------------------------------
  61   Blackstock Warehouse                               $633,872      $42,356.84         1.25       $6,750,000      9/28/98
--------------------------------------------------------------------------------------------------------------------------------
  62   Augusta at Gruene                                  $493,422      $30,172.63         1.36       $5,750,000      3/30/98
--------------------------------------------------------------------------------------------------------------------------------
  63   Commerce Office Building (III)                     $357,773      $19,527.88         1.52       $4,100,000      6/1/98
  64   Medical & Professional Office Building (III)       $188,309      $10,468.86         1.52       $2,200,000      6/1/98
--------------------------------------------------------------------------------------------------------------------------------
  65   Southside Square Shopping Center                   $497,801      $29,276.71         1.42       $7,275,000      7/1/98
--------------------------------------------------------------------------------------------------------------------------------
  66   Saratoga Square Apartments                         $637,219      $28,977.84         1.83       $7,000,000      5/21/98
--------------------------------------------------------------------------------------------------------------------------------
  67   Minaret Village Retail and Office Center           $645,761      $30,545.47         1.76       $7,100,000     12/15/97
--------------------------------------------------------------------------------------------------------------------------------
  68   Redland Crest Apartments                           $516,858      $29,159.03         1.48       $5,550,000     10/2/98
--------------------------------------------------------------------------------------------------------------------------------
  69   Village of Westover Apartments                     $466,637      $27,954.27         1.39       $6,000,000      6/5/98
--------------------------------------------------------------------------------------------------------------------------------
  70   499 University Avenue                              $602,130      $34,633.02         1.45       $7,655,000      5/1/98
--------------------------------------------------------------------------------------------------------------------------------
  71   Manufacturers Bank Building                        $531,103      $29,362.75         1.51       $6,300,000      8/25/98
--------------------------------------------------------------------------------------------------------------------------------
  72   Print Pack Buildings                               $467,299      $31,219.35         1.25       $5,750,000      9/1/98
--------------------------------------------------------------------------------------------------------------------------------
  73   Hennepin Square Office Building                    $487,761      $30,805.73         1.32       $5,450,000      4/27/98
--------------------------------------------------------------------------------------------------------------------------------
  74   Brandywine III Apartments                          $486,138      $28,989.26         1.40       $5,700,000      7/7/98
--------------------------------------------------------------------------------------------------------------------------------
  75   V United Plaza                                     $486,256      $33,778.05         1.20       $5,750,000      6/17/98
--------------------------------------------------------------------------------------------------------------------------------
  76   South Park Shopping Center                         $436,368      $28,246.82         1.29       $5,350,000      7/23/98
--------------------------------------------------------------------------------------------------------------------------------
  77   Pineville Towne Market                             $542,433      $27,045.98         1.67       $6,100,000      7/1/98
--------------------------------------------------------------------------------------------------------------------------------
  78   555 & 565 Old Norcross Rd                          $414,214      $27,721.63         1.25       $5,400,000      5/5/98
--------------------------------------------------------------------------------------------------------------------------------
  79   Lake Union Office Building                         $419,225      $28,041.38         1.25       $5,500,000      6/1/98
--------------------------------------------------------------------------------------------------------------------------------
  80   Via Alamos Apartments                              $461,784      $26,344.01         1.46       $5,100,000      8/25/98
--------------------------------------------------------------------------------------------------------------------------------
  81   Gallery Row                                        $490,290      $25,546.35         1.60       $6,000,000      3/5/98
--------------------------------------------------------------------------------------------------------------------------------
  82   Arbour Walk Village Apartments                     $417,431      $23,785.15         1.46       $4,900,000      7/22/98
--------------------------------------------------------------------------------------------------------------------------------
  83   San Fernando Industrial Building                   $577,194      $25,321.26         1.90       $7,300,000      1/1/98
--------------------------------------------------------------------------------------------------------------------------------
  84   Village at Cedar Shoals                            $425,617      $26,531.00         1.34       $5,000,000      7/8/98
--------------------------------------------------------------------------------------------------------------------------------
  85   Kirby Plaza Office Building                        $405,709      $27,227.40         1.24       $4,940,000     10/16/97
--------------------------------------------------------------------------------------------------------------------------------
  86   800 South Broadway Office Building                 $390,733      $24,840.24         1.31       $5,470,000      5/1/98
--------------------------------------------------------------------------------------------------------------------------------
  87   Polifly Plaza                                      $387,787      $25,244.70         1.28       $5,100,000      3/24/98
--------------------------------------------------------------------------------------------------------------------------------
  88   Summit Apartments                                  $604,091      $23,158.42         2.17       $7,800,000      5/1/98
--------------------------------------------------------------------------------------------------------------------------------
  89   Villa Fontana                                      $473,416      $23,230.01         1.70       $6,225,000      4/3/98
--------------------------------------------------------------------------------------------------------------------------------
  90   Laguna Self Storage                                $486,938      $25,431.36         1.60       $5,430,000     11/21/97
--------------------------------------------------------------------------------------------------------------------------------
  91   Hughes Towers Apartments                           $429,981      $23,801.20         1.51       $4,770,000      4/27/98
--------------------------------------------------------------------------------------------------------------------------------
  92   Roswell Oaks                                       $367,571      $22,030.39         1.39       $4,700,000      9/16/98
--------------------------------------------------------------------------------------------------------------------------------
  93   Temple Medical Office Building                     $350,908      $23,876.17         1.22       $4,950,000      6/4/98
--------------------------------------------------------------------------------------------------------------------------------
  94   Victoria Square Apartments                         $347,179      $22,955.05         1.26       $4,400,000      5/4/98
--------------------------------------------------------------------------------------------------------------------------------
  95   Kmart                                              $419,204      $27,493.76         1.27       $4,900,000      3/2/98
--------------------------------------------------------------------------------------------------------------------------------
  96   Strathmore Towers Apartments                       $348,974      $21,806.34         1.33       $4,800,000      4/24/98
--------------------------------------------------------------------------------------------------------------------------------
  97   69 Hickory Drive Office Building                   $412,465      $22,963.83         1.50       $4,700,000      9/1/98
--------------------------------------------------------------------------------------------------------------------------------
  98   Rancho Broadway Shopping Center                    $465,519      $30,015.54         1.29       $5,400,000      5/1/98
--------------------------------------------------------------------------------------------------------------------------------
  99   Union Bank Office Building                         $545,308      $25,922.45         1.75       $6,500,000      5/5/98
--------------------------------------------------------------------------------------------------------------------------------
 100   Northampton Apartments                             $425,131      $26,229.66         1.35       $4,625,000     12/16/97
--------------------------------------------------------------------------------------------------------------------------------
 101   2424 Babcock Office and Medical Building           $369,735      $22,770.91         1.35       $4,300,000      7/1/98
--------------------------------------------------------------------------------------------------------------------------------
 102   Casa Grande Retail Center                          $394,368      $22,374.91         1.47       $4,000,000      5/8/98
--------------------------------------------------------------------------------------------------------------------------------
 103   The Vineyards Apartments                           $339,209      $20,755.14         1.36       $4,000,000      5/28/98
--------------------------------------------------------------------------------------------------------------------------------
 104   Dunwoody Shallowford Office Park                   $386,657      $22,607.12         1.43       $4,100,000      5/13/98

----------------------------------------------------------------------------------------------------------
Loan     Cut-Off       Percent     Percent Leased                                           Square Footage
 No.   Date LTV(4)    Leased(7)     as of Date(7)         LargestTenant(8)                  Largest Tenant
----------------------------------------------------------------------------------------------------------
  53      77.4%        100.0%        11/16/98                Albertson's                       41,764 sf
----------------------------------------------------------------------------------------------------------
  54      69.5%         70.0%        10/31/98                    N/A                              N/A
----------------------------------------------------------------------------------------------------------
  55      79.2%         94.8%        07/22/98                 Winn Dixie                       47,718 sf
----------------------------------------------------------------------------------------------------------
  56      79.1%         96.6%        09/18/98             Maburn Nat-I-Lene                     7,450 sf
----------------------------------------------------------------------------------------------------------
  57      40.2%         95.5%        08/04/98
----------------------------------------------------------------------------------------------------------
  58      67.5%         98.3%        09/30/98               Sonoma County                      16,817 sf
----------------------------------------------------------------------------------------------------------
  59      79.3%         99.2%        10/01/98
----------------------------------------------------------------------------------------------------------
  60      73.2%        100.0%        12/31/98            Rose's Stores, Inc.                   45,495 sf
----------------------------------------------------------------------------------------------------------
  61      68.1%         87.0%        12/17/98        Specialty Equipment Co., Inc              144,468 sf
----------------------------------------------------------------------------------------------------------
  62      79.5%        100.0%        09/24/98
----------------------------------------------------------------------------------------------------------
  63      71.9%         77.1%        09/24/98                 Star Bank                        10,000 sf
  64      71.9%         83.5%        09/24/98       Ear, Nose & Throat Associates               9,122 sf
----------------------------------------------------------------------------------------------------------
  65      61.5%         79.6%        09/01/98                   Kmart                          86,479 sf
----------------------------------------------------------------------------------------------------------
  66      63.9%         98.0%        09/22/98
----------------------------------------------------------------------------------------------------------
  67      62.9%         99.4%        10/05/98           Town of Mammoth Lakes                  20,797 sf
----------------------------------------------------------------------------------------------------------
  68      79.9%        100.0%        10/01/98                    N/A                              N/A
----------------------------------------------------------------------------------------------------------
  69      72.1%         99.1%        07/01/98
----------------------------------------------------------------------------------------------------------
  70      56.4%        100.0%        09/23/98        Steelcase/LVL Communications              13,186 sf
----------------------------------------------------------------------------------------------------------
  71      68.0%        100.0%        10/01/98             Manufacturers Bank                   13,711 sf
----------------------------------------------------------------------------------------------------------
  72      74.4%        100.0%        08/08/98              Print Pack, Inc                     149,302 sf
----------------------------------------------------------------------------------------------------------
  73      78.4%         93.4%        08/31/98               Metro Visiting                     12,596 sf
----------------------------------------------------------------------------------------------------------
  74      74.7%         97.4%        09/01/98
----------------------------------------------------------------------------------------------------------
  75      73.9%        100.0%        07/31/98                   Unisys                         34,509 sf
----------------------------------------------------------------------------------------------------------
  76      79.1%        100.0%        12/02/98                 Food Lion                        35,552 sf
----------------------------------------------------------------------------------------------------------
  77      68.5%         95.5%        07/31/98                 Food Lion                        32,040 sf
----------------------------------------------------------------------------------------------------------
  78      76.5%         96.0%        12/07/98                    N/A                              N/A
----------------------------------------------------------------------------------------------------------
  79      73.2%        100.0%        06/01/98               TPD Publishing                     12,719 sf
----------------------------------------------------------------------------------------------------------
  80      78.2%         95.6%        07/31/98
----------------------------------------------------------------------------------------------------------
  81      66.4%        100.0%        08/31/98                    GSA                           28,485 sf
----------------------------------------------------------------------------------------------------------
  82      79.2%        100.0%        09/15/98
----------------------------------------------------------------------------------------------------------
  83      53.0%        100.0%        10/05/98          Independent Studio Serv.                62,000 sf
----------------------------------------------------------------------------------------------------------
  84      76.2%        100.0%        09/30/98                 Food Lion                        29,000 sf
----------------------------------------------------------------------------------------------------------
  85      76.0%        100.0%        11/10/98             Norwest Financial                     8,209 sf
----------------------------------------------------------------------------------------------------------
  86      67.3%        100.0%        08/31/98           Pacific 10 Conference                   7,736 sf
----------------------------------------------------------------------------------------------------------
  87      71.7%        100.0%        06/26/98                 Enterprise                       15,473 sf
----------------------------------------------------------------------------------------------------------
  88      45.9%        100.0%        04/30/98
----------------------------------------------------------------------------------------------------------
  89      57.5%         97.2%        06/01/98
----------------------------------------------------------------------------------------------------------
  90      65.7%         91.6%        06/04/98
----------------------------------------------------------------------------------------------------------
  91      74.7%        100.0%        09/22/98
----------------------------------------------------------------------------------------------------------
  92      74.3%         94.0%        12/01/98           American Home Mortgage                  7,008 sf
----------------------------------------------------------------------------------------------------------
  93      70.5%         88.6%        09/11/98             Medical Associates                    5,134 sf
----------------------------------------------------------------------------------------------------------
  94      79.0%        100.0%        06/30/98
----------------------------------------------------------------------------------------------------------
  95      70.5%        100.0%        05/04/98                   Kmart                          70,112 sf
----------------------------------------------------------------------------------------------------------
  96      71.6%         96.8%        08/03/98
----------------------------------------------------------------------------------------------------------
  97      72.1%        100.0%        10/07/98            Tally Systems Corp.                    7,480 sf
----------------------------------------------------------------------------------------------------------
  98      61.4%        100.0%        09/28/98                 Pic-N-Save                       24,950 sf
----------------------------------------------------------------------------------------------------------
  99      50.6%         95.1%        09/23/98          Union Bank of California                 9,266 sf
----------------------------------------------------------------------------------------------------------
 100      70.7%         97.3%        05/20/98
----------------------------------------------------------------------------------------------------------
 101      74.7%         95.7%        11/30/98              Eye Institute A.                     8,101 sf
----------------------------------------------------------------------------------------------------------
 102      79.7%        100.0%        08/28/98          Coast to Coast Hardware                  8,450 sf
----------------------------------------------------------------------------------------------------------
 103      79.6%         99.0%        07/24/98
----------------------------------------------------------------------------------------------------------
 104      74.9%        100.0%        06/12/98               Apco Insurance                     16,434 sf

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

--------------------------------------------------------------------------------------------------------------------------------
Loan                                                    Underwritable                                                Value as
 No.                Property Name(2)                      Cash Flow    Monthly Payment   DSCR(4)   Appraised Value   of Date
--------------------------------------------------------------------------------------------------------------------------------
 105   Best Western                                       $482,386      $23,759.69         1.69       $4,200,000      7/13/98
--------------------------------------------------------------------------------------------------------------------------------
 106   Kenyon Place Apartments                            $336,520      $20,262.20         1.38       $4,000,000      9/21/98
--------------------------------------------------------------------------------------------------------------------------------
 107   College Square Shopping Center                     $344,851      $20,282.48         1.42       $3,790,000      7/17/98
--------------------------------------------------------------------------------------------------------------------------------
 108   Americana Self Storage                             $483,627      $19,278.81         2.09       $5,000,000      6/9/98
--------------------------------------------------------------------------------------------------------------------------------
 109   Regal Cinemas                                      $361,182      $23,747.65         1.27       $4,100,000      7/2/98
--------------------------------------------------------------------------------------------------------------------------------
 110   Mission Plaza Shopping Center                      $351,276      $19,557.76         1.50       $5,370,000      5/8/98
--------------------------------------------------------------------------------------------------------------------------------
 111   Collier & Piedmont Rd. Apts. (IV)                  $336,477      $21,549.10         1.30       $3,900,000      4/29/98
--------------------------------------------------------------------------------------------------------------------------------
 112   Canteberi Place Apartments                         $355,650      $20,841.15         1.42       $4,000,000      4/5/98
--------------------------------------------------------------------------------------------------------------------------------
 113   Holiday Inn Express                                $532,008      $27,759.25         1.60       $4,750,000      7/10/98
--------------------------------------------------------------------------------------------------------------------------------
 114   Pacifica Hampden Industrial Park                   $418,324      $20,774.93         1.68       $3,900,000      4/22/98
--------------------------------------------------------------------------------------------------------------------------------
 115   Atlantic Plaza II                                  $334,728      $20,310.54         1.37       $3,975,000      6/12/98
--------------------------------------------------------------------------------------------------------------------------------
 116   Bath Street Partners                               $300,171      $19,006.07         1.32       $4,000,000      6/11/98
--------------------------------------------------------------------------------------------------------------------------------
 117   JM Industrial                                      $377,482      $19,612.00         1.60       $3,750,000      4/13/98
--------------------------------------------------------------------------------------------------------------------------------
 118   Sargent Road Shopping Center.                      $310,418      $20,365.04         1.27       $3,600,000      5/19/98
--------------------------------------------------------------------------------------------------------------------------------
 119   Little Brook Apartments                            $321,241      $18,325.29         1.46       $3,450,000      2/18/98
--------------------------------------------------------------------------------------------------------------------------------
 120   Courtside Office Building (V)                      $256,800      $12,739.93         1.56       $2,600,000      6/1/98
 121   Murphy Office Building  (V)                         $82,615      $5,389.97          1.56       $1,100,000      6/1/98
--------------------------------------------------------------------------------------------------------------------------------
 122   North Oaks Plaza                                   $333,936      $19,718.01         1.41       $3,850,000      6/9/98
--------------------------------------------------------------------------------------------------------------------------------
 123   Ohlone Village Shopping and Office Center          $346,907      $20,072.49         1.44       $4,600,000      5/23/98
--------------------------------------------------------------------------------------------------------------------------------
 124   Palms Plaza                                        $284,248      $17,601.98         1.35       $3,500,000      7/21/98
--------------------------------------------------------------------------------------------------------------------------------
 125   St. Clair Mobile Home Parks                        $378,685      $19,463.63         1.62       $3,620,000      7/28/98
--------------------------------------------------------------------------------------------------------------------------------
 126   Claremont Commons                                  $305,644      $18,157.58         1.40       $3,340,000      5/11/98
--------------------------------------------------------------------------------------------------------------------------------
 127   Guilford Street Center                             $293,406      $17,523.86         1.40       $3,450,000      5/13/98
--------------------------------------------------------------------------------------------------------------------------------
 128   Ski Lodge Apartments                               $310,018      $17,105.44         1.51       $3,300,000      5/27/98
--------------------------------------------------------------------------------------------------------------------------------
 129   Maxwell Labs Industrial Building                   $393,273      $27,080.34         1.21       $4,890,000      7/1/97
--------------------------------------------------------------------------------------------------------------------------------
 130   Lakeshore Apartments                               $344,583      $17,941.62         1.60       $3,400,000      7/23/98
--------------------------------------------------------------------------------------------------------------------------------
 131   Vidalia Food Lion                                  $290,566      $18,021.88         1.34       $3,350,000     12/9/98
--------------------------------------------------------------------------------------------------------------------------------
 132   Rosecrans Avenue Warehouse                         $333,353      $16,314.79         1.70       $4,000,000      1/1/98
--------------------------------------------------------------------------------------------------------------------------------
 133   4800 Santa Fe Industrial Building                  $281,661      $16,564.02         1.42       $3,500,000      1/6/98
--------------------------------------------------------------------------------------------------------------------------------
 134   Century Warehouse                                  $352,140      $16,250.58         1.81       $4,200,000      1/1/98
--------------------------------------------------------------------------------------------------------------------------------
 135   Pingry Arms and Cornell Arms Apartments            $286,183      $18,941.69         1.26       $4,650,000     11/25/97
--------------------------------------------------------------------------------------------------------------------------------
 136   20195 Stevens Creek Boulevard Office Building      $341,661      $18,896.39         1.51       $3,985,000      2/5/98
--------------------------------------------------------------------------------------------------------------------------------
 137   Maple Run Apartments                               $231,192      $15,414.28         1.25       $3,000,000      4/16/98
--------------------------------------------------------------------------------------------------------------------------------
 138   Comfort Inn Laurinburg                             $306,519      $18,431.71         1.39       $3,430,000      9/28/98
--------------------------------------------------------------------------------------------------------------------------------
 139   Blockbuster - Westwood Shopping Center             $242,383      $15,721.27         1.28       $3,100,000      7/6/98
--------------------------------------------------------------------------------------------------------------------------------
 140   Clock Tower Office and Retail Building             $328,755      $23,008.01         1.19       $3,550,000      3/20/97
--------------------------------------------------------------------------------------------------------------------------------
 141   One Bank Street                                    $241,866      $15,322.51         1.32       $2,965,000      6/11/98
--------------------------------------------------------------------------------------------------------------------------------
 142   Shoppes of Deerfield                               $265,484      $14,858.95         1.49       $2,900,000      6/20/98
--------------------------------------------------------------------------------------------------------------------------------
 143   Dartmoor Apartments                                $232,829      $15,052.67         1.29       $3,150,000      4/17/98
--------------------------------------------------------------------------------------------------------------------------------
 144   Lavender Lakes                                     $238,710      $14,896.39         1.34       $2,725,000      5/13/98
--------------------------------------------------------------------------------------------------------------------------------
 145   Sunshine Office Building                           $221,246      $14,347.35         1.29       $3,000,000      6/1/98
--------------------------------------------------------------------------------------------------------------------------------
 146   Underwood Gartland Industrial Building             $240,561      $14,625.86         1.37       $3,000,000      9/24/98
--------------------------------------------------------------------------------------------------------------------------------
 147   Washington Square                                  $265,280      $16,218.31         1.36       $2,800,000      6/8/98
--------------------------------------------------------------------------------------------------------------------------------
 148   Eastlake Business Park                             $349,920      $14,615.40         2.00       $4,700,000      4/8/98
--------------------------------------------------------------------------------------------------------------------------------
 149   Lindsay Marketplace Shopping Center                $360,943      $16,909.77         1.78       $3,900,000      5/6/97
--------------------------------------------------------------------------------------------------------------------------------
 150   Sierra Meadows Apartments                          $241,952      $14,958.16         1.35       $3,515,000     11/10/97
--------------------------------------------------------------------------------------------------------------------------------
 151   4700 Santa Fe Industrial Building                  $216,627      $13,845.84         1.30       $3,000,000      1/6/98
--------------------------------------------------------------------------------------------------------------------------------
 152   Georgetown Plaza                                   $253,200      $16,678.00         1.27       $3,000,000      4/15/98
--------------------------------------------------------------------------------------------------------------------------------
 153   Itasca Business Park                               $292,197      $18,142.32         1.34       $3,400,000      5/8/98
--------------------------------------------------------------------------------------------------------------------------------
 154   Shoal Creek  Apartments                            $239,379      $15,870.43         1.26       $2,700,000      5/13/98
--------------------------------------------------------------------------------------------------------------------------------
 155   Pinnacle Peak Office Building                      $229,509      $12,753.37         1.50       $2,685,000      8/14/98
--------------------------------------------------------------------------------------------------------------------------------
 156   Fishers Crossing Shoppes                           $252,126      $16,853.49         1.25       $2,780,000      7/15/98
--------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
Loan     Cut-Off       Percent     Percent Leased                                           Square Footage
 No.   Date LTV(4)    Leased(7)     as of Date(7)         LargestTenant(8)                  Largest Tenant
----------------------------------------------------------------------------------------------------------
 105      71.4%         68.0%        11/30/98                    N/A                              N/A
----------------------------------------------------------------------------------------------------------
 106      74.8%        100.0%        06/30/98
----------------------------------------------------------------------------------------------------------
 107      78.9%        100.0%        08/01/98           Folett College Stores                   6,043 sf
----------------------------------------------------------------------------------------------------------
 108      59.7%         86.1%        05/31/98                    N/A                              N/A
----------------------------------------------------------------------------------------------------------
 109      72.8%        100.0%        09/01/98                Regal Cinema                      20,745 sf
----------------------------------------------------------------------------------------------------------
 110      55.5%         88.6%        06/30/98                 Walgreens                        11,613 sf
----------------------------------------------------------------------------------------------------------
 111      76.2%         98.0%        09/30/98                    N/A                              N/A
----------------------------------------------------------------------------------------------------------
 112      74.2%         92.0%        09/30/98                    N/A                              N/A
----------------------------------------------------------------------------------------------------------
 113      62.4%         74.0%        09/30/98                    N/A                              N/A
----------------------------------------------------------------------------------------------------------
 114      73.7%         95.8%        09/01/98          Steve Bruns T, Constant                 10,500 sf
----------------------------------------------------------------------------------------------------------
 115      70.4%         99.1%        06/30/98          Glick's Kosher Supermkt                  5,500 sf
----------------------------------------------------------------------------------------------------------
 116      69.8%        100.0%        09/01/98            AvTel Communications                   6,978 sf
----------------------------------------------------------------------------------------------------------
 117      74.0%        100.0%        07/01/98              J.M. Industries                     105,861 sf
----------------------------------------------------------------------------------------------------------
 118      77.0%         77.5%        09/28/98                 Save-A-Lot                       20,537 sf
----------------------------------------------------------------------------------------------------------
 119      79.6%         95.7%        07/01/98
----------------------------------------------------------------------------------------------------------
 120      74.0%         94.3%        09/24/98                 Data Bank                         6,505 sf
 121      74.0%         77.4%        09/24/98            Dehayes & Associates                   4,710 sf
----------------------------------------------------------------------------------------------------------
 122      70.8%         96.7%        11/12/98                Roller Dome                       22,000 sf
----------------------------------------------------------------------------------------------------------
 123      58.8%         92.9%        09/23/98            Yen Ching Restaurant                   3,546 sf
----------------------------------------------------------------------------------------------------------
 124      76.8%         96.1%        09/02/98                Blockbuster                        6,147 sf
----------------------------------------------------------------------------------------------------------
 125      74.2%         93.7%        08/29/98
----------------------------------------------------------------------------------------------------------
 126      79.7%         97.0%        10/26/98             Lowe's Food Store                    32,223 sf
----------------------------------------------------------------------------------------------------------
 127      76.3%        100.0%        06/23/98             Owens Supermarket                    34,930 sf
----------------------------------------------------------------------------------------------------------
 128      79.6%        100.0%        07/06/98
----------------------------------------------------------------------------------------------------------
 129      53.3%        100.0%        07/24/97            Maxwell Technologies                  67,950 sf
----------------------------------------------------------------------------------------------------------
 130      74.6%         98.3%        10/13/98
----------------------------------------------------------------------------------------------------------
 131      74.4%         95.0%        12/28/98                 Food Lion                        33,000 sf
----------------------------------------------------------------------------------------------------------
 132      61.9%        100.0%        01/05/99          Carmichael International                100,000 sf
----------------------------------------------------------------------------------------------------------
 133      69.6%        100.0%        10/05/98            Ivy Hill Corporation                  96,786 sf
----------------------------------------------------------------------------------------------------------
 134      57.8%        100.0%        01/05/99          Starlink Freight Systems                20,740 sf
----------------------------------------------------------------------------------------------------------
 135      51.8%         97.4%        06/30/98
----------------------------------------------------------------------------------------------------------
 136      59.3%         88.0%        11/05/98             BeHere Corporation                    4,267 sf
----------------------------------------------------------------------------------------------------------
 137      77.9%         91.7%        07/31/98
----------------------------------------------------------------------------------------------------------
 138      68.1%         67.0%        10/31/98                    N/A                              N/A
----------------------------------------------------------------------------------------------------------
 139      73.9%        100.0%        07/20/98             Blockbuster Music                     7,696 sf
----------------------------------------------------------------------------------------------------------
 140      64.4%        100.0%        06/25/98         Neos Corporation (Office)                 2,985 sf
----------------------------------------------------------------------------------------------------------
 141      73.9%         99.3%        08/01/98                McShea & Co.                       7,132 sf
----------------------------------------------------------------------------------------------------------
 142      75.5%        100.0%        12/14/98              Healthcare Corp.                     9,390 sf
----------------------------------------------------------------------------------------------------------
 143      69.4%         93.1%        06/30/98
----------------------------------------------------------------------------------------------------------
 144      79.4%         98.0%        11/10/98                    N/A                              N/A
----------------------------------------------------------------------------------------------------------
 145      71.3%        100.0%        07/31/98             Terminal Marketing                    5,252 sf
----------------------------------------------------------------------------------------------------------
 146      71.2%        100.0%        09/15/98                  Portabox                        20,973 sf
----------------------------------------------------------------------------------------------------------
 147      74.6%        100.0%        09/03/98                    Cato                           4,160 sf
----------------------------------------------------------------------------------------------------------
 148      44.3%         99.5%        08/04/98               Software Labs                       9,030 sf
----------------------------------------------------------------------------------------------------------
 149      52.8%         98.6%        09/17/98                  Sheplers                        25,160 sf
----------------------------------------------------------------------------------------------------------
 150      58.1%         70.0%        10/15/98
----------------------------------------------------------------------------------------------------------
 151      68.0%        100.0%        10/05/98            Ivy Hill Corporation                  84,146 sf
----------------------------------------------------------------------------------------------------------
 152      67.4%         97.3%        08/31/98            Jones Communications                   9,256 sf
----------------------------------------------------------------------------------------------------------
 153      59.0%        100.0%        09/15/98             Light Wave System                     8,306 sf
----------------------------------------------------------------------------------------------------------
 154      74.0%        100.0%        10/10/98                    N/A                              N/A
----------------------------------------------------------------------------------------------------------
 155      74.2%        100.0%        09/01/98             Realty Executives                     6,058 sf
----------------------------------------------------------------------------------------------------------
 156      71.5%         96.1%        10/01/98              Box Office Video                     6,000 sf
----------------------------------------------------------------------------------------------------------

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

--------------------------------------------------------------------------------------------------------------------------------
Loan                                                    Underwritable                                                Value as
 No.                Property Name(2)                      Cash Flow    Monthly Payment   DSCR(4)   Appraised Value   of Date
--------------------------------------------------------------------------------------------------------------------------------
 157   Great Neck Shops & Potter Self Storage             $396,419      $18,381.49         1.80       $3,904,000      9/16/98
--------------------------------------------------------------------------------------------------------------------------------
 158   Computer City Store                                $271,219      $14,263.43         1.58       $3,400,000      3/23/98
--------------------------------------------------------------------------------------------------------------------------------
 159   Seaboard Industrial                                $322,821      $17,753.68         1.52       $3,800,000      3/16/98
--------------------------------------------------------------------------------------------------------------------------------
 160   Tire Discounters - Dayton (VI)                     $130,745      $7,882.76          1.37       $1,485,000      4/1/98
 161   Tire Discounters - Cincinnati (VI)                 $109,612      $6,756.65          1.37       $1,250,000      4/1/98
--------------------------------------------------------------------------------------------------------------------------------
 162   Interstate West Office Park                        $216,850      $13,402.45         1.35       $2,700,000      3/20/98
--------------------------------------------------------------------------------------------------------------------------------
 163   North Center Office Building                       $232,549      $13,806.86         1.40       $2,550,000      4/1/98
--------------------------------------------------------------------------------------------------------------------------------
 164   Westchase Apartments                               $225,983      $15,306.27         1.23       $3,000,000     11/5/97
--------------------------------------------------------------------------------------------------------------------------------
 165   Ashewood Apartments                                $216,405      $12,457.55         1.45       $3,100,000      9/22/98
--------------------------------------------------------------------------------------------------------------------------------
 166   Oakland Drive Apartments                           $207,595      $11,141.51         1.55       $2,575,000      8/24/98
--------------------------------------------------------------------------------------------------------------------------------
 167   Victoria Street Offices                            $197,866      $11,939.20         1.38       $2,516,000      5/19/98
--------------------------------------------------------------------------------------------------------------------------------
 168   Montague Industrial Building                       $218,050      $12,169.49         1.49       $2,600,000     12/11/97
--------------------------------------------------------------------------------------------------------------------------------
 169   Sunrise Square Shopping Center                     $225,161      $12,746.48         1.47       $2,400,000      3/20/98
--------------------------------------------------------------------------------------------------------------------------------
 170   Berkmar Park                                       $204,467      $13,126.72         1.30       $2,400,000      7/27/98
--------------------------------------------------------------------------------------------------------------------------------
 171   Crest Ridge Apartments                             $214,967      $14,278.60         1.25       $2,450,000      1/30/98
--------------------------------------------------------------------------------------------------------------------------------
 172   British Petroleum - Westlake                       $193,169      $11,878.79         1.36       $2,200,000      3/4/98
--------------------------------------------------------------------------------------------------------------------------------
 173   Kirkland Way Building                              $265,344      $12,312.87         1.80       $3,500,000      4/8/98
--------------------------------------------------------------------------------------------------------------------------------
 174   Willow Tree and Coastal Court Apartments (VII)     $182,385      $12,198.24         1.25       $2,275,000      8/10/98
--------------------------------------------------------------------------------------------------------------------------------
 175   Eagle Watch Apartments                             $178,728      $11,048.78         1.35       $2,270,000      4/15/98
--------------------------------------------------------------------------------------------------------------------------------
 176   Post Alley Market Building                         $248,001      $11,627.68         1.78       $3,300,000      4/21/98
--------------------------------------------------------------------------------------------------------------------------------
 177   Cramer Marketplace Shopping Center                 $188,435      $10,913.00         1.44       $2,267,000     10/1/98
--------------------------------------------------------------------------------------------------------------------------------
 178   Penn Forest Executive Building                     $229,654      $15,481.11         1.24       $2,900,000      5/26/98
--------------------------------------------------------------------------------------------------------------------------------
 179   460 Valley Drive Industrial Building               $240,892      $14,753.00         1.36       $2,825,000      5/12/97
--------------------------------------------------------------------------------------------------------------------------------
 180   Bradley Smith Apartments (VIII)                    $243,000      $11,873.21         1.71       $2,335,000      4/23/98


--------------------------------------------------------------------------------------------------------------------------------
 181   A Storage Place                                    $191,228      $10,398.85         1.53       $2,220,000      6/8/98
--------------------------------------------------------------------------------------------------------------------------------
 182   Tallmadge Towne Apartments                         $178,958      $9,955.07          1.50       $2,100,000      4/23/98
--------------------------------------------------------------------------------------------------------------------------------
 183   Garden Ridge I & II Shopping and Office Center     $211,249      $12,425.08         1.42       $2,200,000      5/1/98
--------------------------------------------------------------------------------------------------------------------------------
 184   Greenbriar Village Shopping Center                 $167,572      $10,181.82         1.37       $2,000,000      8/12/98
--------------------------------------------------------------------------------------------------------------------------------
 185   Chapel Centre                                      $179,330      $9,798.87          1.53       $2,300,000      3/19/98
--------------------------------------------------------------------------------------------------------------------------------
 186   Laurel Manor Apartments                            $176,664      $10,181.82         1.45       $2,085,000      4/14/98
--------------------------------------------------------------------------------------------------------------------------------
 187   Potter Self Storage                                $195,286      $12,194.20         1.33       $2,250,000     11/2/98
--------------------------------------------------------------------------------------------------------------------------------
 188   Dorjul Apartments                                  $195,123      $9,987.96          1.63       $2,100,000      6/11/98
--------------------------------------------------------------------------------------------------------------------------------
 189   Orange Industrial Park                             $169,004      $10,968.05         1.28       $2,025,000      3/10/98
--------------------------------------------------------------------------------------------------------------------------------
 190   Fiesta Palms II Retail Center                      $180,888      $10,508.77         1.43       $2,140,000     12/10/97
--------------------------------------------------------------------------------------------------------------------------------
 191   Newport Mesa Self Storage                          $280,474      $10,525.26         2.22       $3,110,000      4/9/98
--------------------------------------------------------------------------------------------------------------------------------
 192   Brunswick Apartments                               $190,339      $10,535.83         1.51       $1,790,000      3/25/97
--------------------------------------------------------------------------------------------------------------------------------
 193   Canyon Professional Center                         $160,824      $10,065.24         1.33       $2,100,000      7/1/98
--------------------------------------------------------------------------------------------------------------------------------
 194   Madison Heights Square                             $183,313      $10,854.19         1.41       $1,880,000      5/11/98
--------------------------------------------------------------------------------------------------------------------------------
 195   Lexington Apartments                               $274,454      $13,616.71         1.68       $5,300,000      8/27/98
--------------------------------------------------------------------------------------------------------------------------------
 196   Heritage Green Apartments                          $166,309      $11,265.55         1.23       $1,900,000     12/4/97
--------------------------------------------------------------------------------------------------------------------------------
 197   Aaron Center                                       $160,345      $9,387.89          1.42       $1,825,000      4/6/98
--------------------------------------------------------------------------------------------------------------------------------
 198   Carlton Way Apartments                             $159,248      $8,312.19          1.60       $1,800,000      7/13/98
--------------------------------------------------------------------------------------------------------------------------------
 199   Creekview Townhouse Apartments                     $147,124      $9,077.63          1.35       $1,675,000      6/15/98
--------------------------------------------------------------------------------------------------------------------------------
 200   Country Village Apartments                         $147,097      $10,656.64         1.15       $1,600,000     12/17/97
--------------------------------------------------------------------------------------------------------------------------------
 201   Blackstone Square                                  $165,064      $10,833.30         1.27       $1,850,000     10/6/98
--------------------------------------------------------------------------------------------------------------------------------
 202   Pizza Hut / 7-Eleven (A)                            $76,564      $4,828.44          1.41         $905,000      4/16/98
--------------------------------------------------------------------------------------------------------------------------------
 203   Quick Chek (A)                                      $81,871      $4,526.21          1.41         $880,000      4/16/98
--------------------------------------------------------------------------------------------------------------------------------
 204   Holcomb Place III                                  $144,345      $9,395.14          1.28       $1,730,000      5/22/98
--------------------------------------------------------------------------------------------------------------------------------
 205   New Hope Commons                                   $146,397      $8,526.24          1.43       $1,600,000      4/20/98
--------------------------------------------------------------------------------------------------------------------------------
 206   Union Avenue Plaza                                 $141,029      $8,825.93          1.33       $1,800,000      3/18/98
--------------------------------------------------------------------------------------------------------------------------------
 207   Cedargate Apartments                               $168,144      $9,123.20          1.54       $1,550,000      3/25/97
--------------------------------------------------------------------------------------------------------------------------------
 208   Oakcrest Apartments                                $149,376      $7,783.18          1.60       $1,500,000      6/1/98
--------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
Loan      Cut-Off       Percent     Percent Leased                                           Square Footage
 No.    Date LTV(4)    Leased(7)     as of Date(7)         LargestTenant(8)                  Largest Tenant
-----------------------------------------------------------------------------------------------------------
 157       50.8%        100.0%        11/01/98                 Beckett's                         1,800 sf
-----------------------------------------------------------------------------------------------------------
 158       58.2%        100.0%        03/23/98            Computer City (dark)                  24,888 sf
-----------------------------------------------------------------------------------------------------------
 159       51.4%        100.0%        05/01/98                Drusco, Inc.                      72,300 sf
-----------------------------------------------------------------------------------------------------------
 160       70.8%        100.0%        09/18/98              Tire Discounters                     8,100 sf
 161       70.8%        100.0%        09/18/98              Tire Discounters                     6,480 sf
-----------------------------------------------------------------------------------------------------------
 162       71.1%         92.1%        08/01/98                   Salant                         23,549 sf
-----------------------------------------------------------------------------------------------------------
 163       73.7%         89.8%        07/31/98             The Infinity Group                    2,954 sf
-----------------------------------------------------------------------------------------------------------
 164       62.0%         88.8%        10/27/98
-----------------------------------------------------------------------------------------------------------
 165       59.5%         90.2%        06/09/98
-----------------------------------------------------------------------------------------------------------
 166       69.6%         96.0%        10/07/98
-----------------------------------------------------------------------------------------------------------
 167       71.2%        100.0%        07/01/98               Penfield Smith                     11,805 sf
-----------------------------------------------------------------------------------------------------------
 168       68.8%        100.0%        05/06/98       Woodpecker Manufacturing Company           56,056 sf
-----------------------------------------------------------------------------------------------------------
 169       74.5%         92.2%        06/30/98              Mandal Pipe Co.                      3,831 sf
-----------------------------------------------------------------------------------------------------------
 170       74.5%        100.0%        11/30/98              Medical Fitness                     13,212 sf
-----------------------------------------------------------------------------------------------------------
 171       72.1%         93.2%        10/09/98
-----------------------------------------------------------------------------------------------------------
 172       79.1%        100.0%        07/14/98             BP Amer. Chem. Co.                   37,979 sf
-----------------------------------------------------------------------------------------------------------
 173       49.7%        100.0%        09/22/98                Wald Imports                      50,993 sf
-----------------------------------------------------------------------------------------------------------
 174       76.1%        100.0%        09/30/98                    N/A                              N/A
-----------------------------------------------------------------------------------------------------------
 175       74.5%         94.8%        08/18/98
-----------------------------------------------------------------------------------------------------------
 176       51.2%         91.1%        07/31/98                Voula Xenos                        2,364 sf
-----------------------------------------------------------------------------------------------------------
 177       72.9%        100.0%        12/07/98                 Food Lion                        25,000 sf
-----------------------------------------------------------------------------------------------------------
 178       56.7%         92.0%        09/30/98                 Maid Bess                         5,888 sf
-----------------------------------------------------------------------------------------------------------
 179       58.1%        100.0%        05/12/97           George Lithograph Co.                  50,050 sf
-----------------------------------------------------------------------------------------------------------
 180       70.1%        100.0%        06/19/98,
                                      07/08/98,
                                      06/18/98
-----------------------------------------------------------------------------------------------------------
 181       71.8%         97.4%        06/30/98
-----------------------------------------------------------------------------------------------------------
 182       74.7%         94.9%        09/01/98
-----------------------------------------------------------------------------------------------------------
 183       69.2%        100.0%        08/19/98       Greater Lewisville Therapy Ctr              3,000 sf
-----------------------------------------------------------------------------------------------------------
 184       74.7%        100.0%        10/01/98              U.S. Government                      2,060 sf
-----------------------------------------------------------------------------------------------------------
 185       64.9%        100.0%        08/01/98             Enviro-Cote, Inc.                    29,750 sf
-----------------------------------------------------------------------------------------------------------
 186       71.6%        100.0%        10/09/98
-----------------------------------------------------------------------------------------------------------
 187       66.3%         90.0%        10/31/98                    N/A                              N/A
-----------------------------------------------------------------------------------------------------------
 188       71.0%         94.4%        09/01/98
-----------------------------------------------------------------------------------------------------------
 189       73.5%        100.0%        06/30/98            Trade American Card                    6,716 sf
-----------------------------------------------------------------------------------------------------------
 190       69.5%         86.6%        06/30/98               Earl's Beauty                       4,760 sf
-----------------------------------------------------------------------------------------------------------
 191       47.8%         94.7%        06/23/98
-----------------------------------------------------------------------------------------------------------
 192       78.6%         96.2%        08/27/98
-----------------------------------------------------------------------------------------------------------
 193       66.2%        100.0%        11/01/98            Chery Creek Mortgage                   2,781 sf
-----------------------------------------------------------------------------------------------------------
 194       73.8%        100.0%        09/15/98                    Cato                           4,200 sf
-----------------------------------------------------------------------------------------------------------
 195       26.1%         89.6%        08/01/98
-----------------------------------------------------------------------------------------------------------
 196       72.2%         76.7%        09/01/98
-----------------------------------------------------------------------------------------------------------
 197       74.3%         88.6%        08/04/98             Aaron Rents, Inc.                    20,256 sf
-----------------------------------------------------------------------------------------------------------
 198       74.7%         94.1%        09/18/98
-----------------------------------------------------------------------------------------------------------
 199       79.6%         93.0%        09/27/98                    N/A                              N/A
-----------------------------------------------------------------------------------------------------------
 200       81.1%         92.0%        09/30/98
-----------------------------------------------------------------------------------------------------------
 201       70.0%        100.0%        10/01/98                    Cato                           4,160 sf
-----------------------------------------------------------------------------------------------------------
 202       72.4%        100.0%        06/10/98                  7-Eleven                         2,365 sf
-----------------------------------------------------------------------------------------------------------
 203       72.4%        100.0%        06/10/98                 Quick Chek                        4,700 sf
-----------------------------------------------------------------------------------------------------------
 204       74.5%        100.0%        09/18/98                Tae Ju Jung                        2,500 sf
-----------------------------------------------------------------------------------------------------------
 205       78.8%        100.0%        06/30/98
-----------------------------------------------------------------------------------------------------------
 206       69.3%        100.0%        09/29/98                Quick Check                        3,300 sf
-----------------------------------------------------------------------------------------------------------
 207       78.6%         98.3%        09/24/98
-----------------------------------------------------------------------------------------------------------
 208       79.6%         97.2%        07/31/98
-----------------------------------------------------------------------------------------------------------

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

--------------------------------------------------------------------------------------------------------------------------------
Loan                                                    Underwritable                                                Value as
 No.                Property Name(2)                      Cash Flow    Monthly Payment   DSCR(4)   Appraised Value   of Date
--------------------------------------------------------------------------------------------------------------------------------
 209   City Sports                                        $217,894      $8,132.50          2.23       $3,000,000      7/16/98
--------------------------------------------------------------------------------------------------------------------------------
 210   Glenarm Manor Apartments                           $168,254      $8,828.90          1.59       $1,520,000      3/27/97
--------------------------------------------------------------------------------------------------------------------------------
 211   Lin-Valle Center                                   $130,353      $7,667.64          1.42       $1,500,000      4/2/98
--------------------------------------------------------------------------------------------------------------------------------
 212   Cramer Woods Apartments                            $131,034      $7,880.14          1.39       $1,600,000      5/12/98
--------------------------------------------------------------------------------------------------------------------------------
 213   Great Falls Days Inn                               $227,260      $9,030.43          2.10       $1,850,000      2/16/98
--------------------------------------------------------------------------------------------------------------------------------
 214   Hillside Trace Apartments                          $129,436      $8,004.87          1.35       $1,360,000      3/28/97
--------------------------------------------------------------------------------------------------------------------------------
 215   Pearisburg Square                                  $118,196      $7,864.46          1.25       $1,400,000     10/12/98
--------------------------------------------------------------------------------------------------------------------------------
 216   3180 Presidential Drive                            $122,941      $7,422.47          1.38       $1,390,000      4/3/98
--------------------------------------------------------------------------------------------------------------------------------
 217   Villa Seville Apartments                           $101,926      $6,486.70          1.31       $1,300,000      4/27/98
--------------------------------------------------------------------------------------------------------------------------------
 218   Montreal Station                                   $109,339      $6,829.65          1.33       $1,380,000      6/8/98
--------------------------------------------------------------------------------------------------------------------------------
 219   Dunwoody Springs Building                          $108,914      $7,271.80          1.25       $1,475,000      4/17/98
--------------------------------------------------------------------------------------------------------------------------------
 220   Spring House Office Park                           $117,015      $6,483.30          1.50       $1,480,000      6/3/98
--------------------------------------------------------------------------------------------------------------------------------
 221   Sutton Place Apartments                            $107,271      $6,474.53          1.38       $1,100,000      3/28/97
--------------------------------------------------------------------------------------------------------------------------------
 222   Garrison Street Apartments                          $92,530      $5,263.49          1.46       $1,270,000      4/16/98
--------------------------------------------------------------------------------------------------------------------------------
 223   Airport Drive Shops                                $122,675      $7,568.37          1.35       $1,250,000      5/20/98
--------------------------------------------------------------------------------------------------------------------------------
 224   2755 Philmont Ave.                                 $113,753      $6,483.94          1.46       $1,350,000      2/24/98
--------------------------------------------------------------------------------------------------------------------------------
 225   9107 Gaither Rd.                                   $101,363      $5,690.63          1.48       $1,400,000      2/26/98
--------------------------------------------------------------------------------------------------------------------------------
 226   Tulwane Apartments                                  $82,196      $4,697.81          1.46         $950,000      9/11/98
--------------------------------------------------------------------------------------------------------------------------------
 227   900-902 Pine Street Apartments                      $78,582      $4,244.09          1.54         $780,000      3/27/98
--------------------------------------------------------------------------------------------------------------------------------
 228   Rochelle Arms                                       $69,297      $4,001.84          1.44         $775,000      9/11/98
--------------------------------------------------------------------------------------------------------------------------------
 229   Pottery Row Apartments                              $56,955      $3,529.70          1.34         $685,000      2/27/98

       TOTAL/WEIGHTED AVERAGE                         $104,442,135     $6,124,116          1.42   $1,237,796,000

----------------------------------------------------------------------------------------------------------
Loan     Cut-Off       Percent     Percent Leased                                           Square Footage
 No.   Date LTV(4)    Leased(7)     as of Date(7)         LargestTenant(8)                  Largest Tenant
----------------------------------------------------------------------------------------------------------
 209      39.8%        100.0%        10/14/98                City Sports                       17,090 sf
----------------------------------------------------------------------------------------------------------
 210      77.6%         98.6%        09/24/98
----------------------------------------------------------------------------------------------------------
 211      74.2%         88.9%        09/01/98                Comnet, Inc.                       3,190 sf
----------------------------------------------------------------------------------------------------------
 212      68.2%        100.0%        07/17/98
----------------------------------------------------------------------------------------------------------
 213      58.6%         71.2%        01/06/98
----------------------------------------------------------------------------------------------------------
 214      78.6%         92.2%        09/24/98
----------------------------------------------------------------------------------------------------------
 215      71.3%         91.0%        10/01/98                Dollar Tree                        4,000 sf
----------------------------------------------------------------------------------------------------------
 216      71.3%        100.0%        06/22/98                Prism, Inc.                        8,890 sf
----------------------------------------------------------------------------------------------------------
 217      74.7%         94.4%        09/01/98
----------------------------------------------------------------------------------------------------------
 218      66.5%         94.5%        07/01/98        Options for Supported Living               4,793 sf
----------------------------------------------------------------------------------------------------------
 219      62.1%        100.0%        10/31/98                 Dataradio                        15,438 sf
----------------------------------------------------------------------------------------------------------
 220      61.3%         86.4%        08/01/98           Daniel and Associates                   3,100 sf
----------------------------------------------------------------------------------------------------------
 221      78.6%         96.4%        08/27/98
----------------------------------------------------------------------------------------------------------
 222      64.7%        100.0%        08/23/98
----------------------------------------------------------------------------------------------------------
 223      64.6%        100.0%        11/30/98                 Movie Time                        7,600 sf
----------------------------------------------------------------------------------------------------------
 224      58.4%         87.0%        05/26/98       Joe Valenti (Bargain Hunters)              17,000 sf
----------------------------------------------------------------------------------------------------------
 225      49.3%        100.0%        05/28/98                  Worldpac                        17,546 sf
----------------------------------------------------------------------------------------------------------
 226      70.8%         97.1%        10/20/98
----------------------------------------------------------------------------------------------------------
 227      79.6%        100.0%        06/12/98
----------------------------------------------------------------------------------------------------------
 228      73.9%         96.4%        10/20/98
----------------------------------------------------------------------------------------------------------
 229      75.5%        100.0%        08/08/98

          70.8%

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                    Prepayment Code(10)

Loan
 No.   Seller(1)                Property Name(2)                         Seasoning(9)   LO   YM3    YM2    YM1  YM   Def/YM   Def
-----------------------------------------------------------------------------------------------------------------------------------
   1   MS         Key West Hilton Resort                                           11   59                  58
-----------------------------------------------------------------------------------------------------------------------------------
   2   RFC        Lancaster Commerce Center                                         5   29                                     88
-----------------------------------------------------------------------------------------------------------------------------------
   3   MS         Cupertino Village Shopping Center                                 6   30                                     89
-----------------------------------------------------------------------------------------------------------------------------------
   4   RFC        Metro Pike Center                                                 8   48                  66
-----------------------------------------------------------------------------------------------------------------------------------
   5   RFC        Hawthorne Woods                                                   7   31                                     86
-----------------------------------------------------------------------------------------------------------------------------------
   6   RFC        Sybase Building                                                   5   77                                    100
-----------------------------------------------------------------------------------------------------------------------------------
   7   MS         Alexandria Courtyard Marriott Hotel                               3   27                                     90
-----------------------------------------------------------------------------------------------------------------------------------
   8   RFC        Heritage House                                                    7   31                                     62
-----------------------------------------------------------------------------------------------------------------------------------
   9   RFC        Spanish Trace East Apartments                                     5   48                  69
-----------------------------------------------------------------------------------------------------------------------------------
  10   MS         Four Allegheny Office Center                                      7   19                 145
-----------------------------------------------------------------------------------------------------------------------------------
  11   MS         Town Center Lodge Motel  (I)                                      6   30                                     87
-----------------------------------------------------------------------------------------------------------------------------------
  12   MS         Decatur Lodge Motel (I)                                           6   30                                     87
-----------------------------------------------------------------------------------------------------------------------------------
  13   MS         Fulton Lodge Motel (I)                                            6   30                                     87
-----------------------------------------------------------------------------------------------------------------------------------
  14   MS         Douglasville Lodge Motel (I)                                      6   30                                     87
-----------------------------------------------------------------------------------------------------------------------------------
  15   MS         West Georgia Lodge Motel (I)                                      6   30                                     87
-----------------------------------------------------------------------------------------------------------------------------------
  16   MS         East Point Lodge Motel (I)                                        6   30                                     87
-----------------------------------------------------------------------------------------------------------------------------------
  17   MS         Holiday Inn Hotel- Bar Harbor                                     9   60                  57
-----------------------------------------------------------------------------------------------------------------------------------
  18   MS         Kirkwood Crossings Office and Retail Building                     5   60                  54
-----------------------------------------------------------------------------------------------------------------------------------
  19   RFC        North Salado Village Shopping Center                             10   48                  66
-----------------------------------------------------------------------------------------------------------------------------------
  20   RFC        Golden Miles Market Place                                         3   27                                     90
-----------------------------------------------------------------------------------------------------------------------------------
  21   WACH       New Market Madison                                                5   60                  57
-----------------------------------------------------------------------------------------------------------------------------------
  22   RFC        Valencia Apartments                                               7   48                  69
-----------------------------------------------------------------------------------------------------------------------------------
  23   RFC        Rollingwood Shopping Center                                       4   28                                     89
-----------------------------------------------------------------------------------------------------------------------------------
  24   MS         525 Almanor Industrial Building                                   6   24                  90
-----------------------------------------------------------------------------------------------------------------------------------
  25   WACH       Town Country S C                                                  4   36                  81
-----------------------------------------------------------------------------------------------------------------------------------
  26   MS         Lucky/Long's Plaza Shopping Center                               35                      117
-----------------------------------------------------------------------------------------------------------------------------------
  27   RFC        Koret Distribution Center                                         5   29                                     88
-----------------------------------------------------------------------------------------------------------------------------------
  28   RFC        Colony By The Mall Apartments                                     6   30                                     87
-----------------------------------------------------------------------------------------------------------------------------------
  29   MS         Manekin Industrial Portfolio                                     13   60                  57
-----------------------------------------------------------------------------------------------------------------------------------
  30   RFC        St. Andrews Professional Center                                   6   30                                     87
-----------------------------------------------------------------------------------------------------------------------------------
  31   RFC        Green Ridge Heights Apartments                                   11   96                  81
-----------------------------------------------------------------------------------------------------------------------------------
  32   RFC        Cove Center                                                       7   48                  69
-----------------------------------------------------------------------------------------------------------------------------------
  33   RFC        Golden Isle Plaza                                                 3   27                                     87
-----------------------------------------------------------------------------------------------------------------------------------
  34   MS         2040-2060 Corporate Court Industrial                             32                      177
-----------------------------------------------------------------------------------------------------------------------------------
  35   RFC        Miami Lakes Corporate Center                                      6   30                                     84
-----------------------------------------------------------------------------------------------------------------------------------
  36   MS         Bon Air Professional Center                                       5   29                                     88
-----------------------------------------------------------------------------------------------------------------------------------
  37   MS         Woodside Apartments                                              11   60                  72
-----------------------------------------------------------------------------------------------------------------------------------
  38   RFC        Cambridge Commons Apartments                                      6   30                                     87
-----------------------------------------------------------------------------------------------------------------------------------
  39   MS         Alicia Valencia Plaza Shopping Center                            29                      117
-----------------------------------------------------------------------------------------------------------------------------------
  40   RFC        Willow Tree                                                       4   36                      78
-----------------------------------------------------------------------------------------------------------------------------------
  41   MS         Bayport Marina Plaza Industrial                                   5   29                                     88
-----------------------------------------------------------------------------------------------------------------------------------
  42   RFC        New Market Square                                                 6   30                                     84
-----------------------------------------------------------------------------------------------------------------------------------
  43   WACH       Shoppes at Cresthaven                                             3   60                  57
-----------------------------------------------------------------------------------------------------------------------------------
  44   WACH       Southport Centre                                                  5   29                                     88
-----------------------------------------------------------------------------------------------------------------------------------
  45   RFC        Half-A-Car                                                        7   48                      66
-----------------------------------------------------------------------------------------------------------------------------------
  46   MS         Merchants Centre                                                  5   29                                     88
-----------------------------------------------------------------------------------------------------------------------------------
  47   RFC        Plaza K Shopping Center                                           5   96                  78
-----------------------------------------------------------------------------------------------------------------------------------
  48   RFC        Parkway Shopping Center                                          14   36                  81
-----------------------------------------------------------------------------------------------------------------------------------
  49   MS         788 North Jefferson Office Building                               7   31                                     86
-----------------------------------------------------------------------------------------------------------------------------------
  50   WACH       Comfort Suites                                                    5   90                  87
-----------------------------------------------------------------------------------------------------------------------------------
  51   MS         Taft Corners Shopping Center                                      5   29                                     88

-------------------------------------------------------------------
                 Prepayment Code(10)

Loan                                                  Total Admin
 No.     5  4.5   4   3.5   3   2.5   2   1   Open   Cost (bps)(11)
-------------------------------------------------------------------
   1                                             3            10.37
-------------------------------------------------------------------
   2                                             3            10.37
-------------------------------------------------------------------
   3                                             3            10.37
-------------------------------------------------------------------
   4                                             6            10.37
-------------------------------------------------------------------
   5                                             3            10.37
-------------------------------------------------------------------
   6                                             3            10.37
-------------------------------------------------------------------
   7                                             3            13.37
-------------------------------------------------------------------
   8                                             3            10.37
-------------------------------------------------------------------
   9                                             3            10.37
-------------------------------------------------------------------
  10                                                          13.37
-------------------------------------------------------------------
  11                                             3            10.37
-------------------------------------------------------------------
  12                                             3            10.37
-------------------------------------------------------------------
  13                                             3            10.37
-------------------------------------------------------------------
  14                                             3            10.37
-------------------------------------------------------------------
  15                                             3            10.37
-------------------------------------------------------------------
  16                                             3            10.37
-------------------------------------------------------------------
  17                                             3            10.37
-------------------------------------------------------------------
  18                                             6            13.37
-------------------------------------------------------------------
  19                                             6            10.37
-------------------------------------------------------------------
  20                                             3            10.37
-------------------------------------------------------------------
  21                                             3            10.37
-------------------------------------------------------------------
  22                                             3            10.37
-------------------------------------------------------------------
  23                                             3            10.37
-------------------------------------------------------------------
  24                                             6            13.37
-------------------------------------------------------------------
  25                                             3            10.37
-------------------------------------------------------------------
  26                                             3            10.37
-------------------------------------------------------------------
  27                                             3            10.37
-------------------------------------------------------------------
  28                                             3            10.37
-------------------------------------------------------------------
  29                                             3            13.37
-------------------------------------------------------------------
  30                                             3            10.37
-------------------------------------------------------------------
  31                                             3            10.37
-------------------------------------------------------------------
  32                                             3            10.37
-------------------------------------------------------------------
  33                                             6            10.37
-------------------------------------------------------------------
  34                                             3            10.37
-------------------------------------------------------------------
  35                                             6            10.37
-------------------------------------------------------------------
  36                                             3            10.37
-------------------------------------------------------------------
  37                                                          13.37
-------------------------------------------------------------------
  38                                             3            10.37
-------------------------------------------------------------------
  39                                             3            10.37
-------------------------------------------------------------------
  40                                             6            10.37
-------------------------------------------------------------------
  41                                             3            10.37
-------------------------------------------------------------------
  42                                             6            10.37
-------------------------------------------------------------------
  43                                             3            10.37
-------------------------------------------------------------------
  44                                             3            10.37
-------------------------------------------------------------------
  45                                             6            10.37
-------------------------------------------------------------------
  46                                             3            14.37
-------------------------------------------------------------------
  47                                             6            10.37
-------------------------------------------------------------------
  48                                             3            10.37
-------------------------------------------------------------------
  49                                             3            13.37
-------------------------------------------------------------------
  50                                             3            10.37
-------------------------------------------------------------------
  51                                             3            10.37

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                    Prepayment Code(10)

Loan
 No.   Seller(1)                Property Name(2)                         Seasoning(9)   LO   YM3    YM2    YM1  YM   Def/YM   Def
-----------------------------------------------------------------------------------------------------------------------------------
  52   MS         Mickelberry Shopping Center                                       7   61                  60
-----------------------------------------------------------------------------------------------------------------------------------
  53   RFC        Cottonwood Corners Shopping Center                                4   28                                     89
-----------------------------------------------------------------------------------------------------------------------------------
  54   WACH       Comfort Inn & Comfort Suites                                      3   27                                     90
-----------------------------------------------------------------------------------------------------------------------------------
  55   RFC        Dalton Place Shopping Center                                     14   36                 201
-----------------------------------------------------------------------------------------------------------------------------------
  56   RFC        Showcase Plaza Shopping Center                                    5   36                  81
-----------------------------------------------------------------------------------------------------------------------------------
  57   RFC        Springrove Mobile Home Park                                       6   84                 153
-----------------------------------------------------------------------------------------------------------------------------------
  58   RFC        Gateway/Lombardi (II)                                             7   48                  69
-----------------------------------------------------------------------------------------------------------------------------------
  59   RFC        Arbors of Wooster Apartments                                     12   72                 105
-----------------------------------------------------------------------------------------------------------------------------------
  60   MS         Sunset Plaza Shopping Center                                     17   60                  57
-----------------------------------------------------------------------------------------------------------------------------------
  61   WACH       Blackstock Warehouse                                              3   28                                    149
-----------------------------------------------------------------------------------------------------------------------------------
  62   RFC        Augusta at Gruene                                                 8   48                  69
-----------------------------------------------------------------------------------------------------------------------------------
  63   MS         Commerce Office Building (III)                                    6   30                                     87
-----------------------------------------------------------------------------------------------------------------------------------
  64   MS         Medical & Professional Office Building (III)                      6   30                                     87
-----------------------------------------------------------------------------------------------------------------------------------
  65   RFC        Southside Square Shopping Center                                  6   30                                     84
-----------------------------------------------------------------------------------------------------------------------------------
  66   RFC        Saratoga Square Apartments                                        7   31                                     86
-----------------------------------------------------------------------------------------------------------------------------------
  67   MS         Minaret Village Retail and Office Center                         11   60                 120
-----------------------------------------------------------------------------------------------------------------------------------
  68   WACH       Redland Crest Apartments                                          4   28                                     89
-----------------------------------------------------------------------------------------------------------------------------------
  69   RFC        Village of Westover Apartments                                    7   48                  66
-----------------------------------------------------------------------------------------------------------------------------------
  70   MS         499 University Avenue                                            18                      117
-----------------------------------------------------------------------------------------------------------------------------------
  71   RFC        Manufacturers Bank Building                                       4   28                                     89
-----------------------------------------------------------------------------------------------------------------------------------
  72   WACH       Print Pack Buildings                                              4   60                 117
-----------------------------------------------------------------------------------------------------------------------------------
  73   MS         Hennepin Square Office Building                                   9   38                                     79
-----------------------------------------------------------------------------------------------------------------------------------
  74   MS         Brandywine III Apartments                                         6   30                                     87
-----------------------------------------------------------------------------------------------------------------------------------
  75   RFC        V United Plaza                                                    6  120                                    114
-----------------------------------------------------------------------------------------------------------------------------------
  76   WACH       South Park Shopping Center                                        5   29                                     88
-----------------------------------------------------------------------------------------------------------------------------------
  77   RFC        Pineville Towne Market                                            6   30                                     84
-----------------------------------------------------------------------------------------------------------------------------------
  78   WACH       555 & 565 Old Norcross Rd                                         6   60                  57
-----------------------------------------------------------------------------------------------------------------------------------
  79   MS         Lake Union Office Building                                        8   32                                    109
-----------------------------------------------------------------------------------------------------------------------------------
  80   MS         Via Alamos Apartments                                             4   28                                     89
-----------------------------------------------------------------------------------------------------------------------------------
  81   RFC        Gallery Row                                                       5   48                  69
-----------------------------------------------------------------------------------------------------------------------------------
  82   RFC        Arbour Walk Village Apartments                                    5   29                                     88
-----------------------------------------------------------------------------------------------------------------------------------
  83   MS         San Fernando Industrial Building                                  9   60                  72
-----------------------------------------------------------------------------------------------------------------------------------
  84   WACH       Village at Cedar Shoals                                           6   60                  57
-----------------------------------------------------------------------------------------------------------------------------------
  85   MS         Kirby Plaza Office Building                                       8   60                  57
-----------------------------------------------------------------------------------------------------------------------------------
  86   MS         800 South Broadway Office Building                                7   31                                     86
-----------------------------------------------------------------------------------------------------------------------------------
  87   RFC        Polifly Plaza                                                     7   48                  66
-----------------------------------------------------------------------------------------------------------------------------------
  88   MS         Summit Apartments                                                 6   60                  57
-----------------------------------------------------------------------------------------------------------------------------------
  89   RFC        Villa Fontana                                                     8   48                  69
-----------------------------------------------------------------------------------------------------------------------------------
  90   MS         Laguna Self Storage                                               7   72                  50
-----------------------------------------------------------------------------------------------------------------------------------
  91   MS         Hughes Towers Apartments                                          5   29                                     88
-----------------------------------------------------------------------------------------------------------------------------------
  92   WACH       Roswell Oaks                                                      3   27                                     90
-----------------------------------------------------------------------------------------------------------------------------------
  93   MS         Temple Medical Office Building                                    4   28                                     89
-----------------------------------------------------------------------------------------------------------------------------------
  94   RFC        Victoria Square Apartments                                        7   48                  69
-----------------------------------------------------------------------------------------------------------------------------------
  95   RFC        Kmart                                                             7   48                  66
-----------------------------------------------------------------------------------------------------------------------------------
  96   MS         Strathmore Towers Apartments                                      5   29                                     88
-----------------------------------------------------------------------------------------------------------------------------------
  97   MS         69 Hickory Drive Office Building                                  4   28                                     89
-----------------------------------------------------------------------------------------------------------------------------------
  98   MS         Rancho Broadway Shopping Center                                  30                      117
-----------------------------------------------------------------------------------------------------------------------------------
  99   MS         Union Bank Office Building                                       17                      117
-----------------------------------------------------------------------------------------------------------------------------------
 100   RFC        Northampton Apartments                                            9  168                  66
-----------------------------------------------------------------------------------------------------------------------------------
 101   MS         2424 Babcock Office and Medical Building                          5   29                                     88
-----------------------------------------------------------------------------------------------------------------------------------
 102   MS         Casa Grande Retail Center                                         5   60                  57

-------------------------------------------------------------------
                    Prepayment Code(10)

Loan                                                  Total Admin
 No.     5  4.5   4   3.5   3   2.5   2   1   Open   Cost (bps)(11)
-------------------------------------------------------------------
  52                                                          13.37
-------------------------------------------------------------------
  53                                             3            10.37
-------------------------------------------------------------------
  54                                             3            10.37
-------------------------------------------------------------------
  55                                             3            10.37
-------------------------------------------------------------------
  56                                             3            10.37
-------------------------------------------------------------------
  57                                             3            10.37
-------------------------------------------------------------------
  58                                             3            10.37
-------------------------------------------------------------------
  59                                             3            10.37
-------------------------------------------------------------------
  60                                             3            14.37
-------------------------------------------------------------------
  61                                             3            10.37
-------------------------------------------------------------------
  62                                             3            10.37
-------------------------------------------------------------------
  63                                             3            10.37
-------------------------------------------------------------------
  64                                             3            10.37
-------------------------------------------------------------------
  65                                             6            10.37
-------------------------------------------------------------------
  66                                             3            10.37
-------------------------------------------------------------------
  67                                                          13.37
-------------------------------------------------------------------
  68                                             3            10.37
-------------------------------------------------------------------
  69                                             6            10.37
-------------------------------------------------------------------
  70                                             3            10.37
-------------------------------------------------------------------
  71                                             3            10.37
-------------------------------------------------------------------
  72                                             3            10.37
-------------------------------------------------------------------
  73                                             3            10.37
-------------------------------------------------------------------
  74                                             3            10.37
-------------------------------------------------------------------
  75                                             6            10.37
-------------------------------------------------------------------
  76                                             3            10.37
-------------------------------------------------------------------
  77                                             6            10.37
-------------------------------------------------------------------
  78                                             3            10.37
-------------------------------------------------------------------
  79                                             3            13.37
-------------------------------------------------------------------
  80                                             3            10.37
-------------------------------------------------------------------
  81                                             3            10.37
-------------------------------------------------------------------
  82                                             3            10.37
-------------------------------------------------------------------
  83                                                          13.37
-------------------------------------------------------------------
  84                                             3            10.37
-------------------------------------------------------------------
  85                                             3            10.37
-------------------------------------------------------------------
  86                                             3            10.37
-------------------------------------------------------------------
  87                                             6            10.37
-------------------------------------------------------------------
  88                                             3            10.37
-------------------------------------------------------------------
  89                                             3            10.37
-------------------------------------------------------------------
  90                                             3            10.37
-------------------------------------------------------------------
  91                                             3            10.37
-------------------------------------------------------------------
  92                                             3            10.37
-------------------------------------------------------------------
  93                                             3            10.37
-------------------------------------------------------------------
  94                                             3            10.37
-------------------------------------------------------------------
  95                                             6            10.37
-------------------------------------------------------------------
  96                                             3            13.37
-------------------------------------------------------------------
  97                                             3            13.37
-------------------------------------------------------------------
  98                                             3            10.37
-------------------------------------------------------------------
  99                                             3            10.37
-------------------------------------------------------------------
 100                                             6            10.37
-------------------------------------------------------------------
 101                                             3            13.37
-------------------------------------------------------------------
 102                                             3            10.37

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                    Prepayment Code(10)

Loan
 No.   Seller(1)                Property Name(2)                         Seasoning(9)   LO   YM3    YM2    YM1  YM   Def/YM   Def
-----------------------------------------------------------------------------------------------------------------------------------
 103   RFC        The Vineyards Apartments                                          6   30                                     87
-----------------------------------------------------------------------------------------------------------------------------------
 104   RFC        Dunwoody Shallowford Office Park                                  8   48                  69
-----------------------------------------------------------------------------------------------------------------------------------
 105   WACH       Best Western                                                      4   28                                     86
-----------------------------------------------------------------------------------------------------------------------------------
 106   MS         Kenyon Place Apartments                                           3   60                  54
-----------------------------------------------------------------------------------------------------------------------------------
 107   MS         College Square Shopping Center                                    5   29                                     88
-----------------------------------------------------------------------------------------------------------------------------------
 108   WACH       Americana Self Storage                                            5   60                  57
-----------------------------------------------------------------------------------------------------------------------------------
 109   WACH       Regal Cinemas                                                     3   90                  87
-----------------------------------------------------------------------------------------------------------------------------------
 110   MS         Mission Plaza Shopping Center                                     7   31                                     86
-----------------------------------------------------------------------------------------------------------------------------------
 111   WACH       Collier & Piedmont Rd. Apts. (IV)                                 8   60                  57
-----------------------------------------------------------------------------------------------------------------------------------
 112   WACH       Canteberi Place Apartments                                        9   60                  57
-----------------------------------------------------------------------------------------------------------------------------------
 113   WACH       Holiday Inn Express                                               4   90                  87
-----------------------------------------------------------------------------------------------------------------------------------
 114   RFC        Pacifica Hampden Industrial Park                                  8   48                  66
-----------------------------------------------------------------------------------------------------------------------------------
 115   RFC        Atlantic Plaza II                                                 6   30                                     84
-----------------------------------------------------------------------------------------------------------------------------------
 116   RFC        Bath Street Partners                                              3   27                                     90
-----------------------------------------------------------------------------------------------------------------------------------
 117   RFC        JM Industrial                                                     7   84                  90
-----------------------------------------------------------------------------------------------------------------------------------
 118   RFC        Sargent Road Shopping Center.                                     9   48                  66
-----------------------------------------------------------------------------------------------------------------------------------
 119   RFC        Little Brook Apartments                                           7   31                                     86
-----------------------------------------------------------------------------------------------------------------------------------
 120   MS         Courtside Office Building (V)                                     6   30                                     87
-----------------------------------------------------------------------------------------------------------------------------------
 121   MS         Murphy Office Building  (V)                                       6   30                                     87
-----------------------------------------------------------------------------------------------------------------------------------
 122   RFC        North Oaks Plaza                                                  7   31                                     86
-----------------------------------------------------------------------------------------------------------------------------------
 123   MS         Ohlone Village Shopping and Office Center                        14                      114
-----------------------------------------------------------------------------------------------------------------------------------
 124   RFC        Palms Plaza                                                       5   29                                     88
-----------------------------------------------------------------------------------------------------------------------------------
 125   RFC        St. Clair Mobile Home Parks                                       5   29                                     88
-----------------------------------------------------------------------------------------------------------------------------------
 126   WACH       Claremont Commons                                                 7  120                 108
-----------------------------------------------------------------------------------------------------------------------------------
 127   RFC        Guilford Street Center                                            8   48                  69
-----------------------------------------------------------------------------------------------------------------------------------
 128   RFC        Ski Lodge Apartments                                              6   48                  69
-----------------------------------------------------------------------------------------------------------------------------------
 129   MS         Maxwell Labs Industrial Building                                 18
-----------------------------------------------------------------------------------------------------------------------------------
 130   RFC        Lakeshore Apartments                                              4   28                                     89
-----------------------------------------------------------------------------------------------------------------------------------
 131   WACH       Vidalia Food Lion                                                 2   26                                     91
-----------------------------------------------------------------------------------------------------------------------------------
 132   MS         Rosecrans Avenue Warehouse                                       11   60                  84
-----------------------------------------------------------------------------------------------------------------------------------
 133   MS         4800 Santa Fe Industrial Building                                 8   32                                     97
-----------------------------------------------------------------------------------------------------------------------------------
 134   MS         Century Warehouse                                                11   60                  60
-----------------------------------------------------------------------------------------------------------------------------------
 135   MS         Pingry Arms and Cornell Arms Apartments                          38          36
-----------------------------------------------------------------------------------------------------------------------------------
 136   MS         20195 Stevens Creek Boulevard Office Building                     8   60                  60
-----------------------------------------------------------------------------------------------------------------------------------
 137   RFC        Maple Run Apartments                                              6   48                  66
-----------------------------------------------------------------------------------------------------------------------------------
 138   WACH       Comfort Inn Laurinburg                                            3   27                                     90
-----------------------------------------------------------------------------------------------------------------------------------
 139   MS         Blockbuster - Westwood Shopping Center                            5   29                                     88
-----------------------------------------------------------------------------------------------------------------------------------
 140   MS         Clock Tower Office and Retail Building                           18
-----------------------------------------------------------------------------------------------------------------------------------
 141   RFC        One Bank Street                                                   6   48                  66
-----------------------------------------------------------------------------------------------------------------------------------
 142   MS         Shoppes of Deerfield                                              6   30                                     87
-----------------------------------------------------------------------------------------------------------------------------------
 143   RFC        Dartmoor Apartments                                               9   48                  69
-----------------------------------------------------------------------------------------------------------------------------------
 144   WACH       Lavender Lakes                                                    7   60                  57
-----------------------------------------------------------------------------------------------------------------------------------
 145   RFC        Sunshine Office Building                                          6   48                  66
-----------------------------------------------------------------------------------------------------------------------------------
 146   MS         Underwood Gartland Industrial Building                            4   28                                     89
-----------------------------------------------------------------------------------------------------------------------------------
 147   WACH       Washington Square                                                 3   60                  57
-----------------------------------------------------------------------------------------------------------------------------------
 148   RFC        Eastlake Business Park                                            6   60                  56
-----------------------------------------------------------------------------------------------------------------------------------
 149   MS         Lindsay Marketplace Shopping Center                              18
-----------------------------------------------------------------------------------------------------------------------------------
 150   MS         Sierra Meadows Apartments                                        13   60                  57
-----------------------------------------------------------------------------------------------------------------------------------
 151   MS         4700 Santa Fe Industrial Building                                 7   31                                     86
-----------------------------------------------------------------------------------------------------------------------------------
 152   RFC        Georgetown Plaza                                                  8  120                 114
-----------------------------------------------------------------------------------------------------------------------------------
 153   MS         Itasca Business Park                                             32                      117

-------------------------------------------------------------------
                   Prepayment Code(10)

Loan                                                  Total Admin
 No.     5  4.5   4   3.5   3   2.5   2   1   Open   Cost (bps)(11)
-------------------------------------------------------------------
 103                                             3            10.37
-------------------------------------------------------------------
 104                                             3            10.37
-------------------------------------------------------------------
 105                                             6            10.37
-------------------------------------------------------------------
 106                                             6            10.37
-------------------------------------------------------------------
 107                                             3            10.37
-------------------------------------------------------------------
 108                                             3            10.37
-------------------------------------------------------------------
 109                                             3            10.37
-------------------------------------------------------------------
 110                                             3            13.37
-------------------------------------------------------------------
 111                                             3            10.37
-------------------------------------------------------------------
 112                                             3            10.37
-------------------------------------------------------------------
 113                                             3            10.37
-------------------------------------------------------------------
 114                                             6            10.37
-------------------------------------------------------------------
 115                                             6            10.37
-------------------------------------------------------------------
 116                                             3            10.37
-------------------------------------------------------------------
 117                                             6            10.37
-------------------------------------------------------------------
 118                                             6            17.87
-------------------------------------------------------------------
 119                                             3            10.37
-------------------------------------------------------------------
 120                                             3            10.37
-------------------------------------------------------------------
 121                                             3            10.37
-------------------------------------------------------------------
 122                                             3            10.37
-------------------------------------------------------------------
 123                                             6            10.37
-------------------------------------------------------------------
 124                                             3            10.37
-------------------------------------------------------------------
 125                                             3            10.37
-------------------------------------------------------------------
 126                                            12            10.37
-------------------------------------------------------------------
 127                                             3            10.37
-------------------------------------------------------------------
 128                                             3            10.37
-------------------------------------------------------------------
 129        90            84                     6            13.37
-------------------------------------------------------------------
 130                                             3            10.37
-------------------------------------------------------------------
 131                                             3            10.37
-------------------------------------------------------------------
 132                                                          13.37
-------------------------------------------------------------------
 133                                             3            13.37
-------------------------------------------------------------------
 134                                                          13.37
-------------------------------------------------------------------
 135                                12   6       6            10.37
-------------------------------------------------------------------
 136                                                          13.37
-------------------------------------------------------------------
 137                                             6            10.37
-------------------------------------------------------------------
 138                                             3            10.37
-------------------------------------------------------------------
 139                                             3            10.37
-------------------------------------------------------------------
 140             96       96                                  13.37
-------------------------------------------------------------------
 141                                             6            17.87
-------------------------------------------------------------------
 142                                             3            13.37
-------------------------------------------------------------------
 143                                             3            10.37
-------------------------------------------------------------------
 144                                             3            10.37
-------------------------------------------------------------------
 145                                             6            10.37
-------------------------------------------------------------------
 146                                             3            12.37
-------------------------------------------------------------------
 147                                             3            10.37
-------------------------------------------------------------------
 148                                             4            10.37
-------------------------------------------------------------------
 149   24        24       24        24  24                    13.37
-------------------------------------------------------------------
 150                                             3            11.37
-------------------------------------------------------------------
 151                                             3            13.37
-------------------------------------------------------------------
 152                                             6            10.37
-------------------------------------------------------------------
 153                                             3            10.37

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                    Prepayment Code(10)

Loan
 No.   Seller(1)                Property Name(2)                         Seasoning(9)   LO   YM3    YM2    YM1  YM   Def/YM   Def
-----------------------------------------------------------------------------------------------------------------------------------
 154   WACH       Shoal Creek  Apartments                                           7  120                 117
-----------------------------------------------------------------------------------------------------------------------------------
 155   RFC        Pinnacle Peak Office Building                                     5   29                                     88
-----------------------------------------------------------------------------------------------------------------------------------
 156   MS         Fishers Crossing Shoppes                                          4   28                                     89
-----------------------------------------------------------------------------------------------------------------------------------
 157   WACH       Great Neck Shops & Potter Self Storage                            3   90                  87
-----------------------------------------------------------------------------------------------------------------------------------
 158   MS         Computer City Store                                               8   36
-----------------------------------------------------------------------------------------------------------------------------------
 159   RFC        Seaboard Industrial                                               7   84                  93
-----------------------------------------------------------------------------------------------------------------------------------
 160   MS         Tire Discounters - Dayton (VI)                                    7   31                                     86
-----------------------------------------------------------------------------------------------------------------------------------
 161   MS         Tire Discounters - Cincinnati (VI)                                7   31                                     86
-----------------------------------------------------------------------------------------------------------------------------------
 162   RFC        Interstate West Office Park                                       8   48                  69
-----------------------------------------------------------------------------------------------------------------------------------
 163   RFC        North Center Office Building                                      9   48                  70
-----------------------------------------------------------------------------------------------------------------------------------
 164   MS         Westchase Apartments                                             12   84                 120
-----------------------------------------------------------------------------------------------------------------------------------
 165   MS         Ashewood Apartments                                               3   60                  54
-----------------------------------------------------------------------------------------------------------------------------------
 166   RFC        Oakland Drive Apartments                                          4   28                                     89
-----------------------------------------------------------------------------------------------------------------------------------
 167   RFC        Victoria Street Offices                                           7   31                                     86
-----------------------------------------------------------------------------------------------------------------------------------
 168   MS         Montague Industrial Building                                      8   32                                     97
-----------------------------------------------------------------------------------------------------------------------------------
 169   RFC        Sunrise Square Shopping Center                                    9   48                  69
-----------------------------------------------------------------------------------------------------------------------------------
 170   WACH       Berkmar Park                                                      6   90                  87
-----------------------------------------------------------------------------------------------------------------------------------
 171   MS         Crest Ridge Apartments                                           38          60
-----------------------------------------------------------------------------------------------------------------------------------
 172   RFC        British Petroleum - Westlake                                      7   48                  66
-----------------------------------------------------------------------------------------------------------------------------------
 173   RFC        Kirkland Way Building                                             5   60                  56
-----------------------------------------------------------------------------------------------------------------------------------
 174   WACH       Willow Tree and Coastal Court Apartments (VII)                    4   28                                     89
-----------------------------------------------------------------------------------------------------------------------------------
 175   RFC        Eagle Watch Apartments                                            6   48                  66
-----------------------------------------------------------------------------------------------------------------------------------
 176   RFC        Post Alley Market Building                                        5   48                  66
-----------------------------------------------------------------------------------------------------------------------------------
 177   WACH       Cramer Marketplace Shopping Center                                3   60                  57
-----------------------------------------------------------------------------------------------------------------------------------
 178   WACH       Penn Forest Executive Building                                    5   90                  87
-----------------------------------------------------------------------------------------------------------------------------------
 179   MS         460 Valley Drive Industrial Building                             20
-----------------------------------------------------------------------------------------------------------------------------------
 180   RFC        Bradley Smith Apartments (VIII)                                   7   31                                     86
-----------------------------------------------------------------------------------------------------------------------------------
 181   MS         A Storage Place                                                   5   29                                     88
-----------------------------------------------------------------------------------------------------------------------------------
 182   RFC        Tallmadge Towne Apartments                                        5   29                                     88
-----------------------------------------------------------------------------------------------------------------------------------
 183   MS         Garden Ridge I & II Shopping and Office Center                    6   30                                    207
-----------------------------------------------------------------------------------------------------------------------------------
 184   WACH       Greenbriar Village Shopping Center                                5   60                  57
-----------------------------------------------------------------------------------------------------------------------------------
 185   RFC        Chapel Centre                                                     6   48                  69
-----------------------------------------------------------------------------------------------------------------------------------
 186   RFC        Laurel Manor Apartments                                           7   31                                     86
-----------------------------------------------------------------------------------------------------------------------------------
 187   WACH       Potter Self Storage                                               3   90                  87
-----------------------------------------------------------------------------------------------------------------------------------
 188   RFC        Dorjul Apartments                                                 4   48                 129
-----------------------------------------------------------------------------------------------------------------------------------
 189   RFC        Orange Industrial Park                                            7   48                  66
-----------------------------------------------------------------------------------------------------------------------------------
 190   RFC        Fiesta Palms II Retail Center                                    12   24                  33
-----------------------------------------------------------------------------------------------------------------------------------
 191   RFC        Newport Mesa Self Storage                                         7   48                  69
-----------------------------------------------------------------------------------------------------------------------------------
 192   MS         Brunswick Apartments                                             15   60                  54
-----------------------------------------------------------------------------------------------------------------------------------
 193   RFC        Canyon Professional Center                                        6   48                  66
-----------------------------------------------------------------------------------------------------------------------------------
 194   WACH       Madison Heights Square                                            5   90                  87
-----------------------------------------------------------------------------------------------------------------------------------
 195   MS         Lexington Apartments                                             45          60
-----------------------------------------------------------------------------------------------------------------------------------
 196   MS         Heritage Green Apartments                                        59          36
-----------------------------------------------------------------------------------------------------------------------------------
 197   RFC        Aaron Center                                                      5   48                  66
-----------------------------------------------------------------------------------------------------------------------------------
 198   RFC        Carlton Way Apartments                                            4   48                  69
-----------------------------------------------------------------------------------------------------------------------------------
 199   WACH       Creekview Townhouse Apartments                                    7   60                  57
-----------------------------------------------------------------------------------------------------------------------------------
 200   MS         Country Village Apartments                                       59          36
-----------------------------------------------------------------------------------------------------------------------------------
 201   WACH       Blackstone Square                                                 2   60                  57
-----------------------------------------------------------------------------------------------------------------------------------
 202   RFC        Pizza Hut / 7-Eleven (A)                                          5   48                  66
-----------------------------------------------------------------------------------------------------------------------------------
 203   RFC        Quick Chek (A)                                                    5   48                  66
-----------------------------------------------------------------------------------------------------------------------------------
 204   WACH       Holcomb Place III                                                 6   60                  57
-----------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------
                   Prepayment Code(10)

Loan                                                  Total Admin
 No.     5  4.5   4   3.5   3   2.5   2   1   Open   Cost (bps)(11)
-------------------------------------------------------------------
 154                                             3            10.37
-------------------------------------------------------------------
 155                                             3             5.37
-------------------------------------------------------------------
 156                                             3            10.37
-------------------------------------------------------------------
 157                                             3            10.37
-------------------------------------------------------------------
 158                      81                     3            13.37
-------------------------------------------------------------------
 159                                             3            10.37
-------------------------------------------------------------------
 160                                             3            10.37
-------------------------------------------------------------------
 161                                             3            10.37
-------------------------------------------------------------------
 162                                             3            10.37
-------------------------------------------------------------------
 163                                             3            10.37
-------------------------------------------------------------------
 164                                            36            10.37
-------------------------------------------------------------------
 165                                             6            10.37
-------------------------------------------------------------------
 166                                             3            10.37
-------------------------------------------------------------------
 167                                             3            10.37
-------------------------------------------------------------------
 168                                             3            13.37
-------------------------------------------------------------------
 169                                             3            10.37
-------------------------------------------------------------------
 170                                             3            10.37
-------------------------------------------------------------------
 171                                12   6       6            10.37
-------------------------------------------------------------------
 172                                             6            10.37
-------------------------------------------------------------------
 173                                             4            10.37
-------------------------------------------------------------------
 174                                             3            10.37
-------------------------------------------------------------------
 175                                             6            10.37
-------------------------------------------------------------------
 176                                             6            10.37
-------------------------------------------------------------------
 177                                             3            10.37
-------------------------------------------------------------------
 178                                             3            10.37
-------------------------------------------------------------------
 179             60       60                                  13.37
-------------------------------------------------------------------
 180                                             3            10.37
-------------------------------------------------------------------
 181                                             3            10.37
-------------------------------------------------------------------
 182                                             3            10.37
-------------------------------------------------------------------
 183                                             3            10.37
-------------------------------------------------------------------
 184                                             3            10.37
-------------------------------------------------------------------
 185                                             3            10.37
-------------------------------------------------------------------
 186                                             3            10.37
-------------------------------------------------------------------
 187                                             3            10.37
-------------------------------------------------------------------
 188                                             3            10.37
-------------------------------------------------------------------
 189                                             6            10.37
-------------------------------------------------------------------
 190                                             3            10.37
-------------------------------------------------------------------
 191                                             3            10.37
-------------------------------------------------------------------
 192                                             6            10.37
-------------------------------------------------------------------
 193                                             6            10.37
-------------------------------------------------------------------
 194                                             3            10.37
-------------------------------------------------------------------
 195                                12   6       6            10.37
-------------------------------------------------------------------
 196   12        12       12             9       3            10.37
-------------------------------------------------------------------
 197                                             6            10.37
-------------------------------------------------------------------
 198                                             3            10.37
-------------------------------------------------------------------
 199                                             3            10.37
-------------------------------------------------------------------
 200   12        12       12             9       3            10.37
-------------------------------------------------------------------
 201                                             3            10.37
-------------------------------------------------------------------
 202                                             6            10.37
-------------------------------------------------------------------
 203                                             6            10.37
-------------------------------------------------------------------
 204                                             3            10.37
-------------------------------------------------------------------

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                    Prepayment Code(10)

Loan
 No.   Seller(1)                Property Name(2)                         Seasoning(9)   LO   YM3    YM2    YM1  YM   Def/YM   Def
-----------------------------------------------------------------------------------------------------------------------------------
 205   RFC        New Hope Commons                                                  9   48                  69
-----------------------------------------------------------------------------------------------------------------------------------
 206   RFC        Union Avenue Plaza                                                3   27                                     90
-----------------------------------------------------------------------------------------------------------------------------------
 207   MS         Cedargate Apartments                                             15   60                  54
-----------------------------------------------------------------------------------------------------------------------------------
 208   RFC        Oakcrest Apartments                                               6   30                                     87
-----------------------------------------------------------------------------------------------------------------------------------
 209   RFC        City Sports                                                       4   48                  69
-----------------------------------------------------------------------------------------------------------------------------------
 210   MS         Glenarm Manor Apartments                                         15   60                  54
-----------------------------------------------------------------------------------------------------------------------------------
 211   RFC        Lin-Valle Center                                                  5   48                  69
-----------------------------------------------------------------------------------------------------------------------------------
 212   RFC        Cramer Woods Apartments                                           7   48                  66
-----------------------------------------------------------------------------------------------------------------------------------
 213   MS         Great Falls Days Inn                                              8   60                  57
-----------------------------------------------------------------------------------------------------------------------------------
 214   MS         Hillside Trace Apartments                                        15   60                  54
-----------------------------------------------------------------------------------------------------------------------------------
 215   WACH       Pearisburg Square                                                 1   60                  57
-----------------------------------------------------------------------------------------------------------------------------------
 216   RFC        3180 Presidential Drive                                           8   48                  66
-----------------------------------------------------------------------------------------------------------------------------------
 217   MS         Villa Seville Apartments                                          5   29                                     88
-----------------------------------------------------------------------------------------------------------------------------------
 218   RFC        Montreal Station                                                  7   48                  69
-----------------------------------------------------------------------------------------------------------------------------------
 219   WACH       Dunwoody Springs Building                                         5   29                                     85
-----------------------------------------------------------------------------------------------------------------------------------
 220   RFC        Spring House Office Park                                          6   48                  69
-----------------------------------------------------------------------------------------------------------------------------------
 221   MS         Sutton Place Apartments                                          15   60                  54
-----------------------------------------------------------------------------------------------------------------------------------
 222   RFC        Garrison Street Apartments                                        5   48                  66
-----------------------------------------------------------------------------------------------------------------------------------
 223   WACH       Airport Drive Shops                                               7   60                 117
-----------------------------------------------------------------------------------------------------------------------------------
 224   RFC        2755 Philmont Ave.                                                8   36                  78
-----------------------------------------------------------------------------------------------------------------------------------
 225   RFC        9107 Gaither Rd.                                                  8   48                 186
-----------------------------------------------------------------------------------------------------------------------------------
 226   RFC        Tulwane Apartments                                                3   48                  69
-----------------------------------------------------------------------------------------------------------------------------------
 227   RFC        900-902 Pine Street Apartments                                    7   48                  66
-----------------------------------------------------------------------------------------------------------------------------------
 228   RFC        Rochelle Arms                                                     3   48                  69
-----------------------------------------------------------------------------------------------------------------------------------
 229   RFC        Pottery Row Apartments                                            8   48                  66

                  TOTAL/WEIGHTED AVERAGE                                            8

-------------------------------------------------------------------
               Prepayment Code(10)

Loan                                                  Total Admin
 No.     5  4.5   4   3.5   3   2.5   2   1   Open   Cost (bps)(11)
-------------------------------------------------------------------
 205                                             3            10.37
-------------------------------------------------------------------
 206                                             3            10.37
-------------------------------------------------------------------
 207                                             6            10.37
-------------------------------------------------------------------
 208                                             3            10.37
-------------------------------------------------------------------
 209                                             3            10.37
-------------------------------------------------------------------
 210                                             6            10.37
-------------------------------------------------------------------
 211                                             3            10.37
-------------------------------------------------------------------
 212                                             6            10.37
-------------------------------------------------------------------
 213                                             3            10.37
-------------------------------------------------------------------
 214                                             6            10.37
-------------------------------------------------------------------
 215                                             3            10.37
-------------------------------------------------------------------
 216                                             6            10.37
-------------------------------------------------------------------
 217                                             3            10.37
-------------------------------------------------------------------
 218                                             3            10.37
-------------------------------------------------------------------
 219                                             6            10.37
-------------------------------------------------------------------
 220                                             3            10.37
-------------------------------------------------------------------
 221                                             6            10.37
-------------------------------------------------------------------
 222                                             6            10.37
-------------------------------------------------------------------
 223                                             3            10.37
-------------------------------------------------------------------
 224                                             6            10.37
-------------------------------------------------------------------
 225                                             6            17.87
-------------------------------------------------------------------
 226                                             3            10.37
-------------------------------------------------------------------
 227                                             6            10.37
-------------------------------------------------------------------
 228                                             3            10.37
-------------------------------------------------------------------
 229                                             6            10.37

        TOTAL/WEIGHTED AVERAGE                                10.93

APPENDIX II
ADDITIONAL INFORMATION REGARDING MULTIFAMILY PROPERTIES - I

---------------------------------------------------------------------------------------------------------------------------------
Loan                                                                   Studios Avg  Studio Rent            1 BR Avg      One BR
No.    Seller                 Property Name                # Studios      Mo Rent       Range     # 1 BR    Mo Rent    Rent Range
---------------------------------------------------------------------------------------------------------------------------------
  5       RFC   Hawthorne Woods                                64           $520      $465-$549     104        $556     $500-$589
---------------------------------------------------------------------------------------------------------------------------------
  8       RFC   Heritage House                                                                      117        $468     $425-$585
---------------------------------------------------------------------------------------------------------------------------------
  9       RFC   Spanish Trace East Apartments                  24           $413      $399-$440     186        $468     $405-$515
---------------------------------------------------------------------------------------------------------------------------------
 22       RFC   Valencia Apartments                                                                 480        $354    $248-$1179
---------------------------------------------------------------------------------------------------------------------------------
 28       RFC   Colony By The Mall Apartments                   1           $400           $400      24        $434     $429-$439
---------------------------------------------------------------------------------------------------------------------------------
 31       RFC   Green Ridge Heights Apartments                                                       65        $547     $510-$613
---------------------------------------------------------------------------------------------------------------------------------
 37        MS   Woodside Apartments                             0            N/A            N/A       1        $575     $575-$575
---------------------------------------------------------------------------------------------------------------------------------
 38       RFC   Cambridge Commons Apartments                                                         40        $439          $439
---------------------------------------------------------------------------------------------------------------------------------
 59       RFC   Arbors of Wooster Apartments                                                         62        $517     $500-$565
---------------------------------------------------------------------------------------------------------------------------------
 62       RFC   Augusta at Gruene                                                                    28        $611     $580-$675
---------------------------------------------------------------------------------------------------------------------------------
 66       RFC   Saratoga Square Apartments                                                           24        $881     $745-$925
---------------------------------------------------------------------------------------------------------------------------------
 68      WACH   Redland Crest Apartments                        0            N/A            N/A     147        $488     $410-$570
---------------------------------------------------------------------------------------------------------------------------------
 69       RFC   Village of Westover Apartments                                                       18        $550     $530-$574
---------------------------------------------------------------------------------------------------------------------------------
 74        MS   Brandywine III Apartments                       7           $455      $440-$460      89        $494     $450-$535
---------------------------------------------------------------------------------------------------------------------------------
 80        MS   Via Alamos Apartments                           0            N/A            N/A      89        $373     $300-$455
---------------------------------------------------------------------------------------------------------------------------------
 82       RFC   Arbour Walk Village Apartments
---------------------------------------------------------------------------------------------------------------------------------
 88        MS   Summit Apartments                               9           $677      $645-$725      29        $954    $650-$1100
---------------------------------------------------------------------------------------------------------------------------------
 89       RFC   Villa Fontana                                   6         $1,267    $1200-$1300      12      $1,471   $1450-$1500
---------------------------------------------------------------------------------------------------------------------------------
 91        MS   Hughes Towers Apartments                        0            N/A            N/A      45        $817     $700-$950
---------------------------------------------------------------------------------------------------------------------------------
 94       RFC   Victoria Square Apartments                                                           16        $450     $450
---------------------------------------------------------------------------------------------------------------------------------
 96        MS   Strathmore Towers Apartments                   34           $652      $450-$750      28        $890     $750-$950
---------------------------------------------------------------------------------------------------------------------------------
100       RFC   Northampton Apartments                         29           $376      $310-$440     111        $466     $300-$520
---------------------------------------------------------------------------------------------------------------------------------
103       RFC   The Vineyards Apartments
---------------------------------------------------------------------------------------------------------------------------------
106        MS   Kenyon Place Apartments                         0            N/A            N/A      88        $424     $395-$445
---------------------------------------------------------------------------------------------------------------------------------
111      WACH   Collier & Piedmont Rd. Apts.                   19           $509      $370-$685      49        $730     $275-$875
---------------------------------------------------------------------------------------------------------------------------------
112      WACH   Canteberi Place Apartments                      0            N/A            N/A      20        $415     $400-$440
---------------------------------------------------------------------------------------------------------------------------------
119       RFC   Little Brook Apartments                        15           $445           $445      72        $520     $494-$539
---------------------------------------------------------------------------------------------------------------------------------
128       RFC   Ski Lodge Apartments                            1           $535           $535      33        $406     $385-$585
---------------------------------------------------------------------------------------------------------------------------------
130       RFC   Lakeshore Apartments                                                                 84        $540     $495-$635
---------------------------------------------------------------------------------------------------------------------------------
135        MS   Pingry Arms and Cornell Arms Apartments        23           $526      $466-$560      65        $668     $640-$700
---------------------------------------------------------------------------------------------------------------------------------
137       RFC   Maple Run Apartments
---------------------------------------------------------------------------------------------------------------------------------
143       RFC   Dartmoor Apartments                                                                  43        $495     $425-$575
---------------------------------------------------------------------------------------------------------------------------------
144      WACH   Lavender Lakes                                  0            N/A            N/A       2        $425        425.00
---------------------------------------------------------------------------------------------------------------------------------
150        MS   Sierra Meadows Apartments                       0            N/A            N/A      16        $469     $455-$475
---------------------------------------------------------------------------------------------------------------------------------
154      WACH   Shoal Creek  Apartments                         0            N/A            N/A       0         N/A        N/A
---------------------------------------------------------------------------------------------------------------------------------
164        MS   Westchase Apartments                            0            N/A            N/A      80        $345     $295-$360
---------------------------------------------------------------------------------------------------------------------------------
165        MS   Ashewood Apartments                             0            N/A            N/A      96        $453     $395-$500
---------------------------------------------------------------------------------------------------------------------------------
166       RFC   Oakland Drive Apartments                                                             50        $400     $395-$405
---------------------------------------------------------------------------------------------------------------------------------
171        MS   Crest Ridge Apartments                         17           $350      $340-$385      76        $414     $395-$430
---------------------------------------------------------------------------------------------------------------------------------
174      WACH   Willow Tree and Coastal Court Apartments        0            N/A            N/A       0         N/A        N/A
---------------------------------------------------------------------------------------------------------------------------------
175       RFC   Eagle Watch Apartments                                                               16        $333     $325-$360
---------------------------------------------------------------------------------------------------------------------------------
180       RFC   Bradley Smith Apartments                                                             46        $592     $490-$680
---------------------------------------------------------------------------------------------------------------------------------
182       RFC   Tallmadge Towne Apartments
---------------------------------------------------------------------------------------------------------------------------------
186       RFC   Laurel Manor Apartments                                                              36        $691     $665-$735
---------------------------------------------------------------------------------------------------------------------------------
188       RFC   Dorjul Apartments                               1           $380           $380      10        $442     $430-$470
---------------------------------------------------------------------------------------------------------------------------------
192        MS   Brunswick Apartments                            8           $382      $357-$387      60        $425     $393-$464
---------------------------------------------------------------------------------------------------------------------------------
195        MS   Lexington Apartments                            0            N/A            N/A      65        $462     $405-$510
---------------------------------------------------------------------------------------------------------------------------------
196        MS   Heritage Green Apartments                       0            N/A            N/A       0         N/A        N/A
---------------------------------------------------------------------------------------------------------------------------------
198       RFC   Carlton Way Apartments                         13           $411      $375-$570      31        $547     $375-$761
---------------------------------------------------------------------------------------------------------------------------------
199      WACH   Creekview Townhouse Apartments                  0            N/A            N/A       0         N/A        N/A
---------------------------------------------------------------------------------------------------------------------------------
200        MS   Country Village Apartments                      0            N/A            N/A      51        $347     $320-$375
---------------------------------------------------------------------------------------------------------------------------------
205       RFC   New Hope Commons
---------------------------------------------------------------------------------------------------------------------------------
207        MS   Cedargate Apartments                            6           $374      $355-$380      40        $418     $399-$470
---------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
Loan           2 BR Avg     Two BR            3 BR Avg    Three BR              4BR Avg      Four BR       Rent Range for
No.    #2 BR    Mo Rent   Rent Range  # 3BR    Mo Rent   Rent Range   #4 BR     Mo Rent     Rent Range    Entire Property
-------------------------------------------------------------------------------------------------------------------------
  5      177      $673     $630-$775                                                                         $465-$775
-------------------------------------------------------------------------------------------------------------------------
  8      183      $581     $480-$800    44       $746     $675-$800     4         $812       $800-$820       $425-$820
-------------------------------------------------------------------------------------------------------------------------
  9      256      $540     $460-$590    52       $644     $665-$685                                          $399-$685
-------------------------------------------------------------------------------------------------------------------------
 22                                                                                                         $248-$1179
-------------------------------------------------------------------------------------------------------------------------
 28      202      $527     $479-$569    18       $669     $669                                               $400-$669
-------------------------------------------------------------------------------------------------------------------------
 31      244      $614     $542-$648                                                                         $510-$648
-------------------------------------------------------------------------------------------------------------------------
 37       92      $665     $645-$775    87       $772     $745-$860     0          N/A           N/A         $575-$860
-------------------------------------------------------------------------------------------------------------------------
 38      112      $537     $519-$559    40       $637     $589-$639                                          $439-$639
-------------------------------------------------------------------------------------------------------------------------
 59       56      $617     $525-$675                                                                         $500-$675
-------------------------------------------------------------------------------------------------------------------------
 62       64      $763     $670-$895                                                                         $580-$895
-------------------------------------------------------------------------------------------------------------------------
 66       76      $957    $750-$1018                                                                        $745-$1018
-------------------------------------------------------------------------------------------------------------------------
 68        9      $598     $550-$640     0        N/A        N/A        0          N/A           N/A         $410-$640
-------------------------------------------------------------------------------------------------------------------------
 69       72      $605     $585-$680    18       $696     $685-$750                                          $530-$750
-------------------------------------------------------------------------------------------------------------------------
 74       60      $585     $541-$595     0        N/A        N/A        0          N/A           N/A         $440-$595
-------------------------------------------------------------------------------------------------------------------------
 80       71      $476     $400-$650     0        N/A        N/A        0          N/A           N/A         $300-$650
-------------------------------------------------------------------------------------------------------------------------
 82       68      $737     $695-$875                                                                         $695-$875
-------------------------------------------------------------------------------------------------------------------------
 88       52    $1,064    $683-$1290     0        N/A        N/A        0          N/A           N/A        $645-$1290
-------------------------------------------------------------------------------------------------------------------------
 89       18    $1,817   $1800-$1850                                                                       $1200-$1850
-------------------------------------------------------------------------------------------------------------------------
 91       18      $971    $825-$1150     0        N/A        N/A        0          N/A           N/A        $700-$1150
-------------------------------------------------------------------------------------------------------------------------
 94       88      $558    $275-$1050                                                                        $275-$1050
-------------------------------------------------------------------------------------------------------------------------
 96        0       N/A        N/A        1     $2,100        $2,100     0          N/A           N/A        $450-$2100
-------------------------------------------------------------------------------------------------------------------------
100        9      $582     $545-$600                                                                         $300-$600
-------------------------------------------------------------------------------------------------------------------------
103       96      $522     $300-$539                                                                         $300-$539
-------------------------------------------------------------------------------------------------------------------------
106       24      $547     $520-$570     0        N/A        N/A        0          N/A           N/A         $395-$570
-------------------------------------------------------------------------------------------------------------------------
111       15      $839    $715-$1050     0        N/A        N/A        0          N/A           N/A        $275-$1050
-------------------------------------------------------------------------------------------------------------------------
112       48      $486     $390-$515    50       $525     $495-$550    12         $595          $595         $390-$595
-------------------------------------------------------------------------------------------------------------------------
119        7      $643     $628-$655                                                                         $445-$655
-------------------------------------------------------------------------------------------------------------------------
128       61      $479     $450-$850                                                                         $385-$850
-------------------------------------------------------------------------------------------------------------------------
130       36      $696     $650-$750                                                                         $495-$750
-------------------------------------------------------------------------------------------------------------------------
135       15      $829     $700-$840    11       $903     $840-$925     0          N/A           N/A         $466-$925
-------------------------------------------------------------------------------------------------------------------------
137       45      $481     $429-$499    39       $571     $459-$599                                          $429-$599
-------------------------------------------------------------------------------------------------------------------------
143       29      $607     $595-$660                                                                         $425-$660
-------------------------------------------------------------------------------------------------------------------------
144       46      $550          $550    10       $675          $675     0          N/A           N/A         $425-$675
-------------------------------------------------------------------------------------------------------------------------
150       80      $549     $500-$575    24       $640     $325-$665     0          N/A           N/A         $325-$665
-------------------------------------------------------------------------------------------------------------------------
154       48      $628     $300-$660     0        N/A        N/A        0          N/A           N/A         $300-$660
-------------------------------------------------------------------------------------------------------------------------
164       80      $444     $390-$475     0        N/A        N/A        0          N/A           N/A         $295-$475
-------------------------------------------------------------------------------------------------------------------------
165        6      $580     $560-$590     0        N/A        N/A        0          N/A           N/A         $395-$590
-------------------------------------------------------------------------------------------------------------------------
166       50      $460     $455-$465                                                                         $395-$465
-------------------------------------------------------------------------------------------------------------------------
171       24      $505     $480-$545     0        N/A        N/A        0          N/A           N/A         $340-$545
-------------------------------------------------------------------------------------------------------------------------
174       56      $486     $265-$550    10       $561     $489-$600     0          N/A           N/A         $265-$600
-------------------------------------------------------------------------------------------------------------------------
175       80      $406     $390-$440                                                                         $325-$440
-------------------------------------------------------------------------------------------------------------------------
180       21      $730     $615-$785                                                                         $490-$785
-------------------------------------------------------------------------------------------------------------------------
182       58      $544     $525-$590     1       $560          $560                                          $525-$590
-------------------------------------------------------------------------------------------------------------------------
186       13      $796     $755-$825                                                                         $665-$825
-------------------------------------------------------------------------------------------------------------------------
188       50      $529     $460-$570    11       $574     $490-$590                                          $380-$590
-------------------------------------------------------------------------------------------------------------------------
192       12      $559     $519-$639     0        N/A        N/A        0          N/A           N/A         $357-$639
-------------------------------------------------------------------------------------------------------------------------
195       82      $569     $520-$615    64       $671     $619-$790     0          N/A           N/A         $405-$790
-------------------------------------------------------------------------------------------------------------------------
196      113      $377     $315-$430    16       $435     $400-$475     0          N/A           N/A         $315-$475
-------------------------------------------------------------------------------------------------------------------------
198        7      $731     $618-$850                                                                         $375-$850
-------------------------------------------------------------------------------------------------------------------------
199       42      $658     $506-$690     0        N/A        N/A        0          N/A           N/A         $506-$690
-------------------------------------------------------------------------------------------------------------------------
200       24      $456     $395-$510     0        N/A        N/A        0          N/A           N/A         $320-$510
-------------------------------------------------------------------------------------------------------------------------
205       12    $1,540   $1500-$1575                                                                       $1500-$1575
-------------------------------------------------------------------------------------------------------------------------
207       12      $515     $504-$525     0        N/A        N/A        0          N/A           N/A         $355-$525
-------------------------------------------------------------------------------------------------------------------------

APPENDIX II
ADDITIONAL INFORMATION REGARDING MULTIFAMILY PROPERTIES - I

---------------------------------------------------------------------------------------------------------------------------------
Loan                                                                   Studios Avg  Studio Rent            1 BR Avg      One BR
No.    Seller                 Property Name                # Studios      Mo Rent       Range     # 1 BR    Mo Rent    Rent Range
---------------------------------------------------------------------------------------------------------------------------------
208       RFC   Oakcrest Apartments                                                                   2        $475     $450-$500
---------------------------------------------------------------------------------------------------------------------------------
210        MS   Glenarm Manor Apartments                        0            N/A            N/A      58        $368     $350-$375
---------------------------------------------------------------------------------------------------------------------------------
212       RFC   Cramer Woods Apartments
---------------------------------------------------------------------------------------------------------------------------------
214        MS   Hillside Trace Apartments                      13           $320           $320      46        $386     $365-$395
---------------------------------------------------------------------------------------------------------------------------------
217        MS   Villa Seville Apartments                        0            N/A            N/A       4        $706     $525-$825
---------------------------------------------------------------------------------------------------------------------------------
221        MS   Sutton Place Apartments                         6           $350      $345-$355      43        $398     $380-$420
---------------------------------------------------------------------------------------------------------------------------------
222       RFC   Garrison Street Apartments                                                            7      $1,407   $1300-$1550
---------------------------------------------------------------------------------------------------------------------------------
226       RFC   Tulwane Apartments                                                                   28        $512     $425-$553
---------------------------------------------------------------------------------------------------------------------------------
227       RFC   900-902 Pine Street Apartments                                                        3        $687     $595-$840
---------------------------------------------------------------------------------------------------------------------------------
228       RFC   Rochelle Arms                                   9           $465      $425-$510      19        $497     $435-$525
---------------------------------------------------------------------------------------------------------------------------------
229       RFC   Pottery Row Apartments                                                                3        $695     $675-$735

                Total/Weighted Average                        305           $181                  3,057        $490

-------------------------------------------------------------------------------------------------------------------------
Loan           2 BR Avg     Two BR            3 BR Avg    Three BR              4BR Avg      Four BR       Rent Range for
No.    #2 BR    Mo Rent   Rent Range  # 3BR    Mo Rent   Rent Range   #4 BR     Mo Rent     Rent Range    Entire Property
-------------------------------------------------------------------------------------------------------------------------
208       34      $603     $560-$610                                                                         $450-$610
-------------------------------------------------------------------------------------------------------------------------
210       12      $460     $445-$470     0        N/A        N/A        0          N/A           N/A         $350-$470
-------------------------------------------------------------------------------------------------------------------------
212       32      $572     $550-$620                                                                         $550-$620
-------------------------------------------------------------------------------------------------------------------------
214        5      $483     $475-$485     0        N/A        N/A        0          N/A           N/A         $320-$485
-------------------------------------------------------------------------------------------------------------------------
217       14      $842     $800-$880     0        N/A        N/A        0          N/A           N/A         $525-$880
-------------------------------------------------------------------------------------------------------------------------
221        6      $494     $490-$500     0        N/A        N/A        0          N/A           N/A         $345-$500
-------------------------------------------------------------------------------------------------------------------------
222        1    $2,295         $2295                                                                       $1300-$2295
-------------------------------------------------------------------------------------------------------------------------
226        6      $624     $595-$647                                                                         $425-$647
-------------------------------------------------------------------------------------------------------------------------
227        9      $884    $495-$1200                                                                        $495-$1200
-------------------------------------------------------------------------------------------------------------------------
228                                                                                                          $425-$525
-------------------------------------------------------------------------------------------------------------------------
229        6      $875     $775-$950                                                                         $675-$950

       3,344      $616                 496       $265                  16          $58

APPENDIX II
ADDITIONAL INFORMATION REGARDING MULTIFAMILY PROPERTIES - II

------------------------------------------------------------------------------------------------------------------------------------
Loan                                           Cut-Off Date                 Sub-Property
No.                  Property Name                Balance    Property Type      Type      Elevator  Units    Utilities Tenants Pay
------------------------------------------------------------------------------------------------------------------------------------
  5   Hawthorne Woods                           $12,927,771   Multifamily      Garden        No       345  Electric
------------------------------------------------------------------------------------------------------------------------------------
  8   Heritage House                            $11,934,054   Multifamily      Garden        No       348  Electric
------------------------------------------------------------------------------------------------------------------------------------
  9   Spanish Trace East Apartments             $11,448,025   Multifamily      Garden        No       518  Electric, Water
------------------------------------------------------------------------------------------------------------------------------------
 22   Valencia Apartments                        $8,425,975   Multifamily      Garden        No       480  Electric
------------------------------------------------------------------------------------------------------------------------------------
 28   Colony By The Mall Apartments              $7,065,649   Multifamily      Garden        No       245  Electric, Gas
------------------------------------------------------------------------------------------------------------------------------------
 31   Green Ridge Heights Apartments             $6,740,657   Multifamily      High-Rise     Yes      309  Electric
------------------------------------------------------------------------------------------------------------------------------------
 37   Woodside Apartments                        $6,345,884   Multifamily      Garden        No       180  Electricity
------------------------------------------------------------------------------------------------------------------------------------
 38   Cambridge Commons Apartments               $6,069,549   Multifamily      Garden        No       192  Electric, Gas
------------------------------------------------------------------------------------------------------------------------------------
 59   Arbors of Wooster Apartments               $4,757,522   Multifamily      Garden        No       118  Electric, Water
------------------------------------------------------------------------------------------------------------------------------------
 62   Augusta at Gruene                          $4,571,095   Multifamily      Garden        No        92  Electric, Water
------------------------------------------------------------------------------------------------------------------------------------
 66   Saratoga Square Apartments                 $4,473,773   Multifamily      Garden        No       100  Electric, Gas, Water
------------------------------------------------------------------------------------------------------------------------------------
 68   Redland Crest Apartments                   $4,434,859   Multifamily      Garden        No       156  Electricity, Gas
------------------------------------------------------------------------------------------------------------------------------------
 69   Village of Westover Apartments             $4,324,538   Multifamily      Garden        No       108  Electric, Gas
------------------------------------------------------------------------------------------------------------------------------------
 74   Brandywine III Apartments                  $4,255,336   Multifamily      Garden        No       156  Electricity
------------------------------------------------------------------------------------------------------------------------------------
 80   Via Alamos Apartments                      $3,986,523   Multifamily      Garden        No       160  Electricity.
------------------------------------------------------------------------------------------------------------------------------------
 82   Arbour Walk Village Apartments             $3,881,673   Multifamily      Garden        No        68  Electric, Gas
------------------------------------------------------------------------------------------------------------------------------------
 88   Summit Apartments                          $3,581,539   Multifamily      Garden        Yes       90  Electricity.
------------------------------------------------------------------------------------------------------------------------------------
 89   Villa Fontana                              $3,576,550   Multifamily      Garden        Yes       36  Electric
------------------------------------------------------------------------------------------------------------------------------------
 91   Hughes Towers Apartments                   $3,563,391   Multifamily      Garden        Yes       63  Electricity
------------------------------------------------------------------------------------------------------------------------------------
 94   Victoria Square Apartments                 $3,477,262   Multifamily      Garden        No       104  Electric, Gas, Water
------------------------------------------------------------------------------------------------------------------------------------
 96   Strathmore Towers Apartments               $3,434,884   Multifamily      Garden        Yes       63  Gas, Electricity
------------------------------------------------------------------------------------------------------------------------------------
100   Northampton Apartments                     $3,269,819   Multifamily      Garden        No       149  Water
------------------------------------------------------------------------------------------------------------------------------------
103   The Vineyards Apartments                   $3,183,859   Multifamily      Garden        No        96  Electric, Gas
------------------------------------------------------------------------------------------------------------------------------------
106   Kenyon Place Apartments                    $2,992,807   Multifamily      Garden        Yes      112  Electricity
------------------------------------------------------------------------------------------------------------------------------------
111   Collier & Piedmont Rd. Apts.               $2,972,464   Multifamily      Garden        No        83  Electricity, Gas
------------------------------------------------------------------------------------------------------------------------------------
112   Canteberi Place Apartments                 $2,966,629   Multifamily      Garden        No       130  Electricity
------------------------------------------------------------------------------------------------------------------------------------
119   Little Brook Apartments                    $2,744,932   Multifamily      Garden        No        94  Electric
------------------------------------------------------------------------------------------------------------------------------------
128   Ski Lodge Apartments                       $2,626,656   Multifamily      Garden        No        95  Gas
------------------------------------------------------------------------------------------------------------------------------------
130   Lakeshore Apartments                       $2,537,208   Multifamily      Garden        No       120  Electric
------------------------------------------------------------------------------------------------------------------------------------
135   Pingry Arms and Cornell Arms Apartments    $2,406,395   Multifamily      Mid-Rise      Yes      114  Electricity
------------------------------------------------------------------------------------------------------------------------------------
137   Maple Run Apartments                       $2,338,415   Multifamily      Garden        No        84  Electric, Gas
------------------------------------------------------------------------------------------------------------------------------------
143   Dartmoor Apartments                        $2,185,656   Multifamily      Garden        No        72  Electric
------------------------------------------------------------------------------------------------------------------------------------
144   Lavender Lakes                             $2,163,916   Multifamily      Garden        No        58  Water, Sewer, Electricity
------------------------------------------------------------------------------------------------------------------------------------
150   Sierra Meadows Apartments                  $2,042,934   Multifamily      Garden        No       120  Electricity
------------------------------------------------------------------------------------------------------------------------------------
154   Shoal Creek  Apartments                    $1,998,601   Multifamily      Garden        No        48  Electricity
------------------------------------------------------------------------------------------------------------------------------------
164   Westchase Apartments                       $1,859,449   Multifamily      Garden        No       160  Electricity
------------------------------------------------------------------------------------------------------------------------------------
165   Ashewood Apartments                        $1,845,538   Multifamily      Garden        Yes      102  Electricity, Gas.
------------------------------------------------------------------------------------------------------------------------------------
166   Oakland Drive Apartments                   $1,793,186   Multifamily      Garden        No       100  Electric
------------------------------------------------------------------------------------------------------------------------------------
171   Crest Ridge Apartments                     $1,766,189   Multifamily      Garden        Yes      117  Electricity
------------------------------------------------------------------------------------------------------------------------------------
174   Willow Tree and Coastal Court Apartments   $1,731,216   Multifamily      Garden        No        66  Electricity
------------------------------------------------------------------------------------------------------------------------------------
175   Eagle Watch Apartments                     $1,691,461   Multifamily      Garden        No        96  Electric
------------------------------------------------------------------------------------------------------------------------------------
180   Bradley Smith Apartments                   $1,636,623   Multifamily      High-Rise     No        67  N/A
------------------------------------------------------------------------------------------------------------------------------------
182   Tallmadge Towne Apartments                 $1,568,099   Multifamily      Garden        No        59  Electric, Gas
------------------------------------------------------------------------------------------------------------------------------------
186   Laurel Manor Apartments                    $1,492,201   Multifamily      Garden        No        49  Electric
------------------------------------------------------------------------------------------------------------------------------------
188   Dorjul Apartments                          $1,491,738   Multifamily      Garden        No        72  Electric
------------------------------------------------------------------------------------------------------------------------------------
192   Brunswick Apartments                       $1,407,768   Multifamily      Garden        No        80  Electricity
------------------------------------------------------------------------------------------------------------------------------------
195   Lexington Apartments                       $1,381,921   Multifamily      Garden        No       211  Electricity
------------------------------------------------------------------------------------------------------------------------------------
196   Heritage Green Apartments                  $1,371,530   Multifamily      Garden        No       129  Electricity
------------------------------------------------------------------------------------------------------------------------------------
198   Carlton Way Apartments                     $1,344,840   Multifamily      Garden        Yes       51  Electric, Gas, Water
------------------------------------------------------------------------------------------------------------------------------------
199   Creekview Townhouse Apartments             $1,333,001   Multifamily      Garden        No        42  Electricity, Gas
------------------------------------------------------------------------------------------------------------------------------------
200   Country Village Apartments                 $1,297,399   Multifamily      Garden        No        75  Electricity, Gas, Water,
                                                                                                            Sewer
------------------------------------------------------------------------------------------------------------------------------------
205   New Hope Commons                           $1,261,355   Multifamily      Garden        No        12  Electric, Water
------------------------------------------------------------------------------------------------------------------------------------
207   Cedargate Apartments                       $1,219,019   Multifamily      Garden        No        58  Electricity
------------------------------------------------------------------------------------------------------------------------------------

APPENDIX II
ADDITIONAL INFORMATION REGARDING MULTIFAMILY PROPERTIES - II

------------------------------------------------------------------------------------------------------------------------------------
Loan                                           Cut-Off Date                 Sub-Property
No.                  Property Name                Balance    Property Type      Type      Elevator  Units    Utilities Tenants Pay
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
208   Oakcrest Apartments                        $1,193,947   Multifamily      Garden        Yes       36  Electric, Gas
------------------------------------------------------------------------------------------------------------------------------------
210   Glenarm Manor Apartments                   $1,179,694   Multifamily      Garden        No        70  Electricity
------------------------------------------------------------------------------------------------------------------------------------
212   Cramer Woods Apartments                    $1,091,005   Multifamily      Garden        No        32  Electric
------------------------------------------------------------------------------------------------------------------------------------
214   Hillside Trace Apartments                  $1,069,589   Multifamily      Garden        No        64  Electricity
------------------------------------------------------------------------------------------------------------------------------------
217   Villa Seville Apartments                     $971,155   Multifamily      Garden        No        18  Electricity
------------------------------------------------------------------------------------------------------------------------------------
221   Sutton Place Apartments                      $865,109   Multifamily      Garden        No        55  Electricity
------------------------------------------------------------------------------------------------------------------------------------
222   Garrison Street Apartments                   $821,452   Multifamily      Garden        No         8  Electric
------------------------------------------------------------------------------------------------------------------------------------
226   Tulwane Apartments                           $672,420   Multifamily      Garden        No        34  Electric
------------------------------------------------------------------------------------------------------------------------------------
227   900-902 Pine Street Apartments               $620,770   Multifamily      Garden        No        12  Electric, Gas
------------------------------------------------------------------------------------------------------------------------------------
228   Rochelle Arms                                $572,802   Multifamily      Garden        Yes       28  Electric, Water
------------------------------------------------------------------------------------------------------------------------------------
229   Pottery Row Apartments                       $516,977   Multifamily      Garden        No         9  Electric, Gas, Water

      Total/Weighted Average                   $196,774,257                                         7,218

APPENDIX II
RESERVE ACCOUNT (ALL MORTGAGE LOANS)

--------------------------------------------------------------------------------------------------------------------------
                                                        Insurance                          Initial             Capital
Loan                                                      Escrow         Tax Escrow     Capital Expense    Expense Reserve
No.                      Property Name                 Required(12)     Required(12)      Deposit(13)         Balance(14)
--------------------------------------------------------------------------------------------------------------------------
  1   Key West Hilton Resort                                No              Yes             $50,596            $170,684
--------------------------------------------------------------------------------------------------------------------------
  2   Lancaster Commerce Center                             No              Yes             $13,250             $11,250
--------------------------------------------------------------------------------------------------------------------------
  3   Cupertino Village Shopping Center                     Yes             Yes                  $0              $6,553
--------------------------------------------------------------------------------------------------------------------------
  4   Metro Pike Center                                     No              Yes                  $0              $4,025
--------------------------------------------------------------------------------------------------------------------------
  5   Hawthorne Woods                                       No              Yes             $71,125             $98,072
--------------------------------------------------------------------------------------------------------------------------
  6   Sybase Building                                       No              No               $3,750              $6,159
--------------------------------------------------------------------------------------------------------------------------
  7   Alexandria Courtyard Marriott Hotel                   No              Yes              $4,688             $21,861
--------------------------------------------------------------------------------------------------------------------------
  8   Heritage House                                        No              Yes              $9,188             $33,128
--------------------------------------------------------------------------------------------------------------------------
  9   Spanish Trace East Apartments                         No              Yes              $2,963             $24,547
--------------------------------------------------------------------------------------------------------------------------
 10   Four Allegheny Office Center                          No              No                   $0                  $0
--------------------------------------------------------------------------------------------------------------------------
 11   Town Center Lodge Motel  (I)                          Yes             Yes                  $0             $10,904
 12   Decatur Lodge Motel (I)                               Yes             Yes                  $0              $9,086
 13   Fulton Lodge Motel (I)                                Yes             Yes              $6,125             $13,327
 14   Douglasville Lodge Motel (I)                          Yes             Yes                  $0             $12,721
 15   West Georgia Lodge Motel (I)                          Yes             Yes              $3,813             $10,904
 16   East Point Lodge Motel (I)                            Yes             Yes              $4,375              $3,635
--------------------------------------------------------------------------------------------------------------------------
 17   Holiday Inn Hotel- Bar Harbor                         Yes             Yes             $44,702            $103,187
--------------------------------------------------------------------------------------------------------------------------
 18   Kirkwood Crossings Office and Retail Building         No              No                   $0                  $0
--------------------------------------------------------------------------------------------------------------------------
 19   North Salado Village Shopping Center                  Yes             Yes                  $0             $14,429
--------------------------------------------------------------------------------------------------------------------------
 20   Golden Miles Market Place                             Yes             Yes             $12,188             $12,188
--------------------------------------------------------------------------------------------------------------------------
 21   New Market Madison                                    Yes             Yes                  $0              $6,754
--------------------------------------------------------------------------------------------------------------------------
 22   Valencia Apartments                                   No              Yes              $5,373             $26,867
--------------------------------------------------------------------------------------------------------------------------
 23   Rollingwood Shopping Center                           Yes             Yes              $6,625              $7,548
--------------------------------------------------------------------------------------------------------------------------
 24   525 Almanor Industrial Building                       No              No                   $0                  $0
--------------------------------------------------------------------------------------------------------------------------
 25   Town Country S C                                      Yes             Yes             $59,375             $74,573
--------------------------------------------------------------------------------------------------------------------------
 26   Lucky/Long's Plaza Shopping Center                    No              No                   $0                  $0
--------------------------------------------------------------------------------------------------------------------------
 27   Koret Distribution Center                             No              No               $2,045              $2,405
--------------------------------------------------------------------------------------------------------------------------
 28   Colony By The Mall Apartments                         Yes             Yes             $74,771             $90,084
--------------------------------------------------------------------------------------------------------------------------
 29   Manekin Industrial Portfolio                          Yes             Yes             $29,000             $70,579
--------------------------------------------------------------------------------------------------------------------------
 30   St. Andrews Professional Center                       Yes             Yes                  $0              $2,954
--------------------------------------------------------------------------------------------------------------------------
 31   Green Ridge Heights Apartments                        Yes             Yes             $16,250             $36,925
--------------------------------------------------------------------------------------------------------------------------
 32   Cove Center                                           Yes             Yes              $2,823             $14,117
--------------------------------------------------------------------------------------------------------------------------
 33   Golden Isle Plaza                                     No              Yes                  $0                  $0
--------------------------------------------------------------------------------------------------------------------------
 34   2040-2060 Corporate Court Industrial                  No              No                   $0                  $0
--------------------------------------------------------------------------------------------------------------------------
 35   Miami Lakes Corporate Center                          Yes             Yes            $157,544            $163,649
--------------------------------------------------------------------------------------------------------------------------
 36   Bon Air Professional Center                           Yes             Yes                  $0              $1,837
--------------------------------------------------------------------------------------------------------------------------
 37   Woodside Apartments                                   No              No                   $0                  $0
--------------------------------------------------------------------------------------------------------------------------
 38   Cambridge Commons Apartments                          Yes             Yes              $2,256             $14,256
--------------------------------------------------------------------------------------------------------------------------
 39   Alicia Valencia Plaza Shopping Center                 No              No                   $0                  $0
--------------------------------------------------------------------------------------------------------------------------
 40   Willow Tree                                           No              No              $18,036             $18,036
--------------------------------------------------------------------------------------------------------------------------
 41   Bayport Marina Plaza Industrial                       Yes             Yes                  $0              $3,120
--------------------------------------------------------------------------------------------------------------------------
 42   New Market Square                                     Yes             Yes             $14,063             $11,946
--------------------------------------------------------------------------------------------------------------------------
 43   Shoppes at Cresthaven                                 Yes             Yes              $2,625              $5,325
--------------------------------------------------------------------------------------------------------------------------
 44   Southport Centre                                      Yes             Yes                  $0              $3,080
--------------------------------------------------------------------------------------------------------------------------
 45   Half-A-Car                                            No              Yes              $6,250              $8,950
--------------------------------------------------------------------------------------------------------------------------
 46   Merchants Centre                                      Yes             Yes                  $0              $3,128
--------------------------------------------------------------------------------------------------------------------------
 47   Plaza K Shopping Center                               Yes             Yes                  $0              $1,020
--------------------------------------------------------------------------------------------------------------------------
 48   Parkway Shopping Center                               Yes             Yes                $250             $12,472
--------------------------------------------------------------------------------------------------------------------------
 49   788 North Jefferson Office Building                   Yes             Yes            $160,000             $20,825
--------------------------------------------------------------------------------------------------------------------------
 50   Comfort Suites                                        Yes             Yes              $3,844             $31,184
 51   Taft Corners Shopping Center                          Yes             Yes            $158,588            $313,380
 52   Mickelberry Shopping Center                           No              No              $15,000                  $0
--------------------------------------------------------------------------------------------------------------------------
 53   Cottonwood Corners Shopping Center                    Yes             Yes             $16,063              $2,608
--------------------------------------------------------------------------------------------------------------------------
 54   Comfort Inn & Comfort Suites                          Yes             Yes              $8,250             $25,992
--------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------
               Annual         Initial         Current
Loan      Capital Expense      TI/LC           TI/LC
No.          Deposit(15)    Deposit(16)     Balance(17)
-------------------------------------------------------
  1           $299,999             N/A            N/A
-------------------------------------------------------
  2            $45,000         $20,000        $27,995
-------------------------------------------------------
  3            $19,658        $250,000       $251,768
-------------------------------------------------------
  4             $9,661              $0             $0
-------------------------------------------------------
  5            $80,840              $0             $0
-------------------------------------------------------
  6            $14,454              $0        $16,667
-------------------------------------------------------
  7           $206,096             N/A            N/A
-------------------------------------------------------
  8            $74,820              $0             $0
-------------------------------------------------------
  9           $129,504              $0             $0
-------------------------------------------------------
 10                 $0             N/A            N/A
-------------------------------------------------------
 11            $33,895             N/A            N/A
 12            $34,735             N/A            N/A
 13            $35,630             N/A            N/A
 14            $30,763             N/A            N/A
 15            $23,640             N/A            N/A
 16            $10,865             N/A            N/A
-------------------------------------------------------
 17           $154,347             N/A            N/A
-------------------------------------------------------
 18                 $0             N/A            N/A
-------------------------------------------------------
 19            $24,175              $0        $46,335
-------------------------------------------------------
 20             $7,788              $0             $0
-------------------------------------------------------
 21            $20,261              $0             $0
-------------------------------------------------------
 22            $64,480              $0             $0
-------------------------------------------------------
 23            $11,070        $154,000       $154,000
-------------------------------------------------------
 24                 $0             N/A       $132,000
-------------------------------------------------------
 25            $60,791              $0             $0
-------------------------------------------------------
 26                 $0             N/A            N/A
-------------------------------------------------------
 27            $24,540          $5,955         $5,955
-------------------------------------------------------
 28            $61,250              $0             $0
-------------------------------------------------------
 29            $45,088             N/A            N/A
-------------------------------------------------------
 30            $11,743          $1,767         $7,067
-------------------------------------------------------
 31            $61,800              $0             $0
-------------------------------------------------------
 32            $33,880          $8,760        $43,800
-------------------------------------------------------
 33             $9,960              $0             $0
-------------------------------------------------------
 34                 $0             N/A            N/A
-------------------------------------------------------
 35            $24,420          $4,306        $17,439
-------------------------------------------------------
 36             $5,512             N/A        $34,285
-------------------------------------------------------
 37                 $0             N/A            N/A
-------------------------------------------------------
 38            $48,000              $0             $0
-------------------------------------------------------
 39                 $0             N/A            N/A
-------------------------------------------------------
 40                 $0              $0             $0
-------------------------------------------------------
 41            $12,481             N/A            N/A
-------------------------------------------------------
 42            $18,684              $0             $0
-------------------------------------------------------
 43            $31,947        $350,000             $0
-------------------------------------------------------
 44             $9,239              $0             $0
-------------------------------------------------------
 45             $8,100        $500,000       $511,250
-------------------------------------------------------
 46            $17,180        $100,000        $71,837
-------------------------------------------------------
 47             $6,120              $0         $4,800
-------------------------------------------------------
 48            $13,333              $0        $47,850
-------------------------------------------------------
 49            $22,017             N/A        $41,717
-------------------------------------------------------
 50            $82,022              $0             $0
 51             $9,839        $150,000        $11,316
 52                 $0             N/A            N/A
-------------------------------------------------------
 53            $12,038              $0             $0
-------------------------------------------------------
 54           $106,455              $0             $0
-------------------------------------------------------

APPENDIX II
RESERVE ACCOUNT (ALL MORTGAGE LOANS)

--------------------------------------------------------------------------------------------------------------------------
                                                        Insurance                          Initial             Capital
Loan                                                      Escrow         Tax Escrow     Capital Expense    Expense Reserve
No.                      Property Name                 Required(12)     Required(12)      Deposit(13)         Balance(14)
--------------------------------------------------------------------------------------------------------------------------
 55   Dalton Place Shopping Center                          Yes             Yes                  $0             $22,309
--------------------------------------------------------------------------------------------------------------------------
 56   Showcase Plaza Shopping Center                        Yes             Yes            $250,000            $252,461
--------------------------------------------------------------------------------------------------------------------------
 57   Springrove Mobile Home Park                           No              Yes                  $0                  $0
--------------------------------------------------------------------------------------------------------------------------
 58   Gateway/Lombardi (II)                                 Yes             Yes              $1,567              $4,704
--------------------------------------------------------------------------------------------------------------------------
 59   Arbors of Wooster Apartments                          Yes             Yes                  $0                  $0
--------------------------------------------------------------------------------------------------------------------------
 60   Sunset Plaza Shopping Center                          Yes             Yes             $12,812              $1,818
--------------------------------------------------------------------------------------------------------------------------
 61   Blackstock Warehouse                                  Yes             Yes                  $0             $14,420
--------------------------------------------------------------------------------------------------------------------------
 62   Augusta at Gruene                                     Yes             Yes                  $0                  $0
--------------------------------------------------------------------------------------------------------------------------
 63   Commerce Office Building (III)                        No              Yes             $12,438             $16,582

 64   Medical & Professional Office Building (III)          No              Yes              $4,238              $8,890
--------------------------------------------------------------------------------------------------------------------------
 65   Southside Square Shopping Center                      Yes             Yes             $21,438             $17,370
--------------------------------------------------------------------------------------------------------------------------
 66   Saratoga Square Apartments                            Yes             Yes             $41,000             $15,012
--------------------------------------------------------------------------------------------------------------------------
 67   Minaret Village Retail and Office Center              No              No                   $0                  $0
--------------------------------------------------------------------------------------------------------------------------
 68   Redland Crest Apartments                              Yes             Yes              $1,625             $11,375
--------------------------------------------------------------------------------------------------------------------------
 69   Village of Westover Apartments                        Yes             Yes                  $0              $7,200
--------------------------------------------------------------------------------------------------------------------------
 70   499 University Avenue                                 No              No                   $0                  $0
--------------------------------------------------------------------------------------------------------------------------
 71   Manufacturers Bank Building                           Yes             Yes                  $0                $637
--------------------------------------------------------------------------------------------------------------------------
 72   Print Pack Buildings                                  Yes             Yes                  $0              $5,599
--------------------------------------------------------------------------------------------------------------------------
 73   Hennepin Square Office Building                       Yes             Yes              $2,431             $13,824
--------------------------------------------------------------------------------------------------------------------------
 74   Brandywine III Apartments                             Yes             Yes                  $0            $210,962
--------------------------------------------------------------------------------------------------------------------------
 75   V United Plaza                                        Yes             Yes              $3,806          25000 (L/C)
--------------------------------------------------------------------------------------------------------------------------
 76   South Park Shopping Center                            Yes             Yes                  $0              $5,621
--------------------------------------------------------------------------------------------------------------------------
 77   Pineville Towne Market                                Yes             Yes             $25,313             $26,033
--------------------------------------------------------------------------------------------------------------------------
 78   555 & 565 Old Norcross Rd                             Yes             Yes              $1,563              $3,080
--------------------------------------------------------------------------------------------------------------------------
 79   Lake Union Office Building                            Yes             Yes             $20,000              $2,074
 80   Via Alamos Apartments                                 Yes             Yes                  $0                  $0
 81   Gallery Row                                           Yes             Yes                $893              $2,678
--------------------------------------------------------------------------------------------------------------------------
 82   Arbour Walk Village Apartments                        Yes             Yes                  $0                  $0
--------------------------------------------------------------------------------------------------------------------------
 83   San Fernando Industrial Building                      No              No                   $0                  $0
--------------------------------------------------------------------------------------------------------------------------
 84   Village at Cedar Shoals                               Yes             Yes              $1,875              $5,436
--------------------------------------------------------------------------------------------------------------------------
 85   Kirby Plaza Office Building                           Yes             Yes                  $0              $4,587
--------------------------------------------------------------------------------------------------------------------------
 86   800 South Broadway Office Building                    Yes             Yes             $10,313             $26,984
--------------------------------------------------------------------------------------------------------------------------
 87   Polifly Plaza                                         Yes             Yes             $10,875             $13,169
--------------------------------------------------------------------------------------------------------------------------
 88   Summit Apartments                                     No              Yes                  $0                  $0
--------------------------------------------------------------------------------------------------------------------------
 89   Villa Fontana                                         No              Yes              $4,471             $13,329
--------------------------------------------------------------------------------------------------------------------------
 90   Laguna Self Storage                                   Yes             Yes                  $0              $6,249
--------------------------------------------------------------------------------------------------------------------------
 91   Hughes Towers Apartments                              Yes             Yes              $3,125              $7,063
--------------------------------------------------------------------------------------------------------------------------
 92   Roswell Oaks                                          Yes             Yes              $2,450              $3,886
--------------------------------------------------------------------------------------------------------------------------
 93   Temple Medical Office Building                        Yes             Yes            $277,031            $281,409
--------------------------------------------------------------------------------------------------------------------------
 94   Victoria Square Apartments                            Yes             Yes              $2,167             $10,835
--------------------------------------------------------------------------------------------------------------------------
 95   Kmart                                                 No              No              $18,868             $22,372
--------------------------------------------------------------------------------------------------------------------------
 96   Strathmore Towers Apartments                          No              No                   $0                  $0
--------------------------------------------------------------------------------------------------------------------------
 97   69 Hickory Drive Office Building                      Yes             Yes                  $0                $687
--------------------------------------------------------------------------------------------------------------------------
 98   Rancho Broadway Shopping Center                       No              No                   $0                  $0
--------------------------------------------------------------------------------------------------------------------------
 99   Union Bank Office Building                            No              No                   $0                  $0
--------------------------------------------------------------------------------------------------------------------------
100   Northampton Apartments                                Yes             Yes             $10,750              $3,730
--------------------------------------------------------------------------------------------------------------------------
101   2424 Babcock Office and Medical Building              Yes             Yes              $8,456              $5,004
--------------------------------------------------------------------------------------------------------------------------
102   Casa Grande Retail Center                             Yes             Yes              $8,125             $10,914
--------------------------------------------------------------------------------------------------------------------------
103   The Vineyards Apartments                              Yes             Yes              $3,000              $9,000
--------------------------------------------------------------------------------------------------------------------------
104   Dunwoody Shallowford Office Park                      Yes             Yes              $2,125              $6,668
--------------------------------------------------------------------------------------------------------------------------
105   Best Western                                          Yes             Yes                  $0             $12,060
--------------------------------------------------------------------------------------------------------------------------
106   Kenyon Place Apartments                               Yes             Yes             $26,188             $28,428
--------------------------------------------------------------------------------------------------------------------------
107   College Square Shopping Center                        No              Yes                  $0                $444
--------------------------------------------------------------------------------------------------------------------------
108   Americana Self Storage                                Yes             Yes                $813              $4,434
--------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------
               Annual         Initial         Current
Loan      Capital Expense      TI/LC           TI/LC
No.          Deposit(15)    Deposit(16)     Balance(17)
-------------------------------------------------------
 55           $10,535              $0             $0
-------------------------------------------------------
 56           $14,765              $0             $0
-------------------------------------------------------
 57                $0              $0             $0
-------------------------------------------------------
 58           $18,800          $3,481             $0
-------------------------------------------------------
 59                $0              $0             $0
-------------------------------------------------------
 60           $25,091             N/A            N/A
-------------------------------------------------------
 61           $86,517              $0             $0
-------------------------------------------------------
 62                $0              $0             $0
-------------------------------------------------------
 63           $17,378         $89,100        $88,627

 64            $9,011         $45,900        $47,513
-------------------------------------------------------
 65           $23,727              $0             $0
-------------------------------------------------------
 66           $30,000              $0             $0
-------------------------------------------------------
 67                $0             N/A            N/A
-------------------------------------------------------
 68           $39,000              $0             $0
-------------------------------------------------------
 69           $21,600              $0             $0
-------------------------------------------------------
 70                $0             N/A            N/A
-------------------------------------------------------
 71            $7,644              $0         $5,960
-------------------------------------------------------
 72           $22,395              $0             $0
-------------------------------------------------------
 73           $19,353             N/A        $60,067
-------------------------------------------------------
 74           $39,000             N/A            N/A
-------------------------------------------------------
 75                $0              $0   175000 "(L/C)
-------------------------------------------------------
 76           $16,863              $0             $0
-------------------------------------------------------
 77           $10,380              $0             $0
-------------------------------------------------------
 78            $3,641              $0             $0
-------------------------------------------------------
 79            $4,148             N/A         $6,939
 80                $0             N/A            N/A
 81           $10,713          $5,000        $15,000
-------------------------------------------------------
 82                $0              $0             $0
-------------------------------------------------------
 83                $0             N/A            N/A
-------------------------------------------------------
 84            $8,546              $0             $0
-------------------------------------------------------
 85            $9,164         $20,000        $26,358
-------------------------------------------------------
 86            $9,412             N/A             $0
-------------------------------------------------------
 87            $6,882              $0         $5,561
-------------------------------------------------------
 88                $0             N/A            N/A
-------------------------------------------------------
 89           $13,157              $0             $0
-------------------------------------------------------
 90           $15,937             N/A            N/A
-------------------------------------------------------
 91           $15,750             N/A            N/A
-------------------------------------------------------
 92            $8,617              $0        $12,997
-------------------------------------------------------
 93           $17,513        $110,000       $110,000
-------------------------------------------------------
 94           $26,004              $0             $0
-------------------------------------------------------
 95           $10,512              $0             $0
-------------------------------------------------------
 96                $0             N/A            N/A
-------------------------------------------------------
 97            $4,124        $272,000       $272,000
-------------------------------------------------------
 98                $0             N/A            N/A
-------------------------------------------------------
 99                $0             N/A            N/A
-------------------------------------------------------
100           $43,032              $0             $0
-------------------------------------------------------
101           $10,515             N/A         $6,259
-------------------------------------------------------
102           $11,146             N/A         $5,106
-------------------------------------------------------
103           $24,000              $0             $0
-------------------------------------------------------
104           $10,903        $100,000       $100,000
-------------------------------------------------------
105           $48,241              $0             $0
-------------------------------------------------------
106           $26,880             N/A            N/A
-------------------------------------------------------
107            $1,777             N/A         $1,851
-------------------------------------------------------
108           $10,863              $0             $0
-------------------------------------------------------

APPENDIX II
RESERVE ACCOUNT (ALL MORTGAGE LOANS)

--------------------------------------------------------------------------------------------------------------------------
                                                        Insurance                          Initial             Capital
Loan                                                      Escrow         Tax Escrow     Capital Expense    Expense Reserve
No.                      Property Name                 Required(12)     Required(12)      Deposit(13)         Balance(14)
--------------------------------------------------------------------------------------------------------------------------
109   Regal Cinemas                                         No              No                   $0                $519
--------------------------------------------------------------------------------------------------------------------------
110   Mission Plaza Shopping Center                         No              No                   $0                  $0
--------------------------------------------------------------------------------------------------------------------------
111   Collier & Piedmont Rd. Apts. (IV)                     Yes             Yes             $89,949             $36,895
--------------------------------------------------------------------------------------------------------------------------
112   Canteberi Place Apartments                            Yes             Yes             $40,310             $21,667
--------------------------------------------------------------------------------------------------------------------------
113   Holiday Inn Express                                   Yes             Yes                  $0             $13,359
--------------------------------------------------------------------------------------------------------------------------
114   Pacifica Hampden Industrial Park                      No              Yes             $46,188            $106,038
--------------------------------------------------------------------------------------------------------------------------
115   Atlantic Plaza II                                     Yes             Yes             $28,425             $17,135
--------------------------------------------------------------------------------------------------------------------------
116   Bath Street Partners                                  No              Yes              $7,157              $7,157
--------------------------------------------------------------------------------------------------------------------------
117   JM Industrial                                         Yes             Yes              $1,323              $6,616
--------------------------------------------------------------------------------------------------------------------------
118   Sargent Road Shopping Center.                         Yes             Yes              $4,500              $5,558
--------------------------------------------------------------------------------------------------------------------------
119   Little Brook Apartments                               Yes             Yes             $30,250             $39,306
--------------------------------------------------------------------------------------------------------------------------
120   Courtside Office Building (V)                         No              Yes              $5,500              $7,976

121   Murphy Office Building  (V)                           No              Yes                $713              $3,370
--------------------------------------------------------------------------------------------------------------------------
122   North Oaks Plaza                                      Yes             Yes             $27,904             $15,274
--------------------------------------------------------------------------------------------------------------------------
123   Ohlone Village Shopping and Office Center             No              No               $5,588                  $0
--------------------------------------------------------------------------------------------------------------------------
124   Palms Plaza                                           Yes             Yes            $113,795            $115,161
--------------------------------------------------------------------------------------------------------------------------
125   St. Clair Mobile Home Parks                           Yes             Yes                $750              $2,658
--------------------------------------------------------------------------------------------------------------------------
126   Claremont Commons                                     Yes             Yes                  $0              $1,851
--------------------------------------------------------------------------------------------------------------------------
127   Guilford Street Center                                Yes             Yes             $18,750              $4,701
--------------------------------------------------------------------------------------------------------------------------
128   Ski Lodge Apartments                                  Yes             Yes                  $0              $5,940
--------------------------------------------------------------------------------------------------------------------------
129   Maxwell Labs Industrial Building                      No              No                   $0                  $0
--------------------------------------------------------------------------------------------------------------------------
130   Lakeshore Apartments                                  Yes             Yes              $9,750              $9,750
--------------------------------------------------------------------------------------------------------------------------
131   Vidalia Food Lion                                     Yes             Yes                  $0                  $0
--------------------------------------------------------------------------------------------------------------------------
132   Rosecrans Avenue Warehouse                            No              No                   $0                  $0
--------------------------------------------------------------------------------------------------------------------------
133   4800 Santa Fe Industrial Building                     No              No                   $0                  $0
--------------------------------------------------------------------------------------------------------------------------
134   Century Warehouse                                     No              No                   $0                  $0
--------------------------------------------------------------------------------------------------------------------------
135   Pingry Arms and Cornell Arms Apartments               Yes             Yes              $4,375             $28,169
--------------------------------------------------------------------------------------------------------------------------
136   20195 Stevens Creek Boulevard Office Building         No              No                   $0                  $0
--------------------------------------------------------------------------------------------------------------------------
137   Maple Run Apartments                                  No              Yes              $2,675              $4,200
--------------------------------------------------------------------------------------------------------------------------
138   Comfort Inn Laurinburg                                Yes             Yes              $8,875             $18,904
--------------------------------------------------------------------------------------------------------------------------
139   Blockbuster - Westwood Shopping Center                Yes             Yes                  $0                $192
--------------------------------------------------------------------------------------------------------------------------
140   Clock Tower Office and Retail Building                No              No                   $0                  $0
--------------------------------------------------------------------------------------------------------------------------
141   One Bank Street                                       Yes             Yes                  $0              $1,805
--------------------------------------------------------------------------------------------------------------------------
142   Shoppes of Deerfield                                  Yes             Yes                  $0                $438
--------------------------------------------------------------------------------------------------------------------------
143   Dartmoor Apartments                                   Yes             Yes              $8,375             $10,148
--------------------------------------------------------------------------------------------------------------------------
144   Lavender Lakes                                        Yes             Yes             $25,393              $7,277
--------------------------------------------------------------------------------------------------------------------------
145   Sunshine Office Building                              Yes             Yes                  $0                $882
--------------------------------------------------------------------------------------------------------------------------
146   Underwood Gartland Industrial Building                Yes             Yes                  $0              $1,510
--------------------------------------------------------------------------------------------------------------------------
147   Washington Square                                     Yes             Yes                  $0                $678
--------------------------------------------------------------------------------------------------------------------------
148   Eastlake Business Park                                No              Yes             $65,913              $9,811
--------------------------------------------------------------------------------------------------------------------------
149   Lindsay Marketplace Shopping Center                   No              No                   $0                  $0
--------------------------------------------------------------------------------------------------------------------------
150   Sierra Meadows Apartments                             Yes             Yes            $412,517             $53,505
--------------------------------------------------------------------------------------------------------------------------
151   4700 Santa Fe Industrial Building                     No              No                   $0                  $0
--------------------------------------------------------------------------------------------------------------------------
152   Georgetown Plaza                                      Yes             Yes             $56,250             $59,349
--------------------------------------------------------------------------------------------------------------------------
153   Itasca Business Park                                  No              No                   $0                  $0
--------------------------------------------------------------------------------------------------------------------------
154   Shoal Creek  Apartments                               Yes             Yes              $4,424              $6,406
--------------------------------------------------------------------------------------------------------------------------
155   Pinnacle Peak Office Building                         Yes             Yes                  $0                $291
--------------------------------------------------------------------------------------------------------------------------
156   Fishers Crossing Shoppes                              Yes             Yes              $1,600              $2,435
--------------------------------------------------------------------------------------------------------------------------
157   Great Neck Shops & Potter Self Storage                Yes             Yes                  $0              $1,851
--------------------------------------------------------------------------------------------------------------------------
158   Computer City Store                                   No              No                   $0                  $0
--------------------------------------------------------------------------------------------------------------------------
159   Seaboard Industrial                                   No              Yes                  $0              $5,783
--------------------------------------------------------------------------------------------------------------------------
160   Tire Discounters - Dayton (VI)                        No              No                   $0                $303
161   Tire Discounters - Cincinnati (VI)                    No              No                   $0                $868
--------------------------------------------------------------------------------------------------------------------------
162   Interstate West Office Park                           Yes             Yes              $6,501              $4,355

-------------------------------------------------------
               Annual         Initial         Current
Loan      Capital Expense      TI/LC           TI/LC
No.          Deposit(15)    Deposit(16)     Balance(17)
-------------------------------------------------------
109            $3,112              $0             $0
-------------------------------------------------------
110                $0             N/A            N/A
-------------------------------------------------------
111           $20,750              $0             $0
-------------------------------------------------------
112           $32,500              $0             $0
-------------------------------------------------------
113           $53,436              $0             $0
-------------------------------------------------------
114           $18,228              $0             $0
-------------------------------------------------------
115           $14,074          $2,083         $8,333
-------------------------------------------------------
116            $3,384          $2,000             $0
-------------------------------------------------------
117           $15,879              $0             $0
-------------------------------------------------------
118           $11,116              $0             $0
-------------------------------------------------------
119           $27,166              $0             $0
-------------------------------------------------------
120           $10,773         $45,695        $45,695

121            $4,620         $19,305        $19,305
-------------------------------------------------------
122            $7,109         $26,550         $2,142
-------------------------------------------------------
123                $0             N/A            N/A
-------------------------------------------------------
124            $8,196              $0        $20,000
-------------------------------------------------------
125           $15,948              $0             $0
-------------------------------------------------------
126            $3,702              $0             $0
-------------------------------------------------------
127           $11,283              $0             $0
-------------------------------------------------------
128           $23,760              $0             $0
-------------------------------------------------------
129                $0             N/A            N/A
-------------------------------------------------------
130           $30,000              $0             $0
-------------------------------------------------------
131                $0              $0             $0
-------------------------------------------------------
132                $0             N/A            N/A
-------------------------------------------------------
133                $0             N/A            N/A
-------------------------------------------------------
134                $0             N/A            N/A
-------------------------------------------------------
135           $26,790             N/A            N/A
-------------------------------------------------------
136                $0             N/A            N/A
-------------------------------------------------------
137           $16,800              $0             $0
-------------------------------------------------------
138           $60,173              $0             $0
-------------------------------------------------------
139              $770        $100,000       $100,000
-------------------------------------------------------
140                $0             N/A            N/A
-------------------------------------------------------
141            $7,218              $0             $0
-------------------------------------------------------
142            $1,314         $46,950        $51,330
-------------------------------------------------------
143           $24,984              $0             $0
-------------------------------------------------------
144           $14,500              $0             $0
-------------------------------------------------------
145            $3,528              $0             $0
-------------------------------------------------------
146            $9,060             N/A            N/A
-------------------------------------------------------
147            $4,065              $0             $0
-------------------------------------------------------
148                $0              $0             $0
-------------------------------------------------------
149                $0             N/A            N/A
-------------------------------------------------------
150           $36,120             N/A            N/A
-------------------------------------------------------
151                $0             N/A            N/A
-------------------------------------------------------
152            $7,437              $0             $0
-------------------------------------------------------
153                $0             N/A            N/A
-------------------------------------------------------
154           $12,768              $0             $0
-------------------------------------------------------
155            $1,743          $1,000         $3,000
-------------------------------------------------------
156            $3,341          $8,400        $12,784
-------------------------------------------------------
157           $11,109              $0             $0
-------------------------------------------------------
158                $0             N/A            N/A
-------------------------------------------------------
159           $17,325              $0         $7,210
-------------------------------------------------------
160            $1,215             N/A            N/A
161              $972             N/A            N/A
-------------------------------------------------------
162           $10,452              $0        $25,021

APPENDIX II
RESERVE ACCOUNT (ALL MORTGAGE LOANS)

--------------------------------------------------------------------------------------------------------------------------
                                                        Insurance                          Initial             Capital
Loan                                                      Escrow         Tax Escrow     Capital Expense    Expense Reserve
No.                      Property Name                 Required(12)     Required(12)      Deposit(13)         Balance(14)
--------------------------------------------------------------------------------------------------------------------------
163   North Center Office Building                          Yes             Yes              $6,688             $12,470
--------------------------------------------------------------------------------------------------------------------------
164   Westchase Apartments                                  Yes             Yes            $104,438            $106,330
--------------------------------------------------------------------------------------------------------------------------
165   Ashewood Apartments                                   Yes             Yes                  $0              $1,700
--------------------------------------------------------------------------------------------------------------------------
166   Oakland Drive Apartments                              No              Yes                  $0              $3,938
--------------------------------------------------------------------------------------------------------------------------
167   Victoria Street Offices                               Yes             Yes                $168             $10,835
--------------------------------------------------------------------------------------------------------------------------
168   Montague Industrial Building                          No              No                   $0                  $0
--------------------------------------------------------------------------------------------------------------------------
169   Sunrise Square Shopping Center                        Yes             Yes              $1,163              $2,310
--------------------------------------------------------------------------------------------------------------------------
170   Berkmar Park                                          Yes             Yes                  $0              $4,007
--------------------------------------------------------------------------------------------------------------------------
171   Crest Ridge Apartments                                Yes             Yes              $7,500             $13,198
--------------------------------------------------------------------------------------------------------------------------
172   British Petroleum - Westlake                          No              Yes                  $0              $1,268
--------------------------------------------------------------------------------------------------------------------------
173   Kirkland Way Building                                 No              Yes             $71,500             $74,225
--------------------------------------------------------------------------------------------------------------------------
174   Willow Tree and Coastal Court Apartments (VII)        Yes             Yes                  $0              $4,125
--------------------------------------------------------------------------------------------------------------------------
175   Eagle Watch Apartments                                No              Yes             $21,875             $26,675
--------------------------------------------------------------------------------------------------------------------------
176   Post Alley Market Building                            Yes             Yes              $7,088             $19,548
--------------------------------------------------------------------------------------------------------------------------
177   Cramer Marketplace Shopping Center                    Yes             Yes              $2,250              $3,717
--------------------------------------------------------------------------------------------------------------------------
178   Penn Forest Executive Building                        Yes             Yes                  $0              $1,962
--------------------------------------------------------------------------------------------------------------------------
179   460 Valley Drive Industrial Building                  No              No                   $0                  $0
--------------------------------------------------------------------------------------------------------------------------
180   Bradley Smith Apartments (VIII)                       Yes             Yes             $35,269              $1,379
--------------------------------------------------------------------------------------------------------------------------
181   A Storage Place                                       Yes             Yes                  $0              $1,198
--------------------------------------------------------------------------------------------------------------------------
182   Tallmadge Towne Apartments                            Yes             Yes             $33,750             $36,750
--------------------------------------------------------------------------------------------------------------------------
183   Garden Ridge I & II Shopping and Office Center        Yes             Yes                  $0              $1,230
--------------------------------------------------------------------------------------------------------------------------
184   Greenbriar Village Shopping Center                    Yes             Yes              $1,875              $2,565
--------------------------------------------------------------------------------------------------------------------------
185   Chapel Centre                                         Yes             Yes             $27,500             $29,002
--------------------------------------------------------------------------------------------------------------------------
186   Laurel Manor Apartments                               Yes             Yes                  $0              $4,188
--------------------------------------------------------------------------------------------------------------------------
187   Potter Self Storage                                   Yes             Yes                  $0              $1,410
--------------------------------------------------------------------------------------------------------------------------
188   Dorjul Apartments                                     Yes             Yes             $49,375             $43,735
--------------------------------------------------------------------------------------------------------------------------
189   Orange Industrial Park                                Yes             Yes              $8,250             $10,806
--------------------------------------------------------------------------------------------------------------------------
190   Fiesta Palms II Retail Center                         Yes             Yes              $4,375              $3,195
--------------------------------------------------------------------------------------------------------------------------
191   Newport Mesa Self Storage                             No              No                   $0                  $0
--------------------------------------------------------------------------------------------------------------------------
192   Brunswick Apartments                                  Yes             Yes             $19,350             $18,344
--------------------------------------------------------------------------------------------------------------------------
193   Canyon Professional Center                            Yes             Yes              $5,375              $2,302
--------------------------------------------------------------------------------------------------------------------------
194   Madison Heights Square                                Yes             Yes                  $0                $995
--------------------------------------------------------------------------------------------------------------------------
195   Lexington Apartments                                  Yes             Yes            $113,180             $42,491
--------------------------------------------------------------------------------------------------------------------------
196   Heritage Green Apartments                             Yes             Yes             $64,073            $100,000
--------------------------------------------------------------------------------------------------------------------------
197   Aaron Center                                          Yes             Yes                  $0              $1,066
--------------------------------------------------------------------------------------------------------------------------
198   Carlton Way Apartments                                Yes             Yes            $202,187            $203,250
--------------------------------------------------------------------------------------------------------------------------
199   Creekview Townhouse Apartments                        Yes             Yes              $1,313              $6,563
--------------------------------------------------------------------------------------------------------------------------
200   Country Village Apartments                            Yes             Yes             $25,000              $6,715
--------------------------------------------------------------------------------------------------------------------------
201   Blackstone Square                                     Yes             Yes                  $0                $261

202   Pizza Hut / 7-Eleven (A)                              No              No                   $0                  $0
--------------------------------------------------------------------------------------------------------------------------
203   Quick Chek (A)                                        No              No                   $0                  $0
--------------------------------------------------------------------------------------------------------------------------
204   Holcomb Place III                                     Yes             Yes              $1,938              $1,475
--------------------------------------------------------------------------------------------------------------------------
205   New Hope Commons                                      Yes             Yes              $6,000             $24,884
--------------------------------------------------------------------------------------------------------------------------
206   Union Avenue Plaza                                    Yes             Yes              $1,188              $1,188
--------------------------------------------------------------------------------------------------------------------------
207   Cedargate Apartments                                  Yes             Yes             $28,800             $11,979
--------------------------------------------------------------------------------------------------------------------------
208   Oakcrest Apartments                                   Yes             Yes                  $0              $1,264
--------------------------------------------------------------------------------------------------------------------------
209   City Sports                                           Yes             Yes             $43,750             $37,500
--------------------------------------------------------------------------------------------------------------------------
210   Glenarm Manor Apartments                              Yes             Yes              $6,875             $15,931
--------------------------------------------------------------------------------------------------------------------------
211   Lin-Valle Center                                      Yes             Yes             $11,250             $12,318
--------------------------------------------------------------------------------------------------------------------------
212   Cramer Woods Apartments                               Yes             Yes                  $0              $2,933
--------------------------------------------------------------------------------------------------------------------------
213   Great Falls Days Inn                                  Yes             Yes              $5,188             $19,627
--------------------------------------------------------------------------------------------------------------------------
214   Hillside Trace Apartments                             Yes             Yes              $3,750             $17,039
--------------------------------------------------------------------------------------------------------------------------
215   Pearisburg Square                                     Yes             Yes                  $0                  $0
--------------------------------------------------------------------------------------------------------------------------
216   3180 Presidential Drive                               Yes             Yes                  $0              $1,555
--------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------
               Annual         Initial         Current
Loan      Capital Expense      TI/LC           TI/LC
No.          Deposit(15)    Deposit(16)     Balance(17)
-------------------------------------------------------
163           $12,459              $0        $18,333
-------------------------------------------------------
164                $0             N/A            N/A
-------------------------------------------------------
165           $20,400             N/A            N/A
-------------------------------------------------------
166           $25,000              $0             $0
-------------------------------------------------------
167            $2,020          $2,000        $10,000
-------------------------------------------------------
168                $0             N/A            N/A
-------------------------------------------------------
169            $4,620              $0             $0
-------------------------------------------------------
170            $9,616              $0             $0
-------------------------------------------------------
171           $26,676             N/A            N/A
-------------------------------------------------------
172            $3,804              $0         $8,605
-------------------------------------------------------
173           $15,972              $0             $0
-------------------------------------------------------
174           $16,500              $0             $0
-------------------------------------------------------
175           $19,200              $0             $0
-------------------------------------------------------
176            $2,760              $0             $0
-------------------------------------------------------
177            $8,799              $0             $0
-------------------------------------------------------
178            $5,885              $0             $0
-------------------------------------------------------
179                $0             N/A            N/A
-------------------------------------------------------
180           $16,549              $0             $0
-------------------------------------------------------
181            $4,784             N/A            N/A
-------------------------------------------------------
182           $17,995              $0             $0
-------------------------------------------------------
183            $3,690          $3,400         $7,723
-------------------------------------------------------
184            $2,070              $0             $0
-------------------------------------------------------
185            $6,000              $0             $0
-------------------------------------------------------
186           $12,565              $0             $0
-------------------------------------------------------
187            $8,460              $0             $0
-------------------------------------------------------
188           $22,320              $0             $0
-------------------------------------------------------
189            $7,668              $0             $0
-------------------------------------------------------
190            $4,260        $200,000             $0
-------------------------------------------------------
191                $0              $0             $0
-------------------------------------------------------
192           $24,000             N/A            N/A
-------------------------------------------------------
193            $3,708              $0             $0
-------------------------------------------------------
194            $2,985              $0             $0
-------------------------------------------------------
195           $60,768             N/A            N/A
-------------------------------------------------------
196           $25,800             N/A            N/A
-------------------------------------------------------
197            $6,396              $0             $0
-------------------------------------------------------
198           $12,750        $100,000       $100,000
-------------------------------------------------------
199           $10,500              $0             $0
-------------------------------------------------------
200           $15,000             N/A            N/A
-------------------------------------------------------
201            $3,132              $0             $0
-------------------------------------------------------
202                $0              $0             $0
203                $0              $0             $0
-------------------------------------------------------
204            $3,540              $0             $0
-------------------------------------------------------
205            $3,768              $0             $0
-------------------------------------------------------
206            $4,081              $0             $0
-------------------------------------------------------
207           $17,400             N/A            N/A
-------------------------------------------------------
208            $7,584              $0             $0
-------------------------------------------------------
209                $0              $0             $0
-------------------------------------------------------
210           $21,000             N/A            N/A
-------------------------------------------------------
211            $6,406              $0             $0
-------------------------------------------------------
212            $8,800              $0             $0
-------------------------------------------------------
213           $28,524             N/A            N/A
-------------------------------------------------------
214           $19,200             N/A            N/A
-------------------------------------------------------
215            $2,691              $0             $0
-------------------------------------------------------
216            $3,732              $0             $0
-------------------------------------------------------

APPENDIX II
RESERVE ACCOUNT (ALL MORTGAGE LOANS)

--------------------------------------------------------------------------------------------------------------------------
                                                        Insurance                          Initial             Capital
Loan                                                      Escrow         Tax Escrow     Capital Expense    Expense Reserve
No.                      Property Name                 Required(12)     Required(12)      Deposit(13)         Balance(14)
--------------------------------------------------------------------------------------------------------------------------
217   Villa Seville Apartments                              Yes             Yes              $1,063              $2,158
--------------------------------------------------------------------------------------------------------------------------
218   Montreal Station                                      Yes             Yes             $15,125             $16,773
--------------------------------------------------------------------------------------------------------------------------
219   Dunwoody Springs Building                             No              No                   $0              $1,698
--------------------------------------------------------------------------------------------------------------------------
220   Spring House Office Park                              Yes             Yes                  $0              $1,407
--------------------------------------------------------------------------------------------------------------------------
221   Sutton Place Apartments                               Yes             Yes             $12,447             $10,010
--------------------------------------------------------------------------------------------------------------------------
222   Garrison Street Apartments                            No              Yes                  $0                $267
--------------------------------------------------------------------------------------------------------------------------
223   Airport Drive Shops                                   Yes             Yes                  $0              $1,710
--------------------------------------------------------------------------------------------------------------------------
224   2755 Philmont Ave.                                    Yes             Yes              $9,785             $10,351
--------------------------------------------------------------------------------------------------------------------------
225   9107 Gaither Rd.                                      Yes             Yes             $12,500             $16,066
--------------------------------------------------------------------------------------------------------------------------
226   Tulwane Apartments                                    Yes             Yes              $7,000              $7,000
--------------------------------------------------------------------------------------------------------------------------
227   900-902 Pine Street Apartments                        Yes             Yes              $8,688              $9,868
--------------------------------------------------------------------------------------------------------------------------
228   Rochelle Arms                                         Yes             Yes             $21,881             $21,881
--------------------------------------------------------------------------------------------------------------------------
229   Pottery Row Apartments                                Yes             Yes              $3,500              $4,250

-------------------------------------------------------
               Annual         Initial         Current
Loan      Capital Expense      TI/LC           TI/LC
No.          Deposit(15)    Deposit(16)     Balance(17)
-------------------------------------------------------
217            $3,285          N/A               N/A
-------------------------------------------------------
218            $4,945           $0            $5,810
-------------------------------------------------------
219            $5,095           $0            $8,350
-------------------------------------------------------
220            $5,628           $0            $4,815
-------------------------------------------------------
221           $16,500          N/A               N/A
-------------------------------------------------------
222            $1,600           $0                $0
-------------------------------------------------------
223            $3,420           $0                $0
-------------------------------------------------------
224            $6,638           $0                $0
-------------------------------------------------------
225            $8,558           $0                $0
-------------------------------------------------------
226            $8,500           $0                $0
-------------------------------------------------------
227            $3,540           $0                $0
-------------------------------------------------------
228            $7,000           $0                $0
-------------------------------------------------------
229            $1,800           $0                $0

      FOOTNOTES TO APPENDIX II

1 "RFC" "MS" and "WACH" denote Residential Funding Corporation, Morgan Stanley Mortgage Capital Inc., and Wachovia Bank, National Association, respectively, as Sellers.

2 Sets of Mortgage Loans that have identical alphabetical coding designate multiple loans that are cross-collateralized and cross-defaulted, while Mortgage Loans that have identical Roman Numeral coding indicate multiple properties securing one note. For the purposes of the Prospectus Supplement, the latter are treated as if they were multiple loans that are cross-collateralized and cross-defaulted. The following Mortgage Loans so noted have the following characteristics:

      Loan No. 29, The Manekin Portfolio, is a single loan secured by two light industrial buildings of 48,900 square feet and 61,056 square feet, located in Columbia, MD, and one light industrial building of 130,000 square feet, located in Savage, MD. The related borrower has the right to release the 130,000 square feet property from the mortgage lien on or about June 30, 2002, provided there is a pay-down of at least 43% of the then outstanding loan balance, and a maximum LTV ratio of 70% and minimum DSCR of 1.40x is maintained. Any applicable prepayment premium will be required for the partial release.

      Loan No. 58, Gateway/Lombardi, is a single loan secured by one office property of 26,598 square feet, and one set of industrial buildings of 42,838 square feet, located in Santa Rosa, CA.

      Loan No. 180, Bradley Smith, is a single loan secured by three multifamily properties of 25 units, 11 units, and 12 units, located in Irvington, NJ, and one multifamily property of 19 units, located in Jersey City, NJ.

3 Loan Nos. 37, Woodside Apartments, 67, Minaret Village, 83, San Fernando Industrial Building, 96, Strathmore Apartments, 132, Rosecrans Avenue Warehouse, 133, 4800 Santa Fe Industrial Building, 134, Century Warehouse, 151, 4700 Sante Fe Industrial Building, and 168, Montague Industrial Building, permit future additional, subordinate debt that is secured by the related property, subject to combined maximum LTV ratios of 70%, and minimum DSCRs of 1.30x.

      Loan No. 52, Mickelberry Shopping Center, permits future additional, subordinate debt that is secured by the related property, subject to a combined maximum LTV ratio of 70%, and a minimum DSCR of 1.25x.

      Loan No. 98, Rancho Broadway Shopping Center, permits future additional, subordinate debt that is secured by the related property, subject to a combined maximum LTV ratio of 75%, and a minimum DSCR of 1.25x.

      Loan No. 229, Pottery Row Apartments, permits future, additional debt that is unsecured by the related property (but secured by partnership interests in the borrower), and payable only to a borrower-related entity, subject to a combined, maximum LTV ratio of 75%.

      Loan No. 2, Lancaster Commerce Center, is known to have additional, unsecured debt totaling approximately $605,500, at loan origination, payable to a borrower-related entity.

      Loan No. 124, Palms Plaza, is known to have additional, unsecured debt totaling approximately $578,000, at loan origination, payable to a borrower-related entity.

      FOOTNOTES TO APPENDIX II

      Loan No. 195, Lexington Apartments, is known to have additional, mezzanine debt, which is unsecured by the related property. The additional debt had an original principal balance of $4,900,000, at its origination in 1984, and is payable to a borrower-related entity.

4 Certain ratios including Cut-Off Date Balance / Unit or SF, DSCR, LTV and Balloon LTV are calculated on a combined basis for Mortgage Loans that are secured by multiple properties or are cross-collateralized and cross-defaulted. For the purposes of the statistical information set forth in this Prospectus Supplement, as to such multiple property loans, a portion of the aggregate Cut-Off Date Balance has been allocated to each property, generally based on relative appraised value or Underwritable Cash Flow. For purposes of information contained within the Prospectus Supplement, Balloon Loans are defined as having a balance at maturity totaling 10% or more of the related Mortgage Loan's original principal balance.

5 "ARD" indicates the Anticipated Repayment Date for hyper-amortizing Mortgage Loans. Loan No. 1, Key West Hilton Resort, Loan No. 3, Cupertino Village Shopping Center, and Loan No. 35, Miami Lakes Corporate Center, are the only hyper-amortizing Mortgage Loans in the Mortgage Pool.

6 The Amortization Term shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related note. Due to the actual/360 interest calculation methodology applied to most Mortgage Loans, the actual amortization to a zero balance will be longer.

7 In general for each property, "Percent Leased" was determined based on a rent roll provided by the borrower. In certain cases, "Percent Leased" was determined based on an appraisal, executed lease, operating statement or occupancy report. "Percent Leased as of Date" indicates the date as of which "Percent Leased" was determined based on such information. For hospitality properties, the data shown is the average daily occupancy rate, generally for the immediately preceding twelve month period.

8 "Largest Tenant" refers to the tenant that represents the greatest percentage of the total square footage at the subject property.

9 "Seasoning" represents the approximate number of months elapsed from the date of the first regularly scheduled payment or due date to the Cut-Off Date.

10 Indicates prepayment provisions from the first Due Date as stated in the Mortgage Loan. "YM" represents yield maintenance, "YM3" represents the greater of yield maintenance or three percent, and "YM1" represents the greater of yield maintenance or one percent, of the outstanding principal balance at such time, respectively. The stated percentages represent Percentage Premiums. "Open" represents a period during which Principal Prepayments are permitted without payment of a Prepayment Premium. For each Mortgage Loan, the number set forth under a category of prepayment provision represents the number of months in the original term to maturity for which such provision applies.

      For Loan No. 25, Town Country S C, the borrower has the option to choose
      (a) a twenty-eight month Lockout period (LO) followed by eighty-nine months of defeasance (Def), then a three month Open period (Open), or (b) a thirty-six month Lockout period (LO) followed by eighty-one months of the greater of a yield maintenance formula and 1% of the prepaid principal balance (YM1), then a three month open period (Open).

      For Loan 112, Canteberi Place Apartments, the borrower has the option to choose (a) a thirty-three month Lockout period (LO) followed by eighty-four months of defeasance (Def), then a three month open period
      (Open), or (b) a sixty month Lockout period (LO) followed by fifty-seven months of the greater of a yield maintenance formula and 1% of the prepaid principal balance (YM1), then a three month open period (Open).

      FOOTNOTES TO APPENDIX II

      For Loan Nos. 144, Lavender Lakes, and 199, Creekview Townhouse Apartments, the respective borrowers have the option to choose in each case (a) a thirty-one month Lockout period (LO) followed by eighty-six months of defeasance (Def), then a three month open period (Open), or (b) a sixty month Lockout period (LO) followed by fifty-seven months of the greater of a yield maintenance formula and 1% of the prepaid principal balance (YM1), then a three month open period (Open).

      For Loan No. 154, Shoal Creek Apartments, the borrower has the option to choose (a) a thirty-one month Lockout period (LO) followed by two-hundred-six months of defeasance (Def), then a three month open period
      (Open), or (b) a one-hundred-twenty month Lockout period (LO) followed by one-hundred-seventeen months of the greater of a yield maintenance formula and 1% of the prepaid principal balance (YM1), then a three month open period (Open).

      In all cases listed above, for purposes of Appendix II presentation, option (b) is assumed.

      Loan Nos. 129, Maxwell Labs Industrial Building, 149, Lindsay Marketplace Shopping Center, and 179, 460 Valley Drive Industrial Building, permit prepayment of up to 10% of the original loan balance in any loan year without a Prepayment Premium. In addition, Loan No. 23, Rollingwood Shopping Center, provides that a $154,000 holdback be applied to the loan balance on March 1, 1999, if certain leasing objectives are not met. This principal pay-down will be without a Prepayment Premium.

11 The "Administrative Cost Rate" indicated for each Mortgage Loan will be calculated based on the same interest calculation methodology (i.e., actual/360) applicable to each Mortgage Loan.

12 For "Insurance Escrow Required" and "Tax Escrow Required", a "yes" generally indicates that the lender requires on-going property hazard insurance escrows, and real estate tax escrows, respectively, in amounts adequate to pay real estate tax bills and property hazard insurance bills, when due.

13 Initial Capital Expense Deposit indicates the amount the lender collected (or, in certain cases, a letter of credit received), for deposit into the related property's Capital Expense account at loan closing to fully or partially fund estimated, property-related deferred maintenance costs and/or on-going estimated capital expenses.

14 Capital Expense Reserve Balance indicates the balance of the related-property's Capital Expense account (or, in certain cases, a letter of credit balance), as of January 1, 1999. In certain cases, balances will not be replenished upon a release of funds.

15 Annual Capital Expense Deposit indicates the amount the lender currently collects annually, on a monthly basis, for deposit into the related property's Capital Expense account. In certain cases, the related deposits will end upon certain events (for example, certain tenant renewals), or upon certain dates, or are capped at certain amounts. In certain cases, annual collection amounts may change, such as in the case of Hospitality Mortgage Loans which generally base collections on related-property revenues. On-going collections may not be adequate to fund all capital expense requirements for the related property for the term of the related Mortgage Loan.

16 Initial TI/LC Deposit indicates the amount the lender collected (or, in certain cases, a letter of credit received), for deposit into the related property's Tenant Improvement/Leasing Commission Capital Expense account at loan closing.

      FOOTNOTES TO APPENDIX II

17 TI/LC Current Balance indicates the balance of the related-property's Tenant Improvement/Leasing Commission Capital Expense account (or, in certain cases, a letter of credit balance), as of January 1, 1999. In certain cases, balances will not be replenished upon a release of funds.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

APPENDIX III
SIGNIFICANT LOAN SUMMARIES

LOAN NO. 1 - KEY WEST HILTON RESORT LOAN AND PROPERTY

---------------------------------------------------------------------------------------------------------------------------------
Cut-off Date Balance:                      $36,790,447                      Property Type:                      Hospitality
Loan Type:                                 Principal and Interest;          Location:                           Key West, FL
                                           Balloon (Hyper-Amortized)        Year Built / Renovated:             1995 / N/A
Origination Date:                          3/10/1998                        No. of Units:                       178
Anticipated Repayment Date ("ARD"):        4/1/2008                         Cut-off Date Balance/Unit:          $206,688
Maturity Date:                             4/1/2023                         Appraised Value:                    $54,500,000
Mortgage Rate:                             7.255%                           Current LTV:                        67.5%
Annual Debt Service:                       $3,233,255                       Balance at Maturity LTV:            55.1%
DSCR:                                      1.52x                            Average Occupancy:                  81.2%
Underwritable Cash Flow:                   $4,910,251                       Occupancy for 12 months ending:     10/31/998
Balance at Maturity (ARD):                 $30,048,330
---------------------------------------------------------------------------------------------------------------------------------

THE LOAN

      The Key West Hilton Resort Loan (the "Key West Hilton Loan") is secured by a restated mortgage on a 178-room oceanfront resort located in Key West, Florida (the "Key West Hilton Property"). The Key West Hilton Loan was originated by Morgan Stanley Mortgage Capital Inc. ("MSMC") on March 10, 1998.

      THE BORROWER. The borrower is Tannex Development Corp., a Florida corporation (the "Key West Hilton Borrower"). The Key West Hilton Borrower is sponsored by entities controlled by the Thomas T. Walsh family, and is a bankruptcy remote special purpose entity.

      SECURITY. The Key West Hilton Loan is secured by a Restated Renewal Mortgage and Security Agreement (the "Mortgage"), UCC Financing Statements and certain additional security documents. The Mortgage is a first lien on a fee interest in the Key West Hilton Property. The Key West Hilton Loan is non-recourse, subject to certain limited exceptions.

      PAYMENT TERMS. The Mortgage Rate is fixed at 7.255% per annum until the anticipated repayment date of April 1, 2008 (the "Anticipated Repayment Date"). The Key West Hilton Loan requires monthly payments of principal and interest of $269,437.88 until the Anticipated Repayment Date, following which, unless the Key West Hilton Loan is paid off in full, the Mortgage Rate will increase to the greater of (i) the initial interest rate plus five percentage points (5.00%), or
(ii) the applicable Treasury Rate plus five percentage points (5.00%). Upon the Anticipated Repayment Date, Excess Cash Flow (as defined in the loan document and which is generally cash flow from the operations of the Key West Hilton Property in excess of principal, interest, operating expenses, escrows and reserves) will be applied to the outstanding principal balance. The Key West Hilton Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

      PREPAYMENT/DEFEASANCE. By its terms, the Key West Hilton Loan may not be prepaid prior to March 1, 2003. On or after that date, the Key West Hilton Loan may be prepaid in whole with an additional payment of an amount equal to the greater of a Yield Maintenance Premium calculated by reference to U.S. Treasury obligations, or 1% of the principal balance prepaid. The Key West Hilton Loan may be prepaid without any premium ninety (90) days prior to the Anticipated Repayment Date, or thereafter.


                                     III-1

      LATE FEES AND DEFAULT INTEREST. There is a late fee on overdue installments equal to the lesser of 5% of such overdue amount or the maximum amount permitted by law. The Key West Hilton Loan accrues interest at the lesser of the Mortgage Rate plus 5% per annum or the maximum amount permitted by law while the Key West Hilton Loan is in default.

      TRANSFER OF PROPERTY OR INTEREST IN BORROWER. The Key West Hilton Loan becomes immediately due and payable upon the transfer of the Key West Hilton Property or any ownership interest in the Key West Hilton Borrower, except in connection with the rights of transfer described below. The Key West Hilton Borrower has the limited one-time right to transfer the Key West Hilton Property subsequent to the first 9 months of the loan term upon the payment of a fee equal to 1% of the unpaid balance of the loan. The Key West Hilton Borrower also has a limited right of transfer to the lineal descendants of Thomas T. Walsh, or entities owned or controlled by such descendants.

      ESCROWS/RESERVES. There is a tax escrow which requires monthly deposits in an amount sufficient to pay estimated taxes when due. There is also an escrow required for capital expenditures which is required to be funded monthly in an amount equal to the lesser of (i) 4% of total revenue, or (ii) $25,000. Such amounts will be disbursed to pay such costs and provide additional security for the Key West Hilton Loan.

      SUBORDINATE/OTHER DEBT. Subordinate indebtedness and encumbrances are prohibited.

THE PROPERTY

      The Key West Hilton Property consists of two, three-story concrete buildings and a 415 space parking garage located within a resort complex. The Key West Hilton Property is located in Key West, Florida and had an average daily occupancy of 81.2%, and an average daily rate of $209.57, for the immediately preceding 12 month period ending October 31, 1998, based on an occupancy statement provided by the Key West Hilton Borrower.

      The Key West Hilton Property was completed in 1995. Many of the 178 rooms comprising the Key West Hilton Property offer views of the Key West Harbor and the Gulf of Mexico. Facilities include 20,817 square feet of retail space, dining and lounge facilities, meeting facilities, a fitness center and an outdoor pool.

MANAGEMENT

      The Key West Hilton Property is managed by a Key West Hilton Borrower affiliate, Tannex Development Corporation. Both the Key West Hilton Borrower and Tannex Development Corporation are affiliates of Ocean Properties, Inc. and Ocean Properties, Ltd., privately held entities that represent ownership and/or management of more than 90 hospitality properties (13,000 rooms) in the United States, Canada, and the Caribbean.


                                     III-2

LOAN NO. 2 - LANCASTER LOAN AND PROPERTY

------------------------------------------------------------------------------------------------------------------
Cut-off Date Balance:          $28,884,160                           Property Type:                  Retail
Loan Type:                     Principal and Interest; Balloon       Location:                       Lancaster, CA
Origination Date:              9/14/1998                             Year Built/Renovated:           1987/N/A
Maturity Date:                 10/1/2008                             Square Footage:                 300,000
Mortgage Rate:                 6.940%                                Cut-Off Date Balance/SF:        $96
Annual Debt Service:           $2,301,247                            Appraised Value:                $36,800,000
DSCR:                          1.27x                                 Current LTV:                    78.5%
Underwritable Cash Flow:       $2,919,008                            Balance at Maturity LTV:        68.7%
Balance at Maturity:           $25,299,927                           Percent Leased:                 86.2%
                                                                     Percent Leased as of Date:      8/14/1998
------------------------------------------------------------------------------------------------------------------

THE LOAN

      The Lancaster Commerce Center Loan (the "Lancaster Loan") is secured by a mortgage on a portion of the Lancaster Commerce Center, consisting of a 300,000 net rentable square foot, shadow-anchored retail center located in Lancaster, California (the "Lancaster Property"). The Lancaster Property is a part of a larger 545,000 square foot regional shopping center known as Lancaster Commerce Center. The Lancaster Loan was originated by Residential Funding Corporation on September 14, 1998.

      THE BORROWER. The borrower is Lancaster Commerce Center, a single purpose, bankruptcy remote California limited partnership (the "Lancaster Borrower"). The general partner of the Lancaster Borrower is Lancaster CC, Inc., a California corporation. The directors and shareholders of Lancaster CC, Inc. are Gregory M. Daniels and William P. Healey.

      SECURITY. The Lancaster Loan is secured by a Deed of Trust (the "Deed of Trust"), an Absolute Assignment of Leases and Rents, UCC Financing Statements and certain additional security documents. The Deed of Trust is a first lien on a fee simple interest in the Lancaster Property. The Lancaster Loan is nonrecourse, subject to certain limited exceptions.

      PAYMENT TERMS. The Mortgage Rate is fixed at 6.940%. The Lancaster Loan has an original amortization term of 360 months. The Lancaster Loan requires monthly payments of principal and interest of $191,770.56 until September 1, 2008 and the balance of said principal sum together with accrued and unpaid interest and any other amounts due under the Note shall be due on the Maturity Date. The Lancaster Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

      PREPAYMENT/DEFEASANCE. The Lancaster Loan may be prepaid in whole during the ninety (90) days immediately prior to the Maturity Date, or in whole or in part through application of insurance proceeds or condemnation awards without premium. The Lancaster Borrower may defease the Lancaster Loan in whole, but not in part, at any time after two years following issuance of the Certificates by providing lender with non-callable U.S. Treasury obligations sufficient to pay its remaining obligations.

      LATE FEES AND DEFAULT INTEREST. There is a late fee on overdue installments equal to the lesser of 5% of such overdue amount or the maximum amount permitted by law. The Lancaster Loan accrues interest at the Mortgage Rate plus 5% per annum while the Lancaster Loan is in default.

      TRANSFER OF PROPERTIES OR INTEREST IN BORROWER. The Lancaster Loan becomes immediately due and payable upon the transfer of the Lancaster Property or any ownership interest in the Lancaster Borrower, except in connection with the rights of transfer described below. The Lancaster Borrower has limited rights to transfer in the case of (a) transfers by devise or descent or by operation of law upon the death of a partner, (b) transfers to a qualifying single asset entity upon the payment of a fee equal to 1% of the unpaid balance of the loan, and (c)


                                     III-3
transfers of limited partnership interests in the Lancaster Borrower for estate planning purposes or among existing limited partners, provided that such transfers do not violate any of the single purpose entity covenants of the loan documents.

      ESCROW/RESERVES. There is a tax reserve which requires, at the option of lender, deposits in an amount sufficient to pay taxes when due. There is a reserve for tenant improvements and leasing commissions which requires monthly deposits of $20,000 which are to be applied to any re-leasing costs applicable generally to the leasing of space in the Lancaster Property; provided, however, the obligation to make the monthly deposits is suspended for any period of time where the amount held in the reserve is greater than $240,000. Lancaster Borrower also deposits $3,750 monthly into a reserve to provide funds for ongoing future capital improvements to the Lancaster Property. A reserve in the amount of $9,500 was established at the Origination Date to provide funds for the refurbishing of the roof on the "Music Plus" building.

      SUBORDINATE/OTHER DEBT. Except as described below, subordinate indebtedness and encumbrances are prohibited. Please note lender has permitted the existence of subordinate debt in the amount of $605,452.63 ("Affiliate Debt") as given by the Lancaster Borrower to Gregory M. Daniels and William P. Healey, affiliates of the Lancaster Borrower Payments due under the Affiliate Debt, and the lien of the Affiliate Debt, are subordinate to the Lancaster Loan.

THE PROPERTY

      The Lancaster Property is a shadow-anchored retail center situated on
28.26 acres of land with 300,00 square feet of net rentable area. The Lancaster Property was developed in three (3) phases from 1987 to 1992, and consists of twenty-eight (28) single story buildings and 3,010 parking spaces. The Lancaster Property is part of a larger 545,000 square foot regional shopping complex known as Lancaster Commerce Center, which is anchored by a Target Store, a Ralph's Supermarket, an H&E, and a Pic N' Save. The Lancaster Commerce Center is located in the Antelope Valley area, which is part of the Los Angeles Metropolitan Statistical Area.

      The Lancaster Property at August 14, 1998 was 86.2% leased to 59 tenants, including a number of national and regional chains, such as Ross Dress for Less (24,968 square feet), Blockbuster Video (19,000 square feet), Big 5 (8,000 square feet), Bank of America (4,800 square feet), Payless Shoes (4,796 square feet) and Waldenbooks (3,012 square feet). Contractual lease expirations during the term of the loan for all tenants are as follows: 12,051 square feet (4%) in 1999, 49,782 square feet (17%) in 2000, 38,569 square feet (13%) in 2001, 34,937 square feet (12%) in 2002, 53,598 square feet (18%) in 2003, 32,542 square feet (11%) in 2004, 0 square feet (0%) in 2005 and 2006, 10,720 square feet (4%) in
2007, and 12,101 square feet (4%) in 2008.

MANAGEMENT

      Lancaster Property is currently managed and operated by William P. Healey and Associates, a newly formed California corporation, affiliated with the key principals of the Lancaster Borrower, Gregory M. Daniels and William P. Healey. The key principals are the original developers and only owners of the Lancaster Property.


                                     III-4

LOAN NO. 3 - CUPERTINO VILLAGE SHOPPING CENTER LOAN AND PROPERTY

---------------------------------------------------------------------------------------------------------------------------------
Cut-off Date Balance:                      $21,152,666                      Property Type:                 Retail
Loan Type:                                 Principal and Interest;          Location:                      Cupertino, CA
                                           Balloon (Hyper-Amortized)        Year Built / Renovated:        1969/1997
Origination Date:                          8/4/1998                         Square Footage:                109,213
Anticipated Repayment Date ("ARD"):        11/2/2008                        Cut-off Date Balance/SF:       $194
Maturity Date:                             9/1/2028                         Appraised Value:               $28,450,000
Mortgage Rate:                             7.210%                           Current LTV:                   74.4%
Annual Debt Service:                       $1,732,637                       Balance at Maturity LTV:       65.3%
DSCR:                                      1.29x                            Percent Leased:                94.8%
Underwritable Cash Flow:                   $2,231,084                       Percent Leased as of Date:     6/1/1998
Balance at Maturity (ARD):                 $18,573,862
---------------------------------------------------------------------------------------------------------------------------------

THE LOAN

      The Cupertino Village Shopping Center Loan (the "Cupertino Village Loan") is secured by a first mortgage on a 109,213 square foot shopping center located in Cupertino, California (the "Cupertino Village Property"). The Cupertino Village Loan was originated by MSMC on August 4, 1998.

      THE BORROWER. The borrower is Cupertino Village Associates, LLC, a California limited liability company (the "Cupertino Village Borrower"). The Cupertino Village Borrower is a special purpose bankruptcy remote entity.

      SECURITY. The Cupertino Village Loan is secured by a Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the "Deed of Trust"), UCC Financing Statements and certain additional security documents. The Deed of Trust is a first lien on a fee interest in the Cupertino Village Property. The Cupertino Village Loan is non-recourse, subject to certain limited exceptions.

      PAYMENT TERMS. The Mortgage Rate is fixed at 7.210% per annum until the anticipated repayment date of November 1, 2008 (the "Anticipated Repayment Date"). The Cupertino Village Loan requires monthly payments of principal and interest of $144,386.38 until the Anticipated Repayment Date, following which, unless the Cupertino Village Loan is paid off in full, the Mortgage Rate will increase to the greater of (i) the initial interest rate plus three percentage points (3.00%), or (ii) the applicable Treasury Rate plus three percentage points (3.00%). Upon the Anticipated Repayment Date, Excess CashFlow (as defined in the loan document and which is generally cash flow from the operations of the Cupertino Village Property in excess of principal, interest, operating expenses, escrows and reserves) will be applied to the outstanding principal balance. The Cupertino Village Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

      PREPAYMENT/DEFEASANCE. Voluntary prepayment is prohibited until ninety
(90) days prior to the Anticipated Repayment Date. However, the Cupertino Village Borrower may defease the Cupertino Village Loan with United States Treasury securities, in whole, but not in part, at any time after two (2) years following issuance of the Certificates. Defeasance is permitted only upon the satisfaction of certain conditions specified in the Cupertino Village loan documents, including confirmation from each Rating Agency that defeasance would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates.

      LATE FEES AND DEFAULT INTEREST. There is a late fee on overdue installments equal to the lesser of 5% of the unpaid sum or the maximum amount permitted by law. The Cupertino Village Loan accrues interest at the lesser of the Mortgage Rate plus 5% per annum or the maximum amount permitted by law while the Cupertino Village Loan is in default.


                                     III-5

      TRANSFER OF PROPERTY OR INTEREST IN BORROWER. The Cupertino Village Loan becomes immediately due and payable upon the transfer of the Cupertino Village Property or any ownership interest in the Cupertino Village Borrower, except in connection with the rights of transfer described below. The Cupertino Village Borrower has the limited one-time right to transfer the Cupertino Village Property subsequent to the first 12 months of the loan term upon the payment of a fee equal to 1% of the unpaid balance of the loan.

      ESCROWS/RESERVES. There is a tax and insurance escrow which requires deposits in an amount sufficient to pay taxes and insurance premiums when due. There is also an escrow for capital expenditures which is funded monthly in the amount of $1,638. There is also a $250,000 tenant improvement/leasing commission escrow in place, which is replenished at the monthly rate of $6,825, when the balance falls below $250,000. Such amounts will be disbursed to pay such costs and provide additional security for the Cupertino Village Loan.

      SUBORDINATE/OTHER DEBT. Subordinate indebtedness and encumbrances are prohibited.

THE PROPERTY

      The Cupertino Village Property is a 109,213 square foot shopping center located in Cupertino, California. The Cupertino Village Property was 94.8% leased as of June 1, 1998 to 38 tenants based on a rent roll provided by the Cupertino Village Borrower. The Cupertino Village Property was built in 1969 and renovated in 1997; it consists of six single story wood frame buildings with stucco exterior.

      Approximately 27.2% of the space is rented by 99 Ranch Market, a regional supermarket carrying Asian specialty items. The 99 Ranch Market lease expires on 3/24/2007. Per the June 22, 1998 rent roll provided by the Cupertino Village Borrower, average base rental was $22.89 per square foot. Contractual lease expirations during the loan term for all tenants are as follows: 10,243 square feet (9%) in 2001, 34,776 square feet (32%) in 2002, 6,659 square feet (6%) in
2003, zero square feet (0%) in 2004, 2005 and 2006, 38,483 square feet (35%) in
2007, and 13,378 square feet (12%) in 2008 or later.

MANAGEMENT

      The Cupertino Village Property is managed by Sand Hill Property, a Cupertino Village Borrower affiliate.


                                     III-6

LOAN NO. 4 - METRO PIKE CENTER LOAN AND PROPERTY

---------------------------------------------------------------------------------------------------------------------------------
Cut-off Date Balance:             $15,140,544                        Property Type:                Retail
Loan Type:                        Principal and Interest; Balloon    Location:                     Rockville, MD
Origination Date:                 6/12/1998                          Year Built/Renovated:         1990/N/A
Maturity Date:                    7/1/2008                           Square Footage:               64,197
Mortgage Rate:                    7.400%                             Cut-off Date Balance/SF:      $263
Annual Debt Service:              $1,264,978                         Appraised Value:              $20,400,000
DSCR:                             1.27x                              Current LTV:                  74.2%
Underwritable Cash Flow:          $1,607,352                         Balloon at Maturity LTV:      65.9%
Balance at Maturity:              $13,443,596                        Percent Leased:               100.0%
                                                                     Percent Leased as of Date:    9/22/1998
---------------------------------------------------------------------------------------------------------------------------------

THE LOAN

      The Metro Pike Center Loan (the "Metro Pike Loan") is secured by a first mortgage on the Metro Pike Center, a 64,087 square foot two (2) story unanchored shopping center located in Rockville, Maryland (the "Metro Pike Property"). The Metro Loan was originated by Residential Funding Corporation on June 12, 1998.

      THE BORROWER. The Borrower is Green Acres Metro Limited Partnership, a single-purpose, Maryland limited partnership (the "Metro Pike Borrower"). The general partner of the Metro Pike Borrower is CHH Corporation, a Maryland corporation. The directors of CHH Corporation are Wallace F. Holladay, Wallace
F. Holladay, Jr., and Donald M. Wolf.

      SECURITY. The Metro Pike Loan is secured by a Deed of Trust (the "Deed of Trust"), an Assignment of Leases and Rents, UCC Financing Statements and certain additional security documents. The Deed of Trust is a first lien on the Metro Borrower's fee interest in the Metro Pike Property. The Metro Pike Loan is non-recourse, subject to certain limited exceptions.

      PAYMENT TERMS. The interest rate is fixed at 7.400% with an amortization term of 360 months. The Metro Pike Loan requires monthly payments of principal and interest of $105,414.82 until the Maturity Date. The balance of the principal sum together with all accrued and unpaid interest thereon is due and payable on the Maturity Date. The Metro Pike Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

      PREPAYMENT. On or after July 1, 2002, the Metro Pike Loan may be prepaid in whole but not in part, with the additional payment of an amount equal to the greater of a Yield Maintenance Premium calculated by reference to U.S. Treasury obligations, or 1% of the principal balance prepaid. The Metro Pike Loan may be prepaid without penalty within one hundred-eighty (180) days of the Maturity Date.

      LAKE FEES AND DEFAULT INTEREST. There is a late fee on overdue installments equal to the lesser of 5% of such overdue amount or the maximum amount permitted by law. The Metro Loan accrues interest at the Mortgage Rate plus 5% per annum while the Metro Loan is in default.

      TRANSFER OF PROPERTIES OR INTEREST IN BORROWER. The Metro Pike Loan becomes immediately due and payable upon the transfer of the Metro Pike Property or any ownership interest in the Metro Pike Borrower, except in connection with the rights of transfer described below. The Metro Pike Borrower has limited rights to transfer in the case of (a) transfers by devise or descent or by operation of law upon the death of a partner, (b) transfers to a qualifying single asset entity upon the payment of a fee equal to one percent (1%) of the unpaid balance of the loan, and (c) transfers of limited partnership interests in the Metro Pike Borrower for estate planning purposes or among existing limited partners, provided that such transfers do not violate any of the single purpose entity covenants of the loan documents.


                                     III-7

      ESCROW/RESERVES. There is a tax reserve which, at the option of lender, requires monthly deposits in an amount sufficient to pay taxes when due. The Metro Pike Borrower is also required to pay to the lender monthly deposits in the amount of $805 to maintain a fund for replacements with respect to the Metro Pike Property.

      SUBORDINATE/OTHER DEBT. Subordinate indebtedness and encumbrances are prohibited.

THE PROPERTY

      The Metro Pike Property consists of a 64,087 square foot two (2) story unanchored shopping center built in 1990 on 4.5 acres of land. There are 279 parking spaces on the Metro Pike Property. For ease of access, the Metro Pike Property has five (5) ingress and egress points. There is also direct access to the second story from the above grade parking lot at the back of the building.

      As of September 22, 1998, the Metro Pike Property was 100% leased to 28 tenants, including a number of national and regional chains such as David's Bridal (8,173 square feet), Kinko's Copies (8,223 square feet), Long & Foster (5,015 square feet), Jennifer Leather (4,784 square feet), Rocky's Video (4,645 square feet) and a 7 Eleven convenience store (3,816 square feet). Contractual lease expirations during the loan term for all tenants are as follows: 8,076 square feet (13%) in 1999, 7,487 square feet (12%) in 2000, 11,655 square feet (18%) in 2001, 9,997 square feet (16%) in 2002, 10,374 square feet (16%) in
2003, 4,784 square feet (7%) in 2004, 10,119 square feet (16%) in 2005, zero square feet (0%) in 2006, and 1,595 square feet (2%) in 2007. Occupancy rates for 1996 and 1997 were 94% in each year.

MANAGEMENT

      The Metro Pike Property is managed by Holladay Property Services ("Holladay"), an entity related to the Metro Pike Borrower. Holladay manages most of the properties owned by the Holladay Group, the owner of a diversified portfolio of residential, industrial, commercial and senior housing properties. Holladay currently manages approximately 822,000 square feet of property in the Washington D.C. and northern Indiana areas.


                                     III-8

LOAN NO. 5 - HAWTHORNE WOODS LOAN AND PROPERTY

---------------------------------------------------------------------------------------------------------------------
Cut-off Date Balance:             $12,927,771                       Property Type:                 Multifamily
Loan Type:                        Principal and Interest; Balloon   Location:                      Lithonia, GA
Origination Date:                 7/20/1998                         Year Built/Renovated:          1990/N/A
Maturity Date:                    8/1/2008                          No. of Units:                  345
Mortgage Rate:                    6.900%                            Cutoff Date Balance/Unit:      37,472
Annual Debt Service:              $1,027,416                        Appraised Value:               $16,250,000
DSCR:                             1.42x                             Balance at Maturity LTV:       69.7%
Underwritable Cash Flow:          $1,459,883                        Current LTV:                   79.6%
Balance at Maturity:              $11,327,518                       Percent Leased:                97.4%
                                                                    Percent Leased as of Date:     9/23/1998
---------------------------------------------------------------------------------------------------------------------

THE LOAN

      The Hawthorne Woods Loan (the "Hawthorne Woods Loan") is secured by a first mortgage on a 345 unit, garden-style complex comprised of 18 residential buildings plus a clubhouse/leasing center in Lithonia, Georgia (the "Hawthorne Woods Property"). The Hawthorne Woods Loan was originated by Residential Funding Corporation on July 20, 1998.

      THE BORROWER. The borrower is Woodcrest Walk Partners, a single purpose New York general partnership (the "Hawthorne Woods Borrower"). The general partners of the Hawthorne Woods Borrower are Samuel Ginsburg and Martin Ginsburg.

      SECURITY. The Hawthorne Woods Loan is secured by a Fee Mortgage (the "Fee Mortgage"), an Assignment of Leases and Rents, UCC Financing Statements and certain additional security documents. The Fee Mortgage is a first lien on a fee interest in the Hawthorne Woods Property. The Hawthorne Woods Loan is non-recourse, subject to certain limited exceptions.

      PAYMENT TERMS. The Mortgage Rate is fixed at 6.900%. The Hawthorne Woods Loan has an original amortization term of 360 months. The Hawthorne Woods Loan requires monthly payments of principal and interest of $85,618.02 until July 1, 2008 and the balance of said principal sum together with accrued and unpaid interest and any other amounts due under the Note shall be due on the Maturity Date. The Hawthorne Woods Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

      PREPAYMENT/DEFEASANCE. By its terms, the Hawthorne Woods Loan may be prepaid within ninety (90) days immediately prior to the Maturity Date, without a premium. The Hawthorne Woods Borrower may defease the Hawthorne Woods Loan in whole, but not in part, at any time after two (2) years following the issuance of the Certificates by providing lender with non-callable U.S. Treasury obligations sufficient to pay its remaining obligations.

      LATE FEES AND DEFAULT INTEREST. There is a late fee on overdue installments equal to the lesser of 5% of such overdue amount or the maximum amount permitted by law. The Hawthorne Woods Loan accrues interest at the Mortgage Rate plus 5% per annum while the Hawthorne Woods Loan is in default.

      TRANSFER OF PROPERTIES OR INTEREST IN BORROWER. The Hawthorne Woods Loan becomes immediately due and payable upon the transfer of the Hawthorne Woods Property or any ownership interest in the Hawthorne Woods Borrower except in connection with the rights of transfer described below. The Hawthorne Woods Borrower has limited rights to transfer in the case of (a) transfers by devise or descent or by operation of law upon the death of a partner, (b) sales or transfers to a qualifying single asset entity upon the payment of a fee equal to 1% of the unpaid balance of the loan, and (c) transfer of partnership interests in the Hawthorne Woods Borrower for estate planning


                                     III-9
purposes or among existing partners, provided that such transfers do not violate any single purpose entity covenants of the loan documents.

      ESCROW/RESERVES. There is a tax reserve which requires deposits in an amount sufficient to pay taxes when due. A reserve in the amount of $71,125 was established at closing to provide funds for the repairs recommended in the engineering report prepared in connection with the Hawthorne Woods Loan. The Woodcrest Borrower is also required to pay to the lender monthly deposits in the amount of $6,737 to maintain a fund for replacements with respect to the Hawthorne Woods Property.

      SUBORDINATE/OTHER DEBT. Subordinate indebtedness and encumbrances are prohibited.

THE PROPERTY

      The subject property known as Hawthorne Woods is a 345 unit, two and three story walk-up, garden-style complex comprised of 18 residential buildings plus a clubhouse/leasing center, situated on a 31.7 acre site in Lithonia, Georgia. Built in 1990, the property contains efficiency, one bedroom and two bedroom units totaling 573 square feet, 652 square feet and 1,003 square feet respectively. Project amenities include a centrally located swimming pool, laundry facilities, a clubhouse, two tennis courts, and a car wash facility. Additionally, each unit has either a patio or deck. All units are individually metered with the landlord paying for water, sewer and trash. Each unit has an individual water heater and central HVAC. The appliance package contains a stove, refrigerator, central a/c, and other standard appliances. There are 567 open parking spaces on the property, for a ratio of 1.6 parking spaces per unit.

      The property is located along Covington Highway, approximately 15 miles east of the Atlanta CBD, in Lithonia, Dekalb County, GA. Hawthorne Woods is proximate to Interstate-20 (1.25 miles south) and Interstate-285 (Atlanta's beltway). Neighborhood land uses include residential, retail and industrial.

MANAGEMENT

      The Hawthorne Woods Property is currently managed by GDC Properties, Inc., a party related to the key principles (i.e., Samuel Ginsburg and Martin Ginsburg) of the Hawthorne Woods Borrower.


                                     III-10

LOAN NO. 6 - SYBASE BUILDING LOAN AND PROPERTY

---------------------------------------------------------------------------------------------------------------------
Cut-off Date Balance:             $12,878,713                      Property Type:                 Office
Loan Type:                        Principal and Interest; Balloon  Location:                      Boulder, CO
Origination Date:                 9/24/1998                        Year Built/Renovated:          1996/N/A
Maturity Date:                    10/1/2013                        Square Footage:                96,360
Mortgage Rate:                    7.150%                           Cut-off Date Balance/SF:       $134
Annual Debt Service:              $l,223,552                       Appraised Value:               $16,900,000
DSCR:                             1.20x                            Current LTV:                   76.2%
Underwritable Cash Flow:          $1,464,514                       Balance at Maturity LTV:       32.5%
Balance at Maturity:              $5,495,265                       Percent Leased:                100.0%
                                                                   Percent Leased as of Date:     9/24/1998
---------------------------------------------------------------------------------------------------------------------

THE LOAN

      The Sybase Building Loan (the "Sybase Loan") is secured by a first leasehold mortgage on the Sybase Building, a 96,360 net rentable square feet suburban garden office in Boulder, Colorado (the "Sybase Property"). The Sybase Loan was originated by Residential Funding Corporation on September 24, 1998.

      THE BORROWER. The borrower is SPI/Boulder, LLLP, a single-purpose Colorado limited liability limited partnership (the "Sybase Borrower"). The general partner of the Sybase Borrower is SPI Holdings, LLC, a Delaware Limited liability company. The member of SPI Holdings, LLC is Dennis J. Wong.

      SECURITY. The Sybase Loan is secured by a Leasehold Mortgage and Security Agreement (the "Leasehold Mortgage"), a Collateral Assignment of Leases and Rents, UCC Financing Statements and certain additional security documents. The Leasehold Mortgage is a first lien on a leasehold interest in the Sybase Property. The Sybase Loan is non-recourse, subject to certain limited exceptions.

      PAYMENT TERMS. The Mortgage Rate is fixed at 7.150%. The Sybase Loan has an original amortization term of 240 months. The Sybase Loan requires monthly payments of principal and interest of $101,962.67 until September 1, 2013 and the balance of said principal sum together with accrued and unpaid interest and any other amounts due under the Note shall be due on the Maturity Date. The Sybase Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

      LOCKBOX. Thirty-six (36) months prior to the expiration of the lease between the Sybase Borrower and Sybase, Inc. (i.e. August 31,2007) (the "Sybase Lease"), all gross income from the Sybase Property is deposited into a lockbox account (the "Lockbox Account") controlled by the lender. Disbursements from the Lockbox Account are made as follows: (a) to fund required reserves for the payment of taxes and insurance; (b) to pay all principal and interest then due with respect to the Sybase Loan; (c) to pay the Sybase Borrower an amount equal to the operating expenses, including management fees; (d) to fund the reserve for on-going future capital improvements; (e) to fund the reserve for tenant improvement and leasing commission expenses; and (f) to pay the property manager. After the application of funds from the Lockbox Account, the lender shall deposit $22,658.00 on a monthly basis into an operating account (the "Operating Account"), and shall release to the Sybase Borrower the remainder of the funds deposited into the Lockbox Account. Once the funds in the Operating Account equal $815,688.00, lender shall discontinue depositing funds in the Operating Account.

      LETTER OF CREDIT. As a condition to making the loan, lender has required that the irrevocable letter of credit from Sybase, Inc. to Sybase Borrower, in the amount of $667,500.00, be assigned to lender. The letter of credit secures the performance of certain construction obligations of Sybase, Inc. under the Sybase Lease, including the construction and build-out of the third floor of the building. The letter of credit shall be released by lender to the Sybase Borrower upon completion of the third-floor improvements and build-out.


                                     III-11

      PREPAYMENT/DEFEASANCE. By its terms, the Sybase Loan may be prepaid within ninety (90) days immediately prior to the Maturity Date. The Sybase Borrower may defease the Sybase Loan in whole, but not in part, at any time after six (6) years following the issuance of the Certificates by providing lender with non-callable U.S. Treasury obligations sufficient to pay its remaining obligations.

      LATE FEES AND DEFAULT INTEREST. There is a late fee on overdue installments equal to the lesser of 5% of such overdue amount or the maximum amount permitted by law. The Sybase Loan accrues interest at the Mortgage Rate plus 5% per annum while the Sybase Loan is in default.

      TRANSFER OF PROPERTIES OR INTEREST IN BORROWER. The Sybase Loan immediately due and payable upon the transfer of the Sybase Property or any Ownership interest in the Sybase Borrower, except in connection with the rights of transfer described below, The Sybase Borrower has limited rights to transfer in the case of (a) transfers by devise or descent or by operation of law upon the death of a partner, (b) transfers to qualifying single asset entity upon the payment of a fee equal to 1% of the unpaid balance of the loan, and (c) transfer of limited partnership interests in the Sybase Borrower planning purposes or among existing limited partners, provided that such transfers do not violate any of the single purpose entity covenants of the loan documents.

      ESCROW/RESERVES. The ground lease payments of $2,477,475 were paid at the commencement of the ground lease and therefor no ground rent reserve was established. There is a reserve for tenant improvements and leasing commissions which requires monthly deposits of $8,333.33 for the first ten (10) years of the loan which is to be applied to any re-leasing costs applicable generally to the leasing of space in the Sybase Property, including protection against the rollover of the single tenant at the Sybase Property, Sybase, Inc. The Sybase Lease is scheduled to terminate on August 23, 2010, with two (2) five (5) year renewal options. The Sybase Borrower also deposits $1,204.50 into a reserve to provide funds for ongoing future capital improvements to the Sybase Property. A reserve in the amount of $3,750.00 was established at the Origination Date to provide funds for the repair of the roof gutters on a portion of the Sybase Building.

      SUBORDINATE/OTHER DEBT. Subordinate indebtedness and encumbrances are prohibited.

THE PROPERTY

      The Sybase Property consists of one (1) three (3) story building located within the city and county of Boulder, Colorado, approximately 25 miles northwest of the City of Denver and less than one hour from the new Denver airport. The construction of the Sybase Building was completed in August of 1996, and is a 96,360 net rentable square foot Class A office building. The first two (2) floors are improved and the third floor is in shell condition, but is scheduled for occupancy by September, 1999. An irrevocable letter of credit in the amount of $667,500 secures the buildout of this floor. While the present configuration is for a single tenant, the Sybase Building can divide for multi-tenant use. The Sybase Building is located within the University of Colorado Research Park which was developed by the University of Colorado. The ground lease underlying the Sybase Property terminates on September 23, 2010, with four (4) ten (10) year options to renew. The ground lease payment of $2,477,475 was paid in full at the commencement of the ground lease. The Regents of the University of Colorado and Lease Plan U.S.A. is the lessor under such ground lease.

      The Sybase Building is leased to one tenant, Sybase, Inc., a publicly traded software company that develops, markets and supports client/server software products and services for the integrated enterprise-wide information management systems. Sybase, Inc. does not yet occupy the third floor of the Sybase Building and as such, the building is 72% occupied. However, Sybase, Inc. is scheduled to occupy the third floor by September, 1999. The lease expires on September 23, 2010, with two (2) five (5) year renewal options.

MANAGEMENT

      Sybase Property is managed by three (3) principals of the Sybase Borrower, Dennis J. Wong, Terrence McGrath and Richard Squires. The real estate backgrounds of the three (3) principals are as follows: Dennis J. Wong was the managing director for Dean Witter Realty from 1983 to 1988; Terrence McGrath was one of the

                                     III-12
founding partners of CPS, a commercial brokerage company situated in Pleasanton, California; and Richard Squires was affiliated with Bass Brothers and Rainwater, Inc. as a chief financial officer and vice president from 1984 to 1990.


                                     III-13

LOAN NO. 7 - THE ALEXANDRIA COURTYARD MARRIOTT HOTEL LOAN AND PROPERTY

----------------------------------------------------------------------------------------------------------------------
Cut-off Date Balance:         $12,710,162                      Property Type:                       Hospitality
Loan Type:                    Principal and Interest; Balloon  Location:                            Alexandria, VA
Origination Date:             11/2/1998                        Year Built/Renovated:                1987/1997
Maturity Date:                12/1/2008                        No. of Units:                        176
Mortgage Rate:                8.090%                           Cut-off Date Balance/Unit:           $72,217
Annual Debt Service:          $1,190,015                       Appraised Value:                     $19,000,000
DSCR:                         1.47x                            Current LTV:                         66.9%
Underwritable Cash Flow:      $1,746,939                       Balance at Maturity LTV:             55.5%
Balance at Maturity:          $10,537,775                      Average Occupancy:                   77.8%
                                                               Occupancy for 12 months ending:      6/30/1998
----------------------------------------------------------------------------------------------------------------------

THE LOAN

      The Alexandria Courtyard Marriott Loan (the "Alexandria Marriott Loan") is secured by a first mortgage on a 176-room hotel located in Alexandria, Virginia (the "Alexandria Marriott Property"). The Alexandria Marriott Loan was originated by MSMC on November 2, 1998.

      THE BORROWER. The borrower is Alexandria Hotel, a Florida general partnership (the "Alexandria Marriott Borrower"). The Alexandria Marriott Borrower is a special purpose bankruptcy remote entity.

      SECURITY. The Alexandria Marriott Loan is secured by an Amended and Restated Deed of Trust and Security Agreement (the "Deed of Trust"), UCC Financing Statements and certain additional security documents. The mortgage is a first lien on a fee interest in the Alexandria Marriott Property. The Alexandria Marriott Loan is non-recourse, subject to certain limited exceptions.

      PAYMENT TERMS. The Mortgage Rate is fixed at 8.090%. The Alexandria Marriott Loan requires monthly payments of principal and interest of $99,167.94 until its maturity on December 1, 2008, at which time all unpaid principal and accrued but unpaid interest is due. The Alexandria Marriott Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

      PREPAYMENT/DEFEASANCE Voluntary prepayment is prohibited until ninety (90) days prior to the Anticipated Repayment Date. However, the Alexandria Marriott Borrower may defease the Alexandria Marriott Loan with United States Treasury securities, in whole, but not in part, at any time after two (2) years following issuance of the Certificates. Defeasance is permitted only upon the satisfaction of certain conditions specified in the Alexandria Marriott loan documents, including confirmation from each Rating Agency that defeasance would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates.

      LATE FEES AND DEFAULT INTEREST. There is a late fee on overdue installments equal to the lesser of 5% of the unpaid sum or the maximum amount permitted by law. The Alexandria Marriott Loan accrues interest at the lesser of the Mortgage Rate plus 5% per annum or the maximum amount permitted by law while the Alexandria Marriott Loan is in default.

      TRANSFER OF PROPERTIES OR INTEREST IN BORROWER. The Alexandria Marriott Loan becomes immediately due and payable upon the transfer of the Alexandria Marriott Property or any ownership interest in the Alexandria Marriott Borrower, except in connection with the rights of transfer described below. The Alexandria Marriott Borrower has the limited one-time right to transfer the Alexandria Marriott Property subsequent to the first 12 months of the loan term upon the payment of a fee equal to 1% of the unpaid balance of the loan.


                                     III-14

      ESCROWS/RESERVES. There is a tax escrow which requires deposits in an amount sufficient to pay taxes when due. There is also an escrow for capital expenditures which is funded monthly in the amount of $17,174 for the first year of the loan term; thereafter, monthly collections will be based on 4% of total revenue. Such amounts will be disbursed to pay such costs and provide additional security for the Alexandria Marriott Loan.

      SUBORDINATE/OTHER DEBT. Subordinate indebtedness and encumbrances are prohibited.

THE PROPERTY

      The Alexandria Marriott Property consists of one, eight-story concrete building with brick and masonry exterior. The Alexandria Marriott Property is located in Alexandria, Virginia and had an average daily occupancy of 77.8%, and an average daily rate of $96.40, for the immediately preceding 12 months ending June 30, 1998, based on an occupancy report provided by the Alexandria Marriott Borrower.

      The Alexandria Marriott Property was built in 1987 and renovated in 1997. The 176 units comprising the Alexandria Marriott Property average over 300 square feet. Facilities include dining facilities, meeting facilities, and a fitness center.

MANAGEMENT

      The Alexandria Marriott Property is managed by Rahn Alexandria, Inc., an Alexandria Marriott Borrower affiliate.


                                     III-15

LOAN NO. 8 - HERITAGE HOUSE LOAN AND PROPERTY

----------------------------------------------------------------------------------------------------------------------
Cut-off Date Balance:          $11,934.054                      Property Type:                Multifamily
Loan Type:                     Principal and Interest; Balloon  Location:                     Madison, TN
Origination Date:              7/9/1998                         Year Built/Renovated:         1971-1980 (Phases)/NA
Maturity Date:                 8/1/2006                         No. of Units:                 348
Mortgage Rate:                 6.950%                           Cut-off Date Balance/Unit:    $34,293
Annual Debt Service:           $953,205                         Appraised Value:              $15,000,000
DSCR:                          1.38x                            Current LTV:                  79.6%
Underwritable Cash Flow:       $1,312,278                       Balance at Maturity LTV:      72.5%
Balance at Maturity:           $10,868,743                      Percent Leased:               97.4%
                                                                Percent Leased as of Date:    9/23/1998
----------------------------------------------------------------------------------------------------------------------

THE LOAN

      The Heritage House Loan (the "Heritage House Loan") is secured by a first fee mortgage on a 348 unit, two and three story garden-styled apartment complex in Madison, Tennessee (the "Heritage House Property"). The Heritage House Loan was originated by Residential Funding Corporation on July 9, 1998.

      THE BORROWER. The borrower is Heritage House Partners, a single purpose Tennessee general partnership (the "Heritage House Borrower"). The general partners of the Heritage House Borrower are Samuel Ginsburg and Martin Ginsburg.

      SECURITY. The Heritage House Loan is secured by a Fee Mortgage (the "Fee Mortgage"), an Assignment of Leases and Rents, UCC Financing Statements and certain additional security documents. The Fee Mortgage is a first lien on a fee interest in the Heritage House Property. The Heritage House Loan is non-recourse, subject to certain limited exceptions.

      PAYMENT TERMS. The Mortgage Rate is fixed at 6.950%. The Heritage House Loan has an original amortization term of 360 months. The Heritage House Loan requires monthly payments of principal and interest of $79,433.75 until July 1, 2006 and the balance of said principal sum together with accrued and unpaid interest and any other amounts due under the Note shall be due on the Maturity Date. The Heritage House Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

      PREPAYMENT/DEFEASANCE. By its terms, the Heritage House Loan may be prepaid within ninety (90) days prior to the Maturity Date without premium. The Heritage House Borrower may defease the Heritage House Loan in whole, but not in part, at any time after two (2) years following the issuance of the Certificates by providing lender with non-callable U.S. Treasury obligations sufficient to pay its remaining obligations.

      LATE FEES AND DEFAULT INTEREST. There is a late fee on overdue installments equal to the lesser of 5% of such overdue amount or the maximum amount permitted by law. The Heritage House Loan accrues interest at the Mortgage Rate plus 5% per annum while the Heritage House Loan is in default.

      TRANSFER OF PROPERTIES OR INTEREST IN BORROWER. The Heritage House Loan becomes immediately due and payable upon the transfer of the Heritage House Property or any ownership interest in the Heritage House Borrower except in connection with the rights of transfer described below. The Heritage House Borrower has limited rights to transfer in the case of (a) transfers by devise or descent or by operation of law upon the death of a partner, (b) transfers to qualifying single asset entity upon the payment of a fee equal to 1% of the unpaid balance of the loan, and (c) transfers of partnership interests in the Heritage House Borrower for estate planning purposes or among existing partners, provided that such transfers do not violate any of the single purpose entity covenants of the loan documents.


                                     III-16

      ESCROW/RESERVES. There is a tax reserve which requires deposits in an amount sufficient to pay taxes when due. A reserve in the amount of $9,188 was established at closing to provide funds for repairs recommended in the engineering report prepared in connection with the Heritage House Loan. The Heritage House Borrower is also required to pay to the lender monthly deposits in the amount of $6,235 to maintain a fund for replacements with respect to the Heritage House Property.

      SUBORDINATE/OTHER DEBT. Subordinate indebtedness and encumbrances are prohibited.

THE PROPERTY

      The subject property known as Heritage House Apartments is a 348 unit, two and three story garden-styled apartment complex comprised of 35 buildings, situated on 20.5 acres in Madison, Tennessee. Built in two phases (1971 and 1980), the subject property offers 117 one-bedroom units, 183 two-bedroom units, 44 three-bedroom units and 4 four-bedroom units. In addition to the two aforementioned phases, a house constructed in the 1800's is located on the subject property and is divided into 2 apartment units, The subject property amenities include fully equipped kitchens, either patios or balconies, and washer/dryer connections in the majority of units. On-site project amenities include two swimming pools, a clubhouse, two lighted tennis courts, a children's playground and laundry facilities. There are 696 uncovered parking spaces (2.0 parking spaces/unit) available for residents and guests. All units are individually metered for electric usage and the landlord is responsible for the water and sewer, and trash.

      The property is located in the Nashville, Tennessee suburb of Madison. Heritage House Apartments are located on Old Hickory Boulevard, a roadway that encircles Nashville, near its intersection with Gallatin Pike. The property has visibility and accessibility along Old Hickory. Old Hickory provides access to Nashville's four major transportation arteries, Gallatin Pike, Ellington Parkway, Dickerson Pike, and Interstate-65. Immediate surrounding land uses include condominium projects, retail outlets, and modest residential development.

MANAGEMENT

      The Heritage House Property is currently managed by GDC Properties, Inc., a party related to the key principles (i.e., Samuel Ginsburg and Martin Ginsburg) of the Heritage House Borrower. GDC Properties, Inc. currently manages approximately 4,500 apartment units at 12 properties in 5 states.


                                     III-17

LOAN NO. 9 - SPANISH TRACE EAST APARTMENTS LOAN AND PROPERTY

----------------------------------------------------------------------------------------------------------------------
Cut-off Date Balance:             $11,448,025                       Property Type:                Multifamily
Loan Type:                        Principal and Interest; Balloon   Location:                     Decatur, GA
Origination Date:                 9/2/1998                          Year Built/Renovated:         1969/1998
Maturity Date:                    10/1/2008                         No. of Units:                 518
Mortgage Rate:                    6.350%                            Cut-Off Date Balance/Unit:    $22,201
Annual Debt Service:              $858,685                          Appraised Value:              $14,400,000
DSCR:                             1.52x                             Current LTV:                  79.5%
Underwritable Cash Flow:          $1,305,243                        Balance at Maturity LTV:      68.6%
Balance at Maturity               $9,872,585                        Percent Leased:               98.3%
                                                                    Percent Leased as of Date:    8/24/1998
----------------------------------------------------------------------------------------------------------------------

THE LOAN

      The Spanish Trace East Apartments Loan (the "Spanish Trace Loan") is secured by a first mortgage on the Spanish Trace East Apartments, a 518 unit apartment complex located in Decatur, Georgia (the "Spanish Trace Property"). The Spanish Trace Loan was originated by Residential Funding Corporation on September 2, 1998.

      THE BORROWER. The Borrower is 2929 Panthersville Associates, a single-purpose, Georgia limited partnership (the "Spanish Trace Borrower"). The general partner of the Spanish Trace Borrower is Sherwood Apartments, Inc., a Georgia corporation. The directors of Sherwood Apartments, Inc. are Gerald J. Ashkouti, Albert M. Ashkouti and Michael H. Hammer.

      SECURITY. The Spanish Trace Loan is secured by a Deed to Secure Debt (the "Deed to Secure Debt"), an Assignment of Leases and Rents, UCC Financing Statements and certain additional security documents. The Deed to Secure Debt is a first lien on the Spanish Trace Borrower's fee interest in the Spanish Trace Property. The Spanish Trace Loan is non-recourse, subject to certain limited exceptions.

      PAYMENT TERMS. The interest rate is fixed at 6.350% with an amortization term of 360 months. The Spanish Trace Loan requires monthly payments of principal and interest of $71,557.11 until the Maturity Date. The balance of the principal sum together with all accrued and unpaid interest thereon is due and payable on the Maturity Date. The Spanish Trace Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

      PREPAYMENT. By its terms, the Spanish Trace Loan may be prepaid within ninety (90) days prior to the Maturity Date, without premium. On or after October 1, 2002, the Spanish Trace Loan may be prepaid in whole or in part with an additional payment of an amount equal to the greater of a Yield Maintenance Premium calculated by reference to U.S. Treasury obligations or 1% of the principal balance prepaid.

      LATE FEES AND DEFAULT INTEREST. There is a late fee on overdue installments equal to the lesser of 5% of such overdue amount or the maximum amount permitted by law. The Spanish Trace Loan accrues interest at the Mortgage Rate plus 5% per annum while the Spanish Trace Loan is in default.

      TRANSFER OF PROPERTIES OR INTEREST IN BORROWER. The Spanish Trace Loan becomes immediately due and payable upon the transfer of the Spanish Trace Property or any ownership interest in the Spanish Trace Borrower, except in connection with the rights of transfer described below. The Spanish Trace Borrower has limited rights to transfer in the case of (a) transfers by devise or descent or by operation of law upon the death of a partner, (b) transfers to a qualifying single asset entity upon the payment of a fee equal to 1% of the unpaid balance of the loan, and (c) transfers of interests in the Spanish Trace Borrower provided that such transfers do not violate the single purpose entity covenants of the loan documents, and provided that such transfers do not result in more than 49% of the beneficial interests in the Spanish Trace Borrower having been transferred.


                                     III-18

      ESCROW/RESERVES. There is a tax reserve which, at the option of lender, requires monthly deposits in an amount sufficient to pay taxes when due. A reserve in the amount of $2,963 was established at closing to provide funds for repairs recommended in the property condition report prepared in connection with the Spanish Trace Loan. The Spanish Trace Borrower is also required to pay to the lender monthly deposits in the amount of $10,792 to maintain a fund for replacements with respect to the Spanish Trace Property.

      SUBORDINATE/OTHER DEBT. Subordinate indebtedness and encumbrances are prohibited.

THE PROPERTY

      The Spanish Trace Property is a 518-unit apartment complex which contains 475,945 square feet of net rentable area and 1,036 parking spaces. The buildings were built in 1969 and consist of 54, two-story buildings, situated on 43 acres. The complex offers twelve (12) different floor-plans, ranging in size from 450 square feet to 1,313 square feet. Each unit has a fully equipped kitchen and private patio/balcony. The 54 subject buildings include a 1,740 square foot leasing office and a 3,264 square foot clubhouse. The clubhouse includes a full fitness center, three (3) tennis courts, three (3) swimming pools and laundry facilities. From 1994 to 1998 the Spanish Trace Property underwent a renovation which included clubhouse repairs, road and ground improvement, carpet replacement, appliance replacement, exterior painting, roof repairs, replacement of cabinets, counters and vanities and drapery replacement. As of August 24, 1998, the Spanish Trace Property was 98.3% leased. The occupancy rates for 1996 and 1997 were 93% and 94%, respectively.

MANAGEMENT

      The Spanish Trace Property is managed by Gateway Management Co., Inc. ("Gateway"), which was founded in 1978 to manage and lease real property in the southeastern United States. Gateway currently manages 1,635 units in eight (8) multifamily properties and nearly 1,000,000 square feet of commercial and office space in ten (10) locations.


                                     III-19

LOAN NO. 10 - FOUR ALLEGHENY OFFICE CENTER LOAN AND PROPERTY

----------------------------------------------------------------------------------------------------------------------
Cut-off Date Balance:           $10,470,872                       Property Type:                 Office
Loan Type:                      Principal and Interest; Balloon   Location:                      Pittsburgh, PA
Origination Date:               8/1/1998                          Year Built / Renovated:        1978 / N/A
Maturity Date:                  4/1/2012                          Square Footage:                231,426
Mortgage Rate:                  7.550%                            Cut-off Date Balance / SF:     $45
Annual Debt Service:            $940,221                          Appraised Value:               $21,500,000
DSCR:                           1.80x                             Current LTV:                   48.7%
Underwritable Cash Flow:        $1,695,031                        Balance at Maturity LTV:       33.2%
Balance at Maturity:            $7,146,415                        Percent Leased:                100.0%
                                                                  Percent Leased as of Date:     4/8/1998
----------------------------------------------------------------------------------------------------------------------

THE LOAN

      The Four Allegheny Office Center Loan (the "Four Allegheny Loan") is secured by a first mortgage on a 231,426 square foot office building located in Pittsburgh, Pennsylvania (the "Four Allegheny Property"). The Four Allegheny Loan was originated by MSMC on August 1, 1998.

      THE BORROWER. The borrower is USRA Allegheny Center Business Trust, a Delaware business trust (the "Four Allegheny Borrower"). The Four Allegheny Borrower is sponsored by the San Diego County, San Diego City, and Contra Costa County Retirement Systems, through US Realty Advisors, as advisor.

      SECURITY. The Four Allegheny Loan is secured by a Mortgage (the "Mortgage"), UCC Financing Statements and certain additional security documents. The Mortgage is a first lien on a fee interest in the Four Allegheny Property. The Four Allegheny Loan is non-recourse, subject to certain limited exceptions.

      PAYMENT TERMS. The Mortgage Rate is fixed at 7.550%. The Four Allegheny Loan requires monthly payments of principal and interest of $78,351.72 until its maturity on April 1, 2012, at which time all unpaid principal and accrued but unpaid interest is due. The Four Allegheny Loan accrues interest computed on the basis of an assumed 30-day month and a 360-day year.

      PREPAYMENT. By its terms, the Four Allegheny Loan may not be prepaid prior to March 31, 2000. After that date, the Four Allegheny Loan may be prepaid in whole, but not in part, with an amount equal to the greater of a Yield Maintenance Premium calculated by reference to U.S. Treasury obligations or 1% of the principal amount prepaid.

      DEFAULT INTEREST. The Four Allegheny Loan accrues interest at the Mortgage Rate plus 3% per annum while the Four Allegheny Loan is in default.

      TRANSFER OF PROPERTY OR INTEREST IN BORROWER. The Four Allegheny Loan becomes immediately due and payable upon the transfer of the Four Allegheny Property except in connection with the rights of transfer described below. The Four Allegheny Borrower has the limited one-time right to transfer the Four Allegheny Property subject to (i) the consent of the lender (which consent shall not be unreasonably withheld), (ii) the payment of a fee equal to 1% of the unpaid balance of the loan, and (iii) the satisfaction of certain other conditions.

      ESCROWS/RESERVES. No escrows are required for the Allegheny Loan.

      SUBORDINATE/OTHER DEBT. Subordinate indebtedness and encumbrances are prohibited.


                                     III-20

THE PROPERTY

      The Four Allegheny Property is a ten-story, 231,426 square foot office building, with a detached five-story parking garage, located in the North Shore section of Pittsburgh, Pennsylvania. The Four Allegheny Property was 100% leased as of April 8, 1998.

      The Four Allegheny Property was built in 1978. Allegheny General Hospital (the "Tenant") is the sole master tenant of the property, occupying approximately 59% of the space and subleasing the remainder of the building to IBM, through 4/30/2002. According to a borrower provided rent roll, the Allegheny General Hospital lease is at a net rental rate of $9.34/SF, and expires on June 30, 2011.

      Alleghany Health Education and Research Foundation ("AHERF"), the parent foundation of the Tenant is currently operating under a Chapter 11 bankruptcy proceeding. An affiliate of the Tenant (also a subsidiary of AHERF) has also been operating under Chapter 11 bankruptcy protection. The Tenant is not in bankruptcy, but if it were, it would have the right to reject the lease, and the related borrower would have an unsecured claim in an amount that is prescribed by law.

MANAGEMENT

The Four Allegheny Property is managed by Oxford Development Company, a third-party asset management firm.


                                     III-21

ABN AMRO                                                Statement Date:
LaSalle National Bank                                   Payment Date:
                                                        Prior Payment:
Administrator:                                          Record Date:
  Robert Castle (800) 246-5761
  135 S. LaSalle Street Suite 1740                      WAC:
  Chicago, IL 60603                                     WAMM:

                          ABN AMRO ACCT: 99-9999-99-9

================================================================================

                                                                 Number Of Pages
                                                                 ---------------

                  Table Of Contents

                  TOTAL PAGES INCLUDED IN THIS PACKAGE

                  Specially Serviced Loan Detail                   Appendix A
                  Modified Loan Detail                             Appendix B
                  Realized Loss Detail                             Appendix C

================================================================================
       INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
--------------------------------------------------------------------------------
                  LaSalle Web Site                                www.lnbabs.com

                  LaSalle Bulletin Board                          (714) 282-3990
                  LaSalle ASAP Fax System                         (312) 282-5518
                  Bloomberg                                        User Terminal

                  ASAP #:
                  Monthly Data File Name:                           0365MMYY.EXE
================================================================================

================================================================================

ABN AMRO                                                Statement Date:
LaSalle National Bank                                   Payment Date:
                                                        Prior Payment:
Administrator:                                          Record Date:
  Robert Castle (800) 246-5761
  135 S. LaSalle Street Suite 1740                      WAC:
  Chicago, IL 60603                                     WAMM:

                          ABN AMRO ACCT: 99-9999-99-9

====================================================================================================================================
           ORIGINAL      OPENING     PRINCIPAL     PRINCIPAL       NEGATIVE      CLOSING     INTEREST     INTEREST    PASS-THROUGH
 CLASS  FACE VALUE (1)   BALANCE      PAYMENT     ADJ. OR LOSS   AMORTIZATION    BALANCE      PAYMENT     ADJUSTMENT     RATE (2)
 CUSIP    PER $1,000    PER $1,000   PER $1,000    PER $1,000     PER $1,000    PER $1,000   PER $1,000   PER $1,000   NEXT RATE (3)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
             0.00         0.00          0.00          0.00           0.00          0.00         0.00         0.00
====================================================================================================================================
                                                                         TOTAL P&I PAYMENT      0.00
                                                                         ===========================

Notes:
(1)   N denotes notional balance not included in total
(2)   Interest Paid minus Interest Adjustment minus Deferred Interest equals
      Accrual
(3)   Estimated

ABN AMRO                                                Statement Date:
LaSalle National Bank                                   Payment Date:
                                                        Prior Payment:
Administrator:                                          Record Date:
  Robert Castle (800) 246-5761
  135 S. LaSalle Street Suite 1625
  Chicago, IL 60674-4107

                          ABN AMRO ACCT: 99-9999-99-9
                            OTHER RELATED INFORMATION

====================================================================================================================================

------------------------------------------------------------------------------------------------------------------------------------
                                                     SERVICER / POOL INFORMATION

   BEGINNING       SCHEDULED       UNSCHEDULED       REALIZED        ENDING        SCHEDULED            PREPAYMENT INTEREST
    BALANCE        PRINCIPAL        PRINCIPAL         LOSSES         BALANCE        INTEREST         SHORTFALL           EXCESS
------------------------------------------------------------------------------------------------------------------------------------


               -----------------------------------------------------------------------------------------------------
                   BEGINNING         ENDING           GROSS       W/AVG MONTHS     PREPAYMENT       DISPOSITION
                  LOAN COUNT       LOAN COUNT     SERVICING FEES   TO MATURITY     PENALTIES            FEES
               -----------------------------------------------------------------------------------------------------


                                ------------------------------------------------------------------
                                                                     CURRENT       CUMULATIVE
                                                                      UNPAID         UNPAID
                                     CLASS                           INTEREST       INTEREST
                                ------------------------------------------------------------------

                                ------------------------------------------------------------------
                                     TOTAL
                                ------------------------------------------------------------------

====================================================================================================================================

ABN AMRO                                                Statement Date:
LaSalle National Bank                                   Payment Date:
                                                        Prior Payment:
Administrator:                                          Record Date:
  Robert Castle (800) 246-5761
  135 S. LaSalle Street Suite 1625
  Chicago, IL 60674-4107

                          ABN AMRO ACCT: 99-9999-99-9
                            OTHER RELATED INFORMATION

====================================================================================================================================

               -----------------------------------------------------------------------------------------------------
                  P&I ADVANCES MADE BY:            BEGINNING      CURRENT                              ENDING
                                                  UNREIMBURSED    PERIOD           REIMBURSED       UNREIMBURSED
               -----------------------------------------------------------------------------------------------------

                  Servicer
                  Trustee
                  Fiscal Agent

               -----------------------------------------------------------------------------------------------------
                  Total P&I Advances
               -----------------------------------------------------------------------------------------------------

                  SUMMARY OF EXPENSES:

                  Current Period Servicing Fees
                  Current Period Trustee Fees
                  Current Period Special Servicing Fees
                  Principal Recovery Fees
                  Other Servicing Compensation - Interest on Advances

                  Total

                  Net Aggregate PPIS Allocable to the Bonds

                  Trust Fund Expenses
                  Current Realized Losses on Mortgage Loans
                  Cumulative Realized Losses on Mortgage Loans

====================================================================================================================================

ABN AMRO                                                Statement Date:
LaSalle National Bank                                   Payment Date:
                                                        Prior Payment:
Administrator:                                          Record Date:
  Robert Castle (800) 246-5761
  135 S. LaSalle Street Suite 1625
  Chicago, IL 60674-4107

                          ABN AMRO ACCT: 99-9999-99-9
                            OTHER RELATED INFORMATION

====================================================================================================================================

               -----------------------------------------------------------------------------------------------------
               REO PROPERTY SOLD OR DISPOSED OF DURING THE RELATED COLLECTION PERIOD

                                                                                  PORTION          FINAL
                                     REALIZED                                   INCLUDED IN       RECOVERY
                   LOAN                LOSS         SALE           OTHER         AVAILABLE      DETERMINATION
                  NUMBER           ATTRIBUTABLE   PROCEEDS        PROCEEDS         FUNDS            DATE
               -----------------------------------------------------------------------------------------------------
            1
            2
            3

               =====================================================================================================
                TOTALS
               =====================================================================================================

               -----------------------------------------------------------------------------------------------------
               REO PROPERTY SOLD OR DISPOSED OF DURING THE RELATED COLLECTION PERIOD

                                                    MOST         AGGREGATE        AGGREGATE        PORTION
                                                   RECENT         AMOUNT            AMOUNT       INCLUDED IN
                   LOAN                           APPRAISAL       OF NET           OF OTHER       AVAILABLE
                  NUMBER                          VALUATION       INCOME           REVENUES         FUNDS
               -----------------------------------------------------------------------------------------------------
            1
            2
            3

               =====================================================================================================
                TOTALS
               =====================================================================================================

====================================================================================================================================

ABN AMRO                                                Statement Date:
LaSalle National Bank                                   Payment Date:
                                                        Prior Payment:
Administrator:                                          Record Date:
  Robert Castle (800) 246-5761
  135 S. LaSalle Street Suite 1625
  Chicago, IL 60674-4107

                          ABN AMRO ACCT: 99-9999-99-9
                            OTHER RELATED INFORMATION

====================================================================================================================================

      ------------------------------------------------------------------------------------------------------------------------
      MORTGAGED PROPERTIES THAT BECAME REO DURING THE PRECEDING CALENDAR MONTH

                                                                                                                UNPAID
                                                                                 DEBT                          PRINCIPAL
                                                                                SERVICE        STATED           BALANCE
             LOAN                                              PROPERTY         COVERAGE      PRINCIPAL        AS OF REO
            NUMBER             CITY            STATE             TYPE            RATIO         BALANCE           DATE
      ------------------------------------------------------------------------------------------------------------------------

      ========================================================================================================================
      TOTALS
      ========================================================================================================================

                      -------------------------------------------------------------------------------
                                                    APPRAISAL REDUCTION AMOUNTS

                          LOAN                                            CURRENT          TOTAL
                         NUMBER                                            PERIOD        REDUCTION
                      -------------------------------------------------------------------------------
                   1
                   2
                   3

                      ===============================================================================
                      TOTALS
                      ===============================================================================

====================================================================================================================================

ABN AMRO                                                Statement Date:
LaSalle National Bank                                   Payment Date:
                                                        Prior Payment:
Administrator:                                          Record Date:
  Robert Castle (800) 246-5761
  135 S. LaSalle Street Suite 1740
  Chicago, IL 60603

                          ABN AMRO ACCT: 99-9999-99-9

====================================================================================================================================
DISTRIBUTION    DELINQ 1 MONTH    DELINQ 2 MONTHS    DELINQ 3+ MONTHS    FORECLOSURE/BANKRUPTCY        REO            MODIFICATIONS
               ---------------------------------------------------------------------------------------------------------------------
    DATE        #      BALANCE    #       BALANCE    #        BALANCE     #            BALANCE     #      BALANCE    #       BALANCE
====================================================================================================================================
  10/15/98         0      0          0       0          0         0           0            0           0      0          0       0
                0.00%  0.000%     0.00%   0.000%     0.00%    0.000%      0.00%        0.000%      0.00%  0.000%     0.00%   0.000%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

====================================================
DISTRIBUTION     PREPAYMENTS      CURR WEIGHTED AVG.
              --------------------------------------
    DATE        #      BALANCE    COUPON       REMIT
====================================================
  10/15/98          0      0
                0.00%  0.000%
----------------------------------------------------

----------------------------------------------------

----------------------------------------------------

----------------------------------------------------

----------------------------------------------------

----------------------------------------------------

----------------------------------------------------

----------------------------------------------------

----------------------------------------------------

----------------------------------------------------

----------------------------------------------------

----------------------------------------------------

----------------------------------------------------

----------------------------------------------------

----------------------------------------------------

====================================================

  Note: Foreclosure and REO Totals are Included in the Appropriate Delinquency
                                 Aging Category

ABN AMRO                                                Statement Date:
LaSalle National Bank                                   Payment Date:
                                                        Prior Payment:
Administrator:                                          Record Date:
  Robert Castle (800) 246-5761
  135 S. LaSalle Street Suite 1740
  Chicago, IL 60603

                          ABN AMRO ACCT: 99-9999-99-9

                             DELINQUENT LOAN DETAIL

====================================================================================================================================
                   PAID                OUTSTANDING   OUT. PROPERTY                       SPECIAL
DISCLOSURE DOC     THRU   CURRENT P&I      P&I        PROTECTION        ADVANCE         SERVICER      FORECLOSURE   BANKRUPTCY  REO
  CONTROL #        DATE     ADVANCE    ADVANCES**      ADVANCES     DESCRIPTION (1)   TRANSFER DATE      DATE          DATE     DATE
====================================================================================================================================
====================================================================================================================================






====================================================================================================================================

A.    P&I Advance - Loan in Grace Period
B.    P&I Advance - Late Payment but < one month delinq
1.    P&I Advance - Loan delinquent 1 month
2.    P&I Advance - Loan delinquent 2 months
3.    P&I Advance - Loan delinquent 3 months or More
4.    Matured Balloon/Assumed Scheduled Payment
================================================================================

** Outstanding P&I Advances include the current period P&I Advance

ABN AMRO                                                Statement Date:
LaSalle National Bank                                   Payment Date:
                                                        Prior Payment:
Administrator:                                          Record Date:
  Robert Castle (800) 246-5761
  135 S. LaSalle Street Suite 1740
  Chicago, IL 60603

                          ABN AMRO ACCT: 99-9999-99-9
                                   POOL TOTAL

                       DISTRIBUTION OF PRINCIPAL BALANCES
--------------------------------------------------------------------------------
   (2) CURRENT SCHEDULED               NUMBER       (2) SCHEDULED       BASED ON
         BALANCES                     OF LOANS         BALANCE          BALANCE
================================================================================
         $0  to      $500,000
   $500,000  to    $1,000,000
 $1,000,000  to    $1,500,000
 $1,500,000  to    $2,000,000
 $2,000,000  to    $2,500,000
 $2,500,000  to    $3,000,000
 $3,000,000  to    $3,500,000
 $3,500,000  to    $4,000,000
 $4,000,000  to    $5,000,000
 $5,000,000  to    $6,000,000
 $6,000,000  to    $7,000,000
 $7,000,000  to    $8,000,000
 $8,000,000  to    $9,000,000
 $9,000,000  to   $10,000,000
$10,000,000  to   $11,000,000
$11,000,000  to   $12,000,000
$12,000,000  to   $13,000,000
$13,000,000  to   $14,000,000
$14,000,000  to   $15,000,000
$15,000,000  &     Above
================================================================================
           Total                         0                0              0.00%
--------------------------------------------------------------------------------
                          Average Scheduled Balance is                         0
                          Maximum  Scheduled Balance is                        0
                          Minimum  Scheduled Balance is                        0

                         DISTRIBUTION OF PROPERTY TYPES
--------------------------------------------------------------------------------
                           NUMBER             (2) SCHEDULED            BASED ON
PROPERTY TYPES            OF LOANS               BALANCE               BALANCE
================================================================================






================================================================================
    Total                    0                      0                    0.00%
--------------------------------------------------------------------------------

                     DISTRIBUTION OF MORTGAGE INTEREST RATES
--------------------------------------------------------------------------------
CURRENT MORTGAGE           NUMBER             (2) SCHEDULED            BASED ON
 INTEREST RATE            OF LOANS               BALANCE               BALANCE
================================================================================
 7.000%  or  less
 7.000%  to  7.125%
 7.125%  to  7.375%
 7.375%  to  7.625%
 7.625%  to  7.875%
 7.875%  to  8.125%
 8.125%  to  8.375%
 8.375%  to  8.625%
 8.625%  to  8.875%
 8.875%  to  9.125%
 9.125%  to  9.375%
 9.375%  to  9.625%
 9.625%  to  9.875%
 9.875%  to  10.125%
20.125%   &  Above
================================================================================
    Total                    0                      0                    0.00%
--------------------------------------------------------------------------------
    W/Avg Mortgage Interest Rate is                                      0.0000%
    Minimum Mortgage Interest Rate is                                    0.0000%
    Maximum Mortgage Interest Rate is                                    0.0000%

                             GEOGRAPHIC DISTRIBUTION
--------------------------------------------------------------------------------
                           NUMBER             (2) SCHEDULED            BASED ON
GEOGRAPHIC LOCATION       OF LOANS               BALANCE               BALANCE
================================================================================






================================================================================
    Total                    0                      0                    0.00%
--------------------------------------------------------------------------------

ABN AMRO                                                Statement Date:
LaSalle National Bank                                   Payment Date:
                                                        Prior Payment:
Administrator:                                          Record Date:
  Robert Castle (800) 246-5761
  135 S. LaSalle Street Suite 1740
  Chicago, IL 60603

                          ABN AMRO ACCT: 99-9999-99-9
                                   POOL TOTAL

                                 LOAN SEASONING
--------------------------------------------------------------------------------
                           NUMBER             (2) SCHEDULED            BASED ON
NUMBER OF YEARS           OF LOANS               BALANCE               BALANCE
================================================================================






================================================================================

--------------------------------------------------------------------------------
                          Weighted Average Seasoning is                      0.0

                        DISTRIBUTION OF AMORTIZATION TYPE
--------------------------------------------------------------------------------
                           NUMBER             (2) SCHEDULED            BASED ON
AMORTIZATION TYPE         OF LOANS               BALANCE               BALANCE
================================================================================






================================================================================
    Total                    0                      0                    0.00%
--------------------------------------------------------------------------------

                         DISTRIBUTION OF REMAINING TERM
                                FULLY AMORTIZING
--------------------------------------------------------------------------------
FULLY AMORTIZING           NUMBER             (2) SCHEDULED            BASED ON
MORTGAGE LOANS            OF LOANS               BALANCE               BALANCE
================================================================================
60 months or less
61 to 120 months
121 to 180 months
181 to 240 months
241 to 360 months
================================================================================
    Total                    0                      0                    0.00%
--------------------------------------------------------------------------------
                    Weighted Average Months to Maturity is                     0

                         DISTRIBUTION OF REMAINING TERM
                                  BALLOON LOANS
--------------------------------------------------------------------------------
   BALLOON                 NUMBER             (2) SCHEDULED            BASED ON
MORTGAGE LOANS            OF LOANS               BALANCE               BALANCE
================================================================================
12 months or less
13 to 24 months
25 to 36 months
37 to 48 months
49 to 60 months
61 to 120 months
121 to 180 months
181 to 240 months
================================================================================
    Total                    0                      0                    0.00%
--------------------------------------------------------------------------------
                    Weighted Average Months to Maturity is                     0

                              DISTRIBUTION OF DSCR
--------------------------------------------------------------------------------
   DEBT SERVICE            NUMBER              (2) SCHEDULED            BASED ON
COVERAGE RATIO (1)        OF LOANS                BALANCE               BALANCE
================================================================================
0.500  or  less
0.500  to  0.625
0.625  to  0.750
0.750  to  0.875
0.875  to  1.000
1.000  to  1.125
1.125  to  1.250
1.250  to  1.375
1.375  to  1.500
1.500  to  1.625
1.625  to  1.750
1.750  to  1.875
1.875  to  2.000
2.000  to  2.125
2.125   &  above
    Unknown
================================================================================
    Total                    0                      0                    0.00%
--------------------------------------------------------------------------------
Weighted Average Debt Service Coverage Ratio is                          0.000

                                    NOI AGING
--------------------------------------------------------------------------------
                           NUMBER              (2) SCHEDULED            BASED ON
   NOI DATE               OF LOANS                BALANCE               BALANCE
================================================================================
1 year or less
 1 to 2 years
2 Years or More
   Unknown
================================================================================
    Total                    0                      0                    0.00%
--------------------------------------------------------------------------------

(1) Debt Service Coverage Ratios are calculated as described in the prospectus, values are updated periodically as new NOI figures became available from borrowers on an asset level.

      Neither the Trustee, Servicer, Special Servicer or Underwriter makes any representation as to the accuracy of the data provided by the borrower for this calculation.

ABN AMRO                                                Statement Date:
LaSalle National Bank                                   Payment Date:
                                                        Prior Payment:
Administrator:                                          Record Date:
  Robert Castle (800) 246-5761
  135 S. LaSalle Street Suite 1740
  Chicago, IL 60603

                          ABN AMRO ACCT: 99-9999-99-9

                                LOAN LEVEL DETAIL

====================================================================================================================================
              APPRAISAL   PROPERTY                         OPERATING   ENDING                                                 LOAN
DISCLOSURE    REDUCTION     TYPE    MATURITY               STATEMENT  PRINCIPAL   NOTE   SCHEDULED              PREPAYMENT   STATUS
CONTROL #      AMOUNTS      CODE      DATE     DSCR   NOI    DATE      BALANCE    RATE      P&I     PREPAYMENT     DATE     CODE (1)
====================================================================================================================================






====================================================================================================================================

* NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.
--------------------------------------------------------------------------------
(1)   Legend:
A.    P&I Adv - in Grace Period
B.    P&I Adv - < one month delinq
1.    P&I Adv - delinquent 1 month
2.    P&I Adv - delinquent 2 months
3.    P&I Adv - delinquent 3+ months
4.    Mat. Balloon/Assumed P&I
5.    Prepaid in Full
6.    Specially Serviced
7.    Foreclosure
8.    Bankruptcy
9.    REO
10.   DPO
11.   Modification
================================================================================

ABN AMRO                                                Statement Date:
LaSalle National Bank                                   Payment Date:
                                                        Prior Payment:
Administrator:                                          Record Date:
  Robert Castle (800) 246-5761
  135 S. LaSalle Street Suite 1740
  Chicago, IL 60603

                          ABN AMRO ACCT: 99-9999-99-9

                         SPECIALLY SERVICED LOAN DETAIL

====================================================================================================================================
                BEGINNING                                                   SPECIALLY
DISCLOSURE      SCHEDULED      INTEREST      MATURITY      PROPERTY         SERVICED
CONTROL #        BALANCE         RATE          DATE          TYPE        STATUS CODE (1)                COMMENTS
====================================================================================================================================



====================================================================================================================================

(1)Legend :

1) Request for waiver of Prepayment Penalty
2) Payment default
3) Request for Loan Modification or Workout
4) Loan with Borrower Bankruptcy
5) Loan in Process of Foreclosure
6) Loan now REO Property
7) Loans Paid Off
8) Loans Returned to Master Servicer
================================================================================
                                                                      APPENDIX A

ABN AMRO                                                Statement Date:
LaSalle National Bank                                   Payment Date:
                                                        Prior Payment:
Administrator:                                          Record Date:
  Robert Castle (800) 246-5761
  135 S. LaSalle Street Suite 1740
  Chicago, IL 60603

                          ABN AMRO ACCT: 99-9999-99-9

                              MODIFIED LOAN DETAIL

====================================================================================================================================
DISCLOSURE    MODIFICATION                                          MODIFICATION
CONTROL #         DATE                                              DESCRIPTION
------------------------------------------------------------------------------------------------------------------------------------






====================================================================================================================================
                                                                                                                          APPENDIX B

ABN AMRO                                                Statement Date:
LaSalle National Bank                                   Payment Date:
                                                        Prior Payment:
Administrator:                                          Record Date:
  Robert Castle (800) 246-5761
  135 S. LaSalle Street Suite 1740
  Chicago, IL 60603

                          ABN AMRO ACCT: 99-9999-99-9

                              REALIZED LOSS DETAIL

====================================================================================================================================
                                           Beginning              Gross Proceeds   Aggregate      Net       Net Proceeds
Dist.    Disclosure  Appraisal  Appraisal  Scheduled    Gross       as a % of     Liquidation  Liquidation     as a % of    Realized
Date     Control #     Date       Value     Balance    Proceeds  Sched Principal   Expenses*    Proceeds    Sched. Balance    Loss
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL                      0.00                    0.00                        0.00        0.00                     0.00
CUMULATIVE                         0.00                    0.00                        0.00        0.00                     0.00
====================================================================================================================================
                                                                                                                          APPENDIX C

* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc..

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

--------------------------------------------------------------------------------
MORGAN STANLEY                              [LOGO]             February 10, 1999
Real Estate Debt Capital Markets
Mortgage Capital Markets          MORGAN STANLEY DEAN WITTER
--------------------------------------------------------------------------------

                                 CMBS NEW ISSUE

                             PRELIMINARY TERM SHEET

                             ----------------------

                    EXPECTED PRICING DATE: FEBRUARY 23, 1999

                             ----------------------

                                  $764,782,000
                                  (APPROXIMATE)

                          MORGAN STANLEY CAPITAL I INC.
                                  AS DEPOSITOR

                         RESIDENTIAL FUNDING CORPORATION

                      MORGAN STANLEY MORTGAGE CAPITAL INC.

                       WACHOVIA BANK, NATIONAL ASSOCIATION
                                   AS SELLERS

                             AMRESCO SERVICES, L.P.
                               AS MASTER SERVICER

                      BANC ONE MORTGAGE CAPITAL MARKETS LLC
                               AS SPECIAL SERVICER

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-RM1

                             ----------------------

MORGAN STANLEY DEAN WITTER
                                      RESIDENTIAL FUNDING SECURITIES CORPORATION

--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for information purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated and Residential Funding Securities Corporation (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide:
In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

 NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY THE U.K. SECURITIES
                             AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $764,782,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-RM1

TRANSACTION HIGHLIGHTS

o     Contributors:

            SELLERS

            ----------------------------------------------
                      NO.     CUT-OFF DATE           %
                      OF       PRINCIPAL            OF
                     LOANS      BALANCE            POOL
            ----------------------------------------------
            RFC       103     399,229,750         46.46
            MS         87     341,231,299         39.71
            WACH       39     118,845,489         13.83
            ----------------------------------------------
            TOTAL:    229     859,306,538        100.00
            ----------------------------------------------

o     Diversified Loan Pool:

      o     Average Loan Balance: $3.8 million (0.4% of Pool)
      o     Largest Loan Balance: 4.3% of Pool
      o     Five Largest Loans: 13.4% of Pool
      o     Ten Largest Loans: 20.3% of Pool

o     Traditional Property Types:

                               [GRAPHIC OMITTED]

   [The following table was depicted as a pie chart in the printed material.]

                        Retail                    31.9%
                        MultiFamily               22.9%
                        Office                    18.4%
                        Hospitality               10.4%
                        Industrial                 9.3%
                        Mixed Use                  4.6%
                        Self Storage               1.3%
                        Mobile Home Park           0.9%
                        Other                      0.3%

o     Call Protection:

      o     Lockout period followed by defeasance: 44.0% of Pool
      o Lockout period followed by yield maintenance or the greater of yield maintenance and 1% of the principal amount prepaid: 47.8% of Pool
      o     Lockout period followed by a 3% prepayment penalty: 0.2% of Pool
      o Lockout period followed by, at the borrower's choice, the greater of yield maintenance and 1% of the principal amount prepaid or defeasance: 1.9% of Pool

o     Credit Statistics:

      o     Weighted average debt service coverage ratio of 1.42x
      o     Weighted average cut-off date loan-to-value ratio of 70.8%

o     Collateral Terms: The Pool has a WAC of 7.20% and a WAM of 122 months

o Collateral Information: Updated loan information will be part of the monthly remittance report available from the Trustee in addition to detailed payment and delinquency information. Updated property operating and occupancy information, to the extent delivered by borrowers, will be available to Certificateholders from the Master Servicer

o Bond Information: Cash flows will be modeled by TREPP and will be available on BLOOMBERG
--------------------------------------------------------------------------------

                           $764,782,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-RM1

OFFERED CERTIFICATES

------------------------------------------------------------------------------------------------------------------------------------
                                                    RATING                                     EXPECTED FINAL         INITIAL
                                SUBORDINATION     (MOODY'S/        AVERAGE       PRINCIPAL      DISTRIBUTION       PASS-THROUGH
  CLASS         AMOUNT(1)           LEVELS           DCR)          LIFE(2)     WINDOW(2)(3)       DATE(3)             RATE(4)(5)
------------------------------------------------------------------------------------------------------------------------------------
   A-1         183,000,000           28.75%        Aaa /AAA          5.50           1-106          1/15/08            [6.00]%
------------------------------------------------------------------------------------------------------------------------------------
   A-2         429,255,000           28.75         Aaa /AAA          9.44         106-115         10/15/08            [6.31]
------------------------------------------------------------------------------------------------------------------------------------
    B           42,966,000           23.75          Aa2/AA           9.67         115-116         11/15/08            [6.45]
------------------------------------------------------------------------------------------------------------------------------------
    C           45,113,000           18.50           A2/A            9.70         116-116         11/15/08            [6.70]
------------------------------------------------------------------------------------------------------------------------------------
    D           12,890,000           17.00          A3/A-            9.77         116-117         12/15/08        NWAC - [0.28]
------------------------------------------------------------------------------------------------------------------------------------
    E           34,372,000           13.00         Baa2/BBB          9.78         117-117         12/15/08        NWAC - [0.03]
------------------------------------------------------------------------------------------------------------------------------------
    F           17,186,000           11.00         NR /BBB-          9.95         117-122          5/15/09        NWAC - [0.03]
------------------------------------------------------------------------------------------------------------------------------------

PRIVATE CERTIFICATES

------------------------------------------------------------------------------------------------------------------------------------
                                                    RATING                                     EXPECTED FINAL         INITIAL
                 AMOUNT(1)      SUBORDINATION       (DCR/          AVERAGE       PRINCIPAL      DISTRIBUTION       PASS-THROUGH
  CLASS            ($MM)            LEVELS         MOODY'S)        LIFE(2)      WINDOW(2)(3)       DATE(3)             RATE(4) (5)
------------------------------------------------------------------------------------------------------------------------------------
   G-O           94,524,538           --              --            --              --               --               [6.00]%
------------------------------------------------------------------------------------------------------------------------------------
    X           859,306,538           --           AAA/Aaa          9.14            --            9/15/18          Variable Rate
                 (Notional)
------------------------------------------------------------------------------------------------------------------------------------

Notes:      (1):  In the case of each such Class, subject to a permitted variance of plus or minus 5%. The Class X Notional Amount is equal to the sum of all Certificate Balances outstanding from time to time.
            (2)   In years, based on Maturity Assumptions and a 0% CPR as
                  described in the Prospectus Supplement.
            (3)   Principal Window is the period (expressed in terms of months and commencing with the month of the first Distribution Date) during which distributions of principal are expected to be made to the holders of each designated Class in accordance with the Maturity Assumptions and a 0% CPR as described in the Prospectus Supplement.
            (4)   Other than the Class D, Class E and Class F Certificates, each
                  Class of Certificates will accrue interest generally at a fixed rate of interest except in limited circumstances as described in the Prospectus Supplement.
            (5)   The pass-through rates shown are only for indicative purposes.
                  The final pass-through rates will be determined at pricing.

                           $764,782,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-RM1

I. ISSUE CHARACTERISTICS

Issue Type:                       Public: Class A-1, A-2, B, C, D, E and F (the
                                  "Offered Certificates")

                                  Private (Rule 144A): Class X, G, H, J, K, L,
                                  M, N and O

Securities Offered:               $764,782,000 monthly pay, multi-class
                                  sequential pay commercial mortgage REMIC
                                  Pass-Through Certificates, including four fixed-rate principal and interest classes
                                  (A-1, A-2, B and C) and three weighted average coupon principal and interest classes (D, E and F).

Collateral:                       The collateral consists of a $859,306,538 pool
                                  of fixed-rate commercial and multifamily
                                  Mortgage Loans

Sellers: Residential Funding Corporation, Morgan Stanley Mortgage Capital Inc. and Wachovia Bank

Lead Manager:                     Morgan Stanley & Co. Incorporated

Co-Manager:                       Residential Funding Securities Corporation

Master Servicer:                  Amresco Services, L.P.

Special Servicer:                 Banc One Mortgage Capital Markets LLC

Trustee/Fiscal Agent:             LaSalle National Bank/ABN AMRO Bank N.V.

Expected Pricing Date:            On or about February 23, 1999

Expected Closing Date:            On or about March 9, 1999

Distribution Dates:               The 15th of each month, commencing April 15,
                                  1999

Cut-Off Date:                     March 1, 1999

Minimum Denominations:            $25,000 for Class A Certificates; $100,000 for
                                  all other Certificates (other than the Class R
                                  Certificates)

Settlement Terms:                 DTC, Euroclear and Cedel, same day funds, with
                                  accrued interest

Legal/Regulatory Status:          Class A-1, A-2 and X Certificates are expected
                                  to be eligible for exemptive relief under ERISA. No Class of Certificates is SMMEA eligible.

Risk Factors:                     THE CERTIFICATES INVOLVE A DEGREE OF RISK AND
                                  MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE
                                  "RISK FACTORS AND OTHER SPECIAL
                                  CONSIDERATIONS" SECTION OF THE PROSPECTUS
                                  SUPPLEMENT AND THE "RISK FACTORS" SECTION OF
                                  THE PROSPECTUS.

                           $764,782,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-RM1

II. STRUCTURE CHARACTERISTICS

The Offered Certificates (other than the Class D, E and F Certificates) are fixed-rate, monthly pay, multi-class, sequential pay REMIC Pass-Through Certificates. The Class D, E and F Certificates are weighted average coupon REMIC Pass-Through Certificates. The Class X Certificates are variable rate interest only REMIC Pass-Through Certificates. All Classes of Certificates derive their cash flows from the entire pool of Mortgage Loans.

                               [GRAPHIC OMITTED]

   [The following table was depicted as a bar graph in the printed material.]

                                                     Class X(1)
                  ---------------------------------------------
                  Class A-1          AAA/Aaa         $183.00MM
                                     [6.00%]
                  ---------------------------------------------
                  Class A-2          AAA/Aaa         $429.3MM
                                     [6.31%]
                  ---------------------------------------------
                  Class B            AA/Aa2           $43.0MM
                                     [6.45%]
                  ---------------------------------------------
                  Class C             A/A2            $45.1MM
                                     [6.70%]
                  ---------------------------------------------
                  Class D             A-/A3           $12.9MM
                                 NWAC - [0.28%]
                  ---------------------------------------------
                  Class E           BBB/Baa2          $34.4MM
                                 NWAC - [0.03%]
                  ---------------------------------------------
                  Class F           BBB-/NR           $17.2MM
                                 BWAC - [0.03%]
                  ---------------------------------------------
                  Classes             --              $94.5MM
                    G - O           [6.00%]
                  ---------------------------------------------

Note: (1)   Class X is entitled to interest (on a notional amount equal to the aggregate pool balance) at the weighted average Class X Strip Rates for the respective classes of Principal Balance Certificates. The
            Class X Strip Rate for each such class for any Distribution Date is equal to the NWAC minus the Pass-Through Rate for such class and such Distribution Date.

                           $764,782,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-RM1

                               [GRAPHIC OMITTED]

   [The following table was depicted as a bar graph in the printed material.]


              [BAR GRAPH DEPICTING CASH FLOW AND APPLIED LOSSES FOR
                           PASS-THROUGH CERTIFICATES]


Notes:(1)   The class A-1, A-2 and X certificates will be paid interest on a pro rata basis.
      (2)   The above analysis is based on the Maturity Assumptions and a 0% CPR as described in the Prospectus Supplement.

                           $764,782,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-RM1

Interest Distributions:               Each Class of Certificates (other than the
                                      Class R Certificates) will be entitled on each Distribution Date to interest accrued at its Pass-Through Rate on the outstanding Certificate Balance or
                                      Notional Amount of such Class, as
                                      applicable.

Pass-Through Rates:                   Class A-1:         [6.00]%
                                      Class A-2:         [6.31]%
                                      Class B:           [6.45]%
                                      Class C:           [6.70]%
                                      Class D:           NWAC - [0.28]%
                                      Class E:           NWAC - [0.03]%
                                      Class F:           NWAC - [0.03]%
                                      Classes  G-O:      [6.00]%
                                      Class X:           See Note on page T-3

                                      The Pass-Through Rate for each class of
                                      Principal Balance Certificates for any
                                      Distribution Date will not exceed the
                                      Weighted Average Net Mortgage Rate
                                      ("NWAC") for such Distribution Date.

Principal Distributions:              Principal will be distributed on each
                                      Distribution Date to the most senior Class
                                      (i.e., the Class with the earliest
                                      alphabetical/numerical Class designation) of the Principal Balance Certificates outstanding, until its Certificate Balance is reduced to zero (sequential order). If, due to losses, the Certificate Balances of the Class B through Class O Certificates are reduced to zero or Appraisal
                                      Reductions exceed the aggregate
                                      Certificate Balance of the Subordinate
                                      Certificates, payments of principal to the Class A-1 and A-2 Certificates will be made on a pro rata basis.

Prepayment Premium                    The holders of each Class of Principal
Allocation:                           Certificates (other than an excluded class
                                      as defined below) then entitled to
                                      distributions of principal on such
                                      distribution date will be entitled to an aggregate amount (allocable on a pro-rata basis if there is more than one Class of Principal Balance Certificates entitled to a distribution of principal) equal to the lesser of (a) such Prepayment Premium and
                                      (b) such Prepayment Premium multiplied by a fraction, the numerator of which is equal to the excess, if any, of the Pass-Through Rate applicable to the most senior of such Classes of Principal
                                      Balance Certificates then outstanding (or, in the case of two Classes of Class A
                                      Certificates, the one with the earlier
                                      payment priority), over the relevant
                                      Discount Rate (as defined in the
                                      Prospectus Supplement), and the
                                      denominator of which is equal to the
                                      excess, if any, of the Mortgage Rate of
                                      the Mortgage Loan that prepaid, over the relevant Discount Rate. The portion, if any, of the Prepayment Premium remaining after such payments to the holders of the Principal Balance Certificates will be distributed to the holders of the Class X
                                      Certificates. For the purposes of the
                                      foregoing, the classes G, H, J, K, L, M, N and O are the excluded classes.

                           $764,782,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-RM1

Credit Enhancement:                   Each Class of Certificates (other than
                                      Classes A-1, A-2 and X) will be
                                      subordinate to all other Classes with an earlier alphabetical Class designation.

Advancing:                            The Master Servicer and the Trustee (in
                                      that order) will each be obligated to make
                                      P&I Advances and Servicing Advances,
                                      including delinquent property taxes and
                                      insurance, but only to the extent that
                                      such Advances are deemed recoverable.

Realized Losses and Expense           Realized Losses and Expense Losses, if
Losses:                               any, will be allocated to the Class O
                                      Class N, Class M, Class L, Class K, Class
                                      J, Class H, Class G, Class F, Class E,
                                      Class D, Class C and Class B Certificates, in that order, and then to Classes A-1 and A-2 and, with respect to losses allocated to interest, Class X Certificates, pro rata, in each case reducing amounts payable thereto. Any interest shortfall of any Class of Certificates will result in unpaid interest for such Class which, together with interest thereon compounded monthly at one-twelfth the applicable
                                      Pass-Through Rate for such Class, will be payable in subsequent periods, subject to available funds.

Prepayment Interest Shortfalls:       For any Distribution Date, any Net
                                      Aggregate Prepayment Interest Shortfall
                                      not offset by the Servicing Fee (less the amount payable to Sub-Servicers for such Distribution Date), will generally be allocated pro rata to each Class of Certificates in proportion to its entitlement to interest.

Appraisal Reductions:                 An appraisal reduction generally will be
                                      created in the amount, if any, by which
                                      the Principal Balance of a Specially
                                      Serviced Mortgage Loan (plus other amounts overdue in connection with such loan) exceeds 90% of the appraised value of the related Mortgaged Property. The Appraisal
                                      Reduction Amount will reduce
                                      proportionately the amount of P&I Advances for such loan, which reduction will result, in general, in a reduction of interest distributable to the most subordinate Class of Principal Balance
                                      Certificate outstanding.

                                      An Appraisal Reduction will be reduced to zero as of the date the related Mortgage Loan has been brought current for at least three consecutive months, paid in full, liquidated, repurchased or otherwise disposed of.

Operating Adviser:                    The Operating Adviser, which may be
                                      appointed by the Controlling Class, will have the right to advise the Special
                                      Servicer with respect to certain actions regarding Specially Serviced Mortgage
                                      Loans. Examples include the right to make certain modifications, foreclose, sell, bring an REO Property into environmental compliance or accept substitute or additional collateral.

Controlling Class:                    The Controlling Class will generally be
                                      the most subordinate Class of Certificates outstanding at any time or, if the Certificate Balance of such Class is less than 25% of the initial Certificate
                                      Balance of such Class, the next most
                                      subordinate Class of Principal Balance
                                      Certificates.

                           $764,782,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-RM1

Special Servicer:                     In general, the Special Servicer has the
                                      right to modify the terms of a Specially
                                      Serviced Mortgage Loan if it determines
                                      that such modification would increase the net present value of the proceeds to the Trust, provided that the Special Servicer generally may not extend the maturity date of a Mortgage Loan beyond two years prior to the Final Rated Distribution Date, grant more than three one-year extensions of the maturity date of a Mortgage Loan which has a below market rate, reduce the Mortgage Rate to a rate below the market rate or defer interest due in excess of 10% of the Scheduled Principal Balance of such Mortgage Loan.

Optional Termination:                 The Depositor, then the Master Servicer,
                                      then the Special Servicer and then the
                                      holder of a majority of the R-I
                                      Certificates will have the option to
                                      purchase, in whole but not in part, the
                                      remaining assets of the Trust on or after the Distribution Date on which the aggregate Certificate Balance of all
                                      Classes of Certificates then outstanding is less than or equal to 1% of the Initial
                                      Pool Balance. Such purchase price will
                                      generally be at a price equal to the
                                      unpaid aggregate Scheduled Principal
                                      Balance of the Mortgage Loans, plus
                                      accrued and unpaid interest and
                                      unreimbursed Advances.

Reports to Certificateholders:        The Trustee will prepare and deliver
                                      monthly Certificateholder Reports. The
                                      Special Servicer will prepare and deliver to the Trustee a monthly Special Servicer
                                      Report summarizing the status of each
                                      Specially Serviced Mortgage Loan. The
                                      Master Servicer and the Special Servicer will prepare and deliver to the Trustee an annual report setting forth, among other things, the debt service coverage ratios for each Mortgage Loan, as available. Each of the reports will be available to the Certificateholders. A report containing information regarding the Mortgage Loans will be available electronically.

                           $764,782,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-RM1

III. ORIGINATORS                      Residential Funding Corporation

                                      The Mortgage Pool includes 103 Mortgage
                                      Loans, representing approximately 46.5% of the Initial Pool Balance, which were either acquired or originated by or on behalf of Residential Funding Corporation ("RFC").

                                      RFC is an indirect wholly owned subsidiary of GMAC Mortgage Group, Inc. RFC Commercial is a division of RFC which originates and acquires mortgage loans secured by mortgages on commercial and multifamily real estate. Residential Funding Securities Corporation is an affiliate of RFC.

                                      Morgan Stanley Mortgage Capital Inc.

                                      The Mortgage Pool includes 87 Mortgage
                                      Loans, representing approximately 39.7% of the Initial Pool Balance, which were either acquired or originated by or on behalf of Morgan Stanley Mortgage Capital Inc. ("MSMC"). MSMC is a subsidiary of Morgan Stanley & Co. Incorporated that was formed to originate and purchase mortgage loans secured by commercial and multifamily real estate.

                                      Wachovia Bank

                                      The Mortgage Pool includes 39 Mortgage
                                      Loans, representing approximately 13.8% of the Initial Pool Balance, which were either acquired or originated by or on behalf of Wachovia Bank.

                                      Wachovia Bank, National Association, (the
                                      "Bank") is a national banking association headquartered in Winston-Salem, North Carolina, and is a wholly owned subsidiary of Wachovia Corporation. The Bank currently offers credit and deposit services and investment and trust services to consumers primarily located in Georgia, North Carolina, South Carolina, Virginia and Florida and to corporations located both inside and outside the United States. Consumer products and services are provided through a network of retail branches and ATMs, 1-800-WACHOVIA On-Call 24 hour telephone banking, automated Phone Access, and internet-based investing and banking at www.wachovia.com. The Bank originated and performed the underwriting of the Wachovia loans covered in this prospectus.

                           $764,782,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-RM1

IV. COLLATERAL DESCRIPTION

      Summary:

                                      The Mortgage Pool consists of a
                                      $859,306,538 pool of 229 fixed-rate, first lien mortgage loans secured by first liens on commercial and multifamily properties located throughout 34 states and the District of Columbia. As of the Cut-Off Date, the Mortgage Loans have a weighted average mortgage rate of 7.198% and a weighted average remaining term to maturity of 122 months. See the Appendices to the Prospectus Supplement for more detailed collateral information.

      Seismic Review                  For loans originated by RFC or MSMC, all
      Process:                        loan requests secured by properties in
                                      California are subject to a third party
                                      seismic report. Wachovia Bank does not
                                      originate loans in California.

                                      Generally, any proposed loan originated by RFC or MSMC as to which the property was estimated to have a PML in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading, be conditioned on satisfactory earthquake insurance or be declined.

                           $764,782,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-RM1

                            GEOGRAPHIC DISTRIBUTION

                                  [MAP OMITTED]

  [The following table was depicted as a map graphic in the printed material.]

                          AL                   0.31%
                          AZ                   1.73%
                          Northern CA         10.99%
                          Southern CA         14.72%
                          CO                   3.35%
                          CT                   0.15%
                          DC                   0.46%
                          DE                   1.17%
                          FL                   8.37%
                          GA                  11.87%
                          IA                   0.14%
                          IL                   1.33%
                          IN                   1.38%
                          KY                   0.14%
                          LA                   0.49%
                          MA                   0.63%
                          MD                   4.78%
                          ME                   1.10%
                          MI                   1.11%
                          MN                   0.50%
                          MO                   1.17%
                          MT                   0.13%
                          NC                   6.26%
                          NJ                   2.71%
                          NM                   0.24%
                          NY                   0.38%
                          OH                   4.83%
                          PA                   3.87%
                          SC                   0.53%
                          TN                   1.59%
                          TX                   2.84%
                          UT                   0.41%
                          VA                   7.07%
                          VT                   0.62%
                          WA                   1.98%
                          WI                   0.64%

                           $764,782,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-RM1

SELLERS
--------------------------------------------------------------------------------
                                        NO.        CUT-OFF DATE               %
                                        OF           PRINCIPAL               OF
                                       LOANS          BALANCE               POOL
--------------------------------------------------------------------------------
RFC                                     103         399,229,750            46.46
MS                                       87         341,231,299            39.71
WACH                                     39         118,845,489            13.83
--------------------------------------------------------------------------------
TOTAL:                                  229         859,306,538           100.00
--------------------------------------------------------------------------------

CUT-OFF DATE BALANCES
--------------------------------------------------------------------------------
                                        NO.        CUT-OFF DATE               %
                                        OF           PRINCIPAL               OF
                                       LOANS          BALANCE               POOL
--------------------------------------------------------------------------------
1 to 1,000,000                           20          15,634,021             1.82
1,000,001 - 2,000,000                    62          96,314,163            11.21
2,000,001 - 3,000,000                    51         128,069,100            14.90
3,000,001 - 4,000,000                    25          88,174,514            10.26
4,000,001 - 5,000,000                    22          97,628,653            11.36
5,000,001 - 6,000,000                    17          94,772,803            11.03
6,000,001 - 7,000,000                    10          65,846,343             7.66
7,000,001 - 8,000,000                     5          37,920,340             4.41
8,000,001 - 9,000,000                     6          51,183,059             5.96
9,000,001 - 10,000,000                    1           9,426,129             1.10
10,000,001 - 15,000,000                   6          72,369,597             8.42
15,000,001 - 20,000,000                   1          15,140,544             1.76
20,000,001 - 25,000,000                   1          21,152,666             2.46
25,000,001 and above                      2          65,674,607             7.64
--------------------------------------------------------------------------------
TOTAL:                                  229         859,306,538           100.00
--------------------------------------------------------------------------------
Min: 516,977                    Max: 36,790,477               Average: 3,752,430
--------------------------------------------------------------------------------

STATES
--------------------------------------------------------------------------------
                                        NO.        CUT-OFF DATE               %
                                        OF           PRINCIPAL               OF
                                       LOANS          BALANCE               POOL
--------------------------------------------------------------------------------
California                               48         220,969,222            25.71
Georgia                                  34         102,020,276            11.87
Florida                                  10          71,954,176             8.37
Virginia                                 18          60,766,272             7.07
North Carolina                           13          53,752,139             6.26
Other                                   106         349,844,453            40.71
--------------------------------------------------------------------------------
TOTAL:                                  229         859,306,538           100.00
--------------------------------------------------------------------------------

PROPERTY TYPE
--------------------------------------------------------------------------------
                                        NO.        CUT-OFF DATE               %
                                        OF           PRINCIPAL               OF
                                       LOANS          BALANCE               POOL
--------------------------------------------------------------------------------
Retail                                   62         274,151,700            31.90
Multifamily                              64         196,774,257            22.90
Office                                   43         157,810,158            18.36
Hospitality                              15          89,184,584            10.38
Industrial                               27          80,089,833             9.32
Mixed Use                                10          39,561,336             4.60
Self Storage                              5          11,125,915             1.29
Mobile Home Park                          2           7,625,562             0.89
Other                                     1           2,983,195             0.35
--------------------------------------------------------------------------------
TOTAL:                                  229         859,306,538           100.00
--------------------------------------------------------------------------------

MORTGAGE RATES (%)
--------------------------------------------------------------------------------
                                        NO.        CUT-OFF DATE               %
                                        OF           PRINCIPAL               OF
                                       LOANS          BALANCE               POOL
--------------------------------------------------------------------------------
6.001 - 6.500                             8          28,452,839             3.31
6.501 - 7.000                            72         288,989,531            33.63
7.001 - 7.500                           101         394,284,218            45.88
7.501 - 8.000                            24          76,283,899             8.88
8.001 - 8.500                            16          45,716,974             5.32
8.501 - 9.000                             6          18,211,574             2.12
9.001 - 9.500                             2           7,367,503             0.86
--------------------------------------------------------------------------------
TOTAL:                                  229         859,306,538          100.00
--------------------------------------------------------------------------------
Min: 6.160                         Max: 9.125                        WAC:  7.198
--------------------------------------------------------------------------------

ORIGINAL TERMS TO STATED MATURITY (MOS.)
--------------------------------------------------------------------------------
                                        NO.        CUT-OFF DATE               %
                                        OF           PRINCIPAL               OF
                                       LOANS          BALANCE               POOL
--------------------------------------------------------------------------------
1 - 60                                    2           3,894,265             0.45
61 - 120                                184         682,356,043            79.41
121 - 180                                32         142,524,864            16.59
181 - 240                                11          30,531,366             3.55
--------------------------------------------------------------------------------
TOTAL:                                  229         859,306,538           100.00
--------------------------------------------------------------------------------
Min: 60                             Max: 240                      Wtd. Avg.: 130
--------------------------------------------------------------------------------

REMAINING TERMS TO STATED MATURITY (MOS.)
--------------------------------------------------------------------------------
                                        NO.        CUT-OFF DATE               %
                                        OF           PRINCIPAL               OF
                                       LOANS          BALANCE               POOL
--------------------------------------------------------------------------------
1 - 60                                    6           9,711,303             1.13
61 - 120                                184         708,470,456            82.45
121 - 180                                29         112,881,126            13.14
181 - 240                                10          28,243,653             3.29
--------------------------------------------------------------------------------
TOTAL:                                  229         859,306,538           100.00
--------------------------------------------------------------------------------
Min: 22                             Max: 234                      Wtd. Avg.: 122
--------------------------------------------------------------------------------

BALLOON LOANS
--------------------------------------------------------------------------------
                                        NO.        CUT-OFF DATE               %
                                        OF           PRINCIPAL               OF
                                       LOANS          BALANCE               POOL
--------------------------------------------------------------------------------
Yes                                     212         813,271,573            94.64
No                                       17          46,034,966             5.36
--------------------------------------------------------------------------------
TOTAL:                                  229         859,306,538           100.00
--------------------------------------------------------------------------------

DEBT SERVICE COVERAGE RATIOS (X)
--------------------------------------------------------------------------------
                                        NO.        CUT-OFF DATE               %
                                        OF           PRINCIPAL               OF
                                       LOANS          BALANCE               POOL
--------------------------------------------------------------------------------
1.01 - 1.15                               2          10,010,854             1.16
1.16 - 1.25                              22          79,624,501             9.27
1.26 - 1.35                              65         284,217,638            33.08
1.36 - 1.50                              78         271,174,736            31.56
1.51 - 1.75                              39         146,997,446            17.11
1.76 - 2.00                              17          52,005,452             6.05
2.01 >=                                   6          15,275,912             1.78
--------------------------------------------------------------------------------
TOTAL:                                  229         859,306,538           100.00
--------------------------------------------------------------------------------
Min: 1.03                           Max: 2.23                    Wtd. Avg.: 1.42
--------------------------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIOS (%)
--------------------------------------------------------------------------------
                                        NO.        CUT-OFF DATE               %
                                        OF           PRINCIPAL               OF
                                       LOANS          BALANCE               POOL
--------------------------------------------------------------------------------
20.1 - 30.0                               1           1,381,921             0.16
30.1 - 40.0                               1           1,193,582             0.14
40.1 - 50.0                               8          31,632,770             3.68
50.1 - 60.0                              25          68,196,632             7.94
60.1 - 70.0                              51         193,661,678            22.54
70.1 - 80.0                             142         561,942,557            65.39
80.1 - 90.0                               1           1,297,399             0.15
--------------------------------------------------------------------------------
TOTAL:                                  229         859,306,538           100.00
--------------------------------------------------------------------------------
Min: 26.1                          Max: 81.1                     Wtd. Avg.: 70.8
--------------------------------------------------------------------------------

BALLOON LOAN-TO-VALUE RATIOS (%)
--------------------------------------------------------------------------------
                                        NO.        CUT-OFF DATE               %
                                        OF           PRINCIPAL               OF
                                       LOANS          BALANCE               POOL
--------------------------------------------------------------------------------
0.0                                      11          28,905,312             3.36
0.1 - 20.0                                6          17,129,654             1.99
20.1 - 30.0                               2           2,873,870             0.33
30.1 - 40.0                               8          36,066,041             4.20
40.1 - 50.0                              33          96,688,886            11.25
50.1 - 60.0                              57         218,657,635            25.45
60.1 - 70.0                             103         426,982,619            49.69
70.1 - 80.0                               9          32,002,523             3.72
--------------------------------------------------------------------------------
TOTAL:                                  229         859,306,538           100.00
--------------------------------------------------------------------------------
Min: 0.0                           Max: 79.0                     Wtd. Avg.: 56.5
--------------------------------------------------------------------------------

                           $764,782,000 (APPROXIMATE)
                          MORGAN STANLEY CAPITAL I INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1999-RM1

PERCENTAGE OF MORTGAGE POOL BALANCE BY PREPAYMENT RESTRICTION (%)(1)(2)(3)

------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS           MARCH 1999           MARCH 2000           MARCH 2001            MARCH 2002           MARCH 2003
------------------------------------------------------------------------------------------------------------------------------------
Locked Out                              93.88%              92.56%                90.72%                88.53%               65.40%
Yield Maintenance Total                  4.53%               5.87%                 7.65%                 9.94%               33.44%
Penalty Points:
    5.00% and greater                    0.24                0.00                  0.00                  0.00                 0.00
    4.00%  to 4.99%                      1.07                0.98                  0.97                  0.71                 0.50
    3.00% to 3.99%                       0.00                0.31                  0.00                  0.47                 0.65
    2.00% to 2.99%                       0.28                0.00                  0.36                  0.00                 0.00
    1.00% to 1.99%                       0.00                0.28                  0.00                  0.20                 0.00
Open                                     0.00                0.00                  0.31                  0.15                 0.00
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                                  100.00%             100.00%               100.00%               100.00%              100.00%
------------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding       $859,306,538.32    $848,207,930.04        $833,779,966.88      $818,236,125.53      $800,053,197.01
% of initial Pool Balance              100.00%              98.71%                97.03%                95.22%               93.10%
------------------------------------------------------------------------------------------------------------------------------------

PERCENTAGE OF MORTGAGE POOL BALANCE BY PREPAYMENT RESTRICTION (%) - CONTINUED(1)(2)(3)

------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT RESTRICTIONS       MARCH 2004        MARCH 2005        MARCH 2006        MARCH 2007       MARCH 2008        MARCH 2009
------------------------------------------------------------------------------------------------------------------------------------
Locked Out                          51.36%            50.78%            49.62%            46.56%            45.26%            23.85%
Yield Maintenance Total             47.51%            48.13%            48.48%            52.39%            34.08%            74.15%
Penalty Points:
    5.00% and greater                0.00              0.00              0.00              0.00              0.00              0.00
    4.00%  to 4.99%                  0.48              0.22              0.00              0.00              0.00              0.00
    3.00% to 3.99%                   0.41              0.64              0.82              0.80              0.61              2.00
    2.00% to 2.99%                   0.24              0.24              0.00              0.00              0.00              0.00
    1.00% to 1.99%                   0.00              0.00              0.24              0.25              0.00              0.00
Open                                 0.00              0.00              0.84              0.00             20.04              0.00
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                              100.00%           100.00%           100.00%           100.00%           100.00%           100.00%
------------------------------------------------------------------------------------------------------------------------------------
Pool Balance Outstanding  $785,321,664.84   $769,327,105.80   $752,112,938.05   $708,464,378.75   $656,851,879.14   $100,579,781.66
% of Initial Pool                   91.39%            89.53%            87.53%            82.45%            76.44%            11.70%
Balance
------------------------------------------------------------------------------------------------------------------------------------

Notes:   (1)   For 5 of the Mortgage Loans (1.9% of the Cut-Off Date Balance)
               which allow borrowers to choose between Defeasance and Yield
               Maintenance, Yield Maintenance is assumed.
         (2)   The above analysis is based on Maturity Assumptions and a 0% CPR as discussed in the Prospectus Supplement.
         (3)   Three loans comprising 0.7% of the Cut-Off Date Balance permit voluntary principal prepayments of up to 10% of the original principal balance of the mortgage loan in any calendar year without the imposition of the prepayment premium.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

                          MORGAN STANLEY CAPITAL I INC.
                                    DEPOSITOR

      The Certificates offered hereby and by Supplements to this Prospectus (the "Offered Certificates") will be offered from time to time in one or more series. Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any series, the "Trust Fund") consisting of one or more segregated pools of various types of multifamily or commercial mortgage loans (the "Mortgage Loans"), mortgage participations, mortgage pass-through certificates, mortgage-backed securities evidencing interests therein or secured thereby (the "MBS"), certain direct obligations of the United States, agencies thereof or agencies created thereby (the "Government Securities") or a combination of Mortgage Loans, MBS and/or Government Securities (with respect to any series, collectively, "Assets"). If so specified in the related Prospectus Supplement, some or all of the Mortgage Loans will include assignments of the leases of the related Mortgaged Properties (as defined herein) and/or assignments of the rental payments due from the lessees under such leases (each type of assignment, a "Lease Assignment"). A significant or the sole source of payments on certain Commercial Loans (as defined herein) and, therefore, of distributions on certain series of Certificates, will be such rent payments. The Mortgage Loans and MBS are collectively referred to herein as the "Mortgage Assets." If so specified in the related Prospectus Supplement, the Trust Fund for a series of Certificates may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any series, collectively, "Credit Support"), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any series, collectively, "Cash Flow Agreements"). See "Description of the Trust Funds," "Description of the Certificates" and "Description of Credit Support."

      Each series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior or subordinate to one or more other classes of Certificates in respect of certain distributions on the Certificates; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions; (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions; (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; (vi) provide for distributions of principal sequentially, based on specified payment schedules or other methodologies; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Certificates. See "Description of the Certificates."

      Offers of the Offered Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under "Plan of Distribution" herein and in the related Prospectus Supplement.

                         ------------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
              PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         ------------------------------

INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, CERTAIN RISKS SET FORTH UNDER THE CAPTION "RISK FACTORS" HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT.

      Prior to issuance there will have been no market for the Certificates of any series and there can be no assurance that a secondary market for any Offered Certificates will develop or that, if it does develop, it will continue. This Prospectus may not be used to consummate sales of the Offered Certificates of any series unless accompanied by the Prospectus Supplement for such series.

                        ---------------------------------

                              MORGAN STANLEY & CO.
                                  INCORPORATED
October 9, 1998

      Principal and interest with respect to Certificates will be distributable monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Certificates of any series will be made only from the assets of the related Trust Fund.

      The Certificates of each series will not represent an obligation of or interest in the Depositor, Morgan Stanley & Co. Incorporated, any Master Servicer, any Sub-Servicer, any Special Servicer or any of their respective affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Neither the Certificates nor any assets in the related Trust Fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. The assets in each Trust Fund will be held in trust for the benefit of the holders of the related series of Certificates pursuant to a Pooling and Servicing Agreement or a Trust Agreement, as more fully described herein.

      The yield on each class of Certificates of a series will be affected by, among other things, the rate of payment of principal (including prepayments, repurchase and defaults) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described under the caption "Yield Considerations" herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

      Prospective investors should review the information appearing under the caption "Risk Factors" herein and such information as may be set forth under the caption "Risk Factors" in the related Prospectus Supplement before purchasing any Offered Certificate.

      If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes. See also "Certain Federal Income Tax Consequences" herein.

      Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the Offered Certificates covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

                              PROSPECTUS SUPPLEMENT

      As more particularly described herein, the Prospectus Supplement relating to the Offered Certificates of each series will, among other things, set forth with respect to such Certificates, as appropriate: (i) a description of the class or classes of Certificates, the payment provisions with respect to each such class and the Pass-Through Rate or method of determining the Pass-Through Rate with respect to each such class; (ii) the aggregate principal amount and distribution dates relating to such series and, if applicable, the initial and final scheduled distribution dates for each class; (iii) information as to the assets comprising the Trust Fund, including the general characteristics of the assets included therein, including the Mortgage Assets and any Credit Support and Cash Flow Agreements (with respect to the Certificates of any series, the "Trust Assets"); (iv) the circumstances, if any, under which the Trust Fund may be subject to early termination; (v) additional information with respect to the method of distribution of such Certificates; (vi) whether one or more REMIC elections will be made and designation of the regular interests and residual interests; (vii) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Certificates; (viii) information as to any Master Servicer, any Sub-Servicer, any Special Servicer (or provision for the appointment thereof) and the Trustee, as applicable; (ix) information as to the nature and extent of subordination with respect to any class of Certificates that is subordinate in right of payment to any other class; and (x) whether such Certificates will be initially issued in definitive or book-entry form.

                              AVAILABLE INFORMATION

      The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to each series of Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the


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information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048.

      To the extent described in the related Prospectus Supplement, some or all of the Mortgage Loans may be secured by an assignment of the lessors' (i.e., the related mortgagors') rights in one or more leases (each, a "Lease") of the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, no series of Certificates will represent interests in or obligations of any lessee (each, a "Lessee") under a Lease. If indicated, however, in the Prospectus Supplement for a given series, a significant or the sole source of payments on the Mortgage Loans in such series, and, therefore, of distributions on such Certificates, will be rental payments due from the Lessees under the Leases. Under such circumstances, prospective investors in the related series of Certificates may wish to consider publicly available information, if any, concerning the Lessees. Reference should be made to the related Prospectus Supplement for information concerning the Lessees and whether any such Lessees are subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

      No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Offered Certificates or an offer of the Offered Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

      A Master Servicer or the Trustee will be required to mail to holders of Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund. Unless and until definitive Certificates are issued, or unless otherwise provided in the related Prospectus Supplement, such reports will be sent on behalf of the related Trust Fund to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Offered Certificates, pursuant to the applicable Agreement. Such reports may be available to holders of interests in the Certificates (the "Certificateholders") upon request to their respective DTC participants. See "Description of the Certificates--Reports to Certificateholders" and "Description of the Agreements--Evidence as to Compliance." The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering of Offered Certificates evidencing interests therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036,
Attention: John E. Westerfield, or by telephone at (212) 761-4700. The Depositor has determined that its financial statements are not material to the offering of any Offered Certificates.


                                       3
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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

PROSPECTUS SUPPLEMENT.........................................................2

AVAILABLE INFORMATION.........................................................3

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.............................3

SUMMARY OF PROSPECTUS.........................................................5

RISK FACTORS.................................................................15

DESCRIPTION OF THE TRUST FUNDS...............................................22

USE OF PROCEEDS..............................................................28

YIELD CONSIDERATIONS.........................................................28

THE DEPOSITOR................................................................31

DESCRIPTION OF THE CERTIFICATES..............................................32

DESCRIPTION OF THE AGREEMENTS................................................39

DESCRIPTION OF CREDIT SUPPORT................................................56

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES...................58

CERTAIN FEDERAL INCOME TAX CONSEQUENCES......................................73

STATE TAX CONSIDERATIONS.....................................................99

CERTAIN ERISA CONSIDERATIONS.................................................99

LEGAL INVESTMENT............................................................101

PLAN OF DISTRIBUTION........................................................103

LEGAL MATTERS...............................................................104

FINANCIAL INFORMATION.......................................................104

RATING .....................................................................104

INDEX OF PRINCIPAL DEFINITIONS..............................................105


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                              SUMMARY OF PROSPECTUS

      The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such series. An Index of Principal Definitions is included at the end of this Prospectus.

TITLE OF CERTIFICATES.........Mortgage Pass-Through Certificates, issuable in series (the "Certificates").

DEPOSITOR ....................Morgan Stanley Capital I Inc., a wholly-owned subsidiary of Morgan Stanley Group Inc. See "The Depositor."

MASTER SERVICER ..............The master servicer (the "Master Servicer"), if any, for each series of Certificates, which may be an affiliate of the Depositor, will be named in the related Prospectus Supplement. See "Description of the Agreements--Collection and Other Servicing Procedures."

SPECIAL SERVICER .............The special servicer (the "Special Servicer"), if any, for each series of Certificates, which may be an affiliate of the Depositor, will be named, or the circumstances in accordance with which a Special Servicer will be appointed will be described, in the related Prospectus Supplement. See "Description of the Agreements--Special Servicers."

TRUSTEE ......................The trustee (the "Trustee") for each series of
                              Certificates will be named in the related
                              Prospectus Supplement. See "Description of the Agreements--The Trustee."

THE TRUST ASSETS .............Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting primarily of:

(A) MORTGAGE ASSETS ..........The Mortgage Assets with respect to each series of
                              Certificates will consist of a pool of multifamily and/or commercial mortgage loans (collectively, the "Mortgage Loans") and mortgage participations, mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by Mortgage Loans (collectively, the "MBS") or a combination of Mortgage Loans and MBS. The Mortgage Loans will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the

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                                       5
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                              Prospectus Supplement, by any governmental agency
                              or instrumentality or other person. As more specifically described herein, the Mortgage Loans will be secured by first or junior liens on, or security interests in, properties consisting of
                              (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units (the "Multifamily Properties") or (ii) office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health-care related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties (the "Commercial Properties"). The term "Mortgaged Properties" shall refer to Multifamily Properties or Commercial Properties, or both.

                              To the extent described in the related Prospectus Supplement, some or all of the Mortgage Loans may also be secured by an assignment of one or more leases (each, a "Lease") of one or more lessees (each, a "Lessee") of all or a portion of the related Mortgaged Properties. Unless otherwise specified in the related Prospectus Supplement, a significant or the sole source of payments on certain Commercial Loans (as defined herein) will be the rental payments due under the related Leases. In certain circumstances, with respect to Commercial Properties, the material terms and conditions of the related Leases may be set forth in the related Prospectus Supplement. See "Description of the Trust Funds--Mortgage Loans--Leases" and "Risk Factors--Limited Assets" herein.

                              The Mortgaged Properties may be located in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico. The Prospectus Supplement will indicate additional jurisdictions, if any, in which the Mortgaged Properties may be located. Unless otherwise provided in the related Prospectus Supplement, all Mortgage Loans will have individual principal balances at origination of not less than $25,000 and original terms to maturity of not more than 40 years. All Mortgage Loans will have been originated by persons other than the Depositor, and all Mortgage Assets will have been purchased, either directly or indirectly, by the Depositor on or before the date of initial issuance of the related series of Certificates. The related Prospectus Supplement will indicate if any such persons are affiliates of the Depositor.

                              Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage

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                                       6
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                              Rate") that is fixed over its term or that adjusts
                              from time to time, or that may be converted from an adjustable to a fixed

                              Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time at the mortgagor's election, in each case as described in the related Prospectus Supplement. Adjustable Mortgage Rates on the Mortgage Loans in a Trust Fund may be based on one or more indices. Each Mortgage Loan may provide for scheduled payments to maturity, payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the related Prospectus Supplement. The Mortgage Loans may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as is specified in the related Prospectus Supplement. See "Description of the Trust Funds--Assets."

(B) GOVERNMENT SECURITIES.....If so provided in the related Prospectus
                              Supplement, the Trust Fund may include, in addition to Mortgage Assets, certain direct obligations of the United States, agencies thereof or agencies created thereby which provide for payment of interest and/or principal (collectively, "Government Securities").

(C) COLLECTION ACCOUNTS ......Each Trust Fund will include one or more accounts established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement, deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreements--Certificate Account and Other Collection Accounts."

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(D) CREDIT SUPPORT ...........If so provided in the related Prospectus
                              Supplement, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates of the related series in the form of subordination of one or more other classes of Certificates of such series, which other classes may include one or more classes of Offered Certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Certificates. The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any similar forms of credit support that are provided by or with respect to, or are included as part of the trust fund evidenced by or providing security for, such MBS. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support."

(E) CASH FLOW AGREEMENTS .....If so provided in the related Prospectus
                              Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Assets or on one or more classes of Certificates. (Currency exchange agreements might be included in the Trust Fund if some or all of the Mortgage Assets (such as Mortgage Loans secured by Mortgaged Properties located outside the United States) were denominated in a non-United States currency.) The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement. The Prospectus Supplement for any series of

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                              Certificates evidencing an interest in a Trust
                              Fund that includes MBS will describe any cash flow agreements that are included as part of the trust fund evidenced by or providing security for such MBS. See "Description of the Trust Funds--Cash Flow Agreements." Description of Certificates.

DISTRIBUTIONS ON
  CERTIFICATES ...............Each series of Certificates evidencing an interest in a Trust Fund that includes Mortgage Loans as part of its assets will be issued pursuant to a pooling and servicing agreement, and each series of Certificates evidencing an interest in a Trust Fund that does not include Mortgage Loans will be issued pursuant to a trust agreement. Pooling and servicing agreements and trust agreements are referred to herein as the "Agreements." Each series of Certificates will include one or more classes. Each series of Certificates (including any class or classes of Certificates of such series not offered hereby) will represent in the aggregate the entire beneficial ownership interest in the Trust Fund. Each class of Certificates (other than certain Stripped Interest Certificates, as defined below) will have a stated principal amount (a "Certificate Balance") and (other than certain Stripped Principal Certificates, as defined below), will accrue interest thereon based on a fixed, variable or adjustable interest rate (a "Pass-Through Rate"). The related Prospectus Supplement will specify the Certificate Balance, if any, and the Pass-Through Rate for each class of Certificates or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate.

                              Each series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate
                              Certificates") to one or more other classes of Certificates in respect of certain distributions on the Certificates; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal Certificates");
                              (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Certificates"); (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series (collectively, "Accrual Certificates"); (vi) provide for distributions of principal sequentially, based on specified payment schedules or other

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                                       9
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                              methodologies; and/or (vii) provide for
                              distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including a Stripped Principal Certificate component and a Stripped Interest Certificate component, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Certificates. With respect to Certificates with two or more components, references herein to Certificate Balance, notional amount and Pass-Through Rate refer to the principal balance, if any, notional amount, if any, and the Pass-Through Rate, if any, for any such component.

                              The Certificates will not be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. See "Risk Factors--Limited Assets" and "Description of the Certificates."

(A) INTEREST .................Interest on each class of Offered Certificates
                              (other than Stripped Principal Certificates and certain classes of Stripped Interest Certificates) of each series will accrue at the applicable Pass-Through Rate on the outstanding Certificate Balance thereof and will be distributed to Certificateholders as provided in the related Prospectus Supplement (each of the specified dates on which distributions are to be made, a "Distribution Date"). Distributions with respect to interest on Stripped Interest Certificates may be made on each Distribution Date on the basis of a notional amount as described in the related Prospectus Supplement. Distributions of interest with respect to one or more classes of Certificates may be reduced to the extent of certain delinquencies, losses, prepayment interest shortfalls, and other contingencies described herein and in the related Prospectus Supplement. See "Risk Factors--Average Life of Certificates; Prepayments; Yields," "Yield Considerations" and "Description of the Certificates--Distributions of Interest on the Certificates."

(B) PRINCIPAL ................The Certificates of each series initially will have an aggregate Certificate Balance no greater than the outstanding principal balance of the Assets as of, unless the related Prospectus Supplement provides otherwise, the close of business on the first day of the month of formation of the related Trust Fund (the "Cut-off Date"), after application of scheduled payments due on or before such date, whether or not received. The Certificate Balance of a Certificate outstanding from time to time represents the maximum amount that the holder thereof is

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                              then entitled to receive in respect of principal
                              from future cash flow on the assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, distributions of principal will be made on each Distribution Date to the class or classes of Certificates entitled thereto until the Certificate Balances of such Certificates have been reduced to zero. Unless otherwise specified in the related Prospectus Supplement, distributions of principal of any class of Certificates will be made on a pro rata basis among all of the Certificates of such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Trustee. Stripped Interest Certificates with no Certificate Balance will not receive distributions in respect of principal. See "Description of the Certificates--Distributions of Principal of the Certificates."

ADVANCES .....................Unless otherwise provided in the related
                              Prospectus Supplement, the Master Servicer will be obligated as part of its servicing responsibilities to make certain advances that in its good faith judgment it deems recoverable with respect to delinquent scheduled payments on the Whole Loans in such Trust Fund. Neither the Depositor nor any of its affiliates will have any responsibility to make such advances. Advances made by a Master Servicer are reimbursable generally from subsequent recoveries in respect of such Whole Loans and otherwise to the extent described herein and in the related Prospectus Supplement. If and to the extent provided in the Prospectus Supplement for any series, the Master Servicer will be entitled to receive interest on its outstanding advances, payable from amounts in the related Trust Fund. The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any corresponding advancing obligation of any person in connection with such MBS. See "Description of the Certificates--Advances in Respect of Delinquencies."

TERMINATION ..................If so specified in the related Prospectus
                              Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the Assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount or on and after a date specified in such Prospectus Supplement, the party specified therein will solicit bids for the purchase of all of the Assets of the Trust Fund, or of a sufficient portion of such Assets to retire such

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                              class or classes, or purchase such Assets at a
                              price set forth in the related Prospectus
                              Supplement. In addition, if so provided in the related Prospectus Supplement, certain classes of Certificates may be purchased subject to similar conditions. See "Description of the Certificates--Termination."

REGISTRATION OF
  CERTIFICATES ...............If so provided in the related Prospectus
                              Supplement, one or more classes of the Offered Certificates will initially be represented by one or more Certificates registered in the name of Cede & Co., as the nominee of DTC. No person acquiring an interest in Offered Certificates so registered will be entitled to receive a definitive certificate representing such person's interest except in the event that definitive certificates are issued under the limited circumstances described herein. See "Risk Factors--Book-Entry Registration" and "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

TAX STATUS OF THE
  CERTIFICATES ...............The Certificates of each series will constitute either (i) "regular interests" ("REMIC Regular Certificates") and "residual interests" ("REMIC Residual Certificates") in a Trust Fund treated as a REMIC under Sections 860A through 860G of the Code, or (ii) interests ("Grantor Trust Certificates") in a Trust Fund treated as a grantor trust under applicable provisions of the Code.

(A) REMIC ....................REMIC Regular Certificates generally will be treated as debt obligations of the applicable REMIC for federal income tax purposes. Certain REMIC Regular Certificates may be issued with original issue discount for federal income tax purposes. See "Certain Federal Income Tax Consequences" in the Prospectus Supplement.

                              A portion (or, in certain cases, all) of the income from REMIC Residual Certificates (i) may not be offset by any losses from other activities of the holder of such REMIC Residual Certificates,
                              (ii) may be treated as unrelated business taxable income for holders of REMIC Residual Certificates that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), and (iii) may be subject to foreign withholding rules. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates".

                              The Offered Certificates will be treated as (i) assets described in section 7701(a)(19)(C) of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) "real estate assets"

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                              within the meaning of section 856(c)(4)(A) of the
                              Code, in each case to the extent described herein and in the Prospectus. See "Certain Federal Income Tax Consequences" herein and in the Prospectus.

(B) GRANTOR TRUST ............If no election is made to treat the Trust Fund relating to a Series of Certificates as a real estate mortgage investment conduit ("REMIC"), the Trust Fund will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes, and therefore holders of Certificates will be treated as the owners of undivided pro rata interests in the Mortgage Pool or pool of securities and any other assets held by the Trust Fund.

                              Investors are advised to consult their tax advisors and to review "Certain Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

ERISA CONSIDERATIONS..........A fiduciary of an employee benefit plan or other retirement plan or arrangement, including an individual retirement account or annuity or a Keogh plan, and any collective investment fund or insurance company general or separate account in which such plans, accounts, annuities or arrangements are invested, that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or Section 4975 of the Code. See "Certain ERISA Considerations" herein and in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, certain classes of Certificates may not be transferred unless the Trustee and the Depositor are furnished with a letter of representations or an opinion of counsel to the effect that such transfer will not result in a violation of the prohibited transaction provisions of ERISA and the Code, will not cause the assets of the Trust to be deemed "plan assets" for purposes of ERISA and the Code and will not subject the Trustee, the Depositor or the Master Servicer to additional obligations. See "Certain ERISA Considerations" herein and in the related Prospectus Supplement.

LEGAL INVESTMENT .............The related Prospectus Supplement will specify whether any class or classes of the Offered
                              Certificates will constitute


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                              "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the related Prospectus Supplement.

RATING .......................At the date of issuance, as to each series, each class of Offered Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies (each, a "Rating Agency"). See "Rating" herein and in the related Prospectus Supplement.

                                  RISK FACTORS

      Investors should consider, in connection with the purchase of Offered Certificates, among other things, the following factors and certain other factors as may be set forth in "Risk Factors" in the related Prospectus Supplement.

LIMITED LIQUIDITY

      There can be no assurance that a secondary market for the Certificates of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Certificates of such series remain outstanding. Any such secondary market may provide less liquidity to investors than any comparable market for securities evidencing interests in single family mortgage loans. The market value of Certificates will fluctuate with changes in prevailing rates of interest. Consequently, sale of Certificates by a holder in any secondary market that may develop may be at a discount from 100% of their original principal balance or from their purchase price. Furthermore, secondary market purchasers may look only hereto, to the related Prospectus Supplement and to the reports to Certificateholders delivered pursuant to the related Agreement as described herein under the heading "Description of the Certificates--Reports to Certificateholders", "--Book-Entry Registration and Definitive Certificates" and "Description of the Agreements--Evidence as to Compliance" for information concerning the Certificates. Except to the extent described herein and in the related Prospectus Supplement, Certificateholders will have no redemption rights and the Certificates are subject to early retirement only under certain specified circumstances described herein and in the related Prospectus Supplement. See "Description of the Certificates--Termination". Morgan Stanley & Co. Incorporated currently expects to make a secondary market in the Offered Certificates, but has no obligation to do so.

LIMITED ASSETS

      The Certificates will not represent an interest in or obligation of the Depositor, the Master Servicer, or any of their affiliates. The only obligations with respect to the Certificates or the Assets will be the obligations (if any) of the Warrantying Party (as defined herein) pursuant to certain limited representations and warranties made with respect to the Mortgage Loans, the Master Servicer's, any Special Servicer's and any Sub-Servicer's servicing obligations under the related Pooling and Servicing Agreement (including the limited obligation to make certain advances in the event of delinquencies on the Mortgage Loans, but only to the extent deemed recoverable). Since certain representations and warranties with respect to the Mortgage Assets may have been made and/or assigned in connection with transfers of such Mortgage Assets prior to the Closing Date, the rights of the Trustee and the Certificateholders with respect to such representations or warranties will be limited to their rights as an assignee thereof. Unless otherwise specified in the related Prospectus Supplement, none of the Depositor, the Master Servicer or any affiliate thereof will have any obligation with respect to representations or warranties made by any other entity. Unless otherwise specified in the related Prospectus Supplement, neither the Certificates nor the underlying Mortgage Assets will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, the Master Servicer, any Special Servicer, any Sub-Servicer or any of their affiliates. Proceeds of the assets included in the related Trust Fund for each series of Certificates (including the Assets and any form of credit enhancement) will be the sole source of payments on the Certificates, and there will be no recourse to the Depositor or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Certificates.

      Unless otherwise specified in the related Prospectus Supplement, a series of Certificates will not have any claim against or security interest in the Trust Funds for any other series. If the related Trust Fund is insufficient to make payments on such Certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the Certificate Account and any accounts maintained as Credit Support, may be withdrawn under certain conditions, as described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the Certificates. If so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates, and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

AVERAGE LIFE OF CERTIFICATES; PREPAYMENTS; YIELDS

      Prepayments (including those caused by defaults) on the Mortgage Assets in any Trust Fund generally will result in a faster rate of principal payments on one or more classes of the related Certificates than if payments on such Mortgage Assets were made as scheduled. Thus, the prepayment experience on the Mortgage Assets may affect the average life of each class of related Certificates. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the Mortgage Assets in any Trust Fund or that the rate of payments will conform to any model described herein or in any Prospectus Supplement. If prevailing interest rates fall significantly below the applicable mortgage interest rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the Mortgage Loans underlying or comprising the Mortgage Assets in any Trust Fund. As a result, the actual maturity of any class of Certificates could occur significantly earlier than expected. A series of Certificates may include one or more classes of Certificates with priorities of payment and, as a result, yields on other classes of Certificates, including classes of Offered Certificates, of such series may be more sensitive to prepayments on Mortgage Assets. A series of Certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to prepayments on Mortgage Assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of Stripped Interest Certificates, a holder might, in some prepayment scenarios, fail to recoup its original investment. A series of Certificates may include one or more classes of Certificates, including classes of Offered Certificates, that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates and, as a result, yields on such Certificates will be sensitive to
(a) the provisions of such Accrual Certificates relating to the timing of distributions of interest thereon and (b) if such Accrual Certificates accrue interest at a variable or adjustable Pass-Through Rate, changes in such rate. See "Yield Considerations" herein and, if applicable, in the related Prospectus Supplement.

LIMITED NATURE OF RATINGS

      Any rating assigned by a Rating Agency to a class of Certificates will reflect such Rating Agency's assessment solely of the likelihood that holders of Certificates of such class will receive payments to which such Certificateholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related Mortgage Assets will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of Certificates. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each Prospectus Supplement will identify any payment to which holders of Offered Certificates of the related series are entitled that is not covered by the applicable rating.

      The amount, type and nature of credit support, if any, established with respect to a series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of such series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit support required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Mortgage Assets. No assurance can be given that values of any Mortgaged Properties have remained or will remain at their levels on the respective dates of origination of the related Mortgage Loans. Moreover, there is no assurance that appreciation of real estate values generally will limit loss experiences on the Mortgaged Properties. If the commercial or multifamily residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans underlying or comprising the Mortgage Assets in a particular Trust Fund and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the Mortgaged Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced by institutional lenders. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by the Credit Support, if any, described in the related Prospectus Supplement, such losses will be borne, at least in part, by the holders of one or more classes of the Certificates of the related series. See "Description of Credit Support" and "Rating."

RISKS ASSOCIATED WITH MORTGAGE LOANS AND MORTGAGED PROPERTIES

      Mortgage loans made with respect to multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with single family property. See "Description of the Trust Funds--Assets." The ability of a mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than any independent income or assets of the mortgagor; thus, the value of an income-producing property is directly related to the net operating income derived from such property. In contrast, the ability of a mortgagor to repay a single family loan typically is dependent primarily upon the mortgagor's household income, rather than the capacity of the property to produce income; thus, other than in geographical areas where employment is dependent upon a particular employer or an industry, the mortgagor's income tends not to reflect directly the value of such property. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of such property, whereas a decline in the income of a mortgagor on a single family property will likely affect the performance of the related loan but may not affect the liquidation value of such property. Moreover, a decline in the value of a Mortgaged Property will increase the risk of loss particularly with respect to any related junior Mortgage Loan. See "--Junior Mortgage Loans."

      The performance of a mortgage loan secured by an income-producing property leased by the mortgagor to tenants as well as the liquidation value of such property may be dependent upon the business operated by such tenants in connection with such property, the creditworthiness of such tenants or both; the risks associated with such loans may be offset by the number of tenants or, if applicable, a diversity of types of business operated by such tenants.

      It is anticipated that a substantial portion of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable, as to which, in the event of mortgagor default, recourse may be had only against the specific property and such other assets, if any, as have been pledged to secure the related Mortgage Loan. With respect to those Mortgage Loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that such recourse will ensure a recovery in respect of a defaulted Mortgage Loan greater than the liquidation value of the related Mortgaged Property.

      Further, the concentration of default, foreclosure and loss risks in individual mortgagors or Mortgage Loans in a particular Trust Fund or the related Mortgaged Properties will generally be greater than for pools of single family loans both because the Mortgage Assets in a Trust Fund will generally consist of a smaller number of loans than would a single family pool of comparable aggregate unpaid principal balance and because of the higher principal balance of individual Mortgage Loans. Mortgage Assets in a Trust Fund may consist of only a limited number of Mortgage Loans and/or relate to Leases to only a single Lessee or a limited number of Lessees.

      If applicable, certain legal aspects of the Mortgage Loans for a series of Certificates may be described in the related Prospectus Supplement. See also "Certain Legal Aspects of the Mortgage Loans and the Leases" herein.

RISKS ASSOCIATED WITH COMMERCIAL LOANS AND LEASES

      If so described in the related Prospectus Supplement, each mortgagor under a Commercial Loan may be an entity created by the owner or purchaser of the related Commercial Property solely to own or purchase such property, in part to isolate the property from the debts and liabilities of such owner or purchaser. Unless otherwise specified, each such Commercial Loan will represent a nonrecourse obligation of the related mortgagor secured by the lien of the related Mortgage and the related Lease Assignments. Whether or not such loans are recourse or nonrecourse obligations, it is not expected that the mortgagors will have any significant assets other than the Commercial Properties and the related Leases, which will be pledged to the Trustee under the related Agreement. Therefore, the payment of amounts due on any such Commercial Loans, and, consequently, the payment of principal of and interest on the related Certificates, will depend primarily or solely on rental payments by the Lessees. Such rental payments will, in turn, depend on continued occupancy by, and/or the creditworthiness of, such Lessees, which in either case may be adversely affected by a general economic downturn or an adverse change in their financial condition. Moreover, to the extent a Commercial Property was designed for the needs of a specific type of tenant (e.g., a nursing home, hospital, hotel or motel), the value of such property in the event of a default by the Lessee or the early termination of such Lease may be adversely affected because of difficulty in re-leasing the property to a suitable substitute lessee or, if re-leasing to such a substitute is not possible, because of the cost of altering the property for another more marketable use. As a result, without the benefit of the Lessee's continued support of the Commercial Property, and absent significant amortization of the Commercial Loan, if such loan is foreclosed on and the Commercial Property liquidated following a lease default, the net proceeds might be insufficient to cover the outstanding principal and interest owing on such loan, thereby increasing the risk that holders of the Certificates will suffer some loss.

BALLOON PAYMENTS

      Certain of the Mortgage Loans (the "Balloon Mortgage Loans") as of the Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage Loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Mortgaged Property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the mortgagor's equity in the related Mortgaged Property, the financial condition and operating history of the mortgagor and the related Mortgaged Property, tax laws, rent control laws (with respect to certain Multifamily Properties and mobile home parks), reimbursement rates (with respect to certain hospitals, nursing homes and convalescent homes), renewability of operating licenses, prevailing general economic conditions and the availability of credit for commercial or multifamily real properties, as the case may be, generally.

JUNIOR MORTGAGE LOANS

      To the extent specified in the related Prospectus Supplement, certain of the Mortgage Loans may be secured primarily by junior mortgages. In the case of liquidation, Mortgage Loans secured by junior mortgages are entitled to satisfaction from proceeds that remain from the sale of the related Mortgaged Property after the mortgage loans senior to such Mortgage Loans have been satisfied. If there are not sufficient funds to satisfy such junior Mortgage Loans and senior mortgage loans, such Mortgage Loan would suffer a loss and, accordingly, one or more classes of Certificates would bear such loss. Therefore, any risks of deficiencies associated with first Mortgage Loans will be greater with respect to junior Mortgage Loans. See "--Risks Associated with Mortgage Loans and Mortgaged Properties."

OBLIGOR DEFAULT

      If so specified in the related Prospectus Supplement, in order to maximize recoveries on defaulted Whole Loans, a Master Servicer, a Sub-Servicer or a Special Servicer will be permitted (within prescribed parameters) to extend and modify Whole Loans that are in default or as to which a payment default is imminent, including in particular with respect to balloon payments. In addition, a Master Servicer, a Sub-Servicer or a Special Servicer may receive a workout fee based on receipts from or proceeds of such Whole Loans. While any such entity generally will be required to determine that any such extension or modification is reasonably likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications or payment of a workout fee will increase the present value of receipts from or proceeds of Whole Loans that are in default or as to which a payment default is imminent. Additionally, if so specified in the related Prospectus Supplement, certain of the Mortgage Loans included in the Mortgage Pool for a Series may have been subject to workouts or similar arrangements following periods of delinquency and default.

MORTGAGOR TYPE

      Mortgage Loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of single family mortgage loans. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

CREDIT SUPPORT LIMITATIONS

      The Prospectus Supplement for a series of Certificates will describe any Credit Support in the related Trust Fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations thereof. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

      A series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the lower priority classes of Certificates of such series has been repaid. As a result, the impact of significant losses and shortfalls on the Assets may fall primarily upon those classes of Certificates having a lower priority of payment. Moreover, if a form of Credit Support covers more than one series of Certificates (each, a "Covered Trust"), holders of Certificates evidencing an interest in a Covered Trust will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts.

      The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies, other losses or other factors. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See "--Limited Nature of Ratings," "Description of the Certificates" and "Description of Credit Support."

      Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The Master Servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of Certificates, if the applicable Rating Agency indicates that the then-current rating thereof will not be adversely affected. The rating of any series of Certificates by any applicable Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable credit support provider, or as a result of losses on the related Mortgage Assets substantially in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. None of the Depositor, the Master

Servicer or any of their affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain any rating of any series of Certificates.

SUBORDINATION OF THE SUBORDINATE CERTIFICATES; EFFECT OF LOSSES ON THE ASSETS

      The rights of Subordinate Certificateholders to receive distributions to which they would otherwise be entitled with respect to the Assets will be subordinate to the rights of the Master Servicer (to the extent that the Master Servicer is paid its servicing fee, including any unpaid servicing fees with respect to one or more prior Due

Periods, and is reimbursed for certain unreimbursed advances and unreimbursed liquidation expenses) and the Senior Certificateholders to the extent described herein. As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the Subordinate Certificates. See "Description of the Certificates--General" and "--Allocation of Losses and Shortfalls."

      The yields on the Subordinate Certificates may be extremely sensitive to the loss experience of the Assets and the timing of any such losses. If the actual rate and amount of losses experienced by the Assets exceed the rate and amount of such losses assumed by an investor, the yields to maturity on the Subordinate Certificates may be lower than anticipated.

ENFORCEABILITY

      Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the Mortgage Loan if the mortgagor sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Mortgages may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the mortgagor. Such clauses are generally enforceable subject to certain exceptions. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

      If so specified in the related Prospectus Supplement, the Mortgage Loans will be secured by an assignment of leases and rents pursuant to which the mortgagor typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the mortgagor defaults, the license terminates and the lender is entitled to collect rents. Such assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the mortgagor, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents."

ENVIRONMENTAL RISKS

      Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. Moreoever, the presence of hazardous or toxic substances, or the failure to remediate such property, may adversely affect the owner or operator's ability to borrow using such property as collateral. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") and other federal law, a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the mortgagor, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the mortgage under certain circumstances. Unless otherwise specified in the related Prospectus Supplement, each Pooling and Servicing Agreement will provide that none of the Master Servicer, the Sub-Servicer or the Special Servicer, acting on behalf of the Trust Fund, may acquire title to a Mortgaged Property securing a Mortgage Loan or take over its operation unless the Master Servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that: (i) the Mortgaged Property is in compliance with applicable environmental laws, and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or (ii) if the Mortgaged Property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the Trust Fund to acquire title to the Mortgaged Property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Environmental Legislation."

ERISA CONSIDERATIONS

      Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Certificates of any series.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS REGARDING REMIC RESIDUAL CERTIFICATES

      Except as provided in the Prospectus Supplement, REMIC Residual Certificates, if offered hereunder, are anticipated to have "phantom income" associated with them. That is, taxable income is anticipated to be allocated to the REMIC Residual Certificates in the early years of the existence of the related REMIC, even if the REMIC Residual Certificates receive no distributions from the related REMIC, with a corresponding amount of losses allocated to the REMIC Residual Certificates in later years. Accordingly, the present value of the tax detriments associated with the REMIC Residual Certificates may significantly exceed the present value of the tax benefits related thereto, and the REMIC Residual Certificates may have a negative "value." Moreover, the REMIC Residual Certificates will in effect be allocated an amount of gross income equal to the non-interest expenses of the REMIC, but such expenses will be deductible by holders of the REMIC Residual Certificates that are individuals only as itemized deductions (and be subject to all the limitations applicable to itemized deductions). Accordingly, investment in the REMIC Residual Certificates will generally not be suitable for individuals or for certain pass-through entities, such as partnerships or S corporations, that have individuals as partners or shareholders. In addition, REMIC Residual Certificates are subject to certain restrictions on transfer. Finally, prospective purchasers of a REMIC Residual Certificate should be aware that recently issued final regulations provide restrictions on the ability to mark-to-market certain "negative value" REMIC residual interests. See "Certain Federal Income Tax Consequences--REMICs."

CONTROL

      Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate Certificate Balance of all outstanding Certificates of a series or a similar means of allocating decision-making under the related Agreement ("Voting Rights") will be required to direct, and will be sufficient to bind all Certificateholders of such series to, certain actions, including directing the Special Servicer or the Master Servicer with respect to actions to be taken with respect to certain Mortgage Loans and REO Properties and amending the related Agreement in certain circumstances. See "Description of the Agreements--Events of Default," "--Rights Upon Event of Default," "--Amendment" and "--List of Certificateholders."

BOOK-ENTRY REGISTRATION

      If so provided in the Prospectus Supplement, one or more classes of the Certificates will be initially represented by one or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Certificateholders or their nominees. Because of this, unless and until Definitive Certificates are issued, Certificateholders will not be recognized by the Trustee as "Certificateholders" (as that term is to be used in the related Agreement). Hence, until such time, Certificateholders will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

                         DESCRIPTION OF THE TRUST FUNDS

ASSETS

      The primary assets of each Trust Fund (the "Assets") will include (i) multifamily and/or commercial mortgage loans (the "Mortgage Loans"), (ii) mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more Mortgage Loans or other similar participations, certificates or securities ("MBS"), (iii) direct obligations of the United States, agencies thereof or agencies created thereby which are not subject to redemption prior to maturity at the option of the issuer and are (a) interest-bearing securities, (b) non-interest-bearing securities, (c) originally interest-bearing securities from which coupons representing the right to payment of interest have been removed, or (d) interest-bearing securities from which the right to payment of principal has been removed (the "Government Securities"), or (iv) a combination of Mortgage Loans, MBS and Government Securities. As used herein, "Mortgage Loans" refers to both whole Mortgage Loans and Mortgage Loans underlying MBS. Mortgage Loans that secure, or interests in which are evidenced by, MBS are herein sometimes referred to as Underlying Mortgage Loans. Mortgage Loans that are not Underlying Mortgage Loans are sometimes referred to as "Whole Loans." Any mortgage participations, pass-through certificates or other asset-backed certificates in which an MBS evidences an interest or which secure an MBS are sometimes referred to herein also as MBS or as "Underlying MBS." Mortgage Loans and MBS are sometimes referred to herein as "Mortgage Assets." The Mortgage Assets will not be guaranteed or insured by Morgan Stanley Capital I Inc. (the "Depositor") or any of its affiliates or, unless otherwise provided in the Prospectus Supplement, by any governmental agency or instrumentality or by any other person. Each Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (an "Asset Seller"), which may be an affiliate of the Depositor and, with respect to Mortgage Assets, which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS.

      Unless otherwise specified in the related Prospectus Supplement, the Certificates will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. If specified in the related Prospectus Supplement, the assets of a Trust Fund will consist of certificates representing beneficial ownership interests in another trust fund that contains the Assets.

MORTGAGE LOANS

GENERAL

      The Mortgage Loans will be secured by liens on, or security interests in, Mortgaged Properties consisting of (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings ("Multifamily Properties" and the related loans, "Multifamily Loans") or (ii) office buildings, shopping centers, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, congregate care facilities, mixed use or other types of commercial properties ("Commercial Properties" and the related loans, "Commercial Loans") located, unless otherwise specified in the related Prospectus

Supplement, in any one of the fifty states, the District of Columbia or the Commonwealth of Puerto Rico. To the extent specified in the related Prospectus Supplement, the Mortgage Loans will be secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property. Multifamily Property may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations ("Cooperatives"). The Mortgaged Properties may include leasehold interests in properties, the title to which is held by third party lessors. Unless otherwise specified in the Prospectus Supplement, the term of any such leasehold will exceed the term of the related mortgage note by at least five years. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor. The related Prospectus Supplement will indicate if any Originator is an affiliate of the Depositor. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages or deeds of trust (the "Mortgages") creating a lien on the Mortgaged Properties. Mortgage Loans will generally also be secured by an assignment of leases and rents and/or operating or other cash flow guarantees relating to the Mortgage Loan.

LEASES

      To the extent specified in the related Prospectus Supplement, the Commercial Properties may be leased to Lessees that respectively occupy all or a portion of such properties. Pursuant to a Lease Assignment, the related mortgagor may assign its rights, title and interest as lessor under each Lease and the income derived therefrom to the related mortgagee, while retaining a license to collect the rents for so long as there is no default. If the mortgagor defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the related Lessee or Lessees for application to the monetary obligations of the mortgagor. State law may limit or restrict the enforcement of the Lease Assignments by a mortgagee until it takes possession of the related Mortgaged Property and/or a receiver is appointed. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Leases and Rents." Alternatively, to the extent specified in the related Prospectus Supplement, the mortgagor and the mortgagee may agree that payments under Leases are to be made directly to the Master Servicer.

      To the extent described in the related Prospectus Supplement, the Leases may require the Lessees to pay rent that is sufficient in the aggregate to cover all scheduled payments of principal and interest on the related Mortgage Loans and, in certain cases, their pro rata share of the operating expenses, insurance premiums and real estate taxes associated with the Mortgaged Properties. Certain of the Leases may require the mortgagor to bear costs associated with structural repairs and/or the maintenance of the exterior or other portions of the Mortgaged Property or provide for certain limits on the aggregate amount of operating expenses, insurance premiums, taxes and other expenses that the Lessees are required to pay. If so specified in the related Prospectus Supplement, under certain circumstances the Lessees may be permitted to set off their rental obligations against the obligations of the mortgagors under the Leases. In those cases where payments under the Leases (net of any operating expenses payable by the mortgagors) are insufficient to pay all of the scheduled principal and interest on the related Mortgage Loans, the mortgagors must rely on other income or sources (including security deposits) generated by the related Mortgaged Property to make payments on the related Mortgage Loan. To the extent specified in the related Prospectus Supplement, some Commercial Properties may be leased entirely to one Lessee. In such cases, absent the availability of other funds, the mortgagor must rely entirely on rent paid by such Lessee in order for the mortgagor to pay all of the scheduled principal and interest on the related Commercial Loan. To the extent specified in the related Prospectus Supplement, certain of the Leases may expire prior to the stated maturity of the related Mortgage Loan. In such cases, upon expiration of the Leases the mortgagors will have to look to alternative sources of income, including rent payment by any new Lessees or proceeds from the sale or refinancing of the Mortgaged Property, to cover the payments of principal and interest due on such Mortgage Loans unless the Lease is renewed. As specified in the related Prospectus Supplement, certain of the Leases may provide that upon the occurrence of a casualty affecting a Mortgaged Property, the Lessee will have the right to terminate its Lease, unless the mortgagor, as lessor, is able to cause the Mortgaged Property to be restored within a specified period of time. Certain Leases may provide that it is the lessor's responsibility, while other Leases provide that it is the Lessee's responsibility, to restore the Mortgaged Property after a casualty to its original condition. Certain Leases may provide a right of termination to the related Lessee if a taking of a material or specified percentage of the leased space in the Mortgaged Property occurs, or if the ingress or egress to the leased space has been materially impaired.

DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO THE MORTGAGE LOANS

      Mortgage loans secured by commercial and multifamily properties are markedly different from owner-occupied single family mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of such property rather than upon the liquidation value of the real estate. Unless otherwise specified in the Prospectus Supplement, the Mortgage Loans will be non-recourse loans, which means that, absent special facts, the mortgagee may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the mortgagor's assets, in the event of the mortgagor's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. The "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the Mortgage Loan. "Net Operating Income" means, for any given period, unless otherwise specified in the related Prospectus Supplement, the total operating revenues derived from a Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period other than (i) non-cash items such as depreciation and amortization, (ii) capital expenditures and (iii) debt service on loans secured by the Mortgaged Property. The Net Operating Income of a Mortgaged Property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related Mortgage Loan at any given time.

      As the primary component of Net Operating Income, rental income (as well as maintenance payments from tenant-stockholders of a Cooperative) is subject to the vagaries of the applicable real estate market and/or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as (typically) warehouses, retail stores, office buildings and industrial plants. Commercial Loans may be secured by owner-occupied Mortgaged Properties or Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants.

      Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses, including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the Lessee, rather than the mortgagor, is responsible for payment of some or all of these expenses; however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of such "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related Mortgage Loan. See "--Leases" above.

      While the duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low- and moderate-income housing in particular may be subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

      The Debt Service Coverage Ratio should not be relied upon as the sole measure of the risk of default of any loan, however, since other factors may outweigh a high Debt Service Coverage Ratio. With respect to a Balloon

Mortgage Loan, for example, the risk of default as a result of the unavailability of a source of funds to finance the related balloon payment at maturity on terms comparable to or better than those of such Balloon Mortgage Loans could be significant even though the related Debt Service Coverage Ratio is high.

      The liquidation value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the mortgagor.

      Appraised values of income-producing properties may be based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods presents analytical challenges. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and create significantly different results, or where a high Loan-to-Value Ratio accompanies a high Debt Service Coverage Ratio (or vice versa), the analysis of default and loss risks is even more difficult.

      While the Depositor believes that the foregoing considerations are important factors that generally distinguish the Multifamily and Commercial Loans from single family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that such factors will in fact have been considered by the Originators of the Multifamily and Commercial Loans, or that, for any of such Mortgage Loans, they are complete or relevant. See "Risk Factors--Risks Associated with Mortgage Loans and Mortgaged Properties," "--Balloon Payments," "--Junior Mortgage Loans," "--Obligor Default" and "--Mortgagor Type."

LOAN-TO-VALUE RATIO

      The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan to the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and (b) the sales price for such property. "Refinance Loans" are loans made to refinance existing loans. Unless otherwise set forth in the related Prospectus Supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

      Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Mortgage Loans, including (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type of property securing the Mortgage Loans (e.g., Multifamily Property or Commercial Property and the type of property in each such category),
(iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Mortgage Loans, (iv) the earliest and latest origination date and maturity date of the Mortgage Loans, (v) the weighted average (by principal balance) of the Loan-to-Value Ratios at origination of the Mortgage Loans, (vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) the state or states in which most of the Mortgaged Properties are located, (viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans, (ix) the weighted average Retained Interest, if any,
(x) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the index, the frequency of the adjustment dates, the highest, lowest and weighted average note margin and pass-through margin, and the maximum Mortgage Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan and the frequency of such monthly payment adjustments,
(xi) the Debt Service Coverage Ratio either at origination or as of a more recent date (or both) and (xii) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions. The related Prospectus Supplement will also contain certain information available to the Depositor with respect to the provisions of leases and the nature of tenants of the Mortgaged Properties and other information referred to in a general manner under "--Mortgage Loans--Default and Loss Considerations with Respect to the Mortgage Loans" above. If specific information respecting the Mortgage Loans is not known to the Depositor at the time Certificates are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance.

PAYMENT PROVISIONS OF THE MORTGAGE LOANS

      Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will (i) have individual principal balances at origination of not less than $25,000, (ii) have original terms to maturity of not more than 40 years and (iii) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related Prospectus Supplement. Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time pursuant to an election or as otherwise specified on the related Mortgage Note, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may contain prohibitions on prepayment (a "Lock-out Period" and the date of expiration thereof, a "Lock-out Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Certificates will be entitled to all or a portion of any Prepayment Premiums collected in respect of Mortgage Loans, the related Prospectus Supplement will specify the method or methods by which any such amounts will be allocated. A Mortgage Loan may also contain provisions entitling the mortgagee to a share of profits realized from the operation or disposition of the Mortgaged Property ("Equity Participations"), as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Certificates will be entitled to all or a portion of an Equity Participation, the related Prospectus Supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among such Certificates.

MBS

      Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, a trust agreement, an indenture or similar agreement (an "MBS Agreement"). A seller (the "MBS Issuer") and/or servicer (the "MBS Servicer") of the underlying Mortgage Loans (or Underlying
MBS) will have entered into the MBS Agreement with a trustee or a custodian under the MBS Agreement (the "MBS Trustee"), if any, or with the original purchaser of the interest in the underlying Mortgage Loans or MBS evidenced by the MBS.

      Distributions of any principal or interest, as applicable, will be made on MBS on the dates specified in the related Prospectus Supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of Certificates described in this Prospectus. Any principal or interest distributions will be made on the MBS by the MBS Trustee or the MBS Servicer. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

      Enhancement in the form of reserve funds, subordination or other forms of credit support similar to that described for the Certificates under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of certain characteristics of the Mortgage Loans or Underlying MBS evidenced by or securing such MBS and other factors and generally will have been established for the MBS on the basis of requirements of either any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS.

      The Prospectus Supplement for a series of Certificates evidencing interests in Mortgage Assets that include MBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount or notional amount, as applicable, and type of the MBS to be included in the Trust Fund, (ii) the original and remaining term to stated maturity of the MBS, if applicable, (iii) whether such MBS is entitled only to interest payments, only to principal payments or to both, (iv) the pass-through or bond rate of the MBS or formula for determining such rates, if any, (v) the applicable payment provisions for the MBS, including, but not limited to, any priorities, payment schedules and subordination features, (vi) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, (vii) certain characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans, the Underlying MBS or directly to such MBS, (viii) the terms on which the related Underlying Mortgage Loans or Underlying MBS for such MBS or the MBS may, or are required to, be purchased prior to their maturity, (ix) the terms on which Mortgage Loans or Underlying MBS may be substituted for those originally underlying the MBS, (x) the servicing fees payable under the MBS Agreement, (xi) the type of information in respect of the Underlying Mortgage Loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and the type of information in respect of the Underlying MBS described in this paragraph, (xii) the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS and (xiii) whether the MBS is in certificated form, book-entry form or held through a depository such as The Depository Trust Company or the Participants Trust Company.

GOVERNMENT SECURITIES

      The Prospectus Supplement for a series of Certificates evidencing interests in Assets of a Trust Fund that include Government Securities will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amounts or notional amounts, as applicable, and types of the Government Securities to be included in the Trust Fund, (ii) the original and remaining terms to stated maturity of the Government Securities, (iii) whether such Government Securities are entitled only to interest payments, only to principal payments or to both, (iv) the interest rates of the Government Securities or the formula to determine such rates, if any, (v) the applicable payment provisions for the Government Securities and (vi) to what extent, if any, the obligation evidenced thereby is backed by the full faith and credit of the United States.

ACCOUNTS

      Each Trust Fund will include one or more accounts established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreement--Certificate Account and Other Collection Accounts."

CREDIT SUPPORT

      If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Assets in the related Trust Fund may be provided to one or more classes of Certificates in the related series in the form of subordination of one or more other classes of Certificates in such series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Certificates. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support."

CASH FLOW AGREEMENTS

      If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Assets or on one or more classes of

Certificates. (Currency exchange agreements might be included in the Trust Fund if some or all of the Mortgage Assets (such as Mortgage Loans secured by Mortgaged Properties located outside the United States) were denominated in a non-United States currency.) The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

                                 USE OF PROCEEDS

      The net proceeds to be received from the sale of the Certificates will be applied by the Depositor to the purchase of Assets and to pay for certain expenses incurred in connection with such purchase of Assets and sale of Certificates. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                              YIELD CONSIDERATIONS

GENERAL

      The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate, the receipt and timing of receipt of distributions on the Certificate and the weighted average life of the Assets in the related Trust Fund (which may be affected by prepayments, defaults, liquidations or repurchases). See "Risk Factors."

PASS-THROUGH RATE

      Certificates of any class within a series may have fixed, variable or adjustable Pass-Through Rates, which may or may not be based upon the interest rates borne by the Assets in the related Trust Fund. The Prospectus Supplement with respect to any series of Certificates will specify the Pass-Through Rate for each class of such Certificates or, in the case of a variable or adjustable Pass-Through Rate, the method of determining the

Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Asset on the Pass-Through Rate of one or more classes of Certificates; and whether the distributions of interest on the Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

      The effective yield to maturity to each holder of Certificates entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate and purchase price of such Certificate because, while interest may accrue on each Asset during a certain period, the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

      Each payment of interest on the Certificates (or addition to the Certificate Balance of a class of Accrual Certificates) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. As indicated above under "--Pass-Through Rate," if the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of such Certificates may be lower than the yield that would result if the Interest Accrual Period ended on such Distribution Date. In addition, if so specified in the related Prospectus Supplement, interest accrued for an Interest Accrual Period for one or more classes of Certificates may be calculated on the assumption that distributions of principal (and additions to the Certificate Balance of Accrual Certificates) and allocations of losses on the Assets may be made on the first day of the Interest Accrual Period for a Distribution Date and not on such Distribution Date. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The Interest Accrual Period for any class of Offered Certificates will be described in the related Prospectus Supplement.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

      The yield to maturity on the Certificates will be affected by the rate of principal payments on the Assets (including principal prepayments on Mortgage Loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). Such payments may be directly dependent upon the payments on Leases underlying such Mortgage Loans. The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans comprising or underlying the Assets in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Assets may consist of Mortgage Loans with different Mortgage Rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than certain of the underlying Mortgage Loans. The rate of principal payments on some or all of the classes of Certificates of a series will correspond to the rate of principal payments on the Assets in the related Trust Fund and is likely to be affected by the existence of Lock-out Periods and Prepayment Premium provisions of the Mortgage Loans underlying or comprising such Assets, and by the extent to which the servicer of any such Mortgage Loan is able to enforce such provisions. Mortgage Loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

      If the purchaser of a Certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets, the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the Prospectus Supplement for a series of Certificates, the effect on yield on one or more classes of the Certificates of such series of prepayments of the Assets in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

      When a full prepayment is made on a Mortgage Loan, the mortgagor is charged interest on the principal amount of the Mortgage Loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment. Unless otherwise specified in the related Prospectus Supplement, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Certificates entitled to payments of interest because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment rather than for a full month. Unless otherwise specified in the related Prospectus Supplement, a partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan as of the Due Date in the month in which such partial prepayment is received. As a result, unless otherwise specified in the related Prospectus Supplement, the effect of a partial prepayment on a Mortgage Loan will be to reduce the amount of interest passed through to holders of Certificates in the month following the receipt of such partial prepayment by an amount equal to one month's interest at the applicable Pass-Through Rate on the prepaid amount.

      The timing of changes in the rate of principal payments on the Mortgage Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Assets and distributed on a Certificate, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

      The rates at which principal payments are received on the Assets included in or comprising a Trust Fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of Certificates may affect the ultimate maturity and the weighted average life of each class of such series. Prepayments on the Mortgage Loans comprising or underlying the Mortgage Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Certificates of the related series.

      If so provided in the Prospectus Supplement for a series of Certificates, one or more classes of Certificates may have a final scheduled Distribution Date, which is the date on or prior to which the Certificate Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such series set forth therein.

      Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Certificates of a series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Mortgage Assets is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

      In addition, the weighted average life of the Certificates may be affected by the varying maturities of the Mortgage Loans comprising or underlying the MBS. If any Mortgage Loans comprising or underlying the Assets in a particular Trust Fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of Certificates of the related series, one or more classes of such Certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of Mortgage Rates and maturities of the Mortgage Loans comprising or underlying such Assets. See "Description of the Trust Funds."

      Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans.

      Neither CPR nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Mortgage Assets. Moreover, CPR was developed based upon historical prepayment experience for single family loans. Thus, it is likely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any series will not conform to any particular level of CPR.

      The Depositor is not aware of any meaningful publicly available prepayment statistics for multifamily or commercial mortgage loans.

      The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such series and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR or at such other rates specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Certificates. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any series will conform to any particular level of CPR or any other rate specified in the related Prospectus Supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

TYPE OF MORTGAGE ASSET

      A number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity, or that the servicer may extend the maturity of such a Mortgage Loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the servicer may, to the extent and under the circumstances set forth in the related Prospectus Supplement, be permitted to modify Mortgage Loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Certificates, thereby lengthening the period of time elapsed from the date of issuance of a Certificate until it is retired.

FORECLOSURES AND PAYMENT PLANS

      The number of foreclosures and the principal amount of the Mortgage Loans comprising or underlying the Mortgage Assets that are foreclosed in relation to the number and principal amount of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Mortgage Assets and that of the related series of Certificates. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average life of the Certificates.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE CLAUSES

      Acceleration of mortgage payments as a result of certain transfers of or the creation of encumbrances upon underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans comprising or underlying the Assets may include "due-on-sale" clauses or "due-on-encumbrance" clauses that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale or certain other transfers of or the creation of encumbrances upon the related Mortgaged Property. With respect to any Whole Loans, unless otherwise provided in the related Prospectus Supplement, the Master Servicer, on behalf of the Trust Fund, will be required to exercise (or waive its right to exercise) any such right that the Trustee may have as mortgagee to accelerate payment of the Whole Loan in a manner consistent with the Servicing Standard. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance" and "Description of the Agreements--Due-on-Sale and Due-on-Encumbrance Provisions."

                                  THE DEPOSITOR

      Morgan Stanley Capital I Inc., the Depositor, is a direct wholly-owned subsidiary of Morgan Stanley Group Inc. and was incorporated in the State of Delaware on January 28, 1985. The principal executive offices of the Depositor are located at 1585 Broadway, 37th Floor, New York, New York 10036. Its telephone number is (212) 761-4700.

      The Depositor does not have, nor is it expected in the future to have, any significant assets.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

      The Certificates of each series (including any class of Certificates not offered hereby) will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. Each series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of Certificates in respect of certain distributions on the Certificates;
(iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively, "Stripped Principal Certificates"); (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "Stripped Interest Certificates"); (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series (collectively, "Accrual Certificates"); (vi) provide for payments of principal sequentially, based on specified payment schedules, from only a portion of the Assets in such Trust Fund or based on specified calculations, to the extent of available funds, in each case as described in the related Prospectus Supplement; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Stripped Principal Certificate component and a Stripped Interest Certificate component. Any such classes may include classes of Offered Certificates.

      Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to the Certificate Balances or, in case of Stripped Interest Certificates, notional amounts or percentage interests specified in the related Prospectus Supplement. The transfer of any Offered Certificates may be registered and such Certificates may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Certificates of a series may be issued in definitive form ("Definitive Certificates") or in book-entry form ("Book-Entry Certificates"), as provided in the related Prospectus Supplement. See "Risk Factors--Book-Entry Registration" and "Description of the Certificates--Book-Entry Registration and Definitive Certificates." Definitive Certificates will be exchangeable for other Certificates of the same class and series of a like aggregate Certificate Balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors--Limited Liquidity" and "Limited Assets."

DISTRIBUTIONS

      Distributions on the Certificates of each series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. Except as otherwise specified in the related Prospectus Supplement, distributions (other than the final distribution) will be made to the persons in whose names the Certificates are registered at the close of business on the last business day of the month preceding the month in which the Distribution Date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "Determination Date"). All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class or by random selection, as described in the related Prospectus Supplement or otherwise established by the related Trustee. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Certificates in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register; provided, however, that the final distribution in retirement of the Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of the Certificates at the location specified in the notice to Certificateholders of such final distribution.

AVAILABLE DISTRIBUTION AMOUNT

      All distributions on the Certificates of each series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement. Unless provided otherwise in the related Prospectus Supplement, the "Available Distribution Amount" for each Distribution Date equals the sum of the following amounts:

      (i) the total amount of all cash on deposit in the related Certificate Account as of the corresponding Determination Date, exclusive of:

      (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period (unless the related Prospectus Supplement provides otherwise, a "Due Period" with respect to any Distribution Date will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date),

      (b) unless the related Prospectus Supplement provides otherwise, all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, Liquidation Proceeds, Insurance Proceeds and other unscheduled recoveries received subsequent to the related Due Period, and

      (c) all amounts in the Certificate Account that are due or reimbursable to the Depositor, the Trustee, an Asset Seller, a Sub-Servicer, a Special Servicer, the Master Servicer or any other entity as specified in the related Prospectus Supplement or that are payable in respect of certain expenses of the related Trust Fund;

      (ii) if the related Prospectus Supplement so provides, interest or investment income on amounts on deposit in the Certificate Account, including any net amounts paid under any Cash Flow Agreements;

      (iii) all advances made by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to such Distribution Date;

      (iv) if and to the extent the related Prospectus Supplement so provides, amounts paid by a Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

      (v) unless the related Prospectus Supplement provides otherwise, to the extent not on deposit in the related Certificate Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

      As described below, the entire Available Distribution Amount will be distributed among the related Certificates (including any Certificates not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

      Each class of Certificates (other than classes of Stripped Principal Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which will be a fixed, variable or adjustable rate at which interest will accrue on such class or a component thereof (the "Pass-Through Rate"). The related Prospectus Supplement will specify the Pass-Through Rate for each class or component or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

      Distributions of interest in respect of the Certificates of any class will be made on each Distribution Date (other than any class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and any class of Stripped Principal Certificates that are not entitled to any distributions of interest) based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each Distribution Date. With respect to each class of Certificates and each Distribution Date (other than certain classes of Stripped Interest Certificates), "Accrued Certificate Interest" will be equal to interest accrued for a specified period on the outstanding Certificate Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate, reduced as described below. Unless otherwise provided in the Prospectus Supplement, Accrued Certificate Interest on Stripped Interest Certificates will be equal to interest accrued for a specified period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate, reduced as described below. The method of determining the notional amount for any class of Stripped Interest Certificates will be described in the related Prospectus Supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related Prospectus Supplement, the Accrued Certificate Interest on a series of Certificates will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans comprising or underlying the Mortgage Assets in the Trust Fund for such series. The particular manner in which such shortfalls are to be allocated among some or all of the classes of Certificates of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of Offered Certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Loans comprising or underlying the Mortgage Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of Certificates by reason of the allocation to such class of a portion of any deferred interest on the Mortgage Loans comprising or underlying the Mortgage Assets in the related Trust Fund will result in a corresponding increase in the Certificate Balance of such class. See "Risk Factors--Average Life of Certificates; Prepayments; Yields" and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

      The Certificates of each series, other than certain classes of Stripped Interest Certificates, will have a "Certificate Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a Certificate will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, by the amount of losses incurred in respect of the related Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related Prospectus Supplement and, in the case of Accrual Certificates prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any related Accrued Certificate Interest. Unless otherwise provided in the related Prospectus Supplement, the initial aggregate Certificate Balance of all classes of Certificates of a series will not be greater than the outstanding aggregate principal balance of the related Assets as of the applicable Cut-off Date. The initial aggregate Certificate Balance of a series and each class thereof will be specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, distributions of principal will be made on each Distribution Date to the class or classes of Certificates entitled thereto in accordance with the provisions described in such Prospectus Supplement until the Certificate Balance of such class has been reduced to zero. Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.

COMPONENTS

      To the extent specified in the related Prospectus Supplement, distribution on a class of Certificates may be based on a combination of two or more different components as described under "--General" above. To such extent, the descriptions set forth under "--Distributions of Interests on the Certificates" and "--Distributions of Principal of the Certificates" above also relate to components of such a class of Certificates. In such case, reference in such sections to Certificate Balance and Pass-Through Rate refer to the principal balance, if any, of any such component and the Pass-Through Rate, if any, on any such component, respectively.

DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

      If so provided in the related Prospectus Supplement, Prepayment Premiums or payments in respect of Equity Participations that are collected on the Mortgage Assets in the related Trust Fund will be distributed on each Distribution Date to the class or classes of Certificates entitled thereto in accordance with the provisions described in such Prospectus Supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

      If so provided in the Prospectus Supplement for a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in such Prospectus Supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Mortgage Assets comprising such Trust Fund.

ADVANCES IN RESPECT OF DELINQUENCIES

      With respect to any series of Certificates evidencing an interest in a Trust Fund, unless otherwise provided in the related Prospectus Supplement, the Master Servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Certificate Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Whole Loans in such Trust Fund during the related Due Period and were delinquent on the related Determination Date, subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Certificates that includes one or more classes of Subordinate Certificates and if so provided in the related Prospectus Supplement, the Master Servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of Senior Certificates and/or may be subject to the Master Servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of such Subordinate Certificates. See "Description of Credit Support."

      Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the related Prospectus Supplement, advances of the Master Servicer's (or another entity's) funds will be reimbursable only out of related recoveries on the Mortgage Loans (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds") and, if so provided in the Prospectus Supplement, out of any amounts otherwise distributable on one or more classes of Subordinate Certificates of such series; provided, however, that any such advance will be reimbursable from any amounts in the Certificate Account prior to any distributions being made on the Certificates to the extent that the Master Servicer (or such other entity) shall determine in good faith that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on such Subordinate Certificates. If advances have been made by the Master Servicer from excess funds in the Certificate Account, the Master Servicer is required to replace such funds in the Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on such Distribution Date are less than payments required to be made to Certificateholders on such date. If so specified in the related Prospectus Supplement, the obligations of the Master Servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

      If and to the extent so provided in the related Prospectus Supplement, the Master Servicer (or another entity) will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Assets prior to any payment to Certificateholders or as otherwise provided in the related Agreement and described in such Prospectus Supplement.

      The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any corresponding advancing obligation of any person in connection with such MBS.

REPORTS TO CERTIFICATEHOLDERS

      Unless otherwise provided in the Prospectus Supplement, with each distribution to holders of any class of Certificates of a series, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to the Depositor and to such other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

(i) the amount of such distribution to holders of Certificates of such class applied to reduce the Certificate Balance thereof;

(ii) the amount of such distribution to holders of Certificates of such class allocable to Accrued Certificate Interest;

(iii) the amount of such distribution allocable to (a) Prepayment Premiums and (b) payments on account of Equity Participations;

(iv) the amount of related servicing compensation received by a Master Servicer (and, if payable directly out of the related Trust Fund, by any Special Servicer and any Sub-Servicer) and such other customary information as any such Master Servicer or the Trustee deems necessary or desirable, or that a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

(v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

(vi) the aggregate principal balance of the Assets at the close of business on such Distribution Date;

(vii) the number and aggregate principal balance of Whole Loans in respect of which (a) one scheduled payment is delinquent, (b) two scheduled payments are delinquent, (c) three or more scheduled payments are delinquent and (d) foreclosure proceedings have been commenced;

(viii)   with respect to each Whole Loan that is delinquent two or more months,
         (a) the loan number thereof, (b) the unpaid balance thereof, (c) whether the delinquency is in respect of any balloon payment, (d) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof, (e) if applicable, the aggregate amount of any interest accrued and payable on related servicing expenses and related advances assuming such Mortgage Loan is subsequently liquidated through foreclosure, (f) whether a notice of acceleration has been sent to the mortgagor and, if so, the date of such notice, (g) whether foreclosure proceedings have been commenced and, if so, the date so commenced and (h) if such Mortgage Loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

(ix) with respect to any Whole Loan liquidated during the related Due Period (other than by payment in full), (a) the loan number thereof, (b) the manner in which it was liquidated and (c) the aggregate amount of liquidation proceeds received;

(x) with respect to any Whole Loan liquidated during the related Due Period, (a) the portion of such liquidation proceeds payable or reimbursable to the Master Servicer (or any other entity) in respect of such Mortgage Loan and (b) the amount of any loss to Certificateholders;

(xi) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due Period, (a) the loan number of the related Mortgage Loan and (b) the date of acquisition;

(xii) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Due Period, (a) the book value, (b) the principal balance of the related Mortgage Loan immediately following such Distribution Date (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement),
         (c) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and (d) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

(xiii) with respect to any such REO Property sold during the related Due Period (a) the loan number of the related Mortgage Loan, (b) the aggregate amount of sale proceeds, (c) the portion of such sales proceeds payable or reimbursable to the Master Servicer or a Special Servicer in respect of such REO Property or the related Mortgage Loan and (d) the amount of any loss to Certificateholders in respect of the related Mortgage Loan;

(xiv) the aggregate Certificate Balance or notional amount, as the case may be, of each class of Certificates (including any class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to such balance;

(xv) the aggregate amount of principal prepayments made during the related Due Period;

(xvi)    the amount deposited in the reserve fund, if any, on such Distribution
         Date;

(xvii) the amount remaining in the reserve fund, if any, as of the close of business on such Distribution Date;

(xviii) the aggregate unpaid Accrued Certificate Interest, if any, on each class of Certificates at the close of business on such Distribution Date;

(xix) in the case of Certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to such Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

(xx) in the case of Certificates with an adjustable Pass-Through Rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through Rate applicable to such Distribution Date and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement;

(xxi) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date; and

(xxii) the aggregate amount of payments by the mortgagors of (a) default interest, (b) late charges and (c) assumption and modification fees collected during the related Due Period.

      In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts shall be expressed as a dollar amount per minimum denomination of Certificates or for such other specified portion thereof. In addition, in the case of information furnished pursuant to subclauses (i), (ii),
(xiv), (xviii) and (xix) above, such amounts shall also be provided with respect to each component, if any, of a class of Certificates. The Master Servicer or the Trustee, as specified in the related Prospectus Supplement, will forward or cause to be forwarded to each holder, to the Depositor and to such other parties as may be specified in the Agreement, a copy of any statements or reports received by the Master Servicer or the Trustee, as applicable, with respect to any MBS. The Prospectus Supplement for each series of Offered Certificates will describe any additional information to be included in reports to the holders of such Certificates.

      Within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a holder of a Certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

TERMINATION

      The obligations created by the Agreement for each series of Certificates will terminate upon the payment to Certificateholders of that series of all amounts held in the Certificate Account or by the Master Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment or other liquidation of the last Asset subject thereto or the disposition of all property acquired upon foreclosure of any Whole Loan subject thereto and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will the trust created by the Agreement continue beyond the date specified in the related Prospectus Supplement. Written notice of termination of the Agreement will be given to each Certificateholder, and the final distribution will be made only upon presentation and surrender of the Certificates at the location to be specified in the notice of termination.

      If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related Prospectus Supplement, in each case, under the circumstances and in the manner set forth therein.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

      If so provided in the related Prospectus Supplement, one or more classes of the Offered Certificates of any series will be issued as Book-Entry Certificates, and each such class will be represented by one or more single Certificates registered in the name of a nominee for the depository, The Depository Trust Company ("DTC").

      DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include Morgan Stanley & Co. Incorporated, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants"). Unless otherwise provided in the related Prospectus Supplement, investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Certificates may do so only through Participants and Indirect Participants. In addition, such investors ("Certificate Owners") will receive all distributions on the Book-Entry Certificates through DTC and its Participants. Under a book-entry format, Certificate Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede & Co., as nominee for DTC ("Cede"), on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificate Owners. Unless otherwise provided in the related Prospectus Supplement, the only "Certificateholder" (as such term is used in the Agreement) will be Cede, as nominee of DTC, and the Certificate Owners will not be recognized by the Trustee as Certificateholders under the Agreement. Certificate Owners will be permitted to exercise the rights of Certificateholders under the related Agreement only indirectly through the Participants who in turn will exercise their rights through DTC.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Certificates and is required to receive and transmit distributions of principal of and interest on the Book-Entry Certificates. Participants and Indirect Participants with which Certificate Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners.

      Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificate Owner to pledge its interest in the Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

      DTC has advised the Depositor that it will take any action permitted to be taken by a Certificateholder under an Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

      Unless otherwise specified in the related Prospectus Supplement, Certificates initially issued in book-entry form will be issued in fully registered, certificated form to Certificate Owners or their nominees ("Definitive Certificates"), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

      Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates for the Certificate Owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Certificates, together with instructions for reregistration, the Trustee will issue (or cause to be issued) to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.

                          DESCRIPTION OF THE AGREEMENTS

      The Certificates of each series evidencing interests in a Trust Fund including Whole Loans will be issued pursuant to a Pooling and Servicing Agreement among the Depositor, a Master Servicer, any Special Servicer appointed as of the date of the Pooling and Servicing Agreement and the Trustee. The Certificates of each series evidencing interests in a Trust Fund not including Whole Loans will be issued pursuant to a Trust Agreement between the Depositor and a Trustee. Any Master Servicer, any such Special Servicer and the Trustee with respect to any series of Certificates will be named in the related Prospectus Supplement. In lieu of appointing a Master Servicer, a servicer may be appointed pursuant to the Pooling and Servicing Agreement for any Trust Fund. Such servicer will service all or a significant number of Whole Loans directly without a Sub-Servicer. Unless otherwise specified in the related Prospectus Supplement, the obligations of any such servicer shall be commensurate with those of the Master Servicer described herein. References in this prospectus to Master Servicer and its rights and obligations, unless otherwise specified in the related Prospectus Supplement, shall be deemed to also be references to any servicer servicing Whole Loans directly. A manager or administrator may be appointed pursuant to the Trust Agreement for any Trust Fund to administer such Trust Fund. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. A form of a Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. Any Trust Agreement will generally conform to the form of Pooling and Servicing Agreement filed herewith, but will not contain provisions with respect to the servicing and maintenance of Whole Loans. The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a series of Certificates will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Trust Fund and the description of such provisions in the related Prospectus Supplement. As used herein with respect to any series, the term "Certificate" refers to all of the Certificates of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Agreement (without exhibits) relating to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to Morgan Stanley Capital I Inc., c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, 37th Floor, New York, New York 10036, Attention: John E. Westerfield.

ASSIGNMENT OF ASSETS; REPURCHASES

      At the time of issuance of any series of Certificates, the Depositor will assign (or cause to be assigned) to the designated Trustee the Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for the Assets and the other assets comprising the Trust Fund for such series. Each Mortgage Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Unless otherwise provided in the related Prospectus Supplement, such schedule will include detailed information (i) in respect of each Whole Loan included in the related Trust Fund, including without limitation, the address of the related Mortgaged Property and type of such property, the Mortgage Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value, Loan-to-Value Ratio and the Debt Service Coverage Ratio as of the date indicated and payment and prepayment provisions, if applicable, and
(ii) in respect of each MBS included in the related Trust Fund, including without limitation, the MBS Issuer, MBS Servicer and MBS Trustee, the pass-through or bond rate or formula for determining such rate, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

      With respect to each Whole Loan, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, which unless otherwise specified in the related Prospectus Supplement will include the original Mortgage Note endorsed, without recourse, in blank or to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. Unless otherwise specified in the related Prospectus Supplement, the Asset Seller will be required to agree to repurchase, or substitute for, each such Mortgage Loan that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require the Depositor or another party specified therein to promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Whole Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Asset Seller or any other prior holder of the Whole Loan.

      The Trustee (or a custodian) will review such Whole Loan documents within a specified period of days after receipt thereof, and the Trustee (or a custodian) will hold such documents in trust for the benefit of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify the Master Servicer and the Depositor, and the Master Servicer shall immediately notify the relevant Asset Seller. If the Asset Seller cannot cure the omission or defect within a specified number of days after receipt of such notice, then unless otherwise specified in the related Prospectus Supplement, the Asset Seller will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Whole Loan from the Trustee at the Purchase Price or substitute for such Mortgage Loan. There can be no assurance that an Asset Seller will fulfill this repurchase or substitution obligation, and neither the Master Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Asset Seller defaults on its obligation. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related Prospectus Supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for such Asset, the Asset Seller may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

      If so provided in the related Prospectus Supplement, the Depositor will, as to some or all of the Mortgage Loans, assign or cause to be assigned to the Trustee the related Lease Assignments. In certain cases, the Trustee, or Master Servicer, as applicable, may collect all moneys under the related Leases and distribute amounts, if any, required under the Lease for the payment of maintenance, insurance and taxes, to the extent specified in the related Lease agreement. The Trustee, or if so specified in the Prospectus Supplement, the Master Servicer, as agent for the Trustee, may hold the Lease in trust for the benefit of the Certificateholders.

      With respect to each Government Security or MBS in certificated form, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of such Government Security or MBS, as applicable, together with bond power or other instruments, certifications or documents required to transfer fully such Government Security or MBS, as applicable, to the Trustee for the benefit of the Certificateholders. With respect to each Government Security or MBS in uncertificated or book-entry form or held through a "clearing corporation" within the meaning of the UCC, the Depositor and the Trustee will cause such Government Security or MBS to be registered directly or on the books of such clearing corporation or of a financial intermediary in the name of the Trustee for the benefit of the Certificateholders. Unless otherwise provided in the related Prospectus Supplement, the related Agreement will require that either the Depositor or the Trustee promptly cause any MBS and Government Securities in certificated form not registered in the name of the Trustee to be re-registered, with the applicable persons, in the name of the Trustee.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

      Unless otherwise provided in the related Prospectus Supplement the Depositor will, with respect to each Whole Loan, make or assign certain representations and warranties, as of a specified date (the person making such representations and warranties, the "Warrantying Party") covering, by way of example, the following types of matters: (i) the accuracy of the information set forth for such Whole Loan on the schedule of Assets appearing as an exhibit to the related Agreement; (ii) the existence of title insurance insuring the lien priority of the Whole Loan; (iii) the authority of the Warrantying Party to sell the Whole Loan; (iv) the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related Mortgaged Property; (v) the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and (vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

      Any Warrantying Party, if other than the Depositor, shall be an Asset Seller or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related Prospectus Supplement.

      Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related series of Certificates evidencing an interest in such Whole Loan. Unless otherwise specified in the related Prospectus Supplement, in the event of a breach of any such representation or warranty, the Warrantying Party will be obligated to reimburse the Trust Fund for losses caused by any such breach or either cure such breach or repurchase or replace the affected Whole Loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warrantying Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date.

      Unless otherwise provided in the related Prospectus Supplement, each Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Warrantying Party of any breach of any representation or warranty made by it in respect of a Whole Loan that materially and adversely affects the value of such Whole Loan or the interests therein of the Certificateholders. If such Warrantying Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warrantying Party will be obligated to repurchase such Whole Loan from the Trustee within a specified period from the date on which the Warrantying Party was notified of such breach, at the Purchase Price therefor. As to any Whole Loan, unless otherwise specified in the related Prospectus Supplement, the "Purchase Price" is equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the Mortgage Rate from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are reimbursable to the Master Servicer. If so provided in the Prospectus Supplement for a series, a Warrantying Party, rather than repurchase a Whole Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of such series of Certificates, to cause the removal of such

Whole Loan from the Trust Fund and substitute in its place one or more other Whole Loans, in accordance with the standards described in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series, a Warrantying Party, rather than repurchase or substitute a Whole Loan as to which a breach has occurred, will have the option to reimburse the Trust Fund or the Certificateholders for any losses caused by such breach. Unless otherwise specified in the related Prospectus Supplement, this reimbursement, repurchase or substitution obligation will constitute the sole remedy available to holders of Certificates or the Trustee for a breach of representation by a Warrantying Party.

      Neither the Depositor (except to the extent that it is the Warrantying Party) nor the Master Servicer will be obligated to purchase or substitute for a Whole Loan if a Warrantying Party defaults on its obligation to do so, and no assurance can be given that Warrantying Parties will carry out such obligations with respect to Whole Loans.

      Unless otherwise provided in the related Prospectus Supplement the Warrantying Party will, with respect to a Trust Fund that includes Government Securities or MBS, make or assign certain representations or warranties, as of a specified date, with respect to such Government Securities or MBS, covering (i) the accuracy of the information set forth therefor on the schedule of Assets appearing as an exhibit to the related Agreement and (ii) the authority of the Warrantying Party to sell such Assets. The related Prospectus Supplement will describe the remedies for a breach thereof.

      A Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any such representation of the Master Servicer which materially and adversely affects the interests of the Certificateholders and which continues unremedied for thirty days after the giving of written notice of such breach to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights (unless otherwise specified in the related Prospectus Supplement), will constitute an Event of Default under such Pooling and Servicing Agreement. See "Events of Default" and "Rights Upon Event of Default."

CERTIFICATE ACCOUNT AND OTHER COLLECTION ACCOUNTS

GENERAL

      The Master Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the "Certificate Account"), which must be either (i) an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured such that the Certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Certificate Account is maintained or (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Certificates of such series. The collateral eligible to secure amounts in the Certificate Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("Permitted Investments"). A Certificate Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in certain short-term Permitted Investments. Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in the Certificate Account will be paid to a Master Servicer or its designee as additional servicing compensation. The Certificate Account may be maintained with an institution that is an affiliate of the Master Servicer, if applicable, provided that such institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others.

DEPOSITS

      A Master Servicer or the Trustee will deposit or cause to be deposited in the Certificate Account for one or more Trust Funds on a daily basis, unless otherwise provided in the related Agreement, the following payments and collections received, or advances made, by the Master Servicer or the Trustee or on its behalf subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest):

      (i) all payments on account of principal, including principal prepayments, on the Assets;

      (ii) all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion thereof retained by a Master Servicer, a Sub-Servicer or a Special Servicer as its servicing compensation and net of any Retained Interest;

      (iii) all proceeds of the hazard, business interruption and general liability insurance policies to be maintained in respect of each Mortgaged Property securing a Whole Loan in the Trust Fund (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of a Master Servicer or the related Sub-Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note) and all proceeds of rental interruption policies, if any, insuring against losses arising from the failure of Lessees under a Lease to make timely rental payments because of certain casualty events (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted Mortgage Loans in the Trust Fund, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net proceeds on a monthly basis with respect to any Mortgaged Properties acquired for the benefit of Certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise;

      (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates as described under "Description of Credit Support";

      (v) any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies";

      (vi)     any amounts representing Prepayment Premiums;

      (vii) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

      (viii) all proceeds of any Asset or, with respect to a Whole Loan, property acquired in respect thereof purchased by the Depositor, any Asset Seller or any other specified person as described under "Assignment of Assets; Repurchases" and "Representations and Warranties; Repurchases," all proceeds of any defaulted Mortgage Loan purchased as described under "Realization Upon Defaulted Whole Loans," and all proceeds of any Asset purchased as described under "Description of the Certificates Termination" (also, "Liquidation Proceeds");

      (ix) any amounts paid by a Master Servicer to cover certain interest shortfalls arising out of the prepayment of Whole Loans in the Trust Fund as described under "Description of the Agreements Retained Interest; Servicing Compensation and Payment of Expenses";

      (x) to the extent that any such item does not constitute additional servicing compensation to a Master Servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations on the Mortgage Assets; (xi) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under "Hazard Insurance Policies";

      (xi) any amount required to be deposited by a Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Certificate Account; and

      (xii) any other amounts required to be deposited in the Certificate Account as provided in the related Agreement and described in the related Prospectus Supplement.

WITHDRAWALS

      A Master Servicer or the Trustee may, from time to time, unless otherwise provided in the related Agreement and described in the related Prospectus Supplement, make withdrawals from the Certificate Account for each Trust Fund for any of the following purposes:

      (i) to make distributions to the Certificateholders on each Distribution Date;

      (ii) to reimburse a Master Servicer for unreimbursed amounts advanced as described under "Description of the Certificates Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the Master Servicer as late collections of interest (net of related servicing fees and Retained Interest) on and principal of the particular Whole Loans with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Whole Loans;

      (iii) to reimburse a Master Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Whole Loans and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Whole Loans and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Whole Loans and properties;

      (iv) to reimburse a Master Servicer for any advances described in clause
(ii) above and any servicing expenses described in clause (iii) above which, in the Master Servicer's good faith judgment, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the related Prospectus Supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Certificates, if any, remain outstanding, and otherwise any outstanding class of Certificates, of the related series;

      (v) if and to the extent described in the related Prospectus Supplement, to pay a Master Servicer interest accrued on the advances described in clause
(ii) above and the servicing expenses described in clause (iii) above while such remain outstanding and unreimbursed;

      (vi) to pay for costs and expenses incurred by the Trust Fund for environmental site assessments with respect to, and for containment, clean-up or remediation of hazardous wastes, substances and materials on, Mortgaged Properties securing defaulted Whole Loans as described under "Realization Upon Defaulted Whole Loans";

      (vii) to reimburse a Master Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding a Master Servicer and the Depositor";

      (viii) if and to the extent described in the related Prospectus Supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the Trustee's fees;

      (ix) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding the Trustee";

      (x) unless otherwise provided in the related Prospectus Supplement, to pay a Master Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Certificate Account;

      (xi) to pay the person entitled thereto any amounts deposited in the Certificate Account that were identified and applied by the Master Servicer as recoveries of Retained Interest;

      (xii) to pay for costs reasonably incurred in connection with the proper operation, management and maintenance of any Mortgaged Property acquired for the benefit of Certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property;

      (xiii) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Certain Federal Income Tax Consequences--REMICS--Prohibited Transactions Tax and Other Taxes";

      (xiv) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Whole Loan or a property acquired in respect thereof in connection with the liquidation of such Whole Loan or property;

      (xv) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of Certificateholders;


      (xvi) to pay for the costs of recording the related Agreement if such recordation materially and beneficially affects the interests of Certificateholders, provided that such payment shall not constitute a waiver with respect to the obligation of the Warrantying Party to remedy any breach of representation or warranty under the Agreement;

      (xvii) to pay the person entitled thereto any amounts deposited in the Certificate Account in error, including amounts received on any Asset after its removal from the Trust Fund whether by reason of purchase or substitution as contemplated by "Assignment of Assets; Repurchase" and "Representations and Warranties; Repurchases" or otherwise;

      (xviii) to make any other withdrawals permitted by the related Agreement and described in the related Prospectus Supplement; and

      (xix) to clear and terminate the Certificate Account at the termination of the Trust Fund.

OTHER COLLECTION ACCOUNTS

      Notwithstanding the foregoing, if so specified in the related Prospectus Supplement, the Agreement for any series of Certificates may provide for the establishment and maintenance of a separate collection account into which the Master Servicer or any related Sub-Servicer or Special Servicer will deposit on a daily basis the amounts described under "--Deposits" above for one or more series of Certificates. Any amounts on deposit in any such collection account will be withdrawn therefrom and deposited into the appropriate Certificate Account by a time specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, any amounts which could be withdrawn from the Certificate Account as described under "--Withdrawals" above, may also be withdrawn from any such collection account. The Prospectus Supplement will set forth any restrictions with respect to any such collection account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.

COLLECTION AND OTHER SERVICING PROCEDURES

      The Master Servicer, directly or through Sub-Servicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided such procedures are consistent with (i) the terms of the related Agreement and any related hazard, business interruption, rental interruption or general liability insurance policy or instrument of Credit Support included in the related Trust Fund described herein or under "Description of Credit Support," (ii) applicable law and (iii) the general servicing standard specified in the related Prospectus Supplement or, if no such standard is so specified, its normal servicing practices (in either case, the "Servicing Standard"). In connection therewith, the Master Servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late Whole Loan payment.

      Each Master Servicer will also be required to perform other customary functions of a servicer of comparable loans, including maintaining (or causing the mortgagor or Lessee on each Mortgage or Lease to maintain) hazard, business interruption and general liability insurance policies (and, if applicable, rental interruption policies) as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by any mortgagor pursuant to the Whole Loan; processing assumptions or substitutions in those cases where the Master Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures; inspecting and managing Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Whole Loans. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer will be responsible for filing and settling claims in respect of particular Whole Loans under any applicable instrument of Credit Support. See "Description of Credit Support."

      The Master Servicer may agree to modify, waive or amend any term of any Whole Loan in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the Whole Loan or (ii) in its judgment, materially impair the security for the Whole Loan or reduce the likelihood of timely payment of amounts due thereon. The Master Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan if, unless otherwise provided in the related Prospectus Supplement, (i) in its judgment, a material default on the Whole Loan has occurred or a payment default is imminent and (ii) in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Whole Loan on a present value basis than would liquidation. The Master Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Whole Loan.

SUB-SERVICERS

      A Master Servicer may delegate its servicing obligations in respect of the Whole Loans to third-party servicers (each, a "Sub-Servicer"), but such Master Servicer will remain obligated under the related Agreement.

Each sub-servicing agreement between a Master Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must be consistent with the terms of the related Agreement and must provide that, if for any reason the Master Servicer for the related series of Certificates is no longer acting in such capacity, the Trustee or any successor Master Servicer may assume the Master Servicer's rights and obligations under such Sub-Servicing Agreement.

      Unless otherwise provided in the related Prospectus Supplement, the Master Servicer will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to the related Agreement is sufficient to pay such fees. However, a Sub-Servicer may be entitled to a Retained Interest in certain Whole Loans. Each Sub-Servicer will be reimbursed by the Master Servicer for certain expenditures which it makes, generally to the same extent the Master Servicer would be reimbursed under an Agreement. See "Retained Interest, Servicing Compensation and Payment of Expenses."

SPECIAL SERVICERS

      To the extent so specified in the related Prospectus Supplement, a special servicer (the "Special Servicer") may be appointed. The related Prospectus Supplement will describe the rights, obligations and compensation of a Special Servicer. The Master Servicer will only be responsible for the duties and obligations of a Special Servicer to the extent set forth in the Prospectus Supplement.

REALIZATION UPON DEFAULTED WHOLE LOANS

      A mortgagor's failure to make required payments may reflect inadequate income or the diversion of that income from the service of payments due under the Mortgage Loan, and may call into question such mortgagor's ability to make timely payment of taxes and to pay for necessary maintenance of the related Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer is required to monitor any Whole Loan which is in default, contact the mortgagor concerning the default, evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the Mortgaged Property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the Mortgaged Property and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Master Servicer is able to assess the success of such corrective action or the need for additional initiatives.

      The time within which the Master Servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses (or takes a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders, may vary considerably depending on the particular Whole Loan, the Mortgaged Property, the mortgagor, the presence of an acceptable party to assume the Whole Loan and the laws of the jurisdiction in which the Mortgaged Property is located. Under federal bankruptcy law, the Master Servicer in certain cases may not be permitted to accelerate a Whole Loan or to foreclose on a Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of the Mortgage--Loans and the Leases."

      Any Agreement relating to a Trust Fund that includes Whole Loans may grant to the Master Servicer and/or the holder or holders of certain classes of Certificates a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Whole Loan as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Certificate will be described in the related Prospectus Supplement. The related Prospectus Supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "Representations and Warranties; Repurchases."

      Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may offer to sell any defaulted Whole Loan described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the Master Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure or similar proceeding. The related Agreement will provide that any such offering be made in a commercially reasonable manner for a specified period and that the Master Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Master Servicer or any Certificateholder) that constitutes a fair price for such defaulted Whole Loan. In the absence of any bid determined in accordance with the related Agreement to be fair, the Master Servicer shall proceed with respect to such defaulted Mortgage Loan as described below. Any bid in an amount at least equal to the Purchase Price described under "Representations and Warranties; Repurchases" will in all cases be deemed fair.

      The Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Whole Loan by operation of law or otherwise, if such action is consistent with the Servicing Standard and a default on such Whole Loan has occurred or, in the Master Servicer's judgment, is imminent. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer may not acquire title to any related Mortgaged Property or take any other action that would cause the Trustee, for the benefit of Certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund), that either:

      (i) the Mortgaged Property is in compliance with applicable environmental laws, and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or

      (ii) if the Mortgaged Property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the Trust Fund to acquire title to the Mortgaged Property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances (the cost of which actions will be an expense of the Trust Fund).

      Unless otherwise provided in the related Prospectus Supplement, if title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Master Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year of acquisition of such Mortgaged Property by the Trust Fund, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to such period will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing, the Master Servicer will be required to (i) solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and (ii) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

      If the Trust Fund acquires title to any Mortgaged Property, the Master Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Master Servicer of any of its obligations with respect to the management and operation of such Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, any such property acquired by the Trust Fund will be managed in a manner consistent with the management and operation of similar property by a prudent lending institution.

      The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust
Fund) on the operations and ownership of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Foreclosure."

      If recovery on a defaulted Whole Loan under any related instrument of Credit Support is not available, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the Mortgage Rate plus the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of the Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

      If any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Whole Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

      As servicer of the Whole Loans, a Master Servicer, on behalf of itself, the Trustee and the Certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

      If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Certificate Account out of such proceeds, prior to distribution thereof to Certificateholders, amounts representing its normal servicing compensation on such Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "Hazard Insurance Policies" and "Description of Credit Support."

HAZARD INSURANCE POLICIES

      Unless otherwise specified in the related Prospectus Supplement, each Agreement for a Trust Fund that includes Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan to maintain a hazard insurance policy providing for such coverage as is required under the related Mortgage or, if any Mortgage permits the holder thereof to dictate to the mortgagor the insurance coverage to be maintained on the related Mortgaged Property, then such coverage as is consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, such coverage will be in general in an amount equal to the lesser of the principal balance owing on such Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the Certificate Account. The Agreement will provide that the Master Servicer may satisfy its obligation to cause each mortgagor to maintain such a hazard insurance policy by the Master Servicer's maintaining a blanket policy insuring against hazard losses on the Whole Loans. If such blanket policy contains a deductible clause, the Master Servicer will be required to deposit in the Certificate Account all sums that would have been deposited therein but for such clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

      The hazard insurance policies covering the Mortgaged Properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

      Each Agreement for a Trust Fund that includes Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan, or, in certain cases, the related Lessee, to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related Mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

      In addition, to the extent required by the related Mortgage, the Master Servicer may require the mortgagor or related Lessee to maintain other forms of insurance including, but not limited to, loss of rent endorsements, business interruption insurance and comprehensive public liability insurance, and the related Agreement may require the Master Servicer, Sub-Servicer or Special Servicer to maintain public liability insurance with respect to any REO Properties. Any cost incurred by the Master Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Certificateholders. Such costs may be recovered by the Master Servicer, Sub-Servicer or Special Servicer, as the case may be, from the Collection Account, with interest thereon, as provided by the Agreement.

      Under the terms of the Whole Loans, mortgagors will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Master Servicer, on behalf of the Trustee and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Whole Loans. However, the ability of the Master Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer by mortgagors.

RENTAL INTERRUPTION INSURANCE POLICY

      If so specified in the related Prospectus Supplement, the Master Servicer or the mortgagors will maintain rental interruption insurance policies in full force and effect with respect to some or all of the Leases. Although the terms of such policies vary to some degree, a rental interruption insurance policy typically provides that, to the extent that a Lessee fails to make timely rental payments under the related Lease due to a casualty event, such losses will be reimbursed to the insured. If so specified in the related Prospectus Supplement, the Master Servicer will be required to pay from its servicing compensation the premiums on the rental interruption policy on a timely basis. If so specified in the Prospectus Supplement, if such rental interruption policy is canceled or terminated for any reason

(other than the exhaustion of total policy coverage), the Master Servicer will exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to the rental interruption policy with a total coverage that is equal to the then existing coverage of the terminated rental interruption policy; provided that if the cost of any such replacement policy is greater than the cost of the terminated rental interruption policy, the amount of coverage under the replacement policy will, unless otherwise specified in the related Prospectus Supplement, be reduced to a level such that the applicable premium does not exceed, by a percentage that may be set forth in the related Prospectus Supplement, the cost of the rental interruption policy that was replaced. Any amounts collected by the Master Servicer under the rental interruption policy in the nature of insurance proceeds will be deposited in the Certificate Account.

FIDELITY BONDS AND ERRORS AND OMISSIONS INSURANCE

      Unless otherwise specified in the related Prospectus Supplement, each Agreement will require that the Master Servicer and any Special Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Master Servicer or the Special Servicer, as applicable. The related Agreement will allow the Master Servicer and any Special Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Master Servicer or the Special Servicer so long as certain criteria set forth in the Agreement are met.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

      Certain of the Whole Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Whole Loan upon any sale or other transfer of the related Mortgaged Property. Certain of the Whole Loans may contain clauses requiring the consent of the mortgagee to the creation of any other lien or encumbrance on the Mortgaged Property or due-on-encumbrance clauses entitling the mortgagee to accelerate payment of the Whole Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer, on behalf of the Trust Fund, will exercise any right the Trustee may have as mortgagee to accelerate payment of any such Whole Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard. Unless otherwise specified in the related Prospectus Supplement, any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See "Certain Legal Aspects of the Mortgage Loans and the Leases--Due-on-Sale and Due-on-Encumbrance."

RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      The Prospectus Supplement for a series of Certificates will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in an Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.

      Unless otherwise specified in the related Prospectus Supplement, the Master Servicer's and a Sub-Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a portion of the interest payment on each Asset. Since any Retained Interest and a Master Servicer's primary compensation are percentages of the principal balance of each Asset, such amounts will decrease in accordance with the amortization of the Assets. The Prospectus Supplement with respect to a series of Certificates evidencing interests in a Trust Fund that includes Whole Loans may provide that, as additional compensation, the Master Servicer or the Sub-Servicers may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from mortgagors and any interest or other income which may be earned on funds held in the Certificate Account or any account established by a Sub-Servicer pursuant to the Agreement.


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

      The Master Servicer may, to the extent provided in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Assets, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Certificateholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Whole Loans and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein, and the fees of any Special Servicer, may be borne by the Trust Fund.

EVIDENCE AS TO COMPLIANCE

      Each Agreement relating to Assets which include Whole Loans will provide that on or before a specified date in each year, beginning with the first such date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for the Federal Home Loan Mortgage Corporation ("FHLMC"), the servicing by or on behalf of the Master Servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

      Each such Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

      Unless otherwise provided in the related Prospectus Supplement, copies of such annual accountants' statement and such statements of officers will be obtainable by Certificateholders without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING A MASTER SERVICER AND THE DEPOSITOR

      The Master Servicer, if any, or a servicer for substantially all the Whole Loans under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer (or as such servicer) may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Reference herein to the Master Servicer shall be deemed to be to the servicer of substantially all of the Whole Loans, if applicable.

      Unless otherwise specified in the related Prospectus Supplement, the related Agreement will provide that the Master Servicer may resign from its obligations and duties thereunder only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer at the date of the Agreement. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.


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

      Unless otherwise specified in the related Prospectus Supplement, each Agreement will further provide that neither any Master Servicer, the Depositor nor any director, officer, employee, or agent of a Master Servicer or the Depositor will be under any liability to the related Trust Fund or Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a Master Servicer, the Depositor nor any such person will be protected against any breach of a representation, warranty or covenant made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Unless otherwise specified in the related Prospectus Supplement, each Agreement will further provide that any Master Servicer, the Depositor and any director, officer, employee or agent of a Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates; provided, however, that such indemnification will not extend to any loss, liability or expense (i) specifically imposed by such Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a Master Servicer, the prosecution of an enforcement action in respect of any specific Whole Loan or Whole Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to such Agreement); (ii) incurred in connection with any breach of a representation, warranty or covenant made in such Agreement; (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties; (iv) incurred in connection with any violation of any state or federal securities law; or (v) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement. In addition, each Agreement will provide that neither any Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any such Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Certificate Account.

      Any person into which the Master Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer or the Depositor, will be the successor of the Master Servicer or the Depositor, as the case may be, under the related Agreement.

EVENTS OF DEFAULT

      Unless otherwise provided in the related Prospectus Supplement for a Trust Fund that includes Whole Loans, Events of Default under the related Agreement will include (i) any failure by the Master Servicer to distribute or cause to be distributed to Certificateholders, or to remit to the Trustee for distribution to Certificateholders, any required payment; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days after written notice of such failure has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights; (iii) any breach of a representation or warranty made by the Master Servicer under the Agreement which materially and adversely affects the interests of Certificateholders and which continues unremedied for thirty days after written notice of such breach has been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights; and (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Events of Default (other than to shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Trustee shall, not later than the later of 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and five days after certain officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor and all Certificateholders of the applicable series notice of such occurrence, unless such default shall have been cured or waived.

RIGHTS UPON EVENT OF DEFAULT

      So long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Certificates evidencing not less than 51% of the Voting Rights, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement and in and to the Mortgage Loans (other than as a Certificateholder or as the owner of any Retained Interest), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, or if the related Prospectus Supplement so specifies, then the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Unless otherwise specified in the related Prospectus Supplement, in the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Certificates entitled to at least 51% of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

      Unless otherwise described in the related Prospectus Supplement, the holders of Certificates representing at least 66 2/3% of the Voting Rights allocated to the respective classes of Certificates affected by any Event of Default will be entitled to waive such Event of Default; provided, however, that an Event of Default involving a failure to distribute a required payment to Certificateholders described in clause (i) under "Events of Default" may be waived only by all of the Certificateholders. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

      No Certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for sixty days has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

      Each Agreement may be amended by the parties thereto without the consent of any of the holders of Certificates covered by the Agreement, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein, (iii) to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, or (iv) to comply with any requirements imposed by the Code; provided that such amendment (other than an amendment for the purpose specified in clause (iv) above) will not (as evidenced by an opinion of counsel to such effect) adversely affect in any material respect the interests of any holder of Certificates covered by the Agreement. Unless otherwise specified in the related Prospectus Supplement, each Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee, with the consent of the holders of Certificates affected thereby evidencing not less than 51% of the Voting Rights, for any purpose; provided, however, that unless otherwise specified in the related

Prospectus Supplement, no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received or advanced on Mortgage Loans which are required to be distributed on any Certificate without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of any class of Certificates in a manner other than as described in (i), without the consent of the holders of all Certificates of such class or (iii) modify the provisions of such Agreement described in this paragraph without the consent of the holders of all Certificates covered by such Agreement then outstanding. However, with respect to any series of Certificates as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC at any time that the related Certificates are outstanding.

THE TRUSTEE

      The Trustee under each Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company serving as Trustee may have a banking relationship with the Depositor and its affiliates and with any Master Servicer and its affiliates.

DUTIES OF THE TRUSTEE

      The Trustee will make no representations as to the validity or sufficiency of any Agreement, the Certificates or any Asset or related document and is not accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or its designee or any Special Servicer in respect of the Certificates or the Assets, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the Master Servicer or any Special Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

      Unless otherwise specified in the related Prospectus Supplement, the Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Certificate Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the Trustee's (i) enforcing its rights and remedies and protecting the interests, and enforcing the rights and remedies, of the Certificateholders during the continuance of an Event of Default, (ii) defending or prosecuting any legal action in respect of the related Agreement or series of Certificates, (iii) being the mortgagee of record with respect to the Mortgage Loans in a Trust Fund and the owner of record with respect to any Mortgaged Property acquired in respect thereof for the benefit of Certificateholders, or
(iv) acting or refraining from acting in good faith at the direction of the holders of the related series of Certificates entitled to not less than 25% (or such higher percentage as is specified in the related Agreement with respect to any particular matter) of the Voting Rights for such series; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.

RESIGNATION AND REMOVAL OF THE TRUSTEE

      The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the Depositor, the Master Servicer, if any, and all Certificateholders. Upon receiving such notice of resignation, the Depositor is required promptly to appoint a successor trustee acceptable to the Master Servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the


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

giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      If at any time the Trustee shall cease to be eligible to continue as such under the related Agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer, if any. Holders of the Certificates of any series entitled to at least 51% of the Voting Rights for such series may at any time remove the Trustee without cause and appoint a successor trustee.

      Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

      For any series of Certificates, Credit Support may be provided with respect to one or more classes thereof or the related Assets. Credit Support may be in the form of the subordination of one or more classes of Certificates, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described therein.

      Unless otherwise provided in the related Prospectus Supplement for a series of Certificates, the Credit Support will not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the Certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Certificates (each, a "Covered Trust"), holders of Certificates evidencing interests in any of such Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

      If Credit Support is provided with respect to one or more classes of Certificates of a series, or the related Assets, the related Prospectus Supplement will include a description of (a) the nature and amount of coverage under such Credit Support, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (d) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement. See "Risk Factors--Credit Support Limitations."

SUBORDINATE CERTIFICATES

      If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to such rights of the holders of Senior Certificates. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to)

certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

      If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO THE WHOLE LOANS

      If so provided in the Prospectus Supplement for a series of Certificates, the Whole Loans in the related Trust Fund will be covered for various default risks by insurance policies or guarantees. A copy of any such material instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related series.

LETTER OF CREDIT

      If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets on the related Cut-off Date or of the initial aggregate Certificate Balance of one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related Prospectus Supplement. The obligations of the L/C Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of any such letter of credit for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related series.

INSURANCE POLICIES AND SURETY BONDS

      If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.


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

RESERVE FUNDS

      If so provided in the Prospectus Supplement for a series of Certificates, deficiencies in amounts otherwise payable on such Certificates or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Assets as specified in the related Prospectus Supplement.

      Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Certificates. If so specified in the related Prospectus Supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Certificates.

      Moneys deposited in any Reserve Funds will be invested in Permitted Investments, except as otherwise specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation. The Reserve Fund, if any, for a series will not be a part of the Trust Fund unless otherwise specified in the related Prospectus Supplement.

      Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to Certificateholders and use of investment earnings from the Reserve Fund, if any.

CREDIT SUPPORT WITH RESPECT TO MBS

      If so provided in the Prospectus Supplement for a series of Certificates, the MBS in the related Trust Fund and/or the Mortgage Loans underlying such MBS may be covered by one or more of the types of Credit Support described herein. The related Prospectus Supplement will specify as to each such form of Credit Support the information indicated above with respect thereto, to the extent such information is material and available.

           CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND THE LEASES

      The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See "Description of the Trust Funds--Assets."

GENERAL

      All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

      A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, "mortgagor" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

INTEREST IN REAL PROPERTY

      The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the Prospectus Supplement, the Depositor or the Asset Seller will make certain representations and warranties in the Agreement with respect to the Mortgage Loans which are secured by an interest in a leasehold estate. Such representation and warranties will be set forth in the Prospectus Supplement if applicable.

LEASES AND RENTS

      Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the mortgagor assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while the mortgagor retains a revocable license to collect the rents for so long as there is no default. Under such assignments, the mortgagor typically assigns its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation. The manner of perfecting the mortgagee's interest in rents may depend on whether the mortgagor's assignment was absolute or one granted as security for the loan. Failure to properly perfect the mortgagee's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment for such loan. If the mortgagor defaults, the license terminates and


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the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room revenues are considered accounts receivable under the UCC; generally these revenues are either assigned by the mortgagor, which remains entitled to collect such revenues absent a default, or pledged by the mortgagor, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room revenues is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room revenues after a default.

      Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

      Lenders that actually take possession of the property, however, may incur potentially substantial risks attendant to being a mortgagee in possession. Such risks include liability for environmental clean-up costs and other risks inherent in property ownership. See "Environmental Legislation" below.

PERSONALTY

      Certain types of Mortgaged Properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law and, hence, would not be subject to the lien of a mortgage. Such property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest therein, the lender generally must file UCC financing statements and, to maintain perfection of such security interest, file continuation statements generally every five years.

FORECLOSURE

   GENERAL

      Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

      Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

   JUDICIAL FORECLOSURE

      A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds


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of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

   EQUITABLE LIMITATIONS ON ENFORCEABILITY OF CERTAIN PROVISIONS

      United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

      A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete. Moreover, as discussed below, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent (or the mortgagor was rendered insolvent as a result of such sale) and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy.

   NON-JUDICIAL FORECLOSURE/POWER OF SALE

      Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.


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   PUBLIC SALE

      A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's (including franchisors') perception of the quality of such operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "Environmental Legislation." Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

      A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

      The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

   REO PROPERTIES

      If title to any Mortgaged Property is acquired by the Trustee on behalf of the Certificateholders, the Master Servicer or any related Sub-servicer or the Special Servicer, on behalf of such holders, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year of acquisition of such Mortgaged Property by the Trust Fund, unless (i) the Internal Revenue Service grants an extension of time to sell such property (an "REO Extension") or (ii) it obtains an opinion of counsel generally to the effect that the holding of the property beyond the close of the third calendar year after its acquisition will not result in the imposition of a tax on the Trust Fund or cause any REMIC created pursuant to the Pooling and Servicing Agreement to fail to qualify as a REMIC under the Code. Subject to the foregoing, the Master Servicer or any related Sub-servicer or the Special Servicer will generally be required to solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property. The Master Servicer or any related Sub-servicer or the Special


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Servicer may retain an independent contractor to operate and manage any REO
Property; however, the retention of an independent contractor will not relieve the Master Servicer or any related Sub-servicer or the Special Servicer of its obligations with respect to such REO Property.

      In general, the Master Servicer or any related Sub-servicer or the Special Servicer or an independent contractor employed by the Master Servicer or any related Sub-servicer or the Special Servicer at the expense of the Trust Fund will be obligated to operate and manage any Mortgaged Property acquired as REO Property in a manner that would, to the extent commercially feasible, maximize the Trust Fund's net after-tax proceeds from such property. After the Master Servicer or any related Sub-servicer or the Special Servicer reviews the operation of such property and consults with the Trustee to determine the Trust Fund's federal income tax reporting position with respect to the income it is anticipated that the Trust Fund would derive from such property, the Master Servicer or any related Sub-servicer or the Special Servicer could determine (particularly in the case of an REO Property that is a hospitality or residential health care facility) that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of a tax on "net income from foreclosure property," within the meaning of Section 857(b)(4)(B) of the Code (an "REO Tax") at the highest marginal corporate tax rate (currently 35%). The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the Trust Fund's income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their tax advisors regarding the possible imposition of REO Taxes in connection with the operation of commercial REO Properties by REMICs. See "Certain Federal Income Tax Consequences" herein and "Certain Federal Income Tax Consequences-REMICs" in the Prospectus.

   RIGHTS OF REDEMPTION

      The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

      The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

      Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held beyond the close of the third calendar year following the year of acquisition. Unless otherwise provided in the related Prospectus Supplement, with respect to a series of Certificates for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held beyond the close of the third calendar year following the year of acquisition if the Internal Revenue Service grants an extension of


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time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions.

   ANTI-DEFICIENCY LEGISLATION

      Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related Mortgage Loan and a personal money judgment may not be obtained against the mortgagor. Even if a mortgage loan by its terms provides for recourse to the mortgagor, some states impose prohibitions or limitations on such recourse. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. In certain other states, the lender has the option of bringing a personal action against the mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.

   LEASEHOLD RISKS

      Mortgage Loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure Mortgage Loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the mortgagor; the right to cure such defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof.

      In addition to the foregoing protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Reform Act of 1978, as amended (Title 11 of the United States Code) (the "Bankruptcy Code"), although the enforceability of such clause has not been established. Without the protections described above, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.


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BANKRUPTCY LAWS

      The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

      Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. In many jurisdictions, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

      Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in the lease to such effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the Trustee for a series of Certificates to exercise certain contractual remedies with respect to the Leases. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a Trustee's exercise of such remedies for a related series of Certificates in the event that a related Lessee or a related mortgagor becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing a Lease Assignment by a mortgagor related to a Mortgaged Property if the related mortgagor was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a Lessee of a Mortgaged Property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the Lease that occurred prior to the filing of the Lessee's petition. Rents and other proceeds of a Mortgage Loan may also escape an assignment thereof if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding. See "--Leases and Rents" above.

      In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to such lease, such as the mortgagor, as lessor under a Lease,


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would have only an unsecured claim against the debtor for damages resulting from such breach, which could adversely affect the security for the related Mortgage Loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15%, not to exceed three years, of the remaining term of the lease.

      If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat such lease as terminated by such rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of such term and for any renewal or extension of such term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after such a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and any such renewal or extension thereof, any damages occurring after such date caused by the nonperformance of any obligation of the lessor under the lease after such date. To the extent provided in the related Prospectus Supplement, the Lessee will agree under certain Leases to pay all amounts owing thereunder to the Master Servicer without offset. To the extent that such a contractual obligation remains enforceable against the Lessee, the Lessee would not be able to avail itself of the rights of offset generally afforded to lessees of real property under the Bankruptcy Code.

      In a bankruptcy or similar proceeding of a mortgagor, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor, or made directly by the related Lessee, under the related Mortgage Loan to the Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

      A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

      To the extent described in the related Prospectus Supplement, certain of the Mortgagors may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. To the extent described in the related Prospectus Supplement, certain limited partnership agreements of the Mortgagors may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or
(ii) the written provisions of the limited partnership agreement permit the limited partner to agree within a specified time frame (often 60 days) after such withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of such partnerships triggers the dissolution of such partnership, the winding up of its affairs and the distribution of its assets. Such state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a Mortgagor, the winding up of its affairs and the distribution of its assets could result in an


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acceleration of its payment obligation under a related Mortgage Loan, which may reduce the yield on the related series of Certificates in the same manner as a principal prepayment.

      In addition, the bankruptcy of the general partner of a Mortgagor that is a partnership may provide the opportunity for a trustee in bankruptcy for such general partner, such general partner as a debtor-in-possession, or a creditor of such general partner to obtain an order from a court consolidating the assets and liabilities of the general partner with those of the Mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective Mortgaged Property, for example, would become property of the estate of such bankrupt general partner. Not only would the Mortgaged Property be available to satisfy the claims of creditors of such general partner, but an automatic stay would apply to any attempt by the Trustee to exercise remedies with respect to such Mortgaged Property. However, such an occurrence should not affect the Trustee's status as a secured creditor with respect to the Mortgagor or its security interest in the Mortgaged Property.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES OR BENEFICIARIES

      To the extent specified in the related Prospectus Supplement, some of the Mortgage Loans for a series will be secured by junior mortgages or deeds of trust which are subordinated to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the related Certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the Mortgaged Property securing the Mortgage Loan to be sold upon default of the Mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Master Servicer or Special Servicer, as applicable, asserts its subordinate interest in a Mortgaged Property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee unless otherwise required by law.

      The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under the hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

      The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee


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or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinated to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

      Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

      The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve the lease or to refuse to grant a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

ENVIRONMENTAL LEGISLATION

      Real property pledged as security to a lender may be subject to unforeseen environmental liabilities. Of particular concern may be those Mortgaged Properties which are, or have been, the site of manufacturing, industrial or disposal activity. Such environmental liabilities may give rise to (i) a diminution in value of property securing any Mortgage Loan, (ii) limitation on the ability to foreclose against such property or (iii) in certain circumstances, as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the principal balance of the related Mortgage Loan or of such Mortgaged Property.

      Under the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens (a "superlien") including those of existing mortgages; in these states, the lien of a mortgage contemplated by this transaction may lose its priority to such a superlien.

      The presence of hazardous or toxic substances, or the failure to remediate such property properly, may adversely affect the market value of the property, as well as the owner's ability to sell or use the real estate or to borrow using the real estate as collateral. In addition, certain environmental laws and common law principles govern the responsibility for the removal, encapsulation or disturbance of asbestos containing materials ("ACMs") when these ACMs are in poor condition or when a property with ACMs is undergoing repair, renovation or demolition. Such laws could also be used to impose liability upon owners and operators of real properties for release of ACMs into the air that cause personal injury or other damage. In addition to cleanup and natural resource damages actions brought by federal, state, and local agencies and private parties, the presence of hazardous substances on a property may lead to claims of personal injury, property damage, or other claims by private plaintiffs.


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      Under the federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended ("CERCLA"), and under other federal law and the law of certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a Mortgaged Property may become liable in some circumstances either to the government or to private parties for cleanup costs, even if the lender does not cause or contribute to the contamination. Liability under some federal or state statutes may not be limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Many states have laws similar to CERCLA.

      Lenders may be held liable under CERCLA as owners or operators. Excluded from CERCLA's definition of "owner or operator," however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest." This exemption for holders of a security interest such as a secured lender applies only in circumstances where the lender acts to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of such facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), the lender may incur potential CERCLA liability.

      Whether actions taken by a lender would constitute such an encroachment on the actual management of a facility or property, so as to render the secured creditor exemption unavailable to the lender has been a matter of judicial interpretation of the statutory language, and court decisions have historically been inconsistent.

      This scope of the secured creditor exemption has been clarified by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the "Asset Conservation Act"), which was signed into law by President Clinton on September 30, 1996, and which lists permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption, subject to certain conditions and limitations. The Asset Conservation Act provides that in order to be deemed to have participated in the management of a secured property, a lender must actually participate in the operational affairs of the property or the borrower. The Asset Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. The protections afforded lenders under the Asset Conversion Act are subject to terms and conditions that have not been clarified by the courts.

      The secured creditor exemption does not protect a lender from liability under CERCLA in cases where the lender arranges for disposal of hazardous substances or for transportation of hazardous substances. In addition, the secured creditor exemption does not govern liability for cleanup costs under federal laws other than CERCLA or under state law. CERCLA's jurisdiction extends to the investigation and remediation of releases of "hazardous substances." The definition of "hazardous substances" under CERCLA specifically excludes petroleum products. Therefore, a federal statute of particular significance is Subtitle I of the Resource Conservation and Recovery Act ("RCRA"), which governs the operation and management of underground petroleum storage tanks. Under the Asset Conservation Act, the holders of security interests in underground storage tanks or properties containing such tanks are accorded protections similar to the protections accorded to lenders under CERCLA. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

      In a few states, transfer of some types of properties is conditioned upon clean up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed-in-lieu of foreclosure or otherwise, may be required to cleanup the contamination before selling or otherwise transferring the property.

      Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in such cases,


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unanticipated or uninsurable liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

      If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental hazard, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the Trust Fund and occasion a loss to Certificateholders in certain circumstances described above if such remedial costs were incurred.

      Unless otherwise provided in the related Prospectus Supplement, the Warrantying Party with respect to any Whole Loan included in a Trust Fund for a particular series of Certificates will represent that a "Phase I Assessment" as described in and meeting the requirements of the then current version of Chapter 5 of the Federal National Mortgage Association ("FNMA") Multifamily Guide has been received and reviewed. In addition, unless otherwise provided in the related Prospectus Supplement, the related Agreement will provide that the Master Servicer, acting on behalf of the Trustee, may not acquire title to a Mortgaged Property or take over its operation unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that: (i) such Mortgaged Property is in compliance with applicable environmental laws, and there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation; or (ii) if such Mortgaged Property is not so in compliance or such circumstances are so present, then it would be in the best economic interest of the Trust Fund to acquire title to the Mortgaged Property and further to take such actions as would be necessary and appropriate to effect such compliance and/or respond to such circumstances. This requirement effectively precludes enforcement of the security for the related Mortgage Note until a satisfactory environmental inquiry is undertaken or any required remedial action is provided for, reducing the likelihood that a given Trust Fund will become liable for any condition or circumstance that may give rise to any environmental claim (an "Environmental Hazard Condition") affecting a Mortgaged Property, but making it more difficult to realize on the security for the Mortgage Loan. However, there can be no assurance that any environmental assessment obtained by the Master Servicer or a Special Servicer, as the case may be, will detect all possible Environmental Hazard Conditions or that the other requirements of the Agreement, even if fully observed by the Master Servicer or Special Servicer, as the case may be, will in fact insulate a given Trust Fund from liability for Environmental Hazard Conditions. See "Description of the Agreements--Realization Upon Defaulted Whole Loans."

      Unless otherwise specified in the related Prospectus Supplement, the Depositor generally will not have determined whether environmental assessments have been conducted with respect to the Mortgaged Properties relating to the Mortgage Loans included in the Mortgage Pool for a Series, and it is likely that any environmental assessments which would have been conducted with respect to any of the Mortgaged Properties would have been conducted at the time of the origination of the related Mortgage Loans and not thereafter. If specified in the related Prospectus Supplement, a Warrantying Party will represent and warrant that, as of the date of initial issuance of the Certificates of a Series or as of another specified date, no related Mortgaged Property is affected by a Disqualifying Condition (as defined below). In the event that, following a default in payment on a Mortgage Loan that continues for 60 days, (i) the environmental inquiry conducted by the Master Servicer or Special Servicer, as the case may be, prior to any foreclosure indicates the presence of a Disqualifying Condition that arose prior to the date of initial issuance of the Certificates of a Series and (ii) the Master Servicer or the Special Servicer certify that it has acted in compliance with the Servicing Standard and has not, by any action, created, caused or contributed to a Disqualifying Condition the Warrantying Party, at its option, will reimburse the Trust Fund, cure such Disqualifying Condition or repurchase or substitute the affected Whole Loan, as described under "Description of the Agreements--Representations and Warranties; Repurchases." No such person will however, be responsible for any Disqualifying Condition which may arise on a Mortgaged Property after the date of initial issuance of the Certificates of the related Series, whether due to actions of the Mortgagor, the Master Servicer, the Special Servicer or any other person. It may not always be possible to determine whether a Disqualifying Condition arose prior or subsequent to the date of the initial issuance of the Certificates of a Series.

      A "Disqualifying Condition" is defined generally as a condition, existing as a result of, or arising from, the presence of Hazardous Materials (as defined below) on a Mortgaged Property, such that the Mortgage Loan secured by the affected Mortgaged Property would be ineligible, solely by reason of such condition, for purchase by FNMA under the relevant provisions of FNMA's Multifamily Seller/Servicer Guide in effect as of the date of initial issuance


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of the Certificates of such series, including a condition that would constitute a material violation of applicable federal state or local law in effect as of their date of initial issuance of the Certificates of such series.

      "Hazardous Materials" are generally defined under several federal and state statutes, and include dangerous toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA and RCRA, and specifically including, asbestos and asbestos containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory," "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

      Certain of the Mortgage Loans may contain due-on-sale and due-on-encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells or otherwise transfers or encumbers the related Mortgaged Property. Certain of these clauses may provide that, upon an attempted breach thereof by the mortgagor of an otherwise non-recourse loan, the mortgagor becomes personally liable for the mortgage debt. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to certain limited exceptions. Unless otherwise provided in the related Prospectus Supplement, a Master Servicer, on behalf of the Trust Fund, will determine whether to exercise any right the Trustee may have as mortgagee to accelerate payment of any such Mortgage Loan or to withhold its consent to any transfer or further encumbrance in a manner consistent with the Servicing Standard.

      In addition, under federal bankruptcy laws, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

SUBORDINATE FINANCING

      Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST, PREPAYMENT CHARGES AND PREPAYMENTS

      Forms of notes and mortgages used by lenders may contain provisions obligating the mortgagor to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit such prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a mortgagor for delinquent payments. Certain states also limit the amounts that a lender may collect from a mortgagor as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a Prepayment Premium is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to make such payment, or the provisions of any


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such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

ACCELERATION ON DEFAULT

      Unless otherwise specified in the related prospectus Supplement, some of the Mortgage Loans included in the Mortgage Pool for a Series will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the Mortgagor. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of the state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the mortgagor may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

APPLICABILITY OF USURY LAWS

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential (including multifamily but not other commercial) first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

      The Depositor has been advised by counsel that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

      In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no Mortgage Loan originated after the date of such state action will be eligible for inclusion in a Trust Fund unless (i) such Mortgage Loan provides for such interest rate, discount points and charges as are permitted in such state or
(ii) such Mortgage Loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.

      Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

CERTAIN LAWS AND REGULATIONS; TYPES OF MORTGAGED PROPERTIES

      The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgage Property which could, together with the possibility of limited alternative uses


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for a particular Mortgaged Property (e.g., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related Mortgage Loan. Mortgages on Mortgaged Properties which are owned by the Mortgagor under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk in that hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator, and the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchases or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties.

AMERICANS WITH DISABILITIES ACT

      Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the Mortgagor in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the Mortgagor as owner of landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Mortgagor of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Mortgagor is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

      Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage
Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates, and would not be covered by advances or, unless otherwise specified in the related Prospectus Supplement, any form of Credit Support provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

      Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government


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if the property was used in, or purchased with the proceeds of, such crimes.
Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

      A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      The following summary of the anticipated material federal income tax consequences of the purchase, ownership and disposition of Offered Certificates is based on the advice of Brown & Wood LLP or Cadwalader, Wickersham & Taft or Latham & Watkins or such other counsel as may be specified in the related Prospectus Supplement, counsel to the Depositor. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department (the "REMIC Regulations"), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Certificates.

GENERAL

      The federal income tax consequences to Certificateholders will vary depending on whether an election is made to treat the Trust Fund relating to a particular Series of Certificates as a REMIC under the Code. The Prospectus Supplement for each Series of Certificates will specify whether a REMIC election will be made.

GRANTOR TRUST FUNDS

      If a REMIC election is not made, Brown & Wood LLP or Cadwalader, Wickersham & Taft or Latham & Watkins or such other counsel as may be specified in the related Prospectus Supplement will deliver its opinion that the Trust Fund will not be classified as an association taxable as a corporation and that each such Trust Fund will be classified as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code. In this case, owners of Certificates will be treated for federal income tax purposes as owners of a portion of the Trust Fund's assets as described below.

A. SINGLE CLASS OF GRANTOR TRUST CERTIFICATES

      Characterization. The Trust Fund may be created with one class of Grantor Trust Certificates. In this case, each Grantor Trust Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust Fund represented by the Grantor Trust Certificates and will be considered the equitable owner of a pro rata undivided interest in each of the Mortgage Assets in the Pool. Any amounts received by a Grantor Trust Certificateholder in lieu of amounts due with respect to any Mortgage Asset because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

      Each Grantor Trust Certificateholder will be required to report on its federal income tax return in accordance with such Grantor Trust Certificateholder's method of accounting its pro rata share of the entire income from the Mortgage Loans in the Trust Fund represented by Grantor Trust Certificates, including interest, original issue discount ("OID"), if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late


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

payment charges received by the Master Servicer. Under Code Sections 162 or 212 each Grantor Trust Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Master Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust Fund. Grantor Trust Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses as itemized deductions only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount under Code
Section 68(b) (which amount will be adjusted for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount and (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. In general, a Grantor Trust Certificateholder using the cash method of accounting must take into account its pro rata share of income as and deductions as and when collected by or paid to the Master Servicer or, with respect to original issue discount or certain other income items for which the Certificateholder has made an election, as such amounts are accrued by the Trust Fund on a constant interest basis, and will be entitled to claim its pro rata share of deductions (subject to the foregoing limitations) when such amounts are paid or such Certificateholder would otherwise be entitled to claim such deductions had it held the Mortgage Assets directly. A Grantor Trust Certificateholder using an accrual method of accounting must take into account its pro rata share of income as payment becomes due or is made to the Master Servicer, whichever is earlier and may deduct its pro rata share of expense items (subject to the foregoing limitations) when such amounts are paid or such Certificateholder otherwise would be entitled to claim such deductions had it held the Mortgage Assets directly. If the servicing fees paid to the Master Servicer are deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as an ownership interest retained by the Master Servicer (or any person to whom the Master Servicer assigned for value all or a portion of the servicing fees) in a portion of the interest payments on the Mortgage Assets. The Mortgage Assets would then be subject to the "coupon stripping" rules of the Code discussed below.

      Unless otherwise specified in the related Prospectus Supplement or otherwise provided below, as to each Series of Certificates, counsel to the Depositor will have advised the Depositor that:

      (i) a Grantor Trust Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) representing principal and interest payments on Mortgage Assets will be considered to represent "loans . . . secured by an interest in real property which is . . . residential property" within the meaning of Code Section 7701(a)(19)(C)(v), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section;

      (ii) a Grantor Trust Certificate owned by a real estate investment trust representing an interest in Mortgage Assets will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), and interest income on the Mortgage Assets will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code
Section 856(c)(3)(B), to the extent that the Mortgage Assets represented by that Grantor Trust Certificate are of a type described in such Code section;

      (iii) a Grantor Trust Certificate owned by a REMIC will represent "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3); and

      (iv) a Grantor Trust Certificate owned by a financial asset securitization investment trust will represent "permitted assets" with the meaning of Code
Section 860L(c).

      The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

      Stripped Bonds and Coupons. Certain Trust Funds may consist of Government Securities that constitute "stripped bonds" or "stripped coupons" as those terms are defined in section 1286 of the Code, and, as a result, such assets would be subject to the stripped bond provisions of the Code. Under these rules, such Government Securities


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

are treated as having original issue discount based on the purchase price and the stated redemption price at maturity of each Security. As such, Grantor Trust Certificateholders would be required to include in income their pro rata share of the original issue discount on each Government Security recognized in any given year on an economic accrual basis even if the Grantor Trust Certificateholder is a cash method taxpayer. Accordingly, the sum of the income includible to the Grantor Trust Certificateholder in any taxable year may exceed amounts actually received during such year.

      Premium. The price paid for a Grantor Trust Certificate by a holder will be allocated to such holder's undivided interest in each Mortgage Asset based on each Mortgage Asset's relative fair market value, so that such holder's undivided interest in each Mortgage Asset will have its own tax basis. A Grantor Trust Certificateholder that acquires an interest in Mortgage Assets at a premium may elect to amortize such premium under a constant interest method, provided that the underlying mortgage loans with respect to such Mortgage Assets were originated after September 27, 1985. Premium allocable to mortgage loans originated on or before September 27, 1985 should be allocated among the principal payments on such mortgage loans and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such Grantor Trust Certificate. The basis for such Grantor Trust Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments. It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171. A Certificateholder that makes this election for a Mortgage Asset or any other debt instrument that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter.

      If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Certificate representing an interest in a Mortgage Asset or Mortgage Loan acquired at a premium should recognize a loss if a Mortgage Loan (or an underlying mortgage loan with respect to a Mortgage Asset) prepays in full, equal to the difference between the portion of the prepaid principal amount of such Mortgage Loan

(or underlying mortgage loan) that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to such Mortgage Loan (or underlying mortgage loan). If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

      On December 30, 1997, the Internal Revenue Service (the "IRS") issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations, which generally are effective for bonds issued or acquired on or after March 2, 1998 (or, for holders making an election for the taxable year that includes March 2, 1998 or any subsequent taxable year, shall apply to bonds held on or after the first day of the taxable year of the election). The Amortizable Bond Premium Regulations specifically do not apply to prepayable debt instruments or any pool of debt instruments the yield on which may be affected by prepayments, such as the Trust Fund, which are subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS and unless otherwise specified in the related Prospectus Supplement, the Trustee will account for amortizable bond premium in the manner described above. Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Amortizable Bond Premium Regulations.

      Original Issue Discount. The IRS has stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to original issue discount ("OID") (currently Code Sections 1271 through 1273 and 1275) and Treasury regulations issued on January 27, 1994, under such Sections (the "OID Regulations"), will be applicable to a Grantor Trust Certificateholder's interest in those Mortgage Assets meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of OID income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such OID could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a


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

statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. OID generally must be reported as ordinary gross income as it accrues under a constant interest method. See "--Multiple Classes of Grantor Trust Certificates--Accrual of Original Issue Discount" below.

      Market Discount. A Grantor Trust Certificateholder that acquires an undivided interest in Mortgage Assets may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a Mortgage Asset is considered to have been purchased at a "market discount." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of such Mortgage Asset allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Grantor Trust Certificate will be considered to be zero if the amount allocable to the Grantor Trust Certificate is less than 0.25% of the Grantor Trust Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Grantor Trust Certificate is issued with OID, the amount of market discount that accrues during any accrual period would be equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the accrual period. For Grantor Trust Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Grantor Trust Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Grantor Trust Certificate purchased at a discount or premium in the secondary market.

      A holder who acquired a Grantor Trust Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Grantor Trust Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Certificates acquired on or after April 4, 1994. If such an election were to be made with respect to a Grantor Trust Certificate with market discount, the Certificateholder would be deemed to have


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

made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable without consent of the IRS.

      Anti-Abuse Rule. The IRS can apply or depart from the rules contained in the OID Regulations as necessary or appropriate to achieve a reasonable result where a principal purpose in structuring a Mortgage Asset, Mortgage Loan or Grantor Trust Certificate or applying the otherwise applicable rules is to achieve a result that is unreasonable in light of the purposes of the applicable statutes (which generally are intended to achieve the clear reflection of income for both issuers and holders of debt instruments).

B. MULTIPLE CLASSES OF GRANTOR TRUST CERTIFICATES

      1. Stripped Bonds and Stripped Coupons

      Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a Trust Fund is created with two classes of Grantor Trust Certificates, one class of Grantor Trust Certificates may represent the right to principal and interest, or principal only, on all or a portion of the Mortgage Assets (the "Stripped Bond Certificates"), while the second class of Grantor Trust Certificates may represent the right to some or all of the interest on such portion (the "Stripped Coupon Certificates").

      Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e., 1% interest on the Mortgage Asset principal balance) or the Certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Certificates should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Mortgage Asset by Mortgage Asset basis, which could result in some Mortgage Assets being treated as having more than 100 basis points of interest stripped off. See "--Non-REMIC Certificates" and "Multiple Classes of Grantor Trust Certificates--Stripped Bonds and Stripped Coupons" herein.

      Although not entirely clear, a Stripped Bond Certificate generally should be treated as an interest in Mortgage Assets issued on the day such Certificate is purchased for purposes of calculating any OID. Generally, if the discount on a Mortgage Asset is larger than a de minimis amount (as calculated for purposes of the OID rules) a purchaser of such a Certificate will be required to accrue the discount under the OID rules of the Code. See "--Non-REMIC Certificates" and "--Single Class of Grantor Trust Certificates--Original Issue Discount" herein. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the Mortgage Assets as market discount rather than OID if either (i) the amount of OID with respect to the Mortgage Assets is treated as zero under the OID de minimis rule when the Certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing fees in excess of reasonable servicing fees) is stripped off of the Trust Fund's Mortgage Assets. Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

      The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that OID computations be made for each payment from each Mortgage Asset. Unless otherwise specified in the related prospectus supplement, all payments from a Mortgage Asset underlying a Stripped


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Coupon Certificate will be treated as a single installment obligation subject to the OID rules of the Code, in which case, all payments from such Mortgage Asset would be included in the Mortgage Asset's stated redemption price at maturity for purposes of calculating income on such Certificate under the OID rules of the Code.

      It is unclear under what circumstances, if any, the prepayment of Mortgage Assets will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Grantor Trust Certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the Certificateholder will not recover its investment. However, if such Certificate is treated as an interest in discrete Mortgage Assets, or if no prepayment assumption is used, then when a Mortgage Asset is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of such Certificate that is allocable to such Mortgage Asset.

      Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

      Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in Mortgage Assets of the type that make up the Trust Fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the Grantor Trust Certificates, for federal income tax purposes, will be the same as that of the underlying Mortgage Assets. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing OID, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, each class of Grantor Trust Certificates, unless otherwise specified in the related Prospectus Supplement, should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and "loans . . . secured by, an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to Grantor Trust Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying Mortgage Assets and interest on such Mortgage Assets qualify for such treatment. Prospective purchasers to which such characterization of an investment in Certificates is material should consult their own tax advisors regarding the characterization of the Grantor Trust Certificates and the income therefrom. Grantor Trust Certificates will be "obligation[s] . . . which [are] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) and "permitted assets" within the meaning of Code Section 860L(c).

      2. Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans

      The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a Certificateholder's interest in those Mortgage Assets as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount in income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgage in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions, or under certain circumstances, by the presence of "teaser" rates on the Mortgage Assets. OID on each Grantor Trust Certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of OID required to be included in an owner's income in any taxable year with respect to a Grantor Trust Certificate representing an interest in Mortgage Assets other than Mortgage Assets with interest rates that adjust periodically ("ARM Loans") likely will be computed as described below under "--Accrual of Original Issue Discount." The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). The OID Regulations generally are effective for debt instruments issued on or after April 4, 1994, but may be relied upon as authority with respect to debt instruments, such as the Grantor Trust Certificates, issued after December 21, 1992. Alternatively, proposed Treasury regulations issued December 21, 1992 may be treated as


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authority for debt instruments issued after December 21, 1992 and prior to April
4, 1994, and proposed Treasury regulations issued in 1986 and 1991 may be treated as authority for instruments issued before December 21, 1992. In applying these dates, the issue date of the Mortgage Assets should be used, or, in the case of Stripped Bond Certificates or Stripped Coupon Certificates, the date such Certificates are acquired. The holder of a Certificate should be aware, however, that neither the proposed OID Regulations nor the OID
Regulations adequately address certain issues relevant to prepayable securities.

      Under the Code, the Mortgage Assets underlying the Grantor Trust Certificate will be treated as having been issued on the date they were originated with an amount of OID equal to the excess of such Mortgage Asset's stated redemption price at maturity over its issue price. The issue price of a Mortgage Asset is generally the amount lent to the mortgagee, which may be adjusted to take into account certain loan origination fees. The stated redemption price at maturity of a Mortgage Asset is the sum of all payments to be made on such Mortgage Asset other than payments that are treated as qualified stated interest payments. The accrual of this OID, as described below under "--Accrual of Original Issue Discount," will, unless otherwise specified in the related Prospectus Supplement, utilize the original yield to maturity of the Grantor Trust Certificate calculated based on a reasonable assumed prepayment rate for the mortgage loans underlying the Grantor Trust Certificates (the "Prepayment Assumption") on the issue date of such Grantor Trust Certificate, and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations that have not yet been issued. In the absence of such regulations, the Prepayment Assumption used will be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that any Certificate will prepay at the Prepayment Assumption or at any other rate. The prepayment assumption contained in the Code literally only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in such debt instruments, such as the Certificates represent. However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the Master Servicer intends to calculate and report OID under the method described below.

      Accrual of Original Issue Discount. Generally, the owner of a Grantor Trust Certificate must include in gross income the sum of the "daily portions," as defined below, of the OID on such Grantor Trust Certificate for each day on which it owns such Certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of OID with respect to each component generally will be determined as set forth under the OID Regulations. A calculation will be made by the Master Servicer or such other entity specified in the related Prospectus Supplement of the portion of OID that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Grantor Trust Certificates (or the day prior to each such date). This will be done, in the case of each full month accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component and (b) any payments included in the stated redemption price at maturity received during such accrual period, and
(ii) subtracting from that total the "adjusted issue price" of the respective component at the beginning of such accrual period. The adjusted issue price of a Grantor Trust Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a Grantor Trust Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of OID must be determined according to an appropriate allocation under any reasonable method.

      Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest as it accrues rather than when received. However, the amount of original issue discount includible in the income of a holder of an obligation is reduced when the obligation is acquired after its initial issuance at a price greater than the sum of the original issue price and the


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previously accrued original issue discount, less prior payments of principal.
Accordingly, if such Mortgage Assets acquired by a Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Asset, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Asset (i.e. points) will be includible by such holder. Other original issue discount on the Mortgage Assets (e.g., that arising from a "teaser" rate) would still need to be accrued.

      3. Grantor Trust Certificates Representing Interests in ARM Loans

      The OID Regulations do not address the treatment of instruments, such as the Grantor Trust Certificates, which represent interests in ARM Loans. Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority, the Master Servicer will report OID on Grantor Trust Certificates attributable to ARM Loans ("Stripped ARM Obligations") to holders in a manner it believes is consistent with the rules described above under the heading "--Grantor Trust Certificates Representing Interests in Loans Other Than ARM Loans" and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization ("Deferred Interest") to the principal balance of an ARM Loan may require the inclusion of such amount in the income of the Grantor Trust Certificateholder when such amount accrues. Furthermore, the addition of Deferred Interest to the Grantor Trust Certificate's principal balance will result in additional income (including possibly OID income) to the Grantor Trust Certificateholder over the remaining life of such Grantor Trust Certificates.

      Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such Certificates.

C. SALE OR EXCHANGE OF A GRANTOR TRUST CERTIFICATE

      Sale or exchange of a Grantor Trust Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the Grantor Trust Certificate. Such adjusted basis generally will equal the seller's purchase price for the Grantor Trust Certificate, increased by the OID included in the seller's gross income with respect to the Grantor Trust Certificate, and reduced by principal payments on the Grantor Trust Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Grantor Trust Certificate is a "capital asset" within the meaning of Code Section 1221, and will generally be long-term capital gain if the Grantor Trust Certificate has been owned for more than one year. Long-

term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held less than twelve months are generally subject to ordinary income tax rates. The use of capital losses is limited.

      It is possible that capital gain realized by holders of one or more classes of Grantor Trust Certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a Grantor Trust Certificate will be part of a conversion transaction if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and (i) the holder entered the contract to sell the Grantor Trust Certificate substantially contemporaneously with acquiring the Grantor Trust Certificate, (ii) the Grantor Trust Certificate is part of a straddle, (iii) the Grantor Trust Certificate is marketed or sold as producing capital gain, or (iv) other transactions to be specified in Treasury regulations that have not yet been issued. If the sale or other disposition of a Grantor Trust Certificate is part of a conversion transaction, all or any portion of the gain realized upon the sale or other disposition would be treated as ordinary income instead of capital gain.

      Grantor Trust Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Grantor Trust Certificate by a bank or a thrift institution to which such section applies will be treated as ordinary income or loss.


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D. NON-U.S. PERSONS

      Generally, to the extent that a Grantor Trust Certificate evidences ownership in underlying Mortgage Assets that were issued on or before July 18, 1984, interest or OID paid by the person required to withhold tax under Code
Section 1441 or 1442 to (i) an owner that is not a U.S. Person (as defined below) or (ii) a Grantor Trust Certificateholder holding on behalf of an owner that is not a U.S. Person will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty, unless such income is effectively connected with a U.S. trade or business of such owner or beneficial owner. Accrued OID recognized by the owner on the sale or exchange of such a Grantor Trust Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Grantor Trust Certificate evidences ownership in Mortgage Assets issued after July 18, 1984, by natural persons if such Grantor Trust Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Grantor Trust Certificateholder under penalties of perjury, certifying that such Grantor Trust Certificateholder is not a U.S. Person and providing the name and address of such Grantor Trust Certificateholder). To the extent payments to Grantor Trust Certificateholders that are not U.S. Persons are payments of "contingent interest" on the underlying Mortgage Assets, or such Grantor Trust Certificateholder is ineligible for the exemption described in the preceding sentence, the 30% withholding tax will apply unless such withholding taxes are reduced or eliminated by an applicable tax treaty and such holder meets the eligibility and certification requirements necessary to obtain the benefits of such treaty. Additional restrictions apply to Mortgage Assets where the mortgagor is not a natural person in order to qualify for the exemption from withholding. If capital gain derived from the sale, retirement or other disposition of a Grantor Trust Certificate is effectively connected with a U.S. trade or business of a Grantor Trust Certificateholder that is not a U.S. Person, such Certificateholder will be taxed on the net gain under the graduated U.S. federal income tax rates applicable to U.S. Persons (and, with respect to Grantor Trust Certificates held by or on behalf of corporations, also may be subject to branch profits tax). In addition, if the Trust Fund acquires a United States real property interest through foreclosure, deed in lieu of foreclosure or otherwise on a Mortgage Asset secured by such an interest (which for this purpose includes real property located in the United States and the Virgin Islands), a Grantor Trust Certificateholder that is not a U.S. Person will potentially be subject to federal income tax on any gain attributable to such real property interest that is allocable to such holder. Non-U.S. Persons should consult their tax advisors regarding the application to them of the foregoing rules.

      As used herein, a "U.S. Person" means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a U.S. Person under any applicable Treasury regulations), an estate the income of which from sources outside the United States is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust. In addition, certain trusts treated as U.S. Persons before August 20, 1996 may elect to continue to be so treated to the extent provided in regulations.

E. INFORMATION REPORTING AND BACKUP WITHHOLDING

      The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such Certificates as nominees on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a Grantor Trust Certificate to (or through) a broker, the broker must withhold 31% of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient, or (ii) the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that such seller is a Non-U.S. Person, and certain other


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conditions are met. Such as sale must also be reported by the broker to the IRS, unless either (a) the broker determines that the seller is an exempt recipient or (b) the seller certifies its non-U.S. Person status (and certain other conditions are met). Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

      On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

REMICS

      The Trust Fund relating to a Series of Certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however "--Taxation of Owners of REMIC Residual Certificates" and "--Prohibited Transactions" below), if a Trust Fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interests in a REMIC as described below under "Taxation of Owners of REMIC Residual Certificates," the Code provides that a Trust Fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related Certificates (the "REMIC Certificates") may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of the status of a trust fund as a REMIC, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each Trust Fund that elects REMIC status, Brown & Wood LLP or Cadwalader, Wickersham & Taft or Latham & Watkins or such other counsel as may be specified in the related Prospectus Supplement will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Pooling and Servicing Agreement, such Trust Fund will qualify as a REMIC, and the related Certificates will be considered to be regular interests ("REMIC Regular Certificates") or a sole class of residual interests ("REMIC Residual Certificates") in the REMIC. The related Prospectus Supplement for each Series of Certificates will indicate whether the Trust Fund will make a REMIC election and whether a class of Certificates will be treated as a regular or residual interest in the REMIC.

      A "qualified mortgage" for REMIC purposes is any obligation (including certificates of participation in such an obligation and any "regular interest" in another REMIC) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC.

      In general, with respect to each Series of Certificates for which a REMIC election is made, (i) Certificates held by a thrift institution taxed as a "domestic building and loan association" will constitute assets described in Code Section 7701(a)(19)(C); (ii) Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A); and (iii) interest on Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the Certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets.

      Tiered REMIC Structures. For certain Series of Certificates, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs (respectively, the "Subsidiary REMIC" and the "Master REMIC") for federal income tax purposes. Upon the issuance of any such Series of Certificates, Brown &


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Wood LLP or Cadwalader, Wickersham & Taft or Latham & Watkins or such other counsel as may be specified in the related Prospectus Supplement, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC, and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMIC or REMICs, respectively, will be considered to evidence ownership of regular interests ("REMIC Regular Certificates") or residual interests ("REMIC Residual Certificates") in the related REMIC within the meaning of the REMIC provisions.

      Other than the residual interest in a Subsidiary REMIC, only REMIC Certificates issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC or REMICs and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be (i) "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code;
(ii) "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and (iii) whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code.

A. TAXATION OF OWNERS OF REMIC REGULAR CERTIFICATES

      General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

      Original Issue Discount and Premium. The REMIC Regular Certificates may be issued with OID. Generally, such OID, if any, will equal the difference between the "stated redemption price at maturity" of a REMIC Regular Certificate and its "issue price." Holders of any class of Certificates issued with OID will be required to include such OID in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest as it accrues rather than in accordance with receipt of the interest payments. The following discussion is based in part on the OID Regulations and in part on the provisions of the Tax Reform Act of 1986 (the "1986 Act"). Holders of REMIC Regular Certificates (the "REMIC Regular Certificateholders") should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the REMIC Regular Certificates.

      Rules governing OID are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the REMIC Regular Certificates and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations, which regulations have not yet been issued. The legislative history of the 1986 Act (the "Legislative History") provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such REMIC Regular Certificates. The Prospectus Supplement for each Series of REMIC Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of OID. No representation is made that the REMIC Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

      In general, each REMIC Regular Certificate will be treated as a single installment obligation issued with an amount of OID equal to the excess of its "stated redemption price at maturity" over its "issue price." The issue price of a REMIC Regular Certificate is the first price at which a substantial amount of REMIC Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the date of their initial issuance (the "Closing Date"), the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial Certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate. The stated redemption price at maturity of a REMIC Regular Certificate includes the original principal amount of the REMIC Regular Certificate, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Qualified stated interest generally means interest payable at a single fixed rate or qualified


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variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the REMIC Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on REMIC Regular Certificates with respect to which Deferred Interest will accrue will not constitute qualified stated interest payments, and the stated redemption price at maturity of such REMIC Regular Certificates includes all distributions of interest as well as principal thereon.

      Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is longer than the interval between subsequent Distribution Dates, the greater of any original issue discount (disregarding the rate in the first period) and any interest foregone during the first period is treated as the amount by which the stated redemption price at maturity of the Certificate exceeds its issue price for purposes of the de minimis rule described below. The OID Regulations suggest that all interest on a long first period REMIC Regular Certificate that is issued with non-de minimis OID, as determined under the foregoing rule, will be treated as OID. Where the interval between the issue date and the first Distribution Date on a REMIC Regular Certificate is shorter than the interval between subsequent Distribution Dates, interest due on the first Distribution Date in excess of the amount that accrued during the first period would be added to the Certificates, stated redemption price at maturity. REMIC Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a REMIC Regular Certificate.

      Under the de minimis rule, OID on a REMIC Regular Certificate will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the REMIC Regular Certificate multiplied by the weighted average maturity of the REMIC Regular Certificate. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the REMIC Regular Certificate and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a Series of REMIC Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the REMIC Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

      The Prospectus Supplement with respect to a Trust Fund may provide for certain REMIC Regular Certificates to be issued at prices significantly exceeding their principal amounts or based on notional principal balances (the "Super-Premium Certificates"). The income tax treatment of such REMIC Regular Certificates is not entirely certain. For information reporting purposes, the Trust Fund intends to take the position that the stated redemption price at maturity of such REMIC Regular Certificates is the sum of all payments to be made on such REMIC Regular Certificates determined under the Prepayment Assumption, with the result that such REMIC Regular Certificates would be issued with OID. The calculation of income in this manner could result in negative original issue discount (which delays future accruals of OID rather than being immediately deductible) when prepayments on the Mortgage Assets exceed those estimated under the Prepayment Assumption. The IRS might contend, however, that certain contingent payment rules contained in final regulations issued on June 11, 1996, with respect to original issue discount, should apply to such Certificates. Although such rules are not applicable to instruments governed by Code Section 1272(a)(6), they represent the only guidance regarding the current views of the IRS with respect to contingent payment instruments. These proposed regulations, if applicable, generally would require holders of Regular Interest Certificates to take the payments considered contingent interest payments into income on a yield to maturity basis in accordance with a schedule of projected payments provided by the Depositor and to make annual adjustments to income to account for the difference between actual payments received and projected payment amounts accrued. In the alternative, the IRS could assert that the stated redemption price at maturity of such REMIC Regular Certificates should be limited to their principal amount (subject to the discussion below under "--Accrued Interest Certificates"), so that such REMIC Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under "--Taxation of Owners of REMIC Regular Certificates--Premium" would apply. It is unclear when a loss may


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be claimed for any unrecovered basis for a Super-Premium Certificate. It is possible that a holder of a Super-Premium Certificate may only claim a loss when its remaining basis exceeds the maximum amount of future payments, assuming no further prepayments or when the final payment is received with respect to such Super-Premium Certificate.

      Under the REMIC Regulations, if the issue price of a REMIC Regular Certificate (other than REMIC Regular Certificate based on a notional amount) does not exceed 125% of its actual principal amount, the interest rate is not considered disproportionately high. Accordingly, such REMIC Regular Certificate generally should not be treated as a Super-Premium Certificate and the rules described below under "--REMIC Regular Certificates--Premium" should apply. However, it is possible that holders of REMIC Regular Certificates issued at a premium, even if the premium is less than 25% of such Certificate's actual principal balance, will be required to amortize the premium under an original issue discount method or contingent interest method even though no election under Code Section 171 is made to amortize such premium.

      Generally, a REMIC Regular Certificateholder must include in gross income the "daily portions," as determined below, of the OID that accrues on a REMIC Regular Certificate for each day a Certificateholder holds the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, a calculation will be made of the portion of the OID that accrues during each successive period ("an accrual period") that ends on the day in the calendar year corresponding to a Distribution Date (or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the REMIC Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the REMIC Regular Certificates under the Prepayment Assumption and (b) any payments included in the stated redemption price at maturity received during such accrual period, and (ii) subtracting from that total the adjusted issue price of the REMIC Regular Certificates at the beginning of such accrual period. The adjusted issue price of a REMIC Regular Certificate at the beginning of the first accrual period is its issue price; the adjusted issue price of a REMIC Regular Certificate at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period. The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID may be determined according to an appropriate allocation under any reasonable method.

      A subsequent purchaser of a REMIC Regular Certificate issued with OID who purchases the REMIC Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that REMIC Regular Certificate. In computing the daily portions of OID for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that REMIC Regular Certificate exceeds the following amount: (a) the sum of the issue price plus the aggregate amount of OID that would have been includible in the gross income of an original REMIC Regular Certificateholder (who purchased the REMIC Regular Certificate at its issue price), less (b) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that REMIC Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.


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      Variable Rate REMIC Regular Certificates. REMIC Regular Certificates may
provide for interest based on a variable rate. Interest based on a variable rate will constitute qualified stated interest and not contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates," one "qualified inverse floating rate," or a combination of "qualified floating rates "--that do not operate in a manner that significantly accelerates or defers interest payments on such REMIC Regular Certificates.

      The amount of OID with respect to a REMIC Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount and Premium" by assuming generally that the index used for the variable rate will remain fixed throughout the term of the Certificate. Appropriate adjustments are made for the actual variable rate.

      Although unclear at present, the Depositor intends to treat interest on a REMIC Regular Certificate that is a weighted average of the net interest rates on Mortgage Loans as qualified stated interest. In such case, the weighted average rate used to compute the initial pass-through rate on the REMIC Regular Certificates will be deemed to be the index in effect through the life of the REMIC Regular Certificates. It is possible, however, that the IRS may treat some or all of the interest on REMIC Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may effect the timing of income accruals on such REMIC Regular Certificates.

      Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market discount or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were to be made with respect to a REMIC Regular Certificate with market discount, the Certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See "--REMIC Regular Certificates--Premium" herein. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable without the consent of the IRS.

      Market Discount. A purchaser of a REMIC Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of (i) the REMIC Regular Certificate's stated principal amount or, in the case of a REMIC Regular Certificate with OID, the adjusted issue price (determined for this purpose as if the purchaser had purchased such REMIC Regular Certificate from an original holder) over (ii) the price for such REMIC Regular Certificate paid by the purchaser. A Certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing amounts included in such certificate's stated redemption price at maturity. In particular, under Section 1276 of the Code such a holder generally will be required to allocate each such distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies.

      Market discount with respect to a REMIC Regular Certificate will be considered to be zero if the amount allocable to the REMIC Regular Certificate is less than 0.25% of such REMIC Regular Certificate's stated redemption price at maturity multiplied by such REMIC Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a REMIC Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the REMIC Regular Certificate, and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore,


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investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

      The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986, shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

      The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest method rate or according to one of the following methods. For REMIC Regular Certificates issued with OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount and (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For REMIC Regular Certificates issued without OID, the amount of market discount that accrues during a period is equal to the product of (a) the total remaining market discount and (b) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the REMIC Regular Certificates) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of OID will apply.

      A holder who acquired a REMIC Regular Certificate at a market discount also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

      Premium. A purchaser of a REMIC Regular Certificate that purchases the REMIC Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the REMIC Regular Certificate at a premium and may elect to amortize such premium under a constant yield method. A Certificateholder that makes this election for a Certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder acquires during the year of the election or thereafter. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the REMIC Regular Certificate for this purpose. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether such Certificates have OID) will also apply in amortizing bond premium under Code Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such REMIC Regular Certificates and will be applied as an offset against such interest payment. On June 27, 1996, the IRS published in the Federal Register proposed regulations on the amortization of bond premium. The foregoing discussion is based in part on such proposed regulations. On December 30, 1997, the IRS issued the Amortizable Bond Premium Regulations, which generally are effective for bonds acquired on or after March 2, 1998 or, for holders making an election to amortize bond premium as described above for the taxable year that includes March 2, 1998 or any subsequent taxable year, will apply to bonds held on or after the first day of the taxable year in which the election is made. Neither the proposed regulations nor the final regulations, by their express terms, apply to prepayable securities described in Section 1272(a)(6) of the Code, such as the REMIC


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Regular Certificates. Certificateholders should consult their tax advisors regarding the possibility of making an election to amortize any such bond premium.

      Deferred Interest. Certain classes of REMIC Regular Certificates may provide for the accrual of Deferred Interest with respect to one or more ARM Loans. Any Deferred Interest that accrues with respect to a class of REMIC Regular Certificates will constitute income to the holders of such Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such Certificates will constitute qualified stated interest or whether all or a portion of the interest payable on such Certificates must be included in the stated redemption price at maturity of the Certificates and accounted for as OID (which could accelerate such inclusion). Interest on REMIC Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such REMIC Regular Certificates.

      Sale, Exchange or Redemption. If a REMIC Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the REMIC Regular Certificate. Such adjusted basis generally will equal the cost of the REMIC Regular Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the REMIC Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a REMIC Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over an allocable portion of the holder's adjusted basis in the REMIC Regular Certificate. A REMIC Regular Certificateholder who receives a final payment that is less than the holder's adjusted basis in the REMIC Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "--Market Discount" above, any such gain or loss will be capital gain or loss, provided that the REMIC Regular Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

      Such capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individual on capital assets held less than twelve months are generally subject to ordinary income tax rates. The use of capital losses is limited.

      Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income with respect to the REMIC Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code Section 1274(d) determined as of the date of purchase of such REMIC Regular Certificate, over (ii) the amount actually includible in such holder's income. Gain from the sale or other disposition of a REMIC Regular Certificate that might otherwise be capita gain will be treated as ordinary income if the REMIC Regular Certificate is held as part of a "conversion transaction" as defined in Code section 1258(c), up to the amount of interest that would have accrued on the REMIC Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, or if the REMIC Regular Certificate is held as part of a straddle. Potential investors should consult their tax advisors with respect to tax consequences of ownership and disposition of an investment in REMIC Regular Certificates in their particular circumstances.

      It is possible that capital gain realized by holders of one or more classes of REMIC Regular Certificates could be considered gain realized upon the disposition of property that was part of a "conversion transaction." A sale of a REMIC Regular Certificate will be part of a "conversion transaction" if substantially all of the holder's expected return is attributable to the time value of the holder's net investment, and (i) the holder entered the contract to sell the


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REMIC Regular Certificate substantially contemporaneously with acquiring the
REMIC Regular Certificate, (ii) the REMIC Regular Certificate is part of a straddle, (iii) the REMIC Regular Certificate is marketed or sold as producing capital gains, or (iv) other transactions to be specified in Treasury regulations that have not yet been issued. If the sale or other disposition of a REMIC Regular Certificate is part of a conversion transaction, all or a portion of the gain realized upon the sale or other disposition of the REMIC Regular Certificate would be treated as ordinary income instead of capital gain.

      The Certificates will be "evidences of indebtedness" within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a REMIC Regular Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

      The REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of REMIC Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only provide information pertaining to the appropriate proportionate method of accruing market discount.

      Accrued Interest Certificates. Certain of the REMIC Regular Certificates ("Payment Lag Certificates") may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each such Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed such interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed such interval could pay upon purchase of the REMIC Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a REMIC Regular Certificate is allocable to interest that has accrued prior to the issue date ("pre-issuance accrued interest") and the REMIC Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the REMIC Regular Certificate's issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the REMIC Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates. Therefore, in the case of a Payment Lag Certificate, the Trust Fund intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days that the Certificateholder has held such Payment Lag Certificate during the first accrual period.

      Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

      Non-Interest Expenses of the REMIC. Under temporary Treasury regulations, if the REMIC is considered to be a "single-class REMIC," a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those REMIC Regular Certificateholders that are "pass-through interest holders." Certificateholders that are pass-through interest holders should consult their own tax advisors about the impact of these rules on an investment in the REMIC Regular Certificates. See "Pass-Through of Non-Interest Expenses of the REMIC" under "Taxation of Owners of REMIC Residual Certificates" below.

      Effects of Defaults, Delinquencies and Losses. Certain Series of Certificates may contain one or more classes of Subordinated Certificates, and in the event there are defaults or delinquencies on the Mortgage Assets, amounts that would otherwise be distributed on the Subordinated Certificates may instead be distributed on the Senior Certificates. Subordinated Certificateholders nevertheless will be required to report income with respect to such Certificates under an accrual method without giving effect to delays and reductions in distributions on such Subordinated Certificates attributable to defaults and delinquencies on the Mortgage Assets, except to the extent that


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it can be established that such amounts are uncollectible. As a result, the amount of income reported by a Subordinated Certificateholder in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinated Certificate is reduced as a result of defaults and delinquencies on the Mortgage Assets.

      Although not entirely clear, it appears that holders of REMIC Regular Certificates that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such Certificates becoming wholly or partially worthless, and that, in general, holders of Certificates that are not corporations should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such Certificates becoming wholly worthless. Potential investors and holders of the Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Certificates, including any loss resulting from the failure to recover previously accrued interest or discount income. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Certificates.

      Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the REMIC Regular Certificates to a REMIC Regular Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if (i) such REMIC Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer; (ii) such REMIC Regular Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the issuer; and (iii) such REMIC Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the REMIC Regular Certificateholder under penalties of perjury, certifying that such REMIC Regular Certificateholder is a foreign person and providing the name and address of such REMIC Regular Certificateholder). If a REMIC Regular Certificateholder is not exempt from withholding, distributions of interest to such holder, including distributions in respect of accrued OID, may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty. If the interest on a REMIC Regular Certificate is effectively connected with the conduct by the Non-U.S. REMIC Regular Certificateholder of a trade or business within the United States, then the Non-U.S. REMIC Regular Certificateholder will be subject to U.S. income tax at regular graduated rates. Such a Non-U.S. REMIC Regular Certificateholder also may be subject to the branch profits tax.

      Further, a REMIC Regular Certificate will not be included in the estate of a non-resident alien individual that does not actually or constructively own 10% or more of the combined voting power of all classes of equity in the Issuer and will not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

      REMIC Regular Certificateholders who are not U.S. Persons and persons related to such holders should not acquire any REMIC Residual Certificates, and holders of REMIC Residual Certificates (the "REMIC Residual Certificateholder") and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so. In addition, the IRS may assert that non-U.S Persons that own directly or indirectly, a greater than 10% interest in any Mortgagor, and foreign corporations that are "controlled foreign corporations" as to the United States of which such a Mortgagor is a "United States shareholder" within the meaning of Section 951(b) of the Code, are subject to United States withholding tax on interest distributed to them to the extent of interest concurrently paid by the related Mortgagor.

      For these purposes, a "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate the income of which from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business or a


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trust as to which (i) a court in the United States is able to exercise primary supervision over its administration and (ii) one or more U.S. Persons have the right to control all substantial decisions of the trust.

      Information Reporting and Backup Withholding. The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a REMIC Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist REMIC Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to beneficial owners or financial intermediaries that hold such REMIC Regular Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any payments with respect to any payments to registered owners who are not "exempt recipients." In addition, upon the sale of a REMIC Regular Certificate to (or through) a broker, the broker must withhold 31% of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient, or
(ii) the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Person, certifies that such seller is a Non-U.S. Person, and certain other conditions are met. Such as sale must also be reported by the broker to the IRS, unless either (a) the broker determines that the seller is an exempt recipient or (b) the seller certifies its non-U.S. Person status (and certain other conditions are met). Certification of the registered owner's non-U.S. Person status normally would be made on IRS Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

      On October 6, 1997, the Treasury Department issued the New Regulations, which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

B. TAXATION OF OWNERS OF REMIC RESIDUAL CERTIFICATES

      Allocation of the Income of the REMIC to the REMIC Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See "--Prohibited Transactions and Other Taxes" below. Instead, each original holder of a REMIC Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any REMIC Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding REMIC Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of REMIC Residual Certificates without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitations on the deductibility of "passive losses." As residual interests, the REMIC Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Certificates or as debt instruments issued by the REMIC.

      A REMIC Residual Certificateholder may be required to include taxable income from the REMIC Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (that is, "phantom income"). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying Mortgage Assets and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly


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reduce the after-tax yield of a REMIC Residual Certificate to a REMIC Residual
Certificateholder or cause the REMIC Residual Certificate to have negative "value." Investors should consult their own tax advisors concerning the federal income tax treatment of a REMIC Residual Certificate and the impact of such tax treatment on the after-tax yield of a REMIC Residual Certificate.

      A subsequent REMIC Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such REMIC Residual Certificateholder owns such REMIC Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original REMIC Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a REMIC Residual Certificate that purchased such REMIC Residual Certificate at a price greater than (or less than) the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder. See "--Sale or Exchange of REMIC Residual Certificates" below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

      Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of (i) the income from the Mortgage Assets and the REMIC's other assets and (ii) the deductions allowed to the REMIC for interest and OID on the REMIC Regular Certificates and, except as described above under "--Taxation of Owners of REMIC Regular Certificates--Non-Interest Expenses of the REMIC," other expenses. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC's gross income includes interest, original issue discount income, and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the REMIC Regular Certificates. Note that the timing of cancellation of indebtedness income recognized by REMIC Residual Certificateholders resulting from defaults and delinquencies on Mortgage Assets may differ from the time of the actual loss on the Mortgage Asset. The REMIC's deductions include interest and original issue discount expense on the REMIC Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC and realized losses on the Mortgage Loans. The requirement that REMIC Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC will continue until there are no Certificates of any class of the related Series outstanding.

      For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the REMIC Regular Certificates and the REMIC Residual Certificates (or, if a class of Certificates is not sold initially, its fair market value). Such aggregate basis will be allocated among the Mortgage Assets and other assets of the REMIC in proportion to their respective fair market value. A Mortgage Asset will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or OID) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the REMIC Regular Certificates. The REMIC may elect under Code Section 171 to amortize any premium on the Mortgage Assets. Premium on any Mortgage Asset to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a Mortgage Asset would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to the yield with respect to any underlying mortgage loan originated on or before September 27, 1985. Instead, premium with respect to such a mortgage loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

      The REMIC will be allowed a deduction for interest and OID on the REMIC Regular Certificates. The amount and method of accrual of OID will be calculated for this purpose in the same manner as described above with


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respect to REMIC Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

      A REMIC Residual Certificateholder will not be permitted to amortize the cost of the REMIC Residual Certificate as an offset to its share of the REMIC's taxable income. However, REMIC taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the REMIC Residual Certificates will be added to the issue price of the REMIC Regular Certificates in determining the REMIC's initial basis in its assets. See "--Sale or Exchange of REMIC Residual Certificates" below. For a discussion of possible adjustments to income of a subsequent holder of a REMIC Residual Certificate to reflect any difference between the actual cost of such REMIC Residual Certificate to such holder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original REMIC Residual Certificateholder, see "--Allocation of the Income of the REMIC to the REMIC Residual Certificates" above.

      Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the REMIC Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any REMIC Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such REMIC Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by such REMIC Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of REMIC Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

      Mark to Market Rules. Prospective purchasers of a REMIC Residual Certificate should be aware that the IRS has finalized regulations (the "Mark-to-Market Regulations") which provide that a REMIC Residual Certificate acquired after January 3, 1995 cannot be marked to market. The Mark-to-Market Regulations replaced the temporary regulations which allowed a Residual Certificate to be marked to market provided that it was not a "negative value" residual interest and did not have the same economic effect as a "negative value" residual interest.

      Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the REMIC Residual Certificates. In the case of a single class REMIC, however, the expenses and a matching amount of additional income will be allocated, under temporary Treasury regulations, among the REMIC Regular Certificateholders and the REMIC Residual Certificateholders on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to holders of the related REMIC Regular Certificates.

      In the case of individuals (or trusts, estates or other persons that compute their income in the same manner as individuals) who own an interest in a REMIC Regular Certificate or a REMIC Residual Certificate directly or through a pass-through interest holder that is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g. a partnership, an S corporation or a grantor trust), such expenses will be deductible under Code
Section 67 only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the "Applicable Amount") will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income recognized by REMIC Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each


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pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's non-interest expenses. The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Accordingly, investment in REMIC Residual Certificates will in general not be suitable for individuals or for certain pass-through entities, such as partnerships and S corporations, that have individuals as partners or shareholders.

      Excess Inclusions. A portion of the income on a REMIC Residual Certificate (referred to in the Code as an "excess inclusion") for any calendar quarter will be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not, except as described below, be offset by any unrelated losses, deductions or loss carryovers of a REMIC Residual Certificateholder;
(ii) will be treated as "unrelated business taxable income" within the meaning of Code Section 512 if the REMIC Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see "--Tax-Exempt Investors" below); and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a REMIC Residual Certificateholder that is a foreign investor. See "--Non-U.S. Persons" below.

      Except as discussed in the following paragraph, with respect to any REMIC Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (i) the income of such REMIC Residual Certificateholder for that calendar quarter from its REMIC Residual Certificate over (ii) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the REMIC Residual Certificateholder holds such REMIC Residual Certificate. For this purpose, the daily accruals with respect to a REMIC Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the "adjusted issue price" (as defined below) of the REMIC Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect at the time the REMIC Residual Certificate is issued. For this purpose, the "adjusted issue price" of a REMIC Residual Certificate at the beginning of any calendar quarter equals the issue price of the REMIC Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the REMIC Residual Certificate before the beginning of such quarter. The "federal long-term rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

      In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

      The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

      In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. Third, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. The effect of this last statutory amendment is to prevent the use of nonrefundable tax credits to reduce a taxpayer's income tax below its tentative minimum tax computed only on excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.


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      Payments. Any distribution made on a REMIC Residual Certificate to a REMIC
Residual Certificateholder will be treated as a non-taxable return of capital to the extent it does not exceed the REMIC Residual Certificateholder's adjusted basis in such REMIC Residual Certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate.

      Sale or Exchange of REMIC Residual Certificates. If a REMIC Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the REMIC Residual Certificate (except that the recognition of loss may be limited under the "wash sale" rules described below). A holder's adjusted basis in a REMIC Residual Certificate generally equals the cost of such REMIC Residual Certificate to such REMIC Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to such REMIC Residual Certificateholder with respect to such REMIC Residual Certificate and by the distributions received thereon by such REMIC Residual Certificateholder. In general, any such gain or loss will be capital gain or loss provided the REMIC Residual Certificate is held as a capital asset. Such capital gain or loss will generally be long-term capital gain or loss if the REMIC Regular Certificate was held for more than one year. Long-term capital gains of individuals are subject to reduced maximum tax rates while capital gains recognized by individuals on capital assets held less than twelve months are generally subject to ordinary income tax rates. The use of capital losses is limited. However, REMIC Residual Certificates will be "evidences of indebtedness" within the meaning of Code
Section 582(c)(1), so that gain or loss recognized from sale of a REMIC Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss. In addition, a transfer of a REMIC Residual Certificate that is a "noneconomic residual interest" may be subject to different rules. See "--Tax Related Restrictions on Transfers of REMIC Residual Certificates--Noneconomic REMIC Residual Certificates" below.

      Except as provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires such REMIC Residual Certificate, or acquires any other REMIC Residual Certificate, any residual interest in another REMIC or similar interest in a "taxable mortgage pool" (as defined in Code
Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the "wash sale" rules of Code Section 1091. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but, instead, will increase such REMIC Residual Certificateholder's adjusted basis in the newly acquired asset.

PROHIBITED TRANSACTIONS AND OTHER TAXES

      The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (the "Prohibited Transactions Tax"). In general, subject to certain specified exceptions, a prohibited transaction means the disposition of a Mortgage Asset, the receipt of income from a source other than a Mortgage Asset or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the Mortgage Assets for temporary investment pending distribution on the Certificates. It is not anticipated that the Trust Fund for any Series of Certificates will engage in any prohibited transactions in which it would recognize a material amount of net income.

      In addition, certain contributions to a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC made after the day on which such Trust Fund issues all of its interests could result in the imposition of a tax on the Trust Fund equal to 100% of the value of the contributed property (the "Contributions Tax"). No Trust Fund for any Series of Certificates will accept contributions that would subject it to such tax.

      In addition, a Trust Fund as to which an election has been made to treat such Trust Fund as a REMIC may also be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying income for a real estate investment trust.


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

      Where any Prohibited Transactions Tax, Contributions Tax, tax on net income from foreclosure property or state or local income or franchise tax that may be imposed on a REMIC relating to any Series of Certificates arises out of or results from (i) a breach of the related Servicer's, Trustee's or Depositor's obligations, as the case may be, under the related Agreement for such Series, such tax will be borne by such Servicer, Trustee or Depositor, as the case may be, out of its own funds or (ii) the Depositor's obligation to repurchase a Mortgage Loan, such tax will be borne by the Depositor. In the event that such Servicer, Trustee or Depositor, as the case may be, fails to pay or is not required to pay any such tax as provided above, such tax will be payable out of the Trust Fund for such Series and will result in a reduction in amounts available to be distributed to the Certificateholders of such Series.

LIQUIDATION AND TERMINATION

      If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any Prohibited Transaction Tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and REMIC Residual Certificates within the 90-day period.

      The REMIC will terminate shortly following the retirement of the REMIC Regular Certificates. If a REMIC Residual Certificateholder's adjusted basis in the REMIC Residual Certificate exceeds the amount of cash distributed to such REMIC Residual Certificateholder in final liquidation of its interest, then it would appear that the REMIC Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS

      Solely for the purpose of the administrative provisions of the Code, the REMIC generally will be treated as a partnership and the REMIC Residual Certificateholders will be treated as the partners. Certain information will be furnished quarterly to each REMIC Residual Certificateholder who held a REMIC Residual Certificate on any day in the previous calendar quarter.

      Each REMIC Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the REMIC Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

TAX-EXEMPT INVESTORS

      Any REMIC Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its "unrelated business taxable income" within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a REMIC Residual Certificate that is considered an excess inclusion. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above.


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

RESIDUAL CERTIFICATE PAYMENTS--NON-U.S. PERSONS

      Amounts paid to REMIC Residual Certificateholders who are not U.S. Persons (see "--Taxation of Owners of REMIC Regular Certificates--Non-U.S. Persons" above) are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Amounts distributed to holders of REMIC Residual Certificates should qualify as "portfolio interest," subject to the conditions described in "--Taxation of Owners of REMIC Regular Certificates" above, but only to the extent that the underlying mortgage loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a REMIC Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the REMIC Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have OID. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the REMIC Residual Certificates do not have significant value). See "--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" above. If the amounts paid to REMIC Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of REMIC Residual Certificates, see "--Tax-Related Restrictions on Transfers of REMIC Residual Certificates" below.

      REMIC Regular Certificateholders and persons related to such holders should not acquire any REMIC Residual Certificates, and REMIC Residual Certificateholders and persons related to REMIC Residual Certificateholders should not acquire any REMIC Regular Certificates, without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX-RELATED RESTRICTIONS ON TRANSFERS OF REMIC RESIDUAL CERTIFICATES

      Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations" (as defined below). Further, a tax is imposed on the transfer of a residual interest in a REMIC to a "disqualified organization." The amount of the tax equals the product of (A) an amount (as determined under the REMIC Regulations) equal to the present value of the total anticipated "excess inclusions" with respect to such interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middleman) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A "disqualified organization" means (A) the United States, any State, possession or political subdivision thereof, any foreign government, any international organization or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers' cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on "unrelated business taxable income" and
(C) a rural electric or telephone cooperative.

      A tax is imposed on a "pass-through entity" (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity, provided that all partners of an "electing large partnership" as defined in Section 775 of the Code, are deemed to be disqualified organizations. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a "pass-through entity" means (i) a regulated investment company, real estate investment trust or common trust fund, (ii) a partnership, trust or estate and (iii) certain cooperatives. Except as may


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

be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity. Electing large partnerships (generally, non-service partnerships with 100 or more members electing to be subject to simplified IRS reporting provisions under Code sections 771 through
777) will be taxable on excess inclusion income as if all partners were disqualified organizations.

      In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the Master Servicer. The Master Servicer will grant such consent to a proposed transfer only if it receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the REMIC Residual Certificate as a nominee or agent for a disqualified organization and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the REMIC Residual Certificate.

      Noneconomic REMIC Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic REMIC Residual Certificate to a "U.S. Person," as defined above, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic REMIC Residual Certificate is any REMIC Residual Certificate (including a REMIC Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, (i) the present value of the expected future distributions on the REMIC Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if (i) the transferor conducted a reasonable investigation of the transferee and (ii) the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due. If a transfer of a Noneconomic REMIC Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the REMIC Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

      Foreign Investors. The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person unless such transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United Sates trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expect that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The provisions in the REMIC Regulations regarding transfers of REMIC Residual Certificates that have tax avoidance potential to foreign persons are effective for all transfers after June 30, 1992. The Pooling and Servicing Agreement will provide that no record or beneficial ownership interest in a REMIC Residual Certificate may be transferred, directly or indirectly, to a non-U.S. Person unless such person provides the Trustee with a duly completed IRS Form 4224 and the Trustee consents to such transfer in writing.

      Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through


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entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

                            STATE TAX CONSIDERATIONS

      In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Certificates.

                          CERTAIN ERISA CONSIDERATIONS

GENERAL

      Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans subject thereto ("ERISA Plans") and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such ERISA Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Certificates without regard to the ERISA considerations described below, subject to other applicable federal, state or local law. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

      Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan.

PROHIBITED TRANSACTIONS

   GENERAL

      Section 406 of ERISA prohibits parties in interest with respect to an ERISA Plan from engaging in certain transactions involving such Plan and its assets unless a statutory or administrative exemption applies to the transaction. In some cases, a civil penalty may be assessed on non-exempt prohibited transactions pursuant to Section 502(i) of ERISA. Section 4975 of the Code imposes certain excise taxes on similar transactions between employee benefit plans and certain other retirement plans and arrangements, subject thereto including individual retirement accounts or annuities and Keogh plans, subject thereto and disqualified persons with respect to such plans and arrangements (together with ERISA Plans, "Plans").

      The United States Department of Labor ("Labor") has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity investment" will be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the Plan unless certain exceptions apply.

      Under the terms of the regulation, the Trust may be deemed to hold plan assets by reason of a Plan's investment in a Certificate; such plan assets would include an undivided interest in the Mortgage Loans and any other assets held by the Trust. In such an event, the Depositor, the Master Servicer, any Sub-Servicer, the Trustee, any insurer of the Mortgage Assets and other persons, in providing services with respect to the assets of the Trust,


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may become fiduciaries subject to the fiduciary responsibility provisions of
Title I of ERISA, or may otherwise become parties in interest or disqualified persons, with respect to such Plan. In addition, transactions involving such assets could constitute or result in prohibited transactions under Section 406 of ERISA or Section 4975 of the Code unless such transactions are subject to a statutory or administrative exemption.

      The regulations contain a de minimis safe-harbor rule that exempts the assets of an entity from plan assets status as long as the aggregate equity investment in such entity by plans is not significant. For this purpose, equity participation in the entity will be significant if immediately after any acquisition of any equity interest in the entity, "benefit plan investors" in the aggregate, own at least 25% of the value of any class of equity interest (excluding equity interests held by persons who have discretionary authority or control with respect to the assets of the entity (or held by affiliates of such persons)). "Benefit plan investors" are defined as Plans as well as employee benefit plans not subject to Title I of ERISA (e.g., governmental plans and foreign plans) and entities whose underlying assets include plan assets by reason of plan investment in such entities. The 25% limitation must be met with respect to each class of equity interests, regardless of the portion of total equity value represented by such class, on an ongoing basis.

   AVAILABILITY OF UNDERWRITER'S EXEMPTION FOR CERTIFICATES

      Labor has granted to Morgan Stanley & Co. Incorporated Prohibited Transaction Exemption 90-24, Exemption Application No. D-8019, 55 Fed. Reg. 20548 (1990) (the "Exemption") which exempts from the application of the prohibited transaction rules transactions relating to: (1) the acquisition, sale and holding by Plans of certain certificates representing an undivided interest in certain asset-backed pass-through trusts, with respect to which Morgan Stanley & Co. Incorporated or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate; and (2) the servicing, operation and management of such asset-backed pass-through trusts, provided that the general conditions and certain other conditions set forth in the Exemption are satisfied.

      General Conditions of the Exemption. Section II of the Exemption sets forth the following general conditions which must be satisfied before a transaction involving the acquisition, sale and holding of the Certificates or a transaction in connection with the servicing, operation and management of the Trust may be eligible for exemptive relief thereunder:

      (1) The acquisition of the Certificates by a Plan is on terms (including the price for such Certificates) that are at least as favorable to the investing Plan as they would be in an arm's-length transaction with an unrelated party;

      (2) The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust with respect to the right to receive payment in the event of default or delinquencies in the underlying assets of the Trust;

      (3) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any of Duff & Phelps Credit Rating Co., Fitch Investors Service, L.P., Moody's Investors Service, Inc. and Standard & Poor's Ratings Services;

      (4) The Trustee is not an affiliate of the Depositor, any Underwriter, the Master Servicer, any insurer of the Mortgage Assets, any borrower whose obligations under one or more Mortgage Loans constitute more than 5% of the aggregate unamortized principal balance of the assets in the Trust, or any of their respective affiliates (the "Restricted Group");

      (5) The sum of all payments made to and retained by the Underwriter in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting such Certificates; the sum of all payments made to and retained by the Asset Seller pursuant to the sale of the Mortgage Loans to the Trust represents not more than the fair market value of such Mortgage Loans; the sum of all payments made to and retained by the


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Master Servicer represent not more than reasonable compensation for the Master
Servicer's services under the Pooling Agreement and reimbursement of the Master Servicer's reasonable expenses in connection therewith; and

      (6) The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933 as amended.

      Before purchasing a Certificate in reliance on the Exemption, a fiduciary of a Plan should itself confirm (a) that the Certificates constitute "certificates" for purposes of the Exemption and (b) that the general conditions and other requirements set forth in the Exemption would be satisfied.

REVIEW BY PLAN FIDUCIARIES

      Any Plan fiduciary considering whether to purchase any Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Certificates, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions. In this regard, purchasers that are insurance companies should determine the extent to which Prohibited Transaction Class Exemption 95-60 (for certain transactions involving insurance company general accounts) may be available. The Prospectus Supplement with respect to a series of Certificates may contain additional information regarding the application of the Exemption, Prohibited Transaction Class Exemption 83-1 (for certain transactions involving mortgage pool investment trusts), or any other exemption, with respect to the Certificates offered thereby.

                                LEGAL INVESTMENT

      The Prospectus Supplement for each series of Offered Certificates will identify those classes of Offered Certificates, if any, which constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, only those classes of Offered Certificates that (i) are rated in one of the two highest rating categories by one or more Rating Agencies and (ii) are part of a series representing interests in a Trust Fund consisting of Mortgage Loans or MBS, provided that such Mortgage Loans (or the Mortgage Loans underlying the MBS) are secured by first liens on Mortgaged Property and were originated by certain types of originators as specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA (the "SMMEA Certificates"). As "mortgage related securities," the SMMEA Certificates will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, depository insitutions, insurance companies, trustees and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff established by SMMEA for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" (effective December 31, 1996) to include, in relevant part, Offered Certificates satisfying the rating, first lien and qualified originator requirements for "mortgage related securities," but representing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to
Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of Offered Certificates. Accordingly, investors affected by such legislation, when and if enacted, will be authorized to invest in SMMEA Certificates only to the extent provided in such legislation.


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      SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.
Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage-related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of Offered Certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration ("NCUA") has adopted rules, codified at 12 C.F.R. Section 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. Section 703.140.

      All depository institutions considering an investment in the Offered Certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council (the "FFIEC"), which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the Office of Thrift Supervision effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes. Until October 1, 1998, federal credit unions will still be subject to the FFIEC's now-superseded "Supervisory Policy Statement on Securities Activities" dated January 28, 1992, as adopted by the NCUA with certain modifications, which prohibited depository institutions from investing in certain "high-risk mortgage securities," except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions.

      Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Offered Certificates, as certain series or classes may be deemed to be unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any Offered Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

      If specified in the related Prospectus Supplement, other classes of Offered Certificates offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of


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

such Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Certificates, may be subject to significant interpretive uncertainties.

      Except as to the status of certain classes of Offered Certificates identified in the Prospectus Supplement for a series as "mortgage related securities" under SMMEA, no representations are made as to the proper characterization of the Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

      Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                              PLAN OF DISTRIBUTION

      The Offered Certificates offered hereby and by the Supplements to this Prospectus will be offered in series. The distribution of the Certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Offered Certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Morgan Stanley & Co. Incorporated ("Morgan Stanley") acting as underwriter with other underwriters, if any, named therein. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Offered Certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of Offered Certificates, underwriters may receive compensation from the Depositor or from purchasers of Offered Certificates in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

      Alternatively, the Prospectus Supplement may specify that Offered Certificates will be distributed by Morgan Stanley acting as agent or in some cases as principal with respect to Offered Certificates that it has previously purchased or agreed to purchase. If Morgan Stanley acts as agent in the sale of Offered Certificates, Morgan Stanley will receive a selling commission with respect to such Offered Certificates, depending on market conditions, expressed as a percentage of the aggregate Certificate Balance or notional amount of such Offered Certificates as of the Cut-off Date. The exact percentage for each series of Certificates will be disclosed in the related Prospectus Supplement. To the extent that Morgan Stanley elects to purchase Offered Certificates as principal, Morgan Stanley may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Offered Certificates of such series.

      The Depositor will indemnify Morgan Stanley and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Morgan Stanley and any underwriters may be required to make in respect thereof.

      In the ordinary course of business, Morgan Stanley and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the Certificates.

      Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Offered Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

      As to each series of Certificates, only those classes rated in an investment grade rating category by any Rating Agency will be offered hereby. Any non-investment-grade class may be initially retained by the Depositor, and may be sold by the Depositor at any time in private transactions.

                                  LEGAL MATTERS

      Certain legal matters in connection with the Certificates, including certain federal income tax consequences, will be passed upon for the Depositor by Cadwalader, Wickersham & Taft or Latham & Watkins, New York, New York or Brown & Wood LLP, New York, New York or such other counsel as may be specified in the related Prospectus Supplement.

                              FINANCIAL INFORMATION

      A new Trust Fund will be formed with respect to each series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATING

      It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

      Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.


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                         INDEX OF PRINCIPAL DEFINITIONS

                                                             Page(s) on which
                                                             term is defined
Term                                                         in the Prospectus
----                                                         -----------------

Accrual Certificates.........................................................9
ADA.........................................................................74
Applicable Amount...........................................................95
ARM Loans...............................................................26, 80
Asset Conservation Act......................................................70
Asset Seller................................................................22
Assets.......................................................................1
Balloon Mortgage Loans......................................................18
Bankruptcy Code.............................................................65
Book-Entry Certificates.....................................................32
Cash Flow Agreement..........................................................8
Cash Flow Agreements.........................................................1
Cede.....................................................................3, 39
CERCLA..................................................................20, 70
Certificate Account.........................................................43
Certificate Balance..........................................................9
Certificate Owners..........................................................39
Certificateholders...........................................................3
Closing Date................................................................85
Commercial Loans............................................................22
Commercial Properties........................................................6
Commission...................................................................2
Contributions Tax...........................................................97
Cooperatives................................................................23
Covered Trust...............................................................57
CPR.........................................................................30
Credit Support........................................................1, 8, 28
Crime Control Act...........................................................75
Deferred Interest...........................................................82
Definitive Certificates.................................................32, 40
Depositor...................................................................22
Determination Date..........................................................33
DTC......................................................................3, 39
Due Period..................................................................33
Environmental Hazard Condition..............................................71
Equity Participations.......................................................26
ERISA......................................................................101
Exchange Act.................................................................3
Exemption..................................................................102
FDIC........................................................................43
FHLMC.......................................................................53
FNMA........................................................................71
Government Securities.................................................1, 7, 22
Indirect Participants.......................................................39
Insurance Proceeds..........................................................44
IRS.........................................................................77
L/C Bank....................................................................58


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                                                             Page(s) on which
                                                             term is defined
Term                                                         in the Prospectus
----                                                         -----------------

Labor......................................................................101
Lease........................................................................3
Lease Assignment.............................................................1
Legislative History.........................................................85
Lessee.......................................................................3
Liquidation Proceeds........................................................44
Lock-out Date...............................................................26
Lock-out Period.............................................................26
Mark-to-Market Regulations..................................................95
Master REMIC................................................................84
MBS...................................................................1, 5, 22
MBS Agreement...............................................................26
MBS Issuer..................................................................26
MBS Servicer................................................................26
MBS Trustee.................................................................26
Morgan Stanley.............................................................105
Mortgage Loans........................................................1, 5, 22
Mortgage Notes..............................................................23
Mortgage Rate............................................................7, 26
Mortgages...................................................................23
Multifamily Loans...........................................................22
Multifamily Properties...................................................6, 22
NCUA.......................................................................104
Nonrecoverable Advance......................................................36
OID.....................................................................75, 77
OID Regulations.............................................................77
Originator..................................................................23
Participants................................................................39
Pass-Through Rate........................................................9, 34
Payment Lag Certificates....................................................91
Permitted Investments.......................................................43
Plans......................................................................101
Prepayment Assumption.......................................................81
Prepayment Premium..........................................................26
Prohibited Transactions Tax.................................................97
RCRA........................................................................70
Record Date.................................................................33
Related Proceeds............................................................36
Relief Act..................................................................74
REMIC Certificates..........................................................84
REMIC Regular Certificateholders............................................85
REMIC Regular Certificates..............................................12, 84
REMIC Regulations...........................................................75
REMIC Residual Certificateholder............................................92
REMIC Residual Certificates.............................................84, 94
REO Extension...............................................................63
REO Tax.....................................................................64
Restricted Group...........................................................102
RICO........................................................................74
Senior Certificates......................................................9, 32
Servicing Standard..........................................................47
SMMEA......................................................................103
SMMEA Certificates.........................................................103
Special Servicer.........................................................5, 48


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                                                             Page(s) on which
                                                             term is defined
Term                                                         in the Prospectus
----                                                         -----------------

Stripped ARM Obligations....................................................82
Stripped Bond Certificates..................................................79
Stripped Coupon Certificates................................................79
Stripped Interest Certificates...........................................9, 32
Stripped Principal Certificates..........................................9, 32
Subordinate Certificates.................................................9, 32
Sub-Servicer................................................................47
Sub-Servicing Agreement.....................................................48
Subsidiary REMIC............................................................84
Super-Premium Certificates..................................................86
Title V.....................................................................73
Trust Assets.................................................................2
Trust Fund...................................................................1
UCC.........................................................................39
Voting Rights...............................................................21
Warrantying Party...........................................................42


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